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                                                                         EX-10.1
                                                                  CONFORMED COPY

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                               CREDIT AGREEMENT


                           dated as of June 26, 1996


                                     among


                            NATIONAL PROPANE, L.P.,


                      THE FIRST NATIONAL BANK OF BOSTON,

                     as Administrative Agent and a Lender,


                           BANK OF AMERICA NT & SA,

                                 as a Lender,


                                      and


                             BA SECURITIES, INC.,

                             as Syndication Agent


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                                    - 1 -


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                               TABLE OF CONTENTS

Article  Section                                                          Page

ARTICLE I  DEFINITIONS..................................................... 1
      SECTION 1.01.  Defined Terms......................................... 1
      SECTION 1.02.  Terms Generally...................................... 35
      SECTION 1.03.  Types of Borrowings.................................. 35

ARTICLE II  THE CREDITS................................................... 35
      SECTION 2.01.  Commitment to Make Loans............................. 35
      SECTION 2.02.  Loans................................................ 36
      SECTION 2.03.  Notice of Borrowings................................. 38
      SECTION 2.04.  Notes; Repayment of Loans............................ 39
      SECTION 2.05.  Fees................................................. 39
      SECTION 2.06.  Interest on Loans.................................... 41
      SECTION 2.07.  Default Interest..................................... 42
      SECTION 2.08.  Alternate Rate of Interest........................... 42
      SECTION 2.09.  Termination and Reduction of Commitments............. 42
      SECTION 2.10.  Conversion and Continuation of Tranche B Term
                      Borrowings ......................................... 44
      SECTION 2.11.  Mandatory Repayments and Prepayments................. 45
      SECTION 2.12.  Optional Prepayments................................. 48
      SECTION 2.13.  Reserve Requirements; Certain Changes in Circumstances 49
      SECTION 2.14.  Change in Legality................................... 50
      SECTION 2.15.  Indemnity............................................ 51
      SECTION 2.16.  Pro Rata Treatment................................... 52
      SECTION 2.17.  Sharing of Setoffs................................... 52
      SECTION 2.18.  Payments............................................. 53
      SECTION 2.19.  Taxes................................................ 53
      SECTION 2.20.  Assignment of Commitments and Loans Under Certain
                       Circumstances...................................... 55
      SECTION 2.21.  Letters of Credit.................................... 56

ARTICLE III  REPRESENTATIONS AND WARRANTIES............................... 61
      SECTION 3.01.  Organization; Powers................................. 61
      SECTION 3.02.  Authorization........................................ 61
      SECTION 3.03.  Enforceability....................................... 62
      SECTION 3.04.  Consents and Governmental Approvals.................. 62
      SECTION 3.05.  Business; Financial Statements....................... 62
      SECTION 3.06.  No Material Adverse Change........................... 64
      SECTION 3.07.  Title to Properties; Possession Under Leases......... 64
      SECTION 3.08.  Subsidiaries......................................... 65
      SECTION 3.09.  Litigation; Compliance with Laws..................... 65
      SECTION 3.10.  Agreements........................................... 65
      SECTION 3.11.  Federal Reserve Regulations.......................... 66
      SECTION 3.12.  Investment Company Act; Public Utility Holding Company
                       Act................................................ 66


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      SECTION 3.13.  Use of Proceeds...................................... 66
      SECTION 3.14.  Tax Returns.......................................... 67
      SECTION 3.15.  No Material Misstatements............................ 67
      SECTION 3.16.  Employee Benefit Plans............................... 67
      SECTION 3.17.  Environmental and Safety Matters..................... 69
      SECTION 3.18.  Security Interests................................... 70
      SECTION 3.19.  Solvency............................................. 70
      SECTION 3.20.  Transactions with Affiliates......................... 71
      SECTION 3.21.  Ownership............................................ 71
      SECTION 3.22.  Insurance............................................ 71
      SECTION 3.23.  Labor Relations...................................... 71
      SECTION 3.24.  Changes, etc......................................... 72
      SECTION 3.25.  Indebtedness......................................... 72
      SECTION 3.26.  Transfer of Assets and Business...................... 72
      SECTION 3.27.  Chief Executive Office............................... 74
      SECTION 3.28.  Fixed Price Supply Contracts......................... 74
      SECTION 3.29.  Trading and Inventory Policies....................... 74

ARTICLE IV  CONDITIONS OF LENDING......................................... 75
      SECTION 4.01.  Effectiveness........................................ 75
      SECTION 4.02.  All Extensions of Credit............................. 82
      SECTION 4.03.  Tranche B Extensions of Credit....................... 82

ARTICLE V  ACCOUNTING; FINANCIAL STATEMENTS; INSPECTION................... 84
      SECTION 5.01.  Accounting........................................... 84
      SECTION 5.02.  Financial Statements................................. 84
      SECTION 5.03.  Inspection........................................... 90

ARTICLE VI  BUSINESS AND FINANCIAL COVENANTS.............................. 90
      SECTION 6.01.  Indebtedness......................................... 90
      SECTION 6.02.  Liens, etc........................................... 94
      SECTION 6.03.  Investments, Guaranties, etc......................... 96
      SECTION 6.04.  Restricted Payments.................................. 97
      SECTION 6.05.  Transactions with Affiliates......................... 98
      SECTION 6.06.  Prohibited Stock and Indebtedness.................... 98
      SECTION 6.07.  Consolidation, Merger, Sale of Assets, etc........... 99
      SECTION 6.08.  Partnership or Corporate Existence, etc.; Business.. 104
      SECTION 6.09.  Payment of Taxes and Claims......................... 105
      SECTION 6.10.  Compliance with ERISA............................... 105
      SECTION 6.11.  Maintenance of Properties; Insurance................ 106
      SECTION 6.12.  Operative Agreements; Collateral Documents.......... 106
      SECTION 6.13.  Chief Executive Office.............................. 107
      SECTION 6.14.  Recordation......................................... 107
      SECTION 6.15.  Covenant to Secure Notes Equally.................... 108
      SECTION 6.16.  Compliance with Laws................................ 108
      SECTION 6.17.  Further Assurances.................................. 109
      SECTION 6.18.  Subsidiaries........................................ 110


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      SECTION 6.19.  Certain Post-Closing Matters........................ 111
      SECTION 6.20.  Use of Proceeds..................................... 112
      SECTION 6.21.  Accounting Changes.................................. 112
      SECTION 6.22.  Certain Real Property............................... 112
      SECTION 6.23.  Sale and Lease-Back Transactions.................... 113
      SECTION 6.24.  Acquisitions........................................ 113
      SECTION 6.25.  Impairment of Security Interests.................... 113
      SECTION 6.26.  Limitation on Restrictions on Subsidiary Dividends,
                      etc ............................................... 114
      SECTION 6.27.  No Other Negative Pledges........................... 114
      SECTION 6.28.  Sales of Receivables................................ 114
      SECTION 6.29.  Fixed Price Supply Contracts; Certain Policies...... 114
      SECTION 6.30.  Certain Operations.................................. 115
      SECTION 6.31.  Funded Debt to Cash Flow; Net Working Capital....... 115
      SECTION 6.32.  Independent Corporate Existence..................... 115
      SECTION 6.33.  Real Estate Leases.................................. 116

ARTICLE VII  EVENTS OF DEFAULT........................................... 117
      SECTION 7.01.  Events of Default................................... 117
      SECTION 7.02.  Remedies............................................ 121

ARTICLE VIII  THE AGENTS AND ISSUING BANK................................ 122
      SECTION 8.01.  Appointment and Authorization....................... 122
      SECTION 8.02.  Liability of Agents................................. 122
      SECTION 8.03.  Action by Agents.................................... 123
      SECTION 8.04.  Successor Agents.................................... 123
      SECTION 8.05.  Agent and Affiliate................................. 124
      SECTION 8.06.  Indemnification..................................... 124
      SECTION 8.07.  Credit Decision..................................... 124
      SECTION 8.08.  Trust Agreement..................................... 124

ARTICLE IX  MISCELLANEOUS................................................ 125
      SECTION 9.01.  Notices............................................. 125
      SECTION 9.02.  Survival of Agreement............................... 125
      SECTION 9.03.  Binding Effect...................................... 126
      SECTION 9.04.  Successors and Assigns.............................. 126
      SECTION 9.05.  Expenses; Indemnity................................. 129
      SECTION 9.06.  Right of Setoff..................................... 131
      SECTION 9.07.  Applicable Law...................................... 131
      SECTION 9.08.  Waivers; Amendment.................................. 132
      SECTION 9.09.  Interest Rate Limitation............................ 133
      SECTION 9.10.  Entire Agreement.................................... 133
      SECTION 9.11.  Severability........................................ 133
      SECTION 9.12.  Counterparts........................................ 133
      SECTION 9.13.  Headings............................................ 133
      SECTION 9.14.  Jurisdiction; Consent to Service of Process;
                      Waiver of Jury Trial............................... 134
      SECTION 9.15.  Legend.............................................. 134


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      SECTION 9.16  Limitation of Recourse Against National Propane SGP.. 134

Schedules

Schedule 1.01            Restricted Subsidiaries
Schedule 3.02            Required Consents
Schedule 3.07            Real Property
Schedule 3.08            Subsidiaries
Schedule 3.09(a)         Litigation
Schedule 3.09(b)         Compliance with Laws
Schedule 3.10            Material Contracts
Schedule 3.17            Environmental Matters
Schedule 3.18            Security Interests
Schedule 3.20            Transactions with Affiliates
Schedule 3.23            Labor Relations
Schedule 3.26            Filing Jurisdictions
Schedule 3.28            Fixed Price Supply Contracts
Schedule 4.01(d)(vii)(a) Required Mortgages
Schedule 4.01(d)(vii)(b) Title Insurance Requirements
Schedule 4.01(d)(vii)(c) Real Property in Excess Value of $250,000
Schedule 4.01(d)(vii)(d) Real Property of Value Under $250,000
Schedule 6.01(g)         Indebtedness
Schedule 6.02(k)         Liens
Schedule 6.19            Required Environmental Remediation
Schedule 6.32            Independent Corporate Existence

Exhibits

Exhibit A                Commitments
Exhibit B-1              Form of Tranche A Revolving Credit Note
Exhibit B-2              Form of Tranche B Note
Exhibit C-1              Form of General Partner's Guarantee Agreement
Exhibit C-2              Form of Subsidiaries Guarantee Agreement
Exhibit D-1              Form of Partners Security Agreement
Exhibit D-2              Form of Borrower Security Agreement
Exhibit E                Form of Intercompany Note
Exhibit F                Form of Agency Account Agreement
Exhibit G-1              Form of Mortgage
Exhibit G-2              Form of Deed of Trust
Exhibit H                Form of Assignment and Acceptance
Exhibit I                Form of Opinion of Local Counsel to Borrower
Exhibit J                Form of Cash Collateral Agreement
Exhibit K                Form of Perfection Certificate
Exhibit L                Form of Supplemental Agreement
Exhibit M                Form of Notice of Borrowing
Exhibit N                [intentionally deleted]
Exhibit O                Form of Triarc Note


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Exhibit P      Form of Trust Agreement



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      CREDIT AGREEMENT dated as of June 26, 1996, among NATIONAL PROPANE, L.P., a Delaware limited partnership, THE FIRST NATIONAL BANK OF BOSTON, as Administrative Agent and a Lender, BANK OF AMERICA NT & SA, as a Lender, and BA SECURITIES, INC., as Syndication Agent.

      The Borrower (such term, and all other capitalized terms in this paragraph, being used as hereinafter defined) has requested the Lenders to extend credit to the Borrower in the aggregate principal amount of up to $55,000,000, of which up to $15,000,000 may be extended under Facility A and up to $40,000,000 may be extended under Facility B. The Lenders are willing to extend such credit to the Borrower upon the terms and subject to the conditions set forth herein. Accordingly, the Borrower, the Lenders, the Agents and the Issuing Bank agree as follows:


                                   ARTICLE I

                                  DEFINITIONS

      SECTION 1.01. Defined Terms. As used in this Agreement, the following terms shall have the meanings specified below:

      "ABR Borrowing" shall mean a Borrowing comprised of ABR Loans.

      "ABR Loan" shall mean any ABR Revolving Loan or ABR Tranche B Term Loan.

      "ABR Revolving Loan" shall mean any Revolving Loan bearing interest at a rate determined by reference to the Alternate Base Rate in accordance with the provisions of Article II.

      "ABR Tranche A Revolving Loan" shall mean any Tranche A Revolving Loan bearing interest at a rate determined by reference to the Alternate Base Rate in accordance with the provisions of Article II.

      "ABR Tranche B Revolving Loan" shall mean any Tranche B Revolving Loan bearing interest at a rate determined by reference to the Alternate Base Rate in accordance with the provisions of Article II.

      "ABR Tranche B Term Loan" shall mean any Tranche B Term Loan bearing interest at a rate determined by reference to the Alternate Base Rate in accordance with the provisions of Article II.

      "Adjusted LIBO Rate" shall mean, with respect to any Eurodollar Borrowing for any Interest Period, the rate, rounded upwards to the nearest 1/100%, obtained by dividing (a) the LIBO Rate for such Interest Period by (b) an amount equal to 1 minus the Statutory Reserves, if any; provided, however, that if any time during such Interest Period the Statutory Reserves



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applicable to such Eurodollar Borrowing changes, the Adjusted LIBO Rate shall automatically be adjusted to reflect such change, effective as of the date of such change.

      "Administrative Agent" shall mean The First National Bank of Boston, in its capacity as administrative agent for the Lenders hereunder, and its successors in such capacity.

      "Administrative Questionnaire" shall mean, with respect to each Lender, the administrative questionnaire in the form submitted to such Lender by the Administrative Agent and returned to the Administrative Agent duly completed by such Lender.

      "Affiliate", as applied to any Person, shall mean any other Person directly or indirectly controlling or controlled by or under common control with such Person, provided that (i) for purposes of this definition, "control" (including, with correlative meanings, the terms "controlled by" and "under common control with") as used with respect to any Person shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether as a general partner or through the ownership of voting securities or by contract or otherwise, (ii) as applied to the Borrower, the term "Affiliate" shall include, without limitation, Triarc, each General Partner and the Public Partnership, and
(iii) neither the Lenders nor any other Person which is an institution shall be deemed to be an Affiliate of the Borrower solely by reason of ownership of the Facilities Obligations or other securities issued in exchange for the Facilities Obligations or by reason of having the benefits of any agreements or covenants contained in this Agreement or the other Operative Agreements.

      "After Acquired Property" shall have the meaning assigned to such term in
Section 6.22.

      "Agency Account Agreement" shall mean an agreement among any Lender or other bank, the Borrower or any Restricted Subsidiary, and the Administrative Agent in substantially the form attached hereto as Exhibit F.

      "Agency Agreement" shall mean an agreement between the Managing General Partner and the Borrower dated as of the Closing Date in form and substance satisfactory in all respects to the Agents.

      "Agents" shall mean the Administrative Agent and the Syndication Agent.

      "Aggregate Cost of Unmortgaged Property" shall have the meaning assigned to such term in Section 6.22.

      "Alternate Base Rate" shall mean, for any day, a rate per annum equal to the greater of (a) the Federal Funds Effective Rate in effect on such day plus 0.50% and (b) the Prime Rate in effect on such day. If the Administrative Agent shall have determined (which determination shall be conclusive absent demonstrable error) that it is unable to ascertain the Federal Funds Effective Rate for any reason, including the inability or failure of the Administrative Agent to


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obtain sufficient quotations in accordance with the terms hereof, the Alternate
Base Rate shall be determined without regard to clause (a) of the first sentence of this definition until the circumstances giving rise to such inability no longer exist. Any change in the Alternate Base Rate due to a change in the Prime Rate or the Federal Funds Effective Rate shall be effective on the effective date of such change in the Prime Rate or the Federal Funds Effective Rate, respectively, without notice to the Borrower.

      "Applicable Margin" shall mean (a) with respect to any Eurodollar Tranche A Revolving Loan, the Applicable Tranche A Eurodollar Margin, (b) with respect to any ABR Tranche B Revolving Loan or ABR Tranche B Term Loan, the Applicable Tranche B ABR Margin and (c) with respect to any Eurodollar Tranche B Revolving Loan or Eurodollar Tranche B Term Loan, the Applicable Tranche B Eurodollar Margin.

      "Applicable Tranche A Eurodollar Margin" shall mean, with respect to any Tranche A Revolving Loan outstanding on any day, (a) 1.25%, if such day is prior to the Pricing Adjustment Date; and (b) if such day is on or after the Pricing Adjustment Date:

      (i)   1.000%, if such day falls within a Level I Pricing Period;

      (ii)  1.125%, if such day falls within a Level II Pricing Period;

      (iii) 1.250%, if such day falls within a Level III Pricing Period;

      (iv)  1.375% if such day falls within a Level IV Pricing Period; and

      (v)   1.500% if such day falls within a Level V Pricing Period.

      "Applicable Tranche B ABR Margin" shall mean, with respect to any Tranche B Revolving Loan or Tranche B Term Loan outstanding on any day, (a) 0.250% if such day falls within a Level V Pricing Period and (b) otherwise, 0.000%.

      "Applicable Tranche B Eurodollar Margin" shall mean, with respect to any Tranche B Revolving Loan or Tranche B Term Loan outstanding on any day, (a) 1.50%, if such day is prior to the Pricing Adjustment Date; and (b) if such day is on or after the Pricing Adjustment Date:

      (i)   1.250%, if such day falls within a Level I Pricing Period;

      (ii)  1.375%, if such day falls within a Level II Pricing Period;

      (iii) 1.50%, if such day falls within a Level III Pricing Period;

      (iv)  1.625% if such day falls within a Level IV Pricing Period; and

      (v)   1.750% if such day falls within a Level V Pricing Period.


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      "Assets" shall mean the assets conveyed to the Borrower pursuant to the
Conveyance Agreements.

      "Assignment and Acceptance" shall mean an assignment and acceptance entered into by a Lender and an assignee, and accepted by the Administrative Agent, in the form of Exhibit H or such other form as shall be approved by the Administrative Agent.

      "Audited Financial Statements" shall have the meaning assigned to such term in Section 3.05(d).

      "Available Cash", with respect to any calendar quarter, shall mean (a) the sum of (i) all cash of the Borrower and the Restricted Subsidiaries on hand at the end of such quarter and (ii) all additional cash of the Borrower and the Restricted Subsidiaries on hand through available borrowings under Facility A made after the end of such quarter and prior to the date of termination (provided that such borrowings shall in no event exceed available borrowings under Facility A as of the end of such quarter), less (b) (I) any cash reserves that the Managing General Partner shall determine to be necessary or appropriate in its reasonable discretion to (A) provide for the proper conduct of the business of the Borrower and the Restricted Subsidiaries (including cash reserves for future capital expenditures) or (B) provide funds for distributions under Sections 6.4(a)(i), (ii), and (iii) or 6.4(b)(i) of the MLP Agreement in respect of any one or more of the next four quarters or (C) comply with applicable law or any loan agreement (including this Agreement and the Note Agreement), mortgage, security agreement, debt instrument or other agreement or obligation to which the Borrower or any Restricted Subsidiary is a party or its assets are subject (including the payment of principal, Make Whole Amount (as defined in the Note Agreement), Premium Amount (as defined in the Note Agreement) or premium, if applicable, and interest of the Borrower in respect of the Mortgage Notes), (II) all funds and the amount of all Cash Equivalents deposited by the Borrower and the Restricted Subsidiaries with an independent unrelated trustee in connection with any Defeased Indebtedness (or contemplated by clause (a) of the definitions thereof) and (III) all amounts which a Restricted Subsidiary is prohibited from dividending or distributing to the Borrower; provided that Available Cash shall not include amounts received, directly or indirectly, from prepayments of the Triarc Note other than amounts scheduled to have been received on or prior to the date of determination of Available Cash pursuant to the terms of the Triarc Note; provided further that Available Cash shall be reduced by, without duplication, (x) in each calendar quarter a cash reserve equal to at least 50% of the aggregate amount of all interest payments in respect of all Indebtedness of the Borrower and the Restricted Subsidiaries upon which interest is due semiannually or less frequently to be made in the next quarter (assuming, in the case of Indebtedness incurred under the Facilities and any other Indebtedness bearing interest at fluctuating interest rates which cannot be determined in advance, that the interest rate in effect on the last Business Day of the immediately preceding calendar quarter will remain in effect until such Indebtedness is due to be paid), (y) with respect to the Mortgage Notes and any other Indebtedness secured equally and ratably with the Facilities Obligations of which principal is payable annually, in the third calendar quarter immediately preceding each calendar quarter in which any scheduled principal payment is due with respect to such Mortgage Notes and other Indebtedness (a "principal


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payment quarter"), a cash reserve equal to at least 25% of the aggregate amount of all principal to be paid in respect of such Mortgage Notes and other such Indebtedness secured equally and ratably with the Mortgage Notes in such principal payment quarter; in the second calendar quarter immediately preceding a principal payment quarter, a cash reserve (including the corresponding reserved amount from the prior quarter) equal to at least 50% of the aggregate amount of all principal to be paid in respect of such Mortgage Notes and other such Indebtedness in such principal payment quarter; and in the calendar quarter immediately preceding a principal payment quarter, a cash reserve (including the corresponding reserved amount from the prior two quarters) equal to at least 75% of the aggregate amount of all principal to be paid in respect of such Mortgage Notes and other such Indebtedness in such principal payment quarter, and (z) with respect to any Indebtedness secured equally and ratably with the Facilities Obligations of which principal is payable semiannually, in each calendar quarter which immediately precedes a quarter in which principal is payable in respect of such Indebtedness a cash reserve equal to at least 50% of the aggregate amount of all principal to be paid in respect of such Indebtedness in the next quarter; provided further that the amount of such reserve specified in clauses (y) and
(z) of this definition for principal amounts to be paid shall be reduced by the aggregate principal amount of all binding, irrevocable letters of credit established to refinance such principal amounts.

      "Average Life" shall mean, as of the date of determination, with respect to any Indebtedness, the quotient obtained by dividing (i) the sum of the products of (A) the numbers of years from the date of determination to the dates of each successive scheduled principal payment of such Indebtedness multiplied by (B) the amount of such payment by (ii) the sum of all such payments.

      "Bankruptcy Law" shall have the meaning assigned to such term in Section 7.01(g).

      "Board" shall mean the Board of Governors of the Federal Reserve System of the United States.

      "Borrower" shall mean National Propane, L.P., a Delaware limited partnership, and its permitted successors, and, for the purposes of calculating any financial test or financial covenant under this Agreement with respect to any period prior to the Closing Date, "Borrower" shall mean the Managing General Partner and its Affiliates (to the extent that any such Affiliate operated a portion of the Business).

      "Borrower Security Agreement" shall mean the Pledge and Security Agreement among the Borrower, National Propane Corp., the Restricted Subsidiaries (other than National Sales and Service, Inc.) and the Trustee in the form attached hereto as Exhibit D-2, as amended from time to time.

      "Borrowing" shall mean a group of Loans of a single Class and Type made by the Lenders on a single date and as to which a single Interest Period is in effect. For purposes of Section 4.02, a "Borrowing" does not include a conversion or continuation of the Type of, or


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the duration of the Interest Period applicable to, a previously outstanding
Tranche B Term Borrowing pursuant to Section 2.10.

      "Business" shall mean the operation by the Borrower and its Subsidiaries (and prior to the consummation of the Conveyance Agreements, by the General Partners and their Affiliates) of the wholesale and retail sale, distribution and storage of propane gas and related petroleum derivative products, the leasing of propane storage tanks and the related retail sale of supplies and equipment, including home appliances, and such other businesses in which the Borrower and its Restricted Subsidiaries were engaged on the Closing Date as described in the Registration Statement.

      "Business Day" shall mean any day (other than a day which is a Saturday, Sunday or legal holiday in the States of Massachusetts, Iowa, New York or Texas) on which banks are open for business in Boston, Massachusetts, Cedar Rapids, Iowa, New York, New York and Houston, Texas; provided that, when used in connection with a Eurodollar Loan, the term "Business Day" shall also exclude any day on which banks are not open for dealings in dollar deposits in the applicable interbank market.

      "Capital Expenditures" shall mean, for any period, all amounts (whether paid in cash or accrued as a liability) which would, in accordance with GAAP, be included on a consolidated statement of cash flows of the Borrower and its Restricted Subsidiaries for such period as additions to property, plant and equipment, Capital Lease Obligations or other capital expenditures.

      "Capital Lease Obligations" of any Person shall mean the obligations of such Person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as capital leases on a balance sheet of such Person under GAAP (as opposed to being accounted for as operating lease expenses on an income statement of such Person under GAAP) and, for the purposes of this Agreement, the amount of such obligations at any time shall be the capitalized amount thereof at such time determined in accordance with GAAP.

      "Capital Stock" of any Person shall mean any and all shares, partnership and other interests (general or limited), rights to purchase, warrants, options, participations or other equivalents of or interests in (however designated) the equity of such Person.

      "Cash Collateral Agreement" shall mean the Cash Collateral Agreement among the Borrower, the Trustee and the Administrative Agent in the form attached hereto as Exhibit J, as amended from time to time.

      "Cash Equivalents" shall mean:

            (a) marketable obligations issued or unconditionally guaranteed by the United States of America, or issued by any agency thereof and backed by the full faith


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     and credit of the United States, in each case maturing within one year from the date of acquisition thereof;

            (b) marketable direct obligations issued by any state of the United States of America or any political subdivision of any such state or any public instrumentality thereof maturing within one year from the date of acquisition thereof and having as at any date of determination the highest generic rating obtainable from either Standard & Poor's Ratings Group or Moody's Investors Service, Inc.;

            (c) commercial paper maturing no more than 270 days from the date of creation thereof and having as at any date of determination one of the two highest generic ratings obtainable from either Standard & Poor's Ratings Group or Moody's Investors Service, Inc.;

            (d) certificates of deposit maturing one year or less from the date of acquisition thereof issued by commercial banks incorporated under the laws of the United States of America or any state thereof or the District of Columbia or Canada, (I) the commercial paper or other short-term unsecured debt obligations of which are rated either A-2 or better (or comparably if the rating system is changed) by Standard & Poor's Ratings Group or Prime-2 or better (or comparably if the rating system is changed) by Moody's Investors Service, Inc. or (II) the long-term debt obligations of which are rated either A- or better (or comparably if the rating system is changed) by Standard & Poor's Ratings Group or A3 or better (or comparably if the rating system is changed) by Moody's Investors Service, Inc. ("Permitted Banks");

            (e) bankers' acceptances eligible for rediscount under requirements of the Board and accepted by Permitted Banks; and

            (f) obligations of the type described in clause (a), (b), (c) or (d) above purchased from a securities dealer designated as a "primary dealer" by the Federal Reserve Bank of New York or from a Permitted Bank as counterparty to a written repurchase agreement obligating such counterparty to repurchase such obligations not later than 14 days after the purchase thereof and which provides that the obligations which are the subject thereof are held for the benefit of the Borrower or a Subsidiary by a custodian which is a Permitted Bank and which is not a counterparty to the repurchase agreement in question.

      "CERCLA" shall mean the Federal Comprehensive Environmental Response, Compensation and Liability Act, as amended.

      "Change in Control" shall mean the occurrence of any of the following events: (i) the partners of the Borrower shall approve any plan or proposal for the liquidation or dissolution of the Borrower; (ii) the Managing General Partner shall cease for any reason to be the managing general partner of the Borrower or any other Person shall have become the managing general partner of the Borrower; (iii) the Public Partnership ceases for any reason to

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

beneficially own, directly or indirectly, 100% of all classes of Capital Stock of the Borrower (other than the General Partners' 2.0202% unsubordinated general partners' interests in the Borrower); (iv) the Managing General Partner shall cease for any reason to beneficially own the limited partnership interests in the Public Partnership owned on the Closing Date (unless, after giving effect thereto, the Managing General Partner shall beneficially own limited partnership interests of the Public Partnership representing the lesser of (A) at least 25% of all outstanding partnership interests of the Public Partnership and (B) 3,000,000 subordinated units and/or common units of the Public Partnership (appropriately adjusted for splits, consolidations, recapitalizations and similar events)); (v) the Managing General Partner shall cease for any reason to be the managing general partner of the Public Partnership or any other Person shall have become the managing general partner of the Public Partnership; (vi) Triarc shall cease for any reason to beneficially own, directly or indirectly, a majority of the Capital Stock of the General Partners (on a fully diluted basis) or shall cease for any reason to beneficially own, directly or indirectly, a majority of the total voting power of all classes of Capital Stock then outstanding of the General Partners normally entitled to vote in the election of directors (except by reason of a merger of Triarc and National Propane Corp. in which Triarc assumes all the Facilities Obligations of National Propane Corp.);
(vii) any "person" or "group" (within the meaning of Section 13(d) and 14(d) of the Exchange Act), other than the Permitted Holders, is or becomes the "beneficial owner" (as defined in Rules 13d-3 and 13d-5 under the Exchange Act, except that a Person shall be deemed to have "beneficial ownership" of all securities that any such Person has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of (A) 50% or more of the total voting power of all classes of Capital Stock then outstanding of Triarc normally entitled to vote in elections of directors ("Triarc Voting Stock") or (B) both (I) 30% or more of the Triarc Voting Stock and (II) a greater percentage of the Triarc Voting Stock than is then beneficially owned, directly or indirectly, by the Permitted Holders; or
(viii) during any period of two consecutive years, individuals who at the beginning of such period constituted the Board of Directors of Triarc (together with any new directors whose election by such Board or whose nomination for election by the shareholders of Triarc, as the case may be, was approved by a vote of a majority of the directors then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the Board of Directors of Triarc then in office.

      "Charges" shall have the meaning assigned to such term in Section 9.09.

      "Class" shall have the meaning assigned to such term in Section 1.03.

      "Closing" shall mean the time at which this Agreement shall become effective, as indicated in a certificate from the Lenders to the Borrower to that effect.

      "Closing Date" shall mean the date on which the Closing shall occur.

      "Code" shall mean the Internal Revenue Code of 1986, as the same may be amended from time to time.

      "Collateral" shall mean all the collateral pledged or purported to be pledged pursuant to any of the Collateral Documents.

      "Collateral Documents" shall mean the Security Agreements, the Perfection Certificate, the Agency Account Agreements, the Mortgages, the Guarantee Agreements, the Trust Agreement, the Cash Collateral Agreement, checking and deposit account agreements and all other security agreements and other documents and instruments executed and delivered pursuant to the terms hereof or thereof (including the certificates of title referred to in Section 4.01(c) of the Borrower Security Agreement) in order to secure any Facilities Obligations and Parity Debt or perfect any Lien granted for the benefit of the Lenders and the holders of Parity Debt pursuant thereto or to guarantee the Borrower's and the Managing General Partner's obligations hereunder and under the other Loan Documents.

      "Commitment" shall mean, with respect to any Lender, such Lender's Tranche A Revolving Credit Commitment and Tranche B Commitment.

      "Commitment Fees" shall mean the Tranche A Commitment Fees and the Tranche B Commitment Fees.

      "Commodities Inventory" shall mean all inventory consisting of propane gas and other petroleum derivative products of, and held for sale by, the Borrower or any Restricted Subsidiary.

      "Commodity Hedging Agreement" shall mean any agreement or arrangement designed solely to protect the Borrower and the Restricted Subsidiaries against fluctuations in the price of propane with respect to quantities of propane that the Borrower and the Restricted Subsidiaries reasonably expect to purchase from suppliers, sell to their customers or need for their inventory during the period covered by such agreement or arrangement.

      "Consolidated Cash Flow" shall mean at any date of determination, for the Reference Period with respect to such date of determination, (i) the sum of, without duplication, the amounts for such period, taken as a single accounting period, (a) Consolidated Net Income and (b) all amounts deducted in the determination of such Consolidated Net Income for such period in respect of (I) interest charges (including amortization of debt discount and expense and imputed interest on Capital Lease Obligations), (II) provisions for all income taxes and reserves (including reserves for deferred income taxes), (III) non-cash items, including depreciation and amortization and (IV) all fees, costs and expenses with respect to the retirement or repayment of Indebtedness of either of the General Partners existing immediately prior to the Closing, less
(ii) without duplication, any non-cash items added in the determination of such Consolidated Net Income for such period, less (iii) interest income, including interest accrued on the Triarc Note, less (iv) all amounts added in the determination of such Consolidated Net Income attributable to a Restricted Subsidiary to the extent such Restricted Subsidiary is prohibited from dividending or distributing such amount to the Borrower. Consolidated Cash Flow shall be calculated after giving effect, on a pro forma basis for the Reference Period with respect to any date of determination to, without duplication, any asset sales or asset acquisitions (including any asset acquisition giving rise to the need to make such calculation as a result of the Borrower or any Restricted Subsidiary (including any Person who becomes a Restricted Subsidiary as a result of such asset acquisition) incurring, assuming or otherwise being liable for acquired Indebtedness, but excluding the acquisition by the Borrower of the Business in the Transactions) occurring during the period commencing on the first day of such Reference Period to and including the date of determination, as if such asset sale or asset acquisition occurred on the first day of such Reference Period. The pro forma calculations required by this definition will be determined in accordance with GAAP, shall be certified by a Financial Officer of the Borrower, and shall be calculated in a manner reasonably satisfactory to the Required Lenders; provided that such calculations shall assume (x) the historical sales and gross profit margins associated with any Eligible Propane Acquisition for the period of 12 consecutive months immediately prior to the date of such acquisition, less estimated post-acquisition loss of sales volume of three percent (3%) and (y) operating expenses as if such Eligible Propane Acquisition had occurred on the first day of such period. If the applicable Reference Period for any calculation of Consolidated Cash Flow shall include a partial period occurring prior to the Closing Date, then such Consolidated Cash Flow shall be calculated based upon the actual Consolidated Cash Flow for the portion of the Reference Period occurring on and after the Closing Date and based upon the following for such portion of the Reference Period occurring prior to the Closing Date: (1) Consolidated Cash Flow for the fiscal quarter ended September 30, 1995 shall be deemed to equal $1,695,000; (2) Consolidated Cash Flow for the fiscal quarter ended December 31, 1995 shall be deemed to equal $12,896,000; (3) Consolidated Cash Flow for the fiscal quarter ended March 31, 1996 shall be deemed to equal $15,848,000; and (4) Consolidated Cash Flow for the fiscal quarter ended June 30, 1996 shall be calculated as the actual amount for such period, plus $750,000.

      "Consolidated Interest Expense" shall mean as of any date of determination, the total amount of interest expense of the Borrower and the Restricted Subsidiaries, determined in accordance with GAAP on a consolidated basis, during the Reference Period with respect to such date of determination, including amortization of debt discount and expense and imputed interest on actual payments under Capital Lease Obligations; provided that Consolidated Interest Expense for any such Reference Period ending on the last day of the first, second or third full fiscal quarter of the Borrower after the Closing Date shall be calculated as the product of (a) Consolidated Interest Expense for such one, two or three fiscal quarters after the Closing Date and (b) a fraction, the numerator of which is 4 and the denominator of which is the number of such full fiscal quarters after the Closing Date. Consolidated Interest Expense shall be calculated (i) after giving effect, on a pro forma basis for the applicable Reference Period most recently completed at least 45 days (except that, in connection with any calculation required pursuant to Section 6.04, for the applicable period most recently completed) prior to such date of determination to, without duplication, any incurrence or assumption of Indebtedness (and the concurrent repayment of any other Indebtedness) occurring during the period commencing on the first day of such Reference Period to and including the date of determination, as if such incurrence or assumption of Indebtedness (and the concurrent repayment of any other Indebtedness) occurred on the first day of the Reference Period, provided that such Indebtedness was incurred to finance an Eligible Propane

Acquisition or was pre-existing Indebtedness of a Person acquired in an Eligible Propane Acquisition, and (ii) based on the assumption, in the case of Indebtedness incurred under the Facilities and any other Indebtedness bearing interest at fluctuating interest rates which cannot be determined in advance, that the interest rate in effect on the last Business Day of the immediately preceding calendar quarter had been in effect during the entire Reference Period.

      "Consolidated Net Income" shall mean, with reference to any period, the net income (or deficit) of the Borrower and the Restricted Subsidiaries for such period (taken as a cumulative whole), after deducting all operating expenses, provisions for all taxes and reserves (including reserves for deferred income taxes) and all other proper deductions, all determined in accordance with GAAP on a consolidated basis, after eliminating all intercompany transactions and after deducting portions of income properly attributable to minority interests, if any, in the stock and surplus of Restricted Subsidiaries, provided that there shall be excluded (a) the income (or deficit) of any Person accrued prior to the date it becomes a Restricted Subsidiary or is merged into or consolidated with the Borrower or a Restricted Subsidiary, (b) the income (or deficit) of any Person (other than a Restricted Subsidiary) in which the Borrower or any Restricted Subsidiary has an ownership interest, except to the extent that any such income has been actually received by the Borrower or such Restricted Subsidiary in the form of dividends or similar distributions, (c) the undistributed earnings of any Restricted Subsidiary to the extent that the declaration or payment of dividends or similar distributions by such Restricted Subsidiary is not at the time permitted by the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to such Restricted Subsidiary, (d) any restoration to income of any contingency reserve, except to the extent that provision for such reserve was made out of income accrued during such period, (e) any aggregate net gain (but not any aggregate net loss) during such period arising from the sale, exchange or other disposition of capital assets (such term to include all fixed assets, whether tangible or intangible, all inventory sold in conjunction with the disposition of fixed assets, and all securities), (f) any write-up of any asset, (g) any net gain from the collection of the proceeds of life insurance policies, (h) any gain arising from the acquisition of any securities, or the extinguishment, under GAAP, of any Indebtedness, of the Borrower or any Restricted Subsidiary, (i) any net income or gain (but not any net loss) during such period from any change in accounting, from any discontinued operations or the disposition thereof, from any extraordinary events or from any prior period adjustments, (j) any deferred credit representing the excess of equity in any Restricted Subsidiary at the date of acquisition over the cost of the investment in such Restricted Subsidiary and (k) in the case of a successor to the Borrower by consolidation or merger or as a transferee of its assets, any earnings of the successor corporation prior to such consolidation, merger or transfer of assets.

      "Consolidated Net Worth" shall mean, as to the Borrower, the amount by which (i) the total assets of the Borrower and the Restricted Subsidiaries appearing on a consolidated balance sheet of the Borrower and the Restricted Subsidiaries prepared in accordance with GAAP as of the date of determination exceeds (ii) total liabilities of the Borrower and the Restricted Subsidiaries appearing on a consolidated balance sheet of the Borrower and the Restricted Subsidiaries prepared in accordance with GAAP as of the date of determination on a consolidated basis, in each case after eliminating all intercompany transactions; and as to any other Person, the amount by which (i) the total assets of such Person and its Subsidiaries appearing on a consolidated balance sheet of such Person and its Subsidiaries prepared in accordance with GAAP as of the date of determination (after eliminating all amounts properly attributable to minority interests in the stock and surplus, if any, of its Subsidiaries) exceeds (ii) total liabilities of such Person and its Subsidiaries appearing on a consolidated balance sheet of such Person and its Subsidiaries prepared in accordance with GAAP as of the date of determination on a consolidated basis, in each case after eliminating all intercompany transactions.

      "Consolidated Pro Forma Debt Service" shall mean, as of any date of determination, the total amount payable by the Borrower and the Restricted Subsidiaries on a consolidated basis, during the four consecutive calendar quarters next succeeding the date of determination, in respect of scheduled principal payments and all cash interest charges with respect to Indebtedness of the Borrower and the Restricted Subsidiaries outstanding on such date of determination, after giving effect to any Indebtedness proposed to be incurred on such date, to the concurrent repayment of any other Indebtedness and to the concurrent satisfaction of the conditions for any other Indebtedness to become Defeased Indebtedness, and (a) including actual payments under Capital Lease Obligations, (b) assuming, in the case of Indebtedness (other than Indebtedness incurred under the Facilities) bearing interest at fluctuating interest rates which cannot be determined in advance, that the rate in effect on such date will remain in effect throughout such period, (c) assuming in the case of Indebtedness incurred under the Facilities, that (i) the interest payments payable during such four consecutive calendar quarters next succeeding the date of determination will equal the actual interest payments associated with the Facilities during the most recent four fiscal quarters, (ii) except for the 12-month period immediately prior to the termination or final maturity thereof (unless extended, renewed or replaced), no principal payments will be made under Facility A and (iii) principal payments relating to the Facility B will become due based on the assumption that the conversion to the fixed amortization schedule pursuant to Sections 2.01(c) and 2.02(g) is effected on the dates set forth therein, (d) treating the principal amount of all Indebtedness outstanding as of such date of determination under a revolving credit or similar agreement (other than the Facilities) as maturing and becoming due and payable on the scheduled maturity date or dates thereof (including the maturity of any payment required by any commitment reduction or similar amortization provision), without regard to any provision permitting such maturity date to be extended and (e) including any other repayments of Indebtedness due within twelve months from such date of determination.

      "Control" shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ownership of voting securities, by contract or otherwise, and "Controlling" and "Controlled" shall have meanings correlative thereto.

      "Conveyance Agreements" shall mean (a) the Contribution and Assumption Agreement, dated as of the Closing Date, among the General Partners, the Borrower and National Sales and Services, Inc., (b) the Contribution, Conveyance and Assumption Agreement dated as of the Closing Date, among the Public Partnership, the General Partners and the Borrower, and

(c) each of the individual conveyances, assignments and bills of sale delivered to the Borrower pursuant to the agreements referred to in the foregoing clauses
(a) and (b).

      "Current Assets" shall mean, as of any date, all assets which would, in accordance with GAAP, be included on a consolidated balance sheet of the Borrower and the Restricted Subsidiaries as of such date as current assets.

      "Current Liabilities" shall mean, as of any date, without duplication, (a) all liabilities which would, in accordance with GAAP, be included on a consolidated balance sheet of the Borrower and the Restricted Subsidiaries as of such date as current liabilities and (b) all Indebtedness as of such date in respect of the Tranche A Revolving Loans and Tranche A Letters of Credit.

      "Current Value" shall have the meaning assigned to such term in Section 6.22.

      "Default" shall mean any event or condition which upon notice, lapse of time or both would constitute an Event of Default.

      "Defeased Indebtedness" shall mean Indebtedness with respect to which the Borrower or a Restricted Subsidiary has:

            (a) deposited irrevocably in trust with an independent, unrelated trustee for the holders of such Indebtedness money or Cash Equivalents of the type referred to in paragraph (a) of the definition thereof for the payment of principal and interest on the Indebtedness being defeased to maturity or redemption, as the case may be; and

            (b) delivered to such trustee and the Agents a certificate from a nationally recognized firm of independent accountants expressing their opinion that the payments of principal and interest when due and without reinvestment on the deposited Cash Equivalents plus any deposited money without investment will provide cash at such times and in such amounts as will be sufficient to pay principal and interest when due on all such Indebtedness to maturity or redemption, as the case may be.

      "Disqualified Stock" of any Person shall mean any Capital Stock of such Person which by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable or exercisable at the option of the holder), upon the happening of any event or otherwise (a) matures or is mandatorily redeemable or subject to any mandatory repurchase requirement, pursuant to a sinking fund obligation or otherwise, (b) is convertible into or exchangeable or exercisable, at the option of the holder, for Indebtedness or Disqualified Stock or (c) is redeemable or subject to any mandatory repurchase requirement at the option of the holder thereof, in whole or in part, in each case on or prior to the first anniversary of the Tranche B Maturity Date.

      "dollars" or "$" shall mean lawful money of the United States of America.

      "Eligible Propane Acquisitions" shall mean acquisitions by the Borrower or any Restricted Subsidiary of controlling stock or all or any part of the assets of Persons primarily engaged in the distribution of propane and, incidental thereto, propane appliances, within the continental United States of America. A Person shall be "primarily engaged" in the distribution of propane and propane appliances within the continental United States of America in the event that at least eighty-five (85%) of its annual gross revenue is derived from such distribution activities.

      "Environmental Laws" shall mean all applicable Federal, state, local and foreign laws, rules or regulations relating to pollution or protection of employee and public health and safety or the environment, including laws relating to (a) emissions, discharges, releases or threatened releases of any Hazardous Material into the environment (including air, surface water, ground water or land) or (b) the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials.

      "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as the same may be amended from time to time.

      "Eurodollar Borrowing" shall mean a Borrowing comprised of Eurodollar
Loans.

      "Eurodollar Loan" shall mean any Eurodollar Revolving Loan or Eurodollar Tranche B Term Loan.

      "Eurodollar Revolving Loan" shall mean any Revolving Loan bearing interest at a rate determined by reference to the Adjusted LIBO Rate in accordance with the provisions of Article II.

      "Eurodollar Tranche A Revolving Loan" shall mean any Tranche A Revolving Loan bearing interest at a rate determined by reference to the Adjusted LIBO Rate in accordance with the provisions of Article II.

      "Eurodollar Tranche B Revolving Loan" shall mean any Tranche B Revolving Loan bearing interest at a rate determined by reference to the Adjusted LIBO Rate in accordance with the provisions of Article II.

      "Eurodollar Tranche B Term Borrowing" shall mean a Borrowing comprised of Eurodollar Tranche B Term Loans.

      "Eurodollar Tranche B Term Loan" shall mean any Tranche B Term Loan bearing interest at a rate determined by reference to the Adjusted LIBO Rate in accordance with the provisions of Article II.

      "Event of Default" shall have the meaning assigned to such term in Article VII.

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

      "Excess Proceeds" shall have the meaning assigned to such term in
Section 6.07(c)(iii)(B).

      "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

      "Existing Unmortgaged Property" shall have the meaning assigned to such term in Section 6.22.

      "Facilities" shall mean Facility A and Facility B.

      "Facilities Obligations" shall mean (a) the Borrower's obligations in respect of the due and punctual payment of principal of and interest on the Loans and all unreimbursed amounts drawn under the Letters of Credit, when and as due, whether at maturity, by acceleration, upon one or more dates set for prepayment or otherwise, (b) all Fees, expenses, indemnities and expense reimbursement obligations of the Borrower under this Agreement or any other Loan Document, (c) all obligations of the Borrower to any Agent or Lender (or Affiliate of a Lender) under any Interest Rate Agreement with respect to Indebtedness under the Loan Documents, (d) all other obligations, monetary or otherwise, of the Borrower or any other Loan Party under any Loan Document to which it is a party, in each case, whether now owing or hereafter existing and
(e) all cash management fees and other similar miscellaneous administrative costs, charges and expenses payable to any Lender by the Borrower or any Restricted Subsidiary (whether or not pursuant to the terms of the Loan Documents).

      "Facility A" shall mean the Tranche A Revolving Loans and the Tranche A Letters of Credit provided or participated in by the Lenders to the Borrower pursuant to this Agreement and the other Loan Documents.

      "Facility B" shall mean the Tranche B Revolving Loans, the Tranche B Letters of Credit and the Tranche B Term Loans provided or participated in by the Lenders to the Borrower pursuant to this Agreement and the other Loan Documents.

      "Federal Funds Effective Rate" shall mean, for any day, the rate equal to the weighted average (rounded upwards to the nearest 1/100 of 1%) of the rates on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers, (a) as such weighted average is published for such day (or, if such day is not a Business Day, for the immediately preceding Business Day) by the Federal Reserve Bank of New York or
(b) if such rate is not so published for such Business Day, as determined by the Administrative Agent using any reasonable means of determination. Each determination by the Administrative Agent of the Federal Funds Effective Rate shall, in the absence of demonstrable error, be conclusive.

      "Fees" shall mean the Commitment Fees, the other fees payable pursuant to
Section 2.05 and the Letter of Credit Fees.

      "Financial Officer" shall mean, as to any corporation, the chief financial officer or principal accounting officer of such corporation and, as to any partnership, an officer of its managing general partner who would qualify as a Financial Officer of such general partner hereunder.

      "Fitch" shall mean Fitch Investor Services and its successors.

      "Funded Debt", as applied to any Person, shall mean all Indebtedness of such Person which by its terms or by the terms of any instrument or agreement relating thereto matures more than one year from the date of the initial creation thereof (including any current installment thereof due within one year of the date of determination); provided that Funded Debt shall include any Indebtedness which does not otherwise come within the foregoing definition but which is directly or indirectly renewable or extendible at the option of the debtor to a date one year or more (including an option of the debtor under a revolving credit or similar agreement obligating the lender or lenders to extend credit over a period of one year or more) from the date of the initial creation thereof.

      "GAAP" shall mean generally accepted accounting principles in effect in the United States from time to time.

      "General Partners" shall mean National Propane Corp. and National Propane SGP.

      "General Partner's Guarantee Agreement" shall mean the Guarantee Agreement between National Propane Corp. and the Trustee in the form attached hereto as Exhibit C-1, as amended from time to time.

      "Governmental Authority" shall mean any Federal, state, local or foreign governmental department, commission, board, bureau, authority, agency, court, instrumentality or judicial or regulatory body or entity.

      "Growth-Related Capital Expenditures" shall mean, with respect to any Person, all capital expenditures by such Person made to improve or enhance the existing capital assets or to increase the customer base of such Person or to acquire or construct new capital assets, but excluding (a) capital expenditures made to maintain, up to the level thereof that existed at the time of such expenditure, the operating capacity of the capital assets of such Person as such assets existed at the time of such expenditure and (b) Eligible Propane Acquisitions.

      "Guaranty", as applied to any Person, shall mean any direct or indirect liability, contingent or otherwise, of such Person with respect to any indebtedness, lease (other than operating leases in accordance with GAAP under which the Borrower or a Restricted Subsidiary is the lessee), dividend or other obligation of another, including any such obligation directly or indirectly guaranteed, endorsed (otherwise than for collection or deposit in the ordinary course of business) or discounted or sold with recourse by such Person, or in respect of which such Person is otherwise directly or indirectly liable or any other obligation under any contract which, in economic effect, is substantially equivalent to a guaranty, including any

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

such obligation of a partnership in which such Person is a general partner or of a joint venture in which such Person is a joint venturer, and any such obligation in effect guaranteed by such Person through any agreement (contingent or otherwise) to purchase, repurchase or otherwise acquire such obligation or any security therefor, or to provide funds for the payment or discharge of such obligation (whether in the form of loans, advances, stock purchases, capital contributions or otherwise), or to maintain the solvency or any balance sheet or other financial condition of the obligor of such obligation, or to make payment for any products, materials or supplies or for any transportation or services regardless of the non-delivery or nonfurnishing thereof, in any such case if the purpose or intent of such agreement is to provide assurance that such obligation will be paid or discharged, or that any agreements relating thereto will be complied with, or that the holders of such obligation will be protected against loss in respect thereof.

      "Guarantee Agreements" shall mean the General Partner's Guarantee Agreement and the Subsidiaries Guarantee Agreement.

      "Hazardous Materials" shall mean any toxic or hazardous substance or waste, gasoline or petroleum (including crude oil or any fraction thereof) or petroleum products, polychlorinated biphenyls, urea-formaldehyde insulation, asbestos or asbestos-containing materials, pollutants, contaminants, radioactivity, and any other materials or substances of any kind, whether or not any such substance is defined as hazardous under any Environmental Law, that is regulated pursuant to any Environmental Law or that could give rise to liability under any Environmental Law.

      "Hedging Agreement" shall mean any interest rate swap, collar, cap or similar interest rate arrangement designed solely to protect the Borrower against fluctuations in interest rates on Indebtedness outstanding or committed under the Facilities.

      "Incur" shall have the meaning assigned to such term in Section 6.01.

      "Indebtedness", as applied to any Person, shall mean the following (without duplication):

            (a) any indebtedness for borrowed money which such Person has directly or indirectly created, incurred or assumed;

            (b) any indebtedness, whether or not for borrowed money, with respect to which such Person has become directly or indirectly liable and which represents the deferred purchase price (or a portion thereof) or has been incurred to finance the purchase price (or a portion thereof) of any property or service or business acquired by such Person, whether by purchase, consolidation, merger or otherwise;

            (c) all obligations evidenced by notes, bonds, debentures or similar instruments, including obligations so evidenced incurred in connection with the

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

     acquisition or property, assets or businesses, and all obligations upon which interest charges are customarily paid;

            (d) all indebtedness created or arising under any conditional sale or other title retention agreement, or incurred as financing, in either case with respect to property acquired by the Person (even though the rights and remedies of the seller or bank under such agreement in the event of default are limited to repossession or sale of such property);

            (e) any Capital Lease Obligations to the extent such obligations would, in accordance with GAAP, appear on a balance sheet of such Person;

            (f) any indebtedness, whether or not for borrowed money, secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien in respect of property owned by such Person, whether or not such Person has assumed or become liable for the payment of such indebtedness, provided that the amount of such Indebtedness if not so assumed shall in no event be deemed to be greater than the fair market value from time to time (as determined in good faith by such Person) of the property subject to such Lien;

            (g) all Disqualified Stock of such Person valued at the greater of its voluntary or involuntary maximum fixed repurchase price plus accrued dividends;

            (h) any Preferred Stock of any Restricted Subsidiary of such Person valued at the sum of the liquidation preference thereof or any mandatory redemption payment obligations in respect thereof plus, in either case, accrued dividends thereon;

            (i) any indebtedness of the character referred to in clause (a) through (h) of this definition deemed to be extinguished under GAAP but for which such Person remains legally liable;

            (j) all liabilities of such Person in respect of letters of credit (including Letters of Credit) or instruments serving a similar function issued or accepted for its account by banks and other financial institutions (whether or not representing obligations for borrowed money);

            (k) all obligations of such Person in respect of Interest Rate Agreements; and

            (l) any indebtedness of any other Person of the character referred to in clause (a) through (j) of this definition with respect to which the Person whose Indebtedness is being determined has become liable by way of a Guaranty.

Notwithstanding the foregoing, in determining the Indebtedness of the Borrower and the Restricted Subsidiaries, there shall be excluded all undrawn commercial letters of credit (not yet due and payable), trade accounts payable, accrued interest and other accrued expenses and customer credit balances arising in the ordinary course of business on ordinary terms. The Indebtedness of any Person shall include the Indebtedness of any partnership in which such Person is a general partner unless such Indebtedness is non-recourse to such Person and its assets.

      "Indemnified Party" shall have the meaning assigned to such term in
Section 9.05(b).

      "Intercompany Notes" shall mean the promissory notes of the Subsidiaries issued to the Borrower as contemplated by Sections 4.01(d)(ii) and 6.01(c), substantially in the form attached hereto as Exhibit E or such other form as may be satisfactory to the Administrative Agent, representing all Indebtedness of the Subsidiaries to the Borrower outstanding at any time.

      "Interest Payment Date" shall mean, with respect to any Loan, the last day of the Interest Period applicable to the Borrowing of which such Loan is a part and, in the case of any Eurodollar Borrowing with an Interest Period of more than three months' duration, each day that would have been an Interest Payment Date had successive Interest Periods of three months' duration been applicable to such Borrowing and, in addition, in the case of any Eurodollar Borrowing, the date of any refinancing or conversion of such Borrowing with or to a Borrowing of a different Type.

      "Interest Period" shall mean (a) as to any Eurodollar Borrowing, the period commencing on the date of such Borrowing (including a conversion or continuation of the Type of, or the duration of the Interest Period applicable to, a previously outstanding Tranche B Term Borrowing pursuant to Section 2.10) and ending on the numerically corresponding day (or, if there is no numerically corresponding day, on the last day) in the calendar month that is 1, 2, 3 or 6 months thereafter, as the Borrower may elect, and (b) as to any ABR Borrowing, the period commencing on the date of such Borrowing (including a conversion or continuation of the Type of, or the duration of the Interest Period applicable to, a previously outstanding Tranche B Term Borrowing pursuant to Section 2.10) and ending on the earliest of (i) the next succeeding March 31, June 30, September 30 or December 31 and (ii) with respect to any Tranche A Revolving Loan, Tranche B Revolving Loan or Tranche B Term Loan, the Tranche A Maturity Date, the Tranche B Conversion Date or the Tranche B Maturity Date, respectively; provided that if any Interest Period would end on a day other than a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless, in the case of a Eurodollar Borrowing only, such next succeeding Business Day would fall in the next calendar month, in which case such Interest Period shall end on the next preceding Business Day. Interest shall accrue from and including the first day of an Interest Period to, but excluding, the last day of such Interest Period.

      "Interest Rate Agreement" shall mean any interest rate swap, collar, cap, foreign currency exchange agreement or other arrangement requiring payments contingent upon interest or exchange rates, including all Hedging Agreements and Commodities Hedging Agreements.

      "Investment", as applied to any Person, shall mean any direct or indirect purchase or other acquisition by such Person of stock or other securities of any other Person, or any direct or indirect loan, advance or capital contribution by such Person to any other Person, and any other item which would be classified as an "investment" on a balance sheet of such Person prepared in accordance with GAAP, including any direct or indirect contribution by such Person of property or assets to a joint venture, partnership or other business entity in which such Person retains an interest. For the purposes of Section 6.03, the amount involved in Investments made during any period shall be the aggregate cost to the Borrower of all such Investments made during such period, determined in accordance with GAAP, but without regard to unrealized increases or decreases in value, or write-ups, write-downs or write-offs, of such investments and without regard to the existence of any undistributed earnings or accrued interest with respect thereto accrued after the respective dates on which such Investments were made, less any net return of capital realized during such period upon the sale, repayment or other liquidation of such Investment (determined in accordance with GAAP, but without regard to any amounts received during such period as earnings (in the form of dividends not constituting a return of capital, interest or otherwise) on such Investment) or as loans from any Person in whom such Investments have been made.

      "Investment Grade" shall mean BBB- or higher by Fitch, Baa3 or higher by Moody's or BBB- or higher by S&P.

      "Issuing Bank" shall mean, as to any Letter of Credit, The First National Bank of Boston or Bank of America NT & SA, in its capacity as the issuer of such Letter of Credit, and its successors in such capacity.

      "Legal Requirement" shall mean any law, statute, ordinance, decree, requirement, order, judgment, rule or regulation (or published official interpretation by any Governmental Authority of any of the foregoing) of any Governmental Authority.

      "Lender" shall mean each financial institution listed on the signature pages hereof, each assignee which becomes a Lender pursuant to Section 9.04(b), and their respective successors.

      "Letters of Credit" shall mean any and all Tranche A Letters of Credit and Tranche B Letters of Credit.

      "Letter of Credit Disbursement" shall mean a payment or disbursement made by the Issuing Bank pursuant to a Letter of Credit.

      "Letter of Credit Exposure" shall mean at any time the sum of (i) the Tranche A Letter of Credit Exposure and (ii) the Tranche B Letter of Credit Exposure. The Letter of Credit Exposure of any Lender at any time shall mean the sum of its Tranche A Letter of Credit Exposure and Tranche B Letter of Credit Exposure at such time.

      "Letter of Credit Fees" shall mean the Tranche A Letter of Credit Fees and Tranche B Letter of Credit Fees.

      "Level I Pricing Period" shall mean, subject to Section 2.06(e), any period on or after the Pricing Adjustment Date during which the Leverage Ratio is less than 3.50:1.00 and no Event of Default has occurred and is continuing.

      "Level II Pricing Period" shall mean, subject to Section 2.06(e), any period on or after the Pricing Adjustment Date during which the Leverage Ratio is greater than or equal to 3.50:1.00 but less than 3.75:1.00 and no Event of Default has occurred and is continuing.

      "Level III Pricing Period" shall mean, subject to Section 2.06(e), any period on or after the Pricing Adjustment Date during which the Leverage Ratio is greater than or equal to 3.75:1.00 but less than 4.00:1.00 and no Event of Default has occurred and is continuing.

      "Level IV Pricing Period" shall mean, subject to Section 2.06(e), any period on or after the Pricing Adjustment Date during which the Leverage Ratio is greater than or equal to 4.00:1.00 but less than 4.50 and no Event of Default has occurred and is continuing.

      "Level V Pricing Period" shall mean, subject to Section 2.06(e), any period on or after the Pricing Adjustment Date which is not a Level I Pricing Period, Level II Pricing Period, Level III Pricing Period or Level IV Pricing Period.

      "Leverage Ratio" as of any date shall mean the ratio of (a) Total Funded Debt as of the last day of the Reference Period with respect to such date to (b) Consolidated Cash Flow for such Reference Period.

      "LIBO Rate" shall mean, with respect to any Eurodollar Borrowing for any Interest Period, the rate per annum (rounded upwards, if necessary to the nearest 1/16 of 1%) reported, at 11:00 a.m. (London time) on the date two Business Days prior to the first day of such Interest Period, on Telerate Access Service Page 3750 (British Bankers Association Settlement Rate) as the London interbank offered rate for Dollar deposits having a term comparable to the duration of such Interest Period and in an amount equal to or greater than $1,000,000.

      "Lien", as to any Person, shall mean any mortgage, lien (statutory or otherwise), pledge, reservation, right of entry, encroachment, easement, right of way, restrictive covenant, license, charge, security interest or other encumbrance in or on, or any interest or title of any vendor, lessor, lender or other secured party to or of such Person under any conditional sale or other title retention agreement or Capital Lease Obligation with respect to, any property or asset owned or held by such Person, or the signing or filing of a financing statement with respect to any of the foregoing which names such Person as debtor, or the signing of any security agreement with respect to any of the foregoing authorizing any other party as the secured party thereunder to file any financing statement or any other agreement to give or grant any of the foregoing. For the purposes of this Agreement, a Person shall be deemed to be the owner of any asset which it has placed in trust for the benefit of the holders of Indebtedness of such Person and such trust shall be deemed to be a Lien if such Person remains legally liable therefor, notwithstanding that such Indebtedness is or may be deemed to be extinguished under GAAP (unless such Indebtedness is Defeased Indebtedness and the only assets subject to such trust are those necessary to comply with the conditions to defeasance specified in the definition of Defeased Indebtedness).

      "Loan Documents" shall mean (a) this Agreement, (b) the Notes, (c) the Letters of Credit, (d) the Intercompany Notes, (e) the Collateral Documents, (f) any Interest Rate Agreements entered into by the Borrower with any Agent or Lender (or any Affiliate thereof), (g) any Supplemental Agreements and (h) any side letter agreement entered into by the Borrower and the Lenders in anticipation of the Closing relating to matters to be performed after the Closing and certain other matters.

      "Loan Parties" shall mean the Public Partnership, the Managing General Partner, the Borrower and the Restricted Subsidiaries.

      "Loans" shall mean any or all of the Tranche A Revolving Loans, the Tranche B Revolving Loans and the Tranche B Term Loans.

      "Make Whole Amount" shall have the meaning set forth in the Note Agreement as in effect on the Closing Date.

      "Managing General Partner" shall mean National Propane Corp. except that
(a) if National Propane SGP has succeeded as managing general partner of the Borrower under the Partnership Agreement, "Managing General Partner" shall mean National Propane SGP and (b) if Triarc is the surviving corporation in a merger with National Propane Corp., "Managing General Partner" shall mean Triarc.

      "Margin Stock" shall have the meaning assigned to such term under Regulation U.

      "Material Adverse Effect" shall mean a material adverse effect on (a) the business, operations, property or condition (financial or otherwise) of the Borrower and the Restricted Subsidiaries, taken as a whole, or the Business, (b) the ability of the Borrower, the Managing General Partner or any Restricted Subsidiary to perform its obligations under this Agreement or any other Operative Agreement or (c) the validity, enforceability, perfection or priority of this Agreement or any other Operative Agreement or of the rights or remedies of any Lender or the Trustee.

      "Maximum Consolidated Pro Forma Debt Service" shall mean, as of any date of determination, the highest total amount payable by the Borrower and the Restricted Subsidiaries on a consolidated basis, during any period of four consecutive fiscal quarters, commencing with the fiscal quarter in which such date of determination occurs and ending on the maturity date of the Mortgage Notes, in respect of scheduled principal payments and all cash interest charges with respect to all Indebtedness of the Borrower and the Restricted Subsidiaries outstanding or to be outstanding, after giving effect to any Indebtedness proposed to be incurred on such date, to the concurrent repayment of any other Indebtedness, and to the concurrent satisfaction of the conditions for any other Indebtedness to become Defeased

Indebtedness, and (a) including actual payments under Capital Lease Obligations,
(b) assuming, in the case of Indebtedness (other than Indebtedness incurred under the Facilities) bearing interest at fluctuating interest rates which cannot be determined in advance, that the rate in effect on such date will remain in effect throughout such period, (c) assuming in the case of Indebtedness incurred under the Facilities, that (i) the interest payments payable during such four consecutive calendar quarters next succeeding the date of determination will equal the actual interest payments associated with the Facilities during the most recent four fiscal quarters, (ii) except for the 12-month period immediately prior to the termination or final maturity thereof (unless extended or renewed), no principal payments will be made under the Facility A and (iii) principal payments relating to Facility B will become due based on the assumption that the conversion to the fixed amortization schedule pursuant to Sections 2.01(c) and 2.02(g) is effected on the dates set forth therein, (d) treating the principal amount of all Indebtedness outstanding as of such date of determination under a revolving credit or similar agreement (other than the Facilities) as maturing and becoming due and payable on the scheduled maturity date or dates thereof (including the maturity of any payment required by any commitment reduction or similar amortization provision), without regard to any provision permitting such maturity date to be extended and (e) including any other repayments of Indebtedness due within twelve months from such date of determination.

      "Material Contracts" shall have the meaning assigned to such term in
Section 3.10(a).

      "Maximum Rate" shall have the meaning assigned to such term in Section
9.09.

      "MLP Agreement" shall mean the Amended and Restated Agreement of Limited Partnership of the Public Partnership.

      "Moody's" shall mean Moody's Investor Services and its successors.

      "Mortgage" shall mean each mortgage, assignment of rents, security agreement and fixture filing, and each deed of trust, assignment of rents and fixture filing, or similar instrument creating and evidencing a lien on a real property and other property and rights incidental thereto, which shall be substantially in the forms of Exhibit G-1 and Exhibit G-2 (with any conforming changes therein required to accommodate a Restricted Subsidiary as a mortgagor), containing such schedules and including such exhibits as shall not be inconsistent with the provisions of Section 4.01(d) or shall be necessary to conform such instrument to applicable local law and which shall be dated the date of delivery thereof and made by the owner of the real property described therein for the benefit of the Trustee, as mortgagee (or beneficiary), assignee and secured party for the benefit of the Secured Parties, as the same may be amended from time to time.

      "Mortgage Notes" shall mean the mortgage notes of the Borrower in the aggregate principal amount of $125,000,000 issued pursuant to the Note Agreement.

      "Mortgaged Properties" shall mean the real properties identified on
Schedule 4.01(d)(vii) and each other real property subjected to a Mortgage under
Section 6.22 or otherwise.

      "Multiemployer Plan" shall mean a Plan which is a multiemployer plan as defined in Section 4001(a)(3) of ERISA.

      "National Propane Corp." shall mean National Propane Corporation, a Delaware corporation.

      "National Propane Group" shall mean the Loan Parties and, insofar as Triarc has at any time directly operated or owned any portion of the Business (other than solely by owning the Capital Stock of National Propane Corp. or National Propane SGP or any Subsidiary of either of them), Triarc.

      "National Propane SGP" shall mean National Propane SGP, Inc., a Delaware corporation.

      "Net Working Capital" as of any date shall mean (a) Current Assets as of such date, minus (ii) Current Liabilities as of such date.

      "Non-Excluded Taxes" shall have the meaning assigned to such term in
Section 2.19.

      "Note Agreement" shall mean, collectively, the Note Purchase Agreements dated as of June 26, 1996, among the General Partners, the Borrower and the investors named therein.

      "Noteholders" shall mean the owners and holders of the Mortgage Notes.

      "Notes" shall mean the Tranche A Revolving Credit Notes and the Tranche B Notes.

      "Obsolete Assets" shall mean assets, property or equipment that have been determined by the Borrower in good faith to no longer be necessary or useful in the operation or business of the Borrower or any Restricted Subsidiary.

      "Officers' Certificate" shall mean, as to any corporation, a certificate executed on its behalf by the Chairman of the Board of Directors (if an officer) or its President or one of its Vice Presidents and its Treasurer, or Controller, or one of its Assistant Treasurers or Assistant Controllers, and, as to any partnership, a certificate executed on behalf of such partnership by its general partner in a manner which would qualify such certificate as an Officers' Certificate of such general partner hereunder.

      "Operative Agreements" shall mean this Agreement, the Note Agreement, the Notes, the Mortgage Notes, the Collateral Documents, the General Partner's Guarantee Agreement, the Subsidiaries Guarantee Agreement, the Underwriting Agreement, the Triarc Note, the

Conveyance Agreements, the Agency Agreement, the MLP Agreement and the Partnership Agreement.

      "Parity Debt" shall mean Indebtedness of the Borrower incurred in accordance with Sections 6.01(a), 6.01(b), 6.01(i) and 6.01(k) (but only to the extent such Indebtedness under Section 6.01(k) is incurred to any Lender or Affiliate of a Lender with respect to Indebtedness under the Loan Documents) and secured by the lien of the Collateral Documents in accordance with Section 6.02(g) or 6.02(h).

      "Partners Security Agreement" shall mean the Pledge and Security Agreement among the Public Partnership, National Propane Corp. and the Trustee in the form attached hereto as Exhibit D-1, as amended from time to time.

      "Partnership Agreement" shall mean the Amended and Restated Agreement of Limited Partnership of the Borrower, as in effect on the Closing Date, and as the same may from time to time be amended, modified or supplemented in accordance with the terms thereof and Section 6.12 hereof.

      "PBGC" shall mean the Pension Benefit Guaranty Corporation established pursuant to Subtitle A of Title IV of ERISA or any successor thereto.

      "Perfection Certificate" shall mean a certificate from the Borrower substantially in the form of Exhibit K.

      "Permitted Encumbrances" shall mean the encumbrances and exceptions to title to the Assets (a) described in exhibits to the Collateral Documents or otherwise expressly permitted by the Mortgages or (b) existing on the date of Closing as permitted by all applicable provisions hereof with respect to real property owned or leased by the Borrower and not subject to a Lien of a Mortgage.

      "Permitted Exceptions" shall have the meaning set forth in Section 3.02.

      "Permitted Holders" shall mean (a) Nelson Peltz, (b) Peter W. May, (c) DWG Acquisition Group, L.P. so long as Nelson Peltz and Peter W. May (i) are the general partners thereof and Control DWG Acquisition Group, L.P. or (ii) together beneficially own, directly or indirectly, a majority of the Capital Stock (on a fully diluted basis) of DWG Acquisition Group, L.P. and a majority of the total voting power of all classes of Capital Stock then outstanding of the general partner of DWG Acquisition Group, L.P. that are normally entitled to vote in the election of directors thereof and (d) any other Affiliate of Nelson Peltz and Peter W. May, so long as either (i) in the case of any Affiliate that is a corporation, limited liability company or limited partnership, Nelson Peltz and Peter W. May together beneficially own, directly or indirectly, a majority of the Capital Stock (on a fully diluted basis) and a majority of the total voting power of all classes of Capital Stock then outstanding of such Affiliate (or the managing member or managing general partner thereof if such Affiliate is a limited liability company or a limited partnership, as the case may be) that are normally entitled to vote in the election of directors of such Affiliate or (ii) such Affiliate is reasonably satisfactory to the Required Lenders.

      "Permitted Insurers" shall mean insurers with ratings of A or better according to Best's Insurance Reports (or a comparable rating agency for insurance companies located outside of the United States and Canada) and with assets of no less than $500 million.

      "Permitted Maximum Ratio" on any date of determination shall mean (a) if such date is on or prior to June 30, 1997, 4.50:1.00 and (b) if such date is after June 30, 1997, 4.25:1.00.

      "Person" shall mean any natural Person, corporation, business trust, joint venture, association, company, limited liability company, partnership, government (or any agency or political subdivision thereof) or other entity.

      "Plan" shall mean an "employee pension benefit plan" (as defined in Section 3 (2) of ERISA) which is or has been established or maintained, or to which contributions are or have been made, by either General Partner, the Borrower or any Related Person of the Borrower or the General Partners or to which either General Partner, the Borrower or any Related Person of the Borrower or the General Partners is or has been obligated to contribute, or an employee pension benefit plan as to which either General Partner, the Borrower or any Related Person of the Borrower or either General Partner could be treated as a contributory sponsor under Section 4069 or Section 4212 of ERISA if such plan were terminated.

      "Preferred Stock", as applied to the Capital Stock of any Person, shall mean Capital Stock of any class or classes (however designated) which is preferred as to the payment of dividends, or as to the distribution of assets upon any voluntary or involuntary liquidation or dissolution of such corporation, over shares of Capital Stock of any other class of such Person.

      "Pricing Adjustment Date" shall mean the date which is five Business Days after the delivery by the Borrower to the Administrative Agent of the financial statements required by Section 5.02(a) for the quarter ended June 30, 1996.

      "Prime Rate" shall mean the rate of interest per annum adopted from time to time by the Administrative Agent as its Base Rate (which may not be the lowest rate at which the Administrative Agent makes loans to borrowers) in effect at its principal office in Boston, Massachusetts. Each change in the Prime Rate shall be effective on the date such change is adopted, without notice to the Borrower.

      "Public Partnership" shall mean National Propane Partners, L.P., a Delaware limited partnership.

      "Rating Agency" shall mean Fitch, Moody's and S&P.

      "RCRA" shall mean the Federal Resource Conservation and Recovery Act, as amended.

      "Reference Period" with respect to any date of determination shall mean the period of four consecutive fiscal quarters of the Borrower most recently completed at least 45 days prior to such date, except that (a) solely for purposes of Section 6.31 (but not for purposes of determining the Applicable Margin, calculating the Leverage Ratio as required by Sections 4.03(g), 6.01, 6.03, 6.07 and 6.24 hereof, calculating the ratio of Consolidated Cash Flow to Consolidated Interest Expense as required by Section 6.04 or any other purpose (other than determining compliance with Section 6.31 as required by Section 6.04)), the "Reference Period" with respect to any date of determination shall have the meaning set forth in the last sentence of Section 6.31(a), (b) for purposes of determining compliance with Section 6.31 as required by Section 6.04 (but not for purposes of calculating the ratio of Consolidated Cash Flow to Consolidated Interest Expense as required by Section 6.04), the "Reference Period" with respect to any date of determination shall have the meaning set forth in the last sentence of Section 6.31(a) for the applicable period immediately preceding, or ending on, such date of determination, (c) for purposes of calculating the ratio of Consolidated Cash Flow to Consolidated Interest Expense as required by Section 6.04, the Reference Period shall mean the period of four consecutive fiscal quarters of the Borrower most recently completed prior to the date of determination and (d) for purposes of calculating Consolidated Interest Expense for the period ending on the last day of the first, second or third fiscal quarter after the Closing Date, "Reference Period" shall be subject to the provisions set forth in the definition of Consolidated Interest Expense.

      "Register" shall have the meaning assigned to such term in Section
9.04(d).

      "Registration Statement" shall mean the Registration Statement on Form S-1 under the Securities Act of 1933, as amended, of the Public Partnership (Registration Number 333-2768), as initially filed with the SEC on March 26, 1996, as amended by Amendment No. 1 thereto filed with the SEC on May 14, 1996, Amendment No. 2 thereto filed with the SEC on May 31, 1996, and Amendment No. 3 thereto filed with the Securities and Exchange Commission on June 11, 1996.

      "Regulation G" shall mean Regulation G of the Board as from time to time in effect and all official rulings and interpretations thereunder or thereof.

      "Regulation U" shall mean Regulation U of the Board as from time to time in effect and all official rulings and interpretations thereunder or thereof.

      "Regulation X" shall mean Regulation X of the Board as from time to time in effect and all official rulings and interpretations thereunder or thereof.

      "Related Person" shall mean, with respect to any Person any trade or business, whether or not incorporated, which, as of any date of determination, would be treated as a single employer together with such Person under Section 414 of the Code.

      "Reportable Event" shall mean any of the events set forth in Section 4043(b) of ERISA, other than those events as to which the 30-day notice period is waived under applicable PBGC regulations.

      "Required Consents" shall have the meaning set forth in Section 3.02.

      "Required Lenders" shall mean, at any time, Lenders holding Loans and participations in Letters of Credit, and having Commitments, representing in the aggregate at least 66-2/3% of the sum at such time of (a) the aggregate principal amount of the Loans outstanding, (b) the aggregate amount of the Letter of Credit Exposure and (c) the aggregate amount of unused Commitments.

      "Responsible Officer" shall mean, with respect to any Person, the Chairman, the President, any Executive Vice President or Senior Vice President, the Chief Financial Officer, the Treasurer and the Secretary of such Person, and any other employee of such Person who is responsible for compliance with or performance of any obligation under this Agreement, the Loan Documents or the other Operative Agreements, and with respect to a Person which is a partnership, any such employee of its managing general partner.

      "Restricted Payment" shall mean (a) any payment, dividend or other distribution, direct or indirect, in respect of any Capital Stock of the Borrower or any Restricted Subsidiary, except a distribution payable solely in additional Capital Stock of the Borrower (other than Disqualified Stock), (b) any payment, direct or indirect, on account of the redemption, retirement, purchase or other acquisition of any Capital Stock of the Borrower or any Restricted Subsidiary now or hereafter outstanding, except to the extent that the consideration therefor consists of Capital Stock of the Borrower (other than Disqualified Stock) and (c) except for any prepayment of Parity Debt contemplated by Section 2.11 and the Collateral Documents, any principal payment on, or redemption, repurchase, defeasance or other acquisition, or retirement for value, prior to any scheduled repayment or maturity, of (i) any Indebtedness subordinated in right of payment to the Facilities Obligations or (ii) any Mortgage Notes or other Parity Debt; provided that payments by the Borrower or a Restricted Subsidiary of the Borrower made in accordance with all applicable provisions of this Agreement to the Managing General Partner or any of its Affiliates for services rendered to or on behalf of the Borrower or any Restricted Subsidiary of the Borrower or expenses incurred in connection with the operation of the business of the Borrower or any Restricted Subsidiary of the Borrower (including, without limitation, reimbursement of expenses incurred under any employee benefit plan, including plans providing for the issuance of Units or options to acquire Units in the Public Partnership) shall not be deemed to be Restricted Payments; provided further that any prepayment made at the option of the Borrower on the Mortgage Notes shall not constitute a Restricted Payment, so long as the following conditions are satisfied: (A) concurrently with such prepayment, (I) the Borrower shall reduce the outstanding Commitments, if any, pursuant to Section 2.09(b) by an amount which bears the same proportion to the total Commitments as the principal amount and premium prepaid on the Mortgage Notes bears to the aggregate principal amount of Mortgage Notes prior to such prepayment (such proportion, the "prepayment percentage") and (II) the Borrower shall prepay

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

outstanding Loans pursuant to Section 2.12 and reduce the Letter of Credit Exposure as contemplated by Section 2.21(k) (by depositing cash collateral with the Administrative Agent to be held pursuant to the Cash Collateral Agreement) by an aggregate amount equal to the prepayment percentage of the aggregate principal amount of outstanding Loans and the Letter of Credit Exposure; and (B) of the amounts applied pursuant to the foregoing clause (A), (I) all Tranche B Revolving Credit Commitments shall be terminated before any Tranche A Revolving Credit Commitments are reduced, (II) all Tranche B Loans shall be repaid in full and the Tranche B Letter of Credit Exposure shall be eliminated before any Tranche A Revolving Loans are repaid or any Tranche A Letter of Credit Exposure is reduced, (III) all outstanding Tranche B Loans shall be repaid in full before any Tranche B Letter of Credit Exposure is reduced and (IV) all outstanding Tranche A Revolving Loans shall be repaid in full before any Tranche A Letter of Credit Exposure is reduced.

      "Restricted Subsidiary" shall mean any Wholly Owned Subsidiary of the Borrower (a) organized under the laws of the United States of America or any state thereof or the District of Columbia, (b) none of the capital stock or ownership interests of which is owned by Unrestricted Subsidiaries, (c) substantially all of the operating assets of which are located in, and substantially all of the business of which is conducted within the United States of America and which business consists of the wholesale and retail sale, distribution and storage of propane gas and related petroleum derivative products, the leasing of propane storage tanks and/or the related retail sale of supplies and equipment, including home appliances and the provision of related services, and (d) designated by the Borrower as a Restricted Subsidiary in
Schedule 1.01 or at a subsequent date; provided, however, that (i) to the extent a newly formed or acquired Wholly Owned Subsidiary satisfying the requirements of the foregoing clauses (a), (b) and (c) is not declared either a Restricted Subsidiary or an Unrestricted Subsidiary within 90 days of its formation or acquisition, such Wholly Owned Subsidiary shall be deemed a Restricted Subsidiary and (ii) a Restricted Subsidiary may be designated as an Unrestricted Subsidiary in accordance with the provisions of Section 6.18.

      "Revolving Credit Borrowing" shall mean a Borrowing consisting of Revolving Loans.

      "Revolving Credit Commitment" shall mean any and all Tranche A Revolving Credit Commitments and Tranche B Revolving Credit Commitments.

      "Revolving Loans" shall mean any and all Tranche A Revolving Loans and Tranche B Revolving Loans.

      "Rollover Borrowing" shall mean (a) a Revolving Credit Borrowing of any Class in which previously outstanding Revolving Loans of such Class are refinanced with new Loans of such Class as contemplated by Section 2.02(g), so long as such refinancing does not result in any increase in the aggregate outstanding principal amount of Loans of such Class and (b) a Tranche B Term Borrowing made on the Tranche B Conversion Date in which previously outstanding Tranche B Revolving Loans are refinanced with Tranche B Term Loans as contemplated by Section 2.11(b).

      "S&P" shall mean Standard & Poor's Ratings Group and its successors.

      "SEC" shall mean the Securities and Exchange Commission or any successor thereto.

      "Secured Parties" shall mean (a) the Lenders, (b) the Administrative Agent and the Syndication Agent, in their capacities as such under each Loan Document,
(c) each Agent or Lender with which the Borrower enters into an Interest Rate Agreement, in its capacity as a party to such agreement, (d) the beneficiaries of each indemnification obligation undertaken by the Borrower or any of the Loan Parties under any Loan Document, (e) the holders of any Parity Debt and (f) the successors and assigns of the foregoing.

      "Security Agreements" shall mean the Partners Security Agreement, the Borrower Security Agreement and the Triarc Note.

      "Single Employer Plan" shall mean any Plan which is covered by Title IV of ERISA, but which is not a Multiemployer Plan.

      "Solvent" shall have the meaning assigned to such term in Section 3.19.

      "Specified Events" shall mean the events, conditions and occurrences referred to in Sections 4.03(g), 6.01, 6.03, 6.07 and 6.24 hereof for which such Sections contemplate pro forma adjustments in connection with calculations of the Leverage Ratio. All such adjustments shall be made reasonably and in good faith by the Borrower and subject to the reasonable satisfaction of the Agents.

      "Statutory Reserves" shall mean the stated maximum rate (expressed as a decimal) of all reserves (including any basic, supplemental, marginal or emergency reserve or any reserve asset), if any, as from time to time in effect, required by the Board and any other banking authority to which any Lender is subject for (a) "Eurocurrency liabilities" as specified in Regulation D of the Board, (b) any other category of liabilities that includes eurodollar deposits by reference to which the LIBO Rate for any Eurodollar Borrowing is determined,
(c) the principal amount of or interest on any portion of any Eurodollar Borrowing or (d) any other category of extensions of credit, or other assets, that is based upon the LIBO Rate by a non-United States office of any of the Lenders to United States residents, in each case without the benefits of credits for prorations, exceptions or offsets that may be available to a Lender.

      "Sub-investment Grade Rating" on any date shall mean a rating for the Mortgage Notes in effect on such date by Fitch of lower than Investment Grade or, if Fitch is no longer making publicly available a rating for the Mortgage Notes, then (a) a failure for there to be at least one other Rating Agency making publicly available a rating for the Mortgage Notes of Investment Grade on such date or (b) a rating for the Mortgage Notes in effect on such date by any Rating Agency (other than Fitch) of lower than Investment Grade. For purposes of the foregoing, if the Borrower shall, directly or indirectly, cause any Rating Agency to cease publishing a rating for the Mortgage Notes, such Rating Agency shall be deemed to have issued a rating for the

Mortgage Notes of lower than Investment Grade until such time as such Rating Agency shall have issued a new rating, which is of Investment Grade.

      "Subsidiaries Guarantee Agreement" shall mean the Guarantee Agreement among the Restricted Subsidiaries (other than National Sales and Services, Inc.) and the Trustee in the form attached hereto as Exhibit C-2, as amended from time to time.

      "Subsidiary" of any Person shall mean any corporation, association, partnership, limited liability company, joint venture or other business entity at least a majority (by number of votes) of the stock of any class or classes (or equivalent interests) of which is at the time owned by such Person or by one or more Subsidiaries of such Person or by such Person and one or more Subsidiaries of such Person, if the holders of the stock of such class or classes (or equivalent interests) (a) are ordinarily, in the absence of contingencies, entitled to vote for the election of a majority of the directors (or Persons performing similar functions) of such business entity, even though the right so to vote has been suspended by the happening of such a contingency, or (b) are at the time entitled, as such holders, to vote for the election of the majority of the directors (or Persons performing similar functions) of such business entity, whether or not the right so to vote exists by reason of the happening of a contingency. Unless the context clearly indicates otherwise, the term "Subsidiary" refers to a Subsidiary of the Borrower.

      "Supplemental Agreement" shall mean an agreement between a Restricted Subsidiary, the Administrative Agent and the Trustee in the form attached hereto as Exhibit L, as amended from time to time.

      "Syndication Agent" shall mean Bank of America NT & SA, in its capacity as syndication agent hereunder.

      "Title Company" shall mean Chicago Title Insurance Company or such other title insurance company as shall be satisfactory to the Agents.

      "Total Funded Debt" as of any date shall mean (a) all Funded Debt of the Borrower and its Restricted Subsidiaries as of such date, including Indebtedness in respect of the Mortgage Notes, Tranche B Revolving Loans, Tranche B Term Loans and Tranche B Letters of Credit, but excluding Indebtedness in respect of the Tranche A Revolving Loans and Tranche A Letters of Credit, minus (b) Net Working Capital of the Borrower and its Restricted Subsidiaries as of such date (or, if such Net Working Capital is negative, plus the amount thereof); provided that if such Net Working Capital is positive, it shall not exceed $10,000,000 for purposes of the foregoing calculation.

      "Tranche A Commitment Fee" shall have the meaning assigned to such term in
Section 2.05(a).

      "Tranche A Letters of Credit" shall mean any and all standby letters of credit issued pursuant to Section 2.21(a).

      "Tranche A Letter of Credit Disbursement" shall mean a payment or disbursement made by the Issuing Bank pursuant to a Tranche A Letter of Credit.

      "Tranche A Letter of Credit Exposure" shall mean at any time the sum of
(i) the aggregate undrawn amount of all outstanding Tranche A Letters of Credit, plus (ii) the aggregate amount of all Tranche A Letter of Credit Disbursements not yet reimbursed by the Borrower as provided in Section 2.21, minus (iii) the aggregate principal amount of cash collateral in respect of outstanding Tranche A Letters of Credit deposited by the Borrower with the Administrative Agent and held pursuant to the Cash Collateral Agreement. The Tranche A Letter of Credit Exposure of any Lender at any time shall mean its pro rata share (based on the percentage of the aggregate Tranche A Revolving Credit Commitments represented by such Lender's Tranche A Revolving Credit Commitment) of the aggregate Tranche A Letter of Credit Exposure at such time.

      "Tranche A Letter of Credit Fees" shall mean the fees payable to the Issuing Bank and the Lenders in respect of Tranche A Letters of Credit pursuant to Section 2.21(f).

      "Tranche A Maturity Date" shall mean June 30, 1999.

      "Tranche A Rating Premium" shall mean, (a) with respect to any Tranche A Revolving Loan outstanding on any day on which there is a Sub-investment Grade
Rating:

            (i) 0.125%, if such day falls within a Level I Pricing Period, Level II Pricing Period or Level III Pricing Period;

           (ii) 0.250%, if such day falls within a Level IV Pricing Period; and

          (iii) 0.500%, if such day falls within a Level V Pricing Period; and

      (b) with respect to the commitment fee accruing pursuant to Section 2.05(a) on any day on which there is a Sub-investment Grade Rating, (i) 0.00%, if such day falls within a Level I Pricing Period and (ii) 0.125%, if such day falls within a Level II Pricing Period, Level III Pricing Period, Level IV Pricing Period or a Level V Pricing Period.

      "Tranche A Revolving Credit Availability Period" shall mean the period from and including the Closing Date to but excluding the earlier of (a) the date five Business Days prior to the Tranche A Maturity Date and (b) the termination of the Tranche A Revolving Credit Commitments of the Lenders in accordance with the terms hereof.

      "Tranche A Revolving Credit Borrowing" shall mean a Borrowing comprised of Tranche A Revolving Loans.

      "Tranche A Revolving Credit Commitment" shall mean, with respect to each Lender, the commitment of such Lender to make Tranche A Revolving Loans hereunder as set forth in Section 2.01(a), in the amount set forth in Exhibit A or in an assignment in accordance with

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

Section 9.04, as the same may be reduced from time to time pursuant to Section
2.09 or changed from time to time pursuant to an assignment in accordance with
Section 9.04. The aggregate amount of the Lenders' collective Tranche A Revolving Credit Commitments as of the Closing Date shall equal $15,000,000.

      "Tranche A Revolving Credit Note" shall mean a promissory note of the Borrower, substantially in the form of Exhibit B-1, evidencing Tranche A Revolving Loans, and any substitutions or replacements therefor.

      "Tranche A Revolving Loans" shall mean the revolving loans made by the Lenders to the Borrower pursuant to Section 2.01(a). Each Tranche A Revolving Loan shall be a Eurodollar Revolving Loan or an ABR Revolving Loan.

      "Tranche B Commitment" shall mean, with respect to each Lender, the commitment of such Lender to make Tranche B Revolving Loans hereunder as set forth in Section 2.01(b), as the same may be reduced from time to time pursuant to Section 2.09 or changed from time to time pursuant to an assignment in accordance with Section 9.04, and to make a Tranche B Term Loan hereunder as set forth in Section 2.01(c).

      "Tranche B Commitment Fee" shall have the meaning assigned to such term in
Section 2.05(b).

      "Tranche B Conversion Date" shall mean June 30, 1998.

      "Tranche B Letters of Credit" shall mean any and all standby letters of credit issued pursuant to Section 2.21(b).

      "Tranche B Letter of Credit Disbursement" shall mean a payment or disbursement made by the Issuing Bank pursuant to a Tranche B Letter of Credit.

      "Tranche B Letter of Credit Exposure" shall mean at any time the sum of
(i) the aggregate undrawn amount of all outstanding Tranche B Letters of Credit, plus (ii) the aggregate amount of all Tranche B Letter of Credit Disbursements not yet reimbursed by the Borrower as provided in Section 2.21, minus (iii) the aggregate principal amount of cash collateral in respect of Tranche B Letters of Credit deposited by the Borrower with the Administrative Agent and held pursuant to the Cash Collateral Agreement. The Tranche B Letter of Credit Exposure of any Lender at any time shall mean its pro rata share (based on the percentage of the aggregate Tranche B Revolving Credit Commitments represented by such Lender's Tranche B Revolving Credit Commitment) of the aggregate Tranche B Letter of Credit Exposure at such time.

      "Tranche B Letter of Credit Fees" shall mean the fees payable to the Issuing Bank and the Lenders in respect of Tranche B Letters of Credit pursuant to Section 2.21(f).



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

      "Tranche B Loans" shall mean the Tranche B Revolving Loans and the Tranche B Term Loans.

      "Tranche B Maturity Date" shall mean June 30, 2001.

      "Tranche B Note" shall mean a promissory note of the Borrower, substantially in the form of Exhibit B-2, evidencing Tranche B Revolving Loans and (after the Tranche B Conversion Date) Tranche B Term Loans, and any substitutions or replacements therefor.

      "Tranche B Rating Premium" shall mean, (a) with respect to any Tranche B Revolving Loan or Tranche B Term Loan outstanding on any day on which there is a Sub-investment Grade Rating:

            (i) 0.250%, if such day falls within a Level I Pricing Period, Level II Pricing Period, Level III Pricing Period or Level IV Pricing Period; and

           (ii) 0.750%, if such day falls within a Level V Pricing Period; and

      (b) with respect to the commitment fee accruing pursuant to Section 2.05(b) on any day on which there is a Sub-investment Grade Rating, 0.125%.

      "Tranche B Repayment Date" shall have the meaning assigned to such term in
Section 2.11(c).

      "Tranche B Revolving Credit Availability Period" shall mean the period from and including the Closing Date to but excluding the earlier of (a) the date five Business Days prior to the Tranche B Conversion Date and (b) the termination of the Tranche B Revolving Credit Commitments of the Lenders in accordance with the terms hereof.

      "Tranche B Revolving Credit Borrowing" shall mean a Borrowing comprised of Tranche B Revolving Loans.

      "Tranche B Revolving Credit Commitment" shall mean, with respect to each Lender, the commitment of such Lender to make Tranche B Revolving Loans hereunder as set forth in Section 2.01(b), in the amount set forth in Exhibit A or in an assignment in accordance with Section 9.04, as the same may be reduced from time to time pursuant to Section 2.09 or changed from time to time pursuant to an assignment in accordance with Section 9.04. The aggregate amount of the Lenders' collective Tranche B Revolving Credit Commitment as of the Closing Date shall equal $40,000,000.

      "Tranche B Revolving Loans" shall mean the revolving loans made by the Lenders to the Borrower pursuant to Section 2.01(b). Each Tranche B Revolving Loan shall be a Eurodollar Revolving Loan or an ABR Revolving Loan.

      "Tranche B Term Borrowing" shall mean a Borrowing comprised of Tranche B Term Loans.

      "Tranche B Term Loan Commitment" shall mean, with respect to each Lender, the commitment of such Lender to make a Tranche B Term Loan hereunder as set forth in Section 2.01(c).

      "Tranche B Term Loans" shall have the meaning assigned to such term in
Section 2.01(c). Each Tranche B Term Loan shall be a Eurodollar Term Loan or an ABR Term Loan.

      "Transactions" shall mean the transactions described or referred to under the caption "The Transactions" in the Registration Statement.

      "Triarc" shall mean Triarc Companies, Inc., a Delaware corporation.

      "Triarc Note" shall mean the promissory note dated as of the Closing Date made by Triarc in favor of the Borrower, in the form of Exhibit O hereto, which note is secured pursuant to its terms by a pledge by Triarc to the Borrower of, among other things, all of the Capital Stock of National Propane Corp. directly owned by Triarc, as such note may from time to time be amended, modified or supplemented as expressly permitted by Section 6.12 or, if such amendment, modification or supplement is not expressly permitted by Section 6.12, then as permitted by the Required Lenders.

      "Trust Agreement" shall mean the Intercreditor and Trust Agreement, dated as of June 26, 1996, among the Borrower, the Public Partnership, National Propane Corp., the Restricted Subsidiaries, the Trustee, the Lenders and the Noteholders, substantially in the form attached hereto as Exhibit P, as amended from time to time.

      "Trustee" shall mean The Bank of New York, as Trustee under the Trust Agreement, and its successors and assigns thereunder.

      "Type" shall have the meaning assigned to such term in Section 1.03.

      "Underwriters" shall mean the underwriters named in the Underwriting Agreement.

      "Underwriting Agreement" shall mean the Purchase Agreement among the Public Partnership, the General Partners, the Borrower and the Underwriters, relating to securities of the Public Partnership registered under the Registration Statement.

      "Units" shall mean the units to be issued and sold by the Public Partnership pursuant to the Underwriting Agreement, representing preference limited partnership interests in the Public Partnership.

      "Unrestricted Subsidiary" shall mean any Wholly Owned Subsidiary other than a Restricted Subsidiary which is organized under the laws of the United States of America or any state thereof or the District of Columbia and substantially all of the operating assets of which are located in, and substantially all of the business of which is conducted within the United States of America and which business consists principally of the distribution of propane gas or related supplies and equipment.

      "Wholly Owned", as applied to any Subsidiary, shall mean a Subsidiary all the outstanding Capital Stock (other than directors' qualifying shares, if required by law) of which is at the time owned by the Borrower or by one or more Wholly Owned Subsidiaries or by the Borrower and one or more Wholly Owned Subsidiaries.

      "Work Letters" shall have the meaning assigned to such term in Section 2.05(c).

      SECTION 1.02. Terms Generally. The definitions in Section 1.01 shall apply equally to both the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words "include", "includes" and "including" shall be deemed to be followed by the phrase "without limitation". All references herein to Articles, Sections, Exhibits and Schedules shall be deemed references to Articles and Sections of, and Exhibits and Schedules to, this Agreement unless the context shall otherwise require. Unless otherwise expressly provided herein, all terms of an accounting or financial nature used herein shall be interpreted in accordance with GAAP, as in effect from time to time; provided, however, that, for purposes of (a) making any calculation contemplated by the provisions of Article II and (b) determining compliance with any covenant set forth in Article VI, such terms shall be construed in accordance with GAAP as in effect on the date of this Agreement applied on a basis consistent with the application used in preparing the Audited Financial Statements. As used herein, the "knowledge" of the Borrower includes the knowledge of all Responsible Officers of each and every Loan Party. Unless otherwise expressly provided herein, the word "day" means a calendar day.

      SECTION 1.03. Types of Borrowings. The term "Borrowing" refers to the portion of the aggregate principal amount of Loans of any Class outstanding hereunder which bears interest of a specific Type and for a specific Interest Period pursuant to a notice of Borrowing pursuant to Section 2.03. Each Lender's ratable share of each Borrowing is referred to herein as a separate "Loan". Borrowings, Loans, Letters of Credit and certain related terms hereunder may be distinguished by "Class" and by "Type". The "Class" of a Loan or of a Commitment to make such a Loan or of a Borrowing comprising such Loans refers to whether such Loan is a Tranche A Revolving Loan, a Tranche B Revolving Loan or a Tranche B Term Loan, each of which constitutes a Class. The "Class" of a Letter of Credit refers to whether such Letter of Credit is a Tranche A Letter of Credit or a Tranche B Letter of Credit, each of which constitutes a Class. The "Type" of a Loan refers to whether such Loan is an ABR Loan or a Eurodollar Loan. Borrowings and Loans may (but need not) be identified both by Class and Type (e.g., a "Eurodollar Tranche A Revolving Loan" is a Loan which is both a Tranche A Revolving Loan and a Eurodollar Loan).

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

                                  ARTICLE II

                                  THE CREDITS

      SECTION 2.01. Commitment to Make Loans. (a) Subject to the terms and conditions and relying upon the representations and warranties herein set forth, each Lender agrees, severally and not jointly, to make Tranche A Revolving Loans to the Borrower, at any time and from time to time during the Tranche A Revolving Credit Availability Period, in an aggregate principal amount at any time outstanding not to exceed the excess, if any, of (i) such Lender's Tranche A Revolving Credit Commitment over (ii) its Tranche A Letter of Credit Exposure at such time.

      (b) Subject to the terms and conditions and relying upon the representations and warranties herein set forth, each Lender agrees, severally and not jointly, to make Tranche B Revolving Loans to the Borrower, at any time and from time to time during the Tranche B Revolving Credit Availability Period, in an aggregate principal amount at any time outstanding not to exceed the excess, if any, of (i) such Lender's Tranche B Revolving Credit Commitment over
(ii) its Tranche B Letter of Credit Exposure at such time.

      (c) Subject to the terms and conditions and relying upon the representations and warranties herein set forth, each Lender agrees, severally and not jointly, to make a single loan to the Borrower (each such loan, a "Tranche B Term Loan") on the Tranche B Conversion Date in a principal amount not to exceed the lesser of (i) the excess, if any, of (A) such Lender's Tranche B Revolving Credit Commitment immediately prior to such date over (B) its Tranche B Letter of Credit Exposure immediately prior to such date and (ii) the aggregate outstanding principal amount of such Lender's Tranche B Revolving Loans immediately prior to such date.

      (d) The Borrower may borrow, pay or prepay and reborrow Tranche A Revolving Loans during the Tranche A Revolving Credit Availability Period, within the limits set forth in Section 2.01(a) and upon the other terms and subject to the other conditions and limitations set forth herein. The Borrower may borrow, pay or prepay and reborrow Tranche B Revolving Loans during the Tranche B Revolving Credit Availability Period, within the limits set forth in
Section 2.01(b) and upon the other terms and subject to the other conditions and limitations set forth herein. Amounts paid or prepaid in respect of Tranche B Term Loans may not be reborrowed.

      SECTION 2.02. Loans. (a) Each Loan shall be made as part of a Borrowing consisting of Loans made by the Lenders ratably in accordance with their respective Tranche A Revolving Credit Commitments, Tranche B Revolving Credit Commitments or Tranche B Term Loan Commitments, as the case may be; provided, however, that the failure of any Lender to make any Loan shall not in itself relieve any other Lender of its obligation to lend hereunder (it being understood, however, that no Lender shall be responsible for the failure of any other Lender to make any Loan required to be made by such other Lender). The Loans comprising each Borrowing shall be in an aggregate principal amount which is (i) an integral multiple of $100,000 and not less than $500,000 in the case of Eurodollar Loans and (ii) an integral multiple of $100,000 in the case of ABR Loans (or, in the case of ABR Loans, an aggregate principal amount equal to the remaining balance of the Tranche A Revolving Credit Commitments, Tranche B Revolving Credit Commitments or Tranche B Term Loan Commitments, as the case may
be).

      (b) A particular Borrowing of any Class shall consist solely of ABR Loans or Eurodollar Loans of such Class, as the Borrower may request pursuant to
Section 2.03. Each Lender may at its option fulfill its Commitment with respect to any Eurodollar Loan by causing any domestic or foreign branch or Affiliate of such Lender to make such Loan; provided that any exercise of such option shall not result in any increased cost to the Borrower for withholding pursuant to
Section 2.19, and shall not affect the obligation of the Borrower to repay such Loan in accordance with the terms of this Agreement and the applicable Note. Borrowings of more than one Type and Eurodollar Loans bearing interest for more than one specific Interest Period may be outstanding at the same time; provided, however, that the Borrower shall not be entitled to request any Borrowing which, if made, would result in an aggregate of more than eight separate Eurodollar Loans of any Lender being outstanding hereunder at any one time. For purposes of the foregoing, Loans having different Interest Periods, regardless of whether they commence on the same date, shall be considered separate Loans.

      (c) Subject to Section 2.02(g), each Lender shall make a Loan in the amount of its pro rata portion, as determined under Section 2.16, of each Borrowing hereunder on the proposed date thereof by wire transfer of immediately available funds to the Administrative Agent in Boston, Massachusetts, not later than 12:00 Noon, Boston time, and the Administrative Agent shall by 2:00 p.m., Boston time, credit the amounts so received to the general deposit account of the Borrower with the Administrative Agent or, if a Borrowing shall not occur on such date because any condition precedent herein specified shall not have been met, return the amounts so received to the respective Lenders.

      (d) If the Administrative Agent has not received from the Borrower the payment required by Section 2.21(g) by 12:30 p.m., Boston time, on the date on which the Issuing Bank has notified the Borrower and the Administrative Agent that payment of a draft presented under any Letter of Credit of any Class will be made, as provided in Section 2.21(g), the Administrative Agent will promptly notify the Issuing Bank and each Lender of the Letter of Credit Disbursement of such Class and, in the case of each Lender, its pro rata share (based on the percentage of the aggregate Revolving Credit Commitments of the applicable Class represented by such Lender's Revolving Credit Commitment of such Class) of such Letter of Credit Disbursement. Not later than 2:00 p.m., Boston time, on such date, each Lender shall make available its pro rata share, as so determined, of such Letter of Credit Disbursement, in Federal or other funds immediately available in Boston, to the Administrative Agent at its address set forth in
Section 9.01, and the Administrative Agent will promptly make such funds available to the Issuing Bank. The Administrative Agent will promptly remit to each Lender that shall have made such funds available its pro rata share, as so determined, of any amounts subsequently received by the Administrative Agent from the Borrower in respect of such Letter of Credit Disbursement.

      (e) Unless the Administrative Agent shall have received notice from a Lender prior to the date of any Borrowing, or prior to the time of any required payment by such Lender in respect of a Letter of Credit Disbursement, that such Lender will not make available to the Administrative Agent such Lender's pro rata portion of such Borrowing or payment, the Administrative Agent may assume that such Lender has made such portion available to the Administrative Agent on the date of such Borrowing or payment in accordance with Section 2.02(c) or (d), as applicable, and the Administrative Agent may, in reliance upon such assumption, make available to the Borrower or Issuing Bank, as applicable, on such date a corresponding amount. If and to the extent that such Lender shall not have made such portion available to the Administrative Agent, and the Administrative Agent shall have made such amount available to the Borrower, such Lender and the Borrower severally agree to repay to the Administrative Agent forthwith on demand such corresponding amount together with interest thereon, for each day from the date such amount is made available to the Borrower or the Issuing Bank (or, if the Administrative Agent and the Issuing Bank are the same Person, from the date of such payment in respect of a Letter of Credit Disbursement), as applicable, until the date such amount is repaid to the Administrative Agent at, (i) in the case of the Borrower, the interest rate applicable thereto pursuant to Section 2.06 or 2.21(g), as applicable, and (ii) in the case of such Lender, the Federal Funds Effective Rate. If such Lender shall repay to the Administrative Agent such corresponding amount in respect of a Borrowing, such amount shall constitute such Lender's Loan as part of such Borrowing for purposes of this Agreement.

      (f) Notwithstanding any other provision of this Agreement, the Borrower shall not be entitled to request (i) any Tranche A Revolving Credit Borrowing if the Interest Period requested with respect thereto would end after the Tranche A Maturity Date or (ii) any Tranche B Revolving Credit Borrowing if the Interest Period requested with respect thereto would end after the Tranche B Conversion Date. Any Revolving Credit Borrowing which cannot be refinanced as a Eurodollar Borrowing by reason of the preceding sentence shall be automatically converted at the end of the Interest Period in effect for such Borrowing into an ABR Revolving Credit Borrowing. Further, and notwithstanding any other provision of this Agreement to the contrary, the Borrower shall not be entitled to request, nor shall any Lender be required to make, any Eurodollar Loan during the existence of a Default or an Event of Default unless the Required Lenders otherwise agree.

      (g) The Borrower may refinance (i) all or any part of any Revolving Credit Borrowing of either Class with a Revolving Credit Borrowing of the same Class and of the same or a different Type and (ii) all or any part of any Tranche B Revolving Credit Borrowing outstanding on the Tranche B Conversion Date with a Tranche B Term Borrowing of the same or a different Type, in each case upon the terms and subject to the conditions and limitations set forth in this Agreement, but without being required to comply with the conditions set forth in Section
4.02 or 4.03 with respect to any Rollover Borrowing, except as expressly provided therein. Any Revolving Credit Borrowing or part thereof so refinanced shall be deemed to be

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

repaid or prepaid in accordance with Section 2.04 or 2.12, as applicable, with the proceeds of such new Revolving Credit Borrowing or Tranche B Term Borrowing, as applicable; and the proceeds of such new Revolving Credit Borrowing or Tranche B Term Borrowing, as applicable (to the extent they do not exceed the principal amount of the Revolving Credit Borrowing being refinanced), shall not be paid by the Lenders to the Administrative Agent or by the Administrative Agent to the Borrower pursuant to Section 2.02(c).

      SECTION 2.03. Notice of Borrowings. The Borrower shall give the Administrative Agent written or telecopy notice in the form of Exhibit M hereto (or telephone notice promptly confirmed in writing or by telecopy in the form of Exhibit M hereto) (a) in the case of a Eurodollar Borrowing, not later than 10:00 a.m., Boston time, two Business Days before a proposed borrowing and (b) in the case of an ABR Borrowing, not later than 11:00 a.m., Boston time, on the Business Day of the proposed borrowing; provided that no Notice of Borrowing shall be required with respect to an ABR Borrowing of any Class which does not increase the aggregate outstanding principal amount of all previously existing ABR Borrowings of such Class. Such notice shall be irrevocable and shall in each case refer to this Agreement and specify (i) the applicable Class and Type of such Borrowing; (ii) the date of such Borrowing (which shall be a Business Day) and the amount thereof; and (iii) if such Borrowing is to be a Eurodollar Borrowing, the Interest Period with respect thereto. If no election as to the Type of Borrowing is specified in any such notice, then the requested Borrowing shall be an ABR Borrowing. If no Interest Period with respect to any Eurodollar Borrowing is specified in any such notice, then the Borrower shall be deemed to have selected an Interest Period of one month's duration. If the Borrower shall not have given notice, in accordance with this Section 2.03, of its election to refinance a Revolving Credit Borrowing prior to the end of the Interest Period in effect for such Borrowing, then the Borrower shall (unless such Borrowing is repaid at the end of such Interest Period) be deemed to have given notice of an election to refinance such Borrowing with an ABR Borrowing. The Administrative Agent shall promptly advise the Lenders of any notice given pursuant to this
Section 2.03 and of each Lender's pro rata portion of the requested Borrowing.

      SECTION 2.04. Notes; Repayment of Loans. The Tranche A Revolving Loans and Tranche B Loans made by each Lender shall be evidenced by a Tranche A Revolving Credit Note or a Tranche B Note, as applicable, duly executed and delivered on behalf of the Borrower, dated the Closing Date, in substantially the form attached hereto as Exhibit B-1 or B-2, as applicable, with the blanks appropriately filled, payable to the order of such Lender in a principal amount equal to such Lender's Tranche A Revolving Credit Commitment (in the case of its Tranche A Revolving Credit Note) and Tranche B Revolving Credit Commitment (in the case of its Tranche B Note). The outstanding principal balance of each Loan, as evidenced by the applicable Note, shall be payable (a) in the case of a Tranche A Revolving Loan, on the last day of the Interest Period applicable to such Loan and on the Tranche A Maturity Date, (b) in the case of a Tranche B Revolving Loan, on the last day of the Interest Period applicable to such Loan and on the Tranche B Conversion Date and (c) in the case of a Tranche B Term Loan, as provided in Section 2.11. Each Note shall bear interest from the date of the first Borrowing hereunder on the outstanding principal balance thereof as set forth in Section 2.06. Each Lender shall, and is hereby authorized by the Borrower to, endorse on

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

the schedule attached to each Note delivered to such Lender (or on a continuation of such schedule attached to such Note and made a part thereof), or otherwise to record in such Lender's internal records, an appropriate notation evidencing the date and amount of each applicable Loan from such Lender, each payment and prepayment of principal of any such Loan, each payment of interest on any such Loan and the other information provided for on such schedule; provided, however, that the failure of any Lender to make such a notation or any error therein shall not affect the obligation of the Borrower to repay the Loans made by such Lender in accordance with the terms of this Agreement and the applicable Notes.

      SECTION 2.05. Fees. (a) The Borrower shall pay to the Administrative Agent for the account of each Lender, on the last day of March, June, September and December in each year, and on the last day of the Tranche A Revolving Credit Availability Period, a commitment fee (a "Tranche A Commitment Fee") on the average daily unused amount of the Tranche A Revolving Credit Commitment of such Lender during the preceding quarter (or shorter period commencing with the date of this Agreement or ending with the last day of the Tranche A Revolving Credit Availability Period), equal to (i) during the period prior to the Pricing Adjustment Date, 0.375% per annum and (ii) during the period commencing on the Pricing Adjustment Date, (A) during any Level I Pricing Period or Level II Pricing Period, 0.25% per annum, (B) during any Level III Pricing Period, 0.375% per annum, (C) during any Level IV Pricing Period or Level V Pricing Period, 0.50% per annum and, (D) during any period when there is a Sub-investment Grade Rating, the Tranche A Rating Premium. The "unused amount" of the Tranche A Revolving Credit Commitment of a Lender on any date means the amount of such Lender's Tranche A Revolving Credit Commitment on such date, less the sum of its outstanding Tranche A Revolving Loans on such date and its Tranche A Letter of Credit Exposure on such date. All Tranche A Commitment Fees shall be computed on the basis of the actual number of days elapsed in a year of 360 days. The Tranche A Commitment Fee due to each Lender shall commence to accrue from the date of this Agreement and shall cease to accrue on the last day of the Tranche A Revolving Credit Availability Period.

      (b) The Borrower shall pay to the Administrative Agent for the account of each Lender, on the last day of March, June, September and December in each year, and on the last day of the Tranche B Revolving Credit Availability Period, a commitment fee (a "Tranche B Commitment Fee") on the average daily unused amount of the Tranche B Revolving Credit Commitment of such Lender during the preceding calendar quarter (or shorter period commencing with the date of this Agreement or ending with the last day of the Tranche B Revolving Credit Availability Period), equal to (i) during the period prior to the Pricing Adjustment Date, 0.50% per annum and (ii) during the period commencing on the Pricing Adjustment Date, (A) during any Level I Pricing Period, 0.25% per annum,
(B) during any Level II Pricing Period, 0.375% per annum, (C) during any Level III Pricing Period, Level IV Pricing Period or Level V Pricing Period, 0.50% per annum and, (D) during any period when there is a Sub-investment Grade Rating, the Tranche B Rating Premium. The "unused amount" of the Tranche B Revolving Credit Commitment of a Lender on any date means the amount of such Lender's Tranche B Revolving Credit Commitment on such date, less the sum of its outstanding Tranche B Revolving Loans on such date and its Tranche B Letter of Credit

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

Exposure on such date. All Tranche B Commitment Fees shall be computed on the basis of the actual number of days elapsed in a year of 360 days. The Tranche B Commitment Fee due to each Lender shall commence to accrue from the date of this Agreement and shall cease to accrue on the last day of the Tranche A Revolving Credit Availability Period.

      (c) The Borrower agrees to pay to (i) the Administrative Agent, for its own account, the annual administration fee and all other fees and expenses provided for in the letter agreement dated May 17, 1996 from the Administrative Agent to National Propane Corp., and accepted by National Propane Corp. on May 22, 1996, and (ii) the Syndication Agent and Bank of America NT & SA, for the account of each, all fees and expenses provided for in the letter agreement from Bank of America NT & SA to National Propane Corp., and accepted by National Propane Corp. (the letter agreements referred to in the foregoing clauses (i) and (ii) being referred to herein jointly as the "Work Letters"). The first payment of the annual administration fee will be due on the Closing Date and each payment of such annual administration fee thereafter will be due in advance on each anniversary of the Closing Date. Such fees shall be in addition to reimbursement of the Agents' reasonable out-of-pocket expenses.

      (d) All Fees shall be paid on the dates due, in immediately available funds. Once paid, none of the Fees shall be refundable under any circumstances.

      SECTION 2.06. Interest on Loans. (a) Subject to Section 2.07, each Tranche A Revolving Loan comprising an ABR Borrowing shall bear interest for each day from the date such Loan is made until it becomes due (computed on the basis of the actual number of days elapsed over a year of 360 days) at a rate per annum equal to the Alternate Base Rate, plus, during any period when there is a Sub-investment Grade Rating, the Tranche A Rating Premium.

      (b) Subject to Section 2.07, each Tranche B Revolving Loan or Tranche B Term Loan comprising an ABR Borrowing shall bear interest for each day from the date such Loan is made until it becomes due (computed on the basis of the actual number of days elapsed over a year of 360 days) at a rate per annum equal to the Alternate Base Rate, plus the Applicable Tranche B ABR Margin, plus, during any period when there is a Sub-investment Grade Rating, the Tranche B Rating Premium.

      (c) Subject to Section 2.07, each Tranche A Revolving Loan comprising a Eurodollar Borrowing shall bear interest for each day from the date such Loan is made until it becomes due (computed on the basis of the actual number of days elapsed over a year of 360 days) at a rate per annum equal to the Adjusted LIBO Rate for the Interest Period in effect for such Borrowing, plus the Applicable Tranche A Eurodollar Margin, plus, during any period when there is a Sub-investment Grade Rating, the Tranche A Rating Premium.

      (d) Subject to Section 2.07, each Tranche B Revolving Loan or Tranche B Term Loan comprising a Eurodollar Borrowing shall bear interest for each day from the date such Loan is made until it becomes due (computed on the basis of the actual number of days elapsed

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

over a year of 360 days) at a rate per annum equal to the Adjusted LIBO Rate for the Interest Period in effect for such Borrowing, plus the Applicable Tranche B Eurodollar Margin, plus, during any period when there is a Sub-investment Grade Rating, the Tranche B Rating Premium.

      (e) Any change in any Applicable Margin, the Tranche A Rating Premium or the Tranche B Rating Premium required hereunder shall be deemed to occur five Business Days after the date the Borrower delivers its financial statements required by Section 5.02(a) or (b), as the case may be, in respect of its most recent fiscal quarter and the certificate required by Section 5.02(c); provided that if the Borrower fails to deliver such financial statements and certificate on or before the date such statements and certificate are required to be delivered pursuant to Section 5.02(a) or (b), as the case may be, and Section 5.02(c), the Applicable Margin, the Tranche A Rating Premium and the Tranche B Rating Premium for the period from such required date until the date such statements and certificate are actually delivered shall be calculated as if a Level V Pricing Period were in effect, and after the date such statements and certificate are actually delivered the Applicable Margin, the Tranche A Rating Premium and the Tranche B Rating Premium shall be determined as otherwise provided for herein.

      (f) Interest on each Loan shall be payable on the Interest Payment Dates applicable to such Loan, except as otherwise provided in this Agreement. The applicable Alternate Base Rate or Adjusted LIBO Rate for each Interest Period or day within an Interest Period, as the case may be, shall be determined by the Administrative Agent, and such determination shall be conclusive absent demonstrable error.

      SECTION 2.07. Default Interest. If and for so long as any Event of Default or Default shall have occurred and be continuing, interest shall accrue on the principal amount of the Loans, and to the extent permitted by law, on the outstanding amount of all other Facilities Obligations (except as expressly provided in clause (ii) below), during the period from (and including) the date of such Event of Default or Default to (but not including) the date such Event of Default or Default is cured (after as well as before judgment) at the sum of
(a) (i) in the case of principal or interest on any Loan of any Class, the rate per annum (computed on the basis of the actual number of days elapsed over a year of 360 days) applicable to ABR Loans of such Class pursuant to Section 2.06 plus 1.00% or (ii) in the case of any other amount (other than the Tranche A Commitment Fees, the Tranche B Commitment Fees and fees described in clauses (b) and (e) of the definition of Facilities Obligations), a rate per annum (computed on the basis of the actual number of days elapsed over a year of 360 days) equal to the rate applicable to ABR Tranche A Revolving Loans pursuant to Section 2.06 plus 1.00%, and (b) if such Event of Default or Default is caused by a failure to pay principal of or interest on any Loan or any other amount due under this Agreement or any other Loan Document, by acceleration or otherwise, 1.00% on such overdue amount. The Borrower shall pay all such accrued but unpaid interest from time to time upon demand.

      SECTION 2.08. Alternate Rate of Interest. In the event, and on each occasion, that on the day two Business Days prior to the commencement of any Interest Period for a


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

Eurodollar Borrowing the Administrative Agent shall have determined that dollar deposits in the principal amounts of the Loans comprising such Borrowing are not generally available in the applicable interbank market, or that the rates at which such dollar deposits are being offered will not adequately and fairly reflect the cost to any Lender of making or maintaining its Eurodollar Loan during such Interest Period, or that reasonable means do not exist for ascertaining the Adjusted LIBO Rate, the Administrative Agent shall, as soon as practicable thereafter, give written or telecopy notice of such determination to the Borrower and the Lenders. In the event of any such determination, any request by the Borrower for a Eurodollar Borrowing pursuant to Section 2.03 or
2.10 shall, until the Administrative Agent shall have advised the Borrower and the Lenders that the circumstances giving rise to such notice no longer exist, be deemed to be a request for an ABR Borrowing. Each determination by the Administrative Agent hereunder shall be conclusive absent demonstrable error.

      SECTION 2.09. Termination and Reduction of Commitments. (a) The Tranche A Revolving Credit Commitments shall be automatically terminated at 5:00 p.m., Boston time, on (i) August 31, 1996, if the Closing hereunder in accordance with
Article IV has not occurred by such date and (ii) otherwise, the Tranche A Maturity Date. The Tranche B Revolving Credit Commitments shall be automatically terminated at 5:00 p.m., Boston time, on (i) August 31, 1996, if the Closing hereunder in accordance with Article IV has not occurred by such date and (ii) otherwise, the Tranche B Conversion Date.

      (b) Upon at least three Business Days' prior irrevocable written or telecopy notice to the Administrative Agent, the Borrower may at any time in whole permanently terminate, or from time to time in part permanently reduce, the Tranche A Revolving Credit Commitments and/or the Tranche B Revolving Credit Commitments; provided, however, that (i) each partial reduction of the Revolving Credit Commitments of any Class shall be in a minimum aggregate principal amount which is an integral multiple of $100,000 and not less than $500,000 and (ii) the Tranche A Revolving Credit Commitments may not be so terminated in whole or in part unless and until (A) the Tranche B Revolving Credit Commitments have been terminated in whole, (B) the Tranche B Revolving Loans and Tranche B Term Loans, together with interest, fees and all other obligations in respect thereof, have been paid in full, (C) all Tranche B Letters of Credit (other than any such Letters of Credit for which the Borrower has deposited with the Administrative Agent pursuant to the Cash Collateral Agreement an amount in cash equal to 100% of the undrawn amount of such Letters of Credit as provided in
Section 2.21(k)) have been cancelled or have expired and (D) all Tranche B Letter of Credit Disbursements have been reimbursed in full.

      (c) In the event, and on each occasion, that the Borrower is required to prepay or repay Tranche A Revolving Loans and/or to provide cash collateral for Tranche A Letters of Credit as provided in Section 2.11(e) or (f) and Section 2.11(h), then on the date of such required action, the Tranche A Revolving Credit Commitments shall be automatically and permanently reduced by an amount equal to the sum of such required payment and cash collateral. In the event, and on each occasion, that the Borrower is required to prepay or repay Tranche B Revolving Loans and/or to provide cash collateral for Tranche B Letters of Credit as provided in Section 2.11(e) or (f) and Section 2.11(h), then on the date of such

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

required action, the Tranche B Revolving Credit Commitments shall be automatically and permanently reduced by an amount equal to the sum of such required payment and cash collateral. In addition, in the event that the amount of any Excess Proceeds referred to in paragraph (e) or (f) of Section 2.11 which is allocable to the Facilities Obligations exceeds the amount of all outstanding Loans and Letter of Credit Exposure, the Commitments shall be further reduced by such excess, by reduction, first to the Tranche B Revolving Credit Commitments (if prior to the Tranche B Conversion Date) and, second, to the Tranche A Revolving Credit Commitments. For purposes of applying the requirements of this
Section 2.09(c), the amount of any Excess Proceeds referred to in paragraph (e) or (f) of Section 2.11 which is allocable to the Facilities Obligations shall be calculated as if the definition set forth in the last sentence of Section 2.11(e) included, in addition, the maximum aggregate amount of the unused Tranche B Revolving Credit Commitments.

      (d) The Tranche A Revolving Credit Commitments and Tranche B Revolving Credit Commitments shall be automatically terminated upon the occurrence of a Change in Control.

      (e) Each reduction in the Revolving Credit Commitments of any Class shall be made ratably among the Lenders in accordance with their respective Revolving Credit Commitments of such Class. The Borrower shall pay to the Administrative Agent for the account of the Lenders, on the date of each termination or reduction of the Revolving Credit Commitments of any Class, the Commitment Fees on the amount of the Revolving Credit Commitments of such Class so terminated or reduced accrued to the date of such termination or reduction.

      SECTION 2.10. Conversion and Continuation of Tranche B Term Borrowings. The Borrower shall have the right at any time upon prior irrevocable notice to the Administrative Agent (a) not later than 11:00 a.m., Boston time, on the Business Day of conversion, to convert any Eurodollar Tranche B Term Borrowing into an ABR Tranche B Term Borrowing, (b) not later than 11:00 a.m., Boston time, two Business Days prior to conversion or continuation, to convert any ABR Tranche B Term Borrowing into a Eurodollar Tranche B Term Borrowing or to continue any Eurodollar Tranche B Term Borrowing as a Eurodollar Tranche B Term Borrowing for an additional Interest Period and (c) not later than 11:00 a.m., Boston time, two Business Days prior to conversion, to convert the Interest Period with respect to any Eurodollar Tranche B Term Borrowing to another permissible Interest Period, subject in each case to the following:

            (i) each conversion or continuation shall be made pro rata among the Lenders in accordance with the respective principal amounts of the Tranche B Term Loans comprising the converted or continued Tranche B Term Borrowing;

           (ii) the aggregate principal amount of such Tranche B Term Borrowing converted into or continued as (A) a Eurodollar Tranche B Term Borrowing, shall be an integral multiple of $100,000 and not less than $500,000 or
      (B) an ABR Tranche B

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

      Term Borrowing, shall be the lesser of (I) the remaining outstanding principal amount of such Borrowing and (II) an integral multiple of $100,000;

           (iii) each conversion or continuation shall be effected by each Lender by applying the proceeds of the new Tranche B Term Loan of such Lender resulting from such conversion or continuation to the Tranche B Term Loan (or portion thereof) of such Lender being converted or continued; accrued interest on a Eurodollar Tranche B Term Loan (or portion thereof) being converted or continued shall be paid by the Borrower at the time of conversion;

            (iv) if any Eurodollar Tranche B Term Borrowing is converted or continued at a time other than the end of the Interest Period applicable thereto, the Borrower shall pay, upon demand, any amounts due to the Lenders pursuant to Section 2.15;

             (v) any portion of a Tranche B Term Borrowing maturing or required to be repaid in less than one month may not be converted into or continued as a Eurodollar Tranche B Term Borrowing;

            (vi) unless the Required Lenders otherwise agree, during the existence of a Default or an Event of Default, the Borrower shall not be entitled to elect to have any Tranche B Term Borrowing converted into or continued as a Eurodollar Tranche B Term Borrowing;

           (vii) any portion of a Tranche B Term Borrowing which cannot be converted into or continued as a Eurodollar Tranche B Term Borrowing by reason of clause (v) or (vi) above shall be automatically converted at the end of the Interest Period in effect for such Borrowing into an ABR Tranche B Term Borrowing;

          (viii) no Interest Period may be selected for any Eurodollar Tranche B Term Borrowing that would end later than a Tranche B Repayment Date occurring on or after the first day of such Interest Period if, after giving effect to such selection, the aggregate outstanding amount of (A) Eurodollar Tranche B Term Borrowings with Interest Periods ending on or prior to such Tranche B Repayment Date and (B) the ABR Tranche B Term Borrowings would not be at least equal to the principal amount of Tranche B Term Borrowings to be paid on such Tranche B Repayment Date.

      Each notice pursuant to this Section 2.10 shall be irrevocable and shall refer to this Agreement and specify (I) the principal amount, the Type and, in the case of a Eurodollar Tranche B Term Borrowing, the Interest Period of the Tranche B Term Borrowing that the Borrower requests be converted or continued,
(II) whether such Tranche B Term Borrowing is to be converted to or continued as a Eurodollar Tranche B Term Borrowing or an ABR Tranche B Term Borrowing, (III) if such notice requests a conversion, the date of such conversion (which shall be a Business Day) and (IV) if such Tranche B Term Borrowing is to be converted to or continued as a Eurodollar Tranche B Term Borrowing, the Interest Period with respect thereto. If no Interest Period is specified in any such notice with respect to any

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

conversion to or continuation as a Eurodollar Tranche B Term Borrowing, the Borrower shall be deemed to have selected an Interest Period of one month's duration. The Administrative Agent shall advise the other Lenders of any notice given pursuant to this Section 2.10 and of each Lender's pro rata portion of any converted or continued Tranche B Term Borrowing. If the Borrower shall not have given notice in accordance with this Section 2.10 to continue any Tranche B Term Borrowing into a subsequent Interest Period (and shall not otherwise have given notice in accordance with this Section 2.10 to convert such Tranche B Term Borrowing), such Tranche B Term Borrowing shall, at the end of the Interest Period applicable thereto (unless repaid pursuant to the terms hereof), automatically be continued into a new Interest Period as an ABR Tranche B Term Borrowing.

      SECTION 2.11. Mandatory Repayments and Prepayments. (a) On the Tranche A Maturity Date, all Tranche A Revolving Credit Borrowings shall be due and payable to the extent not previously paid.

      (b) On the Tranche B Conversion Date, all Tranche B Revolving Credit Borrowings shall be due and payable to the extent not previously paid (and shall be refinanced with Tranche B Term Loans).

      (c) Subject to adjustment as provided in Section 2.11(h) and Section 2.12(b), the Borrower shall repay the Tranche B Term Loans and reduce the Tranche B Letter of Credit Exposure in 12 quarterly installments (each of which shall be equal to one-twelfth of the sum of the aggregate principal amount of the Tranche B Term Loans and the Tranche B Letter of Credit Exposure on the Tranche B Conversion Date), commencing on September 30, 1998, and continuing on the last day of every third calendar month thereafter through June 30, 2001 (the due date of each such installment being called a "Tranche B Repayment Date"). All payments under this paragraph (c) shall be applied (I) first, to repay any outstanding Tranche B Term Loans and (II) second, after the Tranche B Term Loans have been paid in full, to reduce the Tranche B Letter of Credit Exposure. Any such payments so applied to reduce the Tranche B Letter of Credit Exposure shall be deposited with the Administrative Agent pursuant to the Cash Collateral Agreement as provided in Section 2.21(k).

      (d) During each year, the Borrower will cause a period of at least 30 consecutive days to occur, at any time between March 1 and August 31 of such year, during which no Tranche A Revolving Credit Borrowings shall be outstanding.

      (e) If at any time the Borrower or any of the Restricted Subsidiaries disposes of property or any property shall be damaged, destroyed or taken in eminent domain or there shall be title insurance proceeds with respect to such property, in any such case, with the result that there are Excess Proceeds, and the Borrower does not apply such Excess Proceeds in the manner described in
Section 6.07(c)(iii)(B)(I), the Borrower shall prepay, upon notice as provided in paragraph (g) of this Section 2.11 (which notice shall be given not later than 360 days after the date of such sale of property), a principal amount of the outstanding Facilities Obligations equal to the amount of such remaining Excess Proceeds allocable to the Facilities Obligations, determined by allocating such remaining Excess Proceeds pro rata among the

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

Lenders and the holders of Parity Debt, if any, outstanding on the date such prepayment is to be made, according to the aggregate then unpaid principal amounts of the Facilities Obligations and Parity Debt (and the Make Whole Amount on the principal amount of the Mortgage Notes to be prepaid). For purposes of this Section 2.11, the "aggregate then unpaid principal amount of the Facilities Obligations" shall equal the sum of (i) the aggregate principal amount of the outstanding Loans, (ii) the Letter of Credit Exposure and (iii) the maximum aggregate amount of the unused Tranche A Revolving Credit Commitments.

      (f) In the event that damage, destruction or a taking shall occur in respect of all or a portion of the properties subject to any of the Collateral Documents, or there shall be proceeds under title insurance policies with respect to any real property, all Net Insurance Proceeds (as defined in the Mortgage), self-insurance amounts, Net Awards (as defined in the Mortgage) or title insurance proceeds which, as of any date, shall not theretofore have been applied to the cost of Restoration (as defined in the Mortgage) shall be deemed to be proceeds of property disposed of voluntarily, shall be subject to the provisions of Section 6.07(c) and, if subdivision (iii)(B)(II) of Section 6.07(c) is applicable thereto, shall be subject to the prepayment provisions of paragraph (e) of this Section 2.11; provided that, if any such event or circumstances (individually or together with all other related events and circumstances) shall result in proceeds of more than $25,000,000 in the aggregate, the Borrower shall not apply such proceeds to replacement or other assets or undertake any Restoration without the prior written consent of the Required Lenders.

      (g) The Borrower will give the Administrative Agent irrevocable written notice of each prepayment under paragraph (e) or (f) of this Section 2.11 not less than 10 days and not more than 30 days prior to the date fixed for such prepayment, in each case specifying such prepayment date, the aggregate principal amount of the Facilities Obligations to be prepaid, the principal amount of each issue of Parity Debt to be prepaid and the paragraph under which such prepayment is to be made. Each Lender shall receive, on the date scheduled for any such prepayment, a certificate of a Financial Officer of the Borrower certifying that the applicable conditions of this Section 2.11 have been fulfilled and specifying the particulars of such fulfillment. Such certificate shall set forth the principal amount of the Facilities Obligations being prepaid and specify how such amount was determined, and certify that such amount has been computed in accordance with this Section 2.11.

      (h) All mandatory prepayments of the Facilities Obligations under paragraphs (e) and (f) of this Section 2.11 shall be applied (i) first, to pay or prepay any outstanding Tranche B Revolving Loans or Tranche B Term Loans and, to the extent that the remaining amount of such prepayment is greater than the aggregate principal amount of outstanding Tranche B Loans, to reduce the Tranche B Letter of Credit Exposure as provided in Section 2.21(k) and (ii) second, to pay or prepay any outstanding Tranche A Revolving Loans and, to the extent that the remaining amount of such prepayment is greater than the aggregate principal amount of outstanding Tranche A Revolving Loans, to reduce the Tranche A Letter of Credit Exposure as provided in Section 2.21(k). All such mandatory prepayments so applied on or after the Tranche B Conversion Date shall be applied to reduce the amount of scheduled payments due under Section 2.11(c) after the date of such prepayment in the inverse order of maturity


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(without affecting the requirement that such prepayments be applied first to pay all outstanding Tranche B Term Loans and only thereafter to reduce the Tranche B Letter of Credit Exposure). Subject to the foregoing provisions, any such mandatory prepayment of Loans of any Class shall be applied to prepay all ABR Loans of such Class before any Eurodollar Loans of such Class are prepaid. Any such payments under paragraphs (e) and (f) of this Section 2.11 so applied to reduce the Letter of Credit Exposure shall be deposited with the Trustee and applied as provided in the Trust Agreement.

      (i) In the event and on each occasion that the sum of (i) the aggregate outstanding principal amount of the Tranche A Revolving Loans and (ii) the Tranche A Letter of Credit Exposure exceeds the aggregate amount of the Tranche A Revolving Credit Commitments at such time, the Borrower shall immediately prepay Tranche A Revolving Loans (and, to the extent that the amount of such excess is greater than the aggregate principal amount of outstanding Tranche A Revolving Loans, reduce the Tranche A Letter of Credit Exposure by making a deposit with the Administrative Agent pursuant to the Cash Collateral Agreement as provided in Section 2.21(k)) in an aggregate principal amount equal to such excess.

      (j) In the event and on each occasion that the sum of (i) the aggregate outstanding principal amount of the Tranche B Revolving Loans and (ii) the Tranche B Letter of Credit Exposure exceeds the aggregate amount of the Tranche B Revolving Credit Commitments at such time, the Borrower shall immediately prepay Tranche B Revolving Loans (and, to the extent that the amount of such excess is greater than the aggregate principal amount of outstanding Tranche B Revolving Loans, reduce the Tranche B Letter of Credit Exposure by making a deposit with the Administrative Agent pursuant to the Cash Collateral Agreement as provided in Section 2.21(k)) in an aggregate principal amount equal to such excess.

      (k) In the event that a Change of Control occurs, (i) the Borrower shall immediately prepay all the Tranche A Revolving Loans (and, to the extent that the amount of such excess is greater than the aggregate principal amount of outstanding Tranche A Revolving Loans), reduce the Tranche A Letter of Credit Exposure by making a deposit with the Administrative Agent pursuant to the Cash Collateral Agreement as provided in Section 2.21(k)) in an aggregate principal amount equal to such excess and (ii) the Borrower shall immediately prepay all the Tranche B Revolving Loans (and, to the extent that the amount of such excess is greater than the aggregate principal amount of outstanding Tranche A Revolving Loans), reduce the Tranche B Letter of Credit Exposure by making a deposit with the Administrative Agent pursuant to the Cash Collateral Agreement as provided in Section 2.21(k)) in an aggregate principal amount equal to such excess.

      (l) Each payment of Borrowings pursuant to this Section 2.11 shall be accompanied by accrued interest on the principal amount paid to but excluding the date of payment. The repayments and prepayments of the Loans required by the respective subsections of this Section 2.11 and the optional prepayments permitted by Section 2.12 are separate and cumulative, so that any one such repayment or prepayment shall reduce any other repayment or prepayment only as and to the extent expressly specified herein. All payments under this


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

Section 2.11 shall be subject to Section 2.15, but otherwise shall be without premium or penalty.

      SECTION 2.12. Optional Prepayments. (a) Subject to Section 2.12(b), the Borrower shall have the right at any time and from time to time to prepay any Borrowing or payment due under Section 2.11(c), in whole or in part, upon prior written or telecopy notice (or telephone notice promptly confirmed by written or telecopy notice) to the Administrative Agent (i) in the case of any prepayment of amounts payable under Section 2.11(c), not later than 11:00 a.m., Boston time, two Business Days in advance of the proposed prepayment, (ii) in the case of any prepayment of Eurodollar Revolving Loans, not later than 11:00 a.m., Boston time, two Business Days in advance of the proposed prepayment and (iii) in the case of any prepayment of ABR Revolving Loans, not later than 11:00 a.m., Boston time, on the Business Day of the proposed prepayment; provided, however, that (A) each partial prepayment of ABR Loans shall be in a minimum amount of $100,000 and each partial prepayment of Eurodollar Loans shall be in an amount which is an integral multiple of $100,000 and not less than $500,000 and (B) a partial prepayment of a Eurodollar Borrowing under this Section 2.12(a) shall not be made that would result in the remaining aggregate outstanding principal amount thereof being less than $500,000. Each notice of prepayment of any Borrowing or payment due under Section 2.11(c) shall specify the prepayment date, the Class, the Type and the Interest Period of the Borrowing to be prepaid (in the case of a Eurodollar Borrowing), and the principal amount thereof to be prepaid, shall be irrevocable and shall commit the Borrower to prepay such Borrowing or payment by the amount stated therein on the date stated therein unless revoked by written notice to the Administrative Agent on or before the date set for prepayment. If the Borrower elects to revoke any such prepayment commitment, the Borrower shall pay to the Administrative Agent, contemporaneously with sending such notice of revocation, any and all costs and expenses incurred by the Administrative Agent and the Lenders in preparing for such prepayment, including, without limitation, costs for which the Lenders are indemnified under Section 2.15.

      (b) All prepayments under this Section 2.12 shall be subject to Section
2.15 but otherwise shall be without premium or penalty. All prepayments under this Section 2.12 shall be accompanied by accrued interest on the principal amount being prepaid to, but excluding, the date of payment. All prepayments under this Section 2.12 of amounts payable under Section 2.11(c) shall be applied to reduce the amount of scheduled payments of amounts due under Section 2.11(c) after the date of such prepayment on a pro rata basis (without affecting the requirement that such prepayments be applied first to pay all outstanding Tranche B Term Loans and only thereafter to provide cash collateral in respect of Tranche B Letters of Credit). Subject to the foregoing provisions, any optional prepayment of Loans of any Class pursuant to Section 2.12(a) shall be applied to prepay all ABR Loans of such Class before any Eurodollar Loans of such Class are prepaid.

      SECTION 2.13. Reserve Requirements; Certain Changes in Circumstances. (a) Notwithstanding any other provision herein, if after the date of this Agreement any change in applicable law or regulation or in the interpretation or administration thereof by any Governmental Authority charged with the interpretation or administration thereof (whether or


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

not having the force of law) shall change the basis of taxation of payments to any Lender of the principal of or interest on any Eurodollar Loan made by such Lender or any Fees or other amounts payable hereunder (in each case other than changes in respect of (A) taxes, including franchise, capital or branch profits taxes imposed on the overall net income of such Lender or (B) any taxes imposed on such Lender by any jurisdiction other than the United States of America or any political subdivision thereof), or shall impose, modify or deem applicable any reserve, special deposit or similar requirement against assets of, deposits with or for the account of or credit extended by such Lender (except any such reserve requirement which is reflected in the Adjusted LIBO Rate) or shall impose on such Lender or the applicable interbank market any other condition affecting this Agreement or Eurodollar Loans made by such Lender, and the result of any of the foregoing shall be to increase the cost to such Lender of making or maintaining any Eurodollar Loan or to reduce the amount of any sum received or receivable by such Lender hereunder or under the Notes (whether of principal, interest or otherwise) or Letters of Credit by an amount deemed by such Lender to be material, then from time to time the Borrower shall pay to such Lender within 15 days after demand such additional amount or amounts as will compensate such Lender for such additional costs incurred or reduction suffered (after such Lender shall have allocated all such amounts fairly and equitably among all of its customers of any class generally affected thereby).

      (b) If any Lender shall have reasonably determined in good faith that the adoption after the date hereof of any law, rule, regulation, agreement or guideline regarding capital adequacy, or any change in any of the foregoing or in the interpretation or administration of any of the foregoing by any Governmental Authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any Lender (or any lending office of such Lender) or any Lender's holding company with any request or directive regarding capital adequacy (whether or not having the force of law) of any such authority, central bank or comparable agency, has or would have the effect of reducing the rate of return on such Lender's capital or on the capital of such Lender's holding company, if any, as a consequence of this Agreement, the Letters of Credit or the Loans made by such Lender pursuant hereto to a level below that which such Lender or such Lender's holding company could have achieved but for such adoption, change or compliance (taking into consideration such Lender's policies and the policies of such Lender's holding company with respect to capital adequacy) by an amount deemed by such Lender or such Lender's holding company to be material, then from time to time the Borrower shall pay to such Lender within 15 days after demand such additional amount or amounts as will compensate such Lender or such Lender's holding company for any such reduction suffered (after such Lender shall have allocated all such amounts fairly and equitably among all of its customers of any class generally affected thereby).

      (c) A certificate of each Lender setting forth such amount or amounts (with the calculations thereof in reasonable detail) as shall be necessary to compensate such Lender or its holding company as specified in paragraph (a) or
(b) above, as the case may be, shall be delivered to the Borrower and shall be conclusive absent manifest error. The Borrower shall pay each Lender the amount shown as due on any such certificate delivered by it within 15 days after its receipt of the same.


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      (d) No Lender shall be entitled to compensation under this Section 2.13 for any costs incurred or reductions suffered with respect to any date unless such Lender shall have notified the Borrower that it will demand compensation for such costs or reductions not more than 120 days after such Lender obtains actual knowledge thereof; provided, however, that if any Lender fails to give such notice within 120 days after it obtains actual notice of such an event, such Lender shall, with respect to any amounts otherwise payable pursuant to this Section 2.13 in respect of any costs resulting from such event, only be entitled to payment under this Section 2.13 for costs incurred from and after the date that such Lender does give such notice; and provided further, that each Lender will, if requested by the Borrower, use reasonable efforts (subject to overall policy consideration of such Lender) to designate a different lending office for the Loans of such Lender affected by such event if such designation will avoid the need for, or reduce the amount of, such additional amounts that would otherwise be payable pursuant to this Section 2.13, provided that such designation will not, in the sole opinion of such Lender, be disadvantageous to such Lender. The Borrower agrees to pay all expenses incurred by any Lender in utilizing another lending office of such Lender as requested by the Borrower pursuant to this Section 2.13. The protection of this Section 2.13 shall be available to each Lender regardless of any possible contention of the invalidity or inapplicability of the law, rule, regulation, guideline or other change, condition or circumstances which shall have occurred or been imposed.

      SECTION 2.14. Change in Legality. (a) Notwithstanding any other provision herein, if any change in any law or regulation or in the interpretation thereof by any Governmental Authority charged with the administration or interpretation thereof shall make it unlawful for any Lender to make or maintain any Eurodollar Loan or to give effect to its obligations as contemplated hereby with respect to any Eurodollar Loan, then, by written or telecopy notice to the Borrower and to the Administrative Agent, such Lender may:

            (i) declare that Eurodollar Loans will not thereafter be made by such Lender hereunder, whereupon any request by the Borrower for a Eurodollar Borrowing shall, as to such Lender only, be deemed a request for an ABR Loan unless such declaration shall be subsequently withdrawn; and

           (ii) require that all outstanding Eurodollar Loans made by it be converted to ABR Loans, in which event all such Eurodollar Loans shall be automatically converted to ABR Loans as of the effective date of such notice as provided in Section 2.14(b).

In the event that any Lender shall exercise its rights under clause (i) or (ii) above, all payments and prepayments of principal which would otherwise have been applied to repay the Eurodollar Loans that would have been made by such Lender or the converted Eurodollar Loans of such Lender shall instead be applied to repay the ABR Loans made by such Lender in lieu of, or resulting from the conversion of, such Eurodollar Loans.

      (b) For purposes of this Section 2.14, a notice to the Borrower by any Lender shall be effective as to each Eurodollar Loan, if lawful, on the last day of the Interest Period


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

currently applicable to such Eurodollar Loan; in all other cases such notice shall be effective on the date of receipt by the Borrower.

      (c) Each Lender agrees that, upon the occurrence of any event giving rise to the operation of Section 2.14 with respect to such Lender, it will, if requested by the Borrower, use reasonable efforts (subject to overall policy considerations of such Lender) to designate another lending office for any Loans affected by such event; provided that such designation is made on terms such that the Lender and its lending office, in such Lender's reasonable judgment, shall suffer no economic, legal or regulatory disadvantage, with the object of avoiding the consequence of the event giving rise to the operation of this
Section 2.14. The Borrower agrees to pay all expenses incurred by any Lender in utilizing another lending office of such Lender as requested by the Borrower pursuant to this Section 2.14. Nothing in this Section 2.14 shall affect or postpone any of the obligations of the Borrower or the rights of any Lender elsewhere herein.

      SECTION 2.15. Indemnity. The Borrower shall indemnify each Lender against any loss or expense which such Lender may sustain or incur as a consequence of
(a) any failure by the Borrower to fulfill on the date of any borrowing hereunder the applicable conditions set forth in Article IV, (b) any failure by the Borrower to borrow or to refinance, convert or continue any Loan hereunder after irrevocable notice of such borrowing, refinancing, conver sion or continuation has been given pursuant to Section 2.03 or 2.10, (c) any payment, prepayment or conversion of a Eurodollar Loan required by any other provision of this Agreement or otherwise made or deemed made on a date other than the last day of the Interest Period applicable thereto (provided that the foregoing shall not constitute a waiver of the Borrower's rights against any Lender which is in breach of its obligation to lend hereunder), (d) any default in payment or prepayment of the principal amount of any Loan or any part thereof or interest accrued thereon, as and when due and payable (at the due date thereof, whether by scheduled maturity, acceleration, notice of prepayment or otherwise) or (e) the occurrence of any Event of Default, including, in each such case, any loss or reasonable expense sustained or incurred or to be sustained or incurred in liquidating or employing deposits from third parties acquired to effect or maintain such Loan or any part thereof as a Eurodollar Loan. Such loss or reasonable expense shall include an amount equal to the excess, if any, as reasonably determined by such Lender, of (i) its cost of obtaining the funds for the Loan being paid, prepaid, converted or not borrowed, refinanced, converted or continued or not paid or prepaid (assumed to be the Adjusted LIBO Rate applicable thereto) for the period from the date of such payment, prepayment, conversion or failure to borrow, refinance, convert or continue or failure to pay or prepay to the last day of the Interest Period for such Loan (or, in the case of a failure to borrow, refinance, convert or continue, the Interest Period for such Loan which would have commenced on the date of such failure) over (ii) the amount of interest (as reasonably determined by such Lender) that would be realized by such Lender in reemploying the funds so paid, prepaid, converted or not borrowed, refinanced, converted or continued for such period or Interest Period, as the case may be (based upon the purchase of debt securities customarily issued by the Treasury of the United States of America which have a maturity date approximating the last Business Day of such Interest Period). A certificate of any Lender setting forth any amount or amounts which such Lender is entitled to receive


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

pursuant to this Section 2.15 shall be delivered to the Borrower and shall be conclusive absent manifest error. The Borrower shall pay each Lender the amount shown as due on any such certificate delivered by it within 10 days after its receipt of the same.

      SECTION 2.16. Pro Rata Treatment. Except as required under Section 2.13 or 2.14, each Borrowing, each payment or prepayment of principal of any Borrowing, each payment of interest on the Loans, each payment of the Commitment Fees, each reduction of the Commitments, each payment in respect of participations in Letter of Credit Disbursements and each refinancing of any Borrowing with, conversion of any Borrowing to, or continuation of any Borrowing as a Borrowing of any Type shall be allocated pro rata among the Lenders in accordance with their respective Commitments of the applicable Class (or, if such Commitments shall have expired or been terminated, in accordance with the respective principal amounts of their outstanding Loans of the applicable Class). Each Lender agrees that in computing such Lender's portion of any Borrowing to be made hereunder, the Administrative Agent may, in its discretion, round each Lender's percentage of such Borrowing, computed in accordance with Exhibit A, to the next higher or lower whole dollar amount.

      SECTION 2.17. Sharing of Setoffs. Each Lender agrees that if it shall, through the exercise of a right of banker's lien, setoff or counterclaim against the Borrower, or pursuant to a secured claim under Section 506 of Title 11 of the United States Code or other security or interest arising from, or in lieu of, such secured claim, received by such Lender under any applicable bankruptcy, insolvency or other similar law or otherwise (except pursuant to Section 2.20), or by any other means, obtain payment (voluntary or involuntary) in respect of any Loan or Loans as a result of which the unpaid principal portion of its Loans of any Class shall be proportionately less than the unpaid principal portion of the Loans of such Class of any other Lender, it shall be deemed simultaneously to have purchased from such other Lender at face value, and shall promptly pay to such other Lender the purchase price for, a participation in such Loans of such other Lender, so that the aggregate unpaid principal amount of the Loans and participations in Loans of any Class held by each Lender shall be in the same proportion to the aggregate unpaid principal amount of all Loans of such Class then outstanding as the principal amount of its Loans of such Class prior to such exercise of banker's lien, setoff or counterclaim or other event was to the principal amount of all Loans of such Class outstanding prior to such exercise of banker's lien, setoff or counterclaim or other event; provided, however, that, if any such purchase or purchases or adjustments shall be made pursuant to this Section 2.17 and the payment giving rise thereto shall thereafter be recovered, such purchase or purchases or adjustments shall be rescinded to the extent of such recovery and the purchase price or prices or adjustment restored without interest (unless the party from which such recovery is made is obligated by law to pay interest on the amount recovered, in which case each of the Lenders shall be responsible for its pro rata share of such interest). The Borrower expressly consents to the foregoing arrangements (provided such set-off is permitted under Section 9.06) and agrees that any Lender holding a participation in a Loan deemed to have been so purchased may exercise any and all rights of banker's lien, setoff or counterclaim with respect to any and all moneys owing by the Borrower to such


                                      54

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

Lender by reason thereof as fully as if such Lender had made a Loan directly to the Borrower in the amount of such participation.

      SECTION 2.18. Payments. (a) The Borrower shall make each payment (including principal of or interest on any Borrowing or any Fees or other amounts) hereunder or under any other Loan Document not later than 12:00 (noon), Boston time, on the date when due in dollars to the Administrative Agent at its offices at 100 Federal Street, Boston, Massachusetts 02110, in immediately available funds, it being understood that written, telex or telecopy notice by the Borrower to the Administrative Agent to make such a payment from the funds in the Borrower's account at the Administrative Agent's office shall constitute the making of such payment to the extent of such funds held in such account, so long as such notice is received prior to such time and such payment is not prohibited by law. Any such payment received after such time on any date shall be deemed made on the next Business Day.

      (b) Whenever any payment (including principal of or interest on any Borrowing or any Fees or other amounts) hereunder or under any other Loan Document shall become due, or otherwise would occur, on a day that is not a Business Day, such payment may be made on the next succeeding Business Day, and such extension of time shall in such case be included in the computation of interest or Fees, if applicable.

      SECTION 2.19. Taxes. (a) All payments made by the Borrower under this Agreement, the Notes and the Letters of Credit shall be made free and clear of, and without deduction or withholding for or on account of, any present or future stamp, documentary, excise, property or other taxes, levies, imposts, duties, charges, assessments, fees, deductions or withholdings, now or hereafter imposed, levied, collected, withheld or assessed by any Governmental Authority, excluding income taxes, gross receipts taxes (excluding sales taxes), and franchise taxes (imposed in lieu of net income taxes) imposed on the Administrative Agent, the Syndication Agent or any Lender as a result of a present or former connection between the Administrative Agent, the Syndication Agent or such Lender and the jurisdiction of the Governmental Authority imposing such tax or any political subdivision or taxing authority thereof or therein (other than any such connection arising solely from the Administrative Agent, the Syndication Agent or such Lender having executed, delivered or performed its obligations or received a payment under, or enforced, this Agreement, the Notes or any Letters of Credit). If any such non-excluded taxes, levies, imposts, duties, charges, fees deductions or withholdings ("Non-Excluded Taxes") are required to be withheld from any amounts payable to the Administrative Agent, the Syndication Agent or any Lender hereunder or under the Notes or any Letters of Credit, then the Borrower shall withhold such Non-Excluded Taxes and the amounts so payable to the Administrative Agent, the Syndication Agent or such Lender shall be increased to the extent necessary to yield to the Administrative Agent, the Syndication Agent or such Lender (after payment of all Non-Excluded Taxes) interest or any such other amounts payable hereunder at the rates or in the amounts specified in this Agreement, the Notes and any Letters of Credit, provided, however, that the Borrower shall not be required to increase any such amounts payable to any Lender that is not incorporated or organized under the laws of the United States of America or a state thereof if such Lender fails to comply with the requirements of Section 2.19(b). Whenever any Non-

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

Excluded Taxes are payable by the Borrower, as promptly as possible thereafter the Borrower shall send to the Administrative Agent for its own account or for the account of the Syndication Agent or such other Lender, as the case may be, a certified copy of an original official receipt received by the Borrower showing payment thereof. If the Borrower fails to pay any Non-Excluded Taxes after notice from the Administrative Agent or any Lender when due to the appropriate taxing authority or fails to remit to the Administrative Agent the required receipts or other required documentary evidence, the Borrower shall indemnify the Administrative Agent, the Syndication Agent and the Lenders for any incremental taxes, interest or penalties that may become payable by the Administrative Agent, the Syndication Agent or any Lender as a result of any such failure.

      (b) Each Lender that is not incorporated or organized under the laws of the United States of America or a state thereof shall:

            (i) deliver to the Borrower and the Administrative Agent (A) two duly completed copies of United States Internal Revenue Service Form 1001 or 4224, or successor applicable form, as the case may be, and (B) an Internal Revenue Service Form W-8 or W-9, or successor applicable form, as the case may be;

           (ii) deliver to the Borrower and the Administrative Agent two further copies of any such form or certification on or before the date that any such form or certification expires or becomes obsolete or after the occurrence of any event requiring a change in the most recent form previously delivered by it to the Borrower; and

          (iii) obtain such extensions of time for filing and completing such forms or certifications as may reasonably be requested by the Borrower or the Administrative Agent;

unless in any such case a change (including any change in treaty, law or regulation) has occurred prior to the date on which any such delivery would otherwise be required which renders all such forms inapplicable or which would prevent such Lender from duly completing and delivering any such form with respect to it and such Lender so advises the Borrower and the Administrative Agent. Such Lender shall certify (x) in the case of a Form 1001 or 4224, that it is entitled to receive payments under this Agreement and the Notes without deduction or withholding of any United States Federal income taxes and (y) in the case of a Form W-8 or W-9, that it is entitled to an exemption from United States backup withholding tax. Each Person that shall become a Lender or a participant pursuant to Section 9.04 shall, upon the effectiveness of the related transfer, be required to provide all of the forms and statements required pursuant to this Section 2.19, provided that, in the case of a participant, such participant shall furnish all such required forms and statements to the Lender from which the related participation shall have been purchased.

      (c) The provisions of this Section 2.19 shall remain operative and in full force and effect regardless of the expiration of the term of this Agreement, the consummation of the transactions contemplated hereby and the repayment of any of the Loans.



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      (d) Any Agent or Lender claiming any indemnity payment or additional amounts payable pursuant to this Section 2.19 shall use reasonable efforts (consistent with legal and regulatory restrictions) to file any certificate or document reasonably requested in writing by the Borrower or to change the jurisdiction of its applicable lending office if the making of such a filing or change would avoid the need for or reduce the amount of any such indemnity payment or additional amounts that may thereafter accrue and would not, in the sole determination of such Agent or Lender, be otherwise disadvantageous to such Lender.

      (e) Nothing contained in this Section 2.19 shall require any Agent or Lender to make available any of its tax returns (or any other information that it deems to be confidential or proprietary).

      (f) No Lender shall be entitled to claim any indemnity payment or additional amount payable pursuant to this Section 2.19 with respect to any tax unless such Lender shall have notified the Borrower that it will demand compensation for such payment or amount not more than 120 days after the date on which such Lender becomes aware of the costs or reductions giving rise to such claim. Failure on the part of any Lender to demand any indemnity payment or any such additional amount with respect to any period shall not constitute a waiver of such Lender's right to demand compensation with respect to any other period.

      SECTION 2.20. Assignment of Commitments and Loans Under Certain Circumstances. In the event that any Lender shall have delivered a notice or certificate pursuant to Section 2.13 or 2.14, or the Borrower shall be required to pay additional amounts to any Lender under Section 2.19, the Borrower shall have the right, at its own expense, upon notice to such Lender and the Administrative Agent, to require such Lender to transfer and assign without recourse (in accordance with and subject to the provisions set forth in Section 9.04, including clause (i) of the proviso to Section 9.04(b)) all its interests, rights and obligations under this Agreement to another financial institution designated by the Borrower which shall assume such obligations; provided that
(i) no such assignment shall conflict with any law, rule, regulation or order of any Governmental Authority and (ii) the Borrower shall pay, or cause the assignee to pay, to the affected Lender in immediately available funds on the date of such assignment the entire amount of principal of and interest accrued to the date of payment on the Loans and participations in Letter of Credit Disbursements made by it hereunder and all other amounts accrued for its account or owed to it hereunder; provided further that if prior to any such assignment the circumstances or event that resulted in such Lender's notice or certificate under Section 2.13 or 2.14 or demand for additional amounts under Section 2.19, as the case may be, shall cease to exist or become inapplicable for any reason or if such Lender shall waive its rights in respect of such circumstances or event under Section 2.13, 2.14 or 2.19, as the case may be, then such Lender shall not thereafter be required to make any such assignment hereunder.

      SECTION 2.21. Letters of Credit. (a) The Borrower may request the issuance of Tranche A Letters of Credit, in a form reasonably acceptable to the Administrative Agent and the Issuing Bank, for the account of the Borrower, at any time and from time to time during


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the Tranche A Revolving Credit Availability Period; provided that any Tranche A
Letter of Credit shall be issued only if, and each request by the Borrower for the issuance of any Tranche A Letter of Credit shall be deemed a representation and warranty of the Borrower that, immediately following the issuance of such Letter of Credit, (i) the sum of (A) the Tranche A Letter of Credit Exposure and
(B) the aggregate principal amount of outstanding Tranche A Revolving Loans shall not exceed the aggregate amount of the Tranche A Revolving Credit Commitments at such time and (ii) the Tranche A Letter of Credit Exposure shall not exceed $7,500,000. Each Tranche A Letter of Credit shall expire at the close of business on the earlier of (I) the last day of the Tranche A Revolving Credit Availability Period and (II) the first anniversary of the date of issuance of such Tranche A Letter of Credit, unless such Tranche A Letter of Credit expires by its terms on an earlier date. Each Letter of Credit shall provide for payments of drawings in dollars.

      (b) The Borrower may request the issuance of Tranche B Letters of Credit, in a form reasonably acceptable to the Administrative Agent and the Issuing Bank, for the account of the Borrower, at any time and from time to time during the Tranche B Revolving Credit Availability Period; provided that any Tranche B Letter of Credit shall be issued only if, and each request by the Borrower for the issuance of any Tranche B Letter of Credit shall be deemed a representation and warranty by the Borrower that, immediately following the issuance of such Letter of Credit, the sum of (i) the Tranche B Letter of Credit Exposure and
(ii) the aggregate principal amount of outstanding Tranche B Revolving Loans shall not exceed the aggregate amount of the Tranche B Revolving Credit Commitments at such time. Each Tranche B Letter of Credit shall expire no later than the close of business on the Tranche B Maturity Date. Each Letter of Credit shall provide for payments of drawings in dollars.

      (c) Each issuance of any Letter of Credit shall be made on at least two Business Days' prior irrevocable written or telecopy notice (or such shorter notice as shall be acceptable to the Issuing Bank) from the Borrower to the Administrative Agent and the Issuing Bank specifying, on the Issuing Bank's standard form or on such other form as is acceptable to the Issuing Bank, the date of issuance, the date on which such Letter of Credit is to expire, the amount of such Letter of Credit, the name and address of the beneficiary of such Letter of Credit, whether such Letter of Credit is a Tranche A Letter of Credit or a Tranche B Letter of Credit, and such other information as may be necessary or desirable to complete such Letter of Credit. The Issuing Bank will give the Administrative Agent prompt notice of the issuance and amount of such Letter of Credit and the expiration date of such Letter of Credit (and the Administrative Agent shall give prompt notice thereof to each Lender). The Issuing Bank also will give the Administrative Agent (i) daily notice of the amount available to be drawn under each outstanding Letter of Credit and (ii) a quarterly summary indicating, on a daily basis during such quarter, the issuance of any Letter of Credit and the amount thereof, the expiration of any Letter of Credit and the amount thereof and the payment on any draft presented under any Letter of Credit. The Administrative Agent will promptly provide the Lenders with copies of each such quarterly summary.

      (d) By the issuance of a Letter of Credit and without any further action on the part of the Issuing Bank, the Administrative Agent or the Lenders in respect thereof, the Issuing



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Bank hereby grants to each Lender, and each Lender hereby acquires from the
Issuing Bank, effective upon the issuance of such Letter of Credit, a participation in such Letter of Credit equal to (i) in the case of any such Tranche A Letter of Credit, such Lender's pro rata share (based on the percentage of the aggregate Tranche A Revolving Credit Commitments represented by such Lender's Tranche A Revolving Credit Commitment) of the aggregate amount available to be drawn under such Tranche A Letter of Credit and (ii) in the case of any such Tranche B Letter of Credit, such Lender's pro rata share (based on the percentage of the aggregate Tranche B Revolving Credit Commitments represented by such Lender's Tranche B Revolving Credit Commitment) of the aggregate amount available to be drawn under such Tranche B Letter of Credit. In consideration and in furtherance of the foregoing, each Lender hereby absolutely and unconditionally agrees to pay to the Administrative Agent, on behalf of the Issuing Bank, in accordance with Section 2.02(d), (A) such Lender's pro rata share (based on the percentage of the aggregate Tranche A Revolving Credit Commitments represented by such Lender's Tranche A Revolving Credit Commitment) of each Tranche A Letter of Credit Disbursement made by the Issuing Bank and not reimbursed by the Borrower when due in accordance with Section 2.21(g) and (B) such Lender's pro rata share (based on the percentage of the aggregate Tranche B Revolving Credit Commitments represented by such Lender's Tranche B Revolving Credit Commitment) of each Tranche B Letter of Credit Disbursement made by the Issuing Bank and not reimbursed by the Borrower when due in accordance with
Section 2.21(g); provided that the Lenders shall not be obligated to make any such payment with respect to any wrongful Letter of Credit Disbursement made as a result of the gross negligence or wilful misconduct of the Issuing Bank.

      (e) Each Lender acknowledges and agrees that its obligation to acquire participations pursuant to Section 2.21(d) in respect of Letters of Credit is absolute and unconditional and shall not be affected by any circumstance whatsoever, including the occurrence and continuance of a Default or Event of Default, and that each such payment shall be made without any offset, abatement, withholding or reduction whatsoever (subject only to the proviso set forth in Section 2.21(d)).

      (f) During the Tranche A Revolving Credit Availability Period, the Borrower shall pay to the Administrative Agent, on the last day of March, June, September and December in each year and on the date on which the Tranche A Revolving Credit Commitments shall be terminated as provided herein, (i) for the account of the Lenders, ratably in proportion to their Tranche A Revolving Credit Commitments, a fee on the average daily aggregate amount available to be drawn under all outstanding Tranche A Letters of Credit, if any, during the preceding quarter (or shorter period commencing with the date of this Agreement) at a rate per annum equal to the Applicable Tranche A Eurodollar Margin from time to time in effect during such period pursuant to Section 2.06, plus, during any period when there is a Sub-investment Grade Rating, the Tranche A Rating Premium, and (ii) for the account of the Issuing Bank, a fee on the average daily aggregate amount available to be drawn under all outstanding Tranche A Letters of Credit, if any, during the preceding quarter (or shorter period commencing with the date of this Agreement) at a rate per annum equal to 0.125%. During the Tranche B Revolving Credit Availability Period, the Borrower shall pay to the Administrative Agent, on the last day of March, June, September and December in each year



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and on the date on which the Tranche B Revolving Credit Commitments shall be terminated as provided herein, (i) for the account of the Lenders, ratably in proportion to their Tranche B Revolving Credit Commitments, a fee on the average daily aggregate amount available to be drawn under all outstanding Tranche B Letters of Credit, if any, during the preceding quarter (or shorter period commencing with the date of this Agreement) at a rate per annum equal to the Applicable Tranche B Eurodollar Margin from time to time in effect during such period pursuant to Section 2.06, plus, during any period when there is a Sub-investment Grade Rating, the Tranche B Rating Premium, and (ii) for the account of the Issuing Bank, a fee on the average daily aggregate amount available to be drawn under all outstanding Tranche B Letters of Credit, if any, during the preceding quarter (or shorter period commencing with the date of this Agreement) at a rate per annum equal to 0.125%. Such fees shall be computed on the basis of the actual number of days elapsed in a year of 360 days. Such fees shall accrue from and including the date of this Agreement to but excluding the last day of the Tranche A Revolving Credit Availability Period or the Tranche B Maturity Date, as applicable. In addition to the foregoing, the Borrower shall pay directly to the Issuing Bank, for its account, payable within 15 days after demand therefor by the Issuing Bank, the Issuing Bank's customary processing and documentation fees in connection with the issuance or amendment of or payment on any Letter of Credit.

      (g) The Borrower hereby agrees to reimburse the Issuing Bank for any payment or disbursement made by the Issuing Bank under any Letter of Credit, by making payment in immediately available funds to the Administrative Agent within three Business Days after receipt of notice of such payment or disbursement, in an amount equal to the amount of such payment or disbursement, plus interest on the amount so paid or disbursed by the Issuing Bank, to the extent not reimbursed prior to 3:00 p.m. (Boston time) on the date of such payment or disbursement, from and including the date paid or disbursed to but excluding the date the Issuing Bank is reimbursed by the Borrower therefor, at a rate per annum equal to (i) in the case of amounts due in respect of Tranche A Letters of Credit, the rate applicable to ABR Tranche A Revolving Loans during such period pursuant to Section 2.06 and (ii) in the case of amounts due in respect of Tranche B Letters of Credit, the rate applicable to ABR Tranche B Revolving Loans during such period pursuant to Section 2.06. If the Borrower shall fail to pay any amount required to be paid by it under this Section 2.21(g) when due, such unpaid amount shall bear interest as provided in Section 2.07. The Issuing Bank shall give the Borrower prompt notice of each drawing under any Letter of Credit, provided that the failure to give any such notice shall in no way affect, impair or diminish the Borrower's obligations hereunder. The Administrative Agent shall promptly pay any such amounts received by it to the Issuing Bank.

      (h) The Borrower's obligation to reimburse Letter of Credit Disbursements as provided in Section 2.21(g) shall be absolute, unconditional and irrevocable and shall be performed strictly in accordance with the terms of this Agreement under any and all circumstances whatsoever, and irrespective of:

            (i) any lack of validity or enforceability of any Letter of Credit or any other Loan Document;



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            (ii) the existence of any claim, setoff, defense or other right which the Borrower, any Subsidiary or any other Person may at any time have against the beneficiary under any Letter of Credit, the Issuing Bank, any Agent, any Lender or any other Person in connection with this Agreement, any other Loan Document or any other related or unrelated agreement or transaction;

           (iii) any draft or other document presented under a Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or failing to comply with the Uniform Customs and Practices for Documentary Credits, as in effect from time to time, or any statement therein being untrue or inaccurate in any respect;

            (iv) payment by the Issuing Bank under a Letter of Credit against presentation of a draft or other document which does not comply with the terms of such Letter of Credit; provided that such payment was not wrongfully made as a result of the gross negligence or wilful misconduct of the Issuing Bank; and

             (v) any other act or omission or delay of any kind or any other circumstance or event whatsoever, whether or not similar to any of the foregoing and whether or not foreseeable, that might, but for the provisions of this Section 2.21(h), constitute a legal or equitable discharge of the Borrower's obligations hereunder.

      (i) It is expressly understood and agreed that, for purposes of determining whether a wrongful payment under a Letter of Credit resulted from the Issuing Bank's gross negligence or wilful misconduct, (i) the Issuing Bank's acceptance of documents that appear on their face to be in order, without responsibility for further investigation, regardless of any notice or information to the contrary, (ii) the Issuing Bank's exclusive reliance on the documents presented to it under such Letter of Credit as to any and all matters set forth therein, including the amount of any draft presented under such Letter of Credit, whether or not the amount due to the beneficiary thereunder equals the amount of such draft and whether or not any document presented pursuant to such Letter of Credit proves to be insufficient in any respect (so long as such document on its face appears to be in order), and whether or not any other statement or any other document presented pursuant to such Letter of Credit proves to be forged or invalid or any statement therein proves to be inaccurate or untrue in any respect whatsoever and (iii) any noncompliance in any immaterial respect of the documents presented under such Letter of Credit with the terms thereof shall, in each case, be deemed not to constitute wilful misconduct or gross negligence of the Issuing Bank. It is further understood and agreed that, notwithstanding the proviso to clause (iv) of Section 2.21(h), the Borrower's obligation hereunder to reimburse Letter of Credit Disbursements will not be excused by the gross negligence or wilful misconduct of the Issuing Bank to the extent that such Letter of Credit Disbursement actually discharged a liability of, or otherwise benefited, or was recovered by, the Borrower; provided that the foregoing shall not be construed to excuse the Issuing Bank from liability to the Borrower to the extent of any direct damages suffered by the Borrower that are caused by the Issuing Bank's gross negligence or wilful misconduct in determining whether drafts and other documents presented under a Letter of Credit comply with the terms thereof.



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

      (j) The Issuing Bank shall, promptly following its receipt thereof, examine all documents purporting to represent a demand for payment under a Letter of Credit, including as to compliance with the Uniform Customs and Practices for Documentary Credits, as then in effect. The Issuing Bank shall as promptly as possible give telephonic notification, confirmed by telex or telecopy, to the Administrative Agent and the Borrower of such demand for payment and whether the Issuing Bank has made or will make a Letter of Credit Disbursement thereunder, provided that the failure to give such notice shall not relieve the Borrower of its obligation to reimburse any such Letter of Credit Disbursement in accordance with this Section 2.21. The Administrative Agent shall promptly give each Lender notice thereof.

      (k) In the event that the Borrower is required or elects pursuant to the terms of this Agreement (other than Sections 2.11(h) and 7.01) to provide cash collateral in respect of the Letter of Credit Exposure of any Class, the Borrower shall deposit in an account with the Administrative Agent an amount in cash equal to the Letter of Credit Exposure of such Class (or such lesser amount as shall be required or elected hereunder). Any such deposit shall be held by the Administrative Agent in accordance with the Cash Collateral Agreement. In the event that the Borrower is required pursuant to the terms of Section 2.11(h) or Section 7.01 of this Agreement to provide cash Collateral in respect of the Letter of Credit Exposure of any Class, the Borrower shall deposit such cash collateral in an account with the Trustee pursuant to the Trust Agreement. Such deposit shall be held by the Trustee in accordance with the Trust Agreement. Any such deposit to be held by the Administrative Agent or the Trustee, as provided herein, shall be accompanied by notice from the Borrower, in form satisfactory to the Administrative Agent or the Trustee, as the case may be, setting forth the basis for such deposit, identifying in reasonable detail the Letters of Credit to which such deposit relates, and setting forth any other information related to such deposit reasonably requested by the Administrative Agent or the Trustee, as the case may be. The Borrower shall promptly provide the Administrative Agent with a copy of any such notice to the Trustee and shall promptly provide the Trustee with a copy of any such notice to the Borrower.

                                  ARTICLE III

                        REPRESENTATIONS AND WARRANTIES

      The Borrower represents and warrants to each of the Lenders that:

      SECTION 3.01. Organization; Powers. Each of the Borrower and the Loan Parties (a) is a limited partnership (in the case of the Borrower and the Public Partnership) or a corporation (in the case of the other Loan Parties) duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, (b) has all requisite power and authority to own its property and assets and to carry on its business as now conducted and as proposed to be conducted, (c) is duly qualified or registered to do business and is in good standing as a foreign limited partnership (in the case of the Borrower and the Public Partnership) or corporation (in the case of the other Loan Parties) in all jurisdictions in which, after giving effect to the conveyance to the Borrower of the Assets, the nature of their



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respective activities or the character of the properties they own, lease or use makes such qualification or registration necessary and in which the failure so to qualify or to be so regis tered would have a Material Adverse Effect (and the only such jurisdictions are, (i) in the case of the Borrower, Arkansas, Arizona, California, Colorado, Connecticut, Florida, Georgia, Idaho, Iowa, Illinois, Indiana, Massachusetts, Maine, Michigan, Minnesota, Missouri, New Hampshire, New Mexico, New York, South Carolina, Texas, Vermont, Rhode Island and Wisconsin and
(ii) in the case of the Public Partnership, Iowa), and (d) has the partnership or corporate power and authority to execute, deliver and perform its obligations under each of the Loan Documents and each other agreement or instrument contemplated thereby to which it is or will be a party, to consummate the Transactions and, in the case of the Borrower, to obtain extensions of credit hereunder.

      SECTION 3.02. Authorization. The execution, delivery and performance by each of the Borrower and the Loan Parties of each of the Loan Documents to which it is or will be a party, the consummation of the Transactions and, in the case of the Borrower, the extensions of credit hereunder (a) have been duly authorized by all requisite partnership or corporate action and (b) will not (i) upon obtaining the consents listed on Schedule 3.02, other than any of such listed consents which are not necessary to make the representations in this
Article III true as of the Closing Date (the "Required Consents"), violate (A) any provision of law, statute, rule or regulation, (B) any provision of the agreement of limited partnership, articles of incorporation or other constitutive documents or by-laws of the Borrower and the other Loan Parties,
(C) any order of any Governmental Authority or (D) any provision of any indenture, agreement or other instrument to which the Borrower or any of the other Loan Parties is a party or by which any of them or any of their property is or may be bound, (ii) be in conflict with, result in a breach of or constitute (alone or with notice or lapse of time or both) a default or give rise to increased, additional, accelerated or guaranteed rights of any Person under any such indenture, agreement or other instrument or (iii) except for the Liens of the Collateral Documents and of the Triarc Note and the restrictions pursuant to the terms of the MLP Agreement and the Partnership Agreement, result in the creation or imposition of any Lien upon or with respect to any property or assets now owned or hereafter acquired by the Borrower or any of the other Loan Parties, other than, in the case of clauses (i)(A), (i)(D) and (ii), where as a result thereof, individually or in the aggregate, there would not occur a Material Adverse Effect (the "Permitted Exceptions").

      SECTION 3.03. Enforceability. This Agreement has been duly executed and delivered by the Borrower and constitutes, and each other Loan Document and Operative Agreement when executed and delivered by the Borrower or any of the other Loan Parties will constitute, the legal, valid and binding obligation of such party enforceable against such party in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium and similar laws of general application relating to or affecting the rights and remedies of creditors and general principles of equity (regardless of whether such enforcement is considered at law or in equity).

      SECTION 3.04. Consents and Governmental Approvals. As of the Closing Date, all the Required Consents will have been made or obtained and will be in full force and effect.



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No other consent or approval of, registration or filing with or any other action by (a) any Governmental Authority, (b) any creditor or holder of any Capital Stock of the Borrower, any of the other Loan Parties or any Affiliate thereof or
(c) any other Person is or will be required with respect to any Loan Party in connection with the Transactions, the Facilities or the performance by the Borrower or any of the other Loan Parties of the Loan Documents to which it is or will be a party, in each case except such as have been made or obtained and are in full force and effect, except for consents, approvals, registrations and filings or other actions (other than the Required Consents) related to transfers made pursuant to the Conveyance Agreements (i) which are not required at such time and are routine or administrative in nature and are obtained or given in the ordinary course of business within 90 days after the Closing Date or (ii) in the case of clauses (b) and (c), which if not obtained or given, would not, individually or in the aggregate, have a Material Adverse Effect.

      SECTION 3.05. Business; Financial Statements. (a) Prior to the Closing Date, the Borrower has not engaged in any business or activities, except for activities related to its formation, organization and prospective operations, and will not have any significant assets or liabilities prior to its acquisition of the Assets and assumption of liabilities, as contemplated by this Agreement and the Registration Statement. As of the Closing Date, the Business (as conducted by the National Propane Group) does not include and, to the knowledge of the Borrower, has never included (whether conducted by the National Propane Group or any of its predecessors) the sale, distribution or storage of any petroleum derivative product (other than propane gas and other than storage of diesel fuel used for vehicles of the National Propane Group).

      (b) The Borrower has delivered to the Agents complete and correct copies of the Registration Statement filed with the SEC. The pro forma consolidated financial statements of the Public Partnership set forth in the Registration Statement comply in all material respects with the applicable accounting requirements of the Securities Act, and the published rules and regulations thereunder and, in the opinion of the Borrower, the assumptions on which the pro forma adjustments to such pro forma consolidated financial statements of the Public Partner ship are based provide a reasonable basis for presenting the significant effects of the trans actions contemplated by such pro forma consolidated financial statements and such pro forma adjustments give appropriate effect to such assumptions and are properly applied in such pro forma consolidated financial statements. The financial statements and schedules included in the Registration Statement (other than with respect to pro forma matters) have been prepared in accordance with GAAP applied on a consistent basis throughout the periods specified and present fairly in all material respects the financial position of the corporation or partnership to which they relate as of the respective dates specified and the results of their operations and cash flows for the respective periods specified. The financial data included under the caption "Selected Historical and Pro Forma Consolidated Financial and Operating Data" for National Propane Corp. and for the Public Partnership in the Registration Statement fairly present in all material respects, on the basis stated in the Registration Statement, the information set forth therein and have been compiled on a basis consistent with that of the audited financial statements included in the Registration Statement. The historical aspects of the financial data included under the caption "Capitalization" in the Registration Statement fairly present, on the



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basis stated in the Registration Statement, the information set forth therein and have been compiled on a basis consistent with that of the audited financial statements included in the Registration Statement; the pro forma aspects of such financial data included under the caption "Capitalization" have been prepared in all material respects in accordance with all applicable rules and guidelines of the SEC with respect to pro forma financial information; and the assumptions on which the pro forma adjustments to the pro forma aspects of the financial data included under the caption "Capitalization" are based provide a reasonable basis for presenting all of the significant effects of the Transactions and such pro forma adjustments give appropriate effect to such assumptions and are properly applied in such pro forma financial data.

      (c) The Borrower has delivered to the Agents the unaudited pro forma balance sheet of the Borrower as of March 31, 1996. Such balance sheet presents fairly in all material respects the pro forma financial condition of the Borrower as of that date in accordance with GAAP.

      (d) The Borrower has heretofore furnished to the Lenders (i) the balance sheet of the Public Partnership as of March 31, 1996 and (ii) the consolidated balance sheets of National Propane Corp. and its Subsidiaries as of December 31, 1994 and 1995 and the related consolidated statements of operations and cash flows for each of the years in the three-year period ended December 31, 1995, in each case audited by and accompanied by the opinion of Deloitte & Touche, LLP, independent public accountants (the financial statements referred to in clauses
(i) and (ii) above, collectively, the "Audited Financial Statements"). The Audited Financial Statements present fairly in all material respects in accordance with GAAP the consolidated financial position and the consolidated results of operations and cash flows of National Propane Corp. and its Subsidiaries as of such dates and for such periods. The balance sheets and the notes thereto included in the Audited Financial Statements disclose all material liabilities, actual or contingent, of National Propane Corp. and its Subsidiaries as of the dates thereof. The unaudited pro forma balance sheet of the Borrower referred to in paragraph (c) above, including the footnotes thereto, discloses all material liabilities, actual or contingent, of the Borrower as of the Closing Date. The Audited Financial Statements were prepared in accordance with GAAP applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto).

      SECTION 3.06. No Material Adverse Change. Since March 31, 1996, there has occurred no material adverse change in the business, operations, property or condition (financial or otherwise) of the National Propane Group. Since the Closing Date, there has occurred no condition, event or other occurrence that, individually or in the aggregate, has had, and there exists no condition, event or other occurrence, that, individually or in the aggregate, could reasonably be expected to have, a Material Adverse Effect.

      SECTION 3.07. Title to Properties; Possession Under Leases. (a) Except for Excluded Assets (as defined in the Conveyance Agreements) and leased property and personal property covered by the Agency Agreement, immediately upon consummation of the Transactions on the Closing Date, (i) the Borrower and the Restricted Subsidiaries will own



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fee simple title to, or hold valid leasehold interests (which may be month-to-month tenancies) in, all the properties and assets used in the operation of the Business other than immaterial leased properties in respect of which the Borrower enjoys undisturbed possession and (ii) the interests of the Borrower and the Restricted Subsidiaries in all such leased properties and assets shall be the same as the interests of the National Propane Group therein prior to the Closing Date. Each of the Borrower and the Restricted Subsidiaries has good and marketable title to, or valid leasehold interests in, all its material properties and assets, free and clear of Liens, except for Permitted Encumbrances and Liens permitted by Section 6.02.

      (b) Schedule 3.07 sets forth, as of the Closing Date, a true, complete and correct list of (i) all real property owned by the Borrower and the Subsidiaries; (ii) all real property leased by the Borrower or any Subsidiary (including month-to-month leases and immaterial leased properties in respect of which the Borrower enjoys undisturbed possession); and (iii) the location and use of each such property. All real property interests listed on Schedule 4.01(d)(vii)(a) are owned, leased (including month-to-month leases) or otherwise used in the operation of the Business as of the Closing Date. As of the Closing Date, the aggregate fair market value of the owned real property listed on
Schedule 4.01(d)(vii)(a) is 80% or more of the aggregate fair market value of the owned real property used in the operation of the Business, as such fair market value has been determined pursuant to the appraisals delivered pursuant to Section 4.01(v). As of the Closing Date, the collective net operating revenues of the real property interests listed on Schedule 4.01(d)(vii)(a) are 77% or more of the collective net operating revenues of the real property interests used in the operation of the Business. Schedule 4.01(d)(vii)(c) constitutes a true, complete and accurate list of all real property interests that are owned in fee simple by the Borrower and that individually have a fair market value in excess of $250,000. Schedule 4.01(d)(vii)(d) constitutes a true, complete and accurate list of all other real property interests owned in fee simple by the Borrower other than real property interests that, individually and in the aggregate, are not material to the operation of the Business or any material individual location of the Business. Except for leasehold interests in real property that are encumbered by a Mortgage at Closing, as of the Closing Date, no leasehold interest in real property that is held by the Borrower or any Subsidiary is material to the Business or any material individual location of the Business.

      (c) Each of the Borrower and the Subsidiaries has complied with all obligations under all material leases to which it is a party and all such leases are in full force and effect. Each of the Borrower and the Subsidiaries enjoys peaceful and undisturbed possession under all such material leases.

      SECTION 3.08. Subsidiaries. Schedule 3.08 sets forth as of the Closing Date a list of all the Subsidiaries, the respective jurisdictions of organization thereof and the percentage ownership interest, direct or indirect, of the Borrower therein.

      SECTION 3.09. Litigation; Compliance with Laws. (a) Except as set forth in
Schedule 3.09(a), there are no actions, suits or proceedings at law or in equity or by or before any Governmental Authority now pending or, to the knowledge of the Borrower, threatened against or affecting the Borrower, any other Loan Party or any business, property or rights of



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the Borrower or any other Loan Party (i) which involve any Loan Document or the
Transactions or (ii) as to which there is a reasonable possibility of an adverse determination which could be reasonably expected to result, individually or in the aggregate, in a Material Adverse Effect.

      (b) Neither the Borrower nor any other Loan Party is in violation of any law, rule or regulation, or in default with respect to any judgment, writ, injunction or decree, of any Governmental Authority, where such violation or default could be reasonably expected to result, individually or in the aggregate, in a Material Adverse Effect. Except as set forth in Schedule 3.09(b), neither the Borrower nor any other Loan Party has received any written communication during the three years prior to the Closing Date from any Governmental Authority that alleges that the Borrower or any other Loan Party or the Business is not in compliance in any material respect with any law, rule or regulation or any judgment, writ, injunction or decree.

      SECTION 3.10. Agreements. Neither the Borrower nor any of the other Loan Parties is a party to any agreement or instrument or subject to any corporate restriction that has resulted or could reasonably be expected to result, individually or in the aggregate, in a Material Adverse Effect. Each indenture or other agreement or instrument evidencing Indebtedness and each other material agreement, contract, lease, license, commitment or other instrument to which the Borrower or any of the Loan Parties is a party or by which it or any of its properties or assets are or may be bound as of the Closing Date, after giving effect to the Transactions, is listed on Schedule 3.10 hereto (collectively with any agreements listed on Schedule 3.20, the "Material Contracts").

      (b) As of the Closing Date, after giving effect to the Transactions, each Material Contract will be in all material respects valid, binding and in full force and effect and will be enforceable by the Borrower or the Loan Party which is a party thereto in accordance with its terms. Except as set forth in Schedule 3.10, as of the Closing Date, after giving effect to the Transactions, each of the Borrower and the Loan Parties will have performed in all material respects all obligations required to be performed by it to date under the Material Contracts and it will not be (with or without the lapse of time or the giving of notice, or both) in breach or default in any material respect thereunder and, to the knowledge of the Borrower, no other party to any of the Material Contracts will be (with or without the lapse of time or the giving of notice, or both) in breach or default in any material respect thereunder. As of the Closing Date, after giving effect to the Transactions, neither the Borrower nor any of the Loan Parties, nor, to the knowledge of the Borrower, any other party to any Material Contract, will have given notice of termination of, or taken any action inconsistent with the continuation of, any Material Contract. As of the Closing Date, none of such other parties will have any presently exercisable right to terminate any Material Contract.

      SECTION 3.11. Federal Reserve Regulations. (a) Neither the Borrower nor any of the other Loan Parties is engaged principally, or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying Margin Stock.




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      (b) No part of the proceeds of any Loan and no Letter of Credit will be used, whether directly or indirectly, and whether immediately, incidentally or ultimately, for any purpose which entails a violation of, or which is inconsistent with, the provisions of the regulations of the Board, including Regulation G, U and X.

      SECTION 3.12. Investment Company Act; Public Utility Holding Company Act. Neither the Borrower nor any of the other Loan Parties is (a) an "investment company" as defined in, or subject to regulation under, the Investment Company Act of 1940, (b) a "holding company" as defined in, or subject to regulation under, the Public Utility Holding Company Act of 1935 or (c) subject to regulation as a "public utility" or a "public service corporation" or the equivalent under any Federal or state law.

      SECTION 3.13. Use of Proceeds. (a) The proceeds of all Tranche A Revolving Loans will be used solely for working capital. The Tranche A Letters of Credit will be issued solely to support various payment obligations of the Borrower and the Restricted Subsidiaries incurred in the ordinary course of business.

      (b) The proceeds of all Tranche B Revolving Loans will be used solely (i) to fund the purchase price of any Eligible Propane Acquisitions by the Borrower or any Restricted Subsidiary (provided, in the case of an acquisition of Capital Stock, that the Person so acquired becomes a Restricted Subsidiary) and (ii) to fund Growth-Related Capital Expenditures of up to $5,000,000 per fiscal year. The Tranche B Letters of Credit will be issued solely to support obligations of the Borrower incurred in connection with such acquisitions and Growth-Related Capital Expenditures.

      (c) The proceeds of all Tranche B Term Loans will be used solely to refinance Tranche B Revolving Loans outstanding on the Tranche B Conversion Date.

      (d) The proceeds of the sale of the Units by the Public Partnership will be used by the Public Partnership and the Borrower as contemplated by the Registration Statement. In particular, the proceeds of the sale of any Units subject to the Underwriters' over-allotment option will be contributed by the Public Partnership to the capital of the Borrower for no additional consideration. Of the proceeds of the sale of the Mortgage Notes, approximately $59,300,000 will be paid by National Propane Corp. as dividends to Triarc, a portion will be used to pay transaction costs and expenses and approximately $62,200,000 will be contributed by National Propane Corp. to the Borrower under the Conveyance Agreements and will be used by the Borrower to repay in full certain indebtedness assumed by the Borrower under the Conveyance Agreements (including, without limitation, the Refunding Notes (as defined in the Registration Statement)). As of the Closing Date, the Borrower will have Net Working Capital of at least $7,000,000.

      SECTION 3.14. Tax Returns. As of the Closing Date, each of the Borrower and its Affiliates (other than shareholders of Triarc) has, and, at all times thereafter, each of the Borrower and the other Loan Parties will have filed all tax returns required by law to be filed by it (or properly filed for extensions of time for the filing thereof) and paid all taxes,



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assessments and other governmental charges levied upon it or any of its properties, assets, income or franchises which are due and payable, other than
(a) those which are not past due or are presently being contested in good faith by appropriate proceedings diligently conducted for which such reserves or other appropriate provisions, if any, as shall be required by GAAP have been made and
(b) in the case of any such Person other than the Borrower and the Restricted Subsidiaries, those which could not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect. The Borrower is a limited partnership that is treated as a pass-through entity for U.S. Federal income tax purposes. The Borrower is a limited partnership not subject to taxation with respect to its income or gross receipts under applicable state laws, except in states where such taxation would not, individually or in the aggregate, have a Material Adverse Effect.

      SECTION 3.15. No Material Misstatements. (a) No written information, report, financial statement, exhibit or schedule furnished by or on behalf of the Borrower, any Restricted Subsidiary, the General Partners or any of their Affiliates (as amended, updated or revised by any subsequent delivery made prior to the Closing) to any Agent or Lender in connection with the negotiation of any Loan Document or included therein or delivered pursuant thereto contains any material misstatement of fact or omits to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made not misleading (other than statements made regarding general economic conditions relating to national or local economies and except for projections made and delivered in good faith and on the basis of reasonable assumptions). There is no fact actually known to the Borrower which has or in the future would (so far as the Borrower or the Managing General Partner can now reasonably foresee) have a Material Adverse Effect which has not been set forth in this Agreement (including the schedules hereto) or the Registration Statement. The Agents and the Lenders shall be entitled to rely on the statements and disclosures set forth in the Registration Statement.

      (b) All representations and warranties of the Borrower and the General Partners set forth in the Note Agreement were true and correct in all material respects on and as of the date of such agreement and will be true and correct in all material respects on and as of the Closing Date with the same effect as though made on and as of the Closing Date, except to the extent such representations and warranties expressly relate to an earlier date (in which case such representations and warranties were true and correct in all material respects on and as of such earlier date).

      SECTION 3.16. Employee Benefit Plans. (a) None of the General Partners, the Borrower, any Subsidiary of the Borrower or any Related Person of either of the General Partners or the Borrower (other than Triarc and any Subsidiaries of Triarc (except for the General Partners and any Subsidiary of either of the General Partners that is a Related Person of the Borrower)) is obligated to contribute to, and none of the General Partners, the Borrower or any Related Person of the Borrower has any liability or obligation with respect to, any Plan that is subject to Section 302 or Title IV of ERISA or Section 412 of the Code (other than a Multiemployer Plan). None of the Borrower, any Subsidiary of the Borrower nor any Related Person of the Borrower has any liability or obligation to provide any amount or type of



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compensation or benefit in respect of any employee or former employee of the
Business which relates to periods, services performed or benefits or amounts accrued prior to the transfer of the Business or the Assets pursuant to the Operative Agreements and the transactions contemplated thereby (other than pursuant to a Multiemployer Plan), continuation coverage provided pursuant to
Section 4980B of the Code or Section 601, et seq., of ERISA, or any liability or obligation for contributions pursuant to a Plan not yet required to be paid. None of the General Partners, the Borrower, any Subsidiary of the Borrower or any Related Person has incurred any material liability under or pursuant to Title I or Title IV of ERISA with respect to any Plan and no event or condition exists or has occurred as a result of which such a liability would reasonably be expected to be incurred. None of the General Partners, the Borrower, any Subsidiary or any Related Person of the Borrower has engaged in any transaction, including the transactions contemplated hereunder, which could subject the Borrower or any Related Person to a material liability pursuant to Section 4069(a) or 4212(c) of ERISA. There has been no reportable event (within the meaning of Section 4043(b) of ERISA other than one for which the applicable notice requirements have been waived by PBGC regulations) or any other event or condition with respect to any Plan which presents a risk of the termination of, or the appointment of a trustee to administer, any such Plan (other than events with respect to Multi-Employer Plans that could not reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect) by the PBGC. No prohibited transaction (within the meaning of Section 406(a) of ERISA or Section 4975 of the Code) exists or has occurred with respect to any Plan which has subjected or could reasonably be expected to subject either of the General Partners, the Borrower or any Subsidiary of the Borrower to a material liability under Section 502(i) or 502(l) of ERISA or Section 4975 of the Code. No material liability to the PBGC (other than liability for premiums not yet due) has been or is expected to be incurred with regard to any Plan by either of the General Partners, the Borrower, any Subsidiary of the Borrower or any Related Person of the Borrower. None of the General Partners, the Borrower, any Subsidiary of the Borrower or any Related Person of the Borrower contributes or is obligated to contribute or has ever contributed or been obligated to contribute to any single employer plan that has at least two contributing sponsors not under common control (other than the National Propane Corporation 401(k) Plan). Timely payment has been made of all amounts which the General Partners, the Borrower, any Subsidiary of the Borrower or any Related Person of the Borrower is required under applicable law, the terms of each Plan or any collective bargaining agreement to have paid as contributions to each such Plan except to the extent that failure to do so would not, individually or in the aggregate, have a Material Adverse Effect. To the knowledge of the Borrower and the General Partners, no Multiemployer Plan has been terminated or presents a material risk of termination, is insolvent or is in reorganization within the meaning of Section 4241 or 4245 of ERISA and the transactions contemplated hereby will not result in withdrawals from any Multiemployer Plans that, individually or in the aggregate, would have a Material Adverse Effect. None of the General Partners, the Borrower or any Subsidiary of the Borrower has any obligation to provide any material amount of post-employment welfare benefits or coverage (other than continuation coverage provided pursuant to Section 4980B of the Code or Section 601, et seq., of ERISA).




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      SECTION 3.17. Environmental and Safety Matters. (a) Except as disclosed in
Schedule 3.17, each of the Borrower, the Restricted Subsidiaries and the General Partners is, and after giving effect to the transfer to the Borrower of the Assets will be, in compliance with all Environmental Laws applicable to it or to the Business or Assets except where such noncompliance would not have a Material Adverse Effect. Each of the Borrower and the Restricted Subsidiaries has timely and properly applied for renewal of all environmental permits or licenses that have expired or are about to expire and are necessary for the conduct of the Business as now conducted and as proposed to be conducted, except where the failure to timely and properly reapply would not have a Material Adverse Effect.
Schedule 3.17 lists, as of the Closing Date, (i) all notices from Federal, state or local environmental agencies to the Borrower, any Restricted Subsidiary, either of the General Partners or any Affiliate thereof citing environmental violations affecting the Business or Assets that have not been finally resolved and disposed of, and no such violation, whether or not notice regarding such violation is listed on Schedule 3.17, could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect and (ii) all current reports filed by the Borrower, each Restricted Subsidiary or either of the General Partners with any Federal, state or local environmental agency having jurisdiction over the Assets which disclose the release or threatened release of a Hazardous Material or noncompliance with an Environmental Law. True and complete copies of all current reports filed by the Borrower, each Restricted Subsidiary or either of the General Partners prior to the Closing with any Federal, state or local environmental agency having jurisdiction over the Assets, have been made available to the Lenders. Notwithstanding any such notice, except for matters the consequences of which will not have a Material Adverse Effect, (y) the Business and Assets are currently being operated in all material respects within the limits set forth in such environmental permits or licenses and (z) any current noncompliance with such permits or licenses will not result in any liability or penalty to the Borrower, any Restricted
Subsidiary or either General Partner or in the revocation, loss or termination of any such environmental permits or licenses.

      (b) Except as disclosed in Schedule 3.17, all facilities located on the real property included in the Assets which are subject to regulation by RCRA are and have been operated in compliance with RCRA, except where such noncompliance would not have a Material Adverse Effect and none of the Borrower, any Restricted Subsidiary or the General Partners has received, or, to the knowledge of the Borrower, been threatened with, a notice of violation of RCRA regarding such facilities.

      (c) Except as disclosed in Schedule 3.17, no Hazardous Materials are or have been located or present at any of the real property included in the Assets or any previously owned properties in violation of any Environmental Law, which violation will have a Material Adverse Effect, or in such circumstances as to give rise to liability, which liability will have a Material Adverse Effect, and with respect to such real property there has not occurred (i) any release or threatened release of any such hazardous substance, (ii) any discharge or threatened discharge of any substance into ground, surface, or navigable waters which violates any Environmental Law or (iii) any assertion of any lien pursuant to Environmental Laws resulting from any use, spill, discharge or clean-up of any hazardous or toxic substance or waste, which occurrence referred to in clause (i), (ii) or (iii) above will have a Material Adverse Effect.



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      (d) Except as disclosed in Schedule 3.17, the Borrower has not received notice that it has been identified as a potentially responsible party under CERCLA or any comparable state, local or foreign law nor has the Borrower received any notification that any Hazardous Materials that it has used, generated, stored, treated, handled, transported or disposed of or arranged for transport for disposal or treatment of, or arranged for disposal or treatment of, has been found at any site at which any Governmental Authority or private party is conducting or plans to conduct a remedial investigation or other action pursuant to any Environmental Law.

      (e) For purposes of this Section 3.17, the "Assets" include all assets and properties covered by the Agency Agreement.

      SECTION 3.18. Security Interests. The Trustee for the benefit of the Secured Parties will at all times have the Liens provided for in the Collateral Documents and, subject to the filing by the Trustee of continuation statements to the extent required by the Uniform Commercial Code, the recordations, publications, registrations and filings contemplated by Section 6.14 with respect to motor vehicles and rolling stock and the execution and delivery of Agency Account Agreements for certain bank accounts (which shall be accomplished in accordance with all applicable terms of this Agreement and the Collateral Documents), the Collateral Documents will at all times constitute a valid and continuing lien of record and first priority perfected security interest in all the Collateral referred to therein. No filings or recordings are required in order to perfect the security interests created under the Collateral Documents, except for filings or recordings listed on Schedule 3.18. All such Uniform Commercial Code filings will have been made on or prior to the Closing Date. Such other listed filings and recordings will have been made on or prior to the Closing Date in order that, on the Closing Date, when taken together with all Mortgages recorded at or prior to the Closing Date that constitute first priority perfected liens on the real property interests they purport to encumber, such filings will constitute and evidence first priority perfected security interests in and Liens on Assets representing more than 80% of the aggregate fair market value of all the Assets and all assets and properties covered by the Agency Agreement.

      SECTION 3.19. Solvency. Upon the making of the initial Loan or the issuance of the initial Letter of Credit hereunder and the concurrent or prior consummation of the Transactions, each of the Managing General Partner, the Borrower and the Restricted Subsidiaries will be Solvent. "Solvent" means, with respect to any Person, that (a) the sum of the assets of such Person, both at a fair valuation and at present fair saleable value, will exceed the liabilities of such Person, (b) such Person will have sufficient capital with which to conduct its business as presently conducted and as proposed to be conducted and
(c) such Person has not incurred debts, and does not intend to incur debts, beyond its ability to pay such debts as they mature. For purposes of the foregoing definition, "debts" means any liabilities on claims, and "claim" means
(i) a right to payment, whether or not such right is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, unmatured, disputed, undisputed, legal, equitable, secured or unsecured or (ii) a right to an equitable remedy for breach of performance if such breach gives rise to a payment, whether or not such right to an equitable remedy is reduced to judgment, fixed, contingent, matured, unmatured, disputed, undisputed,



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secured or unsecured. With respect to any contingent liabilities, such liabilities shall be computed at the amount which, in light of all the facts and circumstances existing at the time, represents the amount which can reasonably be expected to become an actual or matured liability.

      SECTION 3.20. Transactions with Affiliates. Except as set forth in
Schedule 3.20 and except for agreements and arrangements among the Borrower and Restricted Subsidiaries or among Restricted Subsidiaries, as of the Closing Date, neither the Borrower nor any of the Subsidiaries is a party to, and none of the properties and assets of the Borrower or any of the Subsidiaries is subject to or bound by, any agreement or arrangement with, and neither the Borrower nor any of the Subsidiaries is engaged in any transaction with, (a) any Affiliate of the Borrower or any of the Subsidiaries or (b) any Affiliate of Triarc.

      SECTION 3.21. Ownership. The only general partners of the Borrower are the General Partners and the only general partners of the Public Partnership are the General Partners. Upon the consummation of the Closing, the National Propane Corp. will own a 1.0101% general partner interest in the Borrower and National Propane SGP will own a 1.0101% general partner interest in the Borrower. The only limited partner of the Borrower is the Public Partnership. Upon the consummation of the Closing, the Public Partnership will own a 97.9798% limited partner interest in the Borrower acquired as provided in the Registration Statement. Assuming that the Underwriter's overallotment option is not exercised, upon consummation of the Closing, the General Partners will each own an unsubordinated 1.0% general partner interest in the Public Partnership and the Managing General Partner will own a 41.4% subordinated general partner interest in the Public Partnership (40.6% on a combined basis). Assuming that the Underwriter's overallotment option is exercised, upon consummation of the Closing, the General Partners will each own an unsubordinated 1.0% general partner interest in the Public Partnership and the Managing General Partner will own a 39% subordinated general partner interest in the Public Partnership (37.50% on a combined basis).

      SECTION 3.22. Insurance. The Borrower and the Subsidiaries maintain with Permitted Insurers policies of fire and other all risk perils available on a commercially reasonable basis, liability, business interruption and other forms of insurance in such amounts, with such deductibles and against such risks and losses as are reasonable for the business and assets of the Borrower and the Subsidiaries. All such policies are in full force and effect, all premiums due and payable thereon have been paid (other than retroactive or retrospective premium adjustments that are not yet, but may be, required to be paid with respect to any period ending prior to the Closing Date under comprehensive general liability and workmen's compensation insurance policies), and no notice of cancellation or termination has been received with respect to any such policy which has not been replaced on substantially similar terms prior to the date of such cancellation. The activities and operations of the Borrower and the Subsidiaries have been conducted in a manner so as to conform in all material respects to all applicable provisions of such insurance policies.




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      SECTION 3.23. Labor Relations. Neither the Borrower nor any of the
Subsidiaries is engaged in unfair labor practice that could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect. There is (a) no material unfair labor practice complaint pending against the Borrower or any of the Subsidiaries or affecting the Business for which the Borrower or any of the Subsidiaries has received actual notice or, to the knowledge of the Borrower, threatened against any of them, before the National Labor Relations Board, (b) no material grievance or arbitration proceeding arising out of or under any collective bargaining agreement pending against the Borrower or any of the Subsidiaries or affecting the Business or, to the knowledge of the Borrower, threatened against any of them, (c) no strike, labor dispute, slowdown or stoppage pending against the Borrower or any of the Subsidiaries or, to the knowledge of the Borrower, threatened against the Borrower or any of the Subsidiaries, (d) to the knowledge of the Borrower, no union representation question existing with respect to the employees of the Borrower or any of the Subsidiaries which could reasonably be expected to have a Material Adverse Effect and (e) except as set forth in Schedule 3.23, to the knowledge of the Borrower, no union organizing activities are taking place which could reasonably be expected to have a Material Adverse Effect.

      SECTION 3.24. Changes, etc. Except as contemplated by this Agreement, the other Loan Documents or the Registration Statement, subsequent to the respective dates as of which information is given in the Registration Statement and prior to or on the Closing Date, the Borrower and the other Loan Parties have not incurred any material liabilities or obligations, direct or contingent, or entered into any material transaction not in the ordinary course of business, and no events have occurred which, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect, and there has not been any Restricted Payment of any kind declared, paid or made by the Borrower or either of the General Partners (other than (a) intercompany transfers from National Propane Corp. to Triarc in the ordinary course of business and of the nature of such transfers historically made by National Propane Corp. to Triarc prior to the initial filing of the Registration Statement and (b) distributions being made as part of the Transactions as described in the Registration Statement).

      SECTION 3.25. Indebtedness. Other than the Indebtedness represented by the Mortgage Notes, Indebtedness set forth on Schedule 6.01(g) or Indebtedness incurred hereunder, none of the Borrower, the General Partners and the Subsidiaries will have any secured or unsecured Indebtedness outstanding as of the Closing Date. As of the Closing Date, no instrument or agreement to which the Borrower, any of the Subsidiaries or either General Partner is a party or by which the Borrower, any of the Subsidiaries or either General Partner is bound or which is applicable to the Borrower, any of the Subsidiaries or either General Partner (other than this Agreement, the Note Agreement and, in the case of the General Partners, Section 7.5(a) of the MLP Agreement and the Partnership Agreement) con tains any restrictions on the incurrence by the Borrower, any of the Subsidiaries or either General Partner of additional Indebtedness.




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      SECTION 3.26. Transfer of Assets and Business. (a) The Borrower and its
Subsidiaries will at the Closing, after giving effect to the transfer of the Assets on or prior to the Closing Date as described in the Registration Statement, be in possession of and operating in compliance in all material respects with all franchises, grants, authorizations, approvals, licenses, permits, easements, rights-of-way, consents, certificates and orders required to own, lease or use its properties (including to own, lease or use the Assets and to assume certain liabilities relating to the Assets as described in the Registration Statement and the Operative Agreements) and to permit the conduct of the Business as now conducted and proposed to be conducted, except for those franchises, grants, authorizations, approvals, licenses, permits, easements, rights-of-way, consents, certificates and orders (i) which are not required at this time and are routine or administrative in nature and are expected in the reasonable judgment of the Borrower to be obtained or given in the ordinary course of business after the date of the Closing or (ii) which are included in the Permitted Exceptions.

      (b) Upon the consummation of the Closing (and after giving effect to any releases of Liens obtained at the Closing), the Borrower will have (i) good and marketable title to the portion of the Assets constituting real property owned in fee simple by the Borrower, (ii) good and valid leasehold interests (which shall be deemed to include month-to-month leases) in the portion of the Assets constituting real property leased by the Borrower other than certain leased property covered by the Agency Agreement and other material leased properties in respect of which the Borrower enjoys undisturbed possession and (iii) good and sufficient title to or leasehold interests in the portion of the Assets constituting personal property other than certain personal property covered by the Agency Agreement, in each case subject to no Liens except for Permitted Encumbrances and other Liens permitted under Section 6.02. The Assets are all of the assets and properties necessary to enable the Borrower to conduct the Business in the same manner as previously conducted by the National Propane Group and include all options to purchase or rights of first refusal granted to or for the General Partners with respect to any of the Assets leased by either of the General Partners. The Assets constituting an interest in real property to be conveyed to the Borrower pursuant to the Conveyance Agreements are located in the counties and states listed in Schedule 3.26. Upon consummation of the Closing (and receipt of all Required Consents on or prior to the Closing) and the execution and delivery of the Agency Agreement, the Borrower will have the same possessory and other rights in the Assets, and as are necessary for the operation of the Business, as the General Partners had prior to the consummation of the Transactions. All leases (including month-to-month leases) that are Assets are valid and subsisting and are in full force and effect other than immaterial leased properties in respect of which the Borrower currently enjoys undisturbed possession. Except to perfect and to protect security interests permitted under Section 6.02, (A) at the time of the Closing, no presently effective financing statement under the Uniform Commercial Code which names the Borrower, any Restricted Subsidiary, Triarc or either of the General Partners as debtor, which individually or in the aggregate relates to any part of the Assets, any other assets pledged pursuant to any Collateral Document or any assets covered by the Agency Agreement (other than financing statements in favor of The Bank of New York for which executed termination statements will be delivered at Closing or financing statements in respect of Indebtedness permitted under Section 6.01(g) and secured by Liens permitted under Section 6.02(k)(iii)), will be on file in any jurisdiction and (B) at the



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time of the Closing, none of the Borrower, Triarc or either of the General
Partners will have signed any presently effective financing statement or any presently effective security agreement, which relates to any part of the Assets, any other assets pledged pursuant to any Collateral Document or any assets covered by the Agency Agreement, authorizing any secured party thereunder to file any such financing statement, except for financing statements to be executed and filed in connection with the Closing or financing statements in respect of Indebtedness permitted under Section 6.01(g) and secured by Liens permitted under Section 6.02(k)(iii).

      (c) Upon the consummation of the Closing, (i) the General Partners will have transferred to the Borrower beneficial and (except in the case of motor vehicles covered by certificates of title where the certificates of title will have been duly executed in favor of the Borrower, the Lien of the Trustee will have been duly provided for thereon and such certificates of title will have been delivered to the Borrower and/or the Trustee, but will not have yet been submitted to the appropriate governmental agency for reissuance) record ownership of all properties (including trademarks, tradenames and other intellectual property used in the Business), easements and licenses comprising the Assets, (ii) the Conveyance Agreements and the Collateral Documents (other than the Trust Agreement), or proper notices, statements or other instruments in respect thereof, will have been duly recorded, published, registered and filed as required by Section 4.01(d), (iii) the Triarc Note or proper notices, statements or other instruments in respect thereof, covering all of the assets covered by such Triarc Note, shall have been duly executed, and all other actions reasonably deemed necessary by the Administrative Agent shall have been duly performed or taken, in such manner as is required by applicable law to establish, perfect, preserve and protect the rights and first priority Liens purported to be granted by such Triarc Note to the Borrower and its respective successors and assigns and (iv) the Security Agreements (other than the Triarc
Note) and proper notices, statements or other instruments in respect thereof, covering all the Assets covered by the Security Agreements (except as expressly contemplated by the terms thereof and of Section 3.18) shall have been duly executed, and all other actions reasonably deemed necessary by the Administrative Agent shall have been duly performed or taken, in such manner as is required by applicable law to establish, perfect, preserve and protect the rights and first priority Liens purported to be granted by the Security Agreements to the Trustee with respect to the Assets for the benefit of the Lenders and their respective successors and assigns. Upon consummation of the Closing, the Borrower will hold all right, title and interest in and to the trade name "National Propane" and all other trademarks and trade names used in the Business as are held by Triarc and its Affiliates on the date of this Agreement and will hold exclusive right, title and interest in and to all customer lists used in the Business.

      SECTION 3.27. Chief Executive Office. The chief executive office of the Borrower and the Managing General Partner and the office where each maintains its records relating to the transactions contemplated by the Operative Agreements are located at Suite 1700, IES Tower, 200 1st Street, P.O. Box 2067, Cedar Rapids, Iowa 52401-2067.




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

      SECTION 3.28. Fixed Price Supply Contracts. None of the Borrower and the Restricted Subsidiaries is a party to any contract for the purchase or supply by such parties of propane or other product except where (a) the purchase price is set with reference to a spot index or indices substantially contemporaneously with the delivery of such product or (b) delivery of such propane or other product is to be made no more than one year after the purchase price is agreed to. All such contracts referred to in the foregoing clause (b) which are in effect on the Closing Date are set forth in Schedule 3.28.

      SECTION 3.29. Trading and Inventory Policies. As of the Closing Date, the Borrower maintains a trading policy to the effect that neither it nor any of the Restricted Subsidiaries will trade any commodities (except that the Borrower may enter into Commodity Hedging Agreements in the ordinary course of business and consistent with customary industry practices). As of the Closing Date, the Borrower maintains a supply inventory position policy to the effect that neither it nor any of the Restricted Subsidiaries will hold on hand, as of any date, more Commodities Inventory (other than Commodities Inventory subject to a Commodities Hedging Agreement reasonably acceptable to the Required Lenders), than will be sold in the normal course of business during any 60-day period. As of the Closing Date, the Borrower and the Restricted Subsidiaries are in compliance with such policies.


                                  ARTICLE IV

                             CONDITIONS OF LENDING

      SECTION 4.01. Effectiveness. This Agreement shall become effective when all of the conditions precedent set forth in this Section 4.01 shall have been satisfied:

      (a) Each Lender shall have received counterparts hereof signed by each of the parties hereto.

      (b) Each Lender shall have received duly executed Notes, dated the Closing Date, complying with the provisions of Section 2.04.

      (c) Each Lender shall have received counterparts of the General Partner's Guarantee Agreement duly executed by each of the General Partners and the Subsidiaries Guarantee Agreement duly executed by the Restricted Subsidiaries.

      (d) The Trustee on behalf of the Secured Parties shall have a security interest in the Collateral of the type and priority described in each Collateral Document, perfected to the extent contemplated by Section 3.18 and each Lender shall have received:

            (i) counterparts of (A) the Partners Security Agreement, duly executed by each of the Managing General Partner and the Public Partnership, accompanied by undated assignments executed in blank, blank stock powers and certificates representing all of the Capital Stock of National Propane SGP, Inc. owned, directly or indirectly, by



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

      National Propane Corp. as of the Closing Date, which shall constitute 100% of the Capital Stock of National Propane SGP, Inc., (B) the Triarc Note (duly executed by Triarc and duly endorsed by the Borrower in a manner satisfactory to the Administrative Agent), accompanied by undated assignments executed in blank, blank stock powers and certificates representing all of the Capital Stock of National Propane Corp. owned directly by Triarc as of the Closing Date, which shall constitute at least 75.7% of the Capital Stock of National Propane Corp., (C) the Borrower Security Agreement, duly executed by the Borrower, National Propane Corp. and the Restricted Subsidiaries (other than National Sales and Service, Inc.), and (D) a duly completed and executed Perfection Certificate from the Borrower;

            (ii) certificates representing all outstanding Capital Stock of the Subsidiaries (or, in the case of any foreign Subsidiary, 65% of its outstanding Capital Stock), accompanied by undated stock powers endorsed in blank, and Intercompany Notes, duly executed by the Subsidiaries, accompanied by undated assignments executed in blank;

           (iii) counterparts of the Cash Collateral Agreement;

            (iv) an acknowledgement copy, or other evidence satisfactory to each Lender, of the proper filing, registration or recordation of each document (including each Uniform Commercial Code financing statement) required by law or reasonably requested by the Lenders to be filed, registered or recorded, in each jurisdiction where the Borrower, any Restricted Subsidiary or any other Loan Party owns any Assets or conducts any portion of the Business and in which such filing, registration or recordation is so required or requested, in order to create in favor of the Trustee for the benefit of the Secured Parties a valid, legal and perfected security interest in or lien on the Collateral (other than motor vehicles and rolling stock) that is the subject of the Security Agreements;

             (v) certified copies of Requests for Information (form UCC-11), or equivalent reports from Prentice-Hall Financial Services or other independent search service satisfactory to the Lenders, listing (A) any judgment naming any member of the National Propane Group as judgment debtor, (B) any tax lien that names any member of the National Propane Group as a delinquent taxpayer in any of the jurisdictions referred to in clause (iii) above and (C) any Uniform Commercial Code financing statement that names any member of the National Propane Group as debtor or seller filed in any of the jurisdictions referred to in clause (iv) above;

            (vi) appropriate duly executed termination statements (Form UCC-3) signed by all persons disclosed as secured parties in the jurisdictions referred to in clause (iv) above in form for filing under the Uniform Commercial Code of such jurisdictions;

           (vii) counterparts of each Mortgage covering the real property interests listed on Schedules 4.01(d)(vii)(a), (c) and (d), duly executed by National Propane Corp. and



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

      the Borrower or the Subsidiary that is to be a party thereto, and such other documents relating to the Mortgaged Properties as may be requested by the Lenders, including such appraisals with respect to the Mortgaged Properties as are required to be obtained in order to comply with applicable laws, including banking laws, regulations and guidelines applicable to any Lender, such landlord waivers, subordination agreements, estoppel certificates and other customary closing documents as shall be reasonably requested by the Lenders (other than (A) any such subordination agreements, estoppel certificates and other closing documents as are immaterial in the judgment of the Required Lenders and (B) landlord lien waivers that are not required pursuant to Section 6.33) and such legal opinions as are required to be furnished pursuant to the terms of the Mortgages or reasonably requested by the Lenders;

          (viii) counterparts of the Trust Agreement;

            (ix) counterparts of the Conveyance Agreements in form and substance satisfactory in all respects to the Agents;

             (x) counterparts of the Agency Agreement in form and substance satisfactory in all respects to the Agents (including satisfaction as to the assets and properties covered by the Agency Agreement); and

            (xi) counterparts of each Agency Account Agreement covering all "clearing" or "sweep" accounts of the Borrower, duly executed by the parties thereto.

      (e)   The Trustee shall have received:

            (i) a mortgagee's policy of title insurance, including mechanic's lien coverage, with respect to all of the properties and facilities listed on Schedule 4.01(d)(vii)(b), issued by a Title Company or Companies authorized to issue title insurance in the states in which such properties or facilities are located and satisfactory in form and substance to the Lenders with provisions for coinsurance or reinsurance, if any, satisfactory to the Lenders, dated the Closing Date and satisfactory in substance and form to the Lenders, insuring the interest of the Trustee under the Collateral Documents as valid first liens on the Mortgaged Properties, free of Liens (other than Liens permitted by Section 6.02) or other exceptions to title not approved and accepted by the Lenders, such policies to be in an amount at least equal to the amounts set forth opposite each of the individual properties and facilities so identified on
      Schedule 4.01(d)(vii)(b); and

            (ii) Except as otherwise noted on Schedule 4.01(d)(vii)(b), the Trustee shall have received copies of "As-Built" ALTA surveys with respect to all of the properties and facilities listed on Schedule
      4.01(d)(vii)(b), certified to the Trustee and the Title Company or Companies, and reasonably satisfactory to the Lenders.




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      (f) The Lenders shall have received opinions of (i) Paul, Weiss, Rifkind,
Wharton & Garrison, special counsel to the Borrower, in form and substance reasonably acceptable to the Lenders, (ii) Andrews & Kurth, special tax counsel to the Borrower, in form and substance reasonably acceptable to the Lenders and
(iii) local counsel to the Borrower satisfactory to the Lenders in each jurisdiction in which a Mortgage is recorded as contemplated by Section 4.01(d)(vii), substantially in the form of Exhibit I hereto or otherwise in form and substance satisfactory to the Lenders, and (iv) Emmett, Marvin & Martin, LLP, counsel to the Trustee, in form and substance reasonably satisfactory to the Lenders, and covering such additional matters relating to the transactions contemplated hereby as the Lenders may reasonably request, each such opinion to be dated the Closing Date and addressed to the Lenders. In addition, the Lenders shall have received copies of each of the opinions delivered pursuant to the Underwriting Agreement (other than the opinion of counsel to the Underwriters) and the Note Agreement, accompanied by letters, dated the Closing Date and addressed to the Lenders (unless such opinions are addressed to the Lenders or expressly include such reliance provision), from the counsel rendering such opinions, including Andrews & Kurth L.L.P., counsel to the Borrower, stating that the Lenders are entitled to rely on such opinions as if they were addressed to the Lenders.

      (g)   The Lenders shall have received:

            (i) a certificate, dated the Closing Date and signed by a Financial Officer of each of the Loan Parties, confirming compliance with the conditions precedent set forth in paragraphs (j), (l), (n), (p), (w), (x),
      (y), (z) and (aa) of this Section 4.01;

           (ii) a copy of the partnership agreement, certificate of incorporation or other constitutive documents, including all amendments thereto, of each of the Loan Parties, certified as of a recent date by the Secretary of State of the State of its organization, and a certificate as to the good standing of each such party as of a recent date, from such Secretary of State;

          (iii) a certificate of the Secretary or Assistant Secretary of each of the Loan Parties and National Propane SGP dated the Closing Date and certifying (A) that attached thereto is a true and complete copy of the by-laws of such party (or, in the case of the Borrower and the Public Partnership, of the General Partners) as in effect on the Closing Date and at all times since a date prior to the date of the resolutions described in clause (B) below, (B) that attached thereto is a true and complete copy of resolutions duly adopted by the Board of Directors of such Loan Party (or, in the case of the Borrower and the Public Partnership, of the General Partners) authorizing the execution, delivery and performance of the Loan Documents to which such Loan Party is or will be a party, the consummation of the Transactions (with respect to each Loan Party and National Propane SGP) and, in the case of the Borrower, the extensions of credit hereunder, and that such resolutions have not been modified, rescinded or amended and are in full force and effect, (C) that the certificate of incorporation or other constitutive documents of such Loan Party and National Propane SGP (or, in the case of the Borrower and the Public Partnership, of the General Partners) have not been



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

      amended since the date of the last amendment thereto shown on the certificate of good standing furnished pursuant to clause (ii) above, (D) in the case of the certificate of the Managing General Partner, that the Registration Statement at the time it became effective did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements contained therein not misleading and (E) as to the incumbency and specimen signature of each officer executing any Loan Document or any other document delivered in connection herewith on behalf of such Loan Party and National Propane SGP (or, in the case of the Borrower and the Public Partnership, of the General Partners);

            (iv) a certificate of another officer as to the incumbency and specimen signature of the Secretary or Assistant Secretary executing the certificate pursuant to clause (iii) above;

            (v) a true and complete copy of the Note Agreement, the Registration Statement and the Underwriting Agreement; and

            (vi) such other documents, opinions, certificates and agreements in connection with the Transactions and the Facilities, in form and substance satisfactory to the Lenders, as they or their counsel shall reasonably request, including counterpart originals or certified copies of all the other Operative Agreements.

      (h) Each Lender shall have completed, and shall be reasonably satisfied in all respects with the results of, its due diligence investigation of (i) the Transactions, (ii) the business, assets, condition (financial and otherwise), liabilities (actual and contingent) and prospects of the Borrower, (iii) litigation, tax, accounting, labor, health and safety, environmental, insurance, pension and other employee benefit matters and (iv) real estate leases, material contracts, debt agreements, property ownership, and contingent liabilities of the Borrower and the Subsidiaries.

      (i) Each Lender shall be reasonably satisfied with (i) the structure and all other aspects of the Transactions as they affect the Borrower, including all legal, tax and accounting matters relating to the Transactions and the terms of all agreements and instruments to be entered into in connection with the Transactions, including any tax sharing agreements affecting the Borrower, (ii) the amount, terms and conditions (including maturity, amortization, interest rates and fees, covenants, events of default, redemption and other provisions) of the Mortgage Notes and (iii) the ownership structure of the Borrower, the Public Partnership and the General Partners after giving effect to the Transactions.

      (j) There shall not have occurred or become known any material adverse change with respect to the business, assets, operations, properties, condition (financial or otherwise) or liabilities (actual or contingent) of the Borrower from that shown in the information and projections reviewed by the Lenders prior to the date of this Agreement.




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

      (k) All components of the Transactions shall be consummated in accordance with applicable laws and regulations, on terms satisfactory in all material respects to each Lender, and contemporaneously with the effectiveness of the Facilities.

      (l) The Borrower shall have paid all Fees and other amounts due and payable to any Agent or Lender on or prior to the Closing Date, including reimbursement or payment of all out-of-pocket expenses required to be reimbursed or paid by the Borrower under the Work Letters with the Managing General Partner executed prior to the date hereof or under any Loan Document (to the extent invoices or statements therefor have been received).

      (m) In the case of each Lender, each other Lender, the Administrative Agent, each Issuing Bank and the Syndication Agent shall have simultaneously executed and delivered this Agreement.

      (n) After giving effect to the Transactions, (i) the Borrower and the Subsidiaries shall have no indebtedness or other liabilities to third parties (including affiliates), whether accrued, absolute, contingent or threatened, and whether due or to become due, except in respect of (A) the Facilities, (B) the Mortgage Notes, (C) as set forth on Schedule 6.01(g), (D) accounts payable and other liabilities disclosed on the unaudited pro forma balance sheet referred to in Section 3.05(c) and satisfactory in all respects to the Lenders and (E) liabilities (other than indebtedness for borrowed money) incurred in the ordinary course of business since March 31, 1996 (none of which other liabilities, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect), (ii) any existing credit facilities of the National Propane Group shall have been permanently terminated and (iii) except for Liens permitted by Section 6.02, any liens on or claims or encumbrances affecting any assets or properties of the Borrower and the Subsidiaries or any other Collateral (including the Capital Stock of the Borrower) shall have been released in a manner reasonably satisfactory to the Administrative Agent.

      (o) The Lenders shall be reasonably satisfied with all legal matters and documentation incident to the Facilities and all corporate and other proceedings taken or to be taken in connection therewith.

      (p) The Underwriting Agreement and the Note Agreement shall have been executed and delivered by the parties thereto; such agreements shall not have been amended or modified, nor any material provision thereof waived by any party thereto, except such as shall be reasonably satisfactory to the Lenders; all conditions precedent to the obligations of the Underwriters and the purchases of Mortgage Notes set forth therein shall have been satisfied (without giving effect to any waiver thereof, except such as shall be reasonably satisfactory to the Lenders); simultaneously with the effectiveness of the Facilities, there shall occur the consummation of the closing under such agreements; and the aggregate net cash proceeds from the sale of the Units shall be at least $115,000,000 and from the sale of the Mortgage Notes shall be at least $115,000,000 and no more than $125,000,000. Prior to the Closing, the Mortgage Notes shall have received a rating of at least BBB from Fitch, which rating remains in effect as of the Closing.



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

      (q) The Lenders shall have received (i) financial statements and other financial information satisfactory in all respects to the Lenders, including historical, pro forma and projected information and (ii) a statement of sources and uses of funds in connection with the Transactions.

      (r) The Lenders shall have received such information as the Lenders may request as to the aging and concentration of the accounts receivable of the Borrower and the Subsidiaries and as to their inventory, and shall have completed and be reasonably satisfied with their review thereof.

      (s) The Lenders shall be reasonably satisfied with the amount and scope of the insurance coverage of the Borrower and the Subsidiaries and the identity of the insurers providing such coverage, and shall have received (i) a satisfactory report from the Borrower's independent insurance broker, Kaye Insurance Associates, Inc. together with any other evidence reasonably requested by the Agents, demonstrating that the insurance required by Section 6.11 and by the terms of the other Loan Documents is in effect and (ii) insurance certificates on Accord Form 27, demonstrating that such insurance is in effect.

      (t) The Lenders shall be satisfied in all material respects with all agreements and transactions between any of the Borrower and the Subsidiaries, on the one hand, and any of their Affiliates, on the other hand.

      (u) Environmental Strategies Corporation shall have conducted environmental reviews and audits of the properties of the Borrower and the Subsidiaries listed on Schedule 4.01(d)(vii)(c), in form and substance satisfactory to the Lenders, and the Lenders shall be satisfied with the amount and nature of any environmental exposures to which any of the Borrower and the Subsidiaries may be subject and the plans of the Borrower with respect thereto.

      (v) The Lenders shall have received true and complete copies of an appraisal report of Valuation Research setting forth their appraisal of the Assets and the contents of such report shall be reasonably satisfactory to the Lenders.

      (w) All Required Consents and all other governmental, regulatory, shareholder and third party consents, approvals, filings, registrations and other actions required in order to consummate the Transactions or the Facilities shall have been obtained or made, as applicable, except for the Permitted Exceptions, and shall remain in full force and effect, in each case without the imposition of any condition or restriction which is, in the judgment of the Lenders, materially adverse to the Borrower or any of the Subsidiaries.

      (x) There shall not be any pending proceeding requesting an injunction or restraining order with respect to the Transactions or the Facilities or challenging the validity or enforceability of the Transactions or the Facilities.




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

      (y) The representations and warranties set forth in Article III hereof and the representations and warranties of the Borrower and the other Loan Parties set forth in the other Loan Documents shall be true and correct in all material respects on and as of the Closing Date with the same effect as though made on and as of the Closing Date, except to the extent such representations and warranties expressly relate to an earlier date (in which case such representations and warranties shall be true and correct in all material respects on and as of such earlier date).

      (z) Upon consummation of the Transactions on the Closing Date, no Default or Event of Default shall have occurred and be continuing.

      (aa) Prior to the Closing, the Conveyance Agreements and the Collateral Documents (other than the Trust Agreement), or proper notices, statements or other instruments in respect thereof, covering all or substantially all of the Assets covered by the Conveyance Agreements and Collateral Documents (other than as relate to motor vehicles and rolling stock), shall have been duly recorded, published, registered and filed, and all other actions deemed necessary by the Lenders shall have been duly performed or taken, in such manner and in such places as is required by applicable law (i) to convey to the Borrower record and beneficial ownership of the Assets purported to be conveyed by such Conveyance Agreements and (ii) to establish, perfect, preserve and protect the rights and first priority liens and security interests purported to be granted by each of the Collateral Documents to the Trustee with respect to the Assets (other than motor vehicles, rolling stock and certain bank accounts) for the benefit of the Lenders and their respective successors and assigns, and all taxes, fees and other charges then due in connection with the execution, delivery, recording, publishing, registration and filing of such documents or instruments and the establishment of the Facilities shall have been paid in full.

      SECTION 4.02. All Extensions of Credit. The obligations of the Lenders to make Loans hereunder, and the obligation of the Issuing Bank to issue Letters of Credit hereunder, are subject to the satisfaction of the conditions precedent set forth in this Section 4.02 on the date of each Borrowing and on the date of issuance of each Letter of Credit:

      (a) The Administrative Agent shall have received a notice of such Borrowing to the extent required by Section 2.03 or a notice requesting the issuance of a Letter of Credit as required by Section 2.21(c), as applicable.

      (b) The representations and warranties set forth in Article III hereof and the representations and warranties of the Borrower and the other Loan Parties set forth in the other Loan Documents shall be true and correct in all material respects on and as of the date of such Borrowing (other than any Rollover Borrowing) or the date of the issuance of such Letter of Credit with the same effect as though made on and as of such date, except to the extent such representations and warranties expressly relate to an earlier date (in which case such representations and warranties shall be true and correct in all material respects on and as of such earlier date).




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

      (c) At the time of and immediately after such Borrowing or the issuance of such Letter of Credit, the aggregate outstanding principal amount of the Loans of each Class and the Letter of Credit Exposure of each Class will not exceed the limitations set forth in Sections 2.01, 2.21 and 6.01(e), respectively.

      (d) At the time of and immediately after such Borrowing (other than a Rollover Borrowing) or the issuance of such Letter of Credit, no Default or Event of Default shall have occurred and be continuing.

Each Borrowing hereunder and each request for the issuance of a Letter of Credit hereunder shall be deemed to constitute a representation and warranty by the Borrower on the date of such Borrowing or issuance as to the matters specified in paragraphs (b), (c) and (d) of this Section 4.02, except that no representation or warranty will be deemed made by the Borrower as to the matters specified in paragraphs (b) and (d) of this Section 4.02 as to any Rollover Borrowing. For purposes of Section 4.02, the "issuance" of a Letter of Credit shall include any extension, renewal or amendment of a Letter of Credit.

      SECTION 4.03. Tranche B Extensions of Credit. The obligations of the Lenders to make Tranche B Revolving Loans hereunder, and the obligation of the Issuing Bank to issue Tranche B Letters of Credit hereunder, are subject to the satisfaction of the conditions precedent set forth in this Section 4.03 and the additional conditions precedent set forth under Section 4.02 on the date of each Tranche B Revolving Credit Borrowing (other than a Rollover Borrowing) and on the date of issuance of each Tranche B Letter of Credit:

      (a) At the time of and immediately after any Tranche B Revolving Credit Borrowing made and/or any Tranche B Letter of Credit issued in connection with any Eligible Propane Acquisition, (i) the ratio of (A) the sum (I) of the principal amount of such Borrowing and (II) the face amount of such Letter of Credit to (B) the cash flow of such acquired business for the then most recent period of four fiscal quarters, calculated on the same basis, including pro forma adjustments, as provided for an acquired business or asset in the definition of Consolidated Cash Flow, shall be no greater than 8.00:1.00 and
(ii) the Borrower shall have prepared and furnished to the Agents prior to such Borrowing or issuance pro forma financial statements demonstrating the fulfillment of such condition to the satisfaction of the Agents.

      (b) If Capital Stock is being purchased with proceeds from such Tranche B Revolving Credit Borrowing, the Agents and the Trustee shall have received counterparts of a Supplemental Agreement duly executed by the issuer of such Capital Stock (and all terms of such Supplemental Agreement shall have been satisfied).

      (c) In the case of any Tranche B Revolving Credit Borrowing (or series of related Tranche B Revolving Credit Borrowings) in a principal amount, and/or any Tranche B Letter of Credit (or series of related Tranche B Letters of Credit) having a face amount, in excess of $1,500,000 to be used for Growth-Related Capital Expenditures, the Agents shall have received (A) all financial information reasonably requested by the Agents in connection with such Growth-Related Capital Expenditures, (B) a statement of sources and uses of funds in



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

connection with such Growth-Related Capital Expenditures, and (C) a statement that such expenditures are Growth-Related Capital Expenditures, and not expenditures for maintenance of existing capital assets, in each case certified by a Financial Officer of the Borrower.

      (d) All components of the Eligible Propane Acquisition or Growth-Related Capital Expenditure financed with such Tranche B Revolving Credit Borrowing or Tranche B Letter of Credit shall be consummated in all material respects in accordance with applicable laws and regulations.

      (e) All governmental, regulatory, shareholder and third party consents, approvals, filings, registrations and other actions required in order to consummate the Eligible Propane Acquisition or Growth-Related Capital Expenditure financed with such Tranche B Revolving Credit Borrowing or Tranche B Letter of Credit (other than any such actions the absence of which could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect) shall have been obtained in all material respects or made and shall remain in full force and effect, without the imposition of any condition or restriction which is, materially adverse to the Borrower or any of the Subsidiaries.

      (f) There shall not be any pending proceeding requesting an injunction or restraining order with respect to the Eligible Propane Acquisition or Growth-Related Capital Expenditure financed with such Tranche B Revolving Credit Borrowing or Tranche B Letter of Credit or challenging the validity or enforceability of such acquisition or Growth-Related Capital Expenditure.

      (g) On the date of the making of such Tranche B Revolving Credit Borrowing or the issuance of such Tranche B Letter of Credit, (i) after giving effect to such Borrowing or issuance and the Eligible Propane Acquisition or Growth-Related Capital Expenditure for which such Borrowing or Letter of Credit is being used (and any other such Borrowings, issuances, acquisitions, expenditures or other Specified Events which have occurred since the first day of the applicable Reference Period) (A) no Default or Event of Default shall have occurred and be continuing and (B) the Leverage Ratio as of the last day of the Reference Period with respect to the date of such Borrowing or issuance, calculated on a pro forma basis as if such Borrowing or issuance, related Eligible Propane Acquisition or Growth-Related Capital Expenditure and other Specified Events had occurred on the first day of such Reference Period, shall be no greater than the Permitted Maximum Ratio on the date of such Borrowing or issuance and (ii) the Borrower shall have prepared and furnished to the Agents prior to such Borrowing or issuance pro forma financial statements demonstrating the fulfillment of such condition in reasonable detail.

      (h) The Agents shall have received an Officers' Certificate, dated the date of such Tranche B Revolving Credit Borrowing or issuance of such Tranche B Letter of Credit, to the effect that the use of proceeds of such Borrowing or such Letter of Credit complies with Section 3.13(b), specifying the basis for such conclusion in reasonable detail.




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Each Tranche B Revolving Credit Borrowing hereunder (other than a Rollover
Borrowing) and each request for the issuance of a Tranche B Letter of Credit hereunder shall be deemed to constitute a representation and warranty by the Borrower on the date of such Borrowing or issuance as to the matters specified in paragraphs (a), (d), (e), (f), (g) and (h) of this Section 4.03. For purposes of this Section 4.03, the "issuance" of a Tranche B Letter of Credit shall include any extension, renewal or amendment of a Tranche B Letter of Credit.

                                   ARTICLE V

                 ACCOUNTING; FINANCIAL STATEMENTS; INSPECTION

      The Borrower covenants and agrees with each Lender that so long as this Agreement shall remain in effect or any Facilities Obligations shall be unpaid, and until the Commitments have been terminated and the Loans, together with interest, Fees and all other Facilities Obligations have been paid in full, all Letters of Credit have been cancelled or have expired and all Letter of Credit Disbursements have been reimbursed in full, unless the Required Lenders shall otherwise consent in writing:

      SECTION 5.01. Accounting. The Borrower will maintain, and will cause each Restricted Subsidiary to maintain, a system of accounting established and administered in accordance with GAAP, and will accrue, and will cause each Restricted Subsidiary to accrue, all such liabilities as shall be required by GAAP.

      SECTION 5.02. Financial Statements. The Borrower will deliver to the
Lenders:

      (a) as soon as practicable, but in any event within 60 days after the end of each of the first three quarterly fiscal periods in each fiscal year of the Borrower, (i) consolidated (and (A) if the Restricted Subsidiaries or a Restricted Subsidiary constitute (or constitutes, as the case may be) a Substantial Portion, then as to the Restricted Subsidiaries or (B) if the Restricted Subsidiaries do not or a Restricted Subsidiary does not constitute a Substantial Portion, but one or more Restricted Subsidiaries have outstanding Indebtedness owing to Persons other than the Borrower or any Restricted Subsidiary and other than pursuant to any Collateral Documents, then as to such Restricted Subsidiaries, consolidating) balance sheets of the Borrower and the Restricted Subsidiaries as at the end of such period and the related consolidated (and, as to statements of income and cash flows, if applicable and as appropriate, consolidating) statements of income, surplus or partners' capital, cash flows and stockholders' equity of the Borrower and the Restricted Subsidiaries for such period and (in the case of the second and third quarterly periods) for the period from the beginning of the current fiscal year to the end of such quarterly period, setting forth in each case (except in the case of financial statements with respect to the fiscal year of the Borrower beginning January 1, 1996 or if consolidating balance sheets of the Restricted Subsidiaries were not required to be delivered pursuant to this subdivision (a) for the previous corresponding period) in comparative form the consolidated and, where applicable and as appropriate, consolidating figures for the corresponding periods of the previous fiscal year, all in reasonable detail and certified by the



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principal financial officer of the Managing General Partner as presenting fairly, in all material respects, the information contained therein (subject to changes resulting from normal year-end adjustments), in accordance with GAAP applied on a basis consistent with prior fiscal periods; provided that, for purposes of this Section 5.02, "Substantial Portion" shall mean that either (x) either (1) the book value of the assets of the Restricted Subsidiaries exceeds 10% of the book value of the consolidated assets of the Borrower and the Restricted Subsidiaries or (2) the Restricted Subsidiaries account for more than 10% of the Consolidated Net Income of the Borrower and its Restricted Subsidiaries, in each case in respect of the four fiscal quarters ended as of the date of the applicable financial statement or (y) either (A) the book value of the assets of any Restricted Subsidiary exceeds 5% of the book value of the consolidated assets of the Borrower and the Restricted Subsidiaries, or (B) any Restricted Subsidiary accounts for more than 5% of the Consolidated Net Income of the Borrower and its Restricted Subsidiaries, in each case in respect of the four fiscal quarters ended as of the date of the applicable financial statement and (ii) copies of the Public Partnership's Quarterly Report on Form 10-Q prepared in compliance with the requirements therefor and filed with the SEC;

      (b) as soon as practicable, but in any event within 120 days after the end of each fiscal year of the Borrower ending after the date of this Agreement, (i) consolidated (and (A) if the Restricted Subsidiaries or a Restricted Subsidiary constitute (or constitutes, as the case may be) a Substantial Portion, then as to the Restricted Subsidiaries or (B) if the Restricted Subsidiaries do not or a Restricted Subsidiary does not constitute a Substantial Portion, but one or more Restricted Subsidiaries have outstanding Indebtedness owing to Persons other than the Borrower or any Restricted Subsidiary and other than pursuant to any Collateral Documents, then as to the Restricted Subsidiaries, consolidating) balance sheets of the Borrower and the Restricted Subsidiaries and the consolidated balance sheet of each of the General Partners as at the end of such year and the related consolidated (and, as to statements of income and cash flows, if applicable and as appropriate, consolidating) statements of income, partners' capital, cash flows and stockholders' equity of the Borrower and the Restricted Subsidiaries and the consolidated statements of income, surplus, cash flow and stockholders' equity of each of the General Partners for such fiscal year, setting forth in each case (except in the case of the financial statements with respect to the fiscal year of the Borrower beginning January 1, 1996 or if consolidating balance sheet of the Restricted Subsidiaries were not required to be delivered pursuant to this Section 5.02(b) for the preceding corresponding period) in com parative form the consolidated and, where applicable and as appropriate, consolidating figures for the previous fiscal year, all in reasonable detail, and (ii) copies of the Public Partnership's Annual Report on Form 10-K prepared in compliance with the requirements therefor and filed with the SEC, and (1) in the case of such consolidated financial statements of the Borrower, accompanied by a report thereon of Deloitte & Touche LLP or other independent public accountants of recognized national standing selected by the Borrower, which report shall state that such consolidated financial statements present fairly in all material respects the financial position of the Borrower and the Restricted Subsidiaries as at the dates indicated and the results of their operations and cash flows for the periods indicated in conformity with GAAP applied on a basis consistent with prior years and that the audit by such accountants in connection with such consolidated financial statements has been made in accordance with GAAP and (2) in the case of such consolidated financial statements of the General Partners and such consolidating



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financial statements of the Borrower, certified by the principal financial officer of the General Partners, as presenting fairly in all material respects the information contained therein, in accordance with GAAP applied on a basis consistent with prior fiscal periods;

      (c) together with each delivery of financial statements pursuant to paragraphs (a) and (b) of this Section 5.02, an Officers' Certificate of the Borrower in the form of Exhibit N hereto (i) stating that the signers have reviewed the terms of this Agreement and the other Loan Documents, and have made, or caused to be made under their supervision, a review in reasonable detail of the transactions and condition of the Borrower and the Restricted Subsidiaries during the accounting period covered by such financial statements and that the signers do not have knowledge of the existence and continuance as at the date of such Officers' Certificate of any condition or event which constitutes an Event of Default or Default or, if any such condition or event exists, specifying the nature and period of existence thereof and what action the Borrower has taken or is taking or proposes to take with respect thereto,
(ii) stating whether, since the date of the most recent financial statements previously delivered, there has been any material change in GAAP applied in the preparation of the Borrower's financial statements and, if so, describing such change, (iii) specifying the amount available at the end of such accounting period for Restricted Payments in compliance with Section 6.04 and showing in reasonable detail all calculations required in arriving at such amount, (iv) demonstrating in reasonable detail, if applicable, compliance during and at the end of such accounting period with the restrictions contained in Sections 6.01(b), (d), (f) and (h), the last paragraph of Sections 6.01, 6.02(i), 6.03(b)(iv), 6.07(c)(iii), 6.30 and 6.31, (v) if not specified in the related financial statements being delivered pursuant to paragraphs (a) and (b) above, specifying the aggregate amount of interest paid or accrued by the Borrower and the Restricted Subsidiaries, and the aggregate amount of depreciation, depletion and amortization charged on the books of the Borrower and the Restricted Subsidiaries, during the fiscal period covered by such financial statements and
(vi) describing in reasonable detail the number and nature of the parcels of real property, or rights thereto or interests therein, caused to be released by the Borrower from the liens of the Security Documents pursuant to the Trust Agreement and in the case of the fee owned property, the sales price of the fee owned property caused to be released by the Borrower during such accounting period;

      (d) together with each delivery of consolidated financial statements pursuant to paragraph (b) of this Section 5.02, a written statement by the independent public accountants giving the report thereon (i) stating that in connection with their audit examination, the terms of this Agreement and the other Loan Agreements were reviewed to the extent considered necessary for the purpose of expression of an opinion on the consolidated financial statements and for making the statement contained in clause (ii) of this paragraph (d) (it being understood that no special audit procedures in addition to those required by generally accepted auditing standards then in effect in the United States shall be required) and (ii) stating whether, in the course of their audit examination, they obtained knowledge (and whether, as of the date of such written statement, they have knowledge) of the existence and continuance of any condition or event which constitutes an Event of Default or Default insofar as such Event of Default or Default relates to accounting or financial matters, and, if so, specifying the nature and period of existence thereof;



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      (e) promptly upon their becoming publicly available, copies of all (i)
financial statements, reports, notices and proxy statements sent or made available by the Borrower, either of the General Partners or the Public Partnership to all of its security holders in compliance with the Exchange Act or any comparable Federal or state laws relating to the disclosure by any Person of information to its security holders, (ii) all regular and periodic reports and all registration statements and prospectuses filed by the Borrower, either of the General Partners or the Public Partnership with any securities exchange or with the SEC (other than Registration Statements on Form S-8), and (iii) all press releases and other statements made available by the Borrower, either of the General Partners or the Public Partnership to the public concerning material developments in the business of the Borrower, either of the General Partners or the Public Partnership, as the case may be;

      (f) promptly, but in any event (i) within five days after any Responsible Officer of the Borrower knows or (ii) within 10 days after any Responsible Officer of the Borrower should (in the course of the normal performance of his or her duties) know that (x) any condition or event which constitutes an Event of Default or Default has occurred or exists, or is expected to occur or exist,
(y) any Lender has given any notice or taken any other action with respect to a claimed Event of Default or Default or (z) any Person has given any notice to the Borrower, either of the General Partners or any Restricted Subsidiary or taken any other action with respect to a claimed default or event or condition of the type referred to in Section 7.01(f), an Officers' Certificate of the Borrower describing the same and the period of existence thereof and what action the Borrower has taken, is taking and proposes to take with respect thereto;

      (g) promptly, but in any event (i) within five days after any Responsible Officer of the Borrower knows or (ii) within 10 days after any Responsible Officer of the Borrower should (in the course of the normal performance of his or her duties) know of (x) the occurrence of an adverse development with respect to any litigation or proceeding (including those regarding environmental matters) involving the Borrower, any of its Subsidiaries or either General Partner which in the reasonable judgment of the Borrower presents a reasonable likelihood of having a Material Adverse Effect or (y) the commencement of any litigation or proceeding (including those regarding environmental matters) involving the Borrower, any of its Subsidiaries or either General Partner which in the reasonable judgment of the Borrower presents a reasonable likelihood of having a Material Adverse Effect, a written notice of such Responsible Officer describing in reasonable detail such commencement of, or adverse development with respect to, such litigation or proceeding;

      (h) promptly, but in any event (i) within five days after any Responsible Officer of the Borrower knows or (ii) within 10 days after any Responsible Officer of the Borrower should (in the course of the normal performance of his or her duties) know that any of the events or conditions specified below with respect to any Plan has occurred or exists, or is expected to occur or exist, a statement setting forth details respecting such event or condition and the action, if any, that the Borrower or any Related Person of the Borrower has taken, is taking and proposes to take or cause to be taken with respect thereto (and a copy of any notice



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or report filed with or given to or communication received from the PBGC, the
IRS or the Department of Labor with respect to such event or condition):

            (i) any reportable event, as defined in Section 4043(b) of ERISA and the regulations issued thereunder;

           (ii) the filing under Section 4041 of ERISA of a notice of intent to terminate any Plan or the termination of any Plan;

          (iii) a substantial cessation of operations within the meaning of
      Section 4062(e) of ERISA under circumstances which could result in the treatment of the Borrower or any Related Person of the Borrower as a substantial employer under a "multiple employer plan" or the application of the provisions of Section 4062, 4063 or 4064 of ERISA to the Borrower or any Related Person of the Borrower;

           (iv) the taking of any steps by the PBGC or the institution by the PBGC of proceedings under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Plan, or the receipt by the Borrower or any Related Person of the Borrower of a notice from a Multiemployer Plan that such action has been taken by the PBGC with respect to such Multiemployer Plan;

            (v) the complete or partial withdrawal by the Borrower or any Related Person of the Borrower under Section 4063, 4203 or 4205 of ERISA from a Plan which is a "multiple employer plan" or a Multiemployer Plan, or the receipt by the Borrower or any Related Person of the Borrower of notice from a Multiemployer Plan regarding any alleged withdrawal or that it intends to impose withdrawal liability on the Borrower or any Related Person of the Borrower or that it is in reorganization or is insolvent within the meaning of Section 4241 or 4245 of ERISA or that it intends to terminate under Section 4041A of ERISA or from a "multiple employer plan" that it intends to terminate;

            (vi) the taking of any steps concerning the threat or the institution of a proceeding against the Borrower or any Related Person of the Borrower to enforce Section 515 of ERISA;

           (vii) the occurrence or existence of any event or series of events which could result in a liability to the Borrower or any Related Person of the Borrower pursuant to Section 4069(a) or 4212(c) of ERISA;

          (viii) the failure to make a contribution to any Plan, which failure, either alone or when taken together with any other such failure, is sufficient to result in the imposition of a lien on any property of the Borrower or any Related Person of the Borrower pursuant to Section 302(f) of ERISA or Section 412(n) of the Code or could result in the imposition of a material tax or material penalty pursuant to Section 4971 of the Code on the Borrower or any Related Person of the Borrower;



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           (ix) the amendment of any Plan in a manner which would be treated as a termination of such Plan under Section 4041(e) of ERISA or require the Borrower or any Related Person of the Borrower to provide security to such Plan pursuant to Section 307 of ERISA or Section 401(a)(29) of the Code; or

            (x) the incurrence of liability in connection with the occurrence of a "prohibited transaction" (within the meaning of Section 406 of ERISA or Section 4975 of the Code);

      (i) promptly, but in any event within five days, after an officer of any of the Borrower, any Subsidiary or either of the General Partners receives any notice or request from any Person (other than any agent, attorney or similar party employed by the Borrower or either of the General Partners) for information, or if the Borrower, any Subsidiary or either of the General Partners by an officer provides any notice or information to any such Person (other than an Affiliate or any agent, attorney or similar party employed by the Borrower or either of the General Partners), concerning the presence or release of any hazardous substance (as defined in CERCLA) or hazardous waste (as defined in RCRA) or other contaminants (as defined by any applicable Federal, state, local or foreign laws) within, on, from, relating to or affecting any property owned, leased, or subleased by the Borrower or any Subsidiary, other than notices or requests received or filings made in the normal course of business which do not pertain to a violation by or potential liability of the Borrower or any Subsidiary under an Environmental Law, copies of each such notice, request or information;

      (j) if requested by any Lender, reports as of the last day of such month as to the aging and concentration of the accounts receivable of the Borrower and its Restricted Subsidiary and as to their inventory, in substantially the form of the reports delivered pursuant to Section 4.01(r);

      (k) as soon as available, and in any event no later than 60 days after the end of each fiscal year of the Borrower, quarterly financial projections for the next fiscal year, including all material assumptions to such projections;

      (l) within 15 days of receipt, any management letter issued or provided by the auditors of the Borrower or any Restricted Subsidiary; and

      (m) promptly, from time to time, such other information regarding the operations, business affairs and financial condition of the Borrower, any other Loan Party or (to the extent such information relates to environmental matters or any material litigation or proceeding) any Unrestricted Subsidiary, or in any event compliance with the terms of any Loan Document, and such reports submitted to the Borrower, as any Lender may reasonably request.

      SECTION 5.03. Inspection. The Borrower will permit, or cause the General Partners to permit, any authorized representatives designated by the Lenders upon prior written notice and during normal business hours to visit and inspect any of the properties of the Borrower, any Restricted Subsidiary and (to the extent relating to environmental or litigation matters) any



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Unrestricted Subsidiary, and in any event any properties of either of the
General Partners or of either of the General Partners' subsidiaries relating to the Business, including the books of account of the Borrower, the Restricted Subsidiaries, such Unrestricted Subsidiaries, the General Partners and the General Partners' subsidiaries, and to make copies and take extracts therefrom, and to discuss its and their affairs, finances and accounts with its and their senior officers and (with reasonable notice) independent public accountants (and by this provision each of the Borrower and the General Partners authorizes such accountants to discuss with such representatives the affairs, finances and accounts of the Borrower, any Restricted Subsidiary, such Unrestricted Subsidiaries, the General Partners or any of such subsidiaries of either of the General Partners, as the case may be, all at such times and as often as reasonably may be requested), provided that the Borrower will bear the expense for the foregoing if an Event of Default or Default has occurred and is continuing. Without limitation of the foregoing, the Agents shall have the right, upon written notice and during normal business hours, to conduct an audit of the accounts receivable and inventory of the Borrower and its Restricted Subsidiaries from time to time. The Borrower shall pay the reasonable out-of-pocket expenses of the Agents for up to two such audits in any 12-month period and for any additional audit conducted during the continuance of, or occasioned by, an Event of Default.

                                  ARTICLE VI

                       BUSINESS AND FINANCIAL COVENANTS

      The Borrower covenants and agrees with each Lender that so long as this Agreement shall remain in effect or any Facilities Obligations shall be unpaid, and until the Commitments have been terminated and the Loans, together with interest, Fees and all other Facilities Obligations have been paid in full, all Letters of Credit have been cancelled or have expired and all Letter of Credit Disbursements have been reimbursed in full, unless the Required Lenders shall otherwise consent in writing:

      SECTION 6.01. Indebtedness. The Borrower will not, and will not permit any Restricted Subsidiary to, directly or indirectly, create, incur, assume, guarantee or otherwise become or remain directly or indirectly liable with respect to (collectively, "Incur"), any Indebtedness, except that:

      (a) the Borrower may become and remain liable with respect to the Indebtedness evidenced by the Mortgage Notes;

      (b) the Borrower and the Restricted Subsidiaries may become and remain liable with respect to Indebtedness incurred by the Borrower and the Restricted Subsidiaries to finance the making of expenditures for the improvement or repair of or additions to the Assets, or to renew, refund, refinance or replace any such Indebtedness; provided that (i) the aggre gate principal amount of Indebtedness incurred under this Section 6.01(b) and outstanding at any time shall not exceed an amount equal to the sum of (A) the net cash proceeds received by the Borrower from the General Partners or from the Public Partnership as a capital



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contribution, in each case for the sole purpose of financing such expenditures, and (B) the fair market value (based on a 30-day trailing average closing trading price per unit) of Units contributed to the Borrower by the Public Partnership or issued directly to a third party selling such asset or making such repair or addition by the Public Partnership for the sole purpose of financing such expenditures, only to the extent, however, that such Units are used to pay, substantially concurrently with the date of contribution or issuance, a portion of the purchase price or cost of such improvements, repairs or additions and (ii) if such Indebtedness is to be secured under the Collateral Documents as provided in Section 6.02(h), the agreement or instrument pursuant to which such Indebtedness is incurred (A) contains no financial or busi ness covenants that are more restrictive on the Borrower or its Subsidiaries than or that are in addition to those contained in Section 10 of the Note Agreement (unless prior to or simultaneously with the incurrence of such Indebtedness, this Agreement and the other Loan Documents are amended to provide the benefits of such more restrictive covenants to the Secured Parties thereunder) and (B) specifies no events of default (other than with respect to the payment of principal and interest on such Indebtedness or the accuracy of representations and warranties made in connection with such agreement or instrument) which are capable of occurring prior to the occurrence of the Events of Default specified in Article VII hereof (unless prior to or simultaneously with the incurrence of such Indebtedness, this Agreement and the other Loan Documents are amended to provide, and continue in effect during the period during which such other Indebtedness is outstanding, the benefits of such more restrictive covenants to the Secured Parties thereunder);

      (c) any Restricted Subsidiary may become and remain liable with respect to unsecured Indebtedness of such Restricted Subsidiary owing to the Borrower or to another Restricted Subsidiary; provided that such Indebtedness is evidenced by an Intercompany Note pledged to the Trustee pursuant to the Borrower Security Agreement; and provided, further, that the aggregate principal amount of all such Indebtedness of National Sales and Service, Inc. shall not exceed $2,000,000 at any time outstanding;

      (d) the Borrower and the Restricted Subsidiaries may become and remain liable with respect to unsecured Indebtedness owing to the Managing General Partner or the Public Partnership or any Affiliate (other than National Propane
SGP) of any of the foregoing; provided that (i) the aggregate principal amount of such Indebtedness of the Borrower and the Restricted Subsidiaries outstanding at any time shall not be in excess of $20,000,000, (ii) such Indebtedness is created and is outstanding under an agreement or instrument pursuant to which such Indebtedness is subordinated to the Indebtedness secured under the Collateral Documents at least to the extent provided in the subordination provisions set forth in Exhibit E, (iii) with respect to Indebtedness owing to the Managing General Partner or the Public Partnership, such Indebtedness is evidenced by a promissory note, in the form of Exhibit E or such other form that is in form and substance satisfactory to the Required Lenders, which is pledged to the Trustee pursuant to the Partners Security Agreement and (iv) with respect to any Indebtedness owing to any other Affiliate (other than National Propane SGP, such Indebtedness is evidenced by a promissory note, which is in the form of Exhibit E or is satisfactory in form and substance to the Required Lenders, provided such note is pledged to the Trustee pursuant to a security agreement that is in form and substance reasonably satisfactory to the Agents;



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      (e) the Borrower may become and remain liable with respect to Indebtedness incurred under this Agreement and the other Loan Documents, including any amendment hereof increasing the aggregate amount of credit which may be extended hereunder, provided that such amendment is entered into in accordance with
Section 9.08;

      (f) the Borrower and the Restricted Subsidiaries may become and remain liable with respect to unsecured Indebtedness, in addition to that otherwise permitted by the foregoing paragraphs of this Section 6.01, if on the date the Borrower becomes liable with respect to any such additional Indebtedness and immediately after giving effect thereto and to the substantially concurrent repayment of any other Indebtedness (i) the ratio of Consolidated Cash Flow to Consolidated Pro Forma Debt Service is greater than 2.50 to 1.00 and (ii) the ratio of Consolidated Cash Flow to Maximum Consolidated Pro Forma Debt Service is greater than 1.25 to 1.00; provided that, in addition to the foregoing, after giving effect to any such additional Indebtedness (on a pro forma basis as if the incurrence of such Indebtedness had occurred on the first day of the applicable Reference Period), no condition or event shall exist which constitutes an Event of Default or Default;

      (g) the Borrower may become and remain liable with respect to the Indebtedness referred to in Schedule 6.01(g); provided that the aggregate principal amount of such Indebtedness at any time outstanding shall not exceed $1,500,000;

      (h) the Borrower and any Restricted Subsidiary (x) may become and remain liable with respect to pre-existing Indebtedness relating to any Person, business or assets acquired by the Borrower or such Restricted Subsidiary and
(y) may become and remain liable with respect to Indebtedness to finance the acquisition of any Person, business or assets; provided that (i) after giving effect to such acquisition and such Indebtedness (and any other such acquisitions which have occurred and related Indebtedness which has been assumed and any other Specified Events which have occurred since the first day of the applicable Reference Period) (A) no condition or event shall exist which constitutes an Event of Default or Default and (B) the Leverage Ratio as of the last day of the Reference Period with respect to the date on which such acquisition is consummated, calculated on a pro forma basis as if such acquisition and the incurrence of such Indebtedness and any other such Specified Events had occurred on the first day of such Reference Period, shall be no greater than the Permitted Maximum Ratio on such date of consummation, (ii) in the case of Indebtedness under clause (x), such Indebtedness was not incurred in anticipation of the acquisition of such Person, business or assets, (iii) the acquisition of such Person, business or assets is permitted by all other applicable provisions of the Loan Documents, including Sections 6.03 and 6.24 and (iv) the aggregate principal amount of all such Indebtedness outstanding at any time shall not exceed $10,000,000; provided further, that any Indebtedness incurred pursuant to this Section 6.01(h), (A) may not be refinanced in any manner except with Tranche B Revolving Loans, (B) any Liens securing such Indebtedness shall encumber only the assets being acquired and (C) the sum of
(I) the aggregate principal amount of such Indebtedness outstanding at any time and (II) the aggregate principal amount of Tranche B Loans outstanding at such time shall not exceed the excess, if any, of the amount of Tranche B Revolving Credit Commitments at such time over the Tranche B Letter of Credit Exposure at such time;



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      (i) so long as no Event of Default or Default has occurred and is continuing, the Borrower and the Restricted Subsidiaries may become and remain liable with respect to Indebtedness secured under the Collateral Documents which is incurred for any extension, renewal, refunding or replacement of the Mortgage Notes; provided that (i) the principal amount of such Indebtedness shall not exceed the principal amount of such Indebtedness being extended, renewed, refunded or replaced together with any accrued interest and Make Whole Amount with respect thereto, (ii) the Leverage Ratio as of the last day of the Reference Period with respect to the date on which such Indebtedness is incurred, calculated on a pro forma basis as if such incurrence (and any other Specified Events which have occurred since the first day of such Reference Period) had occurred on the first day of such Reference Period, shall be no greater than the Permitted Maximum Ratio on such date of incurrence, (iii) such Indebtedness is incurred pursuant to an agreement or instrument which complies with the requirements set forth in clause (ii) of the proviso to Section 6.01(b), (iv) such Indebtedness shall not mature prior to the stated maturity of the Mortgage Notes, (v) such Indebtedness shall have an Average Life equal to or greater than the remaining Average Life of the Mortgage Notes, (vi) the spread over the U.S. Government Notes with a comparable maturity reflected in the yield on such Indebtedness upon issuance is no greater than that reflected in the yield on the Mortgage Notes upon issuance and (vii) after giving effect to the incurrence of any such Indebtedness under this Section 6.01(i), no condition or event shall exist which constitutes an Event of Default or Default;

      (j) so long as no Event of Default or Default has occurred and is continuing, the Borrower and the Restricted Subsidiaries may become and remain liable with respect to unsecured Indebtedness incurred for any extension, renewal, refunding or replacement of Indebtedness permitted pursuant to subdivisions (a), (b) or (f) of this Section 6.01; provided that (i) the principal amount of such unsecured Indebtedness to be incurred shall not exceed the principal amount of such Indebtedness being extended, renewed, refunded or replaced together with any accrued interest or other premium with respect thereto, and, in the case of the Mortgage Notes, Make Whole Amount with respect thereto and any costs and expenses related to such extension, renewal, refunding or replacement, (ii) the Leverage Ratio as of the last day of the Reference Period with respect to the date on which such Indebtedness is incurred, calculated on a pro forma basis as if such incurrence (and any other Specified Events which have occurred since the first day of such Reference Period) had occurred on the first day of such Reference Period, shall be no greater than the Permitted Maximum Ratio on such date of incurrence, (iii) such unsecured Indebtedness to be incurred shall not mature prior to the stated maturity of such Indebtedness being extended, renewed, refunded or replaced and (iv) such unsecured Indebtedness to be incurred shall have an Average Life equal to or greater than the remaining Average Life of such Indebtedness being extended, renewed, refunded or replaced;

      (k) the Borrower may create and become liable with respect to any Hedging Agreements and Commodity Hedging Agreements; and

      (l) any Restricted Subsidiary may become and remain liable with respect to Indebtedness evidenced by the Collateral Documents.




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      Notwithstanding the foregoing, (I) the aggregate principal amount of all
Indebtedness of all Restricted Subsidiaries at any time outstanding (other than Indebtedness permitted by Section 6.01(l)) shall not exceed $10,000,000 and (II) neither the Borrower nor any of the Restricted Subsidiaries shall, directly or indirectly, Incur any Indebtedness to be used directly or indirectly to refund or replace Facility A in whole or in part, except that foregoing shall not prohibit the Borrower from refunding or replacing Facility A on or after the Tranche A Maturity Date if the Borrower has offered to extend Facility A for one year on terms at least as favorable to the Lenders as those herein set forth and the Lenders are not willing to do so; provided that the Borrower shall not offer any more favorable terms and conditions to any other prospective lender without first offering them to the Lenders. For the purpose of this Section 6.01, any Person becoming a Restricted Subsidiary after the date of this Agreement shall be deemed to have become liable with respect to all of its then outstanding Indebtedness at the time it becomes a Restricted Subsidiary, and any Person extending, renewing or refunding any Indebtedness shall be deemed to have become liable with respect to such Indebtedness at the time of such extension, renewal or refunding. The Borrower or any Restricted Subsidiary shall be deemed to have become liable with respect to any Indebtedness securing any real property acquired by the Borrower or such Restricted Subsidiary, as the case may be, at the time of such acquisition.

      SECTION 6.02. Liens, etc. The Borrower will not, and will not permit any Restricted Subsidiary to, directly or indirectly, create, incur, assume or permit to exist any Lien on or with respect to any property or asset (including any document or instrument in respect of goods or accounts receivable) of the Borrower or any Restricted Subsidiary, whether now owned or held or hereafter acquired, or any income or profits therefrom (whether or not provision is made for the equal and ratable securing of the Facilities Obligations in accordance with the provisions of Section 6.15), except:

      (a) Liens for taxes, assessments or other governmental charges the payment of which is not at the time required by Section 6.09;

      (b) Liens of landlords and carriers, vendors, warehousemen, mechanics, materialmen, repairmen and other like Liens incurred in the ordinary course of business for sums not yet due or the payment of which is not at the time required by Section 6.09, in each case not incurred or made in connection with the borrowing of money, the obtaining of advances or credit or the payment of the deferred purchase price of property;

      (c) Liens (other than any Lien imposed by ERISA) incurred or deposits made in the ordinary course of business (i) in connection with workers' compensation, unemployment insurance and other types of social security or (ii) to secure (or to obtain letters of credit that secure) the performance of tenders, statutory obligations, surety and appeal bonds, bids, leases, performance bonds, purchase, construction or sales contracts and other similar obligations, in each case not incurred or made in connection with the borrowing of money, the obtaining of advances or credit or the payment of the deferred purchase price of property;




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      (d) any attachment or judgment Lien, unless the judgment it secures shall not, within 60 days after the entry thereof, have been discharged or execution thereof stayed pending appeal, or shall not have been discharged within 60 days after expiration of any such stay;

      (e) leases or subleases granted to others, easements, rights-of-way, restrictions and other similar charges or encumbrances, which, in each case are granted, entered into or created in the ordinary course of the business of the Borrower or any Restricted Subsidiary and which do not interfere in any material respect with the ordinary conduct of the business of the Borrower or any Restricted Subsidiary;

      (f) Liens on property or assets of any Restricted Subsidiary securing Indebtedness of such Restricted Subsidiary owing to the Borrower or any other Restricted Subsidiary;

      (g) Liens created by any of the Collateral Documents securing the Facilities Obligations, the Mortgage Notes and any other Indebtedness incurred in accordance with Sections 6.01(i) and 6.01(k) (but only to the extent such Indebtedness incurred under Section 6.01(k) is incurred to any Lender or Affiliate of a Lender with respect to Indebtedness under the Loan Documents);

      (h) Liens created by any of the Collateral Documents securing Indebtedness incurred in accordance with Section 6.01(b); provided that (i) such Liens are effected through an amendment to the Collateral Documents to the extent necessary to provide the holders of such Indebtedness equal and ratable security in the property and assets subject to the Collateral Documents with the Secured Parties, (ii) the Collateral Documents are amended to the extent necessary to extend the Lien thereof to any property or assets acquired or otherwise financed with the proceeds of such Indebtedness, (iii) the Borrower has delivered to the Trustee an Officers' Certificate demonstrating that the principal amount of such Indebtedness does not exceed the lesser of the cost to the Borrower of such property or assets and the fair market value of such property or assets (as determined in good faith by the Managing General Partner) and to the effect that the amendments to the Collateral Documents required by this Section 6.02(h) and the filing and recordation of such amendments and related supplements will not have a Material Adverse Effect and that such incurrence of Indebtedness pursuant to Section 6.01(b) complies in all respects with the requirements of such Section and (iv) the Borrower has delivered to the Trustee an opinion of counsel reasonably satisfactory to the Trustee to the effect that the Lien of the Collateral Documents has attached and is perfected with respect to such additional property and assets;

      (i) Liens existing on any property of a newly-acquired Restricted Subsidiary at the time of acquisition or existing or created upon any property acquired by the Borrower or any Restricted Subsidiary; provided that (i) any such Lien shall be confined solely to the item or items of property so acquired and, if required by the terms of the instrument originally creating such Lien, other property which is an improvement to or is acquired for specific use in connection with such acquired property, (ii) the Indebtedness secured by any such Lien is permitted under Section 6.01(h), (iii) the principal amount of the Indebtedness secured by any



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such Lien shall not exceed, at any time, an amount equal to the lesser of (A)
the cost of such property to the Borrower or such Restricted Subsidiary, as the case may be, and (B) the fair market value of such property (as determined in good faith by the Managing General Partner) at the time of such acquisition by the Borrower or such Restricted Subsidiary and (iv) the aggregate principal amount of all Indebtedness secured by any such Liens shall at no time exceed $10,000,000;

      (j) Liens in amounts not exceeding $100,000 incurred, required or provided for under state law in connection with self-insurance arrangements; and

      (k) (i) Liens arising from or constituting encumbrances or exceptions to title to the Assets expressly permitted by the Collateral Documents, (ii) Liens contemplated by any Commodity Hedging Agreement that are confined solely to the commodities that are the subject of such agreement and (iii) Liens that are existing on the Assets at the time of consummation of the Transactions and are listed on Schedule 6.02(k).

      SECTION 6.03. Investments, Guaranties, etc. The Borrower will not, and will not permit any Restricted Subsidiary to, directly or indirectly (a) make or own any Investment in any Person or (b) create or become liable with respect to any Guaranty, except:

            (i) the Borrower or any Restricted Subsidiary may make and own Investments in Cash Equivalents;

           (ii) the Borrower and any Restricted Subsidiary may make and own any Investment in Capital Stock of any Person which simultaneously with the consummation thereof becomes a Restricted Subsidiary; provided that (A) after giving effect to such Investment (and any other such Investments or other Specified Events which have occurred since the first day of the applicable Reference Period), (I) no condition or event shall exist which constitutes an Event of Default or Default and (II) the Leverage Ratio as of the last day of the Reference Period with respect to the date on which such Investment is consummated, calculated on a pro forma basis as if such Investments and other Specified Events had occurred on the first day of such Reference Period, shall be no greater than the Permitted Maximum Ratio on such consummation date and (B) the Borrower shall have prepared and furnished to the Agents prior to the consummation of such Investment pro forma financial statements, a pro forma business plan and pro forma projections covering the balance of the term of the Facilities demonstrating to the reasonable satisfaction of the Agents that the Leverage Ratio reflecting such pro forma adjustments will not exceed the Permitted Maximum Ratio at such time or during such period;

           (iii) (A) any Restricted Subsidiary may make and permit to be outstanding Investments in the Borrower and may create or become liable with respect to any Guarantee in respect of obligations secured under the Collateral Documents and (B) the Borrower may make and own loans evidenced by the Intercompany Notes, to the extent such Intercompany Notes are permitted under Section 6.01(c);



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           (iv) the Borrower or any Restricted Subsidiary may make and own
      Invest ments in the Capital Stock of, or contributions to capital in the ordinary course of business of, any Unrestricted Subsidiary if immediately after giving effect to the making of any such Investment, (A) the aggregate amount of all such Investments made and outstanding pursuant to this paragraph (iv) shall not at any time exceed $10,000,000 and (B) the aggregate amount of all Investments made and outstanding pursuant to this paragraph (iv) as at the end of any fiscal year of the Borrower shall not exceed by more than $5,000,000 the amount of such Investments outstanding as of the end of the immediately preceding fiscal year of the Borrower, in each case, net of cash distributions received from all Unrestricted Subsidiaries since the date hereof;

            (v) the Borrower or any Restricted Subsidiary may make and own Investments (A) constituting trade credits or advances to any Person incurred in the ordinary course of business, (B) arising out of loans and advances to employees for travel, entertainment, relocation and other similar business related expenses, in each case incurred in the ordinary course of business or (C) acquired by reason of the exercise of customary creditors' rights upon default or pursuant to the bankruptcy, insolvency or reorganization of a debtor;

           (vi) the Borrower or any Restricted Subsidiary may create or become liable with respect to any Guaranty constituting an obligation, warranty or indemnity, not guaranteeing Indebtedness of any Person, which is undertaken or made in the ordinary course of business; and

          (vii) the Borrower or any Restricted Subsidiary may create and become liable with respect to Hedging Agreements and Commodity Hedging Agreements.

      SECTION 6.04. Restricted Payments. The Borrower will not directly or indirectly declare, order, pay, make or set apart any sum for any Restricted Payment, except that the Borrower may make, pay or set apart once during each calendar quarter a cash distribution on its partnership interests if (a) such Restricted Payment is in an amount not exceeding Available Cash for the immediately preceding calendar quarter determined as of the last day of such calendar quarter or thereafter up to the date of declaration of such Restricted Payment, (b) prior to and immediately after giving effect to any such proposed action, (i) after giving effect to any Indebtedness incurred since the first day of the Reference Period with respect to such date of declaration and any other Specified Events on a pro forma basis as if such incurrence or other events had occurred on the first day of such Reference Period, the covenant set forth in
Section 6.31 shall not be violated on such date of declaration, and (ii) no other condition or event shall or would exist which constitutes or would constitute an Event of Default or Default, (c) the ratio of Consolidated Cash Flow to Consolidated Interest Expense for the Reference Period with respect to the date of such payment is greater than 1.75 to 1.00 and (d) the Borrower shall have delivered to the Lenders, not later than the date such Restricted Payment is declared (which declaration date shall be at least 10 days prior to the date such Restricted Payment is made) an Officers' Certificate to the effect that such Restricted Payment is permitted under this Section 6.04 and showing in reasonable detail all calculations



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required in arriving at such conclusion, including the calculation of the aggregate amount available at the end of the preceding quarter for payment of cash distributions in compliance with this Section 6.04. The Borrower will not, in any event, directly or indirectly declare, order, pay or make any Restricted Payment except for cash distributions payable to the holders of its Capital Stock. The Borrower will not permit any Restricted Subsidiary to declare, order, pay or make any Restricted Payment or to set apart any sum or property for any such purpose (except for Restricted Payments made solely to the Borrower or any other Restricted Subsidiary).

      SECTION 6.05. Transactions with Affiliates. (a) Except for the transactions or conduct effected pursuant to the Operative Agreements as in effect on the Closing Date or any other transactions or conduct described in or contemplated by the Registration Statement, the Borrower will not, and will not permit any Restricted Subsidiary to, directly or indirectly, engage in any transaction with any Affiliate of the Borrower, including the purchase, sale or exchange of assets or the rendering of any service, to the Borrower's or such Restricted Subsidiary's business except upon fair and reasonable terms that are no less favorable to the Borrower or such Restricted Subsidiary, as the case may be, than those which might be obtained in an arm's-length transaction at the time such transaction is agreed upon from Persons which are not such an Affiliate; provided that the foregoing limitations and restrictions shall not apply to any transaction between the Borrower and any Restricted Subsidiary or between Restricted Subsidiaries.

      (b) The Borrower will not pay, and will not permit any Restricted Subsidiary to pay, any management fee or other compensation in connection with the management of the Borrower by the General Partners (or any of their Affiliates); provided that, (i) the Borrower may reimburse the Managing General Partner at cost for all direct and indirect expenses incurred by the Managing General Partner on behalf of the Borrower, including the cost of compensation and employee benefit plans properly allocable to the Borrower and all other expenses necessary or appropriate to the conduct of the business of, and allocable to, the Borrower, (ii) the Managing General Partner and its Affiliates (including Triarc) may provide administrative services on behalf of the Borrower and will be reimbursed at cost for all expenses incurred in connection therewith and (iii) subject to Section 6.05(a), the Managing General Partner and its Affiliates (including Triarc) may provide other services to the Borrower, for which the Borrower may be charged reasonable fees by the Managing General Partner.

      SECTION 6.06.  Prohibited Stock and Indebtedness.  The Borrower will not:

      (a) directly or indirectly sell, assign, pledge or otherwise dispose of any Indebtedness or Capital Stock of (or warrants, rights or options to acquire Capital Stock of) any Restricted Subsidiary, except (i) to a Restricted Subsidiary and (ii) in the case of the sale of all the Capital Stock of a Restricted Subsidiary as an entirety, as permitted under Section 6.07;




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      (b) permit any Restricted Subsidiary directly or indirectly to sell, assign, pledge or otherwise dispose of any Indebtedness of (i) the Borrower or
(ii) any other Restricted Subsidiary, or any Capital Stock of (or warrants, rights or options to acquire Capital Stock of) any other Restricted Subsidiary, except (A) to, in the case of clause (i), the Borrower or, in all other cases, a Restricted Subsidiary and (B) in the case of the sale of all the Capital Stock of a Restricted Subsidiary as an entirety, as permitted under Section 6.07;

      (c) permit any Restricted Subsidiary to have outstanding any Preferred Stock (other than Preferred Stock owned by the Borrower or any other Restricted Subsidiary); or

      (d) permit any Restricted Subsidiary directly or indirectly to issue or sell (including in connection with a merger or consolidation of a Restricted Subsidiary otherwise permitted by Section 6.07(a)) any of its Capital Stock (or warrants, rights or options to acquire its Capital Stock) except to the Borrower or a Restricted Subsidiary;

provided that, any Restricted Subsidiary may sell, assign or otherwise dispose of Indebtedness of the Borrower if, assuming such Indebtedness were incurred immediately after such sale, assignment or disposition, such Indebtedness would be permitted under Section 6.01 (and, if such Indebtedness is secured, such Lien would be permitted pursuant to Section 6.02).

      SECTION 6.07. Consolidation, Merger, Sale of Assets, etc. The Borrower will not, and will not permit any Restricted Subsidiary to, directly or indirectly:

      (a) consolidate with or merge into any other Person or permit any other Person to consolidate with or merge into it; provided that:

            (i) any Restricted Subsidiary may consolidate with or merge into the Borrower or a Restricted Subsidiary if, in the case of a consolidation with or merger into the Borrower, the Borrower shall be the surviving Person and if, immediately after giving effect to such transaction, no condition or event shall exist which constitutes a Default or an Event of Default; and

           (ii) any Person (other than a Restricted Subsidiary) may consolidate with or merge into the Borrower or a Restricted Subsidiary if the Borrower or such Restricted Subsidiary, as the case may be, shall be the surviving Person and if, immediately after giving effect to such transaction, (A) the Borrower (I) shall not have a Consolidated Net Worth (determined in accordance with GAAP applied on a basis consistent with the financial statements of the Borrower most recently delivered pursuant to Section 5.02(b) (but without giving effect to any write-up in assets or amounts attributable to goodwill pursuant to purchase accounting methods) of less than the Consolidated Net Worth of the Borrower immediately prior to the effectiveness of such transaction, (II) shall not be liable with respect to any Indebtedness or allow its property to be subject to any Lien which it could not become liable with respect to or allow its property to become subject to under this Agreement on the date of such transaction, and (III) could incur, if the consolidating or merging Person has outstanding Indebtedness, at least $1



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      of additional Indebtedness in compliance with Section 6.01(f) after giving effect to such transaction on a pro forma basis, (B) substantially all of the assets of the Borrower and the Restricted Subsidiaries shall be located and substantially all of their business shall be conducted within the United States of America, and (C) immediately after giving effect to such transaction, (I) no condition or event shall exist which constitutes a Default or an Event of Default and (II) the Leverage Ratio as of the last day of such Reference Period, calculated on a pro forma basis as if such transaction (and any other such transactions and any other Specified Events which have occurred since the first day of the applicable Reference Period) had occurred on the first day of such Reference Period, shall be no greater than the Permitted Maximum Ratio on the date on which such transaction is consummated; and

          (iii) the Borrower may consolidate with or merge into any other
      Person if (A) the surviving Person is a corporation, limited partnership, limited liability company or business trust organized and existing under the laws of the United States of America or a state thereof or the District of Columbia, with substantially all of its properties located and its business conducted within the United States of America, (B) such surviving Person expressly and unconditionally assumes the obligations of the Borrower under this Agreement, the Loan Documents and each of the other Operative Agreements and delivers to each Lender in connection with such assumption an opinion of counsel reasonably satisfactory to the Required Lenders with respect to such matters incident to such assumption as may be reasonably requested by the Required Lenders, including as to the due authorization and execution of the related agreement of assumption and the enforceability of such agreement against such surviving Person,
      (C) immediately after giving effect to such transaction, such surviving Person (I) shall not have a Consolidated Net Worth (determined in accordance with GAAP applied on a basis consistent with the financial statements of the Borrower most recently delivered pursuant to Section 5.02(b) but without giving effect to any write-up in assets or amounts attributable pursuant to purchase accounting methods) of less than the Consolidated Net Worth of the Borrower immediately prior to the effectiveness of such transaction, (II) shall not be liable with respect to any Indebtedness or allow its property to be subject to any Lien which it could not become liable with respect to or allow its property to become subject to under this Agreement on the date of such transaction and (III) could incur, if the consolidating or merging Person had outstanding Indebtedness, at least $1 of additional Indebtedness in compliance with
      Section 6.01(f) after giving effect to such transaction on a pro forma basis, and (D) immediately after giving effect to such transaction, (I) no condition or event shall exist which constitutes a Default or an Event of Default and (II) the Leverage Ratio as of the last day of such Reference Period, calculated on a pro forma basis as if such transaction (and any other such transactions and any other Specified Events which have occurred since the first day of the applicable Reference Period) had occurred on the first day of such Reference Period, shall be no greater than the Permitted Maximum Ratio on the date on which such transaction is consummated; and




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           (iv) with regard to any merger contemplated by clause (ii) or (iii)
      above, the Borrower shall have prepared and furnished to the Agents prior to consummation of the transaction pro forma financial statements demonstrating to the satisfaction of the Agents compliance with the applicable requirements set forth therein;

      (b) sell, lease, abandon or otherwise dispose of all or substantially all its assets, provided that any Restricted Subsidiary may sell, lease or otherwise dispose of all or substantially all its assets to the Borrower or to any other Restricted Subsidiary; or

      (c) sell, lease, abandon or otherwise dispose of any property to any Person other than the Borrower or any Restricted Subsidiary (except (i) in a transaction permitted by subdivision (a)(iii) or (b)(ii) of this Section 6.07,
(ii) an Investment in an Unrestricted Subsidiary permitted by Section 6.03(iv),
(iii) dispositions of inventory in the ordinary course of business and (iv) dispositions of Obsolete Assets in the ordinary course of business not exceeding $150,000 in the aggregate in fair market value in any one calendar year); provided that the Borrower or any Restricted Subsidiary may engage in any such transaction referred to in this paragraph (c), excluding any such transaction referred to in paragraph (a) or (b) above, if all of the following conditions are satisfied:

            (i) at least 80% of the consideration therefor shall be in the form of cash consideration or marketable securities that are promptly converted into cash (to the extent of the cash received); provided that the amount of (A) any liabilities (as shown on the Borrower's or such Restricted Subsidiary's most recent balance sheet or in the notes thereto) of the Borrower or any Restricted Subsidiary (other than Indebtedness that is by its terms subordinated in right of payment to the Notes or the Mortgage Notes) that is assumed by the transferee of any such assets and (B) any notes or other obligations received by the Borrower or any such Restricted Subsidiary from such transferee that are promptly converted into cash (to the extent of the cash received), shall be deemed to be cash for the purposes of this Section 6.07(c)(i);

           (ii) immediately after giving effect to such proposed disposition, no condition or event shall exist which constitutes an Event of Default or Default;

          (iii) either

                 (A) the aggregate net after-tax proceeds of all property so disposed of (whether or not leased back) by the Borrower and all Restricted Subsidiaries during any fiscal year (including property disposed of through dispositions of Capital Stock permitted under
           Section 6.06 and including all proceeds under title insurance policies with respect to real property and all Net Insurance Proceeds (as defined in the Mortgage), self-insurance amounts and Net Awards (as defined in the Mortgage) with respect to property lost as a result of damage, destruction or a taking which have not been applied to the cost of Restoration (as defined in the Mortgage)), less the sum of (x) the amount of all such net after-tax proceeds previously applied in accordance with paragraph (iii)(B) of



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            this Section 6.07(c) and (y) an amount equal to the purchase price of any assets acquired (so long as (1) such assets were acquired within 90 days prior to the date of such disposal of property, (2) the purchase price of such assets was not previously applied to reduce the amount of net after-tax proceeds of property disposed of under this Section 6.07(c), (3) such assets were acquired for subsequent replacement of the property so disposed of or may be productively used in the United States of America in the conduct of the Business, (4) such assets are subject to the Liens of the Collateral Documents, (5) if and to the extent that there were unused Tranche B Revolving Credit Commitments, the acquisition of such assets was not financed in whole or in part with the proceeds of Indebtedness (other than Tranche B Revolving Loans) and (6) to the extent such assets were acquired (in whole or in part) with the proceeds of Indebtedness, such Indebtedness has been repaid in full), when aggregated with such net after-tax proceeds of all prior transactions under this Section 6.07(c), shall not exceed $5,000,000; or

                  (B) in the event that such net after-tax proceeds (less the sum of (x) the amount thereof previously applied in accordance with this paragraph (iii)(B) and (y) an amount equal to the purchase price of any assets acquired (so long as (1) such assets were acquired within 90 days prior to the date of such disposal of property, (2) the purchase price of such assets was not previously applied to reduce the amount of net after-tax proceeds of property disposed of under this Section 6.07(c), (3) such assets were acquired for subsequent replacement of the property so disposed of or may be productively used in the United States of America in the conduct of the Business, (4) such assets are subject to the Liens of the Collateral Documents, (5) if and to the extent that there were unused Tranche B Revolving Credit Commitments, the acquisition of such assets was not financed in whole or in part with the proceeds of Indebtedness (other than Tranche B Revolving Loans) and (6) to the extent such assets were acquired (in whole or in part) with the proceeds of Indebtedness, such Indebtedness has been repaid in full)), when aggregated with such net proceeds of all prior transactions under this Section 6.07(c), exceed $5,000,000 (the amount of such excess net after-tax proceeds actually realized being herein called "Excess Proceeds"), the Borrower shall promptly pay over to the Trustee such Excess Proceeds not at the time held by the Trustee for application by the Trustee (I) within 270 days (or 360 days if the Borrower has executed a binding contract for acquisition or replacement of assets meeting the requirements specified in this clause (iii) within 270 days) of the date of the disposal or loss of property, to the acquisition of assets in replacement of the property so disposed of or lost or of assets which may be productively used in the United States of America in the conduct of the Business (and such newly acquired assets shall be subjected to the Liens of the Collateral Documents) or to the cost of Restoration (as defined in the Mortgage), or (II) to the extent of Excess Proceeds not applied pursuant to the immediately preceding clause
            (I), to the payment and/or prepayment of the Facilities Obligations and Parity Debt, if any, pursuant to Section 2.11, all as



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            provided in Section 4(d) of the Trust Agreement and Section 2.11,
            and the Trustee shall have received an Officers' Certificate from the Managing General Partner certifying that the consideration received for such property is at least equal to its fair value (as determined in good faith by the Board of Directors) and that such consideration has been applied in accordance with the terms of this Agreement;

           (iv) in the case of any sale, lease or other disposition of Collateral which includes real property (or any interest therein), or any sale, lease or other disposition of Collateral resulting in the aggregate net after-tax proceeds of all such sales, leases or other dispositions exceeding $10,000,000, the Trustee shall have received an Officers' Certificate from the Managing General Partner certifying that such sale, lease or other disposition is in the best interest of the Borrower and will not have a Material Adverse Effect; and

            (v) in the case of any sale, lease or other disposition (or series of related sales, leases or dispositions) of Collateral involving aggregate net after-tax proceeds of $5,000,000 or more, the Borrower shall have prepared and furnished to the Agents prior to the consummation of such transaction pro forma financial statements demonstrating to the satisfaction of the Agents compliance with the requirements set forth in paragraph (ii) above.

      Notwithstanding the foregoing, the Borrower and any Restricted Subsidiary may sell or dispose of (x) real property assets sold or disposed of within 12 months of the acquisition of such assets and (y) all other assets sold or disposed of within 6 months of the acquisition of such assets, in each case referred to in clause (x) or (y) constituting a portion of an acquired business; provided that (1) such assets are specifically designated to the Administrative Agent in writing prior to such acquisition (or within 30 days thereafter) as assets to be disposed of, (2) the Administrative Agent shall have received an Officers' Certificate from the Managing General Partner certifying that the consideration received for such property is at least equal to its fair market value (as determined in good faith by the Managing General Partner), (3) such acquisition was not financed in whole or in part with the proceeds of Indebtedness (other than Tranche B Revolving Loans), (4) if such acquisition was financed in whole or in part with Tranche B Revolving Loans, the proceeds of such disposition shall be applied to repay such Tranche B Revolving Loans and
(5) no Event of Default or Default shall have occurred and be continuing. Such dispositions under this paragraph will not be applied towards the cumulative limitations in paragraph (c)(iii)(A) of this Section 6.07. In addition, notwithstanding the foregoing, the Borrower may, at any time, exchange assets for other like assets which may be used in the conduct of the Business, provided
(1) the fair value of the assets so acquired is substantially equivalent to the fair value of the assets so exchanged (as determined in good faith by the Managing General Partner), (2) such acquired assets are subject to the Lien of the Collateral Documents and (3) (A) with respect to miscellaneous machinery and equipment not exchanged as part of an exchange of operating locations, the total book value of all such miscellaneous machinery and equipment so exchanged after the date of this Agreement shall not in the aggregate exceed 15% of the total book value of the machinery and equipment of the



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Borrower as of the date of this Agreement, and (B) with respect to assets exchanged as part of an exchange of operating locations, the total cash flow of all such assets exchanged after the date of this Agreement (calculated in all material respects on the same basis as provided for in the definition of Consolidated Cash Flow) shall not exceed 15% of Consolidated Cash Flow of the Borrower for the Reference Period ending on June 30, 1996. The Lenders agree to take, at the expense of the Borrower, all actions reasonably requested by the Borrower to cause dispositions of Collateral made in compliance with this
Section 6.07 to be made free and clear of the liens created by the Collateral Documents. As used herein, the "net after-tax proceeds" shall mean the proceeds after deduction for all taxes, if any, payable by the Borrower and its Restricted Subsidiaries, and shall not permit any deduction for taxes payable by any other persons (including any holders of Units).

      SECTION 6.08. Partnership or Corporate Existence, etc.; Business. (a) (i) The Borrower will at all times preserve and keep in full force and effect its partnership existence and its status as a partnership not taxable as a corporation for Federal income tax purposes; (ii) the Borrower will cause each Restricted Subsidiary to keep in full force and effect its partnership or corporate existence; and (iii) the Borrower will, and will cause each Restricted Subsidiary to, at all times preserve and keep in full force and effect all of its material rights and franchises (in each case except as otherwise specifically permitted in Sections 6.06 and 6.07 and except that the partnership or corporate existence of any Restricted Subsidiary, and any right or franchise of the Borrower or any Restricted Subsidiary, may be terminated if, in the good faith judgment of the Managing General Partner, such termination is in the best interest of the Borrower, is not disadvantageous to the Lenders in any material respect and would not have a Material Adverse Effect).

      (b) The Borrower will not, and will not permit any Restricted Subsidiary to, engage in any material line of business substantially different than the wholesale and retail sale, distribution, and storage of propane gas and related petroleum derivative products and the related retail sale of supplies and equipment, including home appliances; provided that, the Borrower will not permit National Sales and Service, Inc. to exist for any purpose, or to carry on any business, other than the ownership and operation of the Service Assets (as defined in the Conveyance Agreements) and other assets of that type.

      (c) The Borrower shall not permit National Propane Corp. (prior to any merger or consolidation with Triarc) or National Propane SGP to (i) exist for any purpose or to engage in any business or business activity except (A) to serve as a General Partner of the Borrower and the Public Partnership, including serving as the Managing General Partner thereof in the circumstances provided in the Partnership Agreement and the MLP Agreement, (B) for the purpose of owning and operating the Excluded Assets (as defined in the Conveyance Agreements) and the Assets covered by the Agency Agreement, and (C) with respect to National Propane Corp., to own (I) the Capital Stock of National Propane SGP, (II) the Retained Assets (as that term is defined in the Triarc Note), (III) a wholly-owned corporate Subsidiary the sole asset of which shall be a note from Triarc and which shall not engage in any business or incur any liabilities (other than tax liabilities) and (IV) other wholly-owned corporate Subsidiaries provided that, in the case of this clause (IV) National Propane Corp.



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shall have agreed (w) at the time of formation or acquisition of any wholly-owned corporate Subsidiary thereof that National Propane Corp. will not merge or consolidate with Triarc, (x) that it will not guaranty or otherwise agree to be liable with respect to any Indebtedness incurred by such Subsidiary and at the time of formation or acquisition thereof and in connection therewith, the assets of National Propane Corp. are not and will not be subject to any liens or other encumbrances relating to any Indebtedness or other obligations of such Subsidiaries, (y) National Propane Corp. shall confirm with a Rating Agency that its rating on the Mortgage Notes in effect at such time will not be downgraded solely as a result thereof, and (z) to be bound by the terms of
Section 6.32 (all references therein to the Borrowers to be deemed references to National Propane Corp. and all references therein to Subsidiaries to be deemed references to Subsidiaries of National Propane Corp.) and (D) with respect to National Propane Corp., to lease the Marshfield, Wisconsin facility to the Borrower (collectively, the "Permitted Activities") or (ii) incur any Indebtedness or other liabilities (other than tax liabilities except with respect to the Permited Acturties). Notwithstanding the foregoing, National Propane SGP shall not be permitted to conduct any other business or business activity directly or incur any Indebtedness or other liabilities (other than tax liabilities related to the Permitted Activities). The Borrower shall not permit either General Partner to sell, transfer, pledge, convey or otherwise dispose of any or all of its partnership interests in the Borrower or its 1.0% unsubordinated general partner interest in the Public Partnership without the prior written consent of the Required Lenders, except for the pledge to the Trustee pursuant to the Partners Security Agreement; it being understood, however, that the foregoing restriction does not apply to any Subordinated Units, Incentive Distribution Rights or Common Units in the Public Partnership (each as defined in the MLP Agreement) held by either General Partner.

      (d) The Borrower will not, and will not permit any of its Affiliates to, take any action or refuse to take any reasonable action the effect of which, if taken or not taken, as the case may be, would be to cause the Public Partnership or the Borrower to be treated as an association taxable as a corporation or otherwise to be taxed as an entity other than a partnership for Federal income tax purposes.

      SECTION 6.09. Payment of Taxes and Claims. The Borrower will, and will cause each Subsidiary to, pay all taxes, assessments and other governmental charges or levies imposed upon it or any of its properties or assets or in respect of any of its franchises, business, income or profits when the same become due and payable, and all claims (including claims for labor, services, materials and supplies) for sums which have become due and payable and which by law have or might become a Lien upon any of its properties or assets, and promptly reimburse the Agents, the Issuing Bank and the Lenders for any such taxes, assessments, charges or claims paid by them; provided that, no such tax, assessment, charge or claim need be paid or reimbursed if the failure to pay or reimburse the same would not, individually or in the aggregate, have a Material Adverse Effect or if it is being contested in good faith by appropriate proceedings promptly initiated and diligently conducted and if such reserves or other appropriate provision, if any, as shall be required by GAAP shall have been made therefor and be adequate in the good faith judgment of the Managing General Partner.




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      SECTION 6.10. Compliance with ERISA. The Borrower will not, and will not permit any Subsidiary or Related Person of the Borrower to:

      (a) (i) engage in any transaction in connection with which the Borrower or any Subsidiary could be subject to either a civil penalty assessed pursuant to
Section 502(i) of ERISA or a tax imposed by Section 4975 of the Code, (ii) terminate (within the meaning of Title IV of ERISA) or withdraw from any Plan in a manner, or take, or fail to take, any other action with respect to any Plan (including a substantial cessation of operations within the meaning of Section 4062(e) of ERISA), (iii) establish, maintain, contribute to or become obligated to contribute to any welfare benefit plan (as defined in Section 3(1) of ERISA) or other welfare benefit arrangement which provides post-employment benefits, which cannot be unilaterally terminated by the Borrower, (iv) fail to make full payment when due of all amounts which, under the provisions of any Plan or applicable law, the Borrower or any Subsidiary or Related Person of the Borrower is required to pay as contributions or permit to exist any material accumulated funding deficiency, whether or not waived, with respect to any Plan or (v) engage in any transaction in connection with which the Borrower, any Subsidiary or any Related Person of the Borrower could be subject to liability pursuant to
Section 4069(a) or 4212(c) of ERISA, if, any such event, condition or transaction described in clauses (i) through (v) above, either individually or together with any other such event, condition or transaction, could reasonably be expected to result in (x) the imposition of a Lien in a material amount on any assets or property of the Borrower or any Subsidiary of the Borrower pursuant to Section 302(f) of ERISA or Section 412(n) of the Code or (y) any liability to the Borrower, any Subsidiary of the Borrower or any Related Person of the Borrower, which liability could have a Material Adverse Effect; or

      (b) as of any date of determination (i) permit the amount of unfunded benefit liabilities under any Plan (other than a Multiemployer Plan) maintained at such time by the Borrower or any Subsidiary or Related Persons of the Borrower to exceed the current value of the assets of any such Plan by more than $1,000,000 or (ii) permit the aggregate liability incurred by the Borrower and any Subsidiary of the Borrower and Related Persons of the Borrower pursuant to Title IV of ERISA with respect to one or more terminations of, or one or more complete or partial withdrawals from, any Plan to exceed $1,000,000.

As used in this Section 6.10, the term "accumulated funding deficiency" has the meaning specified in Section 302 of ERISA and Section 412 of the Code, the term "current value" has the meaning specified in Section 3 of ERISA and the terms "benefit liabilities" and "amount of unfunded benefit liabilities" have the meanings specified in Section 4001 of ERISA.

      SECTION 6.11. Maintenance of Properties; Insurance. (a) The Borrower will maintain or cause to be maintained in working order and condition, in accordance with normal industry standards, and as otherwise required by the Collateral Documents, in all material properties used or useful in the business of the Borrower and the Restricted Subsidiaries and from time to time will make or cause to be made all appropriate repairs, renewals and replacements thereof.




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      (b) The Borrower will, and will cause each of the Restricted Subsidiaries to, keep its insurable properties adequately insured at all times by Permitted Insurers; maintain such other insurance, to such extent and against such risks, including fire and other risks insured against by extended coverage, as is customary with companies in the same or similar businesses, including public liability insurance against claims for personal injury or death or property damage occurring upon, in, about or in connection with the use of any properties owned, occupied or controlled by it; maintain such other insurance as may be required by law or any Collateral Document; and cause each such insurance policy to name the Trustee, on behalf of the Secured Parties, as an additional insured or loss payee thereunder. The Borrower will permit the Agents and an insurance consultant retained by the Agents, at the expense of the Borrower, to review the insurance policies maintained by the Borrower on an annual basis and will implement any changes to such policies reasonably recommended by such consultant, if available on a commercially reasonable basis.

      SECTION 6.12. Operative Agreements; Collateral Documents. The Borrower will, and will cause each Restricted Subsidiary to, perform and comply in all material respects with all of its obligations under each of the Operative Agreements to which it is a party, will enforce each such Operative Agreement against each other party thereto and will not surrender, release or accept the termination of any such Operative Agreement, unless the taking of or omitting to take any such action would not have a Material Adverse Effect and would not be disadvantageous in any material respect to the Lenders; provided that any termination of the Triarc Note, other than as a result of its prepayment in full or payment in full of the principal amount thereof as specified in the Triarc Note, shall be deemed to have a Material Adverse Effect; provided further that prepayment in full or payment in full of the principal amount of the Triarc Note to the Borrower, in and of itself, shall not be deemed to have a Material Adverse Effect. The Borrower will not, and will not permit any other Loan Party to, amend, modify or supplement any Operative Agreement or its partnership agreement, certificate of incorporation or by-laws without the prior written consent of the Required Lenders; provided that (i) the MLP Agreement and the Partnership Agreement (other than Sections 4.5, 6.3 and 7.5(a) of the Partnership Agreement, the amendment of which requires the consent of the Required Lenders) may be amended, modified or supplemented without the prior written consent of the Required Lenders if such amendment, modification or supplement would not have a Material Adverse Effect and does not adversely alter or change the rights of the Lenders hereunder or under any of the Loan Documents, and the Borrower shall have delivered to each Lender a copy of such proposed amendment, modification or supplement together with an Officers' Certificate describing such proposed amendment, modification or supplement and confirming that such proposed amendment, modification or supplement would not have a Material Adverse Effect, (ii) the Note Agreement may be amended, modified or supplemented without the prior written consent of the Required Lenders if such amendment, modification or supplement may be made without the written consent of any Lenders under the Trust Agreement and (iii) the Triarc Note may be amended, modified or supplemented without the prior written consent of the Required Lenders if such amendment, modification or supplement would not have a Material Adverse Effect and would not be disadvantageous in any material respect to the Lenders.




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      SECTION 6.13. Chief Executive Office. The Borrower will not move its chief executive office and the office at which it maintains its records relating to the transactions contemplated by this Agreement and the Collateral Documents unless (a) not less than 45 days' prior written notice of its intention to do so, clearly describing the new location, shall have been given to the Trustee and each Lender and (b) such action, reasonably satisfactory to the Trustee and each Lender, to maintain any security interest in the property subject to the Collateral Documents at all times fully perfected and in full force and effect shall have been taken.

      SECTION 6.14. Recordation. (a) The Borrower will promptly, but in any event within 30 days after the Closing Date, cause to be duly recorded, published, registered and filed all Conveyance Agreements and all Collateral Documents, not previously recorded, published, registered or filed in accordance with Section 4.01(d) in such manner and in such places as is required by law to establish, perfect, preserve and protect the rights and first priority security interests of the parties thereto and their respective successors and assigns in the Collateral covered by such Conveyance Agreements and the Collateral Documents. The Borrower shall deliver to the Trustee and the Administrative Agent within six calendar months of the Closing Date copies (originals with respect to certificates of title of motor vehicles and other rolling stock) of such duly recorded, published, registered and filed Collateral Documents. With respect to motor vehicles and other rolling stock, all Collateral Documents necessary for the creation and perfection of the Liens contemplated hereby shall be duly prepared, executed and available at Closing. The Borrower will pay all taxes, fees and other charges then due in connection with the execution, delivery, recording, publishing, registration and filing of such documents or instruments in such places.

      (b) The Borrower, at its expense, will furnish to the Trustee and to the Lenders during the period commencing April 1 to May 1 of the year 2001, and at such other times as the Trustee may reasonably request in connection with the perfection of Liens granted after the date of Closing, pursuant to the Collateral Documents, an opinion of counsel satisfactory to the Trustee stating that in the opinion of such counsel such action has been taken with respect to the recording, filing, re-recording and re-filing of the Collateral Documents and any financing statements necessary to maintain the Lien or security interest created thereby and reciting the details of such action or stating that in the opinion of such counsel no such other action is necessary to maintain such lien or security interest.

      SECTION 6.15. Covenant to Secure Notes Equally. The Borrower covenants that, if it or any Restricted Subsidiary shall create or assume any Lien upon any of its property or assets, whether now owned or hereafter acquired, other than Liens permitted by the provisions of Section 6.02 (unless prior written consent to the creation or assumption thereof shall have been obtained from the Required Lenders), it will make or cause to be made effective provisions whereby the Facilities Obligations will be secured by such Lien equally and ratably with any and all other Indebtedness thereby secured so long as any such other Indebtedness shall be so secured; provided, however, that the provision of such equal and ratable security shall not constitute a cure or waiver of any related Event of Default.




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      SECTION 6.16. Compliance with Laws. (a) The Borrower will, and will cause each Subsidiary to, comply with all applicable statutes, rules, regulations, and orders of, and all applicable restrictions imposed by, the United States of America, foreign countries, states, provinces and municipalities, and of or by any Governmental Authority, including any court, arbitrator or grand jury, in respect of the conduct of their respective businesses and the ownership of their respective properties or business, except such as are being contested in good faith by appropriate proceedings promptly initiated and diligently conducted and if such reserve or other appropriate provision, if any, as shall be required by GAAP shall have been made therefor or the failure to so comply could not reasonably be expected to have a Material Adverse Effect.

      (b) The Borrower will, and will cause each Restricted Subsidiary to, comply with all Environmental Laws, other than noncompliance which could not reasonably be expected to result in a Material Adverse Effect, individually or in the aggregate with any other liability under any Environmental Laws.

      (c) The Borrower will, and will cause each Restricted Subsidiary to, promptly give notice to the Administrative Agent upon becoming aware of (i) any material violation of or notice of potential liability under any Environmental Law or (ii) any release or threatened release of any Hazardous Material at, on, into, under or from any real property of any facility or equipment thereat in excess of reportable or allowable standards or levels under any Environmental Law, or in a manner and/or amount which could reasonably be expected to result in liability under any Environmental Law, which liability would result in a Material Adverse Effect.

      (d) The Borrower will, and will cause each Restricted Subsidiary to, promptly provide the Administrative Agent with copies of any notice, submission or documentation provided by the Borrower or any Restricted Subsidiary to the Governmental Authority or third party under any Environmental Law if the matter which is the subject of the notice, submission or other documentation could reasonably be expected to have a Material Adverse Effect. Such notice, submission or documentation shall be provided to the Administrative Agent promptly and, in any event, within 30 days after such material is provided to the Governmental Authority or third party.

      SECTION 6.17. Further Assurances. (a) At any time and from time to time promptly, the Borrower shall, at its expense, execute and deliver to each Lender and to the Trustee such further instruments and documents, and take such further action, as may be required under applicable law or as the Lenders may from time to time reasonably request, in order to further carry out the intent and purpose of this Agreement and to establish and protect the rights, interests and remedies created, or intended to be created, in favor of the Lenders; provided that, except as provided in Section 6.22, the Borrower shall not be required to file Mortgages on properties listed on Schedule 3.17(a).

      (b) Without limitation of Section 6.17(a), the Borrower will, and will cause the Subsidiaries to, perform any and all acts and execute any and all documents (including the exe-


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cution, amendment, supplementation, delivery and recordation and filing of security agreements and financing statements and continuation statements under the Uniform Commercial Code of any applicable jurisdiction) for filing under the provisions of the Uniform Commercial Code and the rules and regulations thereunder, or any other statute, rule or regulation of any applicable foreign, Federal, state or local jurisdictions, including any filings in the United States Patent and Trademark Office or similar foreign office, which are necessary (or reasonably requested by the Agents), from time to time, in order to grant and maintain in favor of the Trustee for the ratable benefit of the Secured Parties a security interest in each item of the Collateral of the type and priority described in the relevant Collateral Document, perfected to the extent contemplated hereby and thereby.

      (c) Without limitation of Section 6.17(a), the Borrower will, and will cause the Subsidiaries to, deliver or cause to be delivered to the Lenders from time to time such other documentation, consents, authorizations, approvals and orders in form and substance satisfactory to the Agents, as the Agents shall deem reasonably necessary or advisable to perfect or maintain the Liens for the benefit of the Secured Parties, including Liens on assets which are required to become Collateral after the Closing Date.

      (d) The Borrower will use its reasonable best efforts to cause all property and assets covered by the Agency Agreement to be conveyed to the Borrower in the same manner as the conveyance of the Assets on the Closing Date, to be pledged and mortgaged under the Collateral Documents in the same manner as the pledges and mortgages of the Assets on the Closing Date, and generally to do all things necessary to give the Lenders the same rights, benefits, certificates, opinions and the like, as if such properties and assets had been conveyed on the Closing Date. The Borrower shall use its reasonable best efforts to accomplish the foregoing within 120 days after the Closing Date; provided that the foregoing shall not result in any Default or Event of Default so long as the foregoing actions have been accomplished with respect to 80% of the properties and assets covered by the Agency Agreement within 180 days after the Closing Date.

      SECTION 6.18. Subsidiaries. (a) The Borrower may designate any Restricted Subsidiary or newly acquired or formed Wholly Owned Subsidiary satisfying the requirements in clauses (a), (b) and (c) of the definition of Restricted Subsidiary as an Unrestricted Subsidiary or any Unrestricted Subsidiary or newly acquired or formed Subsidiary as a Restricted Subsidiary, in each case subject to satisfaction of the following conditions:

            (i) immediately before and after giving effect to such designation no condition or event shall exist which constitutes an Event of Default or Default;

           (ii) immediately after giving effect to such designation, (A) except in the case of a designation as a Restricted Subsidiary of an Unrestricted Subsidiary that does not have any Indebtedness and that has positive Consolidated Cash Flow for the most recent Reference Period, the Borrower would be permitted to incur at least $1 of additional Indebtedness in compliance with Section 6.01(f), (B) the Borrower and the Restricted Subsidiary would not be liable with respect to Indebtedness or any Guaranty,



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      would not own any Investment and their property would not be subject to any Lien which is not permitted by this Agreement and (C) substantially all of the Borrower's and the Restricted Subsidiaries' assets will be located, and substantially all of the Borrower's and the Restricted Subsidiaries' business will be conducted, in the United States of America;

          (iii) in the case of a designation as an Unrestricted Subsidiary, if such designation (and all other prior designations of Restricted Subsidiaries or newly acquired or formed Subsidiaries as Unrestricted Subsidiaries during the current fiscal year) were deemed to constitute a sale by the Borrower of all the assets of the Subsidiary so designated (other than cash in the case of a newly acquired or formed Subsidiary) such sale would be in compliance with paragraph (iii)(A) of Section 6.07(c) with the amount of such Investment being deemed to equal the fair market value of such assets (as determined in good faith (after due inquiry) by the board of directors of the Managing General Partner) in the case of a Restricted Subsidiary or the cost of acquisition or formation in the case of a newly acquired or formed Subsidiary; provided that this subdivision (iii) of this Section 6.18(a) shall not apply to an acquisition or formation by the Borrower or a Restricted Subsidiary of a newly acquired or formed Unrestricted Subsidiary to the extent such acquisition or formation is funded solely by the net cash proceeds received by the Borrower from the General Partners or from the Public Partnership as a capital contribution or as consideration for the issuance by the Public Partnership of additional limited partnership interests; and provided further, the fair market value of the Restricted Subsidiary designated an Unrestricted Subsidiary and the cost (other than the amount paid in cash) of the acquisition or formation of a newly acquired or formed Subsidiary shall be deemed proceeds from the sale of assets of the Borrower for purposes of Sections 6.07 and 2.11;

           (iv) in the case of a designation of a Restricted Subsidiary as an Unrestricted Subsidiary, such Restricted Subsidiary shall not have been an Unrestricted Subsidiary prior to being designated a Restricted Subsidiary;

            (v) in the case of a designation of an Unrestricted Subsidiary as a Restricted Subsidiary, such Unrestricted Subsidiary at the time of such designation has a positive consolidated net worth;

           (vi) the Borrower shall deliver to each Lender, within five Business Days after any such designation, an Officers' Certificate stating the effective date of such designation and confirming compliance with the provisions of this Section 6.18; and

          (vii) in the case of the designation of any Unrestricted Subsidiary as a Restricted Subsidiary, such new Restricted Subsidiary shall be deemed to have (A) made or acquired all Investments owned by it and (B) incurred all Indebtedness owing by it and all Liens to which it or any of its properties are subject, on the date of such designation.


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      (b) The Borrower will cause each Restricted Subsidiary, at the time it is or is deemed to be designated as a Restricted Subsidiary, to (i) become a party to the Borrower Security Agreement, the Trust Agreement and the Subsidiary Guarantee Agreement by execution of a Supplemental Agreement and (ii) enter into such documents as may be necessary or as the Required Lenders may request, in form and substance satisfactory to the Required Lenders, in order to secure such Restricted Subsidiary's obligations under the Subsidiary Guarantee Agreement with all or substantially all of the assets of such Restricted Subsidiary. Prior to the designation of a Subsidiary as a Restricted Subsidiary, the Borrower shall deliver to the Lenders an opinion of counsel with respect to the due execution and delivery of Supplemental Agreement and as to the enforceability of the Borrower Security Agreement, the Trust Agreement, the Supplemental Agreement and the Subsidiary Guarantee Agreement, such opinion to be in form and substance satisfactory to the Borrower.

      (c) The Borrower will not own any Subsidiaries other than Wholly Owned Subsidiaries satisfying the requirements in clauses (a), (b) and (c) of the definition of Restricted Subsidiary.

      SECTION 6.19. Certain Post-Closing Matters. The Borrower shall perform all of the investigatory and remedial work recommended in the Environmental Assessment Reports prepared by Environmental Strategies Corporation and delivered to the Lenders as contemplated by Section 4.01(u), and covering the properties owned by or to be transferred to the Borrower and the Restricted Subsidiaries, and in the report prepared by ENSR dated June 25, 1996, as such work is listed and described on Schedule 6.19 hereto. All remedial work and additional investigation recommended in such environmental reports shall be commenced within 60 days from the date hereof, and shall be performed in accordance with applicable Environmental Laws. The Borrower agrees to diligently pursue the completion of such remedial work and additional testing. To the extent that any such additional investigation undertaken as contemplated above indicates that additional work or remediation is required by applicable Environmental Laws, then the Borrower agrees to promptly commence such additional work or remediation and thereafter diligently pursue such additional work or remediation until completed.

      SECTION 6.20. Use of Proceeds. The Borrower will use the proceeds of the Loans and will use the Letters of Credit only for the purposes set forth in
Section 3.13.

      SECTION 6.21. Accounting Changes. The Borrower will not, and will not suffer or permit any Restricted Subsidiary to, make any significant change in accounting treatment or reporting practices, except as required by GAAP. The Borrower will, and will cause each Restricted Subsidiary to, cause its fiscal year to end on December 31 in each year.

      SECTION 6.22. Certain Real Property. Without affecting the obligations of the Borrower or any of the Restricted Subsidiaries under any of the Collateral Documents, in the event that the Borrower or any Restricted Subsidiary (other than National Sales and Service, Inc.), at any time after the date hereof, whether directly or indirectly, acquires any interest in any real property, including any fee or other ownership interest in any property, with a cost in


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excess of $50,000, or any interest under any lease of real property for a term in excess of three years and involving average payments in excess of $100,000 per annum (each such interest, an "After Acquired Property"), the Borrower will, or will cause such Restricted Subsidiary to, as soon as practical provide written notice thereof to the Administrative Agent, setting forth with specificity a description of such After Acquired Property, the location of such After Acquired Property, any structures or improvements thereon and an appraisal or its good-faith estimate of the then current value of such real property ("Current Value"). The Administrative Agent shall provide notice to the Borrower of whether the Required Lenders intend to cause the Borrower or the applicable Restricted Subsidiary to grant and record a Mortgage on such After Acquired Property; provided that no new Mortgage on such After Acquired Property shall be required if the costs that would be incurred as a result thereof are excessive in relation to the benefits that would be conferred thereby. In such event, the Borrower or such Restricted Subsidiary shall execute and deliver to the Administrative Agent a Mortgage, together with such of the documents or instruments referred to in Sections 4.01(d) and 4.01(e) as the Agents shall reasonably require. The Borrower shall also cause to be prepared, at its expense, reports of the type referred to in Sections 4.01(u) and (v) with respect to each item of owned After Acquired Property for which the cost or fair market value exceeds $250,000. In no event shall the title insurance policy for any such After Acquired Property be in an amount which is less than the Current Value of such After Acquired Property. If, at any time, the aggregate cost to the Borrower and the Restricted Subsidiaries (other than National Sales and Service, Inc.) of interests in real property for which a Mortgage in favor of the Trustees is not in effect (the "Aggregate Cost of Unmortgaged Property"), exceeds $500,000, the Borrower will as soon as practical provide written notice thereof to each Lender, setting forth with specificity a description of such interests in real property, the location of such real property and an appraisal or its good-faith estimate of the then current value of such real property interests. The Required Lenders may require the Borrower or the applicable Restricted Subsidiary (other than National Sales and Service, Inc.) to grant and record a Mortgage in favor of the Trustee on one or more of such real property interests so that the Aggregate Cost of Unmortgaged Property does not exceed $500,000, provided that no new Mortgage on any such real property shall be required if the costs that would be incurred as a result thereof are excessive in relation to the benefits that would be conferred thereby. In the event a Mortgage is granted, the Borrower or such Restricted Subsidiary shall execute and deliver to the Trustee a Mortgage, together with such documents or instruments as the Required Lenders shall reasonably require. Further, with regard to any interest in real property, including any fee or other ownership interest in real property or any material lease of real property, which is currently owned or held by the Borrower or any Restricted Subsidiary, which is not being encumbered by a Mortgage of even date herewith and which has a current fair market value in excess of $50,000 or any interest under a lease of real property for a term in excess of three years and involving aggregate payments in excess of $100,000 per annum (each such interest, an "Existing Unmortgaged Property"), upon the written request of the Required Lenders, the Borrower will, or will cause any applicable Restricted Subsidiary to, execute and deliver to the Administrative Agent a Mortgage, together with such of the documents or instruments referred to in Section 4.01(d) and 4.01(e) as the Agents shall require; provided that a title insurance policy, survey and environmental report shall only be required if the fair market value of such interest in real property at the time such mortgage is executed exceeds $250,000. In no event


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shall the title insurance policy for any such Existing Unmortgaged Property be in an amount which is less than the Current Value of such Existing Unmortgaged Property. The Borrower shall pay all reasonable fees and expenses, including reasonable attorneys' fees and expenses and expenses of any customary environmental due diligence, and all title insurance charges and premiums, in connection with the obligations of the Borrower and the Restricted Subsidiaries under this Section 6.22.

      SECTION 6.23. Sale and Lease-Back Transactions. The Borrower will not, and will not cause or permit any of the Restricted Subsidiaries to, enter into any arrangement, directly or indirectly, with any Person whereby it shall sell or transfer any property, real or personal, used or useful in its business, whether now owned or hereafter acquired, with an intent to rent or lease such property or other property which it intends to use for substantially the same purpose or purposes as the property being sold or transferred.

      SECTION 6.24. Acquisitions. Except in merger permitted by Section 6.07, the Borrower will not, and will not cause or permit any of the Restricted Subsidiaries to, purchase, lease or otherwise acquire (in one transaction or a series of transactions) all or any substantial part of the assets of any other Person (other than a Restricted Subsidiary), except that (a) the Borrower and any of the Restricted Subsidiaries may purchase inventory in the ordinary course of business and (b) the Borrower or any Restricted Subsidiary may engage in any such acquisition if (i) after giving effect to such acquisition, (A) no condition or event shall exist which constitutes an Event of Default or Default and (B) the Leverage Ratio as of the last day of such Reference Period, calculated on a pro forma basis as if such acquisition (and any other such acquisitions and other Specified Events which have occurred since the first day of the applicable Reference Period) had occurred on the first day of such Reference Period, shall be no greater than the Permitted Maximum Ratio on the date of consummation of such acquisition and (ii) if such acquisition is made for aggregate consideration in excess of $5,000,000, the Borrower shall have prepared and furnished to the Agents prior to the consummation of such acquisition pro forma financial statements, a pro forma business plan and pro forma projections covering the balance of the term of the Facilities demonstrating to the satisfaction of the Agents that the Leverage Ratio reflecting such pro forma adjustments will not exceed the Permitted Maximum Ratio at such time or during such period.

      SECTION 6.25. Impairment of Security Interests. The Borrower will not, and will not permit any of the Subsidiaries to, take or omit to take any action, which action or omission might or would have the result of materially impairing the security interests in favor of the Trustee on behalf of the Secured Parties with respect to the Collateral, and the Borrower will not, and will not permit any of the Subsidiaries to, grant to any Person (other than the Trustee on behalf of the Secured Parties) any interest whatsoever in the Collateral.

      SECTION 6.26. Limitation on Restrictions on Subsidiary Dividends, etc. The Borrower will not, and will not cause or permit any of the Restricted Subsidiaries to, directly or indirectly, create or otherwise cause or suffer to exist or become effective any consensual encumbrance or restriction on the ability of any Restricted Subsidiary to (a) pay dividends or make any other distributions on or in respect of its Capital Stock, or pay any Indebtedness


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owed to the Borrower or any Restricted Subsidiary, (b) make loans or advances to the Borrower or any Restricted Subsidiary or (c) transfer any of its properties or assets to the Borrower or any Restricted Subsidiary, except for such encumbrances or restrictions existing under or by reason of (i) customary non-assignment provisions in any lease governing a leasehold interest or other contract entered into in the ordinary course of business consistent with past practices, (ii) the terms of any Indebtedness incurred by such Restricted Subsidiary in accordance with Section 6.01(h) or (iii) this Agreement, the other Loan Documents and the Note Agreement.

      SECTION 6.27. No Other Negative Pledges. The Borrower will not, and will not cause or permit any of the Restricted Subsidiaries to, directly or indirectly, enter into any agreement prohibiting the creation or assumption of any Lien upon the properties or assets of the Borrower or any Restricted Subsidiary, whether now owned or hereafter acquired, or requiring an obligation to be secured if some other obligation is secured, except for this Agreement and the Note Agreement and the terms of any other Indebtedness incurred in accordance with Section 6.01 (provided that the terms of such agreement for such other Indebtedness are no more onerous to the Borrower and its Subsidiaries than those set forth in Section 6.02); provided that no such agreement shall prohibit the granting of Liens on assets of the Loan Parties as contemplated by the terms of this Agreement, the Collateral Documents and any documents evidencing or creating any other Parity Debt.

      SECTION 6.28. Sales of Receivables. The Borrower will not, and will not cause or permit any of the Restricted Subsidiaries to, sell with recourse, discount or otherwise sell or dispose of its notes or accounts receivable, except for accounts receivable consisting of assets of an operating unit sold as a going concern in accordance with all other provisions of this Agreement.

      SECTION 6.29. Fixed Price Supply Contracts; Certain Policies. (a) The Borrower will not, and will not permit any of the Restricted Subsidiaries to, at any time be a party or subject to any contract for the purchase or supply by such parties of propane or other product except where (i) the purchase price is set with reference to a spot index or indices substantially contemporaneously with the delivery of such product or (ii) delivery of such propane or other product is to be made no more than one year after the purchase price is agreed to.

      (b) The Borrower will not amend, modify or waive the trading policy or supply inventory position policy referred to in Section 3.29, except that the Borrower may enter into Commodity Hedging Agreements as permitted under the other provisions hereof. The Borrower will provide the Agents and the Lenders with prompt written notice of any such new Commodity Hedging Agreement. Subject to the foregoing exception, the Borrower and the Restricted Subsidiaries will comply in all material respects with such policies at all times.

      SECTION 6.30. Certain Operations. The Borrower shall not permit Triarc or any of its Affiliates (other than the Borrower and the Restricted Subsidiaries) to engage in the retail sale of propane to end users in the continental United States.


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      SECTION 6.31. Funded Debt to Cash Flow; Net Working Capital. (a) The
Borrower will not permit the ratio on any day (the "date of determination") of
(i) Total Funded Debt as of the last day of the Reference Period with respect to such date of determination to (ii) Consolidated Cash Flow for such Reference Period to be greater than the ratio set forth below opposite the calendar period during which such date of determination occurs:

                                                Maximum
                  Calendar Period               Permitted Ratio
                  ---------------               ---------------

                  Closing Date through          4.50 : 1.00
                  June 30, 1997

                  July 1, 1997                  4.25 : 1.00
                  and thereafter

For purposes of this Section 6.31 only, but not for purposes of determining the Applicable Margin, calculating the Leverage Ratio as required by Sections 4.03(g), 6.01, 6.03, 6.07 and 6.24, calculating the ratio of Consolidated Cash Flow to Consolidated Interest Expense as required by Section 6.04 or any other purpose (other than determining compliance with Section 6.31 as required by Section 6.04), Consolidated Cash Flow for any Reference Period (other than any Reference Period including any period prior to June 30, 1996) shall mean the greater of (i) Consolidated Cash Flow for the most recent period of four consecutive fiscal quarters prior to the date of determination and (ii) 50% of Consolidated Cash Flow for the most recent period of eight consecutive fiscal quarters prior to the date of determination.

      (b) The Borrower will not permit Net Working Capital as of September 30 or June 30 in any year to be less than $5,000,000.

      SECTION 6.32. Independent Corporate Existence. Except as set forth on
Schedule 6.32, (a) the Borrower shall maintain, and shall cause each of its Subsidiaries to maintain, books, records and accounts that are separate from the books, records and accounts of Triarc, either of the General Partners or any of their respective Subsidiaries (other than the Borrower and its Subsidiaries) such that: (i) the revenues of the Borrower and its Subsidiaries will be credited to the accounts of the Borrower and its Subsidiaries only; (ii) all expenses incurred by the Borrower and its Subsidiaries shall be paid only from the accounts of the Borrower and its Subsidiaries (other than those paid by the Managing General Partner and allocated to the Borrower in the manner set forth in clause (c) of this Section); (iii) only officers and employees of the Managing General Partner, the Borrower and its Subsidiaries in their capacity as such shall have the authority to make disbursements with respect to the accounts of the Borrower and its Subsidiaries; (iv) there shall occur no sharing of accounts or funds between the Borrower and its Subsidiaries, on the one hand, and Triarc, either of the General Partners or any of their respective Subsidiaries (other than the Borrower and its Subsidiaries), on the other hand; and (v) all cash and funds of the Borrower and its Subsidiaries shall be managed separately from the cash and funds of Triarc, either of the General Partners or any of their respective Subsidiaries (other than the Borrower and its Subsidiaries), and there shall not


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occur any commingling, including for investment purposes, of funds or assets of the Borrower and its Subsidiaries with the funds or assets of Triarc, either of the General Partners or any of their respective Subsidiaries (other than the Borrower and its Subsidiaries).

      (b) All full-time employees, consultants and agents of the Borrower and its Subsidiaries shall be compensated directly from the bank accounts of the Managing General Partner, the Borrower and such Subsidiaries for services provided by such employees, consultants and agents and, to the extent any employee, consultant or agent is also an employee, consultant or agent of Triarc, either of the General Partners or any of their respective Subsidiaries (other than the Borrower and its Subsidiaries), the compensation of such employee, consultant or agent shall be allocated in accordance with clause (c) of this Section among the Borrower and its Subsidiaries, on the one hand, and Triarc, the General Partners and any of their respective Subsidiaries (other than the Borrower and its Subsidiaries), on the other hand, on a basis which reasonably reflects the services rendered to the Borrower and its Subsidiaries.

      (c) All overhead expenses (including telephone and other utility charges) for items shared by the Borrower and its Subsidiaries, on the one hand, and Triarc, either of the General Partners or any of their respective Subsidiaries (other than the Borrower and its Subsidiaries), on the other hand, shall be allocated on the basis of actual use to the extent practicable and, to the extent such allocation is not practicable, on a basis reasonably related to actual use.

      (d) The Borrower shall not permit Triarc, either of the General Partners or any of their respective Subsidiaries (other than the Borrower and its Subsidiaries) to be named as a loss payee or additional insured on the insurance policy covering the property of the Borrower or any of its Subsidiaries, or enter into an agreement with the holder of such policy whereby in the event of a loss in connection with such property, proceeds are paid to Triarc, either of the General Partners or any of their respective Subsidiaries (other than the Borrower and its Subsidiaries).

      SECTION 6.33. Real Estate Leases. The Borrower shall not permit the total rental expense payable by the Borrower and its Restricted Subsidiaries with respect to all real property interests leased by the Borrower and its Subsidiaries to exceed $750,000 in any rolling 12-month period; provided that there shall be excluded from the foregoing calculation all rental expense payable with respect to any particular property interest if: (a) the Borrower shall have obtained a waiver of Liens from the landlord for such property in the form attached as Exhibit C to the Borrower Security Agreement or (b) the landlord for such property shall not, as a matter of applicable statutory law, common law or contract, have any right to subject the assets of the Borrower and the Restricted Subsidiaries at or on such property to a Lien securing unpaid rent for such property and the Borrower shall have provided the Agents with evidence reasonably satisfactory to them of the foregoing.


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                                  ARTICLE VII

                               EVENTS OF DEFAULT

      SECTION 7.01. Events of Default. In case of the happening of any of the following events ("Events of Default"):

      (a) default shall be made in the payment of any principal of any Loan or any reimbursement obligation in respect of a Letter of Credit when and as the same shall become due and payable, whether at the due date thereof or at a date fixed for prepayment thereof or by acceleration thereof or otherwise;

      (b) default shall be made in the payment of any interest on any Loan or any Fee or any other amount (other than an amount referred to in paragraph (a) above) due under any Loan Document, when and as the same shall become due and payable, and such default shall continue unremedied for a period of five Business Days;

      (c) default shall be made in the due observance or performance by the Borrower or any Subsidiary of any covenant, condition or agreement contained in
Section 5.02(f) or any of Sections 6.01 through 6.08, inclusive, Section 6.10,
Section 6.11(b) (other than the failure to deliver any broker report on a timely basis as required by Section 15.3 of the Mortgage) and Sections 6.18 through 6.31, inclusive, of this Agreement or in Section 4.21 or 4.23 of the Borrower Security Agreement;

      (d) default shall be made in the due observance or performance by the Borrower or any other Loan Party of any covenant, condition or agreement contained in any Loan Document (other than those specified in paragraph (a), (b) or (c) above) and such default shall continue unremedied for a period of 30 days after such default shall first have become known to any Responsible Officer of any Loan Party or written notice thereof shall have been received by the Managing General Partner from the Administrative Agent or any Lender;

      (e) any representation or warranty made in writing or deemed made by or on behalf of the Borrower or any of its Affiliates in this Agreement, any other Operative Agreement or in any instrument furnished in connection with the Transactions shall prove to have been false or incorrect in any material respect on the date as of which made or deemed made;

      (f) the Borrower or any Restricted Subsidiary (as principal or guarantor or other surety) shall default (after receiving the applicable notice, if any, and/or the expiration of any applicable grace period) (i) in the payment of any amount of principal of or premium or interest on the Mortgage Notes or any other Indebtedness (other than the Facilities) in a principal amount of at least $3,000,000 or (ii) any other event shall occur or condition shall exist in respect of any Indebtedness which is outstanding in a principal amount of at least $5,000,000 or the Mortgage Notes or under any evidence of any such Indebtedness or the Mortgage Notes or of any mortgage, indenture or other agreement relating to such Indebtedness or the Mortgage Notes, the effect of any of which is to cause (or to permit one or more Persons to


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cause) such Indebtedness or the Mortgage Notes to become due before its stated
maturity or before its regularly scheduled dates of payment or to permit the holders of such Indebtedness or the Mortgage Notes to cause the Borrower or any Restricted Subsidiary to repurchase or repay such Indebtedness or the Mortgage Notes, and such default, event or condition shall continue for more than the period of grace, if any, specified therein and shall not have been waived pursuant thereto;

      (g) filing by or on the behalf of the Borrower or the Managing General Partner of a voluntary petition or an answer seeking reorganization, arrangement, readjustment of its debts or for any other relief under any bankruptcy, reorganization, compromise, arrangement, insolvency, readjustment of debt, dissolution or liquidation or similar act or law, state or Federal, now or hereafter existing ("Bankruptcy Law"), or any action by the Borrower or the Managing General Partner for, or consent or acquiescence to, the appointment of a receiver, trustee or other custodian of the Borrower or the Managing General Partner, or of all or a substantial part of its property; or the making by the Borrower or the Managing General Partner of any assignment for the benefit of creditors; or the admission by the Borrower or the Managing General Partner in writing of its inability to pay its debts as they become due;

      (h) filing of any involuntary petition against the Borrower or the Managing General Partner in bankruptcy or seeking reorganization, arrangement, readjustment of its debts or for any other relief under any Bankruptcy Law and an order for relief by a court having juris diction in the premises shall have been issued or entered therein; or any other similar relief shall be granted under any applicable Federal or state law; or a decree or order of a court of competent jurisdiction for the appointment of a receiver, liquidator, sequestrator, trustee or other officer having similar powers over the Borrower or the Managing General Partner or over all or a part of its property shall have been entered; or the involuntary appointment of an interim receiver, trustee or other custodian of the Borrower or the Managing General Partner or of all or a substantial part of its property; or the issuance of a warrant of attachment, execution or similar process against any substantial part of the property of the Borrower or the Managing General Partner; and continuance of any such event for 60 consecutive days unless dismissed, bonded to the satisfaction of the court of competent jurisdiction or discharged;

      (i) filing by or on the behalf of any Restricted Subsidiary of a voluntary petition or an answer seeking reorganization, arrangement, readjustment of its debts or for any other relief under any Bankruptcy Law, or any action by any Restricted Subsidiary for, or consent or acquiescence to, the appointment of a receiver, trustee or other custodian of such Restricted Subsidiary or of all or a substantial part of its property; or the making by any Restricted Subsidiary of any assignment for the benefit of creditors; or the admission by any Restricted Subsidiary in writing of its inability to pay its debts as they become due;

      (j) filing of any involuntary petition against any Restricted Subsidiary in bankruptcy or seeking reorganization, arrangement, readjustment of its debts or for any other relief under any Bankruptcy Law and an order for relief by a court of competent jurisdiction shall have been issued or entered therein; or any other similar relief shall be granted under any applicable Federal or state law; or a decree or order of a court having jurisdiction in the


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premises for the appointment of a receiver, liquidator, sequestrator, trustee or other officer having similar powers over any Restricted Subsidiary or over all or a part of its property shall have been entered; or the involuntary appointment of an interim receiver, trustee or other custodian of any Restricted Subsidiary or of all or a substantial part of its property; or the issuance of a warrant of attachment, execution or similar process against any substantial part of the property of any Restricted Subsidiary; and continuance of any such event for 60 consecutive days unless dismissed, bonded to the satisfaction of the court of competent jurisdiction or discharged;

      (k) a final judgment or judgments (which is or are non-appealable or which has or have not been stayed pending appeal or as to which all rights to appeal have expired or been exhausted) shall be rendered against the Borrower or any Restricted Subsidiary for the payment of money in excess of $2,500,000 in the aggregate and any one of such judgments shall not be discharged or execution thereon stayed pending appeal within 60 days after the date due, or, in the event of such a stay, such judgment shall not be discharged within 60 days after such stay expires, or any action shall be legally taken by a judgment creditor to levy upon assets or properties of the Borrower or any Restricted Subsidiary to enforce any such judgment;

      (l) any of the Loan Documents or other Operative Agreements shall at any time, for any reason, cease to be in full force and effect or shall be declared to be null and void in whole or in any material part by the final judgment (which is non-appealable or has not been stayed pending appeal or as to which all rights to appeal have expired or been exhausted) of any court or other governmental or regulatory authority having jurisdiction in respect thereof, or the validity or the enforceability of any of the Loan Documents or other Operative Agreements shall be contested by or on behalf of the Borrower or any other Loan Party, or the Borrower or any other Loan Party shall renounce any of the Loan Documents or other Operative Agreements, or deny that it is bound by the terms of any of the Loan Documents or other Operative Agreements;

      (m) any Lien purported to be created by any Collateral Document shall cease to be, or shall for any reason be asserted by the Borrower or any other Loan Party not to be, a valid, perfected, first priority Lien on the securities, properties or assets covered thereby, other than as a result of an act or omission of any Agent or Lender;

      (n) any order, judgment or decree is entered in any proceedings against the Borrower or any Restricted Subsidiary decreeing a split-up of the Borrower or such Restricted Subsidiary which requires the divestiture of assets representing a substantial part, or the divestiture of the stock of a Restricted Subsidiary whose assets represent a substantial part, of the consolidated assets of the Borrower and its Restricted Subsidiaries (determined in accordance with GAAP) or which requires the divestiture of assets, or stock of a Restricted Subsidiary, which shall have contributed a substantial part of the Consolidated Net Income of the Borrower and its Restricted Subsidiaries for any of the three fiscal years then most recently ended, and such order, judgment or decree shall not be dismissed or execution thereon stayed pending appeal or review within 30 days after entry thereof, or in the event of such a stay, such order, judgment or decree shall not be dismissed within 30 days after such stay expires;


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      (o) there shall occur at any time a change in Legal Requirements specifically applicable to the Borrower or to the Business or to the business of the wholesale and retail sale, distribution and storage of propane gas and related petroleum derivative products and the related retail sale of supplies and equipment, including home appliances, which would have a Material Adverse Effect and 60 days after the earlier of (i) such occurrence shall first have become known to any officer of the Borrower or the Managing General Partner or
(ii) written notice thereof shall have been received by the Borrower from the Administrative Agent or any Lender, such Material Adverse Effect shall be continuing;

      (p) (i) any Person shall engage in any "prohibited transaction" (as defined in Section 406 of ERISA or Section 4975 of the Code) involving any Plan (other than a Multiemployer Plan), (ii) any "accumulated funding deficiency" (as defined in Section 302 of ERISA), whether or not waived, shall exist with respect to any Plan, or any Lien shall arise on the assets of the Borrower or any Related Person in favor of the PBGC or a Plan, (iii) a Reportable Event shall occur with respect to, or proceedings shall commence to have a trustee appointed (or a trustee shall be appointed) to administer, or to terminate, any Single Employer Plan, which Reportable Event or commencement of proceedings or appointment of a trustee is, in the reasonable opinion of the Required Lenders, likely to result in the termination of such Plan for purposes of Title IV of ERISA at a time when the assets of the Plan are not sufficient to satisfy all benefit liabilities thereunder, (iv) any Single Employer Plan shall terminate for purposes of Title IV of ERISA or (v) the Borrower or any Related Person shall, or in the reasonable opinion of the Required Lenders is likely to, incur any liability in connection with a withdrawal from, or the termination, reorganization or insolvency of (within the meaning of such terms as used in ERISA), a Multiemployer Plan and, in each case in clauses (i) through (v) above, such event or condition, together with all other such events or conditions, if any, could reasonably be expected to result in a Material Adverse Effect; or any other event or condition shall occur or exist with respect to a Plan, the occurrence or existence of which, individually or in the aggregate, has a Material Adverse Effect;

      (q) either (i) the Borrower or any Restricted Subsidiary shall be liable, whether directly, indirectly through required indemnification of any Person or otherwise, for the costs of investigation and/or remediation of any Hazardous Material originating from or affecting property or properties, whether or not owned, leased or operated by the Borrower or any Restricted Subsidiary, which liability, together with all other such liabilities, could reasonably be expected to result in liabilities of the Borrower and the Restricted Subsidiaries in excess of $2,500,000 or (ii) any Federal, state, regional, local or other environmental regulatory agency or authority shall commence an investigation or take any other action that could reasonably be expected to be determined adversely to the Borrower or any Restricted Subsidiary and, on the basis of such a determination, to result in liabilities of the Borrower and the Restricted Subsidiaries in excess of $2,500,000; provided that any obligation to undertake investigation or remediation or otherwise incur costs in connection with contamination at the Marshfield, Wisconsin facility shall not constitute an Event of Default hereunder unless the same could reasonably be expected to result in liabilities of the Borrower and the Restricted Subsidiaries in excess of $3,500,000 in the aggregate; or


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      (r) National Propane Corp. shall have sold, transferred, pledged, conveyed or otherwise disposed of any or all of its ownership of Capital Stock of National Propane SGP, except for the pledge to the Trustee pursuant to the Partners Security Agreement.

then, and in every such event, and at any time thereafter during the continuance of such event, the Administrative Agent may, and at the request of the Required Lenders, shall take one or more of the following actions, at the same or different times: (i) by notice to the Borrower terminate the Commitments and they shall immediately terminate; (ii) by notice to the Borrower declare the Loans then outstanding to be forthwith due and payable (in whole or, in the sole discretion of the Required Lenders, from time to time in part), whereupon the principal of the Loans so declared to be due and payable, together with accrued interest thereon and any unpaid accrued Fees and all other liabilities of the Borrower accrued hereunder or under any other Loan Document, shall thereupon become immediately due and payable, without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived by the Borrower, anything contained herein or in any other Loan Document to the contrary notwithstanding; (iii) require the Borrower to deposit cash collateral with the Trustee pursuant to the Trust Agreement in an amount not exceeding the Letter of Credit Exposure; (iv) exercise any remedies available under the Guarantee Agreements, the Collateral Documents or otherwise; or (v) any combination of the foregoing; provided that in the case of any of the Events of Default with respect to the Borrower described in paragraph (g) or (h) above, the Commitments shall automatically terminate and the principal of the Loans then outstanding, together with accrued interest thereon and any unpaid accrued Fees and all other liabilities of the Borrower accrued hereunder or under any other Loan Document, shall automatically become due and payable, without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived by the Borrower, anything contained herein or in any other Loan Document to the contrary notwithstanding.

      SECTION 7.02. Remedies. In case any one or more Events of Default or Defaults shall occur and be continuing, (i) any Lender may proceed to protect and enforce the rights of such Lender by an action at law, suit in equity or other appropriate proceeding, whether for the specific performance of any agreement contained herein or in any other Loan Document, or for an injunction against a violation of any of the terms hereof or thereof, or in aid of the exercise of any power granted hereby or thereby or by law or otherwise, and (ii) the Trustee and the Lenders may exercise any rights or remedies in their respective capacities under the Collateral Documents in accordance with the provisions thereof. In case of a default in the payment or performance of any provision hereof or of the Loan Documents, the Borrower will pay to each Lender such further amount as shall be sufficient to cover the cost and expenses of collection, including reasonable attorneys' fees, expenses and disbursements, and any out-of-pocket costs and expenses of any such holder incurred in connection with analyzing, evaluating, protecting, ascertaining, defending or enforcing any of its rights as set forth herein or in any of the Loan Documents. No course of dealing and no delay on the part of any Lender in exercising any right, power or remedy shall operate as a waiver thereof or otherwise prejudice such Lender's rights, powers or remedies. No right, power or remedy conferred by this Agreement or by any other Loan Document upon any Lender shall be exclusive of any other right, power or remedy referred to herein or therein or now or hereafter available at law,


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in equity, by statute or otherwise. No covenant herein which requires the
Borrower to cause any of its Affiliates to take, or prohibit any of its Affiliates from taking, any action shall be excused by the Borrower's inability to control the actions or inactions of such Affiliates.

                                 ARTICLE VIII

                          THE AGENTS AND ISSUING BANK

      SECTION 8.01. Appointment and Authorization. (a) Each of the Lenders, and each subsequent holder of any Note by its acceptance thereof, hereby irrevocably appoints and authorizes each of the Agents and the Issuing Bank to take such actions as agent on behalf of such Lender or holder and to exercise such powers as are specifically delegated to such Agent or the Issuing Bank, as the case may be, by the terms and provisions hereof and of the other Loan Documents, together with such actions and powers as are reasonably incidental thereto.

      (b) The Administrative Agent is hereby expressly authorized by the Lenders to, without hereby limiting any implied authority, and hereby agrees (in the case of clause (ii) below, at the direction of the Required Lenders) to, (i) receive on behalf of the Lenders all payments of principal of and interest on the Loans and all other amounts due to the Lenders hereunder, and promptly to distribute to each Lender its proper share of each payment so received; (ii) give notice on behalf of each of the Lenders to the Borrower of any Event of Default specified in this Agreement of which the Administrative Agent has actual knowledge acquired in connection with its agency hereunder; and (iii) distribute to each Lender copies of all notices, financial statements and other materials delivered by the Borrower or any Subsidiary pursuant to this Agreement or any other Loan Document as received by the Administrative Agent (other than materials required hereunder to be delivered by the Borrower directly to the Lenders).

      SECTION 8.02. Liability of Agents. Neither the Agents, the Issuing Bank, nor any of their respective directors, officers, employees or agents, shall be liable as such for any action taken or omitted to be taken by any of them, except for such party's own gross negligence or wilful misconduct, or be responsible for any statement, warranty or representation herein or the contents of any document delivered in connection herewith, or be required to ascertain or to make any inquiry concerning the performance or observance by the Borrower or any Subsidiary of any of the terms, conditions, covenants or agreements contained in any Loan Document. Neither the Agents nor the Issuing Bank shall be responsible to the Lenders or the holders of the Notes for the due execution, genuineness, validity, enforceability or effectiveness of this Agreement, the Notes or any other Loan Documents or other instruments or agreements. The Administrative Agent may deem and treat the payee of any Note as the owner thereof for all purposes hereof until it shall have received from the payee of such Note notice, given as provided herein, of the transfer thereof in compliance with Section 9.04. Each of the Agents and the Issuing Bank shall in all cases be fully protected in acting, or refraining from acting, in accordance with written instructions signed by the Required Lenders and, except as otherwise specifically provided herein, such instructions and any action or


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inaction pursuant thereto shall be binding on all the Lenders and each subsequent holder of any Note. Each of the Agents, the Issuing Bank and the Required Lenders shall, in the absence of knowledge to the contrary, be entitled to rely on any instrument or document believed by it in good faith to be genuine and correct and to have been signed or sent by the proper Person or Persons. Neither the Agents, the Issuing Bank nor any of their respective directors, officers, employees or agents, shall have any responsibility to the Borrower on account of the failure of or delay in performance or breach by any Lender of any of its obligations hereunder or to any Lender on account of the failure of or delay in performance or breach by any other Lender or the Borrower or any Subsidiary of any of their respective obligations hereunder or under any other Loan Document or in connection herewith or therewith. Each of the Agents and the Issuing Bank may execute any and all duties hereunder by or through agents or employees, shall be entitled to consult with legal counsel, independent public accountants and other experts selected by it with respect to all matters arising hereunder and shall not be liable for any action taken or omitted to be taken in good faith by it in accordance with the advice of such counsel, accountants or experts.

      SECTION 8.03. Action by Agents. The Lenders hereby acknowledge that none of the Agents and the Issuing Bank shall be under any duty to take any discretionary action permitted to be taken by it pursuant to the provisions of this Agreement unless it shall be requested in writing to do so by the Required Lenders. The obligations of the Agents and the Issuing Bank under the Loan Documents are only those expressly set forth herein and therein. Without limiting the generality of the foregoing, no Agent shall be required to take any action with respect to any Default or Event of Default, except as expressly required pursuant to Article VII.

      SECTION 8.04. Successor Agents. Subject to the appointment and acceptance of a successor as provided below, each of the Agents and the Issuing Bank (except, in the case of the Issuing Bank, in respect of Letters of Credit issued by it) may resign at any time by notifying the Lenders and the Borrower. Upon any such resignation, the Required Lenders shall have the right to appoint a successor. If no successor shall have been so appointed by the Required Lenders, and shall have accepted such appointment, within 30 days after the retiring Agent or Issuing Bank, as the case may be, gives notice of its resignation, then the retiring Agent or Issuing Bank, as the case may be, may, on behalf of the Lenders, appoint a successor, which shall be a commercial bank organized or licensed under the laws of the United States of America or of any State thereof and having a combined capital and surplus of at least $500,000,000 or an Affiliate of any such bank. Upon the acceptance of any appointment as an Agent or Issuing Bank, as the case may be, hereunder by a successor bank, such successor shall succeed to and become vested with all the rights, powers, privileges and duties of the retiring Agent or Issuing Bank and the retiring Agent or Issuing Bank shall be discharged from its duties and obligations hereunder. After the resignation of an Agent or the Issuing Bank, as the case may be, hereunder, the provisions of this Article and Section 9.05 shall continue in effect for its benefit in respect of any actions taken or omitted to be taken by it while it was acting as an Agent or Issuing Bank.


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      SECTION 8.05. Agent and Affiliate. With respect to the Loans made by it hereunder, the Letters of Credit issued by it hereunder and the Notes issued to it, each of the Agents and the Issuing Bank in its individual capacity and not as an Agent or the Issuing Bank shall have the same rights and powers as any other Lender and may exercise the same as though it were not an Agent or the Issuing Bank. Each of the Agents and the Issuing Bank (and its Affiliates) may accept deposits from, lend money to and generally engage in any kind of business and transactions with the Borrower or any Subsidiary or other Affiliate thereof as if it were not an Agent or the Issuing Bank (or such Affiliate thereof).

      SECTION 8.06. Indemnification. Each Lender agrees (a) to reimburse each of the Agents and the Issuing Bank, on demand, in the amount of its pro rata share (based on its Commitment hereunder) of any expenses incurred for the benefit of the Lenders by such Agent or the Issuing Bank, as the case may be, including counsel fees and compensation of agents and employees paid for services rendered on behalf of the Lenders, which shall not have been reimbursed by the Borrower and (b) to indemnify and hold harmless each of the Agents, the Issuing Bank and any of their respective directors, officers, employees or agents, promptly after demand, in the amount of such pro rata share, from and against any and all liabilities, taxes, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever which may be imposed on, incurred by or asserted against it in its capacity as an Agent or the Issuing Bank or any of them in any way relating to or arising out of this Agreement or any other Loan Document or any action taken or omitted by it or any of them under this Agreement or any other Loan Document, to the extent the same shall not have been reimbursed by the Borrower; provided that no Lender shall be liable to any Agent for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from the gross negligence or wilful misconduct of such Agent, the Issuing Bank or any of their respective directors, officers, employees or agents.

      SECTION 8.07. Credit Decision. Each Lender acknowledges that it has, independently and without reliance upon the Agents, the Issuing Bank or any other Lender and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender also acknowledges that it will, independently and without reliance upon the Agents, the Issuing Bank or any other Lender and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement or any other Loan Document, any related agreement or any document furnished hereunder or thereunder.

      SECTION 8.08. Trust Agreement. The Lenders hereby authorize the Administrative Agent to enter into the Trust Agreement and agree to be bound by the terms thereof.


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                                  ARTICLE IX

                                 MISCELLANEOUS

      SECTION 9.01. Notices. Notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by telecopy as follows:

      (a) if to the Borrower, to it at Suite 1700, IES Tower, 200 1st Street, S.E., P.O. Box 2067, Cedar Rapids, Iowa 52401-2067, Attention of Ronald R. Romaniecki (Telecopy No. (319) 365-3672) with a copy to Paul, Weiss, Rifkind, Wharton & Garrison, 1285 Avenue of the Americas, New York, New York 10019-6064, Attention of Paul D. Ginsberg (Telecopy No. (212) 757-3990);

      (b) if to the Administrative Agent, to it at 100 Federal Street, Mail Stop 01-08-02, Boston, MA 02110, Attention of Michael P. Hannon (Telecopy No. (617) 434-3652); with a copy to Fennebresque, Clark, Swindell & Hay, at NationsBank Corporate Center, 100 North Tryon Street, Suite 2900, Charlotte, NC 28202-4011, Attention of Andrew C. Karp (Telecopy No. (704) 347-3838);

      (c) if to the Syndication Agent, to it at 333 Clay Street, Suite 4550, Houston, Texas 77002, Attention of David Sisler, (Telecopy No. (713) 651-4808); and

      (d) if to a Lender (other than The First National Bank of Boston and Bank of America NT & SA), to it at its address in the Assignment and Acceptance pursuant to which such Lender shall have become a party hereto.

All notices and other communications given to any party hereto in accordance with the provisions of this Agreement shall be deemed to have been given on the date of receipt if delivered by hand or overnight courier service or sent by telecopy or on the date five Business Days after dispatch by certified or registered mail if mailed, in each case delivered, sent or mailed (properly addressed) to such party as provided in this Section 9.01 or in accordance with the latest unrevoked direction from such party given in accordance with this
Section 9.01.

      SECTION 9.02. Survival of Agreement. All covenants, agreements, representations and warranties made by the Borrower herein and in the certificates or other instruments prepared or delivered in connection with or pursuant to this Agreement or any other Loan Document shall be considered to have been relied upon by the Lenders, the Agents and the Issuing Bank and shall survive the making by the Lenders of the Loans, the execution and delivery to the Lenders of the Notes evidencing such Loans, and the issuance of the Letters of Credit, regardless of any investigation made by the Lenders, the Agents or the Issuing Bank or on their behalf, and shall continue in full force and effect as long as (a) the principal of or any accrued interest on any Loan, any Fee, any Letter of Credit Disbursement or any other amount payable under this Agreement or any other Loan Document is outstanding and unpaid, (b) the


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Commitments have not been terminated or (c) any Letter of Credit has not expired or been terminated.

      SECTION 9.03. Binding Effect. This Agreement shall become effective when the conditions precedent set forth in Section 4.01 are satisfied (except that, solely for the purpose of calculating any fees stated herein to commence to accrue on the date of this Agreement, this Agreement shall become effective when the conditions precedent set forth in Section 4.01(a) are satisfied).

      SECTION 9.04. Successors and Assigns. (a) Subject to Section 9.04(j), whenever in this Agreement any of the parties hereto is referred to, such reference shall be deemed to include the successors and assigns of such party and all covenants, promises and agreements by or on behalf of the Borrower, the Agents, the Issuing Bank or the Lenders that are contained in this Agreement shall be binding upon and inure to the benefit of their respective successors and assigns.

      (b) Each Lender may assign to one or more assignees all or a portion of its interests, rights and obligations under this Agreement (including all or a portion of its Commitment, the Loans at the time owing to it, the Notes held by it and the participations in Letters of Credit held by it); provided, however, that (i) except in the case of an assignment to a Lender or an Affiliate of a Lender, the assignor shall have obtained the prior written consent to such assignment (which consent shall not be unreasonably withheld) of the Borrower (unless an Event of Default or Default shall have occurred and be continuing, in which case such consent shall not be required), the Agents and, in the case of an assignment of a Revolving Credit Commitment, the Issuing Bank, (ii) until each of The First National Bank of Boston and Bank of America NT & SA hold total Loans, Letter of Credit Exposure and unused Commitments equal to $15,000,000 or less, any assignment by either of them shall be made together with the other on a pro rata basis, (iii) except in the case of an assignment to a Lender or an Affiliate of a Lender, the sum of (A) the principal amount of the outstanding Loans subject to each such assignment and (B) the unused amount of the Commitment of the assigning Lender subject to such assignment (in each case determined as of the date the Assignment and Acceptance with respect to such assignment is delivered to the Administrative Agent) shall not be less than the lesser of (I) $5,000,000 and (II) the entire remaining amount of the outstanding Loans and unused Commitment of such Lender, (iv) the parties to each such assignment shall execute and deliver to the Administrative Agent an Assignment and Acceptance, together with the Note or Notes subject to such assignment and a processing and recordation fee of $2,500 and (v) the assignee, if it shall not be a Lender or an Affiliate thereof, shall deliver to the Administrative Agent an Administrative Questionnaire. Upon acceptance and recording pursuant to
Section 9.04(e), from and after the effective date specified in each Assignment and Acceptance, which effective date shall be at least five Business Days after the execution thereof (unless the Administrative Agent shall otherwise agree),
(A) the assignee thereunder shall be a party hereto and, to the extent of the interest assigned by such Assignment and Acceptance, have the rights and obligations of a Lender under this Agreement and (B) the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Acceptance, be released from its obligations under this Agreement


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(and, in the case of an Assignment and Acceptance covering all or the remaining portion of an assigning Lender's rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Sections 2.13, 2.15, 2.19 and 9.05, as well as to any Fees accrued for its account and not yet paid).

      (c) By executing and delivering an Assignment and Acceptance, the assigning Lender thereunder and the assignee thereunder shall be deemed to confirm to and agree with each other and the other parties hereto as follows:
(i) such assigning Lender warrants that it is the legal and beneficial owner of the interest being assigned thereby free and clear of any adverse claim; (ii) except as set forth in clause (i) above, such assigning Lender makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with this Agreement, any other Loan Document or any other instrument or document furnished pursuant hereto or the execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement, any other Loan Document or any other instrument or document furnished pursuant hereto, or the financial condition of the Borrower or any other Loan Party or the performance or observance by the Borrower or any other Loan Party of any of its obligations under this Agreement, any other Loan Document or any other instrument or document furnished pursuant hereto; (iii) such assignee represents and warrants that it is legally authorized to enter into such Assignment and Acceptance; (iv) such assignee confirms that it has received a copy of the Loan Documents, together with copies of the most recent financial statements required hereunder and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such Assignment and Acceptance; (v) such assignee will independently and without reliance upon the Agents, the Issuing Bank, such assigning Lender or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement; (vi) such assignee appoints and authorizes each of the Agents and the Issuing Bank to exercise such powers under this Agreement as are delegated to such party by the terms hereof, together with such powers as are reasonably incidental hereto; and (vii) such assignee agrees that it will perform in accordance with their terms all the obligations which by the terms of this Agreement are required to be performed by it as a Lender.

      (d) The Administrative Agent shall maintain at one of its offices in Boston, Massachusetts, a copy of each Assignment and Acceptance delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitments of, and principal amount of the Loans owing to, each Lender pursuant to the terms hereof from time to time (the "Register"). The entries in the Register shall be conclusive in the absence of manifest error and the Borrower, the Agents and the Lenders may treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement. The Register shall be available for inspection by the Borrower, the Issuing Bank and any Lender, at any reasonable time and from time to time upon reasonable prior notice.

      (e) Upon its receipt of a duly completed Assignment and Acceptance executed by an assigning Lender and an assignee together with the Note or Notes subject to such


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assignment, an Administrative Questionnaire completed in respect of the assignee
(unless the assignee shall already be a Lender hereunder or shall be an Affiliate of a Lender), the processing and recordation fee referred to in
Section 9.04(b) and, if required, the written consent of the Borrower and the Issuing Bank to such assignment, and, if required, upon granting its own consent to such assignment, the Administrative Agent shall (i) accept such Assignment and Acceptance, (ii) record the information contained therein in the Register and (iii) give prompt notice thereof to the Issuing Bank, the Syndication Agent and the Lenders. Within five Business Days after receipt of notice, the Borrower, at its own expense, shall execute and deliver to the Administrative Agent, in exchange for the surrendered Note or Notes, a new Note or Notes payable to the order of such assignee in a principal amount equal to the applicable portion thereof (and the corresponding Commitment, if any) assumed by it pursuant to such Assignment and Acceptance and, if the assigning Lender has retained any portion of such Note or Notes (and such Commitment, if any), a new Note or Notes payable to the order of such assigning Lender in a principal amount equal to the applicable portion of such Note or Notes (and such Commitment, if any) retained by it. Such new Note or Notes shall be in an aggregate principal amount equal to the aggregate principal amount of such surrendered Note; such new Note or Notes shall be dated the date of the surrendered Note or Notes which they replace and shall otherwise be in substantially the form of Exhibits B-1 and B-2 hereto, as applicable. Cancelled Notes shall be returned to the Borrower.

      (f) Each Lender may, with the prior consent of the Borrower which consent will not be unreasonably withheld (except that no such consent of the Borrower shall be required if a Default or Event of Default has occurred and is continuing), and without the consent of the Agents or the Issuing Bank, sell participations in all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment, the Loans owing to it, the Notes held by it and the participations in Letters of Credit held by it) to one or more participants; provided, however, that (i) such Lender's obligations under this Agreement shall remain unchanged, (ii) except in the case of a participation to an existing participant or its Affiliate, the outstanding principal amount of the Loans subject to each such participation shall not be less than the lesser of (A) $5,000,000 and (B) the entire remaining amount of the outstanding Loans and unused Commitment of such Lender, (iii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, (iv) the participating banks or other entities shall be entitled to the benefit of the cost protection provisions contained in Sections 2.13, 2.15 and 2.19 to the same extent as if they were Lenders and (v) the Borrower, the Agents, the Issuing Bank and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement, and such Lender shall retain the sole right to enforce the obligations of the Borrower relating to the Loans and to approve any amendment, modification or waiver of any provision of this Agreement (other than amendments, modifications or waivers decreasing the principal amount of any Loan, extending the Tranche A Maturity Date, the Tranche B Conversion Date or the Tranche B Maturity Date, extending any Tranche B Repayment Date or any date for the payment of any interest on any Loan, waiving or excusing any such payment or any part thereof, decreasing the rate of interest on any Loan, changing or extending any Commitment or decreasing any Commitment Fees or Letter of Credit Fees or postponing the date fixed for any reimbursement of a Letter of Credit Disbursement,


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permitting the release of any material amount of Collateral under any Collateral
Document, permitting the release of any material guarantor from the Guarantee Agreements or increasing the aggregate Commitments of the Lenders).

      (g) Any Lender or participant may, in connection with any assignment or participation or proposed assignment or participation pursuant to this Section 9.04, disclose to the assignee or participant or proposed assignee or participant any information relating to the Borrower or any of the other Loan Parties furnished to such Lender by or on behalf of the Borrower or any of the other Loan Parties; provided that, prior to any such disclosure of information designated by the Borrower as confidential, each such assignee or participant or proposed assignee or participant shall execute an agreement whereby such assignee or participant shall agree (subject to customary exceptions) to preserve the confidentiality of such confidential information.

      (h) Assignments and participations pursuant to this Section 9.04 shall be pro rata between the Facilities.

      (i) Any Lender may at any time assign all or any portion of its rights under this Agreement and the Notes issued to it to a Federal Reserve Bank; provided that no such assignment shall release a Lender from any of its obligations hereunder.

      (j) Except in a transaction permitted under Section 6.07(a)(iii), the Borrower shall not assign or delegate any of its rights or duties hereunder or any interest herein (whether voluntarily, by operation of law or otherwise). Any purported assignment or delegation in violation of the foregoing shall be void.

      SECTION 9.05. Expenses; Indemnity. (a) The Borrower agrees to pay (whether or not the transactions contemplated hereby shall be consummated) all reasonable out-of-pocket costs and expenses incurred by any Agent or the Issuing Bank in connection with the preparation, execution and delivery of this Agreement and the other Loan Documents, the closing of the Facilities, the administration of the Facilities or any amendment, modification or waiver of the provisions hereof or thereof or incurred by any Agent, the Issuing Bank or any Lender in connection with the enforcement or protection of the rights of the Agents, the Issuing Bank and the Lenders under this Agreement and the other Loan Documents or in connection with the Loans made hereunder, the Notes issued hereunder or the Letters of Credit issued hereunder, including the reasonable fees, charges and disbursements of (i) Fennebresque, Clark, Swindell & Hay, counsel for the Administrative Agent, (ii) Ropes & Gray, environmental counsel to the Administrative Agent, (iii) reasonable expenses and hourly fees of in-house counsel to the Syndication Agent, (iv) any third party consultants retained, with the consent of the Borrower, to assist the Agents in analyzing any environmental, insurance and other due diligence issues and (v) in connection with any such enforcement or protection, any other counsel for any Agent, the Issuing Bank or any Lender.

      (b) The Borrower agrees to indemnify each of the Agents, the Issuing Bank, the affiliates of any Agent, the Issuing Bank, the Lenders, and their respective directors, officers,


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employees, agents, Controlling Persons and the Trustee (each, an "Indemnified
Party") from and against any and all losses, claims (whether valid or not), damages and liabilities, joint or several, to which such Indemnified Party may become subject, related to or arising out of (i) the Transactions or the Facilities, (ii) any accident or injury to or death of persons or loss of or damage to property occurring on or about any of the Mortgaged Properties, (iii) the ownership of any of the Mortgaged Properties, or any interest therein, or receipt of any rent or other sum therefrom, (iv) any use, non-use or condition of any of the Mortgaged Properties or any part thereof, (v) any failure of the Borrower or any other obligor to perform or comply with any of the terms of any of the Loan Documents, (vi) the performance of any labor or services or the furnishing of any materials or other property in respect of any of the Mortgaged Properties or any part thereof, (vii) any work in connection with any alterations, changes or construction of any of the Mortgaged Properties, (viii) the execution or delivery of this Agreement or any other Loan Document or any agreement or instrument contemplated hereby or thereby, the performance by the parties hereto or thereto of their respective obligations hereunder or thereunder or the consummation of the Transactions and the other transactions contemplated hereby and thereby, (ix) the use of the Letters of Credit or the proceeds of the Loans or (x) any claim, litigation, investigation or proceeding relating to any of the foregoing, whether or not any Indemnified Party is a party thereto. The Borrower further agrees to reimburse each Indemnified Party for all expenses (including reasonable attorneys' fees and expenses) as they are incurred in connection with the investigation of, preparation for or defense of any pending or threatened claim or any action or proceeding arising therefrom. Notwithstanding the foregoing, the obligation to indemnify any Indemnified Party under this Section 9.05(b) shall not apply in respect of any loss, claim, damage or liability to the extent that a court of competent jurisdiction shall have determined by final and nonappealable judgment that such loss, claim, damage or liability resulted from such Indemnified Party's wilful misconduct, gross negligence or bad faith.

      (c) The Borrower agrees to indemnify each of the Agents, the Issuing Bank, the Lenders and the other Indemnified Parties from and against any and all losses, claims (whether valid or not), damages and liabilities, joint or several, to which such Indemnified Party may become subject, related to or arising out of (i) any Environmental Laws affecting the Borrower or any other Loan Party or its properties or assets, (ii) any Hazardous Materials managed by the Borrower or any other Loan Party, (iii) any event, condition or circumstance involving environmental pollution, regulation or control affecting the Borrower or any other Loan Party or its properties or assets or (iv) any claim, litigation, investigation or proceeding relating to any of the foregoing, whether or not any Indemnified Party is a party thereto. The Borrower further agrees to reimburse each Indemnified Party for all expenses (including reasonable attorneys' fees and expenses) as they are incurred in connection with the investigation of, preparation for or defense of any pending or threatened claim or any action or proceeding arising therefrom. Notwithstanding the foregoing, the obligation to indemnify any Indemnified Party under this Section 9.05(c) shall not apply in respect of any loss, claim, damage or liability to the extent that a court of competent jurisdiction shall have determined by final and nonappealable judgment that (A) such loss, claim, damage or liability resulted from such Indemnified Party's wilful misconduct or gross negligence or the breach by such Indemnified Party of its obligations, if any, under this Agreement or any other Loan


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Document, or (B) the loss, claim, damage or liability occurred after the
Administrative Agent or any Lender has taken possession and control of the Mortgaged Property pursuant to Section 21.10 of the Mortgage or Section 6.03 of the Borrower Security Agreement or has foreclosed on a Lien under any Security Document and has transferred title to the Trustee.

      (d) In the event that the foregoing indemnity is unavailable or insufficient to hold an Indemnified Party harmless, then the Borrower will contribute to amounts paid or payable by such Indemnified Party in respect of such Indemnified Party's losses, claims, damages or liabilities in such proportions as appropriately reflect the relative benefits received by and fault of the Borrower and such Indemnified Party in connection with the matters as to which such losses, claims, damages or liabilities relate and other equitable considerations.

      (e) If any action, proceeding or investigation is commenced, as to which any Indemnified Party proposes to demand such indemnification, it shall notify the Borrower with reasonable promptness; provided, however, that any failure by such Indemnified Party to notify the Borrower shall not relieve the Borrower from its obligations hereunder except to the extent the Borrower is prejudiced thereby. The Borrower shall be entitled to assume the defense of any such action, proceeding or investigation, including the employment of counsel and the payment of all fees and expenses. Each Indemnified Party shall have the right to employ separate counsel in connection with any such action, proceeding or investigation and to participate in the defense thereof, but the fees and expenses of such counsel shall be paid by such Indemnified Party, unless (i) the Borrower has failed to assume the defense and employ counsel as provided herein,
(ii) the Borrower has agreed in writing to pay such fees and expenses of separate counsel or (iii) an action, proceeding or investigation has been commenced against such Indemnified Party and the Borrower and outside counsel to the Indemnified Party is of the opinion that representation of both the Borrower and such Indemnified Party by the same counsel would be inappropriate because of actual or potential conflicts of interest between the parties (in the case of any Agent or Lender, the existence of any such actual or potential conflict of interest to be determined by such party, taking into account, among other things, any relevant regulatory concerns). In the case of any circumstance described in clause (i), (ii), or (iii) of the immediately preceding sentence, the Borrower shall be responsible for the reasonable fees and expenses of such separate counsel; provided, however, that the Borrower shall not in any event be required to pay the fees and expenses of more than one separate counsel (plus appropriate local counsel under the direction of such separate counsel and in-house counsel to the Syndication Agent) for all Indemnified Parties. The Borrower shall be liable only for settlement of any claim against an Indemnified Party made with the Borrower's written consent.

      (f) The provisions of this Section 9.05 shall remain operative and in full force and effect regardless of the expiration of the term of this Agreement, the consummation of the transactions contemplated hereby, the repayment of any of the Loans, the invalidity or unenforceability of any term or provision of this Agreement or any other Loan Document, or any investigation made by or on behalf of any Agent or Lender. All amounts due under this Section 9.05 shall be payable on written demand therefor.


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

      SECTION 9.06. Right of Setoff. If an Event of Default shall have occurred and be continuing, each Lender is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by such Lender to or for the credit or the account of the Borrower against any of and all the obligations of the Borrower now or hereafter existing under this Agreement and the other Loan Documents held by such Lender, irrespective of whether or not such Lender shall have made any demand under this Agreement or such other Loan Document and although such obligations may be unmatured. The rights of each Lender under this
Section 9.06 are in addition to other rights and remedies (including other rights of setoff) which such Lender may have.

      SECTION 9.07. Applicable Law. THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE INTERNAL LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO ANY CONFLICTS OF LAWS PRINCIPLES OF SUCH STATE.

      SECTION 9.08. Waivers; Amendment. (a) No failure or delay of any Agent, the Issuing Bank or any Lender in exercising any power or right hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the Agents, the Issuing Bank and the Lenders hereunder and under the other Loan Documents are cumulative and are not exclusive of any rights or remedies which they would otherwise have. No waiver of any provision of this Agreement or any other Loan Document or consent to any departure by the Borrower therefrom shall in any event be effective unless the same shall be permitted by Section 9.08(b), and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. No notice or demand on the Borrower in any case shall entitle the Borrower to any other or further notice or demand in similar or other circumstances.

      (b) None of this Agreement, the other Loan Documents and any provision hereof or thereof may be waived, amended or modified, except pursuant to an agreement or agreements in writing entered into by the Borrower and the Required Lenders; provided, however, that no such waiver, amendment or modification shall
(i) decrease the principal amount of any Loan, extend the Tranche A Maturity Date, the Tranche B Conversion Date or the Tranche B Maturity Date, extend any Tranche B Repayment Date or any date for the payment of any interest on any Loan, or waive or excuse any such payment or any part thereof, or decrease the rate of interest on any Loan, without the prior written consent of each holder of a Note affected thereby, (ii) change or extend the Commitment or decrease the Commitment Fees or Letter of Credit Fees of any Lender without the prior written consent of such Lender, (iii) postpone the date fixed for any reimbursement of a Letter of Credit Disbursement without the prior written consent of each Lender affected thereby, (iv) permit the release of any material amount of Collateral under any Collateral Document or permit the release of any material guarantor from the Guarantee Agreements without the prior written consent of each Lender,
(v) increase the aggregate Commitments of the Lenders without the prior written consent of


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

each Lender, (vi) waive, amend or modify Section 6.01 so as to permit any renewal, refunding or refinancing of Facility A without the prior written consent of each Lender or (vii) amend or modify the provisions of Section 2.16, the provisions of Section 9.04(j), the provisions of this Section 9.08 or the definition of "Required Lenders" or otherwise change the percentage of the Commitments, the percentage of the aggregate unpaid principal amount of the Notes or the number of Lenders which shall be required for the Lenders or any of them to take any action under any provision of this Agreement or any other Loan Document, without the prior written consent of each Lender; provided further that (A) if any amendment, modification or waiver of Section 2.11(e), (f), (g) or (h) would affect the holders of Tranche A Revolving Loans or Tranche B Revolving Loans, as applicable (an "Affected Class"), then such amendment, modification or waiver shall require the prior written consent of Lenders holding Loans and participations in Letters of Credit, and having Commitments, representing a majority of the outstanding principal amount of all Loans of the Affected Class, the aggregate amount of the Letter of Credit Exposure of the Affected Class and the aggregate amount of unused Commitments of the Affected Class and (B) no such agreement shall amend, modify or otherwise affect the rights or duties of any Agent or the Issuing Bank hereunder without the prior written consent of such Agent or the Issuing Bank, as applicable. Each Lender and each holder of a Note shall be bound by any waiver, amendment or modification authorized by this Section 9.08 regardless of whether its Note shall have been marked to make reference thereto, and any consent by any Lender or holder of a Note pursuant to this Section 9.08 shall bind any Person subsequently acquiring a Note from it, whether or not such Note shall have been so marked.

      SECTION 9.09. Interest Rate Limitation. Notwithstanding anything herein or in the Notes to the contrary, if at any time the applicable interest rate, together with all fees and charges which are treated as interest under applicable law (collectively the "Charges"), as provided for herein or in any other document executed in connection herewith, or otherwise contracted for, charged, received, taken or reserved by any Lender, shall exceed the maximum lawful rate (the "Maximum Rate") which may be contracted for, charged, taken, received or reserved by such Lender in accordance with applicable law, the rate of interest payable under the affected Note held by such Lender, together with all Charges payable to such Lender, shall be limited to the Maximum Rate.

      SECTION 9.10. Entire Agreement. This Agreement, the other Loan Documents, the other Operative Agreements and the Work Letters constitute the entire contract among the parties relative to the subject matter hereof and thereof. Any agreement previously entered into among the parties with respect to the subject matter hereof and thereof is superseded by this Agreement, the other Loan Documents, the other Operative Agreements and the Work Letters. Nothing in this Agreement, the other Loan Documents or the other Operative Agreements, expressed or implied, is intended to confer upon any party, other than the parties hereto and the other Secured Parties, any rights, remedies, obligations or liabilities under or by reason of this Agreement, the other Loan Documents, the other Operative Agreements or the Work Letters.


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      SECTION 9.11. Severability. In the event any one or more of the provisions contained in this Agreement or in any other Loan Document should be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein and therein shall not in any way be affected or impaired thereby. The parties shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

      SECTION 9.12. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall constitute an original but all of which when taken together shall constitute but one contract, and shall become effective as provided in Section 9.03.

      SECTION 9.13. Headings. Article and Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Agreement and are not to affect the construction of, or to be taken into consideration in interpreting, this Agreement.

      SECTION 9.14. Jurisdiction; Consent to Service of Process; Waiver of Jury Trial. (a) Each party to this Agreement hereby irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of any New York State court or Federal court of the United States of America sitting in the Borough of Manhattan, New York, New York, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement, the other Loan Documents or any Operative Document, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State or, to the extent permitted by law, in such Federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement shall affect any right that any Agent, the Issuing Bank or any Lender may otherwise have to bring any action or proceeding relating to this Agreement or the other Loan Documents against the Borrower or its properties in the courts of any jurisdiction.

      (b) The Borrower hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement or the other Loan Documents in any New York State court or Federal court of the United States of America sitting in the Borough of Manhattan, New York, New York. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

      (c) Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section 9.01. Nothing in this Agreement will affect the right of any party to this Agreement to serve process


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

      (d) TO THE FULLEST EXTENT PERMITTED UNDER APPLICABLE LAW, EACH OF THE BORROWER, THE LENDERS, THE AGENTS AND THE ISSUING BANK HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATED TO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS OR ANY OF THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY.

      SECTION 9.15. Legend. THIS AGREEMENT AND THE NOTES ARE SUBJECT TO THE TERMS AND CONDITIONS CONTAINED IN THE TRUST AGREEMENT WHICH, AMONG OTHER THINGS, ESTABLISHES CERTAIN RIGHTS WITH RESPECT TO THE SECURITY FOR THIS AGREEMENT AND THE NOTES AND THE SHARING OF PROCEEDS THEREOF WITH CERTAIN OTHER SECURED CREDITORS. COPIES OF THE TRUST AGREEMENT WILL BE FURNISHED TO ANY HOLDER OF THE NOTES UPON REQUEST TO THE BORROWER.

      SECTION 9.16 Limitation of Recourse Against National Propane SGP. Notwithstanding anything to the contrary contained in any of the Operative Agreements, it is expressly understood and agreed that National Propane SGP is not and shall not be liable by reason of being the general partner of the Borrower or the Public Partnership (i) for the payment of any amount due, or the performance of any obligations of the Borrower or the Public Partnership arising, hereunder or under any of the other Loan Documents or (ii) for monetary damages for the breach of performance by the Borrower or the Public Partnership of any of the covenants, obligations or indemnifications, or for the breach of any warranties or representations, contained herein or in any of the other Loan Documents provided, that the foregoing shall not under any circumstances limit the ability of any holder of a Note or the Trustee from naming National Propane SGP a party to, or otherwise joining National Propane SGP in, any action, suit or proceeding with respect to this Agreement or any other Operative Agreement or any of the transactions contemplated hereby or thereby, if naming or joining National Propane SGP is required to bring any action, suit or proceeding against the Borrower.


                                      139

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

      IN WITNESS WHEREOF, the Borrower, the Agents, the Issuing Bank and the Lenders have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.


Attest:                       NATIONAL PROPANE, L.P., as Borrower

                                    By:   NATIONAL PROPANE
                                          CORPORATION,
                                          its managing general partner


by     /s/ Stuart I. Rosen          by    /s/ Ronald R. Rominiecki
   -----------------------             ----------------------------
     Name: Stuart I. Rosen                Name: Ronald R. Rominiecki
     Title:  Secretary                    Title:  Senior Vice President & CFO


Attest:                             By:   NATIONAL PROPANE
                                          SGP, INC.,
                                          its general partner


by    /s/ Stuart I. Rosen           by    /s/ Ronald R. Rominiecki
   -----------------------             ---------------------------
     Name: Stuart I. Rosen                Name: Ronald R. Rominiecki
     Title:  Vice President               Title:  Senior Vice President & CFO
             & Secretary

                              THE FIRST NATIONAL BANK OF BOSTON,
                              as Administrative Agent and as a Lender


                                    by    /s/ Michael P. Hannon
                                       --------------------------
                                          Name: Michael P. Hannon
                                          Title:  Vice President


                              BANK OF AMERICA NT & SA,
                              as a Lender


                                    by    /s/ David E. Sisler
                                       --------------------------
                                          Name: David E. Sisler
                                          Title:  Vice President

                              BA SECURITIES, INC.,
                              as Syndication Agent


                              by /s/ Katherine J. Pattison
                                 ---------------------------
                                 Name: Katherine J. Pattison
                                  Title:  Sr. Managing Director

                          ANNEX A to Exhibits C-1, C-2
                               D-1, D-2, E, and J

                                   DEFINITIONS

     "Administrative Agent" shall have the meaning set forth in Section 1.01 of the Credit Agreement.

     "Affiliates," as applied to any Person, shall mean any other Person directly or indirectly controlling or controlled by or under common control with such Person, provided that (i) for purposes of this definition, "control" (including, with correlative meanings, the terms "controlled by" and "under common control with") as used with respect to any Person shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether as a general partner or through the ownership of voting securities or by contract or otherwise, and (ii) neither the Lenders nor any other Person which is an institution shall be deemed to be an Affiliate of the Borrower solely by reason of ownership of the Facilities Obligations or the Mortgage Notes or other securities issued in exchange therefor or by reason of having the benefits of any agreements or covenants contained in the Credit Agreement, the Note Agreement or the other Operative Agreements.

     "Agency Account Agreements" shall mean an agreement among any Lender or other bank, the Borrower or any Restricted Subsidiary (other than National Sales and Services, Inc.), and the Trustee in substantially the form of Exhibit F to the Credit Agreement and Exhibit J to the Note Agreement, as amended from time to time.

     "Agents" shall mean the Administrative Agent and the Syndication Agent.

     "Borrower Security Agreement" shall mean the Pledge and Security Agreement among the Borrower, the National Propane Corporation, a Delaware corporation, the Restricted Subsidiaries (other than National Sales and Service, Inc.) and the Trustee in the form of Exhibit D-2 to the Credit Agreement and Exhibit G to the Note Agreement, as amended from time to time.

     "Business" shall mean the operation by the Borrower and its Subsidiaries (and prior to the consummation of the Conveyance Agreements, by the General Partners and their Affiliates) of the wholesale and retail sale, distribution and storage of propane gas and related petroleum derivative products, the leasing of propane storage tanks and the related retail sale of supplies and equipment, including home appliances, and such other businesses in which the Borrower and its Restricted Subsidiaries were engaged on the Closing Date as described in the Registration Statement.

     "Capital Stock" of any Person shall mean any and all shares, partnership and other interests (general or limited), rights to purchase, warrants, options, participations or other equivalents of or interests in (however designated) the equity of such Person.

     "Cash Collateral Agreement" shall mean the Cash Collateral Agreement among the Borrower, the Trustee and the Administrative Agent in the form of Exhibit J to the Credit Agreement, as amended from time to time.

     "Closing" shall mean the time at which the Credit Agreement shall become effective, as indicated in a certificate from the Lenders to the Borrower to that effect.

     "Closing Date" shall mean the date on which the Closing shall occur.

     "Collateral" shall mean all the collateral pledged or purported to be pledged pursuant to any of the Collateral Documents.

     "Collateral Documents" shall mean the Security Agreements, the Perfection Certificate, the Agency Account Agreement, the Mortgages, the General Partner's Guarantee Agreement, the Subsidiaries Guarantee Agreement, the Trust Agreement, the Cash Collateral Agreement, checking and deposit account agreements and all other security agreements and other documents and instruments executed and delivered pursuant to the terms of the Credit Agreement or the Note Agreement (including the certificates of title referred to in Section 4.01 of the Borrower Security Agreement) in order to secure any Guaranteed Obligations or perfect any Lien granted for the benefit of the Secured Parties.

     "Commitments" shall have the meaning assigned to that term in the Credit Agreement.

     "Commodity Hedging Agreement" shall mean any agreement or arrangement designed solely to protect the Borrower and the Restricted Subsidiaries against fluctuations in the price of propane with respect to quantities of propane that the Borrower and the Restricted Subsidiaries reasonably expect to purchase from suppliers, sell to their customers or need for their inventory during the period covered by such agreement or arrangement.

     "Conveyance Agreements" shall mean (a) the Contribution, Conveyance and Assumption Agreement, dated as of the date of the Closing, among the Managing General Partner, the Special General Partner, the Public Partnership and the Borrower, (b) the Contribution and Assumption Agreement, dated as of the date of the Closing, among the Managing General Partner, the Special General Partner, National Sales and Service, Inc., a Delaware corporation, and the Borrower and
(c) each of the individual conveyances, assignments and bills of sale delivered to the

Borrower pursuant to the Contribution, Conveyance and Assumption Agreements referred to in the foregoing clause (a).

     "Credit Agreement" shall mean the Credit Agreement dated as of June 26, 1996 among the Borrower, the financial institutions from time to time party thereto, The First National Bank of Boston, as Administrative Agent and a Lender, Bank of America NT & SA, as a Lender, and BA Securities, Inc., as Syndication Agent, as such agreement may be amended, modified or supplemented from time to time.

     "Default" shall mean any event or condition which upon notice, lapse of time or both would constitute an Event of Default under the Credit Agreement or the Note Agreement.

     "Environmental Laws" shall mean the common law and all applicable Federal, state, local and foreign laws, rules or regulations relating to pollution or protection of employee health and safety or the environment, including laws relating to (a) emissions, discharges, releases or threatened releases of any Hazardous Material (as defined in the Credit Agreement) into the environment (including air, surface water, ground water or land) or (b) the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials.

     "Event of Default" shall mean an Event of Default under the Credit Agreement or the Note Agreement, as applicable.

     "Facilities Obligations" shall mean (a) the Borrower's obligations in respect of the due and punctual payment of principal of and interest on the Loans and all unreimbursed amounts drawn under the Letters of Credit, when and as due, whether at maturity, by acceleration, upon one or more dates set for prepayment or otherwise, (b) all Fees, expenses, indemnities and expense reimbursement obligations of the Borrower under the Credit Agreement or any other Loan Document, (c) all obligations of the Borrower to any Agent or Lender (or Affiliate of a Lender) under any Interest Rate Agreement that covers interest that may accrue from time to time under the Credit Agreement or any other Loan Document, and (d) all other obligations, monetary or otherwise, of the Borrower or any other Loan Party under any Loan Document to which it is a party, in each case, whether now owing or hereafter existing.

     "Fees" shall have the meaning set forth in Section 1.01 of the Credit Agreement.

     "GAAP" shall mean generally accepted accounting principles in effect in the United States from time to time.

     "General Partners" shall mean, collectively, National Propane Corporation, a Delaware corporation and the Special General Partner.

     "General Partner's Guarantee Agreement" shall mean the Guarantee Agreement between National Propane Corporation and the Trustee in the form of Exhibit C-1 to the Credit Agreement and Exhibit H to the Note Agreement, as amended from time to time.

     "Governmental Authority" shall mean any Federal, state, local or foreign governmental department, commission, board, bureau, authority, agency, court, instrumentality or judicial or regulatory body or entity.

     "Guaranteed Obligations" shall have the meaning set forth in Section 1 of the General Partner's Guarantee Agreement or Section 1 of the Subsidiary Guarantee Agreement, as applicable.

     "Hedging Agreement" shall mean any interest rate swap, collar, cap or similar interest rate arrangement designed solely to protect the Borrower against fluctuations in interest rates on indebtedness outstanding or committed under the Credit Agreement or any other Agreement evidencing Parity Debt.

     "Intercompany Notes" shall mean the promissory notes representing the Indebtedness of (i) the Borrower or a Restricted Subsidiary to the Public Partnership, the Managing General Partner or the Borrower, as applicable, or
(ii) a Restricted Subsidiary to another Restricted Subsidiary, in each case as outstanding at any time.

     "Interest Rate Agreement" shall mean any interest rate swap, collar, cap, foreign currency exchange Agreement or other arrangement requiring payments contingent upon interest or exchange rates.

     "Lenders" shall have the meaning set forth in Section 1.01 of the Credit Agreement.

     "Letters of Credit" shall have the meaning set forth in Section 1.01 of the Credit Agreement.

     "Letter of Credit Disbursement" shall mean a payment or disbursement made by an Issuing Bank pursuant to a Letter of Credit.

     "Lien" shall mean any mortgage, lien (statutory or otherwise), pledge, reservation, right of entry, encroachment, easement, right of way, restrictive covenant, license, charge, security interest or other encumbrance in or on, or any interest or title of any vendor, lessor, lender or other secured party to or of such Person under any conditional sale or other title retention agreement or Capital Lease Obligation (as defined in the Credit Agreement and the Note Agreement) with respect to, any property or asset owned or held by such Person, or the signing or filing of a financing statement with respect to any of the foregoing which names such Person as debtor, or the signing of any security agreement with respect to any of the foregoing authorizing any other party as the secured party thereunder to file any financing statement or any other agreement to give or grant any of the foregoing. For the purposes of any Guarantee Agreement, a Person shall be deemed to be the owner of any asset which it has placed in trust for the benefit of the holders of indebtedness of such Person and such trust shall be deemed to be a Lien if such indebtedness is deemed to be extinguished under GAAP and such Person remains legally liable therefor, notwithstanding that such indebtedness is or may be deemed to be extinguished under GAAP.

     "Loan Document" shall have the meaning set forth in Section 1.01 of the Credit Agreement.

     "Loan Parties" shall mean the Public Partnership, the General Partners, the Borrower and the Restricted Subsidiaries.

     "Loans" shall have the meaning set forth in Section 1.01 of the Credit Agreement.

     "Make Whole Amount" shall have the meaning assigned to that term in the Note Agreement.

     "Managing General Partner" shall mean National Propane Corporation, a Delaware corporation, a Delaware corporation except that (a) if the Special General Partner has succeeded as managing general partner of the Borrower under the Partnership Agreement, "Managing General Partner" shall mean the Special General Partner and (b) if Triarc is the surviving corporation in a merger with National Propane Corporation, "Managing General Partner" shall mean Triarc.

     "Material Adverse Effect" shall mean a material adverse effect on (a) the business, operations, property or condition (financial or otherwise) of the Borrower and its Restricted Subsidiaries, taken as a whole, or the Business, (b) the ability of the Borrower, the General Partners or any Restricted Subsidiary to perform its obligations under the Credit Agreement, the Note Agreement or any other Operative Agreement or (c) the validity, enforceability, perfection or priority of any Operative Agreement or of the rights or remedies of any Lender, any Noteholder or the Trustee.

     "MLP Agreement" shall mean the Amended and Restated Agreement of Limited Partnership of the Public Partnership.

     "Mortgage Notes" shall mean the 8.54% First Mortgage Notes of National Propane Corporation in the aggregate principal amount of $125,000,000 and the 8.54% First Mortgage Notes of the Borrower issued in exchange for the foregoing, as issued pursuant to the Note Agreement.

     "Mortgages" shall have the meaning assigned to that term in both the Credit Agreement and the Note Agreement.

     "Note Agreement" shall mean, collectively, the Note Agreements dated as of June 26, 1996, among the General Partners, the Borrower and the respective purchasers named therein.

     "Noteholders" shall mean the holders from time to time of the Mortgage
Notes.

     "Notes" shall mean the Tranche A Revolving Credit Notes and the Tranche B Notes.

     "Officers' Certificate" shall mean, as to any corporation, a certificate executed on its behalf by the Chairman of the Board of Directors (if an officer) or its President or one of its Vice Presidents and its Treasurer, or Controller, or one of its Assistant Treasurers or Assistant Controllers, and, as to any partnership, a certificate executed on behalf of such partnership by its general partner in a manner which would qualify such certificate as an Officers' Certificate of such general partner.

     "Operative Agreements" shall mean the Credit Agreement, the Note Agreements, the Mortgage Notes, the Notes, the Collateral Documents, the General Partner's Guarantee Agreement, the Subsidiaries Guarantee Agreement, the Underwriting Agreement, the Triarc Note, the Conveyance Agreements, the Agency Agreement, the MLP Agreement and the Partnership Agreement.

     "Operative Documents" shall have the meaning set forth in Section 1 of the General Partners Guarantee Agreement or Section 1 of the Restricted Subsidiaries Guarantee Agreement.

     "Parity Debt" shall mean (x) during the period that any of the Facility Obligations are outstanding, (a) the Borrower's obligations in respect of the due and punctual payment of principal of and interest on the Loans and all amounts drawn under the Letters of Credit, when and as due, whether at maturity, by acceleration, upon one or more dates set for prepayment or otherwise, (b) all Fees, expenses, indemnities and expense reimbursement obligations of the Borrower under the Credit Agreement or any other Loan Document, (c) all other obligations, monetary or otherwise, of the Borrower or any other Loan Party under any Loan Document to which it is a party, in each case, whether now owing or hereafter existing, (d) the principal of and premium, if any, and interest on the Mortgage Notes, (e) all other obligations, monetary or otherwise, of the Borrower or any Loan Party under the Note Agreement, the Mortgage Notes, the Trust Agreement and the Collateral

Documents whether now owing or hereafter existing and (f) all other Indebtedness of the Borrower incurred in accordance with Sections 6.01(a), 6.01(b), 6.01(i) and 6.01(k) of the Credit Agreement (but only to the extent such indebtedness under Section 6.01(k) is incurred to any Lender or Affiliate of a Lender with respect to Indebtedness under the Loan Documents) and secured by the lien of the Collateral Documents in accordance with Section 6.02(g) or 6.02(h) of the Credit Agreement and (y) at all other times, Indebtedness of the Borrower incurred in accordance with Sections 10.1(b), 10.1(f) or 10.1(i) of the Note Agreement and secured by the lien of the Collateral Documents in accordance with Section 10.2(h) or 10.2(i) of the Note Agreement.

     "Partnership Agreement" shall mean the Amended and Restated Agreement of Limited Partnership of the Borrower, as in effect on the Closing Date, and as the same may from time to time be amended, modified or supplemented in accordance with the terms thereof and Section 6.12 of the Credit Agreement and
Section 10.12 of the Note Agreements.

     "Partners Security Agreement" shall mean the Pledge and Security Agreement among the Public Partnership, the Managing General Partner and the Trustee in the form attached to the Credit Agreement as Exhibit D-1 and attached to the Note Agreement as Exhibit M, as amended from time to time.

     "Perfection Certificate" shall have the meaning set forth in Section 1.01 of the Credit Agreement and Section N of the Note Agreement.

     "Permitted Insurers" shall mean insurers with ratings of A or better according to Best's Insurance Reports (or a comparable rating agency for insurance companies located outside of the United States and Canada) and with assets of no less than $500 million.

     "Person" shall mean any natural person, corporation, business trust, joint venture, association, company, limited liability company, partnership, government (or any agency or political subdivision thereof) or other entity.

     "Premium Amount" shall have the meaning assigned to that term in the Note Agreement.

     "Public Partnership" shall mean National Propane Partners, L.P., a Delaware limited partnership.

     "Registration Statement" shall mean the Registration Statement on Form S-1 under the Securities Act of 1933, as amended, of the Public Partnership (Registration Number 333-2768), as initially filed with the SEC on March 26, 1996, as amended by Amendment No. 1 thereto filed with the SEC on May 14, 1996, Amendment No. 2 thereto filed with the SEC on May 31, 1996, Amendment No. 3 thereto filed with the SEC on June 11, 1996 and any other Amendment thereto filed with the SEC prior to the date of the Credit Agreement, Amendment No. 4 thereto filed with the SEC on June 25, 1996, and the final prospectus filed in connection with the foregoing.

     "Required Holders" shall have the meaning ascribed to that term in the Note Agreement.

     "Required Lenders" shall have the meaning ascribed to that term in the Credit Agreement.

     "Restricted Subsidiary" shall mean any Wholly Owned Subsidiary of the Borrower (a) organized under the laws of the United States of America or any state thereof or the District of Columbia, (b) none of the capital stock or ownership interests of which is owned by Unrestricted Subsidiaries, (c) substantially all of the operating assets of which are located in, and substantially all of the business of which is conducted within the United States of America and which business consists of the wholesale and retail sale, distribution and storage of propane gas and related petroleum derivative products, the leasing of propane storage tanks and/or the related retail sale of supplies and equipment, including home appliances and (d) designated by the Borrower as a Restricted Subsidiary in Schedule 1.01 of the Credit Agreement or Exhibit O of the Note Agreement or at a subsequent date; provided, that (i) to the extent a newly formed or acquired Wholly Owned Subsidiary satisfying the requirements of the foregoing clauses (a), (b) and (c) is not declared either a Restricted Subsidiary or an Unrestricted Subsidiary within 90 days of its formation or acquisition, such Wholly Owned Subsidiary shall be deemed a Restricted Subsidiary and (ii) a Restricted Subsidiary may be designated as an Unrestricted Subsidiary in accordance with the provisions of Section 6.18 of the Credit Agreement and Section 10.19 of the Note Agreement.

     "Secured Parties" shall mean (a) the Lenders, (b) the Administrative Agent and the Syndication Agent, in their capacities as such under each Loan Document,
(c) each Agent or Lender with which the Borrower enters into an Interest Rate Agreement, in its capacity as a party to such agreement, (d) the beneficiaries of each indemnification obligation undertaken by the Borrower or any of the Loan Parties under any Loan Document or the Note Agreements, (e) the Noteholders, (f) the holders of any other Guaranteed Obligations, (g) the Trustee and (h) the successors and assigns of the foregoing.

     "Security Agreements" shall mean the Partners Security Agreement, the Borrower Security Agreement and the Triarc Note.

     "Special General Partner" shall mean National Propane SGP, Inc., a Delaware corporation.

     "Subsidiary" of any Person shall mean any corporation, association, partnership, limited liability company, joint venture or other business entity at least a majority (by number of votes) of the stock of any class or classes (or equivalent interests) of which is at the time owned by such Person or by one or more Subsidiaries such Persons or by such Person and one or more Subsidiaries of such Person, if the holders of the stock of such class or classes (or equivalent interests) (a) are ordinarily, in the absence of contingencies, entitled to vote for the election of a majority of the directors (or Persons performing similar functions) of such business entity, even though the right so to vote has been suspended by the happening of such a contingency, or (b) are at the time entitled, as such holders, to vote for the election of the majority of the directors (or Persons performing similar functions) of such business entity, whether or not the right so to vote exists by reason of the happening of a contingency. Unless the contest otherwise requires, any reference to a Subsidiary shall mean a Subsidiary of the Borrower.

     "Subsidiary Guarantee Agreement" shall mean the Guarantee Agreement among the Restricted Subsidiaries (other than National Sales and Service, Inc.) and the Trustee in the form attached as Exhibit C-2 to the Credit Agreement and Exhibit P to the Note Agreement, as amended from time to time.

     "Supplemental Agreement" shall mean an agreement between a Restricted Subsidiary and the Trustee in the form attached to the Credit Agreement as Exhibit L and attached to the Note Agreement as Exhibit Q, as amended from time to time.

     "Syndication Agent" shall mean BA Securities, Inc., in its capacity as syndication agent under the Credit Agreement, and its successors in such capacity.

     "Tranche A Revolving Credit Note" shall mean a promissory note of the Borrower, substantially in the form of Exhibit B-1 to the Credit Agreement, evidencing Tranche A Revolving Loans, and any substitutions or replacement therefor.

     "Tranche A Revolving Loans" shall mean the revolving loans made by the Lenders to the Borrower pursuant to Section 2.01(a) of the Credit Agreement. Each Tranche A Revolving Loan shall be a Eurodollar Revolving Loan (as defined in the Credit Agreement) or an ABR Revolving Loan (as defined in the Credit Agreement).

     "Tranche B Conversion Date" shall mean June 30, 1998.

     "Tranche B Note" shall mean a promissory note of the Borrower, substantially in the form of Exhibit B-2 to the Credit Agreement, evidencing Tranche B Revolving Loans and (after the Tranche B Conversion Date) Tranche B Term Loans and any substitutions or replacements therefor.

     "Tranche B Revolving Loans" shall mean the revolving loans made by the Lenders to the Borrower pursuant to Section 2.01(b) of the Credit Agreement. Each Tranche B Revolving Loan shall be a Eurodollar Revolving Loan or an ABR Revolving Loan.

     "Tranche B Term Loans" shall have the meaning assigned to such term in
Section 2.01(c) of the Credit Agreement. Each Tranche B Term Loan shall be a Eurodollar Term Loan (as defined in the Credit Agreement) or an ABR Term Loan (as defined in the Credit Agreement).

     "Triarc" shall mean Triarc Companies, Inc., a Delaware corporation.

     "Triarc Note" shall mean the promissory note dated as of the Closing Date made by Triarc in favor of the Borrower, in the form of Exhibit O to the Credit Agreement and Exhibit L to the Note Agreement, as such note may from time to time be amended, modified or supplemented as permitted by the Required Lenders (as defined in the Credit Agreement) and the Required Holders (as defined in the Note Agreement).

     "Trust Agreement" shall mean the Intercreditor and Trust Agreement, dated as of June 26, 1996, among the Borrower, the Public Partnership, the Managing General Partner, the Restricted Subsidiaries, the Trustee, the Lenders party thereto from time to time and the Noteholders, as such agreement may be amended, modified or supplemented from time to time.

     "Underwriters" shall mean the underwriters named in the Underwriting Agreement.

     "Underwriting Agreement" shall mean the Purchase Agreement among the Public Partnership, the General Partners, the Borrower and the Underwriters, relating to securities of the Public Partnership registered under the Registration Statement.

     "Unrestricted Subsidiary" shall mean any Wholly Owned Subsidiary other than a Restricted Subsidiary which is organized under the laws of the United States of America or any state thereof or the District of Columbia and substantially all of the operating assets of which are located in, and substantially all of the business of which is conducted within the United States and which business consists principally of the distribution of propane gas or related supplies and equipment.

     "Wholly Owned" as applied to any Subsidiary, shall have the meaning set forth in Section 1.01 of the Credit Agreement.

                                                                       EXHIBIT A

                                   COMMITMENTS

Tranche A Revolving Credit Commitment

The First National Bank of Boston           $ 7,500,000

Bank of America NT & SA                     $ 7,500,000


Tranche B Commitment

The First National Bank of Boston           $20,000,000

Bank of America NT & SA                     $20,000,000

                                                                     EXHIBIT B-1

                                    [FORM OF]

                         TRANCHE A REVOLVING CREDIT NOTE

$_________________________                                    New York, New York
                                                              _________ __, 1996

     FOR VALUE RECEIVED, the undersigned, NATIONAL PROPANE, L.P., a Delaware limited partnership (the "Borrower"), hereby promises to pay to the order of ______________________________________ (the "Lender"), at the office of The
First National Bank of Boston (the "Administrative Agent"), at 100 Federal Street, Mail Stop 01-08-02, Boston, MA 02110, (a) on the last day of each Interest Period (as defined in the Credit Agreement dated as of ___________ ___, 1996 (the "Credit Agreement"), among the Borrower, the financial institutions party thereto, the Administrative Agent, Bank of America NT & SA, as a lender and BA Securities, Inc., as Syndication Agent), the aggregate unpaid principal amount of all Tranche A Revolving Loans made to the Borrower by the Lender pursuant to the Credit Agreement to which such Interest Period applies and (b) on the Tranche A Maturity Date, the aggregate unpaid principal amount of all Tranche A Revolving Loans made to the Borrower by the Lender pursuant to the Credit Agreement, in each case in lawful money of the United States of America in immediately available funds, and to pay interest from the date hereof on the principal amount hereof from time to time outstanding, in like funds, at said office, at the rate or rates per annum and on the dates provided in the Credit Agreement.

     The defined terms in the Credit Agreement are used herein with the same meaning. All of the terms, conditions and covenants of the Credit Agreement are expressly made a part of this promissory note (this "Note") by reference in the same manner and with the same effect as if set forth herein at length and any holder of this Note is entitled to the benefits of and remedies provided in the Credit Agreement and the other Loan Documents.

     The Borrower promises to pay interest, on demand, on any overdue principal and, to the extent permitted by law, overdue interest from their due dates at the rate or rates provided in the Credit Agreement.

     The Borrower and any and all sureties, guarantors and endorsers of this Note and all other parties now or hereafter liable hereon, severally waive grace (except grace provided pursuant to the express terms of the Credit Agreement), presentment for payment, protest, notice of any kind (including notice of dishonor, notice of protest, notice of intention to accelerate and notice of acceleration) and diligence in collecting and bringing suit against any party hereto, and agree (a) to all extensions and partial payments, with or without notice, before or after maturity, (b) to any substitution, exchange or release of any security now or hereafter given for this Note, (c) to the release of any party primarily or secondarily liable hereon and (d) that it will not be necessary for the Agents or any Lenders, in order to enforce payment of this Note, to first institute or exhaust their remedies against the Borrower or any other party liable therefor or against any security for this Note. The nonexercise by the holder of any of its rights hereunder in any particular instance shall not constitute a waiver thereof in that or any subsequent instance.

     All borrowings evidenced by this Note and all payments and prepayments of the principal hereof and interest hereon and the respective dates thereof shall be endorsed by the holder hereof on the schedule attached hereto and made a part hereof or on a continuation thereof which shall be attached hereto and made a part hereof, or otherwise recorded by such holder in its internal records; provided, however, that the failure of the holder hereof to make such a notation or any error in such a notation shall not affect the obligations of the Borrower under this Note or the Credit Agreement.

     This Note is one of the Tranche A Revolving Credit Notes referred to in the Credit Agreement, which, among other things, contains provisions for the acceleration of the maturity hereof upon the happening of certain events, for optional and mandatory prepayment of the principal hereof prior to the maturity hereof and for the amendment or waiver of certain provisions of the Credit Agreement, all upon the terms and conditions therein specified.

     This Note shall be construed in accordance with and governed by the laws of the State of New York and any applicable laws of the United States of America.

     In the event this Note is not paid when due at any stated or accelerated maturity, the Borrower agrees to pay, in addition to the principal of and interest on this Note, all costs of collection, including reasonable attorneys' fees.

                                    NATIONAL PROPANE, L.P.,

                                    By:   National Propane Corporation,
                                          a Delaware corporation, its
                                          general partner


                                    By:_________________________________________

                                    Name:_______________________________________

                                    Title:______________________________________

                               LOANS AND PAYMENTS


Notations     Amount     Type           Payments                Unpaid
Date            of        of      -----------------------      Principal
Made By        Loan      Loan     Principal      Interest       Balance
- -------        ----      ----     ---------      --------       -------

                                                                     EXHIBIT B-2

                                    [FORM OF]

                                 TRANCHE B NOTE

$_________________________                                    New York, New York
                                                              _________ __, 1996

     FOR VALUE RECEIVED, the undersigned, NATIONAL PROPANE, L.P., a Delaware limited partnership (the "Borrower"), hereby promises to pay to the order of ______________________________________ (the "Lender"), at the office of The
First National Bank of Boston (the "Administrative Agent"), at 100 Federal Street, Mail Stop 01-08-02, Boston, MA 02110, (a) in the case of a Tranche B Revolving Loan, (i) on the last day of each Interest Period (as defined in the Credit Agreement dated as of __________ ___, 1996 (the "Credit Agreement"), among the Borrower, the financial institutions party thereto as lenders, the Administrative Agent, Bank of America NT & SA, as a lender, and BA Securities, Inc., as Syndication Agent), the aggregate unpaid principal amount of all Tranche B Revolving Loans made to the Borrower by the Lender pursuant to the Credit Agreement to which such Interest Period applies and (ii) on the Tranche B Conversion Date, the aggregate unpaid principal amount of all Tranche B Revolving Loans made to the Borrower by the Lender pursuant to the Credit Agreement and (b) in the case of the Tranche B Term Loan made to the Borrower by the Lender, (i) on each Tranche B Repayment Date, the principal amount of such Tranche B Term Loan payable to the Lender on such Tranche B Repayment Date as provided in the Credit Agreement and (ii) on the Tranche B Maturity Date, the aggregate unpaid principal amount of such Tranche B Term Loan, in each case in lawful money of the United States of America in immediately available funds, and to pay interest from the date hereof on the principal amount hereof from time to time outstanding, in like funds, at said office, at the rate or rates per annum and on the dates provided in the Credit Agreement.

     The defined terms in the Credit Agreement are used herein with the same meaning. All of the terms, conditions and covenants of the Credit Agreement are expressly made a part of this promissory note (this "Note") by reference in the same manner and with the same effect as if set forth herein at length and any holder of this Note is entitled to the benefits of and remedies provided in the Credit Agreement and the other Loan Documents.

     The Borrower promises to pay interest, on demand, on any overdue principal and, to the extent permitted by law, overdue interest from their due dates at the rate or rates provided in the Credit Agreement.

     The Borrower and any and all sureties, guarantors and endorsers of this Note and all other parties now or hereafter liable hereon, severally waive grace (except grace provided pursuant to the express terms of the Credit Agreement), presentment for payment, protest, notice of any kind (including notice of dishonor, notice of protest, notice of intention to accelerate and notice of acceleration) and diligence in collecting and bringing suit against any party hereto, and agree (i) to all extensions and partial payments, with or without notice, before or after maturity, (ii) to any substitution, exchange or release of any security now or hereafter given for this Note, (iii) to the release of any party primarily or secondarily liable hereon and (iv) that it will not be necessary for the Agents or any Lenders, in order to enforce payment of this Note, to first institute or exhaust their remedies against the Borrower or any other party liable therefor or against any security for this Note. The nonexercise by the holder of any of its rights hereunder in any particular instance shall not constitute a waiver thereof in that or any subsequent instance.

     All borrowings evidenced by this Note and all payments and prepayments of the principal hereof and interest hereon and the respective dates thereof shall be endorsed by the holder hereof on the schedule attached hereto and made a part hereof or on a continuation thereof which shall be attached hereto and made a part hereof, or otherwise recorded by such holder in its internal records; provided, however, that the failure of the holder hereof to make such a notation or any error in such a notation shall not affect the obligations of the Borrower under this Note or the Credit Agreement.

     This Note is one of the Tranche B Notes referred to in the Credit Agreement, which, among other things, contains provisions for the acceleration of the maturity hereof upon the happening of certain events, for optional and mandatory prepayment of the principal hereof prior to the maturity hereof and for the amendment or waiver of certain provisions of the Credit Agreement, all upon the terms and conditions therein specified.

     This Note shall be construed in accordance with and governed by the laws of the State of New York and any applicable laws of the United States of America.

     In the event this Note is not paid when due at any stated or accelerated maturity, the Borrower agrees to pay, in addition to the principal of and interest on this Note, all costs of collection, including reasonable attorneys' fees.


          NATIONAL PROPANE, L.P.,


          By: National Propane Corporation, a
              Delaware corporation, its general
              partner



          By: _________________________________

              Name:____________________________

              Title:___________________________


                               LOANS AND PAYMENTS

              Amount
Notations       of       Type           Payments                Unpaid
Date           Loan       of      -----------------------      Principal
Made By       Made By    Loan     Principal      Interest       Interest
- -------       -------    ----     ---------      --------       --------

08/12/96

                                                                     EXHIBIT C-1

================================================================================


                               GUARANTEE AGREEMENT

                            dated as of June __, 1996

                                     between

                          NATIONAL PROPANE CORPORATION,

                           NATIONAL PROPANE SGP, INC.

                                       and

                       [________________________________],

                                   as Trustee


================================================================================

                                TABLE OF CONTENTS

Section                                                                     Page
- -------                                                                     ----
SECTION 1.   Guarantee ....................................................   1

SECTION 2.   Representations and Warranties ...............................   2

SECTION 3.   Guarantor's Obligations Unconditional ........................   3

SECTION 4.   Full Recourse Obligations ....................................   6

SECTION 5.   Waiver .......................................................   6

SECTION 6.   Waiver of Subrogation ........................................   7

SECTION 7.   Subordination ................................................   7

SECTION 8.   Effect of Bankruptcy Proceedings, etc ........................   7

SECTION 9.   Term of Guarantee Agreement ..................................   8

SECTION 10.  Notices ......................................................   8

SECTION 11.  Amendments, etc ..............................................   9

SECTION 12.  Submission to Jurisdiction ...................................   9

SECTION 13.  WAIVER OF JURY TRIAL .........................................   9

SECTION 14.  Survival .....................................................   9

SECTION 15.  Severability .................................................  10

SECTION 16.  Successors and Assigns .......................................  10

SECTION 17.  Table of Contents; Headings ..................................  10

SECTION 18.  Counterparts .................................................  10

SECTION 19.  GOVERNING LAW ................................................  10

SECTION 20.  Right of Set-off .............................................  10

SECTION 21.  Covenant Compliance ..........................................  11

SECTION 22.  ..............................................................  11

     Annex A  Definitions

     GUARANTEE AGREEMENT dated as of June ___, 1996, between NATIONAL PROPANE CORPORATION, a Delaware corporation ("National Propane Corp."), NATIONAL PROPANE SGP, INC., a Delaware corporation ("National Propane SGP"), and [ ], as Trustee (in such capacity, the "Trustee") under the Trust Agreement (as defined in Annex
A). Each of National Propane Corp. and National Propane SGP is referred to herein individually, as a "Guarantor" and collectively, as the "Guarantors".

     Reference is made to (a) the Credit Agreement dated as of _____________ ___, 1996 (as amended, modified or supplemented from time to time, the "Credit Agreement"), among National Propane, L.P., a Delaware limited partnership (the "Borrower"), the financial institutions party thereto as lenders (the "Lenders"), The First National Bank of Boston, as Administrative Agent and a Lender, Bank of America NT & SA, as a Lender and BA Securities, Inc., as Syndication Agent, and (b) the $125,000,000 [ ]% First Mortgage Notes due June 15, 2010 (together with all other securities issued in substitution therefor or replacement thereof under the Note Agreement, the "Mortgage Notes") issued to certain institutional investors (the "Purchasers") under the Note Agreement, dated as of June ___, 1996, among the Borrower, the Guarantors and the Purchasers (as amended, modified or supplemented from time to time collectively, the "Note Agreement"). The Lenders have respectively agreed to extend credit to the Borrower pursuant to, and subject to the terms and conditions specified in, the Credit Agreement. The Purchasers have respectively agreed to purchase the Mortgage Notes pursuant to, and subject to the terms and conditions specified in, the Note Agreement. The obligations of the Lenders to extend credit under the Credit Agreement and the obligations of the Purchasers to purchase the Mortgage Notes under the Note Agreement are conditioned upon, among other things, the execution and delivery by each of the Guarantors of a Guarantee Agreement in the form hereof. The defined terms set forth in Annex A attached hereto are used herein with the same meaning.

     As general partners of the Borrower, each of the Guarantors acknowledges that it will derive substantial benefits from the extension of credit to the Borrower under the Credit Agreement and the purchase of the Mortgage Notes by the Purchasers under the Note Agreement. As consideration therefor and in order to induce the Lenders to extend credit under the Credit Agreement and the Purchasers to purchase the Mortgage Notes under the Note Agreement, each of the Guarantors is willing to execute and deliver this Guarantee Agreement.

     Accordingly, each of the Guarantors, intending to be legally bound, hereby agrees with the Trustee, for the ratable benefit of the Secured Parties, as follows:

     SECTION 1. Guarantee. Each Guarantor unconditionally guarantees, as a primary obligor and not merely as a surety, the due and punctual payment by the Borrower of (a) the Borrower's obligations in respect of the due and punctual payment of principal of and interest on the Loans and all amounts drawn under the Letters of Credit, when and as due, whether at maturity, by acceleration, upon one or more dates set for

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

prepayment or otherwise, (b) all Fees, expenses, indemnities and expense reimbursement obligations of the Borrower under the Credit Agreement or any other Loan Document, (c) all other obligations, monetary or otherwise, of the Borrower or any other Loan Party under any Loan Document to which it is a party, in each case, whether now owing or hereafter existing, (d) the principal of and premium, if any, and interest on the Mortgage Notes, (e) all other obligations (monetary or otherwise) of the Borrower or any Loan Party under the Note Agreement, the Mortgage Notes and the Collateral Documents whether now owing or hereafter existing and (f) all indebtedness of the Borrower and the Restricted Subsidiaries (i) permitted under Sections [ ] (but only to the extent such indebtedness under Section [ ] is incurred to any Lender with respect to a Hedging Agreement) of the Credit Agreement and Sections [ ] of the Note Agreement and (ii) permitted to be secured in accordance with Section [ ] of the Credit Agreement and Section [ ] of the Note Agreement (all the foregoing indebtedness and obligations being collectively called the "Guaranteed Obligations"), and agrees to pay any and all expenses (including reasonable counsel fees and expenses) incurred in enforcing any rights under this Guarantee Agreement.

     This guaranty is a guaranty of payment, performance and compliance and not of collectibility and is in no way conditioned or contingent upon any attempt to collect from or enforce performance or compliance by the Borrower or any other Loan Party or upon any other event or condition whatsoever. If for any reason whatsoever the Borrower or any other Loan Party shall fail or be unable duly, punctually and fully to pay such amounts as and when the same shall become due and payable or to perform or comply with any other Guaranteed Obligation, whether or not such failure or inability shall constitute an "Event of Default" under the Credit Agreement, the Notes, the Note Agreement, the Mortgage Notes, the Subsidiaries Guarantee Agreement, the other Collateral Documents and all other documents or agreements governing the Guaranteed Obligations (collectively, the "Operative Documents"), each of the Guarantors will forthwith pay or cause to be paid such amounts to the Trustee, for the ratable benefit of the Secured Parties, in lawful money of the United States, at the place specified herein, or perform or comply with such Guaranteed Obligations or cause such Guaranteed Obligations to be performed or complied with together with interest (in the amounts and to the extent required under such Operative Documents) on any amount due and owing.

     SECTION 2. Representations and Warranties. Each Guarantor hereby represents and warrants as follows:

          (a) All representations and warranties contained in the Credit Agreement and the Note Agreement that relate to such Guarantor are true and correct.

          (b) Such Guarantor acknowledges that any default in the due observance or performance by such Guarantor of any covenant, condition or agreement contained herein shall constitute an Event of Default under the Credit Agreement, the Note Agreement and each other Operative Agreement.

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

          (c) There are no conditions precedent to the effectiveness of this Guarantee Agreement that have not been satisfied or waived.

          (d) Such Guarantor has, independently and without reliance upon the Trustee or any other Secured Party and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Guarantee Agreement. Such Guarantor has investigated fully the benefits and advantages which will be derived by it from execution of this Guarantee Agreement, and the Board of Directors of such Guarantor has decided that a direct or an indirect benefit will accrue to such Guarantor by reason of the execution of this Guarantee Agreement.

          (e) (i) This Guarantee Agreement is not given with actual intent to hinder, delay or defraud any Person to which such Guarantor is or will become, on or after the date hereof, indebted; (ii) such Guarantor has received at least a reasonably equivalent value in exchange for the giving of this Guarantee Agreement; (iii) such Guarantor is not insolvent on the date hereof and will not become insolvent as a result of the giving of this Guarantee Agreement; (iv) such Guarantor is not engaged in a business or transaction, nor is about to engage in a business or transaction, for which any property remaining with such Guarantor constitutes an unreasonably small amount of capital; and (v) such Guarantor does not intend to incur debts that will be beyond such Guarantor's ability to pay as such debts mature.

     SECTION 3. Guarantor's Obligations Unconditional. The obligations of each Guarantor under this Guarantee Agreement are primary, absolute and unconditional obligations of such Guarantor, are not subject to any counterclaim, set-off, deduction, diminution, abatement, recoupment, suspension, deferment or defense based upon any claim any such Guarantor or any other Person may have against the Borrower, any Secured Party or any other Person, and shall remain in full force and effect without regard to, and shall not be released, discharged or in any way affected by, any circumstance or condition whatsoever (whether or not such Guarantor or the Borrower shall have any knowledge or notice thereof), including, without limitation:

          (a) any renewal, extension, modification, increase, decrease, alteration or rearrangement of all or any part of the Guaranteed Obligations or any instrument executed in connection therewith, or any contract or understanding with the Borrower, the Trustee, the other Secured Parties, or any of them, or any other Person, pertaining to the Guaranteed Obligations;

          (b) any adjustment, indulgence, forbearance or compromise that might be granted or given by the Trustee or any other Secured Party to the Borrower or any Loan Party or other Person liable on the Guaranteed Obligations; or the failure of the Trustee or any other Secured Party to assert any claim or demand or to exercise any right or remedy against the Borrower or any other Person under the provisions of any Operative Document or otherwise; or any rescission, waiver, amendment or modification of, or any release from any of the terms or provisions of, any

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

     Operative Document, any guarantee or any other agreement, including with respect to any other Guarantor hereunder or any guarantor under the Subsidiaries Guarantee Agreement;

          (c) the insolvency, bankruptcy arrangement, adjustment, composition, liquidation, disability, dissolution or lack of power of the Borrower or any other Loan Party or other Person at any time liable for the payment of all or part of the Guaranteed Obligations; or any dissolution of the Borrower or any other Person, or any change, restructuring or termination of the organizational structure or existence of the Borrower or any other Person, or any sale, lease or transfer of any or all of the assets of the Borrower or any other Person, or any change in the shareholders, partners, or members of the Borrower or any other Person; or any default, failure or delay, willful or otherwise, in the performance of the Guaranteed Obligations;

          (d) the invalidity, illegality or unenforceability of all or any part of the Guaranteed Obligations, or any document or agreement executed in connection with the Guaranteed Obligations, for any reason whatsoever, including the fact that the Guaranteed Obligations, or any part thereof, exceed the amount permitted by law, the act of creating the Guaranteed Obligations or any part thereof is ultra vires, the officers or representatives executing the documents or otherwise creating the Guaranteed Obligations acted in excess of their authority, the Guaranteed Obligations violate applicable usury laws, the Borrower or any other Person has valid defenses, claims or offsets (whether at law, in equity or by agreement) which render the Guaranteed Obligations wholly or partially uncollectible from the Borrower or any other party, the creation, performance or repayment of the Guaranteed Obligations (or the execution, delivery and performance of any document or instrument representing part of the Guaranteed Obligations or executed in connection with the Guaranteed Obligations or given to secure the repayment of the Guaranteed Obligations) is illegal, uncollectible, legally impossible or unenforceable, or the documents or instruments pertaining to the Guaranteed Obligations have been forged or otherwise are irregular or not genuine or authentic;

          (e) any full or partial release of the liability of the Borrower on the Guaranteed Obligations or any part thereof, of any co-guarantors, or of any other Person now or hereafter liable, whether directly or indirectly, jointly, severally, or jointly and severally, to pay, perform, guarantee or assure the payment of the Guaranteed Obligations or any part thereof, it being recognized, acknowledged and agreed by each Guarantor that such Guarantor may be required to pay the Guaranteed Obligations in full without assistance or support of any other Person, and such Guarantor has not been induced to enter into this Guarantee Agreement on the basis of a contemplation, belief, understanding or agreement that any parties other than the Borrower will be liable to perform the Guaranteed Obligations, or that the Secured Parties will look to other parties to perform the Guaranteed Obligations;

          (f) the taking or accepting of any other security, collateral or guaranty, or other assurance of payment, for all or any part of the Guaranteed Obligations;

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

          (g) any release, surrender, exchange, subordination, deterioration, waste, loss or impairment (including negligent, unreasonable or unjustifiable impairment) of any Letter of Credit, collateral, property or security, at any time existing in connection with, or assuring or securing payment of, all or any part of the Guaranteed Obligations;

          (h) the failure of the Trustee, any other Secured Party or any other Person to exercise diligence or reasonable care in the preservation, protection, enforcement, sale or other handling or treatment of all or any part of such collateral, property or security;

          (i) the fact that any collateral, security, security interest or lien contemplated or intended to be given, created or granted as security for the repayment of the Guaranteed Obligations shall not be properly perfected or created, or shall prove to be unenforceable or subordinate to any other security interest or lien, it being recognized and agreed by each of the Guarantors that such Guarantor is not entering into this Guarantee Agreement in reliance on, or in contemplation of the benefits of, the validity, enforceability, collectibility or value of any of the Collateral;

          (j) any payment by the Borrower to the Trustee or any other Secured Party being held to constitute a preference under Title 11 of the United States Code or any similar Federal or state law, or for any reason the Trustee or any other Secured Party being required to refund such payment or pay such amount to the Borrower or someone else;

          (k) any other action taken or omitted to be taken with respect to the Guaranteed Obligations, or the security and collateral therefor, whether or not such action or omission prejudices such Guarantor or increases the likelihood that such Guarantor will be required to pay the Guaranteed Obligations pursuant to the terms hereof, it being the unambiguous and unequivocal intention of such Guarantor that it shall be obligated to pay the Guaranteed Obligations when due, notwithstanding any occurrence, circumstance, event, action or omission whatsoever, whether or not contemplated, and whether or not otherwise or particularly described herein, except for the full and final payment and satisfaction of the Guaranteed Obligations in cash;

          (l) the fact that all or any of the Guaranteed Obligations cease to exist by operation of law, including by way of a discharge, limitation or tolling thereof under applicable bankruptcy laws;

          (m) any other circumstance (including any statute of limitations) that might in any manner or to any extent otherwise constitute a defense available to, vary the risk of, or operate as a discharge of, the Borrower or any Person as a matter of law or equity;

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

          (n) any merger or consolidation of the Borrower, any Loan Party or such Guarantor into or with any other corporation, or any sale, lease or transfer of any of the assets of the Borrower, or any Loan Party to any other Person;

          (o) any change in the ownership of any shares of capital stock of the Borrower, or any change in the relationship between the Borrower and such Guarantor, or any termination of such relationship; or

          (p) any other occurrence, circumstance, happening or event whatsoever, whether similar or dissimilar to the foregoing, whether foreseen or unforeseen, and any other circumstance which might otherwise constitute a legal or equitable defense or discharge of the liabilities of a guarantor or surety or which might otherwise limit recourse against such Guarantor.

All waivers herein contained shall be without prejudice to the Trustee at its option to proceed against the Borrower, any Guarantor hereunder or any guarantor under the Subsidiaries Guarantee Agreement or any other Loan Party or Person, whether by separate action or by joinder.

     SECTION 4. Full Recourse Obligations. The obligations of each of the Guarantors set forth herein constitute the full recourse obligations of such Guarantor enforceable against it to the full extent of all its assets and properties.

     SECTION 5. Waiver. Each Guarantor unconditionally waives, to the extent permitted by applicable law:

          (a) notice of any of the matters referred to in Section 3;

          (b) notice to such Guarantor of the incurrence of any of the Guaranteed Obligations, notice to such Guarantor or the Borrower of any breach or default by the Borrower or any Guarantor with respect to any of the Guaranteed Obligations or any other notice that may be required, by statute, rule of law or otherwise, to preserve any rights of any Secured Party against such Guarantor;

         (c) presentment to or demand of payment from the Borrower or such Guarantor with respect to any Note, Mortgage Note or other Guaranteed Obligation or protest for nonpayment or dishonor;

         (d) any right to the enforcement, assertion, exercise or exhaustion by any Secured Party of any right, power, privilege or remedy conferred in any of the Operative Documents or otherwise;

          (e) any requirement of diligence on the part of the Trustee or any other Secured Party;

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          (f) any requirement to mitigate the damages resulting from any default under any Operative Document;

          (g) any notice of any sale, transfer or other disposition of any right, title to or interest in any Note, Mortgage Note or other Guaranteed Obligation by any holder, assignee or participant thereof, or in any Operative Document;

          (h) any release of such Guarantor from its obligations hereunder, resulting from any loss by it of its rights of subrogation hereunder; and

          (i) any other circumstance whatsoever which might otherwise constitute a legal or equitable discharge, release or defense of a guarantor or surety or which might otherwise limit recourse against such Guarantor.

     SECTION 6. Waiver of Subrogation. In furtherance of the foregoing and not in limitation of any other right which the Trustee or any other Secured Party has at law or in equity against either of the Guarantors by virtue hereof, upon the failure of the Borrower, any Guarantor hereunder or any guarantor under the Subsidiaries Guarantee Agreement or any other Person to pay any Guaranteed Obligation when and as the same shall become due, whether at maturity, by acceleration, after notice of prepayment or otherwise, each of the Guarantors hereby promises to and will, upon receipt of written demand by the Trustee, forthwith pay, or cause to be paid, to the Trustee for distribution under [ ] of the Trust Agreement, if and as appropriate, in cash the amount of such unpaid Guaranteed Obligation. Until the later of (a) the indefeasible cash payment in full of the Guaranteed Obligations and all other amounts payable under this Guarantee Agreement and (b) the termination of the Commitments, each Guarantor hereby irrevocably waives any claim or other rights that it may now or hereafter acquire against the Borrower or any other Person that arise from the existence, payment, performance or enforcement of such Guarantor's obligations under this Guarantee Agreement or any other Operative Document, including any right of subrogation, reimbursement, exoneration, contribution or indemnification and any right to participate in any claim or remedy of the Trustee or any other Secured Party against the Borrower or any other Person or any Collateral, whether or not such claim, remedy or right arises in equity or under contract, statute or common law, including the right to take or receive from the Borrower or any other Person, directly or indirectly, in cash or other property or by set-off or in any other manner, payment or security on account of such claim, remedy or right. If any amount shall be paid to any such Guarantor in violation of the preceding sentence at any time prior to the later of (a) the indefeasible cash payment in full of the Guaranteed Obligations and all other amounts payable under this Guarantee Agreement and (b) the termination of the Commitments, such amount shall be held in trust for the benefit of the Trustee under the Trust Agreement and shall forthwith be paid to the Trustee to be credited and applied to the Guaranteed Obligations as provided under [____] of the Trust Agreement and all other amounts payable under this Guarantee Agreement, whether matured or unmatured, in accordance with the terms of the Operative Documents, or to be held as Collateral for

                                       7



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

any Guaranteed Obligations or other amounts payable under this Guarantee Agreement thereafter arising. Each of the Guarantors acknowledges that it will receive direct and indirect benefits from the financing arrangements contemplated by the Operative Documents and that the waiver set forth in this
Section 6 is knowingly made in contemplation of such benefits.

     SECTION 7. Subordination. Each Guarantor hereby subordinates in right of payment all indebtedness of the Borrower or any other Guarantor owing to it, whether originally contracted with such Guarantor or acquired by such Guarantor by assignment, transfer or otherwise, whether now owed or hereafter arising, whether for principal, interest, fees, expenses or otherwise, together with all renewals, extensions, increases or rearrangements thereof, to the prior indefeasible payment in full in cash of the Guaranteed Obligations, whether now owed or hereafter arising, whether for principal, interest (including interest accruing after the filing of a petition initiating any proceeding referred to in paragraph [(h) or (i) of Article VII] of the Credit Agreement or paragraph [ ] of the Note Agreement), fees, expenses or otherwise, together with all renewals, extensions, increases or rearrangements thereof.

     SECTION 8. Effect of Bankruptcy Proceedings, etc. (a) This Guarantee Agreement shall continue to be effective or be automatically reinstated, as the case may be, if at any time any payment made by any Person with respect to the Guaranteed Obligations is rescinded or must otherwise be restored or returned upon the insolvency, bankruptcy, dissolution, liquidation or reorganization of the Borrower or any other Person, or upon or as a result of the appointment of a custodian, receiver, trustee or other officer with similar powers with respect to the Borrower or other Person or any substantial part of its property, or otherwise, all as though such payment had not been made.

     (b) If an event permitting the acceleration of the maturity of any of the Guaranteed Obligations shall at any time have occurred and be continuing, and such acceleration shall at such time be prevented by reason of the pendency against the Borrower or any other Person of any case or proceeding contemplated by Section 8(a) then, for the purpose of defining the obligation of each of the Guarantors under this Guarantee Agreement, the maturity of the principal amount of the Guaranteed Obligations shall be deemed to have been accelerated with the same effect as if an acceleration had occurred in accordance with the terms of the Credit Agreement and the Note Agreement, as the case may be, and each of the Guarantors shall forthwith pay such principal amount, all accrued and unpaid interest thereon, any premium that would have become due under the Credit Agreement, the Note Agreement, the Notes or the Mortgage Notes, as the case may be, and all other Guaranteed Obligations upon acceleration of such principal and any other Guaranteed Obligations without further notice or demand.

                                       8



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     SECTION 9. Term of Guarantee Agreement. This Guarantee Agreement and all
guarantees, covenants and agreements of each Guarantor contained herein shall continue in full force and effect and shall not be discharged until such time as all of the Guaranteed Obligations and other independent payment obligations of the Guarantors under this Guarantee Agreement shall be paid in cash and performed in full, the Commitments shall have terminated and the Letters of Credit shall have expired or been terminated and all of the agreements of each of the Guarantors hereunder shall be duly paid in cash and performed in full.

     SECTION 10. Notices. All notices under the terms and provisions hereof shall be in writing, and shall be delivered or sent by hand, by express courier service or by registered or certified mail, return receipt requested, postage prepaid, addressed,

          (a) if to any Purchaser or future holder of the Mortgage Notes, at the address set forth opposite its name on Schedule [ ] to the Note Agreement, or at such other address as any such party shall from time to time designate to the Trustee,

          (b) if to any Lender, the Administrative Agent, the Syndication Agent or either Issuing Bank, at the address set forth in Section 9.01 of the Credit Agreement, or at such other address as such party shall from time to time designate to the Trustee,

          (c) if to the Trustee, at the address set forth in [ ] of the Trust Agreement, or at such other address as the Trustee shall from time to time designate to the Borrower, and

          (d) if to either of the Guarantors, at the address for such Guarantor listed on the signature pages hereto, or at such other address as such Guarantor shall from time to time designate in writing to the Trustee.

Any notice so addressed shall be deemed given as set forth under [ ] of the Trust Agreement.

     SECTION 11. Amendments, etc. No amendment, alteration, modification or waiver of any term or provision of this Guarantee Agreement, nor consent to any departure by either of the Guarantors therefrom, shall in any event be effective unless the same shall be in writing and consented to by the Trustee, pursuant to the terms and conditions of the Trust Agreement, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

     SECTION 12. Submission to Jurisdiction. For the purpose of assuring that each of the Trustee and the Secured Parties may enforce its rights under this Guarantee Agreement, each of the Guarantors, for itself and its successors and assigns, hereby, to the fullest extent permitted by applicable law, irrevocably
(a) agrees that any legal or equitable action, suit or proceeding brought against it arising out of or relating to this

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

Guarantee Agreement or any transaction contemplated hereby or the subject matter of any of the foregoing or for recognition or enforcement of any judgment rendered in any such action, suit or proceeding may be instituted in any state or federal court sitting in the State of New York, (b) waives any objection which it may now or hereafter have to the laying of venue of any such action, suit or proceeding brought in any such court, and hereby further irrevocably and unconditionally waives and agrees not to plead or claim that any such action, suit or proceeding brought in any such court has been brought in an inconvenient forum, or any right to require the proceeding to be conducted in any other jurisdiction by reason of its present or future domicile, (c) irrevocably submits itself to the non-exclusive jurisdiction of any state or federal court of competent jurisdiction sitting in the State of New York for purposes of any such action, suit or proceeding, and (d) irrevocably waives any immunity from jurisdiction to which it might otherwise be entitled in any such action, suit or proceeding which may be instituted in any state or federal court sitting in the State of New York, and irrevocably waives any immunity from, or objection to, the maintaining of an action against it to enforce any judgment for money obtained in any such action, suit or proceeding and any immunity from execution.

     Each Guarantor waives personal service of process and consents that service of process upon it may be made by certified or registered mail, return receipt requested, at its address specified or determined in accordance with the provisions of Section 10, and service so made shall be deemed completed on the third business day after mailing. Nothing contained in this Section 12 shall be deemed to affect the right of the Trustee or any other Secured Party to serve process in any other manner permitted by law or to commence legal proceedings or otherwise proceed against either Guarantor in any jurisdiction.

     SECTION 13. WAIVER OF JURY TRIAL. EACH OF THE GUARANTORS IRREVOCABLY AND UNCONDITIONALLY WAIVES THE RIGHT TO TRIAL BY JURY IN ANY LEGAL OR EQUITABLE ACTION, SUIT OR PROCEEDING ARISING OUT OF OR RELATING TO THIS GUARANTEE AGREEMENT OR ANY OF THE OTHER OPERATIVE DOCUMENTS OR ANY TRANSACTION CONTEMPLATED HEREBY OR THEREBY OR THE SUBJECT MATTER OF ANY OF THE FOREGOING.

     SECTION 14. Survival. All warranties, representations and covenants made by each of the Guarantors herein or in any certificate or other instrument delivered by it or on its behalf hereunder shall be considered to have been relied upon by the Secured Parties and shall survive the execution and delivery of this Guarantee Agreement, regardless of any investigation made by any Secured Party or on their respective behalf. All statements in any such certificate or other instrument shall constitute warranties and representations by such Guarantor hereunder.

     SECTION 15. Severability. Any provision of this Guarantee Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the

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

remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. To the extent permitted by applicable law, each of the Guarantors hereby waives any provision of law that renders any provisions hereof prohibited or unenforceable in any respect.

     SECTION 16. Successors and Assigns. The terms of this Guarantee Agreement shall be binding upon each of the Guarantors and its successors and shall inure to the benefit of, the Trustee and the other Secured Parties and their respective successors and assigns.

     SECTION 17. Table of Contents; Headings. The section and paragraph headings in this Guarantee Agreement and the table of contents are for convenience of reference only and shall not modify, define, expand or limit any of the terms or provisions hereof, and all references herein to numbered sections, unless otherwise indicated, are to sections in this Guarantee Agreement.

     SECTION 18. Counterparts. This Guarantee Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument.

     SECTION 19. GOVERNING LAW. THIS GUARANTEE AGREEMENT SHALL IN ALL RESPECTS BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, INCLUDING ALL MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE.

     SECTION 20. Right of Set-off. Each of the Guarantors hereby irrevocably authorizes each Secured Party at any time and from time to time without notice to such Guarantor, any such notice being expressly waived by such Guarantor, to set-off and appropriate and apply any and all deposits (general or special, time or demand, provisional or final), in any currency, and any other credits, indebtedness or claims, in any currency, in each case whether direct or indirect, absolute or contingent, matured or unmatured, at any time held or owing by such Secured Party to or for the credit or the account of such Guarantor, or any part thereof in such amounts as such Secured Party may elect, against and on account of the Guaranteed Obligations, and such Secured Party shall promptly cause such amounts to be delivered or put in the custody, possession or control of the Trustee for disposition or distribution in accordance with the provisions of the Trust Agreement, whether or not the Secured Party has made any demand for payment and although such obligations, liabilities and claims may be contingent or unmatured. Each Secured Party shall notify such Guarantor promptly of any such set-off, provided that the failure to give such notice shall not affect the validity of such set-off and application. The rights of the Secured Parties under this Section are in addition to other rights and remedies (including, without limitation, other rights of set-off) which any Secured Party may have.

     SECTION 21. Covenant Compliance. Each of the Guarantors agrees to comply with each of the covenants contained in the Credit Agreement and the Note Agreement that imposes or purports to impose, by reference to such Guarantor, express or otherwise, through agreements with the Borrower, restrictions or obligations on such Guarantor.

     SECTION 22. Terms Generally. The definitions in Annex A hereto shall apply equally to both the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words "include", "includes" and "including" shall be deemed to be followed by the phrase "without limitation". All references herein to Articles, Sections, Exhibits and Schedules shall be deemed references to Articles and Sections of, and Exhibits and Schedules to, this Guarantee Agreement unless the context shall otherwise require. As used herein, the "knowledge" of either Guarantor includes the knowledge of each and every Loan Party. Unless otherwise expressly provided herein, the word "day" means a calendar day.

IN WITNESS WHEREOF, each party hereto has caused this Guarantee Agreement to be duly executed as of the day and year first above written.

                                 NATIONAL PROPANE CORPORATION,
                                 as Guarantor


                                 By:______________________________
                                    Name:
                                    Title:
                                    Address:

                                    Telecopy:


                                 NATIONAL PROPANE SGP, INC.


                                 By:______________________________
                                    Name:
                                    Title:

                                    Address:

                                    Telecopy:


                                 [                          ], as Trustee


                                 By:_______________________________
                                    Name:
                                    Title:

                                    Address:

                                    Telecopy:

                                                                     EXHIBIT C-2

                                    [FORM OF]

================================================================================


                               GUARANTEE AGREEMENT

                           dated as of ______________

                                      among

                           THE GUARANTORS NAMED HEREIN

                                       and

                              THE BANK OF NEW YORK,

                                   as Trustee

================================================================================

                                TABLE OF CONTENTS


Section                                                              Page
- -------                                                              ----
SECTION 1.   Guarantee...............................................  1

SECTION 2.   Representations and Warranties..........................  2

SECTION 3.   Guarantor's Obligations Unconditional...................  3

SECTION 4.   Full Recourse Obligations...............................  6

SECTION 5.   Waiver..................................................  6

SECTION 6.   Waiver of Subrogation...................................  7

SECTION 7.   Subordination...........................................  8

SECTION 8.   Effect of Bankruptcy Proceedings, etc...................  8

SECTION 9.   Term of Guarantee Agreement.............................  8

SECTION 10.  Contribution............................................  9

SECTION 11.  Limitation of Liability.................................  9

SECTION 12.  Supplemental Agreement..................................  9

SECTION 13.  Notices................................................. 10

SECTION 14.  Amendments, etc......................................... 10

SECTION 15.  Submission to Jurisdiction.............................. 10

SECTION 16.  WAIVER OF JURY TRIAL.................................... 11

SECTION 17.  Survival................................................ 11

SECTION 18.  Severability............................................ 11

SECTION 19.  Successors and Assigns.................................. 12

SECTION 20.  Table of Contents; Headings............................. 12

SECTION 21.  Counterparts............................................ 12

SECTION 22.  GOVERNING LAW........................................... 12

SECTION 23.  Right of Set-off........................................ 12

SECTION 24.  Covenant Compliance..................................... 12

SECTION 25.  Terms Generally......................................... 12

Annex A.  Definitions

     GUARANTEE AGREEMENT dated as of __________________, among [__________] and such other Restricted Subsidiaries (as defined in Annex A referred to below) as shall become parties hereto in accordance with Section 12 hereof (other than National Sales and Service, Inc.) and THE BANK OF NEW YORK, a New York banking corporation, as Trustee (in such capacity, the "Trustee") under the Trust Agreement (as defined in Annex A). Each Restricted Subsidiary (other than National Sales and Service, Inc.) is referred to herein as a "Guarantor" and the Restricted Subsidiaries (other than National Sales and Service, Inc.) are referred to herein collectively as the "Guarantors".

     Reference is made to (a) the Credit Agreement dated as of June 26, 1996 (as amended, modified or supplemented from time to time, the "Credit Agreement"), among National Propane, L.P., a Delaware limited partnership (the "Borrower"), the financial institutions party thereto as lenders (the "Lenders"), The First National Bank of Boston, as Administrative Agent and a Lender, Bank of America NT & SA, as a Lender, and BA Securities, Inc., as Syndication Agent, and (b) the $125,000,000 8.54% First Mortgage Notes due June 30, 2010 (together with all other securities issued in substitution therefor or replacement thereof under the Note Agreement, the "Mortgage Notes") issued to certain institutional investors (the "Purchasers") under the Note Agreements, each dated as of June 26, 1996, among the Borrower, National Propane Corporation, a Delaware corporation, National Propane SGP, Inc., a Delaware corporation, and the respective Purchasers (as amended, modified or supplemented from time to time, collectively being referred to herein as the "Note Agreement," whether one or more). The Lenders have respectively agreed to extend credit to the Borrower pursuant to, and subject to the terms and conditions specified in, the Credit Agreement. The Purchasers have respectively agreed to purchase the Mortgage Notes pursuant to, and subject to the terms and conditions specified in, the Note Agreement. The obligations of the Lenders to extend credit under the Credit Agreement and the obligations of the Purchasers to purchase the Mortgage Notes under the Note Agreement are conditioned upon, among other things, the execution and delivery by the Guarantors of a Guarantee Agreement in the form hereof. The defined terms set forth in Annex A attached hereto are used herein with the same meaning.

     The Guarantors acknowledge that they will derive substantial benefits from the extension of credit to the Borrower under the Credit Agreement and the purchase of the Mortgage Notes by the Purchasers under the Note Agreement. As consideration therefor and in order to induce the Lenders to extend credit under the Credit Agreement and the Purchasers to purchase the Mortgage Notes under the Note Agreement, each of the Guarantors is willing to execute and deliver this Guarantee Agreement.

     Accordingly, each of the Guarantors, intending to be legally bound, hereby agrees with the Trustee, for the ratable benefit of the Secured Parties, as follows:

     SECTION 1. Guarantee. Subject to Section 11, each Guarantor unconditionally guarantees, jointly with the other Guarantors and severally, as a primary obligor and not merely as a surety, the due and punctual payment by the Borrower of (a) the

Borrower's obligations in respect of the due and punctual payment of principal of and interest on the Loans and all amounts drawn under the Letters of Credit, when and as due, whether at maturity, by acceleration, upon one or more dates set for prepayment or otherwise, (b) all Fees, expenses, indemnities and expense reimbursement obligations of the Borrower under the Credit Agreement or any other Loan Document, (c) all other obligations, monetary or otherwise, of the Borrower or any other Loan Party under any Loan Document to which it is a party, in each case, whether now owing or hereafter existing, (d) the principal of and any Make Whole Amount, Premium Amount and any other premium, if any, and interest on the Mortgage Notes, (e) all other obligations (monetary or otherwise) of the Borrower or any Loan Party under the Note Agreement, the Mortgage Notes and the Collateral Documents whether now owing or hereafter existing and (f) all other Indebtedness of the Borrower and the Restricted Subsidiaries that is Parity Debt (all the foregoing indebtedness and obligations being collectively called the "Guaranteed Obligations"), and agrees to pay any and all expenses (including reasonable counsel fees and expenses) incurred in enforcing any rights under this Guarantee Agreement.

     This guaranty is a guaranty of payment, performance and compliance and not of collectibility and is in no way conditioned or contingent upon any attempt to collect from or enforce performance or compliance by the Borrower or any other Loan Party or upon any other event or condition whatsoever. If for any reason whatsoever the Borrower or any other Loan Party shall fail or be unable duly, punctually and fully to pay such amounts as and when the same shall become due and payable or to perform or comply with any other Guaranteed Obligation, whether or not such failure or inability shall constitute an "Event of Default" under the Credit Agreement, the Notes, the Note Agreement, the Mortgage Notes, the General Partner's Guarantee Agreement, the Collateral Documents and all other documents or agreements contemplated thereby and hereby which govern the Guaranteed Obligations (collectively, the "Operative Documents"), each Guarantor will forthwith pay or cause to be paid such amounts to the Trustee, for the ratable benefit of the Secured Parties, in lawful money of the United States, at the place specified herein, or perform or comply with such Guaranteed Obligations or cause such Guaranteed Obligations to be performed or complied with together with interest (in the amounts and to the extent required under such Operative Documents) on any amount due and owing.

     SECTION 2. Representations and Warranties. Each Guarantor hereby represents and warrants as follows:

          (a) All representations and warranties contained in the Credit Agreement and the Note Agreement that relate to such Guarantor are true and correct in all material respects.

          (b) Such Guarantor acknowledges that any default in the due observance or performance by such Guarantor of any covenant, condition or agreement contained herein (if, after the running of any applicable notice and opportunity to cure periods provided in the Credit Agreement, Note Agreement or other Collateral

     Documents, such default or event of default remains uncured) shall constitute an Event of Default under the Credit Agreement, the Note Agreement and each other Operative Document.

          (c) There are no conditions precedent to the effectiveness of this Guarantee Agreement that have not been satisfied or waived.

          (d) Such Guarantor has, independently and without reliance upon the Trustee or any other Secured Party and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Guarantee Agreement. Such Guarantor has investigated fully the benefits and advantages which will be derived by it from execution of this Guarantee Agreement, and the Board of Directors of such Guarantor has decided that a direct or an indirect benefit will accrue to such Guarantor by reason of the execution of this Guarantee Agreement.

          (e) (i) This Guarantee Agreement is not given with actual intent to hinder, delay or defraud any Person to which such Guarantor is or will become, on or after the date hereof, indebted; (ii) such Guarantor has received at least a reasonably equivalent value in exchange for the giving of this Guarantee Agreement; (iii) such Guarantor is not insolvent on the date hereof and will not become insolvent as a result of the giving of this Guarantee Agreement; (iv) such Guarantor is not engaged in a business or transaction, nor is about to engage in a business or transaction, for which any property remaining with such Guarantor constitutes an unreasonably small amount of capital; and (v) such Guarantor does not intend to incur debts that will be beyond such Guarantor's ability to pay as such debts mature.

     SECTION 3. Guarantor's Obligations Unconditional. The obligations of each Guarantor under this Guarantee Agreement are primary, absolute and unconditional obligations of such Guarantor, are not subject to any counterclaim, set-off, deduction, diminution, abatement, recoupment, suspension, deferment or defense based upon any claim such Guarantor or any other Person may have against the Borrower, any Secured Party or any other Person, and shall remain in full force and effect without regard to, and shall not be released, discharged or in any way affected by, any circumstance or condition whatsoever (whether or not such Guarantor or the Borrower shall have any knowledge or notice thereof), including:

          (a) any renewal, extension, modification, increase, decrease, alteration or rearrangement of all or any part of the Guaranteed Obligations or any instrument executed in connection therewith, or any contract or understanding with the Borrower, the Trustee, the other Secured Parties, or any of them, or any other Person, pertaining to the Guaranteed Obligations;

          (b) any adjustment, indulgence, forbearance or compromise that might be granted or given by the Trustee or any other Secured Party to the Borrower or any Loan Party or other Person liable on the Guaranteed Obligations; or the failure of the Trustee or any other Secured Party to assert any claim or demand or to exercise any right or remedy against the Borrower or any other Person under the provisions of any Operative Document or otherwise; or any rescission, waiver, amendment or modification of, or any release from any of the terms or provisions of, any Operative Document, any guarantee or any other agreement, including with respect to National Propane Corporation, under the General Partner's Guarantee Agreement;

          (c) the insolvency, bankruptcy arrangement, adjustment, composition, liquidation, disability, dissolution or lack of power of the Borrower or any other Loan Party or other Person at any time liable for the payment of all or part of the Guaranteed Obligations; or any dissolution of the Borrower or any other Person, or any change, restructuring or termination of the partnership structure or existence of the Borrower or any other Person, or any sale, lease or transfer of any or all of the assets of the Borrower or any other Person, or any change in the shareholders, partners, or members of the Borrower or any other Person; or any default, failure or delay, willful or otherwise, in the performance of the Guaranteed Obligations;

          (d) the invalidity, illegality or unenforceability of all or any part of the Guaranteed Obligations, or any document or agreement executed in connection with the Guaranteed Obligations, for any reason whatsoever, including the fact that the Guaranteed Obligations, or any part thereof, exceed the amount permitted by law, the act of creating the Guaranteed Obligations or any part thereof is ultra vires, the officers or representatives executing the documents or otherwise creating the Guaranteed Obligations acted in excess of their authority, the Guaranteed Obligations violate applicable usury laws, the Borrower or any other Person has valid defenses, claims or offsets (whether at law, in equity or by agreement) which render the Guaranteed Obligations wholly or partially uncollectible from the Borrower or any other party, the creation, performance or repayment of the Guaranteed Obligations (or the execution, delivery and performance of any document or instrument representing part of the Guaranteed Obligations or executed in connection with the Guaranteed Obligations or given to secure the repayment of the Guaranteed Obligations) is illegal, uncollectible, legally impossible or unenforceable, or the documents or instruments pertaining to the Guaranteed Obligations have been forged or otherwise are irregular or not genuine or authentic;

          (e) any full or partial release of the liability of the Borrower on the Guaranteed Obligations or any part thereof, of any co-guarantors, or of any other Person now or hereafter liable, whether directly or indirectly, jointly, severally, or jointly and severally, to pay, perform, guarantee or assure the payment of the Guaranteed Obligations or any part thereof, it being recognized, acknowledged and agreed by each Guarantor that such Guarantor may be required to pay the Guaranteed Obligations in full without assistance or support of any other Person, and such Guarantor has not been induced to enter into this Guarantee Agreement on the basis of a contemplation, belief, understanding or agreement that any parties other than the Borrower will be liable to perform the Guaranteed Obligations, or that the Secured Parties will look to other parties to perform the Guaranteed Obligations;

          (f) the taking or accepting of any other security, collateral or guaranty, or other assurance of payment, for all or any part of the Guaranteed Obligations;

          (g) any release, surrender, exchange, subordination, deterioration, waste, loss or impairment (including negligent, unreasonable or unjustifiable impairment) of any Letter of Credit, collateral, property or security, at any time existing in connection with, or assuring or securing payment of, all or any part of the Guaranteed Obligations;

          (h) the failure of the Trustee, any other Secured Party or any other Person to exercise diligence or reasonable care in the preservation, protection, enforcement, sale or other handling or treatment of all or any part of such collateral, property or security;

          (i) the fact that any collateral, security, security interest or lien contemplated or intended to be given, created or granted as security for the repayment of the Guaranteed Obligations shall not be properly perfected or created, or shall prove to be unenforceable or subordinate to any other security interest or lien, it being recognized and agreed by each Guarantor that such Guarantor is not entering into this Guarantee Agreement in reliance on, or in contemplation of the benefits of, the validity, enforceability, collectibility or value of any of the Collateral;

          (j) any payment by the Borrower to the Trustee or any other Secured Party being held to constitute a preference under Title 11 of the United States Code or any similar Federal or state law, or for any reason the Trustee or any other Secured Party being required to refund such payment or pay such amount to the Borrower or someone else;

          (k) any other action taken or omitted to be taken with respect to the Guaranteed Obligations, or the security and collateral therefor, whether or not such action or omission prejudices such Guarantor or increases the likelihood that such Guarantor will be required to pay the Guaranteed Obligations pursuant to the terms hereof, it being the unambiguous and unequivocal intention of such Guarantor that it shall be obligated to pay the Guaranteed Obligations when due, notwithstanding any occurrence, circumstance, event, action or omission whatsoever, whether or not contemplated, and whether or not otherwise or particularly described herein, except for the full and final payment and satisfaction of the Guaranteed Obligations in cash;

          (l) the fact that all or any of the Guaranteed Obligations cease to exist by operation of law, including by way of a discharge, limitation or tolling thereof under applicable bankruptcy laws;

          (m) any other circumstance (including any statute of limitations) that might in any manner or to any extent otherwise constitute a defense available to, vary the risk of, or operate as a discharge of, the Borrower or any Person as a matter of law or equity;

          (n) any merger or consolidation of the Borrower, any Loan Party or such Guarantor into or with any other corporation, or any sale, lease or transfer of any of the assets of the Borrower, the General Partners or any Loan Party to any other Person;

          (o) any change in the ownership of any shares of capital stock of the Borrower, or any change in the relationship between (i) the Borrower and such Guarantor or (ii) the Borrower and either General Partner, or any termination of any such relationship; or

          (p) any other occurrence, circumstance, happening or event whatsoever, whether similar or dissimilar to the foregoing, whether foreseen or unforeseen, and any other circumstance which might otherwise constitute a legal or equitable defense or discharge of the liabilities of a guarantor or surety or which might otherwise limit recourse against such Guarantor.

All waivers herein contained shall be without prejudice to the Trustee at its option to proceed against the Borrower, National Propane Corporation under the General Partner's Guarantee Agreement, any Guarantor or any other Loan Party or Person, whether by separate action or by joinder.

     SECTION 4. Full Recourse Obligations. Subject to the terms of Section 11 below, the obligations of each Guarantor set forth herein constitute the full recourse obligations of such Guarantor enforceable against it to the full extent of all its assets and properties.

     SECTION 5. Waiver. Each Guarantor unconditionally waives, to the extent permitted by applicable law:

          (a) notice of any of the matters referred to in Section 3;

          (b) notice to such Guarantor of the incurrence of any of the Guaranteed Obligations, notice to such Guarantor of any breach or default by the Borrower or such Guarantor with respect to any of the Guaranteed Obligations or any other notice that may be required, by statute, rule of law or otherwise, to preserve any rights of any Secured Party against such Guarantor;

          (c) presentment to or demand of payment from the Borrower or such Guarantor with respect to any Note, Mortgage Note or other Guaranteed Obligation or protest for nonpayment or dishonor;

          (d) any right to the enforcement, assertion, exercise or exhaustion by the Trustee or any other Secured Party of any right, power, privilege or remedy conferred in any of the Operative Documents or otherwise;

          (e) any requirement of diligence on the part of the Trustee or any other Secured Party;

          (f) any requirement to mitigate the damages resulting from any default under any Operative Document;

          (g) any notice of any sale, transfer or other disposition of any right, title to or interest in any Note, Mortgage Note or other Guaranteed Obligation by any holder, assignee or participant thereof, or in any Operative Document;

          (h) any release of any Guarantor from its obligations hereunder resulting from any loss by it of its rights of subrogation hereunder; and

          (i) any other circumstance whatsoever which might otherwise constitute a legal or equitable discharge, release or defense of a guarantor or surety or which might otherwise limit recourse against such Guarantor.

     SECTION 6. Waiver of Subrogation. In furtherance of the foregoing and not in limitation of any other right which the Trustee or any other Secured Party has at law or in equity against any Guarantor by virtue hereof, upon the failure of the Borrower, National Propane Corporation under the General Partner's Guarantee Agreement, any other Guarantor hereunder or any other Person to pay any Guaranteed Obligation when and as the same shall become due, whether at maturity, by acceleration, after notice of prepayment or otherwise, each of the Guarantors hereby promises to and will, upon receipt of written demand by the Trustee, forthwith pay, or cause to be paid, to the Trustee for distribution under Section 4 of the Trust Agreement, if and as appropriate, in cash the amount of such unpaid Guaranteed Obligation. Until the later of (a) the indefeasible cash payment in full of the Guaranteed Obligations and all other amounts payable under this Guarantee Agreement and (b) the termination of the Commitments, each Guarantor hereby irrevocably waives any claim or other rights that it may now or hereafter acquire against the Borrower or any other Person that arise from the existence, payment, performance or enforcement of such Guarantor's obligations under this Guarantee Agreement or any other Loan Document, including any right of subrogation, reimbursement, exoneration, contribution or indemnification and any right to participate in any claim or remedy of the Trustee or any other Secured Party against the Borrower or any other Person or any Collateral, whether or not such claim, remedy or right arises in equity or under contract, statute or common law, including the right to take or receive from the Borrower or any other Person, directly or indirectly, in cash or other property or by set-off or in any other manner, payment or security on account of such claim, remedy or right. If any amount shall be paid to any Guarantor in violation of the preceding sentence at any time prior to the later of (a) the indefeasible cash payment in full of the Guaranteed Obligations and all other amounts payable under this Guarantee Agreement and (b) the termination of the Commitments, such amount shall be held in trust for the benefit of the Trustee under the Trust Agreement and shall forthwith be paid to the Trustee to be credited and applied to the Guaranteed Obligations as provided under Section 4 of the Trust Agreement and all other amounts payable under this Guarantee Agreement, whether matured or unmatured, in accordance with the terms of the Operative Documents, or to be held as Collateral for any Guaranteed Obligations or other amounts payable under this Guarantee Agreement thereafter arising. Each Guarantor acknowledges that it will receive direct and indirect benefits from the financing arrangements contemplated by the Operative Documents and that the waiver set forth in this
Section 6 is knowingly made in contemplation of such benefits.

     SECTION 7. Subordination. Each Guarantor hereby subordinates in right of payment all indebtedness of the Borrower, the General Partners or any other Guarantor owing to it, whether originally contracted with such Guarantor or acquired by such Guarantor by assignment, transfer or otherwise, whether now owed or hereafter arising, whether for principal, interest, fees, expenses or otherwise, together with all renewals, extensions, increases or rearrangements thereof, to the prior indefeasible payment in full in cash of the Guaranteed Obligations, whether now owed or hereafter arising, whether for principal, interest (including interest accruing after the filing of a petition initiating any proceeding referred to in paragraph (g), (h), (i) or (j) of Article VII of the Credit Agreement or paragraph (g), (h), (i) or (j) of the Note Agreement), fees, expenses or otherwise, together with all renewals, extensions, increases or rearrangements thereof; provided, however, that nothing herein shall prevent the payment of any such indebtedness in accordance with its terms so long as no Event of Default or Default shall have occurred and be continuing.

     SECTION 8. Effect of Bankruptcy Proceedings, etc. (a) This Guarantee Agreement shall continue to be effective or be automatically reinstated, as the case may be, if at any time any payment made by any Person with respect to the Guaranteed Obligations is rescinded or must otherwise be restored or returned upon the insolvency, bankruptcy, dissolution, liquidation or reorganization of the Borrower or any other Person, or upon or as a result of the appointment of a custodian, receiver, trustee or other officer with similar powers with respect to the Borrower or other Person or any substantial part of its property, or otherwise, all as though such payment had not been made.

     (b) If an event permitting the acceleration of the maturity of any of the Guaranteed Obligations shall at any time have occurred and be continuing, and such acceleration shall at such time be prevented by reason of the pendency against the Borrower or any other Person of any case or proceeding contemplated by Section 8(a) then, for the purpose of defining the obligation of any Guarantor under this Guarantee Agreement, the maturity of the principal amount of the Guaranteed Obligations, shall be deemed to have been accelerated with the same effect as if an acceleration had occurred in accordance with the terms of the Credit Agreement and the Note

Agreement, as the case may be, and such Guarantor shall forthwith pay such principal amount, all accrued and unpaid interest thereon, any Make Whole Amount, Premium Amount or any other premium that would have become due under the Credit Agreement, the Note Agreement, the Notes or the Mortgage Notes, as the case may be, and all other Guaranteed Obligations upon acceleration of such principal and any other Guaranteed Obligations without further notice or demand.

     SECTION 9. Term of Guarantee Agreement. This Guarantee Agreement and all guarantees, covenants and agreements of each Guarantor contained herein shall continue in full force and effect and shall not be discharged until such time as all of the Guaranteed Obligations and other independent payment obligations of such Guarantor under this Guarantee Agreement shall be paid in cash and performed in full, the Commitments shall have terminated and the Letters of Credit shall have expired or been terminated and all of the agreements of each of the Guarantors hereunder shall be duly paid in cash and performed in full.

     SECTION 10. Contribution. In order to provide for just and equitable contribu tion among the Guarantors, each Guarantor agrees that, to the extent any Guarantor makes any payment hereunder on any date which, when added to all preceding payments made by such Guarantor hereunder, would result in the aggregate payments by such Guarantor hereunder exceeding its Percentage (as defined below) of all payments then or theretofore made by all Guarantors hereunder, such Guarantor shall have a right of contribution against each other Guarantor whose aggregate payments then or theretofore made hereunder are less than its Percentage of all payments by all Guarantors then or theretofore made hereunder, in an amount such that, after giving effect to any such contribution rights, each Guarantor will have paid only its Percentage of all payments by all Guarantors then or theretofore made hereunder. A Guarantor's "Percentage" on any date shall mean the percentage obtained by dividing (a) the Adjusted Net Assets of such Guarantor on such date by (b) the sum of the Adjusted Net Assets of all Guarantors on such date. "Adjusted Net Assets" means, for each Guarantor on any date, the lesser of (i) the amount by which the fair value of the property of such Guarantor exceeds the total amount of liabilities, including contingent liabilities, but excluding liabilities under this Guarantee Agreement, of such Guarantor on such date and (ii) the amount by which the present fair salable value of the assets of such Guarantor on such date exceeds the amount that will be required to pay the probable liability of such Guarantor on its debts, excluding debt in respect of this Guarantee Agreement, as they become absolute and matured. The provisions set forth in this Section 10 are for the sole benefit of the Guarantors and shall in no way affect the obligations of the Guarantors hereunder to make payments in full to the Trustee under the Trust Agreement as specified herein.

     SECTION 11. Limitation of Liability. Each Guarantor hereby confirms that it is the intention of such Guarantor that the guarantee by such Guarantor pursuant to this Guarantee Agreement not constitute a fraudulent transfer or conveyance for purposes of Title 11 of the United States Code, the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any similar Federal or state law. To effectuate the foregoing intention, each Guarantor hereby irrevocably agrees that the obligations of such Guarantor under this Guarantee Agreement shall be limited to the maximum amount as will, after giving effect to all rights to receive any collections from or payments by or on behalf of any other Guarantor in respect of the obligations of such other Guarantor pursuant to Section 10 hereof, result in the obligations of such Guarantor under this Guarantee Agreement not constituting such a fraudulent transfer or conveyance. In the event that the liability of any Guarantor hereunder is limited pursuant to this Section 11 to an amount that is less than the total amount of the Guaranteed Obligations, then it is understood and agreed that the portion of the Guaranteed Obligations for which such Guarantor is liable hereunder shall be the last portion of the Guaranteed Obligations to be repaid.

     SECTION 12. Supplemental Agreement. Upon execution and delivery by the Trustee and a Restricted Subsidiary of a Supplemental Agreement substantially in the form of Exhibit L to the Credit Agreement and Exhibit Q to the Note Agreement, such Restricted Subsidiary shall become a Guarantor hereunder with the same force and effect as if originally named as a Guarantor herein. The execution and delivery of any such instrument shall not require the consent of any other Guarantor hereunder. The rights and obligations of each Guarantor hereunder shall remain in full force and effect notwithstanding the addition of any new Guarantor as a party to this Guarantee Agreement.

     SECTION 13. Notices. All notices under the terms and provisions hereof shall be in writing, and shall be delivered or sent by hand, by express courier service or by registered or certified mail, return receipt requested, postage prepaid, addressed,

          (a) if to any Purchaser or future holder of the Mortgage Notes, at the address set forth opposite its name on Schedule A to the Note Agreement, or at such other address as any such party shall from time to time designate to the Trustee and the Borrower,

          (b) if to any Lender, the Administrative Agent, the Syndication Agent or either Issuing Bank, at the address set forth in Section 9.01 of the Credit Agreement, or at such other address as such party shall from time to time designate to the Trustee and the Borrower,

          (c) if to a Guarantor, at the address such Guarantor set forth on the signature pages hereto or at such other address as such Guarantor shall from time to time designate in writing to the Trustee, with a copy to Paul, Weiss, Rifkind, Wharton & Garrison, 1285 Avenue of the Americas, New York, New York 10019-6064 Attn: Paul D. Ginsberg (Telephone No.: (212) 373-3131; Telecopy No: (212) 757-3990).

          (d) if to the Trustee, at the address set forth in Schedule A of the Trust Agreement, or at such other address as the Trustee shall from time to time designate to the Borrower.

Any notice so addressed shall be deemed given as set forth under Section 18 of the Trust Agreement.

     SECTION 14. Amendments, etc. No amendment, alteration, modification or waiver of any term or provision of this Guarantee Agreement, nor consent to any departure by any Guarantor therefrom, shall in any event be effective unless the same shall be in writing and consented to by the Trustee, pursuant to the terms and conditions of the Trust Agreement, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided, that, the Trustee shall have received an opinion of counsel to the effect that such amendment is authorized and permitted by the Trust Agreement.

     SECTION 15. Submission to Jurisdiction. For the purpose of assuring that each of the Trustee and the other Secured Parties may enforce its rights under this Guarantee Agreement, each Guarantor and the Trustee, for itself and its successors and assigns, hereby, to the fullest extent permitted by applicable law, irrevocably (a) agrees that any legal or equitable action, suit or proceeding brought against it arising out of or relating to this Guarantee Agreement or any transaction contemplated hereby or the subject matter of any of the foregoing or for recognition or enforcement of any judgment rendered in any such action, suit or proceeding may be instituted in any state or federal court sitting in the Borough of Manhattan, State of New York, (b) waives any objection which it may now or hereafter have to the laying of venue of any such action, suit or proceeding brought in any such court, and hereby further irrevocably and unconditionally waives and agrees not to plead or claim that any such action, suit or proceeding brought in any such court has been brought in an inconvenient forum, or any right to require the proceeding to be conducted in any other jurisdiction by reason of its present or future domicile, (c) irrevocably submits itself to the non-exclusive jurisdiction of any state or federal court of competent jurisdiction sitting in the Borough of Manhattan, State of New York, for purposes of any such action, suit or proceeding, and (d) irrevocably waives any immunity from jurisdiction to which it might otherwise be entitled in any such action, suit or proceeding which may be instituted in any state or federal court sitting in the Borough of Manhattan, State of New York, and irrevocably waives any immunity from, or objection to, the maintaining of an action against it to enforce any judgment for money obtained in any such action, suit or proceeding and any immunity from execution.

     Each Guarantor and the Trustee waives personal service of process and consents that service of process upon it may be made by certified or registered mail, return receipt requested, at its address specified or determined in accordance with the provisions of Section 13, and service so made shall be deemed completed on the third business day after mailing. Nothing contained in this Section 15 shall be deemed to affect the right of the Guarantor, the Trustee or any other Secured Party to serve process in any other manner permitted by law or to commence legal proceedings or otherwise proceed against any Guarantor in any jurisdiction.

     SECTION 16. WAIVER OF JURY TRIAL. EACH GUARANTOR IRREVOCABLY AND UNCONDITIONALLY WAIVES THE RIGHT TO TRIAL BY JURY IN ANY LEGAL OR EQUITABLE ACTION, SUIT OR PROCEEDING ARISING OUT OF OR RELATING TO THIS GUARANTEE AGREEMENT OR ANY OF THE OTHER OPERATIVE DOCUMENTS OR ANY TRANSACTION CONTEMPLATED HEREBY OR THEREBY OR THE SUBJECT MATTER OF ANY OF THE FOREGOING.

     SECTION 17. Survival. All warranties, representations and covenants made by each Guarantor herein or in any written certificate or other instrument required to be delivered by it or on its behalf hereunder or under the Credit Agreement or the Note Agreement shall be considered to have been relied upon by the Secured Parties and shall survive the execution and delivery of this Guarantee Agreement, regardless of any investigation made by any Secured Party or on their respective behalf. All statements in any such certificate or other instrument shall constitute warranties and representations by such Guarantor hereunder.

     SECTION 18. Severability. Any provision of this Guarantee Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. To the extent permitted by applicable law, each Guarantor hereby waives any provision of law that renders any provisions hereof prohibited or unenforceable in any respect.

     SECTION 19. Successors and Assigns. The terms of this Guarantee Agreement shall be binding upon each Guarantor and its successors and shall inure to the benefit of, the Trustee and the other Secured Parties and their respective successors and assigns.

     SECTION 20. Table of Contents; Headings. The section and paragraph headings in this Guarantee Agreement and the table of contents are for convenience of reference only and shall not modify, define, expand or limit any of the terms or provisions hereof, and all references herein to numbered sections, unless otherwise indicated, are to sections in this Guarantee Agreement.

     SECTION 21. Counterparts. This Guarantee Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument.

     SECTION 22. GOVERNING LAW. THIS GUARANTEE AGREEMENT SHALL IN ALL RESPECTS BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO THE CONFLICTS OF LAWS PRINCIPLES OF SUCH STATE,

INCLUDING ALL MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE.

     SECTION 23. Right of Set-off. Each Guarantor hereby irrevocably authorizes each Secured Party at any time and from time to time without notice to such Guarantor, any such notice being expressly waived by such Guarantor, to set-off and appropriate and apply any and all deposits (general or special, time or demand, provisional or final), in any currency, and any other credits, indebtedness or claims, in any currency, in each case whether direct or indirect, absolute or contingent, matured or unmatured, at any time held or owing by such Secured Party to or for the credit or the account of such Guarantor, or any part thereof in such amounts as such Secured Party may elect, against and on account of the Guaranteed Obligations, and such Secured Party shall promptly cause such amounts to be delivered or put in the custody, possession or control of the Trustee for disposition or distribution in accordance with the provisions of the Trust Agreement, whether or not the Secured Party has made any demand for payment and although such obligations, liabilities and claims may be contingent or unmatured. Each Secured Party shall notify such Guarantor promptly of any such set-off, provided that the failure to give such notice shall not affect the validity of such set-off and application. The rights of the Secured Parties under this Section are in addition to other rights and remedies (including, without limitation, other rights of set-off) which any Secured Party may have.

     SECTION 24. Covenant Compliance. Each Guarantor agrees to comply with each of the covenants contained in the Credit Agreement and the Note Agreement that imposes or purports to impose, by reference to such Guarantor, express or otherwise, through agreements with the Borrower and/or the General Partners, restrictions or obligations on such Guarantor.

     SECTION 25. Terms Generally. The definitions in Annex A hereto shall apply equally to both the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words "include", "includes" and "including" shall be deemed to be followed by the phrase "without limitation". All references herein to Articles, Sections, Exhibits and Schedules shall be deemed references to Articles and Sections of, and Exhibits and Schedules to, this Agreement unless the context shall otherwise require. As used herein, the "knowledge" of any Guarantor includes the knowledge of the Responsible Officers (as defined in the Credit Agreement and the Note Agreement) of each and every Loan Party. Unless otherwise expressly provided herein, the word "day" means a calendar day.

     IN WITNESS WHEREOF, each party hereto has caused this Guarantee Agreement to be duly executed as of the date first above written.

                                 [                                ]


                                 By:______________________________
                                    Name:
                                    Title:
                                    Address:

                                    Telecopy:



                                 THE BANK OF NEW YORK,
                                 not in its individual capacity but solely as Trustee


                                 By:______________________________
                                    Name:
                                    Title:
                                    Address:

                                    Telecopy:

                                                                     EXHIBIT D-1

================================================================================


                          PLEDGE AND SECURITY AGREEMENT

                       dated as of ____________ ___, 1996

                                      among

                            THE GRANTORS NAMED HEREIN

                                       and

                    ----------------------------------------,

                                   as Trustee

================================================================================

                                TABLE OF CONTENTS


Article  Section                                                    Page

ARTICLE I  DEFINITIONS...............................................  1
   SECTION 1.01.  Terms Defined in Annex A...........................  1
   SECTION 1.02.  Definition of Certain Terms Used Herein............  1
   SECTION 1.03.  UCC Definitions....................................  3
   SECTION 1.04.  Terms Generally....................................  3

ARTICLE II  SECURITY INTERESTS.......................................  3
   SECTION 2.01.  The Security Interests.............................  3
   SECTION 2.02.  Continuing Liability of each Grantor...............  4
   SECTION 2.03.  Delivery of Pledged Securities.....................  4
   SECTION 2.04.  Security Interests Absolute........................  4
   SECTION 2.05.  ...................................................  5

ARTICLE III  REPRESENTATIONS AND WARRANTIES..........................  6
   SECTION 3.01.  Credit Agreement...................................  6
   SECTION 3.02.  Pledged Securities.................................  6
   SECTION 3.03.  Validity, Perfection and Priority of Security
                    Interests .......................................  6
   SECTION 3.04.  Place of Business; Location of Collateral..........  7
   SECTION 3.05.  Effectiveness......................................  7


ARTICLE IV  COVENANTS................................................  7
   SECTION 4.01.  Perfection of Security Interests...................  7
   SECTION 4.02.  Further Actions....................................  7
   SECTION 4.03.  Change of Name, Identity or Structure..............  8
   SECTION 4.04.  Place of Business and Collateral...................  8
   SECTION 4.05.  Maintenance of Records.............................  8
   SECTION 4.06.  Compliance with Laws, etc..........................  9
   SECTION 4.07.  Payment of Taxes, etc..............................  9
   SECTION 4.08.  Limitation on Liens on Collateral..................  9
   SECTION 4.09.  Limitations on Dispositions of Collateral..........  9
   SECTION 4.10.  Notices............................................  9
   SECTION 4.11.  Change of Law...................................... 10
   SECTION 4.12.  Reimbursement Obligation........................... 10
   SECTION 4.13.  Dispositions....................................... 10

ARTICLE V  DISTRIBUTIONS ON PLEDGED SECURITIES; VOTING............... 10
   SECTION 5.01.  Right to Receive Distributions on Pledged
                    Collateral; Voting............................... 10

ARTICLE VI  REMEDIES; RIGHTS UPON DEFAULT............................ 11

   SECTION 6.01.  UCC Rights......................................... 11
   SECTION 6.02.  Sale of Collateral................................. 12
   SECTION 6.03.  Rights of Purchasers............................... 12
   SECTION 6.04.  Additional Rights of the Trustee................... 13
   SECTION 6.05.  Securities Act, etc................................ 13
   SECTION 6.06.  Remedies Not Exclusive............................. 15
   SECTION 6.07.  Waiver and Estoppel................................ 15
   SECTION 6.08.  Power of Attorney.................................. 16
   SECTION 6.09.  Application of Proceeds............................ 17

ARTICLE VII  MISCELLANEOUS........................................... 17
   SECTION 7.01.  Notices............................................ 17
   SECTION 7.02.  Survival of Agreement.............................. 17
   SECTION 7.03.  Counterparts....................................... 18
   SECTION 7.04.  Amendments, Etc.................................... 18
   SECTION 7.05.  Assignments........................................ 18
   SECTION 7.06.  Savings Clause..................................... 18
   SECTION 7.07.  GOVERNING LAW...................................... 19
   SECTION 7.08.  Entire Agreement................................... 19
   SECTION 7.09.  No Waiver; Remedies................................ 19
   SECTION 7.10.  Headings........................................... 19
   SECTION 7.11.  ................................................... 19

Schedules

Schedule 1 Chief Executive Office and Principal Place of Business; Locations of Records of Receivables and General Intangibles
Schedule 2    Pledged Securities
Schedule 3    Trade Names, Division Names, etc.
Schedule 4    Required Filings and Recordings

Annex A       Definitions

     PLEDGE AND SECURITY AGREEMENT dated as of _____________ ___, 1996, among NATIONAL PROPANE PARTNERS, L.P., a Delaware limited partnership (the "Public Partnership"), NATIONAL PROPANE CORPORATION, a Delaware corporation (the "Managing General Partner"), NATIONAL PROPANE SGP, INC., a Delaware corporation (the "Special General Partner", together with the Managing General Partner, the "General Partners"), and __________________, a New York banking corporation and trust company, as Trustee (in such capacity, the "Trustee") under the Trust Agreement (as defined herein).

     Reference is made to (a) the Credit Agreement dated as of ____________ ___, 1996 (as amended, modified or supplemented from time to time, the "Credit Agreement"), among the Borrower, the financial institutions party thereto as lenders (the "Lenders"), The First National Bank of Boston, as Administrative Agent and a Lender, Bank of America NT & SA, as a Lender, and BA Securities, Inc., as Syndication Agent, and (b) the $125,000,000 [ ]% First Mortgage Notes due June 15, 2010 (together with all other securities issued in substitution therefor or replacement thereof pursuant to the Note Agreement, the "Mortgage Notes") issued to certain institutional investors (collectively, the "Purchasers") pursuant to the Note Agreement each dated as of _________________ ___, 1996, among the Borrower, the General Partners and the Purchasers (as amended, modified or supplemented from time to time collectively, the "Note Agreement"). The Lenders have respectively agreed to extend credit to the Borrower pursuant to, and subject to the terms and conditions specified in, the Credit Agreement. The Purchasers have respectively agreed to purchase the Mortgage Notes pursuant to, and subject to the terms and conditions specified in, the Note Agreement. The obligations of the Lenders to extend credit under the Credit Agreement and the obligations of the Purchasers to purchase the Mortgage Notes under the Note Agreement are conditioned upon, among other things, the execution and delivery by each of the Public Partnership and the General Partners (such parties being referred to herein individually as a "Grantor" and collectively as the "Grantors") of a Pledge and Security Agreement in the form hereof to secure the Secured Obligations (as defined herein) of such Grantor.

     Accordingly, the Grantors, intending to be legally bound, hereby agree with the Trustee, as follows:

                                    ARTICLE I

                                   DEFINITIONS

     SECTION 1.01. Terms Defined in Annex A. Terms used herein and not otherwise defined herein shall have the meanings set forth in Annex A hereto.

     SECTION 1.02. Definition of Certain Terms Used Herein. As used herein, the following terms shall have the following meanings:

     "Collateral" shall have the meaning assigned to such term in Section 2.01.

     "General Intangibles" of any Grantor shall mean (a) all partnership interests in the Borrower now owned or hereafter acquired by such Grantor, (b) the Triarc Security Agreement and (c) all contract rights to receive dividends, liquidating dividends, distributions, options, rights to subscribe, cash, instruments and other property and proceeds from time to time in respect of or in exchange for any or all of such partnership interests referenced in clause
(a) above.

     "Noteholders" shall mean the holders from time to time of the Mortgage
Notes.

     "Pledged Debt" shall mean (a) the Intercompany Notes, if any, issued to the General Partners and the Public Partnership by the Borrower, (b) the Triarc Note and (c) all payments of principal or interest, cash, instruments or other property from time to time received, receivable or otherwise distributed, in respect of, in exchange for or upon the conversion of such Intercompany Notes or Triarc Note, as the case may be.

     "Pledged Interests" shall mean (a) the Capital Stock of the Borrower listed and described on Schedule 2 hereto, and the certificates, if any, representing such Capital Stock, (b) all additional Capital Stock of the Borrower from time to time acquired by any Grantor in any manner (which shares shall be considered to be Pledged Interests under this Agreement), together in each case with the certificates representing such additional Capital Stock (c) the Capital Stock of Triarc pledged to the Special General Partner pursuant to the Triarc Security Agreement, together with the certificates representing such capital stock and
(d) all dividends, liquidating dividends, stock dividends, distributions, stock or partnership rights, options, rights to subscribe, cash, instruments and other property and proceeds from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such listed Capital Stock referenced in clauses (a) and (c) above or such additional Capital Stock referenced in clause (b) above.

     "Pledged Securities" shall mean the Pledged Interests and the Pledged Debt.

     "Proceeds" shall mean all proceeds, including (a) whatever is received upon any collection, exchange, sale or other disposition of any of the Collateral and any property into which any of the Collateral is converted, whether cash or non-cash and (b) any and all other amounts from time to time paid or payable under or in connection with any of the Collateral.

     "Secured Obligations" of any Grantor shall mean (a) in the case of the General Partners, all amounts now or hereafter payable by the General Partners under the General Partners Guarantee Agreement and the Mortgage Notes, (b) in the case of the Public Partnership, the due and punctual payment by the Borrower of (i) the Borrower's obligations in respect of the due and punctual payment of principal of and interest on the Loans and all amounts drawn under the Letters of Credit, when and as due, whether at maturity, by acceleration, upon one or more dates set for prepayment or otherwise, (ii) all Fees, expenses, indemnities and expense reimbursement obligations of the Borrower under the Credit Agreement or any other Loan Document, (iii) all other obligations, monetary or otherwise, of the Borrower or any other Loan Party under any Loan Document to which it is a party, in each case, whether now owing or hereafter existing, (iv) the principal of and premium, if any, and interest on the Mortgage Notes, (v) all other obligations (monetary or otherwise) of the Borrower or any other Loan Party under the Note Agreement, the Mortgage Notes and the Security Documents whether now owing or hereafter existing and (vi) all Indebtedness of the Borrower and the Restricted Subsidiaries permitted (A) to be incurred under Section 6.01(b), (f) and (k) (but only to the extent such indebtedness under Section 6.01 (k) is incurred to any Lender with respect to a Hedging Agreement) of the Credit Agreement and Sections [ ] and [ ] of the Note Agreement and (B) permitted to be secured in accordance with Section 6.02(g) or (h) of the Credit Agreement and Section [ ] or [ ] of the Note Agreement and, (c) in the case of either Grantor, all expenses (including reasonable counsel fees and expenses) incurred in enforcing any rights of the Trustee and the Secured Parties against such Grantor under this Agreement.

     "UCC" shall mean at any time the Uniform Commercial Code as the same may from time to time be in effect in the State of New York; provided that if, by reason of mandatory provisions of law, the validity or perfection of any security interest granted herein is governed by the Uniform Commercial Code as in effect in a jurisdiction other than New York, then, as to the validity or perfection of such security interest, "UCC" shall mean the Uniform Commercial Code in effect in such other jurisdiction.

     SECTION 1.03. UCC Definitions. The uncapitalized terms "contract right", "instrument", "general intangible", "money" and "proceeds", as used in Section
1.02 or elsewhere in this Agreement shall have the meanings ascribed thereto in the UCC.

     SECTION 1.04. Terms Generally. The definitions in Annex A hereto and in
Section 1.02 shall apply equally to both the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words "include", "includes" and "including" shall be deemed to be followed by the phrase "without limitation". All references herein to Articles, Sections, Exhibits and Schedules shall be deemed references to Articles and Sections of, and Exhibits and Schedules to, this Agreement unless the context shall otherwise require. As used herein, the "knowledge" of the Borrower includes the knowledge of each and every Loan Party. Unless otherwise expressly provided herein, the word "day" means a calendar day.

                                   ARTICLE II

                               SECURITY INTERESTS

     SECTION 2.01. The Security Interests. To secure the due and punctual payment of all Secured Obligations of such Grantor, howsoever created, arising or evidenced, whether direct or indirect, absolute or contingent, now or hereafter existing or due or to become due, in accordance with the terms thereof, (a) each Grantor hereby grants to the Trustee, its successors and its assigns, for the ratable benefit of the Secured Parties, a security interest in and (b) each Grantor hereby pledges to the Trustee, its successors and assigns, for the ratable benefit of the Secured Parties, all of such Grantor's right, title and interest in, to and under the following, whether now existing or hereafter acquired (all of which are herein collectively called the "Collateral"):

          (i) all General Intangibles;

          (ii) all Pledged Securities; and

          (iii) to the extent not otherwise included, all Proceeds and products of any or all of the foregoing, whether existing on the date hereof or arising hereafter.

     SECTION 2.02. Continuing Liability of each Grantor. Anything herein to the contrary notwithstanding, each Grantor shall remain liable to observe and perform all the terms and conditions to be observed and performed by it under any contract, agreement, warranty or other obligation with respect to the Collateral, and shall do nothing to impair the security interests herein granted. Neither the Trustee nor any Secured Party shall have any obligation or liability under any such contract, agreement, warranty or obligation by reason of or arising out of this Agreement or the receipt by the Trustee or any Secured Party of any payment relating to any Collateral, nor shall the Trustee or any Secured Party be required to perform or fulfill any of the obligations of any Grantor with respect to any of the Collateral, to make any inquiry as to the nature or sufficiency of any payment received by it or the sufficiency of the performance of any party's obligations with respect to any Collateral. Furthermore, neither the Trustee nor any Secured Party shall be required to file any claim or demand to collect any amount due or to enforce the performance of any party's obligations with respect to the Collateral.

     SECTION 2.03. Delivery of Pledged Securities. All certificates or instruments representing or evidencing the Pledged Securities shall be delivered to and held by or on behalf of the Trustee, for the ratable benefit of the Secured Parties, pursuant hereto and shall be in suitable form for transfer by delivery, duly endorsed and shall be accompanied by duly executed instruments of transfer or assignment in blank, with signatures appropriately guaranteed, and accompanied in each case by any required transfer tax stamps, all in form and substance satisfactory to the Trustee. The Trustee shall have the right, at any time in its discretion and without notice to any Grantor after the occurrence and during the continuance of an Event of Default, to cause any or all of the Pledged Interests or other Pledged Securities to be transferred of record into the name of the Trustee or its nominee.

     SECTION 2.04. Security Interests Absolute. All rights of the Trustee and the Secured Parties hereunder, and all obligations of each Grantor hereunder, shall be absolute and unconditional and, without limiting the generality of the foregoing, shall not be released, discharged or otherwise affected by:

          (a) any extension, renewal, settlement, compromise, waiver or release in respect of any Secured Obligation, Note, Mortgage Note or any other document evidencing or securing any Secured Obligation, by operation of law or otherwise;

          (b) any modification or amendment or supplement to the Credit Agreement, any Note, any Mortgage Note, any Note Agreement, any Collateral Document, any other Security Document, the Trust Agreement, or any other document evidencing or securing any Secured Obligation;

          (c) any release, non-perfection or invalidity of any direct or indirect security for any Secured Obligation;

          (d) any change in the existence, structure or ownership of the Borrower, any Grantor or any other Person, or any insolvency, bankruptcy, reorganization or other similar proceeding affecting the Borrower, any Grantor or any other Person or its assets or any resulting disallowance, release or discharge of all or any portion of the Secured Obligations;

          (e) the existence of any claim, set-off or other right which any Grantor may have at any time against the Borrower, any Grantor, any guarantor, the Trustee, any Secured Party or any other corporation or Person, whether in connection herewith or any unrelated transactions; provided, that nothing herein shall prevent the assertion of any such claim by counterclaim;

          (f) any invalidity or unenforceability for any reason of any Secured Obligation relating to or against the Borrower, any Grantor or any other Person, or any provision of applicable law or regulation purporting to prohibit the payment by the Borrower, any Grantor or any other Person of the Secured Obligations;

          (g) any failure by the Trustee or any Secured Party (i) to file or enforce a claim against the Borrower, any Grantor or any other Person or its estate (in a bankruptcy or other proceeding), (ii) to give notice of the existence, creation or incurrence by the Borrower, any Grantor or any other Person of any new or additional indebtedness or obligation under or with respect to the

     Secured Obligations, (iii) to commence any action against the Borrower, any Grantor or any other Person, (iv) to disclose to the Borrower, any Grantor or any other Person any facts which the Trustee or any Secured Party may now or hereafter know with regard to the Borrower, any Grantor or any other Person or (v) to proceed with due diligence in the collection, protection or realization upon any collateral securing the Secured Obligations; or

          (h) any other act or omission to act or delay of any kind by the Borrower any Grantor, any guarantor the Trustee, any Secured Party or any other Person or any other circumstance whatsoever which might, but for the provisions of this clause, constitute a legal or equitable discharge of any Grantor's obligations hereunder.

     SECTION 2.05. Release of Collateral. Upon (a) the indefeasible payment in full in cash of all of the Secured Obligations, (b) the termination of the Commitments, (c) the cancellation or expiration of all Letters of Credit and the reimbursement in full of all amounts drawn thereunder and (d) the satisfaction by the Borrower of all terms and conditions hereof, the Credit Agreement, the Notes, the Mortgage Notes, the Note Agreement, the Collateral Documents, the other Security Documents and all other documents or agreements governing the Secured Obligations, the Trustee will (but at the expense of such Grantor) execute and send to such Grantor, (a) for each filing made under Section 4.01 or
4.02 to perfect the security interests granted to the Trustee and the Secured Parties hereunder, a termination statement prepared by such Grantor to the effect that the Trustee and the other Secured Parties no longer claim a security interest under such filing and (b) all documents and instruments previously pledged to the Trustee hereunder.

                                   ARTICLE III

                         REPRESENTATIONS AND WARRANTIES

     The Grantors jointly and severally represent and warrant to the Trustee and each of the Secured Parties that:

     SECTION 3.01. Credit Agreement. All representations and warranties contained in the Credit Agreement and the Note Agreement that relate to the Public Partnership are true and correct. The Public Partnership agrees to comply with each of the covenants contained in the Credit Agreement and the Note Agreement that imposes or purports to impose, by reference to the Public Partnership, express or otherwise, through agreements with the Borrower, restrictions or obligations on the Public Partnership. The Public Partnership acknowledges that any default in the due observance or performance by the Public Partnership of any covenant, condition or agreement contained herein shall constitute an Event of Default as provided in Article VII of the Credit Agreement and Section 11 of the Note Agreement. There are no


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

conditions precedent to the effectiveness of this Agreement that have not been satisfied or waived.

     SECTION 3.02. Pledged Securities. All Pledged Securities have been duly authorized and validly issued by the issuers thereof and, in the case of Pledged Securities consisting of capital stock, are fully paid and nonassessable. None of the Pledged Securities are subject to options to purchase or similar rights of any Person. No Grantor is or will become a party to or otherwise bound by any agreement, other than this Agreement, which restricts in any manner the rights of any present or future holder of any of the Pledged Interests with respect thereto.

     SECTION 3.03. Validity, Perfection and Priority of Security Interests. (a) By complying with Section 4.01 and by delivering all certificates or instruments, if any, representing or evidencing the Collateral to the Trustee, each Grantor will have created a valid and duly perfected security interest in favor of the Trustee for the benefit of the Secured Parties as security for the due and punctual payment of all Secured Obligations of such Grantor in all Collateral and identifiable Proceeds of such Collateral, which security interest may be perfected by (i) filing UCC financing statements and (ii) possession. Continuing compliance by each Grantor with the provisions of Section 4.02 will also (i) create and duly perfect valid security interests in all Collateral acquired or otherwise coming into existence after the date hereof and in all identifiable Proceeds of such Collateral as security for the due and punctual payment of all Secured Obligations of such Grantor and (ii) cause such security interests in all Collateral and in all Proceeds which are (A) identifiable cash Proceeds of Collateral covered by financing statements required to be filed hereunder and (B) identifiable Proceeds in which a security interest may be perfected by such filing under the UCC to be duly perfected under the UCC.

     (b) The security interests of the Trustee in the Collateral rank first in priority. Other than financing statements or other similar documents perfecting the security interests of the Trustee, no financing statements or similar documents covering all or any part of the Collateral are on file or of record in any government office in any jurisdiction in which such filing or recording would be effective to perfect a security interest in such Collateral, nor is any of the Collateral in the possession of any Person (other than a Grantor) asserting any claim thereto or security interest therein.

     SECTION 3.04. Place of Business; Location of Collateral. Schedule 1 correctly sets forth (a) each Grantor's chief executive office and principal place of business and (b) the offices of each Grantor where records concerning the General Intangibles are kept.

     SECTION 3.05. Effectiveness. The pledge and grant effected hereby is effective to rest in the Trustee, on behalf of the Secured Parties, the rights of the Trustee in the Collateral as set forth herein.


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                                   ARTICLE IV

                                    COVENANTS

     Each Grantor covenants and agrees with the Trustee that until (a) all the Secured Obligations have been indefeasibly paid in full in cash, (b) the Commitments have been terminated, (c) all Letters of Credit have been cancelled or have expired and all Letter of Credit Disbursements have been reimbursed in full and (d) all terms and conditions hereof, the Credit Agreement, the Notes, the Mortgage Notes, the Note Agreement, the Collateral Documents, the other Security Documents and all other documents or agreements governing the Secured Obligations have been satisfied, each Grantor will comply with the following:

     SECTION 4.01. Perfection of Security Interests. Each Grantor will, at its own expense, cause all filings and recordings and other actions specified on
Schedule 4 to have been completed and filed on or prior to the Closing Date.

     SECTION 4.02. Further Actions. (a) At all times after the Closing Date, each Grantor will, at its own expense, comply with the following:

          (i) as to all General Intangibles and Pledged Securities, it will cause UCC financing statements and continuation statements to be filed and to be on file in all applicable jurisdictions as required to perfect the security interests granted to the Trustee for the ratable benefit of the Secured Parties hereunder, to the extent that applicable law permits perfection of a security interest by filing under the UCC;

          (ii) as to all Proceeds, it will cause all UCC financing statements and continuation statements filed in accordance with clause (i) above to include a statement or a checked box indicating that Proceeds of all items of Collateral described therein are covered;

          (iii) as to any Capital Stock owned by any Grantor and issued by the Borrower, the applicable Grantor will immediately pledge and deliver the corresponding certificates, upon the acquisition or certification thereof, or other instruments to the Trustee as part of the Pledged Interests duly endorsed in a manner satisfactory to the Trustee;

          (iv) as to any amount payable under or in connection with any of the Collateral which shall be or shall become evidenced by any promissory note or other instrument, the applicable Grantor will immediately pledge and deliver such note or other instrument to the Trustee as part of the Pledged Debt duly endorsed in a manner satisfactory to the Trustee;

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

     (b) Each Grantor will, from time to time and at its own expense, execute, deliver, file or record such financing statements pursuant to the UCC and such other statements, assignments, instruments, documents, agreements or other papers and take any other action that may be necessary or desirable, or that the Trustee may reasonably request, in order to create, preserve, perfect, confirm or validate the security interests, to enable the Trustee and the Secured Parties to obtain the full benefits of this Agreement or to enable the Trustee to exercise and enforce any of its rights, powers and remedies hereunder, including, without limitation, its right to take possession of the Collateral.

     (c) To the fullest extent permitted by law, each Grantor authorizes the Trustee (i) to sign and file financing and continuation statements and amendments thereto with respect to the Collateral without its signature thereon and (ii) to the extent permissible by applicable law, file this Agreement in any UCC filing jurisdiction as a financing statement with respect to the Collateral.

     SECTION 4.03. Change of Name, Identity or Structure. (a) No Grantor will change its name, identity or corporate structure in any manner and, (b) except as set forth on Schedule 3, no Grantor will conduct its business under any trade, assumed or fictitious name, in each case under clauses (a) and (b), unless it shall have given the Trustee at least 30 days' prior written notice thereof and shall have taken all action (or made arrangements to take such action substantially simultaneously with such change if it is impossible to take such action in advance) necessary, desirable or as may be reasonably requested by the Trustee, to amend any financing statement or continuation statement relating to the security interests granted hereby in order to preserve such security interests and to effectuate or maintain the priority thereof against all Persons.

     SECTION 4.04. Place of Business and Collateral. No Grantor will change the location of its chief executive office unless, prior to such change, (i) it notifies the Trustee of such change in a manner set forth under Section 6.13 of the Credit Agreement and Section [ ] of the Note Agreement, (ii) makes all UCC filings required by Section 4.02 and (iii) takes all other action necessary, desirable or that the Trustee may reasonably request, to preserve, perfect, confirm and protect the security interests granted hereby.

     SECTION 4.05. Maintenance of Records. Each Grantor will keep and maintain at its own cost and expense complete books and records relating to the Collateral which are satisfactory to the Trustee, including, without limitation, a record of all dividends received with respect to the Collateral and all of its other dealings with the Collateral. Each Grantor will provide the Trustee with access to or copies of such records promptly upon Trustee's request therefor.

     SECTION 4.06. Compliance with Laws, etc. Each Grantor will comply with all applicable statutes, rules, regulations, and orders of, and all applicable restrictions imposed by, the United States of America, foreign countries, states, provinces and municipalities, and of or by any Governmental Authority, including any court,

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

arbitrator or grand jury, in respect of the Collateral except such as are being contested in good faith by appropriate proceedings promptly initiated and diligently conducted and if such reserve or other appropriate provision, if any, as shall be required by GAAP shall have been made therefor and the failure to so comply could not reasonably be expected to have a Material Adverse Effect.

     SECTION 4.07. Payment of Taxes, etc. Each Grantor will pay all taxes, assessments and other governmental charges or levies imposed upon the Collateral or in respect of any of its income or profits therefrom when the same become due and payable, but in any event before any penalty or interest accrues thereon, and all claims (including claims for labor, services, materials and supplies) for sums which have become due and payable and which by law have or might become a Lien upon any of its properties or assets, and promptly reimburse the Trustee or any Secured Party for any such taxes, assessments, charges or claims paid by them; provided that no such tax, assessment, charge or claim need be paid or reimbursed if being con tested in good faith by appropriate proceedings promptly initiated and diligently conducted and if such reserves or other appropriate provision, if any, as shall be required by GAAP shall have been made therefor and be adequate in the good faith judgment of such Grantor.

     SECTION 4.08. Limitation on Liens on Collateral. No Grantor will create, permit or suffer to exist any security interest, encumbrance, claim or other Lien in respect of the Collateral. Each Grantor will defend the Collateral and each Grantor's rights with respect thereto against, and take such other action as is necessary to remove, any security interest, encumbrance, claim or other Lien in respect of the Collateral.

     SECTION 4.09. Limitations on Dispositions of Collateral. No Grantor will, directly or indirectly, sell, transfer, lease or otherwise dispose of any of the Collateral, or attempt, offer or contract to do so, except in each case as expressly permitted under the Credit Agreement and the Note Agreement. The inclusion of proceeds of the Collateral under the security interest granted hereby shall not be deemed a consent by the Trustee to any sale or disposition of any Collateral.

     SECTION 4.10. Notices. Each Grantor will advise the Trustee promptly and in reasonable detail, (a) of any security interest, encumbrance or claim made or other Lien asserted against any of the Collateral, (b) of any material change in the composition of the Collateral and (c) of the occurrence of any other event which would have a material effect on the aggregate value of the Collateral or on the security interests granted to the Trustee in this Agreement.

     SECTION 4.11. Change of Law. Each Grantor shall promptly notify the Trustee in writing of any change in law known to it which (i) adversely affects or will adversely affect the validity, perfection or priority of the security interests granted hereby, (ii) requires or will require a change in the procedures to be followed in order to maintain and protect such validity, perfection and priority or (iii) could result in the Trustee not having a perfected security interest in any of the Collateral.

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

     SECTION 4.12. Reimbursement Obligation. Should any Grantor fail to comply with the provisions of this Agreement or any other agreement relating to the Collateral such that the value of any Collateral or the validity, perfection, rank or value of any security interest granted to the Trustee hereunder or thereunder is thereby diminished or potentially diminished or put at risk (as reasonably determined by the Trustee), the Trustee on behalf of such Grantor may, but shall not be required to, effect such compliance on behalf of such Grantor, and such Grantor shall reimburse the Trustee for the costs thereof on demand, and interest shall accrue on any such unpaid reimbursement obligation from the date the relevant costs are incurred until reimbursement thereof in full at the default rate provided in Section 2.07 of the Credit Agreement.

     SECTION 4.13. Dispositions. No Grantor will sell, transfer, assign or otherwise dispose of any of its partnership interests in the Borrower.

                                    ARTICLE V

                   DISTRIBUTIONS ON PLEDGED SECURITIES; VOTING

     SECTION 5.01. Right to Receive Distributions on Pledged Collateral; Voting.
(a) So long as no Event of Default shall have occurred and be continuing:

          (i) Each Grantor shall be entitled to exercise any and all voting and other consensual rights pertaining to the Pledged Interests or any part thereof for any purpose permitted by the terms of this Agreement, the Credit Agreement and the Note Agreement.

          (ii) Each Grantor shall be entitled to receive and retain any and all dividends, interest and principal paid in cash on (A) the Triarc Note and
     (B) the other Pledged Securities to the extent and only to the extent that such cash dividends, interest and principal are permitted by, and otherwise paid in accordance with, the terms and conditions of the Credit Agreement, the Note Agreement and applicable laws. Other than pursuant to the first sentence of this paragraph (a)(ii), all principal, all noncash dividends, interest and principal, and all dividends, interest and principal paid or payable in cash or otherwise in connection with a partial or total liquidation or dissolution, return of capital, capital surplus or paid-in surplus, and all other distributions made on or in respect of Pledged Securities, whether paid or payable in cash or otherwise, whether resulting from a subdivision, combination or reclassification of the outstanding Capital Stock of the issuer of any Pledged Securities or received in exchange for Pledged Securities or any part thereof, or in redemption thereof, or as a result of any merger, consolidation, acquisition or other exchange of assets to which such issuer may be a party or otherwise, shall be and become part of the Collateral, and, if received by a Grantor, shall not be commingled by such Grantor with any of its other funds or property but shall be held separate

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

     and apart therefrom, shall be held in trust for the benefit of the Trustee and shall be forthwith delivered to the Trustee in the form in which received (with any necessary endorsement).

          (iii) The Trustee shall execute and deliver (or cause to be executed and delivered) to each Grantor all such proxies, powers of attorney, consents, ratifications and waivers and other instruments as each Grantor may reasonably request for the purpose of enabling each Grantor to exercise the voting and other rights which it is entitled to exercise pursuant to paragraph (i) above and to receive the dividends or interest payments which it is authorized to receive and retain pursuant to paragraph (ii) above.

     (b) Upon the occurrence and during the continuance of an Event of Default:

          (i) All rights of any Grantor to receive the dividends and interest payments which it would otherwise be authorized to receive and retain pursuant to Section 5.01(a)(ii) shall cease, and all such rights shall thereupon become vested in the Trustee which shall thereupon have the sole right to receive and hold as Collateral such dividends and interest payments.

          (ii) All dividends and interest payments which are received by any Grantor contrary to the provisions of paragraph (i) of this Section 5.01(b) shall be received in trust for the benefit of the Trustee, shall be segregated from other funds of such Grantor and shall be forthwith paid over to the Trustee as Collateral in the same form as so received (with any necessary endorsement).

     (c) Upon the occurrence and during the continuance of an Event of Default and upon notice by the Trustee to the Borrower, all rights of each Grantor to exercise the voting and other consensual rights which it would otherwise be entitled to exercise pursuant to Section 5.01(a)(i) shall cease, and all such rights shall thereupon become vested in the Trustee, which shall thereupon have the sole right to exercise such voting and other consensual rights.

                                   ARTICLE VI

                          REMEDIES; RIGHTS UPON DEFAULT

     SECTION 6.01. UCC Rights. If any Event of Default shall have occurred, the Trustee may, in addition to all other rights and remedies granted to it in this Agreement and in any other instrument or agreement securing, evidencing or relating to the Secured Obligations, exercise all rights and remedies of a secured party under the UCC and all other rights available to the Trustee at law or in equity.

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

     SECTION 6.02. Sale of Collateral. (a) Each Grantor expressly agrees that if an Event of Default shall occur and be continuing, the Trustee, without demand of performance or other demand or notice of any kind (except the notice specified below of the time and place of any public or private sale) to any Grantor or any other Person (all of which demands and/or notices are hereby waived by each Grantor), may forthwith collect, receive, appropriate and realize upon the Collateral and/or forthwith sell, lease, assign, give an option or options to purchase or otherwise dispose of and deliver the Collateral (or contract to do so) or any part thereof in one or more parcels at public or private sale, at any exchange, broker's board or at any office of the Trustee or elsewhere in such manner as is commercially reasonable and as the Trustee may deem best, for cash or on credit or for future delivery without assumption of any credit risk. The Trustee or any Secured Party shall have the right upon any such public sale and, to the extent permitted by law, upon any such private sale, to purchase the whole or any part of the Collateral so sold. Each Grantor further agrees, at the Trustee's request, to assemble the Collateral, and to make it available to the Trustee at places which the Trustee may reasonably select. To the extent permitted by applicable law, each Grantor waives all claims, damages and demands against the Trustee or any Secured Party arising out of the foreclosure, repossession, retention or sale of the Collateral.

     (b) Unless the Collateral threatens to decline speedily in value or is of a type customarily sold in a recognized market, the Trustee shall give Grantor 10 days' written notice of its intention to make any such public or private sale or sale at a broker's board or on a securities exchange. Such notice shall (i) in the case of a public sale, state the time and place fixed for such sale, (ii) in the case of a sale at a broker's board or on a securities exchange, state the board or exchange at which such sale is to be made and the day on which the Collateral, or any portion thereof being sold, will first be offered for sale and (iii) in the case of a private sale, state the day after which such sale may be consummated. The Trustee shall not be required or obligated to make any such sale pursuant to any such notice. The Trustee may adjourn any public or private sale or cause the same to be adjourned from time to time by announcement at the time and place fixed for the sale, and such sale may be made at any time or place to which the same may be so adjourned. In the case of any sale of all or any part of the Collateral for credit or for future delivery, the Collateral so sold may be retained by the Trustee until the selling price is paid by the purchaser thereof, but the Trustee shall not incur any liability in case of failure of such purchaser to pay for the Collateral so sold and, in the case of such failure, such Collateral may again be sold upon like notice.

     SECTION 6.03. Rights of Purchasers. Upon any sale of the Collateral (whether public or private), the Trustee shall have the right to deliver, assign and transfer to the purchaser thereof the Collateral so sold. Each purchaser (including the Trustee and the other Secured Parties) at any such sale shall hold the Collateral so sold free from any claim or right of whatever kind, including any equity or right of redemption of any Grantor, and each Grantor, to the extent permitted by law, hereby specifically waives (to the extent permitted by law) all rights of redemption, stay,

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

valuation and appraisal which it has or may at any time in the future have under any law now existing or hereafter adopted.

     SECTION 6.04. Additional Rights of the Trustee. Upon the occurrence and during the continuance of an Event of Default:

     (a) The Trustee shall have the right and power to institute and maintain such suits and proceedings as it may deem appropriate to protect and enforce the rights vested in it by this Agreement and may proceed by suit or suits at law or in equity to enforce such rights and to foreclose upon and sell the Collateral or any part thereof pursuant to the judgment or decree of a court of competent jurisdiction.

     (b) The Trustee shall, to the extent permitted by law and without regard to the solvency or insolvency at the time of any Person then liable for the payment of any of the Secured Obligations or the then value of the Collateral, and without requiring any bond from any party to such proceedings, be entitled to the appointment of a special receiver or receivers (who may be the Trustee or any other Secured Party) for the Collateral or any part thereof and for the rents, issues, tolls, profits, royalties, revenues and other income therefrom, which receiver shall have such powers as the court making such appointment shall confer, and to the entry of an order directing that the rents, issues, tolls, profits, royalties, revenues and other income of the property constituting the whole or any part of the Collateral be segregated, sequestered and impounded for the benefit of the Trustee and the other Secured Parties, and each Grantor irrevocably consents to the appointment of such receiver or receivers and to the entry of such order.

     SECTION 6.05. Securities Act, etc. (a) In view of the position of the applicable Grantor in relation to its Pledged Securities, or because of other present or future circumstances, a question may arise under the Securities Act of 1933, as now or hereafter in effect, or any similar statute hereafter enacted analogous in purpose or effect (such Act and any such similar statute as from time to time in effect being herein called the "Federal Securities Laws"), with respect to any disposition of the Pledged Securities permitted hereunder. Each Grantor understands that compliance with the Federal Securities Laws might very strictly limit the course of conduct of the Trustee if the Trustee were to attempt to dispose of all or any part of the Pledged Securities, and might also limit the extent to which or the manner in which any subsequent transferee of any such Pledged Securities could dispose of the same. Similarly, there may be other legal restrictions or limitations affecting the Trustee and the other Secured Parties in any attempt to dispose of all or part of the Pledged Securities under applicable Blue Sky or other state securities laws or similar laws analogous in purpose or effect.

     Accordingly, each Grantor expressly agrees that the Trustee is authorized, in connection with any sale of the Pledged Securities, if it deems it advisable so to do, (i) to restrict the prospective bidders on or purchasers of any of the Pledged Securities to a limited number of sophisticated investors who will represent and agree that they are purchasing for their own account for investment and not with a view to the distribution

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

or sale of any of such Pledged Securities, (ii) to cause to be placed on certificates for any or all of the Pledged Securities or on any other securities pledged hereunder a legend to the effect that such security has not been registered under the Federal Securities Laws and may not be disposed of in violation of the provision of the Federal Securities Laws and (iii) to impose such other limitations or conditions in connection with any such sale as the Trustee deems necessary or advisable in order to comply with the Federal Securities Laws or any other law. Each Grantor covenants and agrees that it will execute and deliver such documents and take such other action as the Trustee deems necessary or advisable in order to comply with the Federal Securities Laws or any other law. Each Grantor acknowledges and agrees that such limitations may result in prices and other terms less favorable to the seller than if such limitations were not imposed, and, notwithstanding such limitations, agrees that any such sale shall be deemed to have been made in a commercially reasonable manner, it being the agreement of each Grantor, the Trustee and the other Secured Parties that the provisions of this Section 6.05 will apply notwithstanding the existence of a public or private market upon which the quotations or sales prices may exceed substantially the price at which the Trustee sells the Pledged Securities. The Trustee shall be under no obligation to delay a sale of any Pledged Securities for a period of time necessary to permit the issuer of any securities contained therein to register such securities under the Federal Securities Laws, or under applicable state securities laws, even if the issuer would agree to do so.

     (b) If the Trustee, pursuant to Section [ ] or [ ] of the Trust Agreement, shall determine to exercise its right to sell all or any of the Pledged Securities and if in the opinion of counsel for the Trustee it is necessary, or if in the opinion of the Trustee it is advisable, to have the securities included in the Pledged Securities or the portion thereof to be sold registered under the provisions of the Federal Securities Laws, each Grantor agrees, at its own expense, (i) to execute and deliver, and to use its best efforts to cause each Person whose securities are to be sold and their directors and officers to execute and deliver, all such instruments and documents, and to do or cause to be done all other such acts and things, as may be necessary or, in the opinion of the Trustee, advisable to register such securities under the provisions of the Federal Securities Laws and to cause the registration statement relating thereto to become effective and to remain effective for such period as prospectuses are required by law to be furnished, and to make or cause to be made all amendments and supplements thereto and to the related prospectus which, in the opinion of the Trustee, are necessary or advisable, all in conformity with the requirements of the Federal Securities Laws and the rules and regulations of the Securities and Exchange Commission thereunder, (ii) to use its best efforts to cause the Person whose securities are to be sold to agree to prepare, and to make available to its security holders as soon as practicable, an earnings statement (which need not be audited) covering the period of at least 12 months beginning with the first month after the effective date of any such registration statement, which earning statement will satisfy the provisions of Section 11(a) of the Federal Securities Laws, (iii) to use its best efforts to qualify such securities under state Blue Sky or securities laws and to obtain the approval of any governmental authorities for the sale of such securities as requested by the Trustee and (iv) at the request of the Trustee, to


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

indemnify and hold harmless the Trustee, any other Secured Party and any underwriters (and any Person controlling any of the foregoing) from and against any loss, liability, claim, damage and expense (and reasonable counsel fees incurred in connection therewith) under the Federal Securities Laws or otherwise insofar as such loss, liability, claim, damage or expense arises out of or is based upon any untrue statement or alleged untrue statement of a material fact contained in such registration statement or prospectus or in any preliminary prospectus or any amendment or supplement thereto, or arises out of or is based upon any omission or alleged omission to state therein a material fact required to be stated or necessary to make the statements therein not misleading, such indemnification to remain operative regardless of any investigation made by or on behalf of the Trustee, any other Secured Party or any underwriters (or any Person controlling any of the foregoing); provided that such Grantor shall not be liable in any case to the extent that any such loss, liability, claim, damage or expense arises out of or is based on an untrue statement or alleged untrue statement or an omission or an alleged omission made in reliance upon and in conformity with written information furnished to such Person by the Trustee or any underwriter expressly for use in such registration statement or prospectus.

     SECTION 6.06. Remedies Not Exclusive. (a) No remedy conferred upon or reserved to the Trustee in this Agreement is intended to be exclusive of any other remedy or remedies, but every such remedy shall be cumulative and shall be in addition to every other remedy conferred herein or now or hereafter existing at law, in equity or by statute.

     (b) If the Trustee shall have proceeded to enforce any right, remedy or power under this Agreement and the proceeding for the enforcement thereof shall have been discontinued or abandoned for any reason or shall have been determined adversely to the Trustee, each Grantor and the Trustee shall, subject to any determination in such proceeding, severally and respectively be restored to their former positions and rights under this Agreement, and thereafter all rights, remedies and powers of the Trustee shall continue as though no such proceedings had been taken.

     (c) All rights of action under this Agreement may be enforced by the Trustee without the possession of any instrument evidencing any Secured Obligation or the production thereof at any trial or other proceeding relative thereto, and any suit or proceeding instituted by the Trustee shall be brought in its name and any judgment shall be held as part of the Collateral.

     SECTION 6.07. Waiver and Estoppel. (a) Each Grantor, to the extent it may lawfully do so, agrees that it will not at any time in any manner whatsoever claim or take the benefit or advantage of any appraisement, valuation, stay, extension, moratorium, turnover or redemption law, or any law now or hereafter in force permitting it to direct the order in which the Collateral shall be sold which may delay, prevent or otherwise affect the performance or enforcement of this Agreement and each Grantor hereby waives the benefits or advantage of all such laws, and covenants that it will not hinder, delay or impede the execution of any power granted to the Trustee in

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

this Agreement but will permit the execution of every such power as though no such law were in force; provided that nothing contained in this Section 6.07 shall be construed as a waiver of any rights of such Grantor under any applicable federal bankruptcy law.

     (b) Each Grantor, to the extent it may lawfully do so, on behalf of itself and all who may claim through or under it, including any and all subsequent creditors, vendees, assignees and lienors, waives and releases all rights to demand or to have any marshalling of the Collateral upon any sale, whether made under any power of sale granted herein or pursuant to judicial proceedings or upon any foreclosure or any enforcement of this Agreement and consents and agrees that all of the Collateral may at any such sale be offered and sold as an entirety.

     (c) Each Grantor, to the extent it may lawfully do so, waives presentment, demand, protest and any notice of any kind (except notices explicitly required hereunder) in connection with this Agreement and any action taken by the Trustee with respect to the Collateral.

     SECTION 6.08. Power of Attorney. Each Grantor hereby irrevocably constitutes and appoints the Trustee, with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power and authority in the place and stead of such Grantor and in the name of such Grantor or in its own name, from time to time in the Trustee's discretion for the purpose of carrying out the terms of this Agreement, to take any and all appropriate action and to execute any and all documents and instruments which may be necessary or desirable to accomplish the purposes of this Agreement and, without limiting the generality of the foregoing, hereby gives the Trustee the power and right, on behalf of such Grantor, without notice to or assent by such Grantor to do the following:

          (a) to pay or discharge taxes, liens, security interests or other encumbrances levied or placed on or threatened against the Collateral; and

          (b) upon the occurrence and continuance of any Event of Default and otherwise to the extent provided in this Agreement, (i) to direct any party liable for any payment under any of the Collateral to make payment of any and all moneys due and to come due thereunder directly to the Trustee or as the Trustee shall direct; (ii) to receive payment of and receipt for any and all moneys, claims and other amounts due and to become due at any time in respect of or arising out of any Collateral; (iii) to commence and prosecute any suits, actions or proceedings at law or in equity in any court of competent jurisdiction to collect the Collateral or any thereof and to enforce any other right in respect of any Collateral; (iv) to defend any suit, action or proceeding brought against such Grantor with respect to any Collateral; (v) to settle, compromise and adjust any suit, action or proceeding described above and, in connection therewith, to give such discharges or releases as the Trustee may deem appropriate; and (vi) generally to sell, transfer, pledge, make any agreement with respect to or otherwise deal with any of the Collateral as fully and completely as though the Trustee were the absolute owner thereof for all purposes, and to do, at the option of the Trustee and each Grantor's expense, at any time, or from time to time, all acts and things which the Trustee deems necessary to protect, preserve or realize upon the Collateral and the Trustee's security interest therein, in order to effect the intent of this Agreement, all as fully and effectively as such Grantor might do.

     Each Grantor hereby ratifies all that such attorneys shall lawfully do or cause to be done by virtue hereof. This power of attorney is a power coupled with an interest and shall be irrevocable.

     Nothing herein contained shall be construed as requiring or obligating the Trustee to make any commitment or to make any inquiry as to the nature or sufficiency of any payment received by the Trustee, or to present or file any claim or notice, or to take any action with respect to the Collateral or any part thereof or the moneys due or to become due in respect thereof or any property covered thereby, and no action taken by the Trustee or omitted to be taken with respect to the Collateral or any part thereof shall give rise to any defense, counterclaim or offset in favor of any Grantor or to any claim or action against the Trustee. It is understood and agreed that the appointment of the Trustee as the agent of each Grantor for the purposes set forth above in this Section 6.08 is coupled with an interest and is irrevocable. The provisions of this Section 6.08 shall in no event relieve any Grantor of any of its obligations hereunder with respect to the Collateral or any part thereof or impose any obligation on the Trustee to proceed in any particular manner with respect to the Collateral or any part thereof, or in any way limit the exercise by the Trustee of any other or further right which it may have on the date of this Agreement or hereafter, whether hereunder or by law or otherwise.

     SECTION 6.09. Application of Proceeds. The Trustee shall apply the proceeds of any collection, sale or other disposition of the Collateral in the order and manner set forth in Section [ ] of the Trust Agreement. The Trustee shall have absolute discretion as to the time of application of any such proceeds, moneys or balances in accordance with this Agreement. Upon any sale of the Collateral by the Trustee (including pursuant to a power of sale granted by statute or under a judicial proceeding), the receipt of the Trustee or of the officer making the sale shall be a sufficient discharge to the purchaser or purchasers of the Collateral so sold and such purchaser or purchasers shall not be obligated to see to the application of any part of the purchase money paid over to the Trustee or such officer or be answerable in any way for the misapplication thereof.

                                   ARTICLE VII

                                  MISCELLANEOUS

     SECTION 7.01. Notices. Unless otherwise specified herein, all notices, requests or other communications to any party hereunder shall be made pursuant to Section [ ] of the Trust Agreement in writing, shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by telecopy, and shall be given to such party at its address or telecopy number set forth on the signature pages hereof or at any other address or telecopy number which such party shall have specified for the purpose of communications hereunder by notice to the other parties hereunder.

     SECTION 7.02. Survival of Agreement. All covenants, agreements, representations and warranties made by each Grantor herein and in the certificates or other instruments prepared or delivered in connection with or pursuant to this Agreement shall be considered to have been relied upon by the Trustee and the Secured Parties and shall survive the making by the Lenders of the Loans and the purchase by the Noteholders of the Mortgage Notes and the execution and delivery to the Lenders of the Notes evidencing such Loans, and the issuance of the Mortgage Notes, regardless of any investigation made by the Lenders or the Noteholders or on their behalf, and shall continue in full force and effect until the Secured Obligations have been indefeasibly paid in full in cash, the Commitments have been terminated, all Letters of Credit have been cancelled or have expired, all Letter of Credit Disbursements have been reimbursed in full and all terms and conditions hereof, the Credit Agreement, the Notes, the Mortgage Notes, the Note Agreement and all other documents or agreements governing the Secured Obligations have been satisfied. This Agreement shall terminate when the security interests granted hereunder have terminated and the Collateral has been released as provided in Section 2.05; provided that the obligations of each Grantor under Section 4.12 shall survive any such termination.

     SECTION 7.03. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall constitute an original, but all of which, when taken together, shall constitute but one instrument. This Agreement shall be effective with respect to any Grantor when a counterpart hereof which bears the signature of such Grantor shall have been delivered to the Trustee.

     SECTION 7.04. Amendments, Etc. No amendment, modification or waiver of any provision of this Agreement and no consent to any departure by any Grantor therefrom shall in any event be effective unless the same shall be in writing and shall be executed and delivered in accordance with Section [ ] of the Trust Agreement, and then such amendment, modification, waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided, however, that this Agreement may be amended, modified or waived with respect to any Grantor, including by releasing any Grantor hereunder, without the approval of any other Grantor and without affecting the obligations of any other Grantor hereunder.

     SECTION 7.05. Assignments. This Agreement and the terms, covenants and conditions hereof shall be binding upon each Grantor and its successors and shall inure to the benefit of the Trustee and the Secured Parties and their respective successors and assigns. Upon (i) the assignment by any Lender of all or any portion of its rights and obligations under the Credit Agreement (including all or any portion of its Commitment and the Loans owing to it and the Note or Notes held by it) to any other Person, (ii) the sale, transfer, exchange or other disposition of a Mortgage Note by the corresponding Noteholder thereof to any other Person or (iii) the assignment by any other holder of Parity Debt of all or any portion of its rights and obligations under such Parity Debt to any other Person, such other Person shall thereupon become vested with all the benefits in respect thereof granted to such transferor or assignor herein or otherwise. None of the Grantors shall be permitted to assign, transfer or delegate any of its rights or obligations under this Agreement without the prior written consent of the Trustee (and any such purported assignment, transfer or delegation without such consent shall be void).

     SECTION 7.06. Savings Clause. In the event any one or more of the provisions contained in this Agreement should be held invalid, illegal or unenforceable in any respect with respect to any Grantor, no party hereto shall be required to comply with such provision with respect to such Grantor for so long as such provision is held to be invalid, illegal or unenforceable, and the validity, legality and enforceability of the remaining provisions contained herein, and of such invalid, illegal or unenforceable provision with respect to any other Grantor, shall not in any way be affected or impaired. The parties shall endeavor in good-faith negotiations to replace any invalid, illegal or unenforceable provisions with valid provisions, the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

     SECTION 7.07. GOVERNING LAW. THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK.

     SECTION 7.08. Entire Agreement. This Agreement, the other Loan Documents and the other Operative Agreements constitute the entire contract between the parties relative to the subject matter hereof. Any agreement previously entered into among the parties with respect to the subject matter hereof is superseded by this Agreement, the other Loan Documents and the other Operative Agreements. Nothing in this Agreement, expressed or implied, is intended to confer upon any party other than the parties hereto and the Secured Parties, any rights, remedies, obligations or liabilities under or by reason of this Agreement.

     SECTION 7.09. No Waiver; Remedies. No failure on the part of the Trustee or any Secured Party to exercise, and no delay in exercising, any right, power or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power or remedy by such Person preclude any other or further exercise thereof or the exercise of any other right, power or remedy. All remedies hereunder, under the Loan Documents and the other Operative Agreements are cumulative and are not exclusive of any other remedies provided by law.

     SECTION 7.10. Headings. Article and Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Agreement and are not to affect the construction of, or to be taken into consideration in interpreting, this Agreement.

     SECTION 7.11. Submission to Jurisdiction. For the purpose of assuring that the Trustee or any Secured Party may enforce its rights under this Agreement, each Grantor, for itself and its successors and assigns, hereby, to the fullest extent permitted by applicable law, irrevocably (a) agrees that any legal or equitable action, suit or proceeding brought against it arising out of or relating to this Agreement or any transaction contemplated hereby or the subject matter of any of the foregoing or for recognition or enforcement of any judgment rendered in any such action, suit or proceeding may be instituted in any state or federal court sitting in the State of New York, (b) waives any objection which it may now or hereafter have to the laying of venue of any such action, suit or proceeding brought in any such court, and hereby further irrevocably and unconditionally waives and agrees not to plead or claim that any such action, suit or proceeding brought in any such court has been brought in an inconvenient forum, or any right to require the proceeding to be conducted in any other jurisdiction by reason of its present or future domicile, (c) irrevocably submits itself to the non-exclusive jurisdiction of any state or federal court of competent jurisdiction sitting in the State of New York for purposes of any such action, suit or proceeding, and (d) irrevocably waives any immunity from jurisdiction to which it might otherwise be entitled in any such action, suit or proceeding which may be instituted in any state or federal court sitting in the State of New York, and irrevocably waives any immunity from, or objection to, the maintaining of an action against it to enforce any judgment for money obtained in any such action, suit or proceeding and any immunity from execution.

     Each Grantor waives personal service of process and consents that service of process upon it may be made by certified or registered mail, return receipt requested, at its address specified or determined in accordance with the provisions of Section 7.01, and service so made shall be deemed completed on the third business day after mailing. Nothing contained in this Section 7.11 shall be deemed to affect the right of any Secured Party to serve process in any other manner permitted by law or to commence legal proceedings or otherwise proceed against any Grantor in any jurisdiction.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first written above.

                                    NATIONAL PROPANE PARTNERS,
L.P.

                                    By: NATIONAL PROPANE
CORPORATION,
                                          its general partner


                                    By:______________________________
                                    Name:
                                    Title:

                                    Address:


                                    Telecopy Number:



                                    NATIONAL PROPANE CORPORATION


                                    By:______________________________
                                    Name:
                                    Title:

                                    Address:


                                    Telecopy Number:



                                    NATIONAL PROPANE SGP, INC.


                                    By:______________________________
                                    Name:
                                    Title:

                                    Address:

                                    Telecopy Number:



                                    _________________________________
                                    as Trustee


                                    By:______________________________
                                    Name:
                                    Title:

                                    Address:


                                    Telecopy Number:

                                   Schedule 1

             CHIEF EXECUTIVE OFFICE AND PRINCIPAL PLACE OF BUSINESS


          Name                Mailing Address        County   State
          ----                ---------------        ------   -----



           LOCATIONS OF RECORDS OF RECEIVABLES AND GENERAL INTANGIBLES



          Name                 Mailing Address        County       State
          ----                 ---------------        ------       -----

                                   Schedule 2


                                PLEDGED INTERESTS


                                               Ownership
     Grantor     Issuer                        Interests
     -------     ------                        ---------

                                   Schedule 3

                        TRADE NAMES, DIVISION NAMES, ETC.


                Grantor                    Trade Names, Division Names, Etc.
                -------                    ---------------------------------

                                   Schedule 4

                         REQUIRED FILINGS AND RECORDINGS

      Grantor         UCC Filings & Locations         Other Filings
      -------         -----------------------         -------------

                                                                     EXHIBIT D-2

                                    [FORM OF]

================================================================================

                          PLEDGE AND SECURITY AGREEMENT

                            dated as of June 26, 1996

                                      among

                            THE GRANTORS NAMED HEREIN

                                       and

                              THE BANK OF NEW YORK,

                                   as Trustee

================================================================================

                            TABLE OF CONTENTS

Article     Section                                                 Page
- -------     -------                                                 ----
ARTICLE I  DEFINITIONS...............................................  1
   SECTION 1.01.  Terms Defined in Annex A...........................  1
   SECTION 1.02.  Definition of Certain Terms Used Herein............  1
   SECTION 1.03.  UCC Definitions....................................  7
   SECTION 1.04.  Terms Generally....................................  7

ARTICLE II  SECURITY INTERESTS.......................................  8
   SECTION 2.01.  The Security Interests.............................  8
   SECTION 2.02.  Continuing Liability of each Grantor...............  9
   SECTION 2.03.  Delivery of Pledged Securities.....................  9
   SECTION 2.04.  Security Interests Absolute........................  9
   SECTION 2.05.  Sales and Collections.............................. 10
   SECTION 2.06.  Segregation of Proceeds............................ 11
   SECTION 2.07.  Verification of Receivables........................ 11
   SECTION 2.08.  Release of Collateral.............................. 12
   SECTION 2.09.  Amendment of Schedules............................. 13

ARTICLE III   REPRESENTATIONS AND WARRANTIES......................... 13
   SECTION 3.01.  Pledged Securities................................. 13
   SECTION 3.02.  Validity, Perfection and Priority of Security
                    Interests ....................................... 13
   SECTION 3.03.  Patents, Trademarks and Copyrights................. 14
   SECTION 3.04.  Enforceability of Receivables and General
                    Intangibles ..................................... 14
   SECTION 3.05.  Place of Business; Location of Collateral.......... 14
   SECTION 3.06.  Trade Names........................................ 15
   SECTION 3.07.  Outstanding Interests.............................. 15
   SECTION 3.08.  Licensor Consents.................................. 15
   SECTION 3.09.  Motor Vehicles and Other Rolling Stock............. 15
   SECTION 3.10.  Vessels and Aircraft............................... 15
   SECTION 3.11.  Accounts........................................... 15

ARTICLE IV   COVENANTS............................................... 16
   SECTION 4.01.  Perfection of Security Interests................... 16
   SECTION 4.02.  Further Actions.................................... 17
   SECTION 4.03.  Change of Name, Identity or Structure.............. 19
   SECTION 4.04.  Place of Business and Collateral................... 19
   SECTION 4.05.  Fixtures........................................... 19
   SECTION 4.06.  Maintenance of Records............................. 19
   SECTION 4.07.  Compliance with Laws, etc.......................... 20
   SECTION 4.08.  Payment of Taxes, etc.............................. 20

   SECTION 4.09.  Compliance with Terms of Accounts, Contracts and
         Licenses.................................................... 20
   SECTION 4.10.  Limitation on Liens on Collateral.................. 20
   SECTION 4.11.  Limitations on Modifications of Receivables and
                    General Intangibles; No Waivers or Extensions.... 20
   SECTION 4.12.  Maintenance of Insurance........................... 21
   SECTION 4.13.  Limitations on Dispositions of Collateral.......... 22
   SECTION 4.14.  Periodic Certification............................. 23
   SECTION 4.15.  Notices............................................ 23
   SECTION 4.16.  Change of Law...................................... 23
   SECTION 4.17.  Right of Inspection................................ 24
   SECTION 4.18.  Maintenance of Equipment........................... 24
   SECTION 4.19.  Covenants Regarding Patent, Trademark and Copyright
                     Collateral...................................... 24
   SECTION 4.20.  Reimbursement Obligation........................... 25
   SECTION 4.21.  Bank Accounts...................................... 26
   SECTION 4.22.  Amendments to Schedules............................ 26
   SECTION 4.23.  Motor Vehicles and Other Rolling Stock............. 26
   SECTION 4.24.  Covenants Regarding Triarc Note.................... 26

ARTICLE V   DISTRIBUTIONS ON PLEDGED SECURITIES; VOTING.............. 26
   SECTION 5.01  Right to Receive Distributions on Pledged
                   Collateral; Voting................................ 26

ARTICLE VI   REMEDIES; RIGHTS UPON DEFAULT........................... 28
   SECTION 6.01.  UCC Rights......................................... 28
   SECTION 6.02.  Payments on Collateral............................. 28
   SECTION 6.03.  Possession of Collateral........................... 29
   SECTION 6.04.  Sale of Collateral................................. 29
   SECTION 6.05.  Rights of Purchasers............................... 30
   SECTION 6.06.  Additional Rights of the Trustee................... 30
   SECTION 6.07.  Securities Act, etc................................ 30
   SECTION 6.08.  Remedies Not Exclusive............................. 31
   SECTION 6.09.  Waiver and Estoppel................................ 32
   SECTION 6.10.  Power of Attorney.................................. 32
   SECTION 6.11.  Application of Proceeds............................ 34
   SECTION 6.12.  Grant of License or Sub-License to Use Patent,
                    Trademark, Copyright and License Collateral...... 34
   SECTION 6.13.  NPC Bankruptcy Event............................... 34
   SECTION 6.14.  Trust Agreement.................................... 35

ARTICLE VII   MISCELLANEOUS.......................................... 35
   SECTION 7.01.  Notices............................................ 35
   SECTION 7.02.  Survival of Agreement.............................. 35
   SECTION 7.03.  Counterparts....................................... 35

   SECTION 7.04.  Amendments, Etc.................................... 35
   SECTION 7.05.  Assignments........................................ 36
   SECTION 7.06.  Savings Clause..................................... 36
   SECTION 7.07.  Supplemental Agreement............................. 36
   SECTION 7.08.  GOVERNING LAW...................................... 36
   SECTION 7.09.  Entire Agreement................................... 37
   SECTION 7.10.  No Waiver; Remedies................................ 37
   SECTION 7.11.  Headings........................................... 37
   SECTION 7.12.  Submission to Jurisdiction......................... 37

Schedules
- ---------
Schedule 1 Chief Executive Office and Principal Place of Business; Locations of Records of Receivables and General Intangibles
Schedule 2    Pledged Securities
Schedule 3    Locations of Equipment and Inventory
Schedule 4    Trade Names, Division Names, etc.
Schedule 5    Required Filings and Recordings
Schedule 6    Patents and Patent Applications
Schedule 7    Trademarks and Trademark Applications
Schedule 8    Copyrights and Copyright Applications
Schedule 9    Licenses
Schedule 10   Motor Vehicles and other Rolling Stock
Schedule 11   Vessels and Aircraft
Schedule 12   Accounts

Exhibits
- --------
Exhibit A     Assignment of Security Interest in United States Patents and
              Trademarks
Exhibit B     Assignment of Security Interest in United States Copyrights
Exhibit C     Form of Landlord's Waiver and Consent
Exhibit D     Security Agreement for Motor Vehicles and Other Rolling Stock
Exhibit E     Bailee's Notice

Annex A       Definitions

     PLEDGE AND SECURITY AGREEMENT dated as of June 26, 1996, among NATIONAL PROPANE, L.P., a Delaware limited partnership (the "Borrower"), NATIONAL PROPANE CORPORATION, a Delaware corporation ("National Propane Corp."), the Restricted Subsidiaries listed on the signature pages hereof and such other Restricted Subsidiaries (other than National Sales and Service, Inc.) as shall become parties hereto in accordance with Section 7.07 hereof (such listed and other Restricted Subsidiaries (other than National Sales and Service, Inc.) being referred to herein individually as a "Subsidiary Grantor" and collectively as the "Subsidiary Grantors"), and THE BANK OF NEW YORK, a New York banking corporation, as Trustee (in such capacity, the "Trustee") under the Trust Agreement (as defined herein).

     Reference is made to (a) the Credit Agreement dated as of June 26, 1996 (as amended, or modified or supplemented from time to time, the "Credit Agreement"), among the Borrower, the financial institutions party thereto as lenders (the "Lenders"), The First National Bank of Boston, as Administrative Agent and a Lender, Bank of America NT & SA, as a Lender, and BA Securities, Inc., as Syndication Agent, and (b) the $125,000,000 8.54% First Mortgage Notes due June 30, 2010 (together with all other securities issued in substitution therefor or replacement thereof under the Note Agreement, the "Mortgage Notes") issued to certain institutional investors (collectively, the "Purchasers") under the Note Agreements, dated as of June 26, 1996, among the Borrower, National Propane Corp., National Propane SGP, Inc. and the respective Purchasers (as amended, modified or supplemented from time to time, collectively being referred to herein as the "Note Agreement", whether one or more). The Lenders have respectively agreed to extend credit to the Borrower pursuant to, and subject to the terms and conditions specified in, the Credit Agreement. The Purchasers have respectively agreed to purchase the Mortgage Notes pursuant to, and subject to the terms and conditions specified in, the Note Agreement. The obligations of the Lenders to extend credit under the Credit Agreement and the obligations of the Purchasers to purchase the Mortgage Notes under the Note Agreement are conditioned upon, among other things, the execution and delivery by each of National Propane Corp., the Borrower and the Subsidiary Grantors (such parties being referred to herein individually as a "Grantor" and collectively as the "Grantors") of a Pledge and Security Agreement in the form hereof to secure the Secured Obligations (as defined herein) of such Grantor.

     Accordingly, the Grantors, intending to be legally bound, hereby agree with the Trustee, as follows:

                                    ARTICLE I

                                   DEFINITIONS

     SECTION 1.01. Terms Defined in Annex A. Terms used herein and not otherwise defined herein shall have the meanings set forth in Annex A hereto.

     SECTION 1.02. Definition of Certain Terms Used Herein. As used herein, the following terms shall have the following meanings:

     "Account Debtor" shall mean any Person who is or who may become obligated to any Grantor under, with respect to or on account of any Receivable or General Intangible.

     "Assets" shall have the meaning assigned to such term in the Credit Agreement and the Note Agreement.

     "Cash Collateral Accounts" shall have the meaning assigned to such term in
Section 2.06(a).

     "Cash Equivalents" shall mean:

          (a) marketable obligations issued or unconditionally guaranteed by the United States of America, or issued by any agency thereof and backed by the full faith and credit of the United States of America, in each case maturing within one year from the date of acquisition thereof;

          (b) marketable direct obligations issued by any state of the United States of America or any political subdivision of any such state or any public instrumentality thereof maturing within one year from the date of acquisition thereof and having as at any date of determination the highest generic rating obtainable from either Standard & Poor's Ratings Group or Moody's Investors Service, Inc.;

          (c) commercial paper maturing no more than 270 days from the date of creation thereof and having as at any date of determination one of the two highest generic ratings obtainable from either Standard & Poor's Ratings Group or Moody's Investors Service, Inc.;

          (d) certificates of deposit maturing one year or less from the date of acquisition thereof issued by commercial banks incorporated under the laws of the United States of America or any state thereof or the District of Columbia or Canada, (I) the commercial paper or other short-term unsecured debt obligations of which are rated either A-2 or better (or comparably if the rating system is changed) by Standard & Poor's Ratings Group or Prime-2 or better (or comparably if the rating system is changed) by Moody's Investors Service, Inc. or (II) the long-term debt obligations of which are rated either AA- or better (or comparably if the rating system is changed) by Standard & Poor's Ratings Group or Aa3 or better (or comparably if the rating system is changed) by Moody's Investors Service, Inc. ("Permitted Banks");

          (e) bankers' acceptances eligible for rediscount under requirements of the Board and accepted by Permitted Banks; and

          (f) obligations of the type described in clause (a), (b), (c) or (d) above purchased from a securities dealer designated as a "primary dealer" by the Federal Reserve Bank of New York or from a Permitted Bank as counterparty to a written repurchase agreement obligating such counterparty to repurchase such obligations not later than 14 days after the purchase thereof and which provides that the obligations which are the subject thereof are held for the benefit of the Borrower or a Subsidiary by a custodian which is a Permitted Bank and which is not a counterparty to the repurchase agreement in question.

     "Collateral" shall have the meaning assigned to such term in Section
2.01(a).

     "Contract Rights" shall mean all choses in action and causes of action and all other rights of any Grantor of every kind and nature now owned or hereafter acquired by any Grantor pursuant to (a) all contracts under which Receivables or General Intangibles arise, (b) all Interest Rate Agreements, (c) all Material Contracts, (d) all Conveyance Agreements, (e) all rights of any Grantor under the Triarc Note, including, without limitation, the right to exercise remedies pursuant to the terms thereof and (f) all other contract rights of any Grantor.

     "Copyright License" shall mean any written agreement (a) granting any right to any third party under any Copyright of any Grantor or (b) granting any right to any Grantor under any Copyright of any third party.

     "Copyrights" shall mean all right, title and interest of any Person in and to all of the following, whether now owned or hereafter acquired:

          (a) the federally registered United States and foreign copyrights described on Schedule 8 hereto and any renewals thereof, as such schedule may be amended from time to time;

          (b) all other United States and foreign copyrights; and

          (c) all registrations and applications for registration of any such copyright in the United States or any other country, including registrations, recordings, supplemental derivative or collective work registrations and pending applications for registrations in the United States Copyright Office.

     "Deposit Accounts" shall mean (a) all Lockbox Accounts, (b) all Cash Collateral Accounts and (c) all other deposit accounts of each Grantor (other than National Propane Corp.), all funds held therein and all certificates and instruments, if any, from time to time representing, evidencing or deposited into such accounts, but excluding the account covered by the Cash Collateral Agreement.

     "Documents" shall mean all of the books, ledgers, records, computer programs, tapes, discs, punch cards, data processing software, transaction files, master files and related property and rights (including computer and peripheral equipment) of any Grantor pertaining to or referencing the Collateral.

     "Equipment" shall mean all equipment now owned or hereafter acquired by any Grantor, including all items of machinery, equipment, furnishings and fixtures of every kind (including, without limitation, any and all equipment used in the distribution of propane and other related petroleum derivative products), whether affixed to real property or not, as well as all automobiles, trucks and vehicles of every description, trailers, handling and delivery equipment, all additions to, substitutions for, replacements of or accessions to any of the foregoing, all attachments, components, parts (including spare parts) and accessories whether installed thereon or affixed thereto and all fuel for any thereof.

     "General Intangibles" shall mean all accounts, accounts receivable, Contract Rights, Documents, instruments, chattel paper, money, general intangibles or other property of any kind or nature now owned or hereafter acquired by any Grantor, including, without limitation, permits, federal and state tax refunds, reversionary interests in pension plan assets, inventions, designs, Patents, Copyrights, Licenses, Trademarks and associated goodwill, trade secrets, confidential or proprietary technical and business information, know-how, show-how or other data or information, software, customer lists, subscription lists, databases and related documentation, registrations, franchises, and all other intellectual or other similar property rights not otherwise described above, but excluding Receivables.

     "Inventory" shall mean all inventory now owned or hereafter acquired by any Grantor, including (a) all goods and other personal property which are held for sale or lease or are furnished or are to be furnished under a contract of service or which constitute raw materials, work in process or materials used or consumed or to be used or consumed in such Grantor's business (including, without limitation, all gas propane and other related petroleum derivative products and all commercial and residential propane tanks), (b) all inventory, wherever located, evidenced by negotiable and non-negotiable documents of title, warehouse receipts and bills of lading, (c) all of such Grantor's rights in, to and under all purchase orders now owned or hereafter received or acquired by it for goods or services and (d) all rights of such Grantor as an unpaid seller of property formerly constituting such inventory, including rescission, replevin, reclamation and stopping in transit.

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

     "License" shall mean any Patent License, Trademark License, Copyright License or other similar license or sublicense as to which any Grantor is now or hereafter a party.

     "Lockbox Account" of any Grantor shall mean a lockbox account of such Grantor maintained for the benefit of the Secured Parties pursuant to an Agency Account Agreement.

     "Material Contracts" shall mean each indenture or other agreement or instrument evidencing Indebtedness and each other material agreement, contract, lease, license, commitment or other instrument to which the Borrower or any other Grantor is a party or by which it or any of its properties or assets are or may be bound as of the Closing Date, after giving effect to the transactions contemplated by the Note Agreement and the Credit Agreement, including, without limitation, as of the date hereof, all contracts listed on Schedules 3.10 and
3.20 to the Credit Agreement.

     "NPC Bankruptcy Event" shall mean (a) any filing by or on behalf of National Propane Corp. of a voluntary petition or an answer seeking reorganization, arrangement, readjustment of its debts or for any other relief under any bankruptcy, reorganization, compromise, arrangement, insolvency, readjustment of debt, dissolution or liquidation or similar act or law, state or Federal, now or hereafter existing ("Bankruptcy Law"), or any action by National Propane Corp. for, or consent or acquiescence to, the appointment of a receiver, trustee or other custodian of National Propane Corp., or of all or a substantial part of its property; or the making by National Propane Corp. of any assignment for the benefit of creditors; or the admission by National Propane Corp. in writing of its inability to pay its debts as they come due; and

     (b) filing of any involuntary petition against National Propane Corp. in bankruptcy or seeking reorganization, arrangement, readjustment of its debts or for any other relief under any Bankruptcy Law and an order for relief by a court having jurisdiction in the premises shall have been issued or entered therein; or any other similar relief shall be granted under any applicable Federal or state law; or a decree or order of a court of competent jurisdiction for the appointment of a receiver, liquidator, sequestrator, trustee or other officer having similar powers over National Propane Corp. or over all or a part of its property shall have been entered; or the involuntary appointment of an interim receiver, trustee or other custodian of National Propane Corp. or of all or a substantial part of its property; or the issuance of a warrant of attachment, execution or similar process against any substantial part of the property of National Propane Corp.; and continuance of any such event for 60 consecutive days unless dismissed, bonded to the satisfaction of the court of competent jurisdiction or discharged.

     "Patent License" shall mean any written agreement (a) granting any right to any third party under any Patent of any Grantor or (b) granting any right to any Grantor under any Patent of any third party.

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

     "Patents" shall mean all right, title and interest of any Person in and to all of the following, whether now owned or hereafter acquired:

          (a) all letters patent of the United States or any other country, all registrations and recordings thereof, and all applications for letters patent of the United States or any other country, including registrations, recordings and pending applications in the United States Patent and Trademark Office or any other country, all as described on Schedule 6 hereto, as such schedule may be amended from time to time;

          (b) all other letters patent of the United States or any other country and all other applications for letters patent of the United States or any other country; and

          (c) all reissues, continuations, divisions, continuations-in-part or extensions thereof and the inventions disclosed therein, including, to the extent Grantor has such right, the right to make, use and/or sell the inventions disclosed therein.

     "Pledged Debt" shall mean (a) the debt securities listed and described in
Part II of Schedule 2 hereto, payable to such Grantor listed therein, and the instruments evidencing such debt securities, (b) all additional debt securities hereafter issued and payable to any Grantor and the instruments evidencing such debt securities, (c) the Intercompany Notes, (d) the Triarc Note and (e) all payments of principal, premiums (if any) or interest, cash, instruments or other property from time to time received, receivable or otherwise distributed, in respect of, in exchange for or upon the conversion of the debt securities referred to in clause (a), (b), (c) and (d) above.

     "Pledged Interests" shall mean (a) the Capital Stock listed and described in Part I of Schedule 2 hereto, and the certificates, if any, representing such Capital Stock, (b) all additional Capital Stock of any issuer of the Pledged Interests from time to time acquired by any Grantor in any manner and all Capital Stock of any Subsidiary of a Grantor hereafter acquired by any Grantor (which shares shall be considered to be Pledged Interests under this Agreement), together in each case with the certificates, if any, representing such additional Capital Stock, (c) all of the Capital Stock of National Propane Corp. owned by Triarc and pledged to the Borrower pursuant to the Triarc Note (which constitutes 75.7% of the issued and outstanding Capital Stock of National Propane Corp.), together with the certificates representing such Capital Stock and (d) all dividends, liquidating dividends, stock dividends, distributions, stock or partnership rights, options, rights to subscribe, cash, instruments and other property and proceeds from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such listed Capital Stock referenced in clauses (a) and (c) above or such additional Capital Stock referenced in clause (b) above.

     "Pledged Securities" shall mean the Pledged Interests and the Pledged Debt.

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

     "Proceeds" shall mean all proceeds, including (a) whatever is received upon any collection, exchange, sale or other disposition of any of the Collateral and any property into which any of the Collateral is converted, whether cash or non-cash, (b) any and all payments or other property (in whatever form) made or due and payable on account of any insurance, indemnity, warranty or guaranty payable to any Grantor with respect to any of the Collateral, (c) any value received as a consequence of the possession of any Collateral and any payment received from any insurer or other Person as a result of the destruction, loss, theft or other involuntary conversion of whatever nature of any asset or property which constitutes Collateral, (d) any and all payments (in any form whatsoever) made or due and payable in connection with any requisition, confiscation, condemnation, seizure or forfeiture of all or any part of the Collateral by any Governmental Authority, (e) any claim of any Grantor against third parties (i) for past, present or future infringement of any Patent now or hereafter owned by such Grantor or licensed under a Patent License, (ii) for past, present or future infringement or dilution of any Trademark now or hereafter owned by such Grantor or licensed under a Trademark License or injury to the goodwill associated with any Trademark now or hereafter owned by such Grantor, (iii) for past, present or future infringement of any Copyright now or hereafter owned by such Grantor or licensed under a Copyright License and (iv) for past, present or future breach of any License and (f) any and all other amounts from time to time paid or payable under or in connection with any of the Collateral.

     "Real Estate" shall mean all real property and all buildings, plants, furnishings or fixtures or other improvements to or construction on real property now owned or hereafter acquired by any Grantor, and all leasehold interests now owned or hereafter acquired by any Grantor in real property.

     "Receivables" shall mean all accounts now or hereafter owing to any Grantor, and all accounts receivable, Contract Rights, Documents, instruments or chattel paper representing amounts payable or monies due or to become due to any Grantor, arising from the sale of Inventory or the rendition of services in the ordinary course of business or otherwise (whether or not earned by performance) or arising from or in connection with any Copyright, Patent, Trademark or License, together with all Inventory to be returned by or reclaimed from customers wherever such Inventory is located, and all guaranties, securities and liens held for the payment of any such account, account receivable, Contract Right, Document, instrument or chattel paper.

     "Secured Obligations" of any Grantor shall mean, (a) in the case of the Borrower, all Parity Debt, (b) in the case of National Propane Corp., (i) the Mortgage Notes issued by National Propane Corp. and its obligations under the Note Agreement and (ii) all amounts now or hereafter payable by National Propane Corp. under the General Partner's Guarantee Agreement, (c) in the case of all other Grantors, all amounts now and hereafter payable by any such Grantor under the Subsidiary Guarantee Agreement, and (d) in the case of any Grantor, all expenses (including

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

reasonable counsel fees and expenses) incurred in enforcing any rights under this Agreement.

     "Trademark License" shall mean any written agreement (a) granting any right to any third party under any Trademark of any Grantor or (b) granting any right to any Grantor under any Trademark of any third party.

     "Trademarks" shall mean all of the following now or hereafter owned by any Person (a) all trademarks, service marks, trade names, corporate names, company names, business names, fictitious business names, trade styles, trade dress, logos, other source or business identifiers, designs and general intangibles of like nature, now existing or hereafter adopted or acquired, all registrations and recordings thereof, and all applications filed in connection therewith, including registrations and applications in the United States Patent and Trademark Office, any State of the United States or any other country or any political subdivision thereof, and all extensions or renewals thereof, and (b) all goodwill associated therewith.

     "UCC" shall mean at any time the Uniform Commercial Code as the same may from time to time be in effect in the State of New York; provided that if, by reason of mandatory provisions of law, the validity or perfection of any security interest granted herein is governed by the Uniform Commercial Code as in effect in a jurisdiction other than New York, then, as to the validity or perfection of such security interest, "UCC" shall mean the Uniform Commercial Code in effect in such other jurisdiction.

     SECTION 1.03. UCC Definitions. The uncapitalized terms "account", "account debtor", "chattel paper", "contract right", "document", "warehouse receipt", "bill of lading", "document of title", "instrument", "inventory", "equipment" "general intangible", "money", "proceeds", "products" and "purchase money security interest" as used in Section 1.02 or elsewhere in this Agreement shall have the meanings ascribed thereto in the UCC.

     SECTION 1.04. Terms Generally. The definitions in Annex A hereto and in
Section 1.02 shall apply equally to both the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words "include", "includes" and "including" shall be deemed to be followed by the phrase "without limitation". All references herein to Articles, Sections, Exhibits and Schedules shall be deemed references to Articles and Sections of, and Exhibits and Schedules to, this Agreement unless the context shall otherwise require. As used herein, the "knowledge" of the Borrower includes the knowledge of the Responsible Officers (as defined in the Credit Agreement and the Note Agreement) of each and every Loan Party. Unless otherwise expressly provided herein, the word "day" means a calendar day.

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

                                   ARTICLE II

                               SECURITY INTERESTS

     SECTION 2.01. The Security Interests. (a) To secure the due and punctual payment of all Secured Obligations of such Grantor, howsoever created, arising or evidenced, whether direct or indirect, absolute or contingent, now or hereafter existing or due or to become due, in accordance with the terms thereof, (i) each Grantor (other than National Propane Corp.) hereby grants to the Trustee, its successors and its assigns, for the ratable benefit of the Secured Parties, a security interest in, and (ii) each Grantor (other than National Propane Corp.) hereby pledges and assigns, to the Trustee, its successors and assigns, for the ratable benefit of the Secured Parties, all of such Grantor's right, title and interest in, to and under the following, whether now existing or hereafter acquired (all of which, together with the right, title and interests of National Propane Corp. in the assets and properties referred to in Section 2.01(b), are herein collectively called the "Collateral"):

          (a) all Receivables;

          (b) all General Intangibles (to the extent that, with respect to Licenses, a security interest may be granted hereunder in favor of, and the Borrower's interest therein may be assigned to, the Trustee (i) without the consent of any party or (ii) because such consent has been obtained);

          (c) all Equipment;

          (d) all Inventory;

          (e) all Pledged Securities;

          (f) all Deposit Accounts;

          (g) to the extent not included in the foregoing (and except to the extent expressly excluded from the foregoing), all other personal property, whether tangible or intangible, and wherever located; and

          (h) to the extent not otherwise included, all Proceeds and products of any or all of the foregoing, whether existing on the date hereof or arising hereafter.

     (b) To secure the due and punctual payment of all Secured Obligations of National Propane Corp., howsoever created, arising or evidenced, whether direct or indirect, absolute or contingent, now or hereafter existing or due or to become due, in accordance with the terms thereof, (i) National Propane Corp. hereby grants to the

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

Trustee, its successors and assigns, for the ratable benefit of the Secured Parties, a security interest in, and (ii) National Propane Corp. hereby pledges and assigns, to the Trustee, its successors and assigns, for the ratable benefit of the Secured Parties, all of National Propane Corp.'s right, title and interest in, to and under, the assets to be conveyed by it pursuant to the Conveyance Agreements.

     SECTION 2.02. Continuing Liability of each Grantor. Anything herein to the contrary notwithstanding, each Grantor shall remain liable to observe and perform all the terms and conditions to be observed and performed by it under any contract, agreement, warranty or other obligation with respect to the Collateral, and shall do nothing to impair the security interests herein granted. Neither the Trustee nor any Secured Party shall have any obligation or liability under any such contract, agreement, warranty or obligation by reason of or arising out of this Agreement or the receipt by the Trustee or any Secured Party of any payment relating to any Collateral, nor shall the Trustee or any Secured Party be required to perform or fulfill any of the obligations of any Grantor with respect to any of the Collateral, to make any inquiry as to the nature or sufficiency of any payment received by it or the sufficiency of the performance of any party's obligations with respect to any Collateral. Furthermore, neither the Trustee nor any Secured Party shall be required to file any claim or demand to collect any amount due or to enforce the performance of any party's obligations with respect to the Collateral.

     SECTION 2.03. Delivery of Pledged Securities. All certificates or instruments representing or evidencing the Pledged Securities shall be delivered to and held by or on behalf of the Trustee, for the ratable benefit of the Secured Parties, pursuant hereto and shall be in suitable form for transfer by delivery, duly endorsed and shall be accompanied by duly executed instruments of transfer or assignment in blank, and accompanied in each case by any required transfer tax stamps, all in form and substance reasonably satisfactory to the Trustee. The Trustee shall have the right, at any time in its discretion and without notice to any Grantor after the occurrence and during the continuance of an Event of Default, and, subject to the terms of Section 6.13, any NPC Bankruptcy Event, to cause any or all of the Pledged Interests or other Pledged Securities to be transferred of record into the name of the Trustee or its nominee.

     SECTION 2.04. Security Interests Absolute. All rights of the Trustee and the Secured Parties hereunder, and all obligations of each Grantor hereunder, shall be absolute and unconditional and, without limiting the generality of the foregoing, shall not be released, discharged or otherwise affected by:

          (a) any extension, renewal, settlement, compromise, waiver or release in respect of any Secured Obligation, Note, Mortgage Note or any other document evidencing or securing any Secured Obligation, by operation of law or otherwise;

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

          (b) any modification or amendment or supplement to the Credit Agreement, any Note, any Mortgage Note, any Note Agreement, any Collateral Document, or any other document evidencing or securing any Secured Obligation;

          (c) any release, non-perfection or invalidity of any direct or indirect security for any Secured Obligation;

          (d) any change in the existence, structure or ownership of the Borrower, any Grantor or any other Person, or any insolvency, bankruptcy, reorganization or other similar proceeding affecting the Borrower, any Grantor or any other Person or its assets or any resulting disallowance, release or discharge of all or any portion of the Secured Obligations;

            (e) the existence of any claim, set-off or other right which any Grantor may have at any time against the Borrower, any Grantor, any guarantor, the Trustee, any Secured Party or any other Person, whether in connection herewith or any unrelated transactions; provided, that nothing herein shall prevent the assertion of any such claim by counterclaim;

          (f) any invalidity or unenforceability for any reason of any Secured Obligation relating to or against the Borrower, any Grantor or any other Person, or any provision of applicable law or regulation purporting to prohibit the payment by the Borrower, any Grantor or any other Person of the Secured Obligations;

          (g) any failure by the Trustee or any Secured Party (i) to file or enforce a claim against the Borrower, any Grantor or any other Person or its estate (in a bankruptcy or other proceeding), (ii) to give notice of the existence, creation or incurrence by the Borrower, any Grantor or any other Person of any new or additional indebtedness or obligation under or with respect to the Secured Obligations, (iii) to commence any action against the Borrower, any Grantor or any other Person, (iv) to disclose to the Borrower, any Grantor or any other Person any facts which the Trustee or any Secured Party may now or hereafter know with regard to the Borrower, any Grantor or any other Person or (v) to proceed with due diligence in the collection, protection or realization upon any collateral securing the Secured Obligations; or

          (h) any other act or omission to act or delay of any kind by the Borrower, any Grantor, any guarantor, the Trustee, any Secured Party or any other Person or any other circumstance whatsoever which might, but for the provisions of this clause, constitute a legal or equitable discharge of any Grantor's obligations hereunder.

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

     SECTION 2.05. Sales and Collections. (a) Each Grantor is authorized (i) to sell in the ordinary course of its business for fair value and on an arm's-length basis any of its Inventory normally held by it for such purpose and
(ii) to use and consume, in the ordinary course of its business, any raw materials, supplies and materials normally held by it for such purpose. The Trustee may, upon the occurrence and during the continuance of any Event of Default, and, subject to the terms of Section 6.13, upon the occurrence of a NPC Bankruptcy Event, without cause or notice, curtail or terminate such authority as to each applicable Grantor at any time.

     (b) Each Grantor is authorized to collect amounts owing to it with respect to the Collateral, subject to the rights of the Trustee under Section 2.06 and
Article VI of this Agreement.

     SECTION 2.06. Segregation of Proceeds. (a) Upon the occurrence and continuation an Event of Default and, subject to the terms of Section 6.13, upon the occurrence of a NPC Bankruptcy Event, the Trustee shall have the right to cause to be opened and maintained at the principal office of the Trustee non-interest bearing bank accounts (the "Cash Collateral Accounts") which will contain only Proceeds of Collateral of a particular Grantor. Any cash proceeds (as such term is defined in Section 9-306(1) of the UCC) received by the Trustee directly from Account Debtors obligated to make payments under Receivables or General Intangibles to such Grantor or from such Grantor pursuant to clause (b) of this Section 2.06, whether consisting of checks, notes, drafts, bills of exchange, money orders, commercial paper or other Proceeds received on account of any Collateral, shall be promptly deposited in the Cash Collateral Account, and until so deposited shall be held in trust for the Trustee and the Secured Parties and shall not be commingled with any funds not constituting Proceeds of the Collateral. Each Cash Collateral Account shall be designated with the title "The Bank of New York, as Trustee under the Intercreditor and Trust Agreement dated as of June 26, 1996 among National Propane, L.P., National Propane Corp., National Propane Partners, L.P., the Restricted Subsidiaries (other than National Sales and Service, Inc.), the Lenders, the Note Holders and the Trustee". Such Proceeds, when deposited, shall continue to be security for the Secured Obligations and shall not constitute payment thereof until applied as hereinafter provided. During the continuance of any Event of Default and, subject to the terms of Section 6.13, upon the occurrence of a NPC Bankruptcy Event, the Trustee shall have sole dominion and control over the funds deposited in the Cash Collateral Account, and such funds may be withdrawn therefrom only by the Trustee.

     (b) Upon notice by the Trustee to the Borrower that the Cash Collateral Account has been opened in accordance with Section 2.06(a), each Grantor shall cause all cash Proceeds collected by it to be delivered to the Trustee forthwith upon receipt, in the original form in which received (with such endorsements or assignments as may be necessary to permit collection thereof by the Trustee), and for such purpose each Grantor hereby irrevocably authorizes and empowers the Trustee, its officers, employees and authorized agents to endorse and sign the name of such Grantor on all

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

checks, drafts, money orders or other media of payment so delivered, and such endorsements or assignments shall, for all purposes, be deemed to have been made by such Grantor prior to any endorsement or assignment thereof by the Trustee. The Trustee may use any convenient or customary means for the purpose of collecting such checks, drafts, money orders or other media of payment.

     SECTION 2.07. Verification of Receivables. Subject to terms of the Credit Agreement, the Trustee shall have the right to make test verifications of Receivables in any manner and through any medium that it considers advisable, and each Grantor agrees to furnish all such assistance and information as the Trustee may reasonably require in connection therewith. Each Grantor, at its own expense, will cause its financial officer to furnish to the Trustee at any time and from time to time promptly upon the Trustee's request, the following reports: (i) a reconciliation of all Receivables, (ii) an aging of all Receivables, (iii) trial balances and (iv) a test verification of such Receivables as the Trustee may request.

     SECTION 2.08. Release of Collateral. (a) Each Grantor may sell or realize upon or transfer or otherwise dispose of Collateral to the extent permitted by, and in accordance with, Sections 2.05 and 4.13 hereof, and Sections 6.06 and
6.07 of the Credit Agreement and Sections 10.6 and 10.7 of the Note Agreement, and the security interests of the Trustee and the Secured Parties in such Collateral so sold, realized upon, licensed or disposed of (but not in the Proceeds arising from such sale, realization or disposition, except to the extent expressly permitted pursuant to the Credit Agreement and the Note Agreement) shall cease immediately upon such sale, realization or disposition, without any further action on the part of the Trustee or the Secured Parties. The Trustee, if requested in writing by any Grantor, but at the expense of such Grantor, is hereby authorized and instructed to deliver to the Account Debtor or the purchaser or other transferee of any such Collateral applicable UCC termination statements for such Collateral and a certificate stating that the Trustee and the Secured Parties no longer have a security interest therein, and such Account Debtor or such purchaser or other transferee shall be entitled to rely conclusively on such certificate for any and all purposes.

     (b) Upon (i) the indefeasible payment in full in cash of all of the Secured Obligations, (ii) the termination of the Commitments, (iii) the cancellation or expiration of all Letters of Credit and the reimbursement in full of all amounts drawn thereunder and (iv) the satisfaction by the Borrower of all terms and conditions hereof, the Credit Agreement, the Notes, the Mortgage Notes, the Note Agreement, the Collateral Documents, and all other documents or agreements governing the Secured Obligations, the Trustee will (as soon as reasonably practicable after receipt of notice from any Grantor requesting the same, but at the expense of such Grantor) upon receipt of written request from the Grantor (that is approved by the Required Lenders and/or the Required Holders) execute and deliver to such Grantor, (a) for each filing made under Section 4.01 or 4.02 to perfect the security interests granted to the Trustee and the Secured Parties hereunder, a termination statement or other appropriate instrument of

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

release prepared by such Grantor and furnished to the Trustee to the effect that the Trustee and the other Secured Parties no longer claim a security interest under such filing, (b) an instrument signed by the Trustee acknowledging the termination of this Agreement and (c) any other evidence of satisfaction and release that such Grantor may reasonably request. In addition to the foregoing, if a Restricted Subsidiary that is a party hereto is designated as an Unrestricted Subsidiary, as permitted by Section 6.18 of the Credit Agreement and Section 10.19 of the Note Agreement, the Trustee will (as soon as reasonably practicable after receipt of notice from the Borrower requesting the same, but at the expense of such Restricted Subsidiary) upon receipt of written request from the Grantor (that is approved by the Required Lenders and/or the Required Holders) execute and deliver to such Restricted Subsidiary, (a) for each filing made under Section 4.01 or 4.02 to perfect the security interests granted by such Restricted Subsidiary to the Trustee and the Secured Parties hereunder, a termination statement or other appropriate instrument of release prepared by such Restricted Subsidiary and furnished to the Trustee to the effect that the Trustee and the other Secured Parties no longer claim a security interest under such filing, (b) an instrument signed by the Trustee acknowledging the termination of this Agreement and (c) any other evidence of satisfaction and release that such Restricted Subsidiary may reasonably request.

     Prior to the satisfaction and release of Collateral by the Trustee hereunder, the Trustee shall be entitled to receive an opinion of counsel to the effect that such satisfaction and release is authorized and permitted hereunder.

     SECTION 2.09. Amendment of Schedules. Each Grantor hereby authorizes the Trustee to modify this Agreement by amending Schedules 6, 7, 8 and 9 hereto or to add additional schedules hereto to include any asset or item that may be Copyrights, Patents, Trademarks, Licenses or any other type of Collateral, as the case may be, under this Agreement.

                                   ARTICLE III

                         REPRESENTATIONS AND WARRANTIES

     The Grantors jointly and severally represent and warrant to the Trustee and each of the Secured Parties that as of the Closing Date:

     SECTION 3.01. Pledged Securities. All Pledged Securities have been duly authorized and validly issued by the issuers thereof and, in the case of Pledged Securities consisting of capital stock, are fully paid and nonassessable. None of the Pledged Securities are subject to options to purchase or similar rights of any Person. No Grantor is or will become a party to or otherwise bound by any agreement, other than this Agreement, the Operative Documents and the Partnership Agreement, which restricts in any manner the rights of any present or future holder of any of the Pledged Interests with respect thereto.



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

     SECTION 3.02. Validity, Perfection and Priority of Security Interests. (a) By executing this Agreement, by complying with Section 4.01(a), (c), (d) and (e) and by delivering all certificates or instruments, if any, representing or evidencing the Collateral to the Trustee, each Grantor will have created a valid and duly perfected security interest in favor of the Trustee for the benefit of the Secured Parties as security for the due and punctual payment of all Secured Obligations of such Grantor in all Collateral (other than Patents, Trademarks and Copyrights and Patent Licenses, Trademark Licenses and Copyright Licenses) (and, in the case of Collateral that constitutes motor vehicles and other rolling stock, depository accounts and aircraft by complying with the terms of the Credit Agreement, the Note Agreement and Sections 4.01(c), 4.01(e) and 4.01(f) of this Agreement) and identifiable Proceeds of such Collateral, which security interest may be perfected by (i) filing UCC financing statements, (ii) noting such security interest on its certificates of title and/or delivering possession thereof and/or (iii) possession. By executing this Agreement and by complying with Section 4.01(a) and (b), each Grantor will have created a valid and duly perfected security interest in favor of the Trustee for the benefit of the Secured Parties as security for the due and punctual payment of all Secured Obligations of such Grantor in all Patents, Trademarks and Copyrights owned by a Grantor and Patent Licenses, Trademark Licenses and Copyright Licenses in the United States, to the extent that a security interest may be perfected by (i) filing UCC financing statements and (ii) timely filing at the United States Patent and Trademark Office or the United States Copyright Office pursuant to
Section 35 U.S.C. ss. 1060 and 17 U.S.C. ss. 205, as applicable. Continuing compliance by each Grantor with the provisions of Section 4.02 will also (i) create and duly perfect valid security interests in all Collateral acquired or otherwise coming into existence after the date hereof and in all identifiable Proceeds of such Collateral as security for the due and punctual payment of all Secured Obligations of such Grantor and (ii) cause such security interests in all Collateral and in all Proceeds which are (A) identifiable cash Proceeds of Collateral covered by financing statements required to be filed hereunder, (B) identifiable Proceeds in which a security interest may be perfected by such filing under the UCC and (C) any Proceeds in the Deposit Accounts to be duly perfected under the UCC.

     (b) The security interests of the Trustee in the Collateral rank first in priority, except that the priority of the security interests may be subject to Liens permitted under Section 6.02 of the Credit Agreement and Section 10.2 of the Note Agreement. Other than financing statements or other similar documents perfecting the security interests or deed of trust liens of the Trustee and the protective filings filed by the lessors of certain equipment leased by the Grantors, no financing statements, deeds of trust, mortgages or similar documents covering all or any part of the Collateral other than with respect to Liens permitted under Section 6.02 of the Credit Agreement and Section 10.2 of the Note Agreement are on file or of record in any government office in any jurisdiction in which such filing or recording would be effective to perfect a security interest in such Collateral, nor is any of the Collateral in the possession of any Person (other than a Grantor) asserting any claim thereto or security interest therein.

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

     SECTION 3.03. Patents, Trademarks and Copyrights. Schedules 6, 7 and 8 correctly set forth all of each Grantor's Patents, registered Trademarks, Trademarks pending registration, registered Copyrights, and Copyrights pending registration, respectively, and Schedule 9 correctly sets forth all of each Grantor's material Licenses. Each of such Patents and registered Trademarks and Copyrights (and those pending registration) are subsisting, other than those Patents, Trademarks and Copyrights indicated as "abandoned" or "dropped" on Schedules 7, 8 and 9, respectively, as of the date hereof, and have not been adjudged invalid or unenforceable, in whole or in part.

     SECTION 3.04. Enforceability of Receivables and General Intangibles. To the knowledge of each Grantor, each Receivable and General Intangible (that is a contract right of such Grantor) is a valid and binding obligation of the related Account Debtor in respect thereof, enforceable in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally and by general provisions of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law), and complies with any applicable legal requirements.

     SECTION 3.05. Place of Business; Location of Collateral. Schedule 1 correctly sets forth (a) each Grantor's chief executive office and principal place of business and (b) the offices of each Grantor where records concerning Receivables and General Intangibles are kept. Schedule 3 correctly sets forth the location of all Equipment and Inventory of each Grantor, other than rolling stock, vessels, aircraft and goods in transit. Except for goods in transit and except as otherwise specified in Schedule 3, all Inventory and Equipment has been located at the addresses specified on Schedule 3 at all times during the four-month period prior to the date hereof while owned by the applicable Grantor. No Inventory is evidenced by a negotiable document of title, warehouse receipt or bill of lading. No non-negotiable document of title, warehouse receipt or bill of lading has been issued to any Person other than a Grantor, and such Grantor has retained possession of all of such non-negotiable documents, warehouse receipts and bills of lading. No amount payable under or in connection with any of the Collateral is evidenced by promissory notes or other instruments other than instruments evidencing the Pledged Debt which have been delivered to the Trustee hereunder other than those promissory notes that do not exceed a principal balance in the aggregate, at any one time outstanding, of $100,000.

     SECTION 3.06. Trade Names. Any and all trade names, division names, assumed names or other names under which any Grantor transacts, or at any time during the past five years prior to the date hereof has transacted, business are specified on Schedule 4.

     SECTION 3.07. Outstanding Interests. The Pledged Interests constitute 100% of the Capital Stock of all the Subsidiaries of the Borrower and all of their respective

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

Subsidiaries, or in the case of foreign Subsidiaries, 65% of the Capital Stock of such foreign Subsidiaries.

     SECTION 3.08. Licensor Consents. Except as set forth on Schedule 9 hereto, each Grantor has obtained all requisite consents or approvals by the licensor of each Copyright License, Patent License or Trademark License to which such Grantor is a licensee to effect the assignment of all of such Grantor's right, title and interests thereunder to the Trustee or its designee and to effect the sub-license contemplated under Section 6.12 upon and during the continuance of an Event of Default and, subject to the terms of Section 6.13, upon the occurrence of a NPC Bankruptcy Event.

     SECTION 3.09. Motor Vehicles and Other Rolling Stock. Schedule 10 correctly sets forth all of each Grantor's motor vehicles and other rolling stock.

     SECTION 3.10. Vessels and Aircraft. Schedule 11 correctly sets forth all of each Grantor's vessels and aircraft.

     SECTION 3.11. Accounts. Each primary collection account, each primary operating account and each primary investment account (including accounts used to hold or trade Cash Equivalents) of the Borrower and each Restricted Subsidiary (other than National Sales and Service, Inc.) is a Lockbox Account.
Schedule 12 correctly sets forth all of each Grantor's (other than National Propane Corp.) collection, operating and investment accounts, the financial institutions therewith, the address of such financial institutions, the account number of each account and the purpose for which such account is used. Accounts for deposit of sales, excise and similar taxes which any Grantor (other than National Propane Corp.) is required by law to collect and pay to a Governmental Authority shall be so identified.

                                   ARTICLE IV

                                    COVENANTS

     Each Grantor covenants and agrees with the Trustee that until (a) all the Secured Obligations have been indefeasibly paid in full in cash, (b) the Commitments have been terminated, (c) all Letters of Credit have been cancelled or have expired and all Letter of Credit Disbursements have been reimbursed in full and (d) all terms and conditions hereof, the Credit Agreement, the Notes, the Mortgage Notes, the Note Agreement, the Collateral Documents, and all other documents or agreements governing the Secured Obligations have been satisfied, each Grantor will comply with the following:

     SECTION 4.01. Perfection of Security Interests. (a) Each Grantor will, at its own expense, cause all filings and recordings and other actions specified on
Schedule 5 to have been completed and filed on or prior to the Closing Date.

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

     (b) Each Grantor, at its own expense, will cause fully executed Assignments of Security Interests, substantially in the forms of Exhibits A and B hereto, as applicable, to have been completed and filed on or prior to the Closing Date by the United States Patent and Trademark Office and the United States Copyright Office pursuant to 35 U.S.C. ss. 261, 15 U.S.C. ss. 1060 or 17 U.S.C. ss. 205, as applicable, to perfect the security interests granted to the Trustee in the Patents (that are or could be perfected by filing such Assignments in the United States Patent and Trademark Office), federally registered Copyrights, federally registered Trademarks and Licenses.

     (c) Each Grantor, at its own expense, will cause fully executed Security Agreements for motor vehicles and other rolling stock, substantially in the form of Exhibit D hereto (or other required documentation reasonably acceptable to the Required Lenders and the Required Holders), to be delivered on or prior to the Closing Date to the Trustee and will cause the certificates of title to the motor vehicles and other rolling stock set forth on Schedule 10 to have been filed within 30 days after the Closing Date, and delivered to the Trustee on or prior to six calendar months after the Closing Date by the applicable department of motor vehicles, to perfect the security interests granted to the Trustee in such motor vehicles and other rolling stock.

     (d) The Borrower, at its own expense, will provide notice within 30 days after the Closing Date, substantially in the form of Exhibit E hereto, to all bailees as of the date hereof of the Borrower's inventory (i.e., any Person in possession of the Borrower's inventory) of the Trustee's security interest in the Inventory granted hereunder; provided that, if the aggregate value of Inventory held by all bailees at any time is less than $200,000, then such bailment notices shall not be required unless and until the aggregate amount of such Inventory not covered by bailment notices exceeds $200,000, in which case the bailment notices shall be required for all such Inventory with a market value in excess of $200,000;

     (e) Each Grantor, at its expense, will cause each of the accounts listed on
Schedule 12 to be Lockbox Accounts on or prior to 60 days after the Closing
Date.

     (f) The Borrower, at its own expense, will cause the aircraft listed on
Schedule 11 hereto to be titled in the name of a trustee, pursuant to a trust agreement that is reasonably acceptable to the Required Lenders and the Required Holders, and shall cause such trustee to pledge and assign such aircraft to the Trustee pursuant to a Security Agreement that is in form and substance reasonably acceptable to the Required Lenders and the Required Holders, within thirty (30) days after the Closing Date.

     SECTION 4.02. Further Actions. (a) At all times after the Closing Date, each Grantor will, at its own expense, comply with the following:

          (i) as to all Receivables, General Intangibles, Equipment, Inventory, Pledged Securities and Deposit Accounts, it will cause UCC financing statements and continuation statements to be filed and to be on

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

     file in all applicable jurisdictions (except with respect to goods in transit) as required to perfect the security interests granted to the Trustee for the ratable benefit of the Secured Parties hereunder, to the extent that applicable law permits perfection of a security interest by filing under the UCC;

          (ii) as to all Proceeds, it will cause all UCC financing statements and continuation statements filed in accordance with clause (i) above to include a statement or a checked box indicating that Proceeds of all items of Collateral described therein are covered;

          (iii) upon the occurrence and continuation of an Event of Default and, subject to the terms of Section 6.13, upon the occurrence of a NPC Bankruptcy Event, it will ensure that the provisions of Section 2.06 are complied with;

          (iv) as to any Capital Stock owned by any Grantor, the applicable Grantor will promptly pledge and deliver the corresponding certificates, upon the acquisition or certification thereof, or other instruments to the Trustee as part of the Pledged Interests duly endorsed in a manner satisfactory to the Trustee;

          (v) as to any amount payable under or in connection with any of the Collateral which shall be or shall become evidenced by any promissory note or other instrument, the applicable Grantor will immediately pledge and deliver such note or other instrument to the Trustee as part of the Pledged Debt duly endorsed in a manner satisfactory to the Trustee;

          (vi) as to all Real Estate leased by a Grantor after the date hereof, such Grantor shall use commercially reasonable efforts to obtain waivers from the landlords of all such real estate, substantially in the form of Exhibit C hereto or in such other form as shall be reasonably acceptable to the Trustee;

          (vii) as to all Patents (which are or could be perfected by filing Assignments in the United States Patent and Trademark Office), federally registered Trademarks, federally registered Copyrights and Licenses hereafter acquired by any Grantor, it will cause fully executed Assignments of Security Interests, substantially in the forms of Exhibits A and B hereto, as applicable, to be received and recorded within three months after any such acquisition with respect to Patents and Trademarks and within one month after any such acquisition with respect to Copyrights by the United States Patent and Trademark Office and the United States Copyright Office pursuant to 35 U.S.C. ss. 261, 15 U.S.C.

     ss. 1060 or 17 U.S.C. ss. 205, as applicable, to protect the validity and first priority of and to perfect a valid first priority security interest in favor of the Trustee in respect of such hereafter acquired Patents, Trademarks, Copyrights and Licenses to the extent that a security interest may be perfected by filing in the United States and its political subdivisions, territories and possessions pursuant to applicable federal law;

          (viii) as to all Licenses entered into after the date hereof with any third party licensor, the applicable Grantor will use its commercially reasonable efforts to obtain all requisite consents or approvals by the licensor to effect the assignment of all of such Grantor's right, title and interest thereunder to the Trustee or its designee and to effect the sub-license contemplated under Section 6.12 upon and during the continuance of an Event of Default or, subject to the terms of Section 6.13, upon the occurrence of a NPC Bankruptcy Event, and such Grantor shall provide prompt written notice to the Trustee upon failure to obtain such consent or approval; and

          (ix) as to any motor vehicles or other rolling stock acquired by any Grantor after the date hereof (other than any motor vehicles and rolling stock of immaterial value), such Grantor shall cause the security interests granted hereunder to be noted on the certificate of title thereof and promptly deliver such certificate of title to the Trustee as soon as practicable and take any other actions necessary in order to perfect the Trustee's security interests in such certificate of title.

          (x) as to the Triarc Note, contemporaneously and concurrently with any required release of the Capital Stock of National Propane Corp. owned by Triarc and pledged to the Borrower pursuant to the terms of the Triarc Note, the Borrower shall cause the Trustee to be perfected in any collateral, property or assets permitted, pursuant to the terms of the Triarc Note, to be substituted for such Capital Stock. Any such substituted collateral shall have a fair market value at the time of substitution equal to or greater than that of the Capital Stock so released.

     (b) Each Grantor will, from time to time and at its own expense, execute, deliver, file or record such financing statements pursuant to the UCC, applications for certificates of title and such other statements, assignments, instruments, documents, agreements or other papers and take any other action that may be necessary or desirable, or that the Trustee may reasonably request, in order to create, preserve, perfect, confirm or validate the security interests, to enable the Trustee and the Secured Parties to obtain the full benefits of this Agreement or to enable the Trustee to exercise and enforce any of its rights, powers and remedies hereunder, including, without limitation, its right to take possession of the Collateral, and will use its commercially

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

reasonable efforts to obtain such waivers from landlords and mortgagees as required by the Credit Agreement or the Note Agreement or as the Trustee may otherwise request.

     (c) To the fullest extent permitted by law, each Grantor authorizes the Trustee (i) to sign and file financing and continuation statements and amendments thereto with respect to the Collateral without its signature thereon and, (ii) to the extent permissible by applicable law, file this Agreement in any UCC filing jurisdiction as a financing statement with respect to the Collateral.

     SECTION 4.03. Change of Name, Identity or Structure. (a) No Grantor will change its name, identity or corporate or partnership structure in any manner (except as may be expressly permitted by the Credit Agreement and the Note Agreement) and, (b) except as set forth on Schedule 4, no Grantor will conduct its business under any trade, assumed or fictitious name, in each case under clauses (a) and (b), unless it shall have given the Trustee at least 30 days' prior written notice thereof and shall have taken all action (or made arrangements to take such action substantially simultaneously with such change if it is impossible to take such action in advance) necessary or desirable or as may be reasonably requested by the Trustee, to amend any financing statement or continuation statement relating to the security interests granted hereby in order to preserve such security interests and to effectuate or maintain the priority thereof against all Persons.

     SECTION 4.04. Place of Business and Collateral. No Grantor will change the location of (a) any of its places of business, (b) its chief executive office or
(c) any of the offices or other locations where it keeps or holds any Collateral or any records relating thereto from the applicable location listed on Schedule 1 or 4 hereto unless, prior to such change, it (i) notifies the Trustee of such change in a manner set forth under Section 6.13 of the Credit Agreement and
Section 10.13 of the Note Agreement, (ii) makes all UCC filings required by
Section 4.02 and (iii) takes all other action necessary or desirable or that the Trustee may reasonably request, to preserve, perfect, confirm and protect the security interests granted hereby. No Grantor will change the location of any Collateral if such change would cause the security interest granted hereby in such Collateral to lapse or cease to be perfected.

     SECTION 4.05. Fixtures. No Grantor will permit any Equipment to become a fixture to real property not covered by a Mortgage unless it shall have given the Trustee at least 10 days' prior written notice thereof and shall have taken all such action and delivered or caused to be delivered to the Trustee all instruments and documents, including, without limitation, waivers and subordination agreements by any landlords and mortgagees, and filed all financing statements necessary or reasonably requested by the Trustee, to preserve and protect the security interest granted herein and to effectuate or maintain the priority thereof against all Persons.

     SECTION 4.06. Maintenance of Records. Each Grantor will keep and maintain at its own cost and expense complete books and records relating to the

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

Collateral which are reasonably satisfactory to the Trustee, including, without limitation, a record of all payments received and all credits granted with respect to the Collateral and all of its other dealings with the Collateral. Each Grantor will mark its Documents to evidence this Agreement and the security interests granted hereby. For the further security of the Trustee and the other Secured Parties, each Grantor agrees that the Trustee shall have a special property interest in each Grantor's Documents and upon the occurrence and during the continuance of an Event of Default or, subject to the terms of Section 6.13, a NPC Bankruptcy Event, such Grantor shall deliver and turn over any Document to the Trustee or to its representatives at any time on demand of the Trustee.

     SECTION 4.07. Compliance with Laws, etc. Each Grantor will comply with all applicable statutes, rules, regulations, and orders of, and all applicable restrictions imposed by, the United States of America, foreign countries, states, provinces and municipalities, and of or by any Governmental Authority, including any court, arbitrator or grand jury, in respect of the Collateral (including Environmental Laws), except such as are being contested in good faith by appropriate proceedings promptly initiated and diligently conducted and if such reserve or other appropriate provision, if any, as shall be required by GAAP shall have been made therefor and the failure to so comply could not reasonably be expected to have a Material Adverse Effect.

     SECTION 4.08. Payment of Taxes, etc. Each Grantor will pay all taxes, assessments and other governmental charges or levies imposed upon the Collateral or in respect of any of its franchises, business, income or profits therefrom when the same become due and payable, and all claims (including claims for labor, services, materials and supplies) for sums which have become due and payable and which by law have or might become a Lien upon any of the Collateral, and promptly reimburse the Trustee or any Secured Party for any such taxes, assessments, charges or claims paid by them; provided that no such tax, assessment, charge or claim need be paid or reimbursed if the failure to pay or reimburse the same would not, individually or in the aggregate, have a Material Adverse Effect and if it is being contested in good faith by appropriate proceedings promptly initiated and diligently conducted and if such reserves or other appropriate provision, if any, as shall be required by GAAP shall have been made therefor and be adequate in the good faith judgment of such Grantor.

     SECTION 4.09. Compliance with Terms of Accounts, Contracts and Licenses. Each Grantor will perform and comply in all material respects with all of its obligations under all agreements relating to the Collateral to which it is a party or by which it is bound.

     SECTION 4.10. Limitation on Liens on Collateral. No Grantor will create, permit or suffer to exist, but will defend the Collateral and each Grantor's rights with respect thereto against and take such other action as is necessary to remove, any security interest, encumbrance, claim or other Lien in respect of the Collateral other

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

than the security interests created hereunder and the Liens permitted under
Section 6.02 of the Credit Agreement and Section 10.02 of the Note Agreement.

     SECTION 4.11. Limitations on Modifications of Receivables and General Intangibles; No Waivers or Extensions. No Grantor will (a) amend, modify, terminate or waive any provision of any material Receivable or General Intangible in any manner which is reasonably likely to have a material adverse effect on the value of the Collateral, (b) consistently fail to exercise or pursue promptly and diligently material rights which it may have under material Receivables and General Intangibles or (c) consistently fail to deliver to the Trustee a copy of material demands or notices received by it relating to material Receivables or General Intangibles. No Grantor will, without the prior written consent of the Secured Parties under the Trust Agreement, grant any extension of the time of payment of any material Receivable or amounts due under any material General Intangible, compromise, compound or settle the same for less than the full amount thereof, release, wholly or partly, any Person liable for the payment thereof or allow any credit or discount whatsoever thereon in each such case, other than trade discounts granted in the normal course of business, and except such as in the reasonable judgment of such Grantor is advisable to enhance the collectability thereof.

     SECTION 4.12. Maintenance of Insurance. (a) Each Grantor will at its expense at all times cause all of the Collateral which is either of a character required by law to be insured or usually insured by companies of established reputation engaged in the same or similar business and similarly situated (i) to be properly insured with Permitted Insurers licensed to do business in the applicable state against loss or damage from such hazards and risks (including, without limitation, (a) Inventory and Equipment against loss by fire, explosion, theft and such other casualties, (b) personal injury arising from, and property damage relating to, such Inventory and Equipment and (c) business interruption) as are required by law to be insured or are usually insured by similar business and similarly situated, and (ii) to the extent consistent with the practice of companies of established reputation engaged in the same or similar business and similarly situated (including, without limitation, companies in a similar financial condition), to be self-insured (in lieu of maintaining insurance policies with Permitted Insurers as required above, to the extent of such self-insurance) with respect to losses resulting from liabilities to third parties for personal injury or property damage or damage to or destruction of its property, up to $250,000 per occurrence per policy but in any event not greater than $1,000,000 in the aggregate per occurrence for such risk under all applicable policies (including self-insurance for reasonable deductible amounts in respect of insurance policies), provided that, with respect to such self-insurance or deductibles, such Grantor reserves such amounts as may be required by GAAP.

     (b) All insurance maintained pursuant to Section 14.12(a) shall: (i) name, except in the case of workers' compensation insurance, the Trustee and the Secured Parties (for liability insurance) as loss payees or additional insureds, as their respective

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

interests may appear; (ii) provide, except in the case of public liability insurance and workers' compensation insurance, that all insurance claims shall be adjusted with the applicable Grantor, subject to the approval of the Required Lenders and Required Holders, and during any Event of Default or, subject to
Section 6.13, any NPC Bankruptcy Event, shall be payable solely to the Trustee;
(iii) include effective waivers by the insurer of all claims for insurance premiums against the Trustee and each Secured Party; (iv) provide, to the extent commercially available, that any losses with respect to property insurance shall be payable notwithstanding (A) any act, failure to act or negligence of or violation of warranties, declarations or conditions contained in such policy by the insureds, including, without limitation, any Grantor, the Trustee or any Secured Party, (B) the use of the Collateral for purposes more hazardous than permitted by the terms of the policy, (C) any foreclosure or other proceedings or notice of sale relating to the Collateral, or (D) any change in the title to or ownership of any of the Collateral (other than portions of the Collateral expressly released from the lien of this Agreement); (v) provide, to the extent commercially available, that no cancellation, termination or lapse in coverage thereof shall be effective until at least 10 days after receipt by the Trustee of written notice thereof with respect to the failure to pay insurance premiums or 30 days after receipt by the Trustee of written notice thereof for any other reason; (vi) provide, to the extent commercially available, that the Trustee or any Secured Party may, but shall not be obligated to, pay premiums in respect thereof; and (vii) be on such other terms as are consistent with the practice of companies of established reputation engaged in the same or similar business and similarly situated.

     (c) Each Grantor shall deliver to the Trustee, promptly upon request of such Trustee, certificates of all insurance policies (or, if requested by the Trustee, copies of the insurance policies, together with an Officers' Certificate certifying such copies to be true and correct) with respect to the Collateral which such Grantor is required to maintain or cause to be maintained pursuant to this Section 4.12, together with evidence as to the payment of all premiums then due thereon, provided, that the Trustee shall not be deemed by reason of its custody of such certificates or policies to have knowledge of the contents thereof. Each Grantor has, simultaneously with the closings under the Credit Agreement and the Note Agreement, delivered to the Trustee and will deliver to the Trustee promptly upon request of such Trustee, and in any event
(i) on December 31 of each calendar year, commencing with December 31, 1996, and
(ii) upon each increase in the amount of self-insurance with respect to losses resulting from liabilities to third parties for personal injury or property damage or damage to or destruction of its property retained by such Grantor by $500,000 or more in the aggregate, a report by a firm of independent insurance brokers or consultants chosen by the Borrower and satisfactory to the Required Lenders and Required Holders (A) setting forth the insurance obtained pursuant to this Section 4.12, including, without limitation, the amounts thereof, the names of the insurers and the property, hazards and risks covered thereby, and certifying that the same comply with the requirements of this Section 4.12, that all premiums then due thereon have been paid and that the same are in full force and effect, (B) setting forth all self-insurance

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

maintained by such Grantor pursuant to this Section 4.12 and (C) certifying that in the opinion of such firm, such insurance or self-insurance complies with the requirements of this Section 4.12 and is, as to amounts, coverage and provisions, adequate to protect such Grantor, the Trustee and each Secured Party against any and all insurable risks affecting the Collateral, or setting forth any recommendations of such independent insurance brokers as to additional insurance, if any, reasonably required for the protection of the interest of the Trustee and each Secured Party in the light of available insurance coverage and practice in the propane distribution industry. The Trustee shall be entitled to rely on such reports without further investigation of the facts and circumstances set forth therein.

     SECTION 4.13. Limitations on Dispositions of Collateral. Subject to the terms of Section 5.01(a)(ii) no Grantor will directly or indirectly (through the sale of stock, merger or otherwise) without the prior written consent of the Secured Parties under the Trust Agreement sell, transfer, lease or otherwise dispose of any of the Collateral, or attempt, offer or contract to do so except for, (a) subject to Section 2.05, sales of Inventory in the ordinary course of its business for fair value and on an arm's-length basis, (b) so long as no Event of Default or, subject to the terms of Section 6.13, no NPC Bankruptcy Event, has occurred and is continuing, any portion of the Collateral constituting machinery, fixtures, equipment or motor vehicles owned by such Grantor which has become worn out or obsolete and which has been replaced by other machinery, fixtures, equipment or motor vehicles subject to the Lien of this Agreement or any Mortgage having a utility and value at least equal to that, at the time of removal, of the machinery, fixtures, equipment or motor vehicles so removed, provided that such removal and replacement is permitted by each of Section 6.07 of the Credit Agreement and Section 10.07 of the Note Agreement and (c) dispositions permitted under Sections 6.06 and 6.07 of the Credit Agreement and Sections 10.6 and 10.7 of the Note Agreement (other than dispositions of inventory and dispositions of worn out or obsolete property of the type referred to in clause (b) above) upon which occurrence pursuant to clause (a), (b) or (c) above (with respect to clause (c), only if such Grantor is in compliance with Sections 6.06 and 6.07 of the Credit Agreement, as the case may be, and Sections 10.6 and 10.7 of the Note Agreement, as the case may be, to the extent such provisions are applicable to such transactions), the Required Lenders and Required Holders will instruct the Trustee to grant a release thereof from the Lien and security interest granted pursuant to this Agreement; provided that nothing contained herein shall limit the Liens and security interests granted in the proceeds thereof. The inclusion of Proceeds of the Collateral under the security interests granted hereby shall not be deemed a consent by the Trustee to any sale or disposition of any Collateral other than as permitted by this Section 4.13.

     SECTION 4.14. Periodic Certification. Within 90 days after the Closing Date, the Borrower shall deliver to the Trustee a certificate executed by a financial officer of the Borrower setting forth, with respect to each filing, recording or registration contemplated by Section 4.01, the filing office, date and file number thereof and attaching true, correct and complete acknowledgement copies of each such filing,

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

recording or registration. Each year, at the time of delivery of annual financial statements with respect to the preceding fiscal year pursuant to
Section 5.02(b) of the Credit Agreement or Section 7 of the Note Agreement, the Borrower shall deliver to the Trustee a certificate executed by a financial officer of the Borrower (a) setting forth the information required pursuant to
Section 2 of the Perfection Certificate, (b) certifying that all UCC financing statements or other appropriate filings, recordings or registrations, including all refilings, rerecordings and reregistrations, containing a description of the Collateral have been filed of record in each governmental, municipal or other appropriate office in each jurisdiction identified pursuant to clause (a) above to the extent necessary to protect and perfect the security interest created under Section 2.01 for a period of not less than 18 months after the date of such certificate and (c) certifying that the Borrower and each Grantor have complied with all actions required to be taken by the Borrower or such Grantor under Section 4.02(a)(i).

     SECTION 4.15. Notices. Each Grantor will advise the Trustee promptly and in reasonable detail (a) of any security interest, encumbrance or claim made or other Lien asserted against any of the Collateral of which any Responsible Officer of any Grantor has knowledge, (b) of any material adverse change in the composition of the Collateral and (c) of the occurrence of any other event which would have a material adverse effect on the aggregate value of the Collateral or on the security interests granted to the Trustee in this Agreement.

     SECTION 4.16. Change of Law. Each Grantor shall promptly notify the Trustee in writing of any change in law known to it which (i) adversely affects or will adversely affect the validity, perfection or priority of the security interests granted hereby, (ii) requires or will require a change in the procedures to be followed in order to maintain and protect such validity, perfection and priority or (iii) could result in the Trustee not having a perfected security interest in any of the Collateral.

     SECTION 4.17. Right of Inspection. Each Grantor shall permit any Persons designated by the Trustee or any Secured Party to visit and inspect the Collateral, at the expense of such Grantor during the occurrence and continuation of any Event of Default or Default or NPC Bankruptcy Event, and otherwise at the expense of such Secured Party and such Grantor shall permit any Persons designated by the Trustee or any Secured Party to inspect its books of account, records, reports and other papers, to make copies or extracts therefrom, and to discuss the affairs, finances and accounts of such Grantor with the officers and employees of such Grantor (or of the general partner or general partners of such Grantor if applicable) and representatives of any firm of independent public accountants employed by such Grantor (and by this provision such Grantor authorizes said accountants to discuss the finances and affairs of such Grantor with any such designated Person), each during normal business hours and upon prior written notice.

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

     SECTION 4.18. Maintenance of Equipment. Except as provided in Section 4.13, each Grantor will, at its expense, in all material respects maintain the Equipment in standard industry operating condition, ordinary wear and tear excepted.

     SECTION 4.19. Covenants Regarding Patent, Trademark and Copyright Collateral. (a) Each Grantor (either itself or through its licensees or its sublicensees) will, for each Trademark material to the conduct of such Grantor's business, (i) maintain such Trademark in full force free from any claim of abandonment or invalidity for non-use, (ii) maintain the quality of products and services offered under such Trademark, (iii) display such Trademark with notice of federal registration to the extent required by applicable law and (iv) not knowingly use or knowingly permit the use of such Trademark in violation of any valid and enforceable third party rights.

     (b) Each Grantor (either itself or through licensees) will, for each Patent, not do any act, or omit to do any act, whereby any Patent which is material to the conduct of such Grantor's business may become invalidated or dedicated to the public, and shall continue to mark any products covered by a Patent with the relevant patent number to the extent required by the Patent laws.

     (c) Each Grantor (either itself or through licensees) will, for each work covered by a material Copyright, continue to publish, reproduce, display, adopt and distribute the work with appropriate copyright notice to the extent required under the copyright laws.

     (d) Each Grantor shall notify the Trustee in writing promptly if it knows or has reason to know that any Patent, Trademark or Copyright material to the conduct of its business is reasonably likely to become abandoned or dedicated to the public, or of any material adverse determination or development (including the institution of, or any such determination or development in, any proceeding in the United States Patent and Trademark Office, United States Copyright Office or any court) regarding such Grantor's ownership of any material Patent, Trademark or Copyright, its right to register the same, or to keep and maintain the same.

     (e) In no event shall any Grantor, either itself or through any agent, employee, licensee or designee, file an application for any Patent, Trademark or Copyright with the United States Patent and Trademark Office, United States Copyright Office or any office or agency in any political subdivision of the United States or in any other country or any political subdivision thereof, unless it promptly informs the Trustee in writing, and executes and delivers any and all agreements, instruments, documents and papers as may be required or the Trustee may reasonably request to evidence the Trustee's security interest in such Patent, Trademark or Copyright of such Grantor relating thereto or represented thereby, and each Grantor hereby appoints the Trustee its attorney-in-fact to execute and file such writings for the foregoing purposes if Grantor fails to do so, all acts of such attorney being hereby ratified and confirmed; such power, being coupled with an interest, is irrevocable until the Secured Obligations


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

are indefeasibly paid in full in cash, the Commitments are terminated, all Letters of Credit are cancelled or expired, all Letter of Credit Disbursements are reimbursed in full and all terms and conditions hereof, the Credit Agreement, the Mortgage Notes, the Mortgages, the Note Agreement and all other documents or agreements governing the Secured Obligations have been satisfied.

     (f) Each Grantor will take all necessary steps as it deems appropriate under the circumstances in any proceeding before the United States Patent and Trademark Office, United States Copyright Office or any office or agency in any political subdivision of the United States or in any other country or any political subdivision thereof, to maintain and pursue each material application relating to the Patents, Trademarks and/or Copyrights (and to obtain the relevant grant or registration) and to maintain to the extent permitted by law each Patent, and the registration of the Trademarks and Copyrights which is material to the conduct of such Grantor's business, including the filing of applications for renewal, affidavits of use, affidavits of incontestability and maintenance fees, and, if consistent with its good business judgment, to initiate opposition, interference and cancellation proceedings against third parties.

     (g) In the event that any Collateral consisting of a Patent, Trademark or Copyright material to the conduct of any Grantor's business is infringed, misappropriated or diluted by a third party, such Grantor shall notify the Trustee promptly after it learns thereof and shall, if consistent with its good business judgment, promptly sue for infringement, misappropriation or dilution and to recover any and all damages for such infringement, misappropriation or dilution, and take such other actions as are appropriate under the circumstances in its reasonable business judgment to protect such Collateral.

     SECTION 4.20. Reimbursement Obligation. Should any Grantor fail to comply with the provisions of this Agreement or any other agreement relating to the Collateral such that the value of any Collateral or the validity, perfection, rank or value of any security interest granted to the Trustee hereunder or thereunder is thereby diminished or potentially diminished or put at risk (as reasonably determined by the Trustee), the Trustee on behalf of such Grantor may, but shall not be required to, effect such compliance on behalf of such Grantor, and such Grantor shall reimburse the Trustee for the costs thereof on demand, and interest shall accrue on any such unpaid reimbursement obligation from the date the relevant costs are incurred until reimbursement thereof in full at the default rate provided in Section 2.07 of the Credit Agreement, or if the Credit Agreement is no longer effective, at the default rate provided in the Mortgage Notes.

     SECTION 4.21. Bank Accounts. (a) As of the Closing Date, each Grantor shall have complied with Section 4.01(e) and will deliver to the Trustee a complete set of Agency Account Agreements covering the accounts referred to in Section 4.01(e) in accordance with the terms thereof.

     (b) The Grantors (other than National Propane Corp.) will not establish after the date hereof any collection, operating, investment (including any account to be used to hold or trade Cash Equivalents) or other type of account relating in any way to the Assets or the Business without immediately covering such account with an Agency Account Agreement; provided, however, that such Grantors shall be permitted to establish local operating accounts in accordance with the standard operating practice of the Business without regard to the foregoing so long as the maximum deposit held at any one time in any such account shall not exceed $100,000, or $250,000 in the aggregate in all such accounts. The Grantors will not use any collection, operating, investment or other type of account for any purpose not identified on Schedule 12.

     SECTION 4.22. Amendments to Schedules. Each Grantor has a continuing obligation hereunder to amend, revise and update, as need be, any and all schedules hereto so that such schedules accurately reflect the information set forth therein.

     SECTION 4.23. Motor Vehicles and Other Rolling Stock. Within six calendar months after the Closing Date, the Borrower and each other Grantor shall have complied with Section 4.01(c) and shall have delivered to the Trustee a complete set of certificates of title to all of the motor vehicles and other rolling stock evidencing the perfected security interests of the Trustee.

     SECTION 4.24. Covenants Regarding Triarc Note. The Borrower covenants and agrees that the Trustee shall have the right, at the option of the Required Lenders and the Required Holders, to exercise all of its remedies under the Triarc Note upon the occurrence of a default or event of default in the terms thereof.

                                    ARTICLE V

                   DISTRIBUTIONS ON PLEDGED SECURITIES; VOTING

     SECTION 5.01 Right to Receive Distributions on Pledged Collateral; Voting.
(a) So long as no Event of Default, or, subject to Section 6.13, no NPC Bankruptcy Event, shall have occurred and be continuing:

          (i) Each Grantor shall be entitled to exercise any and all voting and other consensual rights pertaining to the Pledged Interests or any part thereof for any purpose permitted by the terms of this Agreement, the Credit Agreement and the Note Agreement.

          (ii) Each Grantor shall be entitled to receive, retain, distribute, use and otherwise dispose of any and all dividends, distributions, interest and principal paid in cash on (A) the Triarc Note and (B) the other Pledged Securities to the extent and only to the extent that such cash dividends, interest, distributions and principal are permitted by, and otherwise paid in accordance


                                      29


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

     with, the terms and conditions of the Credit Agreement and the Note Agreement and applicable laws. Other than pursuant to the first sentence of this paragraph (a)(ii), all principal, all noncash dividends, distributions, interest and principal, and all dividends, distributions, interest and principal paid or payable in cash or otherwise in connection with a partial or total liquidation or dissolution, return of capital, capital surplus or paid-in surplus, and all other distributions made on or in respect of Pledged Securities, whether paid or payable in cash or otherwise, whether resulting from a subdivision, combination or reclassification of the outstanding Capital Stock of the issuer of any Pledged Securities or received in exchange for Pledged Securities or any part thereof, or in redemption thereof, or as a result of any merger, consolidation, acquisition or other exchange of assets to which such issuer may be a party or otherwise, shall be and become part of the Collateral, and, if received by a Grantor, shall not be commingled by such Grantor with any of its other funds or property but shall be held separate and apart therefrom, shall be held in trust for the benefit of the Trustee and shall be forthwith delivered to the Trustee in the form in which received (with any necessary endorsement).

          (iii) The Trustee shall execute and deliver (or cause to be executed and delivered) to each Grantor all such proxies, powers of attorney, consents, ratifications and waivers and other instruments as each Grantor may reasonably request for the purpose of enabling each Grantor to exercise the voting and other rights which it is entitled to exercise pursuant to paragraph (i) above and to receive the dividends, interest or other payments which it is authorized to receive and retain pursuant to paragraph
     (ii) above.

     (b) Upon the occurrence and during the continuance of an Event of Default or, subject to the terms of Section 6.13, if any NPC Bankruptcy Event occurs:

          (i) All rights of any Grantor to receive the dividends, distributions and interest or other payments which it would otherwise be authorized to receive and retain pursuant to Section 5.01(a)(ii) shall cease, and all such rights shall thereupon become vested in the Trustee which shall thereupon have the sole right to receive and hold as Collateral such dividends, distributions and interest or other payments.

          (ii) All dividends, distributions and interest or other payments which are received by any Grantor contrary to the provisions of paragraph (i) of this Section 5.01(b) shall be received in trust for the benefit of the Trustee, shall be segregated from other funds of such Grantor and shall be forthwith paid over to the Trustee as Collateral in the same form as so received (with any necessary endorsement).



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

     (c) Upon the occurrence and during the continuance of an Event of Default or, subject to the terms of Section 6.13, if any NPC Bankruptcy Event occurs and upon notice by the Trustee to the Borrower, all rights of each Grantor to exercise the voting and other consensual rights which it would otherwise be entitled to exercise pursuant to Section 5.01(a)(i) shall cease, and all such rights shall thereupon become vested in the Trustee, which shall thereupon have the sole right, but not the obligation, to exercise such voting and other consensual rights.

                                   ARTICLE VI

                          REMEDIES; RIGHTS UPON DEFAULT

     SECTION 6.01. UCC Rights. If any Event of Default shall have occurred and be continuing, or, subject to the terms of Section 6.13, if any NPC Bankruptcy Event, occurs, the Trustee may, in addition to all other rights and remedies granted to it in this Agreement and in any other instrument or agreement securing, evidencing or relating to the Secured Obligations, exercise all rights and remedies of a secured party under the UCC and all other rights available to the Trustee at law or in equity.

     SECTION 6.02. Payments on Collateral. Without limiting the rights of the Trustee under any other provision of this Agreement, if an Event of Default shall occur and be continuing or, subject to the terms of Section 6.13, if any NPC Bankruptcy Event occurs:

          (a) The Trustee may, or upon the request of the Trustee each Grantor shall, notify Account Debtors obligated to make payments under any or all Receivables or General Intangibles that the Trustee and the other Secured Parties have a security interest in such Collateral and that payments shall be made directly to, or to a Cash Collateral Account designated by, the Trustee. Each Grantor will use all reasonable efforts to cause each Account Debtor to comply with the foregoing instruction. In furtherance of the foregoing, each Grantor authorizes the Trustee (i) to ask for, demand, collect, receive and give acquittances and receipts for any and all amounts due and to become due under any Collateral and, in the name of such Grantor or its own name or otherwise, (ii) to take possession of, endorse and collect any checks, drafts, notes, acceptances or other instruments for the payment of moneys due under any Collateral and (iii) to file any claim or take any other action in any court of law or equity or otherwise which it may deem appropriate for the purpose of collecting any amounts due under any Collateral. The Trustee shall have no obligation to obtain or record any information relating to the source of such funds or the obligations in respect of which payments have been made;

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

          (b) all payments received by any Grantor under or in connection with any of the Collateral shall be held by such Grantor in trust for the Trustee, shall be segregated from other funds of such Grantor and shall forthwith upon receipt by such Grantor be turned over to the Trustee, in the same form as received by such Grantor (duly indorsed by each Grantor to the Trustee, if required to permit collection thereof by the Trustee); and

          (c) all such payments received by the Trustee (whether from a Grantor or otherwise) may, in the sole discretion of the Trustee, be held by the Trustee as collateral security for, and/or then or at any time thereafter applied in whole or in part by the Trustee to the payment of the expenses and Secured Obligations as set forth in Section 6.11.

     SECTION 6.03. Possession of Collateral. In furtherance of the foregoing, each Grantor expressly agrees that, if an Event of Default shall occur and be continuing or, subject to the terms of Section 6.13, if any NPC Bankruptcy Event occurs, the Trustee may (a) by judicial powers, or without judicial process if it can be done without breach of the peace, enter any premises where any of such Collateral is or may be located, and without charge or liability to the Trustee seize and remove such Collateral from such premises and (b) have access to and use of such Grantor's Documents.

     SECTION 6.04. Sale of Collateral. (a) Each Grantor expressly agrees that if an Event of Default or, subject to Section 6.13, any NPC Bankruptcy Event shall occur and be continuing, the Trustee, without demand of performance or other demand or notice of any kind (except the notice specified below of the time and place of any public or private sale) to any Grantor or any other Person (all of which demands and/or notices are hereby waived by each Grantor), may forthwith collect, receive, appropriate and realize upon the Collateral and/or forthwith sell, lease, assign, give an option or options to purchase or otherwise dispose of and deliver the Collateral (or contract to do so) or any part thereof in one or more parcels at public or private sale, at any exchange, broker's board or at any office of the Trustee or elsewhere in such manner as is commercially reasonable and as the Trustee may deem best, for cash or on credit or for future delivery without assumption of any credit risk. The Trustee or any Secured Party shall have the right upon any such public sale and, to the extent permitted by law, upon any such private sale, to purchase the whole or any part of the Collateral so sold. In the event that an Event of Default occurs and is continuing or, subject to the terms of Section 6.13, if any NPC Bankruptcy Event occurs, each Grantor further agrees, at the Trustee's request, to assemble the Collateral, and to make it available to the Trustee at places which the Trustee may reasonably select. To the extent permitted by applicable law, each Grantor waives all claims, damages and demands against the Trustee or any Secured Party arising out of the foreclosure, repossession, retention or sale of the Collateral.

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

     (b) Unless the Collateral threatens to decline speedily in value, the Trustee shall give Grantor five Business Days' written notice of its intention to make any such public or private sale or sale at a broker's board or on a securities exchange. Such notice shall (i) in the case of a public sale, state the time and place fixed for such sale, (ii) in the case of a sale at a broker's board or on a securities exchange, state the board or exchange at which such sale is to be made and the day on which the Collateral, or any portion thereof being sold, will first be offered for sale and (iii) in the case of a private sale, state the day after which such sale may be consummated. The Trustee shall not be required or obligated to make any such sale pursuant to any such notice. The Trustee may adjourn any public or private sale or cause the same to be adjourned from time to time by announcement at the time and place fixed for the sale, and such sale may be made at any time or place to which the same may be so adjourned. In the case of any sale of all or any part of the Collateral for credit or for future delivery, the Collateral so sold may be retained by the Trustee until the selling price is paid by the purchaser thereof, but the Trustee shall not incur any liability in case of failure of such purchaser to pay for the Collateral so sold and, in the case of such failure, such Collateral may again be sold upon like notice.

     SECTION 6.05. Rights of Purchasers. Upon any sale of the Collateral (whether public or private), the Trustee shall have the right to deliver, assign and transfer to the purchaser thereof the Collateral so sold. Each purchaser (including the Trustee and the other Secured Parties) at any such sale shall hold the Collateral so sold free from any claim or right of whatever kind, including any equity or right of redemption of any Grantor but subject to the rights of existing Licensees of the Collateral, and each Grantor, to the extent permitted by law, hereby specifically waives all rights of redemption, including the right to redeem the Collateral under ss. 9-506 of the UCC, and any right to a judicial or other stay or approval which it has or may have under any law now existing or hereafter adopted.

     SECTION 6.06. Additional Rights of the Trustee. Upon the occurrence and during the continuance of an Event of Default or, subject to the terms of
Section 6.13, if any NPC Bankruptcy Event occurs:

     (a) The Trustee shall have the right and power to institute and maintain such suits and proceedings as it may deem appropriate to protect and enforce the rights vested in it by this Agreement and may proceed by suit or suits at law or in equity to enforce such rights and to foreclose upon and sell the Collateral or any part thereof pursuant to the judgment or decree of a court of competent jurisdiction.

     (b) The Trustee shall, to the extent permitted by law and without regard to the solvency or insolvency at the time of any Person then liable for the payment of any of the Secured Obligations or the then value of the Collateral, and without requiring any bond from any party to such proceedings, be entitled to the appointment of a special receiver or receivers (who may be the Trustee or any other Secured Party) for the Collateral or any part thereof and for the rents, issues, tolls, profits, royalties,

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

revenues and other income therefrom, which receiver shall have such powers as the court making such appointment shall confer, and to the entry of an order directing that the rents, issues, tolls, profits, royalties, revenues and other income of the property constituting the whole or any part of the Collateral be segregated, sequestered and impounded for the benefit of the Trustee and the other Secured Parties, and each Grantor irrevocably consents to the appointment of such receiver or receivers and to the entry of such order.

     SECTION 6.07. Securities Act, etc. In view of the position of the applicable Grantor in relation to its Pledged Securities, or because of other present or future circumstances, a question may arise under the Securities Act of 1933, as now or hereafter in effect, or any similar statute hereafter enacted analogous in purpose or effect (such Act and any such similar statute as from time to time in effect being herein called the "Federal Securities Laws" and together with applicable Blue Sky or other state securities laws or similar laws analogous in purpose or effect being herein called the "Securities Laws"), with respect to any disposition of the Pledged Securities permitted hereunder. Each Grantor understands that compliance with the Securities Laws might very strictly limit the course of conduct of the Trustee if the Trustee were to attempt to dispose of all or any part of the Pledged Securities, and might also limit the extent to which or the manner in which any subsequent transferee of any such Pledged Securities could dispose of the same.

     Accordingly, each Grantor expressly agrees that the Trustee is authorized, in connection with any sale of the Pledged Securities, if the Trustee deems it advisable so to do, (i) to restrict the prospective bidders on or purchasers of any of the Pledged Securities to a limited number of sophisticated investors who will represent and agree that they are purchasing for their own account for investment and not with a view to the distribution or sale of any of such Pledged Securities, (ii) to cause to be placed on certificates for any or all of the Pledged Securities or on any other securities pledged hereunder a legend to the effect that such security has not been registered under the Securities Laws and may not be disposed of in violation of any provision of the Securities Laws and (iii) to impose such other limitations or conditions in connection with any such sale as the Trustee deems necessary or advisable in order to enable the Trustee to qualify for an exception from and/or comply with the Securities Laws or any other law. Each Grantor covenants and agrees that it will execute and deliver such documents and take such other action as the Trustee deems necessary or advisable in order to comply with the Securities Laws or any other law. Each Grantor acknowledges and agrees that such limitations may result in prices and other terms less favorable to the seller than if such limitations were not imposed, and, notwithstanding such limitations, agrees that any such sale shall be deemed to have been made in a commercially reasonable manner, it being the agreement of each Grantor, the Trustee and the other Secured Parties that the provisions of this Section 6.07 will apply notwithstanding the existence of a public or private market upon which the quotations or sales prices may exceed substantially the price at which the Trustee sells the Pledged Securities. The Trustee shall be under no obligation to delay a sale of any

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

Pledged Securities for a period of time necessary to permit the issuer of any securities contained therein to register such securities under the Securities Laws, or under applicable state securities laws, even if the issuer would agree to do so.

     SECTION 6.08. Remedies Not Exclusive. (a) No remedy conferred upon or reserved to the Trustee in this Agreement is intended to be exclusive of any other remedy or remedies, but every such remedy shall be cumulative and shall be in addition to every other remedy conferred herein or now or hereafter existing at law, in equity or by statute.

     (b) If the Trustee shall have proceeded to enforce any right, remedy or power under this Agreement and the proceeding for the enforcement thereof shall have been discontinued or abandoned for any reason or shall have been determined adversely to the Trustee, each Grantor and the Trustee shall, subject to any determination in such proceeding, severally and respectively be restored to their former positions and rights under this Agreement, and thereafter all rights, remedies and powers of the Trustee shall continue as though no such proceedings had been taken.

     (c) All rights of action under this Agreement may be enforced by the Trustee without the possession of any instrument evidencing any Secured Obligation or the production thereof at any trial or other proceeding relative thereto, and any suit or proceeding instituted by the Trustee shall be brought in its name and any judgment shall be held as part of the Collateral.

     SECTION 6.09. Waiver and Estoppel. (a) Each Grantor, to the extent it may lawfully do so, agrees that it will not at any time in any manner whatsoever claim or take the benefit or advantage of any appraisement, valuation, stay, extension, moratorium, turnover or redemption law, or any law now or hereafter in force permitting it to direct the order in which the Collateral shall be sold which may delay, prevent or otherwise affect the performance or enforcement of this Agreement and each Grantor hereby waives the benefits or advantage of all such laws, and covenants that it will not hinder, delay or impede the execution of any power granted to the Trustee in this Agreement but will permit the execution of every such power as though no such law were in force; provided that nothing contained in this Section 6.09 shall be construed as a waiver of any rights of such Grantor under any applicable federal or state bankruptcy law.

     (b) Each Grantor, to the extent it may lawfully do so, on behalf of itself and all who may claim through or under it, including any and all subsequent creditors, vendees, assignees and lienors, waives and releases all rights to demand or to have any marshalling of the Collateral upon any sale, whether made under any power of sale granted herein or pursuant to judicial proceedings or upon any foreclosure or any enforcement of this Agreement and consents and agrees that all of the Collateral may at any such sale be offered and sold as an entirety.

     (c) Each Grantor, to the extent it may lawfully do so, waives presentment, demand, protest and any notice of any kind (except notices explicitly required hereunder) in connection with this Agreement and any action taken by the Trustee with respect to the Collateral.

     SECTION 6.10. Power of Attorney. Each Grantor hereby irrevocably constitutes and appoints the Trustee, with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power and authority in the place and stead of such Grantor and in the name of such Grantor or in its own name, from time to time in the Trustee's reasonable discretion for the purpose of carrying out the terms of this Agreement, to take any and all appropriate action and to execute any and all documents and instruments which may be necessary or desirable to accomplish the purposes of this Agreement and, without limiting the generality of the foregoing, hereby gives the Trustee the power and right, on behalf of such Grantor, without notice to or assent by such Grantor to do the following:

          (i) to pay or discharge taxes, liens, security interests or other encumbrances levied or placed on or threatened against the Collateral if the Grantor shall fail to do so after notice thereof;

          (ii) to effect any repairs or any insurance called for by the terms of this Agreement and to pay all or any part of the premiums therefor and the costs thereof; and

          (iii) upon the occurrence and during the continuance of any Event of Default or, subject to the terms of Section 6.13, if any NPC Bankruptcy Event occurs, and otherwise to the extent provided in this Agreement, (A) to direct any party liable for any payment under any of the Collateral to make payment of any and all moneys due and to come due thereunder directly to the Trustee or as the Trustee shall direct; (B) to receive payment of and receipt for any and all moneys, claims and other amounts due and to become due at any time in respect of or arising out of any Collateral; (C) to sign and indorse any invoices, freight or express bills, bills of lading, storage or warehouse receipts, drafts against debtors, assignments, verifications and notices in connection with accounts and other documents relating to the Collateral; (D) to commence and prosecute any suits, actions or proceedings at law or in equity in any court of competent jurisdiction to collect the Collateral or any thereof and to enforce any other right in respect of any Collateral (other than in connection with any action brought by any Grantor against the Trustee or any Secured Party or by the Trustee or any Secured Party against any Grantor); (E) to defend any suit, action or proceeding brought against such Grantor with respect to any Collateral (other than in connection with any action brought by any Grantor against the Trustee or any Secured Party or by the Trustee or any Secured Party against any Grantor); (F) to settle, compromise and adjust any suit, action or proceeding described above and, in connection therewith, to give such discharges or releases as the

     Trustee may deem appropriate (other than in connection with any action brought by any Grantor against the Trustee or any Secured Party or by the Trustee or any Secured Party against any Grantor); (G) to assign any Patent, Trademark or Copyright (along with the goodwill of the business to which such Trademark pertains), for such term or terms, on such conditions, and in such manner, as the Trustee shall in its sole discretion determine;
     (H) to license or, to the extent permitted by any applicable law, sub-license, whether general, special or otherwise, and whether on an exclusive or non-exclusive basis, any Patent, Trademark or Copyright, throughout the world for such term or terms, on such conditions, and in such manner, as the Trustee shall determine (other than in violation of any then existing licensing arrangements to the extent that waivers or other adequate provision cannot be secured therefor); and (I) subject to the provisions of this Agreement, generally to sell, transfer, pledge, make any agreement with respect to or otherwise deal with any of the Collateral as fully and completely as though the Trustee were the absolute owner thereof for all purposes, and to do, at the option of the Trustee and each Grantor's expense, at any time, or from time to time, all acts and things which the Trustee deems necessary to protect, preserve or realize upon the Collateral and the Trustee's security interest therein, in order to effect the intent of this Agreement, all as fully and effectively as such Grantor might do.

     Each Grantor hereby ratifies all that such attorneys shall, in accordance with this Agreement, lawfully do or cause to be done by virtue hereof. This power of attorney is a power coupled with an interest and shall be irrevocable.

     Except as provided for by law or the UCC or its equivalent, nothing herein contained shall be construed as requiring or obligating the Trustee to make any commitment or to make any inquiry as to the nature or sufficiency of any payment received by the Trustee, or to present or file any claim or notice, or to take any action with respect to the Collateral or any part thereof or the moneys due or to become due in respect thereof or any property covered thereby, and no action taken by the Trustee or omitted to be taken with respect to the Collateral or any part thereof shall give rise to any defense, counterclaim or offset in favor of any Grantor or to any claim or action against the Trustee. It is understood and agreed that the appointment of the Trustee as the agent of each Grantor for the purposes set forth above in this Section 6.10 is coupled with an interest and is irrevocable. The provisions of this Section 6.10 shall in no event relieve any Grantor of any of its obligations hereunder with respect to the Collateral or any part thereof or impose any obligation on the Trustee to proceed in any particular manner with respect to the Collateral or any part thereof, or in any way limit the exercise by the Trustee of any other or further right which it may have on the date of this Agreement or hereafter, whether hereunder or by law or otherwise.

     SECTION 6.11. Application of Proceeds. The Trustee shall apply the proceeds of any collection, sale or other disposition of the Collateral as provided in the Trust Agreement. The Trustee shall have absolute discretion as to the time of application of any such proceeds, moneys or balances subject to, and in accordance with, this Agreement and the Trust Agreement. Upon any sale of the Collateral by the Trustee (including pursuant to a power of sale granted by statute or under a judicial proceeding), the receipt of the Trustee or of the officer making the sale shall be a sufficient discharge to the purchaser or purchasers of the Collateral so sold and such purchaser or purchasers shall not be obligated to see to the application of any part of the purchase money paid over to the Trustee or such officer or be answerable in any way for the misapplication thereof.

     SECTION 6.12. Grant of License or Sub-License to Use Patent, Trademark, Copyright and License Collateral. For the purpose of enabling the Trustee to exercise rights and remedies under this Article VI at such time as the Trustee shall be lawfully entitled to exercise such rights and remedies, each Grantor hereby grants to Trustee an irrevocable, non-exclusive license (exercisable without payment of royalty or other compensation to such Grantor) to use, license or sub-license any Patent, Trademark, Copyright or, to the extent such sub-license may be granted pursuant to the terms of the relevant License, License now owned or licensed or hereafter acquired or licensed by such Grantor, and wherever the same may be located, and including in such license reasonable access to all media in which any of the licensed items may be recorded or stored and to all computer software and programs used for the compilation or printout thereof. The use of such license or sub-license by the Trustee shall be exercised, at the option of the Trustee, upon the occurrence and the continuation of an Event of Default, and, subject to Section 6.13, any NPC Bankruptcy Event; provided that any license, sub-license or other transaction entered into by the Trustee in accordance herewith shall be binding upon the applicable Grantor notwithstanding any subsequent cure of an Event of Default or NPC Bankruptcy Event. The Trustee agrees to apply the net proceeds received from any such license as provided in Section 6.11 hereof.

     SECTION 6.13. NPC Bankruptcy Event. Upon the occurrence of any NPC Bankruptcy Event, if no Event of Default has occurred and is continuing, the Trustee's rights to proceed against Collateral under this Article VI shall be limited to that portion of the Collateral that is owned by National Propane Corp. or in which National Propane Corp. has any rights or claims. Upon the occurrence of any NPC Bankruptcy Event, if an Event of Default has occurred and is continuing, then the Trustee, at the option of the Lenders and the Noteholders, may exercise all rights and remedies available upon the occurrence and during the continuance of an Event of Default.

     SECTION 6.14. Trust Agreement. The terms of this Article VI are subject to the terms and conditions of Section 3 of the Trust Agreement.

                                   ARTICLE VII

                                  MISCELLANEOUS

     SECTION 7.01. Notices. Unless otherwise specified herein, all notices, requests or other communications to any party hereunder shall be made pursuant to Section 18 of the Trust Agreement.

     SECTION 7.02. Survival of Agreement. All covenants, agreements, representations and warranties made by each Grantor herein and in the written certificates or other instruments prepared or delivered in connection with or pursuant to this Agreement shall be considered to have been relied upon by the Trustee and the Secured Parties and shall survive the making by the Lenders of the Loans and the purchase by the Noteholders of the Mortgage Notes and the execution and delivery to the Lenders of the Notes evidencing such Loans and the issuance of the Mortgage Notes, regardless of any investigation made by the Lenders or the Noteholders or on their behalf, and shall continue in full force and effect until the Secured Obligations have been indefeasibly paid in full in cash, the Commitments have been terminated, all Letters of Credit have been cancelled or have expired, all Letter of Credit Disbursements have been reimbursed in full and all terms and conditions hereof, the Credit Agreement, the Notes, the Mortgage Notes, the Note Agreement and all other documents or agreements governing the Secured Obligations have been satisfied. This Agreement shall terminate when the security interests granted hereunder have terminated and the Collateral has been released as provided in Section 2.08(b); provided that the obligations of each Grantor under Section 4.20 shall survive any such termination.

     SECTION 7.03. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall constitute an original, but all of which, when taken together, shall constitute but one instrument. This Agreement shall be effective with respect to any Grantor when a counterpart hereof (or of the applicable Supplemental Agreement) which bears the signature of such Grantor shall have been delivered to the Trustee.

     SECTION 7.04. Amendments, Etc. No amendment, modification or waiver of any provision of this Agreement and no consent to any departure by any Grantor therefrom shall in any event be effective unless the same shall be in writing and shall be executed and delivered in accordance with Section 8 of the Trust Agreement, and then such amendment, modification, waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided, however, that this Agreement may be amended, modified or waived with respect to any Grantor, including by releasing any Grantor hereunder, without the approval of any other Grantor and without affecting the obligations of any other Grantor hereunder.

     SECTION 7.05. Assignments. This Agreement and the terms, covenants and conditions hereof shall be binding upon each Grantor and its successors and shall inure to the benefit of the Trustee and the Secured Parties and their respective successors and permitted assigns. Upon (i) the assignment by any Lender of all or any portion of its rights and obligations under the Credit Agreement (including all or any portion of its Commitment, the Loans owing to it and the Note or Notes held by it) to any other Person, (ii) the sale, transfer, exchange or other disposition of a Mortgage Note by the corresponding Noteholder thereof to any other Person or (iii) the assignment by any other holder of Parity Debt of all or any portion of its rights and obligations under such Parity Debt to any other Person, such other Person shall thereupon become vested with all the benefits in respect thereof granted to such transferor or assignor herein or otherwise. None of the Grantors shall be permitted to assign, transfer or delegate any of its rights or obligations under this Agreement without the prior written consent of the Trustee (and any such purported assignment, transfer or delegation without such consent shall be void), except as may be expressly permitted by the Credit Agreement and the Note Agreement.

     SECTION 7.06. Savings Clause. In the event any one or more of the provisions contained in this Agreement should be held invalid, illegal or unenforceable in any respect with respect to any Grantor, no party hereto shall be required to comply with such provision with respect to such Grantor for so long as such provision is held to be invalid, illegal or unenforceable, and the validity, legality and enforceability of the remaining provisions contained herein, and of such invalid, illegal or unenforceable provision with respect to any other Grantor, shall not in any way be affected or impaired. The parties shall endeavor in good-faith negotiations to replace any invalid, illegal or unenforceable provisions with valid provisions, the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

     SECTION 7.07. Supplemental Agreement. Upon execution and delivery by the Trustee and a Restricted Subsidiary of a Supplemental Agreement substantially in the form of Exhibit L to the Credit Agreement and Exhibit Q to the Note Agreement, such Restricted Subsidiary shall become a Grantor hereunder with the same force and effect as if originally named as a Grantor herein. The execution and delivery of any such instrument shall not require the consent of any other Grantor hereunder. The rights and obligations of each Grantor hereunder shall remain in full force and effect notwithstanding the addition of any new Grantor as a party to this Agreement.

     SECTION 7.08. GOVERNING LAW. THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE INTERNAL LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO THE CONFLICTS OF LAWS PRINCIPLES OF SUCH STATE.

     SECTION 7.09. Entire Agreement. This Agreement, the other Loan Documents and the other Operative Agreements constitute the entire contract between the parties relative to the subject matter hereof. Any agreement previously entered into among the parties with respect to the subject matter hereof is superseded by this Agreement, the other Loan Documents and the other Operative Agreements. Nothing in this Agreement, expressed or implied, is intended to confer upon any party other than the parties hereto and the Secured Parties, any rights, remedies, obligations or liabilities under or by reason of this Agreement.

     SECTION 7.10. No Waiver; Remedies. No failure on the part of the Trustee or any Secured Party to exercise, and no delay in exercising, any right, power or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power or remedy by such Person preclude any other or further exercise thereof or the exercise of any other right, power or remedy. All remedies hereunder, under the Loan Documents and the other Operative Agreements are cumulative and are not exclusive of any other remedies provided by law.

     SECTION 7.11. Headings. Article and Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Agreement and are not to affect the construction of, or to be taken into consideration in interpreting, this Agreement.

     SECTION 7.12. Submission to Jurisdiction. For the purpose of assuring that the Trustee or any Secured Party may enforce its rights under this Agreement, each Grantor and the Trustee, for itself and its successors and assigns, hereby, to the fullest extent permitted by applicable law, irrevocably (a) agrees that any legal or equitable action, suit or proceeding brought against it arising out of or relating to this Agreement or any transaction contemplated hereby or the subject matter of any of the foregoing or for recognition or enforcement of any judgment rendered in any such action, suit or proceeding may be instituted in any state or federal court sitting in the Borough of Manhattan, State of New York, (b) waives any objection which it may now or hereafter have to the laying of venue of any such action, suit or proceeding brought in any such court, and hereby further irrevocably and unconditionally waives and agrees not to plead or claim that any such action, suit or proceeding brought in any such court has been brought in an inconvenient forum, or any right to require the proceeding to be conducted in any other jurisdiction by reason of its present or future domicile, (c) irrevocably submits itself to the non-exclusive jurisdiction of any state or federal court of competent jurisdiction sitting in the Borough of Manhattan, State of New York, for purposes of any such action, suit or proceeding, and (d) irrevocably waives any immunity from jurisdiction to which it might otherwise be entitled in any such action, suit or proceeding which may be instituted in any state or federal court sitting in the Borough of Manhattan, State of New York, and irrevocably waives any immunity from, or objection to, the maintaining of an action against it to enforce any judgment for money obtained in any such action, suit or proceeding and any immunity from execution.

     Each Grantor and the Trustee waives personal service of process and consents that service of process upon it may be made by certified or registered mail, return receipt requested, at its address specified or determined in accordance with the provisions of Section 7.01, and service so made shall be deemed completed on the third business day after mailing. Nothing contained in this Section 7.12 shall be deemed to affect the right of any party to this Agreement to serve process in any other manner permitted by law or to commence legal proceedings or otherwise proceed against any party to this Agreement in any jurisdiction.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first written above.

Attest:                             NATIONAL PROPANE, L.P.

                                    By:   National Propane Corporation,
                                          its managing general partner


By: __________________________      By:_________________________________
Name:                                  Name:
Title:                                 Title:

                                    Address:


                                    Telecopy Number:


Attest:                             NATIONAL PROPANE CORPORATION


By: __________________________      By:_________________________________
Name:                                  Name:
Title:                                 Title:

                                    Address:


                                    Telecopy Number:



                                    THE BANK OF NEW YORK, not in its
                                    individual capacity but solely as Trustee


                                    By:_________________________________
                                       Name:
                                       Title:

                                    Address: 101 Barclay Street
                                             Floor 12 East

                                             New York, New York 10286

                                    Telecopy Number:  (212) 815-5999

                                   Schedule 1

             CHIEF EXECUTIVE OFFICE AND PRINCIPAL PLACE OF BUSINESS


          Name                Mailing Address        County   State
          ----                ---------------        ------   -----



           LOCATIONS OF RECORDS OF RECEIVABLES AND GENERAL INTANGIBLES


          Name                 Mailing Address        County       State
          ----                 ---------------        ------       -----

                                   Schedule 2

                                PLEDGED INTERESTS


Part I List of Pledged Interests:

                                               Ownership
     Grantor     Issuer                        Interests
     -------     ------                        ---------









Part II List of Pledged Debt:

      Grantor          Debt Issuer     Date of Issuance  Outstanding Balance
      -------          -----------     ----------------  -------------------

                                   Schedule 3

                      LOCATIONS OF EQUIPMENT AND INVENTORY

       Grantor         Mailing Address          County               State
       -------         ---------------          ------               -----

                                   Schedule 4

                        TRADE NAMES, DIVISION NAMES, ETC.

                Grantor                    Trade Names, Division Names, Etc.
                -------                    ---------------------------------

                                   Schedule 5

                         REQUIRED FILINGS AND RECORDINGS

      Grantor         UCC Filings & Locations         Other Filings
      -------         -----------------------         -------------

                                   Schedule 6

                         PATENTS AND PATENT APPLICATIONS

                   Serial No. or                                      Issue or
     Grantor        Patent No.       Inventor          County        Filing Date
     -------        ----------       --------          ------        -----------

                                       None

                                   Schedule 7

                      TRADEMARKS AND TRADEMARK APPLICATIONS

                     Serial No. or                      Issue or
     Grantor        Registration No.    Country       Filing Date       Mark
     -------        ----------------    -------       -----------       ----

National Propane,      74/602,336         USA           11/22/94      NATIONAL*
LP                                                                       THE
                                                                      NATION'S
                                                                       PROPANE
                                                                       COMPANY

National Propane,      74/602,067         USA           11/22/94       GREEN*
L.P.                                                                    FUELS


- ----------
* The Borrower has received office actions from the U.S. Patent and Trademark Office preliminary rejecting each of these applications. The Borrowing is in the process of preparing a response.

                                   Schedule 8

                      COPYRIGHTS AND COPYRIGHT APPLICATIONS



                    Serial No. or                       Issue or
    Grantor        Registration No.      Country       Filing Date         Mark
    -------        ----------------      -------       -----------         ----

                                            None

                                   Schedule 9

                                    LICENSES



                Grantor                                Licenses
                -------                                --------

                                  None

                                   Schedule 10

                     MOTOR VEHICLES AND OTHER ROLLING STOCK

                                   Schedule 11

                              VESSELS AND AIRCRAFT

                                   Schedule 12

                                    ACCOUNTS

Account
Grantor       Financial                          Address of Financial
Purpose      Institution       Account No.           Institution
- -------      -----------       -----------           -----------

                                                            EXHIBIT A
                                                               to
                                                   Pledge and Security Agreement

                         ASSIGNMENT OF SECURITY INTEREST
                     IN UNITED STATES PATENTS AND TRADEMARKS

     FOR GOOD AND VALUABLE CONSIDERATION, receipt and sufficiency of which are hereby acknowledged, [NAME OF GRANTOR], a [Jurisdiction] [entity] (the "Assignor"), having its chief executive office at ___________________________, hereby assigns and grants to ________________________, as Trustee under the Trust Agreement (in such capacity, the "Trustee"), with offices at _________________________________, a security interest in (all of which are herein collectively referred to as the "PTO Collateral") (i) all of the Assignor's right, title and interest in and to the United States trademarks, trademark registrations and trademark applications set forth on Schedule A attached hereto (the "Marks"), (ii) all of the Assignor's right, title and interest in and to the United States patents set forth on Schedule B attached hereto (the "Patents"), in each case together with (iii) all Proceeds (as such term is defined in the Security Agreement referred to below) and products of the Marks and Patents, (iv) the goodwill of the businesses symbolized by the Marks and (v) all causes of action arising prior to or after the date hereof for infringement of any of the Marks and Patents or unfair competition regarding the same.

     THIS ASSIGNMENT is made to secure the full and prompt performance and payment of all the Secured Obligations of the Assignor, as such term is defined in the Security Agreement, dated as of ________________ ___, 1996, among the Assignor, the Trustee and the other parties thereto (as amended, supplemented or modified from time to time, the "Security Agreement"). Upon the satisfaction of the conditions set forth in Section 2.08(b) of the Security Agreement, the Trustee shall execute, acknowledge, and deliver to the Grantor an instrument in writing releasing the security interest in the PTO Collateral acquired under this Assignment.

     THIS ASSIGNMENT has been granted in conjunction with the security interest granted to the Trustee for the benefit of the Secured Parties under the Security Agreement. The rights and remedies of the Trustee with respect to the security interest granted herein are without prejudice to, and are in addition to, those set forth in the Security Agreement, all terms and provisions of which are incorporated herein by reference. In the event that any provision of this Assignment is deemed to conflict with the Security Agreement, the provisions of the Security Agreement shall govern.

     IN WITNESS WHEREOF, the undersigned have executed this Assignment as of the _______ day of __________, 1996.

ATTEST:                             [NAME OF GRANTOR], as Assignor



______________________________      By:______________________________
          Secretary                    Title:

      [Corporate Seal]

ATTEST:                             _________________________________,
                                    as Trustee



______________________________      By:______________________________
          Secretary                    Title:

      [Corporate Seal]



STATE OF _______________
___________ OF _________

     The foregoing instrument was acknowledged before me this _______ day of _________________, 19__ by ______________________________ as [title] of
_________________________________, a _____________________ corporation, on behalf of the corporation.

      My commission expires:

Notarial Seal


                                             ____________________________
                                                   Notary Public

                                   SCHEDULE A

                      TRADEMARKS AND TRADEMARK APPLICATIONS

    Serial No. or                                Issue or
  Registration No.           Country            Filing Date           Mark
  ----------------           -------            -----------           ----

                                   SCHEDULE B

                         PATENTS AND PATENT APPLICATIONS

    Serial No. or                                          Issue or
      Patent No.           Inventor          Country      Filing Date     Title
      ----------           --------          -------      -----------     -----

                                                            EXHIBIT B
                                                               to
                                                   Pledge and Security Agreement

                         ASSIGNMENT OF SECURITY INTEREST
                           IN UNITED STATES COPYRIGHTS

     FOR GOOD AND VALUABLE CONSIDERATION, receipt and sufficiency of which are hereby acknowledged, [NAME OF GRANTOR], a [Jurisdiction] corporation (the "Assignor"), having its chief executive office at _____________________________, hereby assigns and grants to ___________________________, as Trustee (in such capacity, the "Trustee"), with offices at ______________________________, a security interest in (all of which are herein collectively referred to as the "Copyright Collateral") (i) all of the Assignor's right, title and interest in and to the United States copyrights and associated United States copyright registrations and applications for registration set forth in Schedule A attached hereto (the "Copyrights"), (ii) all Proceeds (as such term is defined in the Security Agreement referred to below) and products of the Copyrights, (iii) the goodwill of the businesses symbolized by the Copyrights and (iv) all causes of action arising prior to or after the date hereof for infringement of any of the Copyrights.

     THIS ASSIGNMENT is made to secure the full and prompt performance and payment of all of the Secured Obligations of the Assignor, as such term is defined in the Security Agreement, dated as of _______________ ___, 1996 among the Assignor, the Trustee and the other parties thereto (as amended, supplemented or modified from time to time, the "Security Agreement"). Upon the satisfaction of the conditions set forth in Section 2.08(b) of the Security Agreement, the Trustee shall execute, acknowledge, and deliver to the Assignor an instrument in writing releasing the security interests of the Copyright Collateral acquired under this Assignment.

     THIS ASSIGNMENT has been granted in conjunction with the security interest granted to the Trustee for the benefit of the Secured Parties under the Security Agreement. The rights and remedies of the Trustee with respect to the security interest granted herein are without prejudice to, and are in addition to those set forth in the Security Agreement, all terms and provisions of which are incorporated herein by reference. In the event that any provisions of this Assignment are deemed to conflict with the Security Agreement, the provisions of the Security Agreement shall govern.

     IN WITNESS WHEREOF, the undersigned have executed this Assignment as of the ___________ day of __________, 1996.

ATTEST:                             [NAME OF GRANTOR], as Assignor



______________________________      By:______________________________
          Secretary                    Title:

      [Corporate Seal]

ATTEST:                             _________________________________,
                                    as Trustee



______________________________      By:______________________________
          Secretary                    Title:

      [Corporate Seal]



STATE OF _______________
___________ OF _________

     The foregoing instrument was acknowledged before me this _______ day of _________________, 19__ by ______________________________ as [title] of
_________________________________, a _____________________ corporation, on behalf of the corporation.

      My commission expires:

Notarial Seal


                                             ____________________________
                                                   Notary Public

                                   SCHEDULE A

                      COPYRIGHTS AND COPYRIGHT APPLICATIONS

    Serial No. or                                                Copyright
   Registration No.        Country      Publication Date           Title
   ----------------        -------      ----------------           -----

                                                            EXHIBIT C
                                                               to
                                                   Pledge and Security Agreement

                                    [FORM OF]

                          LANDLORD'S WAIVER AND CONSENT

     LANDLORD'S WAIVER AND CONSENT dated as of ________________, 199__, is made by [___________] (the "Landlord"), for the benefit of [ ] (under the Intercreditor and Trust Agreement dated as of ______________ ___, 1996, among NATIONAL PROPANE CORPORATION, National Propane Partners, L.P., National Propane, L.P., (the "Borrower") and the Trustee (the "Trust Agreement"), having an office at _________________________________, attention of ________________________,
Trustee, and the Secured Parties (defined in the Credit Agreement dated as of June 26, 1996, (as amended or modified from time to time, the "Credit Agreement"), among the Borrower, the financial institutions party thereto as lenders (the "Lenders"), The First National Bank of Boston, as Administrative Agent and a Lender, Bank of America NT & SA, as a Lender, and BA Securities, Inc., as Syndication Agent).

     The Secured Parties have extended or agreed to extend certain loans, purchase mortgage notes and to extend other financial accommodations to the Borrower, to be guaranteed by the subsidiaries of the Borrower and secured in whole or in part pursuant to one or more agreements, instruments and other documents (collectively, the "Security Agreements") granting security interests in and liens on, among other things, all presently owned and hereafter acquired personal property (collectively, the "Collateral") of the Borrower and its Restricted Subsidiaries (the Borrower and the Restricted Subsidiaries are referred to herein collectively as the "Debtors" and each is referred to herein as a "Debtor").

     Any or all of the Collateral is or may be installed or kept at the premises owned by the Landlord and leased to a Debtor known as [ ] and located in [ ], as more particularly described in Exhibit A attached hereto and made a part hereof (the "Premises").

     In order to induce the Secured Parties to make the loans, to purchase mortgage notes and to extend other financial accommodations to the Borrower described in the Credit Agreement, the Landlord has agreed to execute and deliver this Agreement in favor of the Trustee on behalf of the Secured Parties.

     NOW THEREFORE, the Landlord, for and in consideration of the sum of $10.00 and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, hereby agrees as follows:

     1. The Landlord (i) consents to the installation or location of the Collateral in or on the Premises, (ii) agrees that any right, claim, title, interest or lien in respect of any of the Collateral (including without limitation any right of distraint, levy, execution or sale) that the Landlord may have or acquire for any reason or in any manner (including by reason of the Collateral being installed in or on, attached to or located in or on the Premises, or otherwise), whether arising under any agreement, instrument or law now or hereafter in effect, is hereby made fully subordinate, subject and inferior to every right, claim, title, interest and lien in respect of the Collateral in favor of the Trustee and the Secured Parties or any of them to the full extent that the same secures or may hereafter secure any and all obligations and indebtedness of every kind, now existing or hereafter arising, of the Debtors, or any of them, to the Secured Parties, and (iii) further agrees that the Collateral is and will remain personal property and will not become part of the Premises.

     2. The Landlord hereby agrees that so long as this Agreement is in effect, the Landlord shall not exercise or attempt to exercise any right, assert any claim, title or interest in or lien upon, or take any action or institute any proceedings with respect to, the Collateral. The Landlord agrees to use all reasonable efforts to give Trustee written notice of any event which, with or without the giving of notice or passage of time or both, could result in the creation of the right of the Landlord to terminate any lease ("Lease") covering all or any part of the Premises or to accelerate any rent due thereunder. The Landlord, simultaneously with the giving by the Landlord of any notice of default to the then tenant under a Lease, shall send by registered or certified mail, return receipt requested, or by a reputable overnight courier, to Trustee a photostat or xerox copy of such notice of default.

     3. The Trustee and/or the Secured Parties and their agents, representatives and designees may, at any time and from time to time upon reasonable prior notice to the Landlord (which may be oral), enter the Premises without the consent of the Landlord and remove and take possession of the Collateral free of any right, claim, title, interest or lien of the Landlord, provided the Secured Parties restore any parts of the Premises physically damaged by them in the course of removal to the condition such parts were in prior to such entry and removal of the Collateral (but the foregoing shall not impose any liability upon any Secured Party for any damage by fire or other insurable casualty).

     4. The provisions hereof shall be irrevocable and remain in full force and effect until each Debtor has fully paid and performed all of its obligations to the Secured Parties under and in accordance with the terms of all present and future agreements, instruments and documents evidencing such obligations and all present and future Security Agreements (in each case including any extensions, modifications and renewals thereof or substitutions therefor at any time made), and until all obligations, if any, of the Secured Parties to extend loans, advances, or provide other financial accommodations to the Debtors (including any commitment to lend or issue or confirm or participate in letters of credit) shall be terminated.

     5. This Agreement shall be binding upon the Landlord and its successors and assigns and shall inure to the benefit of the Secured Parties and their respective successors, assigns and designees. The Landlord agrees to make this Agreement known to any transferee of the Premises and any Person who may have an interest or right in the Premises. The Landlord acknowledges and agrees that the provisions set forth in this Agreement are, and are intended to be, an inducement and consideration to each Secured Party to make, or to permit to remain outstanding, loans, advances and financial accommodations to the Debtors, and each Secured Party shall be deemed conclusively to have relied upon such provisions in making, or permitting to remain outstanding, such loans, advances and financial accommodations, and each Secured Party is made an obligee hereunder and may directly enforce the provisions hereof.

     IN WITNESS WHEREOF, the Landlord has duly executed this Agreement under seal as of the date and year first above written.


ATTEST:                             [Name of Landlord]



___________________________         By:_____________________________
_________
_________Secretary                     Name:________________________
_________
                                       Title:_______________________


_____________
      [Corporate Seal]

Attachments:

Schedule A - Description of Premises

STATE OF _______________

COUNTY OF ______________

     I, __________________________________, a Notary Public of the aforesaid
County and State, do hereby certify that __________________________ personally appeared before me this day and acknowledged that (s)he is the _____________________ of _______________________, a [Jurisdiction] corporation, and that by authority duly given and as an act of the corporation, the foregoing instrument was signed in its name by its ___________________, and attested by herself/himself as ___________________, and sealed with its common corporate seal.

     Witness my hand and notarial seal this ____ day of _____________, 19__.


[STAMP/SEAL]
- ----------------------------
                                                           Notary Public


My Commission Expires:

- ----------------------

                                                                      SCHEDULE A

                             Description of Premises

                                                            EXHIBIT D
                                                               to
                                                   Pledge and Security Agreement

                      SECURITY AGREEMENT FOR MOTOR VEHICLES
                             AND OTHER ROLLING STOCK

     FOR GOOD AND VALUABLE CONSIDERATION, receipt and sufficiency of which are hereby acknowledged, [NAME OF GRANTOR], a [Jurisdiction] corporation/limited partnership (the "Grantor"), having its chief executive office at _______________________________, hereby grants to _____________________, as
Trustee (in such capacity, the "Trustee"), with offices at ___________________________________, a security interest in (all of which are herein collectively referred to as the "Rolling Stock Collateral") (i) all of the Assignor's right, title and interest in and to the certificates of title set forth in Schedule A attached hereto (the "Certificates of Title") and (ii) all Proceeds (as such term is defined in the Security Agreement referred to below) and products of the Certificates of Title.

     THIS AGREEMENT is made to secure the full and prompt performance and payment of all of the Secured Obligations of the Grantor, as such term is defined in the Pledge and Security Agreement, dated as of _______________ ___, 1996 among the Grantor, the Trustee and the other parties thereto (as amended, supplemented or modified from time to time, the "Security Agreement"). Upon the satisfaction of the conditions set forth in Section 2.08(b) of the Security Agreement, the Trustee shall execute, acknowledge, and deliver to the Grantor an instrument in writing releasing the security interests in the Rolling Stock Collateral acquired under this Security Agreement.

     THIS AGREEMENT has been granted in conjunction with the security interest granted to the Trustee for the benefit of the Secured Parties under the Security Agreement. The rights and remedies of the Trustee with respect to the security interest granted herein are without prejudice to, and are in addition to those set forth in the Security Agreement, all terms and provisions of which are incorporated herein by reference. In the event that any provisions of this Agreement are deemed to conflict with the Security Agreement, the provisions of the Security Agreement shall govern.

     IN WITNESS WHEREOF, the undersigned have executed this Assignment as of the day of , 1996.

ATTEST:                             [NAME OF GRANTOR], as Assignor



______________________________      By:______________________________
          Secretary                    Title:

      [Corporate Seal]

ATTEST:                             _________________________________,
                                    as Trustee



______________________________      By:______________________________
          Secretary                    Title:

      [Corporate Seal]



STATE OF _______________
___________ OF _________

     The foregoing instrument was acknowledged before me this _______ day of _________________, 19__ by ______________________________ as [title] of
_________________________________, a _____________________ corporation, on behalf of the corporation.

      My commission expires:

Notarial Seal


                                             ____________________________
                                                   Notary Public

                                                                      SCHEDULE A

                              CERTIFICATES OF TITLE

                                      Date of
State of Issuance               Certificate of Title    Vehicle Description
- -----------------               --------------------    -------------------

                                                            EXHIBIT E
                                                               to
                                                   Pledge and Security Agreement

                                    [Form of]

                                 BAILEE'S NOTICE

                            ______________ ___, 1996


[Addressee]


Dear Sirs:

     This NOTICE is delivered pursuant to Section 4.01(d) of the Pledge and Security Agreement, dated as of ____________ ___, 1996 among National Propane, L.P., a Delaware limited partnership (the "Borrower"), National Propane Corporation, a Delaware corporation (the "Managing General Partner"), the Restricted Subsidiaries parties thereto, and _________________________, as Trustee, as amended, modified or supplemented from time to time. Please be advised that the Secured Parties under the Security Agreement have a perfected security interest in all propane owned by the Borrower and the Managing General Partner and that this NOTICE provides notice to you under Section 9-305 of the Uniform Commercial Code of the Secured Parties' interest in the propane referred to above, including any such propane that you may be holding or transporting in your pipeline or elsewhere for the Borrower or the Managing General Partner.

                                        Very truly yours,




Acknowledged and accepted
this __ day of ______, 19__.

- ------------------------------


- ------------------------------
By:
Title:

                                                                       EXHIBIT E

                                    [FORM OF]

                                INTERCOMPANY NOTE

$--------------------

     FOR VALUE RECEIVED, the undersigned, _________________________, a _____________ organized under the laws of the State of ___________________ (the "Debtor"), hereby promises to pay to the order of [General Partner/Public Partnership/Borrower], a __________ organized under the laws of the State of _______________ (the "Subordinated Creditor"), at ____________________, (i) the
principal amount of $_____________, or, if less, the aggregate unpaid principal amount of each loan or advance made by the Subordinated Creditor to the Debtor at any time upon demand by the Subordinated Creditor in lawful money of the United States of America in immediately available funds and (ii) interest from the date hereof on the principal amount hereof from time to time outstanding, in like funds, at a rate per annum equal to the rate applicable at such time to ABR Tranche A Revolving Loans pursuant to Section 2.06 of the Credit Agreement referred to below. Indebtedness of the Debtor to the Subordinated Creditor is hereinafter referred to as "Subordinated Debt". This Note may be prepaid in whole or in part at any time without premium or penalty. Amounts prepaid on this Note may be reborrowed. Terms used herein and not otherwise defined herein shall have the meanings assigned to them in Annex A attached hereto.

     The Debtor promises to pay interest, on demand, on any overdue principal and, to the extent permitted by law, overdue interest from their due dates at the rate per annum applicable pursuant to the preceding paragraph, plus 2.00%.

     The Debtor and any and all sureties, guarantors and endorsers of this Note and all other parties now or hereafter liable hereon, severally waive grace, presentment for payment, protest, notice of any kind (including notice of dishonor, notice of protest, notice of intent to accelerate and notice of acceleration) and diligence in collecting and bringing suit against any party hereto, and agree (a) to all extensions and partial payments, with or without notice, before or after maturity, (b) to any substitution, exchange or release of any security now or hereafter given for this Note, (c) to the release of any party primarily or secondarily liable hereon and (d) that it will not be necessary for the Subordinated Creditor or any of its successors or assigns, in order to enforce payment of this Note, to first institute or exhaust their remedies against the Debtor or any other party liable therefor or against any security for this Note. The nonexercise by the holder of any of its rights hereunder in any particular instance shall not constitute a waiver thereof in that or any subsequent instance.

     The outstanding principal balance of the loans and advances evidenced by this Note shall automatically become immediately due and payable, without presentment, demand, protest or any other notice of any kind, all of which are expressly waived by the Debtor, upon the occurrence of an Event of Default under the Credit Agreement.

     The Subordinated Creditor and the Debtor agree that the Subordinated Debt is and shall be subordinate, to the extent and in the manner hereinafter set forth, to the prior payment in full of (a) the Borrower's obligations in respect of the due and punctual payment of principal of and interest on the Loans and all amounts drawn under the Letters of Credit, when and as due, whether at maturity, by acceleration, upon one or more dates set for prepayment or otherwise, (b) all Fees, expenses, indemnities and expense reimbursement obligations of the Borrower under the Credit Agreement or any other Loan Document, (c) all other obligations, monetary or otherwise, of the Borrower or any other Loan Party under any Loan Document to which it is a party, in each case, whether now owing or hereafter existing, (d) the principal of and premium, if any, and interest on the Mortgage Notes, (e) all other Indebtedness and obligations of the Borrower under the Note Agreement, the Mortgage Notes, the Trust Agreement and the Collateral Documents and (f) all Indebtedness of the Borrower and the Restricted Subsidiaries (i) permitted to be incurred under Sections 6.01(b), (f) and (i) of the Credit Agreement and Sections [ ], [ ] and [ ] of the Note Agreement and (ii) permitted to be secured in accordance with
Section 6.02(g) or (h) of the Credit Agreement and Section [ ] or [ ] of the Note Agreement (such obligations being, collectively, the "Senior Debt"). The Senior Debt shall not be deemed to have been paid in full until (a) all of the Senior Debt shall have been indefeasibly paid in full in cash, (b) the Commitments have been terminated and (c) all Letters of Credit have been cancelled or have expired and all Letter of Credit Disbursements have been indefeasibly reimbursed in full in cash ("Payment in Full").

     In the event of any dissolution, winding up, liquidation, arrangement, reorganization, adjustment, protection, relief or composition of the Debtor or its debts, whether voluntary or involuntary, in any bankruptcy, insolvency, arrangement, reorganization, receivership, relief or other similar case or proceeding under any federal or state bankruptcy or similar law or upon an assignment for the benefit of creditors or any other marshalling of the assets and liabilities of the Debtor or otherwise, the Secured Parties shall be entitled to receive Payment in Full of the Senior Debt before the Subordinated Creditor having any Subordinated Debt outstanding to the Debtor is entitled to receive any payment of all or any of such Subordinated Debt, and any payment or distribution of any kind (whether in cash, property or securities) that otherwise would be payable or deliverable upon or with respect to such Subordinated Debt in any such case, proceeding, assignment, marshalling or otherwise (including any payment that may be payable by reason of any other indebtedness of the Debtor being subordinated to payment of the Subordinated Debt) shall be paid or delivered directly to the Trustee under the Trust Agreement for the account of the Secured Parties for application (in the case of cash) to, or as collateral (in the case of non-cash property or securities) for, the payment or prepayment of the Senior Debt until the Senior Debt shall have been indefeasibly paid in full in cash ("Paid in Full").

      In the event that (i) any occurrence and continuation of a default in the payment of any principal of, interest on or fees relating to and of the Senior Debt or (ii) any judicial proceeding shall be pending with respect to any default or event of default with respect to any of the Senior Debt, then no payment (including any payment that may be payable by reason of any other indebtedness of the Debtor being subordinated to payment of the Subordinated
Debt) shall be made by or on behalf of the Debtor for or on account of any Subordinated Debt, and the Subordinated Creditor shall not take or receive from the Debtor, directly or indirectly, in cash or other property or by set-off or in any other manner, including, without limitation, from or by way of collateral, payment of all or any of the Subordinated Debt.

      In the event that any default or event of default (other than as referred to in clauses (i) and (ii) of the preceding paragraph) with respect to any of the Senior Debt shall have occurred and be continuing and the Trustee under the Trust Agreement gives written notice thereof to the Subordinated Creditor, then no payment (including any payment that may be payable by reason of any other indebtedness of the Debtor being subordinated to payment of the Subordinated Debt specified in such notice) shall be made by or on behalf of the Debtor for or on account of the Subordinated Debt specified in such notice, and the Subordinated Creditor shall not take or receive from the Debtor, directly or indirectly, in cash or other property or by set-off or in any other manner, including, without limitation, from or by way of collateral, payment of all or any of the Subordinated Debt specified in such notice, unless and until the Senior Debt shall have been Paid in Full.

     In the event that any Subordinated Debt is declared due and payable before its stated maturity, the Secured Parties shall be entitled to receive Payment in Full of all amounts due or to become due on or in respect of all the Senior Debt before the Subordinated Creditor is entitled to receive any payment (including any payment which may be payable by reason of the payment of any other indebtedness of the Debtor being subordinated to the payment of the Subordinated
Debt) by the Debtor on account of the Subordinated Debt.

     The Subordinated Creditor agrees as follows:

          (a) If any proceeding referred to above is commenced by or against the Debtor,

               (i) the Trustee under the Trust Agreement is hereby irrevocably authorized and empowered (in its own name or in the name of the Subordinated Creditor having Subordinated Debt outstanding to the Debtor or otherwise), but shall have no obligation, to demand, sue for, collect and receive every payment or distribution referred to above and give acquittance therefor and to file claims and proofs of claim and take such other action (including, without limitation, voting such Subordinated Debt or enforcing any security interest or other lien securing payment of such Subordinated Debt) as it may deem necessary or advisable for the exercise or enforcement of any of the rights or interests of the Secured Parties hereunder; and

               (ii) the Subordinated Creditor having Subordinated Debt outstanding to the Debtor shall duly and promptly take such action as the Trustee may request (A) to collect such Subordinated Debt for the account of the Secured Parties and to file appropriate claims or proofs of claim in respect of such Subordinated Debt, (B) to execute and deliver to the Trustee such powers of attorney, assignments, or other instruments as the Trustee may request in order to enable the Trustee to enforce any and all claims with respect to, and any security interests and other liens securing payment of, such Subordinated Debt and (C) to collect and receive any and all payments or distributions which may be payable or deliverable upon or with respect to such Subordinated Debt.

          (b) All payments or distributions upon or with respect to the Subordinated Debt which are received by the Subordinated Creditor contrary to the provisions hereof shall be received in trust for the benefit of the Secured Parties, shall be segregated from other funds and property held by the Subordinated Creditor and shall be forthwith paid over to the Trustee for the account of the Secured Parties in the same form as so received (with any necessary indorsement) to be applied (in the case of cash) to, or held as collateral (in the case of non-cash property or securities) for, the payment or prepayment of the Senior Debt in accordance with the terms of the Credit Agreement.

          (c) The Trustee is hereby authorized to demand specific performance of this Agreement, whether or not the Debtor shall have complied with any of the provisions hereof applicable to them, at any time when the Subordinated Creditor shall have failed to comply with any of the provisions hereof applicable to it. The Subordinated Creditor hereby irrevocably waives any defense based on the adequacy of a remedy at law, which might be asserted as a bar to such remedy of specific performance.

     The Subordinated Creditor agrees that, so long as the Senior Debt shall not have been Paid in Full, the Subordinated Creditor will not sue for payment of all or any of the Subordinated Debt, or commence, or join with any creditor other than the Secured Parties in commencing, or directly or indirectly cause the Debtor to commence, or assist the Debtor in commencing, any proceeding referred to above.

     The Subordinated Creditor agrees that no payment or distribution to the Secured Parties pursuant to the provisions hereof shall entitle the Subordinated Creditor to exercise any right of subrogation in respect thereof until the Senior Debt shall have been Paid in Full.

     The Subordinated Creditor will not:

          (a) cancel or otherwise discharge any of the Subordinated Debt owing to it (except upon Payment in Full thereof), convert or exchange any of such Subordinated Debt into or for any other indebtedness or equity interest or subordinate any of the Subordinated Debt to any indebtedness of the Debtor other than the Senior Debt;

          (b) sell, assign, pledge, encumber or otherwise dispose of any of the Subordinated Debt owing to it; or

          (c) permit the terms of any of the Subordinated Debt owing to it to be changed in such a manner as to have, directly or indirectly, in the reasonable judgment of the Trustee, an adverse effect upon the rights or interests of the Secured Parties hereunder.

     The Subordinated Creditor shall promptly notify the Trustee of the occurrence of any default under the Subordinated Debt owing to it.

     The Debtor agrees that it will not make any payment of any of the Subordinated Debt, or take any other action, in contravention of the provisions hereof.

      All rights and interests of the Secured Parties hereunder, and all agreements and obligations of the Subordinated Creditor and the Debtor hereunder, shall remain in full force and effect irrespective of:

          (a) any lack of validity or enforceability of any Loan Document or any other agreement or instrument relating thereto;

          (b) any change in the time, manner or place of payment of, or in any other term of, all or any of the Senior Debt, or any other amendment or waiver of or any consent to any departure from any Loan Document, including, without limitation, any increase in the Senior Debt resulting from the extension of additional credit to the Debtor or otherwise;

          (c) any taking, exchange, release or non-perfection of any other collateral, or any taking, release or amendment or waiver of or consent to departure from any guaranty, for all or any of the Senior Debt;

          (d) any manner of application of collateral, or proceeds thereof, to all or any of the Senior Debt, or any manner of sale or other disposition of any collateral for all or any of the Senior Debt or any other assets of the Debtor;

          (e) any change, restructuring or termination of the corporate structure or existence of the Debtor; or

          (f) any other circumstance which might otherwise constitute a defense available to, or a discharge of, the Debtor or the Subordinated Creditor.

This Note shall continue to be effective or be reinstated, as the case may be, if at any time any payment of any of the Senior Debt is rescinded or must otherwise be returned by any Secured Party upon the insolvency, bankruptcy or reorganization of the Debtor or otherwise, all as though such payment had not been made.

     This Note shall be construed in accordance with and governed by the laws of the State of New York and any applicable laws of the United States of America.

     In the event this Note is not paid when due at any stated or accelerated maturity, the Debtor agrees to pay, in addition to the principal of and interest on this Note, all costs of collection, including reasonable attorneys' fees.

     THE INDEBTEDNESS EVIDENCED BY THIS NOTE IS SUBORDINATED TO THE PRIOR PAYMENT IN FULL OF THE SENIOR DEBT, AS DEFINED HEREIN, TO THE EXTENT PROVIDED HEREIN.



                                   [BORROWER/RESTRICTED SUBSIDIARY],
                                   as Debtor


                                   By:____________________________________

                                   Name:__________________________________

                                   Title:_________________________________


                                   [GENERAL PARTNER/ PUBLIC
                                   PARTNERSHIP/ BORROWER],
                                   as Subordinated Creditor



                                   By:____________________________________

                                   Name:__________________________________

                                   Title:_________________________________



                                   _______________________________________
                                                 as Trustee

                                   By:____________________________________

                                   Name:__________________________________

                                   Title:_________________________________

                                   ASSIGNMENT

     FOR VALUE RECEIVED, [General Partner/Public Partnership/Borrower] hereby assigns and transfers unto _____________________________ the Intercompany Note dated as of _____________ ___, 1996 and made by ------------------------------.

     Dated: _____________ ___, 1996

                                    [General Partner/Public
                                    Partnership/Borrower]


                                   By:____________________________________

                                   Title:_________________________________

                                                                       EXHIBIT F

                                    [FORM OF]

                            AGENCY ACCOUNT AGREEMENT

                                                           ___________ ___, 1996

VIA CERTIFIED MAIL

[Depository Bank]
[Address]

Dear [name]:

     Reference is made to (a) the Credit Agreement dated as of June 26, 1996 (as amended or modified from time to time, the "Credit Agreement"), among National Propane, L.P., a Delaware limited partnership (the "Borrower"), the financial institutions party thereto as lenders (the "Lenders"), The First National Bank of Boston, as Administrative Agent and a Lender, Bank of America NT & SA, as a Lender, and BA Securities, Inc., as Syndication Agent, (b) the Note Agreements dated as of June 26, 1996 (as amended, modified or supplemented from time to time, collectively referred to herein as the "Note Agreement", whether one or more) among the Borrower, National Propane Corporation (the "Managing General Partner"), National Propane SGP, Inc. and certain institutions party thereto and
(c) the Pledge and Security Agreement dated as of June 26, 1996 (the "Borrower's Security Agreement") among the Borrower, the Managing General Partner, the Restricted Subsidiaries and The Bank of New York, a New York banking corporation, as Trustee (in such capacity, the "Trustee"), under the Trust Agreement.

     This letter refers to Account No. _____________ which the Borrower [or any Restricted Subsidiary (other than National Sales and Service, Inc.)] (the "Obligor") maintains with ______________ (the "Depository Bank") in the Obligor's name (the "Agency Account").

     Please be advised that the Obligor has granted to the Trustee, under the Borrower's Security Agreement, a security interest in all of the Obligor's assets including without limitation, all of the Obligor's right, title and interest in and to the Agency Account.

     This letter shall constitute notice to the Depository Bank from the Obligor that the Obligor and the Trustee have agreed that, all funds which from time to time that may be on deposit in the Agency Account are to be under the sole dominion and control of the Trustee; provided that as long as the Depository Bank has not been notified by the Trustee that an Event of Default (as defined in the Credit Agreement) has occurred and is continuing, the Obligor shall be entitled to access the funds in the Agency Account. In accordance therewith, the Obligor irrevocably instructs the Depository Bank that upon receipt by the Depository Bank of written notification from the Trustee, the Depository Bank will not permit the Obligor to withdraw funds from the Agency Account (including by honoring checks drawn on the Agency Account), the Trustee will have sole and exclusive control over the Agency Account, and unless otherwise notified by the Trustee, the Depository Bank shall transfer no later than 2:00 p.m. New York time on each business day commencing on the first business day following notice from the Trustee, collected funds from the Agency Account by wire transfer or by ACH method (or other means reasonably acceptable to the Trustee) solely to the Trustee's account, Account No. ________, for credit to ____________, Attn:
____________, at the Trustee's office located at ____________________, ABA No.
___. The Obligor acknowledges that in the event that a check or other instrument is drawn on the Agency Account prior to the Depository Bank's receipt of notice from the Trustee of an Event of Default and is presented to the Depository Bank after it has received such notice as provided herein, the Depository Bank has the authority and is instructed to dishonor any such check or other instrument.

     If an Event of Default shall have been waived or cured, the Trustee, in compliance with the Trust Agreement, shall forthwith notify the Depository Bank that it is permitted to honor instructions from the Obligor effective upon receipt thereof.

     The Obligor agrees to indemnify and hold harmless the Depository Bank from and against any and all claims, actions and suits (whether groundless or otherwise), losses, damages, costs, expenses and liabilities of every nature and character arising out of or related to this letter or the transactions contemplated hereby or the Depository Bank's actions taken hereunder, including, without limitation, claims arising out of the Depository Bank's failure to prohibit the Obligor or any other authorized person or entity to withdraw funds from the Agency Account other than in accordance with the terms of this letter, except to the extent that any of same shall be directly caused by the Depository Bank's wilful misconduct or gross negligence as may be and must be determined by a state or Federal court of law.

     By signing this letter, the Depository Bank hereby consents and agrees to the foregoing, and agrees that it will not exercise any right of setoff or any similar right in connection with such funds, except that the Depository Bank may debit the Agency Account and permit the Obligor to withdraw funds from the Agency Account in payment of customary service charges associated with administering the Agency Account and due to the Depository Bank.

     If the foregoing is acceptable to the Depository Bank, please execute the enclosed copy of this letter and return it to Borrower, in the enclosed stamped, self-addressed envelope provided.

                                    NATIONAL PROPANE, L.P.

                                    By:   National Propane Corporation
                                          (Managing General Partner)


                                    By:_________________________________
                                       [name]
                                       [title]


Consented and Agreed as of _________ ___, 1996

_______________________________
("Depository Bank")


By:_________________________________
      Title: Vice President/Cashier


The Bank of New York, not in its individual capacity but solely as Trustee ("Trustee")


By:__________________________________
   Title:



cc: The First National Bank of Boston

                                                                     Exhibit G-1
================================================================================

                             NATIONAL PROPANE, L.P.

                                       and

                          NATIONAL PROPANE CORPORATION

                                 as Mortgagors,

                                       and

                              THE BANK OF NEW YORK,

                      as Trustee under the Trust Agreement,

                                  as Mortgagee.

                           --------------------------

                 MORTGAGE, SECURITY AGREEMENT AND FIXTURE FILING

                           --------------------------

                            Dated as of June 26, 1996


================================================================================

                                TABLE OF CONTENTS

Section                                                             Page

1.     Definitions......................................................5

2.     Payment of Notes, Bank Notes and Parity Debt....................11

3.     Title to Property; Authority, etc...............................12

4.     Title Insurance; Application of Proceeds........................12

5.     Recordation.....................................................13

6.     Maintenance and Repairs; Inspection.............................14
       6.1.  Maintenance and Repairs...................................14
       6.2.  Inspection of Mortgaged Property..........................14

7.     Alterations and Additions.......................................14

8.     Removal and Disposal of Equipment...............................15

9.     No Claims Against Trustee under Trust Agreement, Any Note
         Holder or Parity Lender.......................................15

10.    [Intentionally Omitted.]........................................15

11.    Payment of Impositions..........................................16

12.    Compliance with Legal and Insurance Requirements, Instruments;
         Environmental Matters.........................................16

13.    Liens...........................................................17

14.    Permitted Contests..............................................17

15.    Insurance.......................................................18
       15.1. Risks to be Insured.......................................18
       15.2. Policy Provisions.........................................18
       15.3. Delivery of Policies; Insurance Certificates..............19
       15.4. Separate Insurance........................................20

16.    Destruction of Property.........................................20
       16.1.  The Company to Give Notice...............................20
       16.2. Restoration...............................................20



                                        i

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

       16.3. Application of Net Insurance Proceeds.....................20

17.    Taking of Property..............................................21
       17.1.  The Company to Give Notice; Assignment of Awards, etc....21
       17.2. Restoration...............................................21
       17.3. Application of Net Awards, etc............................21

18.    Assignment of Rents and Leases..................................22

19.    Events of Default...............................................23

20.    Rights of Note Holders, Bank Lenders and Parity Lenders.........23
       20.1.  Suits by Note Holders, Bank Lenders or Parity Lenders....23
       20.2.  Cost of Collection.......................................24
       20.3.  Notice of Claimed Default................................24
       20.4.  No Waiver................................................24

21.    Remedies........................................................25
       21.1.  General..................................................25
       21.2.  Foreclosure by Power of Sale.............................26
       21.3.  Trustee under the Trust Agreement Authorized to Execute
                Deeds .................................................26
       21.4. Purchase of Trust Estate by the Trustee under the Trust Agreement or Note Holders, Bank Lenders and Parity
                Lenders................................................27
       21.5.  Request for Notice.......................................27
       21.6.  Waiver of Appraisement, Valuation........................27
       21.7.  Sale a Bar Against the Company and NPC...................27
       21.8.  Application of Proceeds of Sale..........................27
       21.9.  Appointment of Receiver..................................28
       21.10. Possession, Management and Income........................28
       21.11. Right of the Trustee under the Trust Agreement to
                Perform the Company's Covenants........................28
       21.12. Remedies Cumulative......................................29

22.    Terms Subject to Applicable Law; Governing Law..................29

23.    No Waiver.......................................................30

24.    After Acquired Property.........................................30

25.    Further Assurances..............................................30

26.    Additional Security.............................................31

27.    Defeasance, Release and Reconveyance............................31



                                       ii

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

28.    Notices.........................................................32

29.    No Credit for Payment of Taxes or Impositions...................32

30.    Security Agreement; Fixture Filing..............................32

31.    Future Advances.................................................33

32.    Execution of Mortgage by NPC....................................33

33.    Miscellaneous...................................................33

34.    Conflicts.......................................................34

EXHIBIT A - Description of Land

     MORTGAGE, SECURITY AGREEMENT AND FIXTURE FILING, dated as of June 26, 1996, between NATIONAL PROPANE, L.P. (the "Company"), a Delaware limited partnership, and NATIONAL PROPANE CORPORATION ("NPC"), a Delaware corporation, each having its principal office and place of business at Suite 1700, IES Tower, 200 1st Street, P.O. Box 2067, Cedar Rapids, Iowa 52401-2067, as mortgagors, and THE BANK OF NEW YORK, a New York banking corporation, having its principal office at 101 Barclay Street, New York, New York 10286, as Trustee under the Trust Agreement (as such terms and certain other terms used herein are defined in section 1) and as mortgagee hereunder.

     TO SECURE THE PAYMENT in accordance with the terms thereof of:

          (a) the principal of and premium, if any, and interest on the 8.54% First Mortgage Notes due June 30, 2010 to be issued by NPC in the aggregate principal amount of $125,000,000, which notes will be assumed by the Company and exchanged for the Company's 8.54% First Mortgage Notes due June 30, 2010 in the aggregate principal amount of $125,000,000, to be issued pursuant to the Note Agreements (such notes of the Company so issued originally, together with any notes issued in substitution therefor or replacement thereof in accordance with section 14 of the Note Agreements, being referred to herein collectively as the "Notes");

          (b) the principal of and premium, if any, and interest outstanding from time to time under the Credit Agreement, including, without limitation, loans to the Company in the initial aggregate principal amount of up to $55,000,000, in the form of (i) a facility for acquisitions and certain capital expenditures in the aggregate principal amount of up to $40,000,000, and (ii) a facility for working capital in the aggregate principal amount of up to $15,000,000, for a total amount of loans under the Credit Agreement of up to $55,000,000;

          (c) the principal of and premium, if any, and interest on the Company's Parity Debt, if any, outstanding from time to time under the Parity Debt Agreements, if any; and

          (d) all other indebtedness and obligations of the Company, NPC, SGP, the Public Partnership, Triarc or any Restricted Subsidiary under the Note Agreements (including, without limitation, the Note Obligations), the Notes, the Credit Agreement (including, without limitation, the Facilities Obligations), the Bank Notes, the Guarantee Agreements, the Trust Agreement, this Mortgage, the other Security Documents, the Parity Debt Agreements, if any, and the Parity Debt, if any, in each case whether now owing or hereafter existing; and

          (e) all of the expenses (including, without limitation, reasonable counsel fees and expenses) incurred by the Trustee under the Trust Agreement, the Note Holders, the Bank Lenders or the Parity Lenders in enforcing any of their rights or remedies hereunder;

and to secure the due performance of and compliance with all of the terms of and other obligations under the Note Agreements, the Notes, the Credit Agreement, the Bank Notes, the Guarantee Agreements, the Trust Agreement, this Mortgage, the other Secur ity Documents, the Parity Debt Agreements, if any, and the Parity Debt, if any (the obligations described in the foregoing clauses (a), (b), (c), (d) and (e) above being hereinafter collectively referred to as the "Obligations"), the Company and NPC, each to the full extent of its interest, of whatever kind or nature, legal or equitable, and whether as nominee, trustee, beneficial owner or otherwise, and whether now owned or hereafter acquired, do each hereby grant, bargain, sell, warrant, alien, remise, release, convey, assign, transfer, mortgage, hypothecate, pledge, set over and confirm, WITH POWER OF SALE, to the Trustee under the Trust Agreement for the benefit and security of the Note Holders, the Bank Lenders and the Parity Lenders, if any, and to its successors and as signs forever the following property (collectively, the "Mortgaged Property"):

          (a) the parcel or parcels of land described in Exhibit A attached hereto (each such parcel being individually referred to as the "Land") and all easements or rights-of-way benefitting the Land, including, without limitation, the easements identified on Exhibit A, if any;

          (b) all additional lands, estates and development rights hereafter acquired by the Company or NPC for use in connection with the Land and the development of the Land and all additional lands and estates therein which may, from time to time, by supplemental mortgage or otherwise, be expressly made subject to the lien hereof;

          (c) all right, title and interest of the Company or NPC whether now owned or hereafter acquired, in and to any sidewalks, streets, alleys and ways adjoining the Land and any strips and gores adjacent to or comprised in the Land and all oil, gas and other minerals and mineral substances (which term shall include all propane and all propane derivatives, all coal, lignite, hydrocarbon or other fossil materials or substances, fissionable materials or substances and all other minerals of any kind or character, whether gaseous, liquid or hard minerals, whether now or hereafter found to exist and whether associated with the surface or mineral estate) in, on or under the Land or produced, saved or severed from the Land;

          (d) all right, title and interest of the Company or NPC, whether now owned or hereafter acquired, in and to the structures, buildings, plants, warehouses, shops, laboratories, storage tanks, propane tanks, platforms and other improvements and facilities of every kind and description and any replacements thereof, now or hereafter erected or to be erected upon the Land, all fixtures, fittings, appliances, apparatus, equipment, machinery, material and similar articles of personal property and replacements thereof, now or at any time here after affixed to, attached to, placed upon or used in any way in connection with the use, enjoyment, occupancy or operation of the Land or such improvements, structures or buildings, including, without limitation, partitions, furnaces, boilers, oil burners, radiators and piping, plumbing fixtures, refrigeration, air conditioning and sprinkler systems, gas and electric fixtures, furnishings, elevators, motors, dynamos, storage or tankage facilities, pumps, tanks, fittings, valves, engines, meters, telephone and telegraphic lines, electric power lines, poles, wires, and all other equipment and machinery, appliances, fittings and fixtures of every kind located in or used in the operation of the improvements, structures or buildings standing on such premises, together with any and all replacements thereof and additions thereto (collectively, the "Improvements");

          (e) all goods, inventory (including propane, whether in liquid or gaseous form), and all of the interest of the Company and NPC in present and future "goods", "equipment" and "fixtures" (as such terms are defined in the Uniform Commercial Code in effect in the State) and any personal property and fixtures which are leased, and all repairs, attachments, betterments, renewals, replacements, substitutions and accessions thereof and thereto, all general intangibles now owned or hereafter acquired by either the Company or NPC and relating to the design, development, operation, management and use of the Land or the Improvements, including, but not limited to, all contract rights, trademarks, trade names, customer lists, logos and other rights relating to the name and style under which the Land and the Improvements are operated;

          (f) all development rights, air rights, sewer rights, watercourses, water rights, privileges, servitudes, licenses, tenements, hereditaments and appurtenances now or hereafter belonging or appertaining to any of the foregoing;

          (g) all leases, subleases and other agreements, now or hereafter entered into, with respect to the use, enjoyment or occupancy of the Land or the Improvements or any part thereof, if any (the "Leases") and all right, title and interest of the Company or NPC, their respective successors and assigns, therein and thereunder, including, without limitation, cash or securities deposited thereunder to secure the performance by the lessees of their obligations there under, and the right upon the happening of any Event of Default to receive and collect the rents thereunder;

          (h) all certificates, franchises, permits, licenses, contracts and agreements, now or hereafter entered into by the Company or NPC or their respective predecessors-in-interest, and all rights therein and thereto, respecting or pertaining to the use, occupation, construction or operation of the Land or Improvements or any part thereof, including, without limitation, the right upon the happening of any Event of Default to receive and collect any sums payable to the Company or NPC thereunder;

          (i) all insurance proceeds received by or on behalf of the Company or NPC in respect of any damage to or destruction of any of the foregoing and all awards received by or on behalf of the Company and NPC in respect of any taking, conveyance or sale of the Land or Improvements or interest therein as a result of or in lieu of any Taking, and all proceeds and products and all other payments in respect of any of the foregoing; and

          (j) all rents, income, revenues, issues and profits arising from or in connection with, and all proceeds of, any of the foregoing, to the extent received by or on behalf of the Company or NPC and the right, exercisable upon an Event of Default and during the continuance thereof, to make claim for, collect, receive

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

     and receipt for, any and all such rents, income, revenues, issues, profits and proceeds.

     AND without limiting any of the other provisions of this Mortgage, the Company and NPC do hereby expressly grant to the Trustee under the Trust Agreement for the benefit and security of the Note Holders, the Bank Lenders and the Parity Lenders, if any, pursuant to the terms of the Trust Agreement, as secured party, a security interest in all of those portions of the Mortgaged Property which are or may be subject to the Uniform Commercial Code provisions applicable to secured transactions to secure the payment and performance of each of the Obligations.

     TO HAVE AND TO HOLD the Mortgaged Property unto the Trustee under the Trust Agreement, its successors and assigns, forever for the benefit and security of the Note Holders, the Bank Lenders and the Parity Lenders under the terms of the Trust Agreement without any preference, distinction or priority as to lien or otherwise of any Note, Bank Note or Parity Debt over any other Note, Bank Note or Parity Debt by reason of priority in time of the issue, sale or negotiation thereof, or by reason of the purpose of issue, or otherwise, except as herein otherwise expressly provided.

     SUBJECT, HOWEVER, to such of the Permitted Encumbrances hereto as shall at the time be in effect and applicable to any of the foregoing.

     AND the Company and NPC hereby bind themselves and their respective successors and assigns to warrant and forever defend the same to the Trustee under the Trust Agreement, the Note Holders, the Bank Lenders and the Parity Lenders and their respective successors and assigns.

     IT IS HEREBY COVENANTED by the parties hereto that the Trust Estate is to be held and applied subject to the further terms set forth herein and in the Trust Agreement and the Company and NPC, for themselves and their respective successors and assigns, hereby covenant for the benefit of the Trustee under the Trust Agreement, the Note Holders, the Bank Lenders and the Parity Lenders as follows:

     1. Definitions. As used in this Mortgage the following terms have the following respective meanings:

     Affiliate: as defined in the Note Agreements and the Credit Agreement.

     Bank Lenders: The First National Bank of Boston, Bank of America NT & SA, BA Securities, Inc., any other financial institution listed on the signature page of the Credit Agreement as a lender thereunder, each assignee which becomes a lender pursuant to section 9.04(b) of the Credit Agreement and their respective successors and assigns.

     Bank Notes: the Notes (as defined in the Credit Agreement).

     Bankruptcy Code: the Revised Bankruptcy Act of 1978, as amended and any successor act thereto.

     Board of Directors: the board of directors of each of NPC, SGP or any successor general partner or general partners of the Company.

     Business: as defined in the Note Agreements and the Credit Agreement.

     Certified Resolution: a copy of a resolution of the Board of Directors certified by the Secretary or an Assistant Secretary of NPC or SGP, as applicable, or any successor general partner of the Company, under its corporate seal, duly adopted and in full force and effect on the date of such certification.

     Company: National Propane, L.P., a Delaware limited partnership, and any successor or successors to its obligations hereunder.

     Credit Agreement: the Credit Agreement, dated as of June 26, 1996, among the Company, The First National Bank of Boston, as Administrative Agent and a lender, Bank of America NT&SA, as a lender, and BA Securities, Inc. as Syndication Agent, as amended, supplemented or modified from time to time in accordance with the terms thereof. The term Credit Agreement shall also include any extension, renewal, refunding, replacement or restatement of the Credit Agreement.

     Default: as defined in the Credit Agreement.

     Default Rate: the rate per annum equal to the rate of interest stated on the face of the Notes plus 2%.

     Destruction: any damage to or destruction of all or any part of the Mortgaged Property.

     Events of Default: as defined in section 19.

     Excess Proceeds: as defined in section 10.7(c)(iii) of the Note Agreements and section 6.07(c)(iii) of the Credit Agreement.

     Facilities Obligations: as defined in the Credit Agreement.

     Guarantee Agreements: the General Partner's Guarantee Agreement and the Subsidiary Guarantee Agreement (as defined in the Note Agreements) and the General Partners Guarantee Agreement and the Subsidiaries Guarantee Agreement (as defined in the Credit Agreement).

     Hazardous Substances: (a) any and all hazardous substances, hazardous materials or toxic substances as defined in the Clean Air Act, the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, the Resource Conservation and Recovery Act of 1976, as amended, and the Hazardous Materials Transportation Act and the regulations promulgated thereunder, (b) any sub stance or materials listed as hazardous or toxic in the United States Department of Transportation Table, by the Environmental Protection Agency or any successor agency or under any applicable Federal, state, local or foreign laws or regulations, (c) any asbestos, poly-chlorinated biphenyls, urea formaldehyde foam, explosives or radioactive waste, or (d) any

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

other chemical, material or substance which is not classified as hazardous or toxic but exposure to which is prohibited, limited or regulated by any applicable Federal, state, local or foreign authority or other governmental authority having jurisdiction over the Mortgaged Property, including, without limitation, propane and any related petroleum products or by-products.

     Impositions: all taxes (including, without limitation, income, gross receipts, sales, use, excise, personal property (tangible and intangible) and stamp taxes), assessments (including, without limitation, all assessments for public improvements or benefits, whether or not commenced or completed prior to the date hereof), water, sewer or other rents, rates and charges, excises, levies, license fees, permit fees, inspection fees and other authorization fees and other charges, in each case whether general or special, ordinary or extraordinary, foreseen or unforeseen, of every character (including all interest and penalties thereon), which at any time may be assessed, levied, confirmed or imposed on or in respect of or be a lien upon (a) the Trust Estate or any part thereof or any rent therefrom or any estate, right or interest therein, or (b) any occupancy, use or possession of or activity conducted on the Mortgaged Property or any part thereof.

     Improvements: as defined in the granting clauses hereof.

     Insurance Requirements: all terms of any insurance policy covering or applicable to the Mortgaged Property or any part thereof that is required to be carried hereunder or under the Trust Agreement, the Note Agreements, the Credit Agreement or any other Security Document, all requirements of the issuer of any such policy, and all orders, rules, regulations and other requirements of the National Board of Fire Underwriters (or any other body exercising similar functions) applicable to or affecting the Mortgaged Property or any part thereof or any use or condition of the Mortgaged Property or any part thereof.

     Land: as defined in the granting clauses hereof.

     Legal Requirements: all laws, statutes, codes, acts, ordinances, orders, judgments, decrees, injunctions, rules, regulations, permits, licenses, authorizations, directions and requirements (including, without limitation, those pertaining to health or environmental effects, such as the Clean Air Act, the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, the Resource Conservation and Recovery Act of 1976, as amended, and the Hazardous Materials Transportation Act and the regulations promulgated pursuant to such Acts) of all governments and subdivisions thereof, Federal, state, local and foreign, foreseen or unforeseen, ordinary or extraordinary, which now or at any time hereafter are applicable to the Mortgaged Property or any part thereof, or any use or condition of the Mortgaged Property or any part thereof.

     Mortgage: this Mortgage, Security Agreement and Fixture Filing, as amended, modified or supplemented from time to time in accordance with the terms hereof.

     Mortgaged Property: as defined in the granting clauses hereof.

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

     Mortgage Recording Supplement: any instrument hereafter executed by the Company, NPC and, if necessary, the Trustee under the Trust Agreement solely for the purpose of recording in any jurisdiction a more particular description of property of the Company or NPC located in such jurisdiction intended to be subject to this Mortgage, or to correct the recorded description of property of the Company or NPC located in such jurisdiction.

     NPC: National Propane Corporation, a Delaware corporation, a general partner of the Company.

     Net Awards: all awards and payments on account of a Taking of all or any part of the Mortgaged Property, less the actual costs, fees and expenses incurred in the collection thereof.

     Net Insurance Proceeds: all insurance proceeds on account of any Destruction of all or any part of the Mortgaged Property, less the actual costs, fees and expenses incurred in the collection thereof.

     Note Agreements: the separate Note Agreements, each dated as of June 26, 1996, among the Company, NPC, SGP and the Note Holders, as amended, modified or supplemented from time to time in accordance with the terms thereof. The term Note Agreements shall also include any extension, renewal, refunding, replacement or restatement of the Note Agreements.

     Note Holders: the original purchasers of the Notes as set forth in Sched ule A to the Note Agreements and any successors or assigns thereof.

     Note Obligations: (a) the Company's obligations in respect of the due and punctual payment of principal of, premium (including the Make Whole Amount as defined in the Note Agreements) and interest on the Notes, when and as due, whether at maturity, by acceleration, upon one or more dates for prepayment or otherwise, (b) all expenses, indemnities and expense reimbursement obligations of the Company or any Restricted Subsidiary under the Note Agreements, the Notes, the Guarantee Agreements, the Security Documents or the Trust Agreement, and (c) all other obligations, monetary or otherwise, of the Company, NPC, SGP the Public Partnership or the Restricted Subsidiaries under any of the Note Agreements, the Notes, the Guarantee Agreements, the Security Documents or the Trust Agreement to which it is a party, in each case, whether now owing or hereafter existing.

     Notes: as defined in the granting clauses hereof.

     Obligations: as defined in the granting clauses hereof.

     Officers' Certificate: as to any corporation, a certificate executed on its behalf by the Chairman of the Board of Directors (if an officer) or its President or one of the Vice Presidents and its Treasurer, or Controller, or one of its Assistant Treasurers or Assistant Controllers, and, as to any partnership, a certificate executed on behalf of such partnership by its general partner in a manner which would qualify such certificate as an Officers' Certificate of such general partner hereunder.

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

     Parity Debt: as defined in the Note Agreements and the Credit Agreement.

     Parity Debt Agreements: the agreements between the Company and each Parity Lender, providing for the incurrence of Parity Debt.

     Parity Lenders: the purchasers or lenders of the Parity Debt pursuant to the Parity Debt Agreements, and any successors or assigns thereof.

     Permitted Encumbrances: with respect to the Mortgaged Property: (a) liens for Impositions not yet due and payable or which are being contested as permitted by section 14, (b) liens imposed by law arising in the ordinary course of business (including, without limitation, mechanic's, materialman's, and other non-consensual statutory liens and other like liens) which are not due and payable or, if due and payable, which are being contested as permitted by, and in accordance with the provisions of, section 14, (c) the easements, exceptions, encumbrances, restrictions (including zoning restrictions), covenants or minor irregularities in title not, in any material respect, impairing the use of the Mortgaged Property for its intended purposes, but specifically excluding all liens securing or representing monetary obligations, and (d) all liens permitted pursuant to section 10.2 of the Note Agreements and section 6.02 of the Credit Agreement.

     Permitted Insurers: as defined in the Note Agreements and the Credit Agreement.

     Person: a corporation, a limited liability company, a joint venture, an association, a partnership, an organization, a business, an individual, a government or political subdivision thereof or a governmental agency.

     Potential Event of Default: as defined in the Note Agreements.

     Public Partnership: National Propane Partners, L.P., a Delaware limited partnership.

     Registration Statement: as defined in the Note Agreements and the Credit Agreement.

     Requisite Percentage: as defined in the Trust Agreement.

     Restoration: The restoration, replacement or rebuilding of the Mortgaged Property as nearly as possible to its value, condition and character immediately prior to any Destruction, Taking or title insurance loss, as the case may be, with such alterations and additions as may be made at the Company's election pursuant to and subject to the conditions of section 7, together with any temporary repairs and property protection pending completion of the work.

     Restricted Subsidiaries: as defined in the Note Agreements and the Credit Agreement.

     Security Documents: (a) this Mortgage, (b) the separate mortgage, security agreement and fixture filing documents, each dated the date hereof, among the Company, NPC, and the Trustee under the Trust Agreement covering property of the Company or NPC located in Arkansas, Connecticut, Florida, Illinois, Iowa, Kansas, Maine, Massachusetts, Michigan, Minnesota, New Hampshire, New Mexico, New York, Rhode Island, Vermont, and Wisconsin, (c) the separate deed of trust, security agreement and fixture filing documents, each dated the date hereof, from the Company and NPC to the deed of trust trustee named therein for the benefit of the Trustee under the Trust Agreement covering property of the Company or NPC located in Arizona, Colorado, and Missouri, (d) the pledge and security agreement, dated the date hereof, among the Company, NPC,the Restricted Subsidiaries named therein and the Trustee under the Trust Agreement, (e) the pledge and security agreement, dated the date hereof, among the Public Partnership, NPC and the Trustee under the Trust Agreement, and (f) any other agreement executed by the Company, NPC, any Restricted Subsidiary or the Public Partnership which purports to grant to the Trustee under the Trust Agreement a security interest in or a lien on property to secure any of the Obligations and which is stated therein to be a "Security Document", as each of the same may be amended, modified or supplemented from time to time in accordance with its terms.

     SGP: National Propane SGP, Inc., a Delaware corporation.

     State: The State of _________.

     Subsidiary: as defined in the Note Agreements and the Credit Agreement.

     Taking: a taking of all or any part of the Mortgaged Property, or any interest therein or right accruing thereto, including, without limitation, any right of access thereto existing on the date of this Mortgage, as the result of or in lieu or in anticipation of the exercise of the right of condemnation or eminent domain.

     Triarc: Triarc Companies, Inc., a Delaware corporation, and its successors and assigns.

     Trust Agreement: the Intercreditor and Trust Agreement, dated as of June 26, 1996, among the Company, NPC, the Public Partnership, the Restricted Subsidiaries, the Note Holders, the Bank Lenders, The First National Bank of Boston, as Administrative Agent and the Trustee under the Trust Agreement, as amended, modified or supplemented from time to time in accordance with the terms thereof.

     Trust Estate: the Mortgaged Property at the time subject to this Mortgage and all other properties and moneys at the time subject to this Mortgage or held by the Trustee under the Trust Agreement.

     Trustee under the Trust Agreement: The Bank of New York, a New York banking corporation, as Trustee under the Trust Agreement, or any successor trustee or co-trustee at the time acting as such thereunder.

     2. Payment of Notes, Bank Notes and Parity Debt. The Company will duly and punctually pay or cause to be paid (a) in accordance with the terms of the

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

Note Agreements, the principal of and premium, if any, and interest on the Notes, (b) in accordance with the terms of the Credit Agreement, the indebtedness evidenced by the Bank Notes, (c) in accordance with the terms of any Parity Debt Agreements, the principal of and premium, if any, and interest on any Parity Debt, and (d) all other sums which may become payable under the terms of the Note Agreements (including, without limitation, the Note Obligations), the Notes, the Credit Agreement (including, without limitation, the Facilities Obligations), the Bank Notes, the Guarantee Agreements, the Trust Agreement, this Mortgage, the other Security Documents, the Parity Debt Agreements and the Parity Debt, and the Company will duly perform and comply with all of the terms of the Note Agreements, the Notes, the Credit Agreement, the Bank Notes, the Guarantee Agreements, the Trust Agreement, this Mortgage, the other Security Docu ments, the Parity Debt Agreements and the Parity Debt which are required to be performed or complied with by, or which are otherwise applicable to, the Company and NPC will duly perform and comply with all terms of the Note Agreements, the Guarantee Agreements, the Trust Agreement, this Mortgage and the other Security Documents which are required to be performed or complied with by, or which are otherwise applicable to NPC.

     3. Title to Property; Authority, etc. The Company represents and warrants that it or NPC is the absolute owner of good, marketable and indefeasible fee simple absolute title to the Land and the Improvements and to all other property included in the Mortgaged Property, subject to no mortgage, lien, pledge, charge, security interest, encumbrance or other matter other than the Permitted Encumbrances. There is no defect in or challenge to the Company's or NPC's ownership of or rights or other interests in any of the Mortgaged Property which would, individually or in the aggregate, materially lessen the value of the Mortgaged Property for its current use or materially interfere with the ordinary conduct of the business of the Company on the Mortgaged Property. The lien of this Mortgage is valid and enforceable in accordance with its terms on the right, title and interest of the Company and NPC in and to the Mortgaged Property (except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium and similar laws of general application or principles of equity relating to or affecting the rights and remedies of creditors). The Company and NPC represent and warrant that they have all necessary power and authority to execute this Mortgage and to convey the Mortgaged Property as provided herein. The Company at its expense will warrant and defend to the Trustee under the Trust Agreement such title to the Mortgaged Property as described in this section 3 and the liens and security interests thereon and therein against all claims and demands and will maintain and preserve such lien so long as any of the Note Obligations, the Facilities Obligations or Parity Debt is outstanding, subject only to the Permitted Encumbrances.

     4. Title Insurance; Application of Proceeds. Subject to section 27 hereof, the Company and NPC hereby irrevocably assign, transfer and set over to the Trustee under the Trust Agreement all of their respective right, title and interest in and to any insurance proceeds payable to the Company or NPC under any policies of title in surance which relate to the Trust Estate and which name or inure to the benefit of the Company and NPC. All proceeds received by the Trustee under the Trust Agreement for any loss under the title insurance policies with respect to the Trust Estate shall be held, and all proceeds payable to the Company or NPC under any such title insurance policy naming or inuring to the benefit of the Company or NPC shall be paid over to the Trustee under the Trust Agreement and shall be held and applied by the Trustee under the Trust

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

Agreement as part of the Trust Estate for the benefit of the Note Holders, the Bank Lenders and the Parity Lenders, provided that the Trustee under the Trust Agreement may invest such proceeds in accordance with the provisions of section 4(h) of the Trust Agreement.

     5. Recordation. The Company at its expense will at all times cause this Mortgage and the other Security Documents and any instruments amendatory hereof or thereof or supplemental hereto or thereto (and appropriate financing statements), in cluding, without limitation, any Mortgage Recording Supplement, to be recorded, registered and filed and to be kept recorded, registered and filed in such manner and in such places, and will pay all such recording, registration, filing or other taxes, fees and other charges, and will comply with all such statutes and regulations, as may be required by applicable law in order to establish, preserve and protect the lien of this Mortgage and the security interest created hereby as a valid and direct first priority mortgage lien of record and a valid first priority perfected security interest in the Mortgaged Property (in cluding, without limitation, any such property or interest included in the Trust Estate and acquired after the execution hereof) and any repairs, replacements, alterations and additions to the Mortgaged Property, and the rights of the Trustee under the Trust Agreement, the Note Holders, the Bank Lenders and the Parity Lenders hereunder. Promptly upon effecting any re-recording, re-registration or refiling in order to comply with this section, the Company at its expense will furnish to the Trustee under the Trust Agreement and each Note Holder, Bank Lender and Parity Lender an opinion of counsel reasonably satisfactory to each Note Holder, Bank Lender and Parity Lender specifying the action taken and stating that such action has been duly taken and that no other action is at the time required to be taken under this section. The Company, at its expense, will furnish to the Trustee under the Trust Agreement and each Note Holder, Bank Lender and Parity Lender at such times as the Trustee under the Trust Agreement may reason ably request in connection with the recordation of a Mortgage Recording Supplement, an opinion of counsel satisfactory to the Trustee under the Trust Agreement stating that in the opinion of such counsel such action has been taken in connection with the recording of the Mortgage Recording Supplement necessary to maintain the lien or security interest created hereby and reciting the details of such action or stating that in the opinion of such counsel no such action is necessary to maintain such lien or security interest, or, alternatively if this Mortgage secures Land listed on Schedule 4.15 of the Note Agreements, will furnish to the Trustee under the Trust Agreement an endorsement to the title insurance policy insuring the priority of the lien and security interest of this Mortgage, reasonably satisfactory to the Trustee under the Trust Agreement, which endorsement shall insure the continued priority of the lien and security interest created hereby as modified by the Mortgage Recording Supplement.

     6. Maintenance and Repairs; Inspection. 6.1.Maintenance and Repairs. Subject to the terms of Section 16 hereof with respect to any Restoration following a Destruction and subject to the terms of Section 17 hereof with respect to any Restoration following a Taking, the Company at its expense will maintain the Mortgaged Property in good repair, working order and condition and will promptly make all necessary or appropriate repairs, replacements, renewals, additions, betterments and improvements to the Mortgaged Property, whether interior or exterior, structural or nonstructural, ordinary or extraordinary, foreseen or unforeseen, so that at all times the value and utility of the Mortgaged Property shall be properly preserved and maintained.

     6.2. Inspection of Mortgaged Property. The Company and NPC shall permit any persons designated by the Trustee under the Trust Agreement, any Note Holder holding at least 5% of the principal amount of Notes (other than a Competitor (as defined in the Note Agreements)(or an Affiliate thereof) of the Company) then outstanding, Bank Lender or Parity Lender to visit and inspect the Mortgaged Property, at the expense of the Company during the occurrence and continuance of an Event of Default or a Potential Event of Default or a Default and otherwise at the expense of such Note Holder , Bank Lender or Parity Lender, and the Company shall permit any persons designated by the Trustee under the Trust Agreement, any Note Holder, Bank Lender or Parity Lender to inspect its books of account, records, reports and other papers, to make copies or extracts therefrom, and to discuss the affairs, finances and accounts of the Company with the officers and employees of the general partner of the Company and representatives of any firm of independent public accountants employed by the Company (and by this provision the Company authorizes said accountants to discuss the finances and affairs of the Company with any such designated person), all at such reasonable times and as often as may be reasonably requested upon reasonable notice to the Company or NPC, as applicable.

     7. Alterations and Additions. Unless and until an Event of Default shall have occurred and be continuing, the Company at its expense may from time to time make alterations of and additions to the Mortgaged Property or any part thereof, provided that any such alteration or addition shall (a) not impair the usefulness of the Mortgaged Property for use in the Business or reduce in any material respect the fair market value thereof below its value immediately before such alteration or addition, (b) be effected with due diligence in a good and workmanlike manner and in compliance with all Legal Requirements and Insurance Requirements and (c) be promptly and fully paid for so that the Mortgaged Property shall at all times be free of liens for labor and materials supplied or claimed to have been supplied, other than any lien or right thereto under a contract claim pursuant to which payment is not yet due or which is being contested as permitted by, and in accordance with the provisions of, section 14. All repairs and alterations of and additions to the Mortgaged Property shall immediately become subject to the lien of this Mortgage without further action on the part of the Company, NPC or the Trustee under the Trust Agreement.

     8. Removal and Disposal of Equipment. The Company will not and will not permit any other Person to abandon, scrap, salvage, remove, sell or otherwise dispose of any of the portions of the Mortgaged Property constituting machinery, fixtures or equipment, provided that the Company may, if no Event of Default at the time exists, (a) sell, lease, abandon or otherwise dispose of any of its assets as permitted by section 2(c) of the Trust Agreement, section 10.7 of the Note Agreements and section 6.07 of the Credit Agreement, or (b) remove and sell or otherwise dispose of, free of any right or claim of the Trustee under the Trust Agreement, any portion of the Mortgaged Property constituting machinery, fixtures or equipment owned by the Company which has become worn out or obsolete and which has been replaced by other machinery, fixtures or equipment subject to the lien of this Mortgage having a utility and value at least equal to that, at the time of removal, of the machinery, fixtures or equipment so removed. Upon any such disposition pursuant to clause (a) (but only to the extent section 2(c) of the Trust Agreement, section 10.7(c) of the Note Agreements and section 6.07(c) of the Credit Agreement is applicable thereto and the Company is in compliance with the requirements thereof) or (b) above, the Trustee under the Trust Agreement shall promptly grant and deliver to the Company a release thereof from the lien and security interest granted pursuant to this Mortgage, provided that nothing contained herein shall limit the lien and security interest granted in the proceeds thereof.

     9. No Claims Against Trustee under Trust Agreement, Any Note Holder or Parity Lender. Nothing contained in this Mortgage shall constitute any consent or request by the Trustee under the Trust Agreement or any Note Holder, Bank Lender or Parity Lender, express or implied, for the performance of any labor or services or the furnishing of any materials or other property in respect of the Mortgaged Property or any part thereof, nor as giving the Company or NPC any right, power or authority to contract for or permit the performance of any labor or services or the furnishing of any materials or other property in such fashion as would permit the making of any claim against the Trustee under the Trust Agreement or any Note Holder, Bank Lender or Parity Lender in respect thereof or any claim that any lien based on the performance of such labor or services or the furnishing of any such materials or other property is prior to the lien or security interest of this Mortgage.

     10. [Intentionally Omitted.]

     11. Payment of Impositions. Subject to section 14 relating to permitted contests, the Company will pay all Impositions when the same become due and payable but in any event before any fine, penalty, interest or cost may be added for nonpayment, will deliver to the Trustee under the Trust Agreement, upon request, an Officers' Certificate certifying to the payment of all Impositions required to be paid by this section 11 and will, upon request, furnish to the Trustee under the Trust Agreement certified copies of official receipts or other satisfactory proof evidencing such payments.

     12. Compliance with Legal and Insurance Requirements, Instruments; Environmental Matters. (a) Subject to section 14 relating to permitted contests, the Company at its expense will promptly (i) comply in all material respects with all Legal Requirements and all Insurance Requirements, whether or not compliance therewith shall require structural changes in the Mortgaged Property or interfere with the use and enjoyment of the Mortgaged Property or any part thereof, (ii) procure, maintain and comply in all material respects with all permits, licenses and other authorizations required for any use of the Mortgaged Property or any part thereof then being made, including, without limitation, the location of propane storage tanks thereon and for the proper erection, installation, operation and maintenance of the Mortgaged Property or any part thereof, and (iii) comply in all material respects with any instruments of record at the time in force affecting the Mortgaged Property or any part thereof.

     (b) Environmental Matters. Subject to section 14 relating to permitted contests, the Company shall comply in all material respects with any and all Legal Requirements and Insurance Requirements with respect to the management, use, storage, transmission, presence, containment, remediation, clean-up or removal of Hazardous Substances on the Mortgaged Property, shall pay promptly when due the costs of containment, remediation, clean-up or removal of any Hazardous Substances or the threat of release of any Hazardous Substance on the Mortgaged Property required to be re-

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

moved pursuant to any Legal Requirements or Insurance Requirements and shall keep the Mortgaged Property free of any lien pursuant to such Legal Requirements. In the event the Company fails to do so, after notice to the Company and the failure of the Company to commence and pursue appropriate cure of such failure with reasonable diligence, the Trustee under the Trust Agreement, the Note Holders, the Bank Lenders or the Parity Lenders may, but shall not be obligated to, take such action as they deem reasonably necessary to bring the property into compliance with such Legal Requirements or Insurance Requirements. The Company shall give the Trustee under the Trust Agreement, the Note Holders, the Bank Lenders and the Parity Lenders, their agents, employees and contractors, access to the Mortgaged Property to enable the Trustee under the Trust Agreement, the Note Holders, the Bank Lenders and the Parity Lenders to comply with such Legal Requirements or Insurance Requirements. The Company shall not, and shall not permit any Person to, voluntarily release, discharge, or dispose of any Hazardous Substances on the Mortgaged Property except in material compliance with all Legal Requirements and Insurance Requirements and, if any Hazardous Substances shall be released, discharged or disposed of, whether voluntarily or involuntarily, in violation of any Legal Requirement or Insurance Requirement, the Company shall promptly contain, remediate, clean-up or remove or cause to be contained, remediated, cleaned-up or removed from the Mortgaged Property such Hazardous Substances to the extent required to be removed by any Legal Requirement or Insurance Requirement. The Company shall not install nor permit to be installed in the Mortgaged Property asbestos or any substance containing asbestos, and, with respect to any such material currently present in the Mortgaged Property, shall promptly comply in all material respects with all applicable Legal Requirements and Insurance Requirements. If the Company fails to comply with any of the foregoing provisions, the Trustee under the Trust Agreement, the Note Holders, the Bank Lenders or the Parity Lenders, after notice to the Company and the failure of the Company to commence and pursue compliance with reasonable diligence, shall have the right (but not the obligation) to do whatever they deem reasonably necessary to cure any such default or to comply with such Legal Requirements or Insurance Requirements. The Company shall give the Trustee under the Trust Agreement, the Note Holders, the Bank Lenders and the Parity Lenders and their agents, employees and contractors access to the Mortgaged Property to enable the Trustee under the Trust Agreement, the Note Holders, the Bank Lenders and the Parity Lenders to take such action as they deem reasonably necessary to cure any such default or to comply with such Legal Requirements or Insurance Requirements. The Trustee under the Trust Agreement shall have the right (but shall not be obligated to), at the expense of the Company during the existence of a Potential Event of Default, a Default or an Event of Default, to conduct an environmental audit of the Mortgaged Property at such times as shall be deemed reasonable by the Requisite Percentage based upon the nature of the Company's business or the results of any prior environmental audit, and the Company and NPC shall cooperate in the conduct of such environmental audit.

     13. Liens. The Company will not directly or indirectly create or permit or suffer to be created or to remain, and will discharge, or promptly cause to be discharged, any mortgage, lien, pledge, adverse interest in property, charge, security interest or other encumbrance in or on the Trust Estate or any part thereof, or the interest of the Company, NPC or the Trustee under the Trust Agreement therein, other than this Mortgage, the other Security Documents and the liens permitted pursuant to section 10.2 of the

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

Note Agreements and section 6.02 of the Credit Agreement and any other Permitted Encumbrances.

     14. Permitted Contests. The Company at its expense may contest, by appropriate legal actions conducted in good faith and with due diligence, the amount or validity or application, in whole or in part, of any Imposition or lien therefor or any Legal Requirement or any lien for labor or materials supplied or claimed to have been supplied or the application of any instrument of record referred to in section 12, provided that (a) neither the Trust Estate nor any part thereof or interest therein shall be subject to reasonable danger of sale, loss or forfeiture, (b) in the case of a Legal Requirement, neither the Trustee under the Trust Agreement nor any Note Holder, Bank Lender or Parity Lender would be in reasonable danger of any criminal liability or subject to reasonable danger of incurring any civil liability or penalty for failure to comply therewith, nor will the Company or NPC be in reasonable danger of any criminal liability or in reasonable danger of incurring any material civil liability or penalty for failure to comply therewith, (c) the Company shall have furnished such security, if any, as may be required in the proceedings or reasonably requested by the holders of the Requisite Percentage, and (d) such reserves or other appropriate provision, if any, as shall be re quired by generally accepted accounting principles shall have been made therefor. The Company shall give prompt written notice to the Trustee under the Trust Agreement of the commencement of any contest referred to in the preceding sentence.

     15. Insurance. 15.1. Risks to be Insured. The Company will at its expense at all times cause all of the Mortgaged Property which is either of a character required by law to be insured or usually insured by companies of established reputation engaged in the same or similar business and similarly situated (a) to be properly insured with Permitted Insurers against loss or damage from such hazards and risks (including liability to other persons and property and business interruption insurance), as are required by law to be insured or are usually insured by companies of established reputa tion engaged in the same or similar business and similarly situated, and (b) to the extent consistent with the practice of companies of established reputation engaged in the same or similar business and similarly situated (including, without limitation, companies in a similar financial condition), to be self-insured for all or any of such hazards and risks (in lieu of maintaining insurance policies with Permitted Insurers as required above, to the extent of such self-insurance) with respect to losses resulting from liabilities to third parties for personal injury or property damage or damage to or destruction of its property, up to $1,000,000 of self-insurance per occurrence per policy but in any event not greater than $3,000,000 of self-insurance in the aggregate per occurrence for such risk under all applicable policies (including self-insurance for reasonable deductible amounts in re spect of insurance policies), provided that, with respect to such self-insurance or deductibles, the Company reserves such amounts as may be required by generally ac cepted accounting principles.

     15.2. Policy Provisions. All insurance maintained pursuant to Section 15.1 shall: (a) name, except in the case of workers' compensation insurance, the Trustee under the Trust Agreement, the Note Holders (for liability insurance), the Bank Lenders (for liability insurance) and the Parity Lenders (for liability insurance) as additional insureds, as their respective interests may appear; (b) provide, except in the case of public liability insurance and workers' compensation insurance, that all insurance claims

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

shall be adjusted with the Company, subject to the approval of the Trustee under the Trust Agreement, and shall be payable solely to the Trustee under the Trust Agreement, provided that any claim with respect to a Destruction involving insurance claims of less than $500,000 in the aggregate may be adjusted by and payable to the Company alone; (c) include effective waivers by the insurer of all claims for insurance premiums against the Trustee under the Trust Agreement and each Note Holder, Bank Lender and Parity Lender; (d) provide, to the extent commercially available at a commercially reasonable cost, that any losses with respect to property insurance shall be payable notwithstanding (i) any act, failure to act or negligence of or violation of warran ties, declarations or conditions contained in such policy by the insureds, including, without limitation, the Company, NPC, the Trustee under the Trust Agreement or any Note Holder, Bank Lender or Parity Lender, (ii) the occupation or use of the Mortgaged Property for purposes more hazardous than permitted by the terms of the policy, (iii) any foreclosure or other proceedings or notice of sale relating to the Mortgaged Property, or (iv) any change in the title to or ownership of any of the Mortgaged Property (other than portions of the Mortgaged Property expressly released from the lien of this Mortgage); (e) provide, to the extent commercially available at a commercially reasonable cost, that no cancellation, termination or lapse in coverage thereof shall be effective until at least 10 days after receipt by the Trustee under the Trust Agreement of written notice thereof with respect to the failure to pay insurance premiums or 30 days after receipt by the Trustee under the Trust Agreement of written notice thereof for any other reason; and (f) be on such other terms as are consistent with the practice of companies of established reputation engaged in the same or similar business and similarly situated.

     15.3. Delivery of Policies; Insurance Certificates. The Company will deliver to the Trustee under the Trust Agreement, promptly upon request of such Trustee, certificates of all insurance policies (or, if requested by the Trustee under the Trust Agreement, copies of the insurance policies, together with an Officers' Certificate certifying such copies to be true and correct) with respect to the Mortgaged Property which the Company is required to maintain or cause to be maintained pursuant to this section 15, together with evidence as to the payment of all premiums then due thereon, provided that the Trustee under the Trust Agreement shall not be deemed by reason of its custody of such certificates or policies to have knowledge of the contents thereof. The Company has, simultaneously with the closing under the Note Agreements and Credit Agreement, delivered to the Trustee under the Trust Agreement and will deliver to the Trustee under the Trust Agreement promptly upon request of such Trustee, and in any event (a) on December 31 of each calendar year, commencing with December 31, 1996, and (b) upon each increase in the amount of self-insurance with respect to losses resulting from liabilities to third parties for personal injury or property damage or damage to or destruction of its property retained by the Company by $500,000 or more in the aggregate, a report by a firm of independent insurance brokers or consultants chosen by the Company and satisfactory to the Trustee under the Trust Agreement (i) setting forth the insurance obtained pursuant to this section 15, including, without limitation, the amounts thereof, the names of the insurers and the property, hazards and risks covered thereby, and certifying that the same comply with the requirements of this section 15, that all premiums then due thereon have been paid and that the same are in full force and effect, (ii) setting forth all self-insurance maintained by the Company pursuant to this section 15 and (iii) certifying that in the opinion of such firm, such insurance or self-insurance complies with the requirements of this section 15 and is, as to amounts, coverage and provisions, adequate to protect the Company, the Trustee under the Trust Agreement and each Note Holder, Bank Lender and Parity Lender against any and all insurable risks affecting the Mortgaged Property required to be insured hereunder, or setting forth any recommendations of such independent insurance brokers as to additional insurance, if any, reasonably required for the protection of the interest of the Trustee under the Trust Agreement and each Note Holder, Bank Lender and Parity Lender in the light of available insurance coverage and practice in the propane distribution industry. The Trustee under the Trust Agreement shall be entitled to rely on such reports without further investigation of the facts and circumstances set forth therein.

     15.4. Separate Insurance. The Company will not take out separate insurance concurrent in form or contributing in the event of loss with that required to be maintained pursuant to this section 15.

     16. Destruction of Property. 16.1. The Company to Give Notice. In case of any Destruction of $100,000 or more, the Company will promptly give written notice thereof to the Trustee under the Trust Agreement and each Note Holder, Bank Lender and Parity Lender, generally describing the nature and extent of such Destruction.

     16.2. Restoration. In case of any Destruction the Company shall either (a) subject to section 10.20 of the Note Agreements and section 2.11(f) of the Credit Agreement, promptly commence and complete, at its expense, whether or not the insurance proceeds, if any, on account of such Destruction shall be sufficient for the purpose, the Restoration; or (b) elect, by written notice to the Trustee under the Trust Agreement and each Note Holder, Bank Lender and Parity Lender given within 90 days after such Destruction, not to effect Restoration.

     16.3. Application of Net Insurance Proceeds. In the event of any Destruction involving insurance claims of $500,000 or more, the Company will cause all Net Insurance Proceeds (and, if the Company has elected to self-insure, the amount of any self-insurance) to be paid to the Trustee under the Trust Agreement for application by such Trustee in accordance with section 4 of the Trust Agreement. If at the time of any Destruction any policy or policies as required by section 15 are not in effect, the amount that would have been payable as Net Insurance Proceeds if such policy or policies had been in effect at such time without any self-insurance shall be deemed to be Net Insurance Proceeds.

     17. Taking of Property. 17.1. The Company to Give Notice; Assignment of Awards, etc. In case of a Taking, or the commencement of any proceedings or negotiations which will likely result in a Taking, the Company will promptly give written notice thereof to the Trustee under the Trust Agreement and each Note Holder, Bank Lender and Parity Lender, generally describing the nature and extent of such Taking or the nature of such proceedings or negotiations and the nature and extent of the Taking which might result therefrom, as the case may be. Subject to section 27, the Company and NPC hereby irrevocably assign, transfer and set over to the Trustee under the Trust Agreement all rights of the Company and NPC to any award or payment on account of any Taking. The Company and NPC will in good faith and with due diligence file and prosecute what would otherwise be the Company's or NPC's claim for any such award or payment and cause the same to be applied as set forth in section 17.3, and, in the event the Company or NPC fails so to act or is otherwise in default hereunder, the Company and NPC irrevocably authorize and empower the Trustee under the Trust Agreement to file and prosecute such claim. The Company will pay all costs, fees and expenses reasonably incurred by the Trustee under the Trust Agreement in connection with any Taking and in seeking and obtaining any award or payment on account thereof.

     17.2. Restoration. In case of any Taking, the Company shall either (a) subject to section 10.20 of the Note Agreements and section 2.11(f) of the Credit Agreement, promptly commence and complete, at its expense, whether or not the awards or payments, if any, on account of such Taking shall be sufficient for the purpose, Restoration of the Mortgaged Property, except to the extent made impossible by any reduction in area caused by such Taking, provided that in case of a Taking for temporary use the Company shall not be required to effect Restoration until such Taking is terminated or (b) elect, by written notice to the Trustee under the Trust Agreement and each Note Holder, Bank Lender and Parity Lender given within 90 days after such Taking, not to effect Restoration of the Mortgaged Property or the portion thereof.

     17.3. Application of Net Awards, etc. In the event of any Taking, the Company will cause all Net Awards to be paid to the Trustee under the Trust Agreement for application by such Trustee in accordance with section 4 of the Trust Agreement.

     18. Assignment of Rents and Leases. (a) The Company hereby assigns to the Trustee under the Trust Agreement all of its right, title and interest, if any, as landlord under each Lease now existing or hereafter entered into, and all rents and other sums payable to the Company under each such Lease, together with the right to collect and receive the same, provided that, if and so long as no Event of Default shall have occurred and be continuing, the Company shall have the right to exercise its rights and perform its obligations as landlord under the Leases and to collect and receive such rents and other sums for its own uses and purposes. Upon the occurrence and during the continuance of an Event of Default, all such rents and other sums shall be collected and held by the Trustee under the Trust Agreement and shall be applied as provided in section 4 of the Trust Agreement and the Trustee under the Trust Agreement or its agent shall have the right to enter upon the Mortgaged Property for the purposes of such collection.

     (b) The assignment of rents, income and other benefits contained in the Granting Clause shall constitute an absolute and present assignment, subject, however, to the conditional permission given herein to the Company to collect and use such rents, income and other benefits. Such assignment shall be fully operative without any further action on the part of either party and the Trustee under the Trust Agreement shall be entitled, at its option, upon the occurrence and during the continuance of an Event of Default hereunder, to all rents, income and other benefits from the Mortgaged Property, whether or not it takes possession of the Mortgaged Property. The Company hereby further grants to the Trustee under the Trust Agreement the right, upon the occurrence and during the continuance of an Event of Default, at its option, to (i) enter upon and take possession of the Mortgaged Property for the purpose of collecting the said rents, income and other benefits, (ii) dispossess by the usual summary proceedings any tenant defaulting in the payment thereof to the Trustee under the Trust Agreement, (iii) let the Mortgaged Property or any part thereof, and
(iv) apply such rents, income and other benefits, after payment of all necessary charges and expenses, on account of the Obligations. Such


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

assignment and grant shall continue in effect until the indebtedness and other sums secured hereby are paid, the execution of this Mortgage constituting and evidencing the irrevocable consent of the Company to the entry upon and taking possession of the Mortgaged Property by the Trustee under the Trust Agreement pursuant to such grant, whether or not foreclosure has been instituted. Neither the exercise of any rights under this paragraph by the Trustee under the Trust Agreement nor the application of any such rents, income or other benefits to the indebtedness and other sums secured hereby, shall cure or waive any Event of Default, or notice of default hereunder or invalidate any act done pursuant hereto or to any such notice, but shall be cumulative with all other rights and remedies.

     19. Events of Default. It shall be an "Event of Default" under this Mortgage if one or more of the following events shall occur:

          (a) if an "Event of Default" as defined in the Note Agreements or in the Credit Agreement or in any Security Document shall occur; or

          (b) if a default shall occur under any Parity Debt Agreement and such default shall continue for more than the period of grace specified therein, shall not have been waived pursuant thereto and shall permit the holders of the Parity Debt to cause such Parity Debt to become due before its stated maturity or to permit the holders of the Parity Debt to cause the Company or any Subsidiary to repurchase or repay such Parity Debt.

     20. Rights of Note Holders, Bank Lenders and Parity Lenders. 20.1. Suits by Note Holders, Bank Lenders or Parity Lenders. No Note Holder, Bank Lender or Parity Lender shall have any right to institute any action, suit or proceeding at law or in equity or otherwise for the foreclosure of this Mortgage, for the appointment of a receiver, for the enforcement of any other remedy hereunder or for the execution of any other power or trust hereunder, unless

          (a) an Event of Default shall have occurred and be continuing,

          (b) such Note Holder, Bank Lender or Parity Lender previously shall have given to the Trustee under the Trust Agreement written notice of the occurrence of such Event of Default,

          (c) the Requisite Percentage shall have made written request to the Trustee under the Trust Agreement either to institute such action, suit or pro ceeding in its own name or to proceed to execute any other powers or trusts herein granted to the Trustee under the Trust Agreement and shall have afforded to the Trustee under the Trust Agreement reasonable opportunity to do so and shall have offered to the Trustee under the Trust Agreement reasonable security and indemnity against the costs, expenses and other charges to be incurred therein or thereby, and

          (d) the Requisite Percentage shall have determined that the Trustee under the Trust Agreement shall have refused or neglected to act on such request within a reasonable time;

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

and such notification, request, offer of security and indemnity and refusal or neglect are hereby declared to be conditions precedent to the enforcement by any such Note Holder, Bank Lender or Parity Lender of any action or cause of action for foreclosure or for the appointment of a receiver or for any other remedy hereunder or to the execution by any such Note Holder, Bank Lender or Parity Lender of any other powers or trusts of this Mortgage; it being understood and intended that no Note Holder, Bank Lender or Parity Lender shall have any right in any manner whatsoever hereunder or under the Notes, the Note Agreements, the Bank Notes, the Credit Agreement, the Guarantee Agreements, the Trust Agreement, the other Security Documents, the Parity Debt, if any, or the Parity Debt Agreements, if any, by its action or their action to affect, disturb or prejudice the lien of this Mortgage or to enforce any right hereunder, except in the manner herein provided, and that all proceedings hereunder, at law or in equity or otherwise, shall be instituted, had and maintained in the manner herein provided and for the benefit of all the Note Holders, the Bank Lenders and Parity Lenders, provided that nothing contained in this Mortgage or in the Notes, the Note Agreements, the Bank Notes, the Credit Agreement, the Guarantee Agreements, the Trust Agreement, the other Security Documents, the Parity Debt, if any, or the Parity Debt Agreements, if any, shall affect or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and premium, if any, and interest on, and any amount due under the Note Obligations, the Facilities Obligations and the Parity Debt, at the time and place, from the source and in the manner expressed herein and in the Notes, the Note Agreements, the Bank Notes, the Credit Agreement, the Guarantee Agreements, the Parity Debt and the Parity Debt Agreements or affect or impair the right, which is also absolute and uncondi tional, of any Note Holder, Bank Lender or Parity Lender to enforce by action at law the payment thereof.

     20.2. Cost of Collection. If the Company shall fail to pay any principal of or premium, if any, or interest on any Note Obligations or Facilities Obligations or any Parity Debt, the Company will pay (to the extent permitted under applicable law) to the holder thereof such further amount as shall be sufficient to cover the reasonable cost and expense of collection, including, without limitation, attorneys' fees and expenses.

     20.3. Notice of Claimed Default. If any Note Holder, Bank Lender or Parity Lender shall serve any notice or demand or take any other action in respect of a claimed default, the Company will forthwith give written notice thereof to the Trustee under the Trust Agreement and each Note Holder, Bank Lender and Parity Lender describing the notice, demand or action and the nature of the claimed default.

     20.4. No Waiver. Neither failure nor delay on the part of the Trustee under the Trust Agreement or any Note Holder, Bank Lender or Parity Lender to exercise any right, remedy, power or privilege provided for herein or in the Note Agreements, the Notes, the Bank Notes, the Credit Agreement, the Guarantee Agreements, the Trust Agreement, the other Security Documents, the Parity Debt or the Parity Debt Agreements or by statute or at law or in equity or otherwise shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, remedy, power or privilege preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege.

     21. Remedies. 21.1. General. If any Event of Default shall have occurred and be continuing, the Trustee under the Trust Agreement may:

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

          (a) proceed at law or in equity or otherwise to foreclose the lien of this Mortgage as against all or any part of the Trust Estate and to have the same sold under the judgment or decree of a court of competent jurisdiction;

          (b) exercise any or all of the remedies available to a secured party under the Uniform Commercial Code of the State, including, but not limited to:

               (i) either personally or by means of a court appointed receiver, take possession of all or any of the Trust Estate constituting personal property and exclude therefrom the Company and NPC and all others claiming under the Company or NPC, and thereafter hold, store, use, operate, manage, maintain and control, make repairs, replacements, altera tions, additions and improvements to and exercise all rights and powers of the Company or NPC in respect of such personal property or any part thereof; and in the event the Trustee under the Trust Agreement demands or attempts to take possession of such personal property in the exercise of its rights, the Company and NPC shall promptly turn over and deliver complete possession thereof to the Trustee under the Trust Agreement;

               (ii) without notice to or demand upon the Company or NPC, make such payments and do such acts as the Trustee under the Trust Agreement may deem necessary to protect its security interest in such personal property, including, without limitation, paying, purchasing, contesting or compromising any encumbrance, charge or lien which is prior to or superior to the security interest granted hereunder and, in exercising any such powers or authority, to pay all expenses incurred in connection therewith;

               (iii) require the Company and NPC to assemble such personal property or any portion thereof, at a place designated by the Trustee under the Trust Agreement and reasonably convenient to such parties, and promptly to deliver such personal property to the Trustee under the Trust Agreement or an agent or representative designated by it; and the Trustee under the Trust Agreement and its agents and representatives shall have the right to enter upon any or all of the Company's or NPC's premises and property to exercise the rights hereunder of the Trustee under the Trust Agreement;

               (iv) sell, lease or otherwise dispose of such personal property at public sale, with or without having such personal property at the place of sale, and upon such terms and in such manner as the Trustee under the Trust Agreement may determine, provided that unless such personal property is perishable or threatens to decline speedily in value or is of a type cus tomarily sold on a recognized market, the Trustee under the Trust Agreement shall give the Company and NPC at least ten days' prior writ ten notice of the time and place of any public sale of such personal property or other intended disposition thereof; and

          (c) exercise any other remedy permitted to be exercised by the mortgagee or a secured party or both under the laws of the State.

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

     21.2. Foreclosure by Power of Sale. If an Event of Default shall have occurred and be continuing, the Trustee under the Trust Agreement may cause to be recorded, published and delivered to the Company and NPC such notice of default and election to sell as then required by applicable law. The Trustee under the Trust Agree ment shall, without demand on the Company or NPC, after lapse of such time as may then be required by applicable law, sell the Trust Estate at the time and place of sale fixed by it in such notice of sale, either as a whole, or in separate lots or parcels or items as the Trustee under the Trust Agreement shall deem expedient, and in such order as it may determine, at public auction to the highest bidder for cash in lawful money of the United States payable at the time of sale. The Trustee under the Trust Agreement shall deliver to such purchaser or purchasers thereof a good and sufficient deed or deeds conveying the property so sold, but without any covenant or warranty, express or implied. The recitals in such deed of any matters or facts shall be conclusive proof of the truthfulness thereof. The Trustee under the Trust Agreement may postpone a sale of all or any portion of the Trust Estate by public announcement at such time and place of sale, and from time to time thereafter may postpone such sale by public announcement at the time fixed by the preceding postponement or subsequently noticed sale, and without further notice make such sale at the time fixed by the last postponement, or may, in its discretion, give a new notice of sale.

     21.3. Trustee under the Trust Agreement Authorized to Execute Deeds. The Company and NPC irrevocably appoint the Trustee under the Trust Agreement the true and lawful attorney of the Company and NPC in their names and stead and on their behalf, for the sole purpose of effectuating any sale, assignment, transfer or delivery for the enforcement of this Mortgage, whether pursuant to foreclosure or power of sale or otherwise, to execute and deliver all such deeds, bills of sale, assignments and other instruments as the Trustee under the Trust Agreement may consider necessary or appropriate, with full power of substitution, the Company and NPC hereby ratifying and confirming all that such attorney or any substitute shall lawfully do by virtue hereof. Nevertheless, if so requested by the Trustee under the Trust Agreement or any purchaser, the Company and NPC shall ratify and confirm any such sale, assignment, transfer or delivery by executing and delivering to the Trustee under the Trust Agreement or such purchaser all deeds, bills of sale, assignments, releases and other proper instruments to effect such ratification and confirmation as may be designated in any such request.

     21.4. Purchase of Trust Estate by the Trustee under the Trust Agreement or Note Holders, Bank Lenders and Parity Lenders. The Trustee under the Trust Agreement or any Note Holder, Bank Lender or Parity Lender may be a purchaser of the Trust Estate or of any part thereof or of any interest therein at any sale thereof, whether pursuant to foreclosure or power of sale or otherwise hereunder, and may apply upon the purchase price the indebtedness secured hereby owing to such purchaser, to the extent of such purchaser's distributive share of the purchase price. Any such purchaser shall, upon any such purchase, acquire good title to the properties so purchased, free of the lien of this Mortgage, and the Company hereby covenants to warrant and defend the title of such purchaser to the same extent set forth in section 3.

     21.5. Request for Notice. The Company and NPC hereby request that a copy of any notice of an Event of Default and any notice of sale be mailed to them at the address set forth in section 28.

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

     21.6. Waiver of Appraisement, Valuation. The Company and NPC hereby waive, to the full extent they may lawfully do so, the benefit of all appraisement, valuation, stay, extension and redemption laws now or hereafter in force and all rights of marshaling in the event of any sale of the Trust Estate or any part thereof or any interest therein.

     21.7. Sale a Bar Against the Company and NPC. Any sale of the Trust Estate or any part thereof or any interest therein, whether pursuant to foreclosure or power of sale or otherwise hereunder, shall forever be a perpetual bar against any right or equity of redemption or interest of the Company and NPC with respect to the Mortgaged Property.

     21.8. Application of Proceeds of Sale. The proceeds of any sale of the Trust Estate or any part thereof or any interest therein, whether pursuant to foreclosure or power of sale or otherwise, shall be turned over to the Trustee under the Trust Agreement and, together with any other moneys at the time held by the Trustee under the Trust Agreement as part of the Trust Estate, shall be applied in accordance with section 4 of the Trust Agreement.

     21.9. Appointment of Receiver. If an Event of Default shall have occurred and be continuing, the Trustee under the Trust Agreement shall, as a matter of right and without notice to the Company or NPC or anyone claiming under the Company or NPC, and without regard to the then value of the Trust Estate or the interest of the Company or NPC therein, be entitled to apply to any court having jurisdiction to appoint a receiver or receivers of the Trust Estate, and the Company and NPC, to the extent permitted by law, hereby irrevocably consent to such appointment and waive notice of any application therefor. Any such receiver or receivers shall have all the usual powers and duties of receivers in like or similar cases and all the powers and duties of the Trustee under the Trust Agreement in case of entry as provided in section 21.10 and shall continue as such and exercise all such powers until the date of confirmation of sale of the Trust Estate unless such receivership is sooner terminated.

     21.10. Possession, Management and Income. If an Event of Default shall have occurred and be continuing, the Trustee under the Trust Agreement, without further notice, so far as permitted by law, may enter upon and take possession of the Trust Estate or any part thereof by force, summary proceedings, ejectment or otherwise and may remove the Company and NPC and all other Persons and any and all property therefrom, and may hold, operate and manage the same and receive all earnings, income, rents, issues and proceeds accruing with respect thereto or any part thereof. The Trustee under the Trust Agreement shall be under no liability except for its gross negligence or willful misconduct for or by reason of any such taking of possession, entry, removal or holding, operation or management, except that any amounts so received by the Trustee under the Trust Agreement shall be applied in accordance with section 4 of the Trust Agreement.

     21.11. Right of the Trustee under the Trust Agreement to Perform the Company's Covenants. If the Company shall fail to make any payment or the Company or NPC shall fail to perform any act required to be made or performed hereunder, the Trustee under the Trust Agreement, subject to ten days' prior written notice to the Company (except that no prior notice shall be required in the case of an emergency or where the failure to make such payment or perform such obligation could affect the prior ity of the lien of this Mortgage), without waiving or releasing any obligation or default, may (but shall be under no obligation to) at any time thereafter make such payment or perform such act for the account and at the expense of the Company, and may enter upon the Mortgaged Property or any part thereof for such purpose and take all such action thereon as, in such Trustee's opinion, may be necessary or appropriate therefor. All sums so paid by the Trustee under the Trust Agreement and all reasonable costs and expenses (including, without limitation, reasonable attorneys' fees and expenses) so incurred, together with interest thereon at the Default Rate from the date of payment or incurrence, shall constitute additional indebtedness secured by this Mortgage and shall be paid by the Company to the Trustee under the Trust Agreement on demand.

     21.12. Remedies Cumulative. The Trustee under the Trust Agreement shall be entitled to enforce payment and performance of any indebtedness or obligations secured hereby and to exercise all rights and powers under this Mortgage or under the Note Agreements, the Notes, the Credit Agreement, the Bank Notes, the Guarantee Agreements, the Trust Agreement, the other Security Documents, the Parity Debt, or the Parity Debt Agreements or other agreement or any laws now or hereafter in force, notwithstanding that some or all of such indebtedness and obligations secured hereby may now or hereafter be otherwise secured, whether by mortgage, deed of trust, pledge, lien, assignment or otherwise. Neither the acceptance of this Mortgage nor its enforcement, whether by court action or pursuant to the power of sale or other powers herein contained, shall prejudice or in any manner affect the right of the Trustee under the Trust Agreement to realize upon or enforce any other security now or hereafter held by the Trustee under the Trust Agreement, it being agreed that the Trustee under the Trust Agreement shall be entitled to enforce this Mortgage and any other security now or hereafter held by the Trustee under the Trust Agreement in such order and manner as it may in its absolute discretion determine. Each right, power and remedy of the Trustee under the Trust Agreement provided for in this Mortgage or now or hereafter existing at law or in equity or by statute or otherwise shall be cumulative and concurrent and shall be in addition to every other right, power or remedy provided for in this Mortgage or now or hereafter existing at law or in equity or by statute or otherwise, and the exercise or beginning of the exercise by the Trustee under the Trust Agreement of any one or more of the rights, powers or remedies provided for in this Mortgage or now or hereafter existing at law or in equity or by statute or otherwise shall not preclude the simultaneous or later exercise by the Trustee under the Trust Agreement of any or all such other rights, powers or remedies.

     22. Terms Subject to Applicable Law; Governing Law. (a) All rights, powers and remedies provided herein may be exercised only to the extent that the exercise thereof does not violate any applicable law, and are intended to be limited to the extent necessary so that they will not render this Mortgage invalid, unenforceable or not entitled to be recorded, registered or filed under any applicable law. If any term of this Mortgage or any application thereof shall be held to be invalid, illegal or unenforceable, the validity of other terms of this Mortgage or any other application of such term shall in no way be affected thereby.

     (b) THIS MORTGAGE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE

OF NEW YORK; except that the laws of the State shall govern with respect to the perfection, creation, priority, validity or enforcement of the liens and security interests hereby created.

     23. No Waiver. No failure by the Trustee under the Trust Agreement or any Note Holder, Bank Lender or Parity Lender to insist upon the strict performance of any term hereof or to exercise any right, power or remedy consequent upon a breach thereof, shall constitute a waiver of any such term or of any such breach. No waiver of any breach shall affect or alter this Mortgage, which shall continue in full force and effect, or the rights of the Trustee under the Trust Agreement with respect to any other then existing or subsequent breach.

     24. After Acquired Property. All property of every kind whether real or personal, including, without limitation, additional land, acquired by the Company or NPC after the date hereof which by the terms of Section 6.22 of the Credit Agreement or Section 10.22 of the Note Agreement is required to be subjected to the lien of this Mortgage or which relates to the operation of or is used or procured for use in connection with the Mortgaged Property or the Business of the Company conducted at the Mortgaged Property shall, immediately upon the acquisition thereof by the Company or NPC, and without any further mortgage, assignment or conveyance, become subject to the lien of this Mortgage, provided that the Company and NPC (a) will, upon any such acquisition, forthwith execute and cause to be recorded, registered and filed, as provided in section 5, any amendment or modification hereof or supplement hereto, and any financing statements and any amendments or modifications thereof or supplements thereto, in such places as may be required by law in order to establish, perfect, preserve and protect the first priority lien of this Mortgage on the property so acquired and the rights of the Trustee under the Trust Agreement and the Note Holders, the Bank Lenders and the Parity Lenders hereunder and (b) will do, execute, acknowledge and deliver all and every such further acts, conveyances, mortgages, assignments and assurances as the Trustee under the Trust Agreement shall reasonably require for accomplishing the purposes of this Mortgage, including, without limitation, subjecting such after-acquired property to the lien of this Mortgage.

     25. Further Assurances. The Company and NPC at their expense will execute, acknowledge and deliver all such instruments and take all such action as the Trustee under the Trust Agreement or any Note Holder, Bank Lender or Parity Lender may reasonably request for the better assuring to the Trustee under the Trust Agreement of the properties and rights now or hereafter subject to the lien hereof or assigned hereunder or intended so to be.

     26. Additional Security. Without notice to or consent of the Company or NPC and without impairment of the lien and rights created by this Mortgage, the Trustee under the Trust Agreement may accept (but the Company and NPC shall not be obligated to furnish), from the Company or NPC or from any other Person or Persons, additional security for the Note Obligations, the Facilities Obligations or the Parity Debt at the time outstanding and any other obligations secured hereby. Neither the giving of this Mortgage nor the acceptance of any such additional security shall prevent the Trustee under the Trust Agreement from resorting, first, to such additional security, and, second,

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

to the security created by this Mortgage, without affecting the lien and rights of the Trustee under the Trust Agreement under this Mortgage.

     27. Defeasance, Release and Reconveyance. If the Company shall irrevocably pay (a) the principal of and premium, if any, and interest on the Notes in accordance with the terms thereof, (b) the principal of and premium, if any, and interest on the Bank Notes in accordance with the terms thereof and all of the Commitments (as defined in the Credit Agreement) of the Bank Lenders shall have expired or terminated and all of the Letters of Credit (as defined in the Credit Agreement) have been canceled or expired, (c) the principal of and premium, if any, and interest on the Parity Debt, if any, in accordance with the terms thereof, and (d) all other sums payable by the Company pursuant to the Note Agreements (including, without limitation, the Note Obligations), the Notes, the Credit Agreement (including, without limitation, the Facilities Obligations), the Bank Notes, the Guarantee Agreements, the Trust Agreement, this Mortgage, the other Security Documents, the Parity Debt and the Parity Debt Agreements and shall comply with all the terms hereof and of the Note Agreements, the Notes, the Credit Agreement, the Bank Notes, the Guarantee Agreements, the Trust Agreement, the other Security Documents, the Parity Debt and the Parity Debt Agreements to the extent that a failure to so comply may result in any cost or liability to the Note Holders, the Bank Lenders or the Parity Lenders, then this Mortgage shall be null and void and of no further force and effect and the Mortgaged Property shall be released and reconveyed by the Trustee under the Trust Agreement and at the expense of the Company. Upon the indefeasible payment in full in cash of the Facilities Obligations and termination of the Credit Agreement and the Commitments (as defined in the Credit Agreement), all references herein to the Credit Agreement, the Bank Lenders and the Bank Notes shall be deemed to be deleted and of no further force and effect. Upon the indefeasible payment in full in cash of the Note Obligations and termination of the Note Agreements, all references herein to the Note Agreements, the Notes and the Note Holders shall be deemed to be deleted and of no further force and effect.

     28. Notices. All notices and other communications under this Mortgage shall be in writing and shall be delivered by hand, by express courier service or by registered or certified mail, return receipt requested, postage prepaid, addressed (a) if to the Company or NPC, at Suite 1700, IES Tower, 200 1st Street, S.E., P.O. Box 2067, Cedar Rapids, Iowa 52401-2067, Attention: Senior Vice President and Chief Financial Officer with a copy to Paul, Weiss, Rifkind, Wharton & Garrison, at 1285 Avenue of the Americas, New York, New York 10019-6064, Attention: Paul D. Ginsberg, Esq. if such notice relates to the occurrence of an Event of Default, or at such other address, or to the attention of such other officer, as the Company shall have furnished to the Trustee under the Trust Agreement and each Note Holder and Parity Lender in writing, or (b) if to the Trustee under the Trust Agreement, at 101 Barclay Street, New York, New York 10286 or at such other address, or to the attention of such other officer, as the Trustee under the Trust Agreement shall have furnished to the Company NPC and each Note Holder, Bank Lender and Parity Lender in writing, or (c) if to a Note Holder which is a party to a Note Agreement, at the address of such Note Holder listed in Schedule "A" of the Note Agreements or at such other address as such Note Holder shall have furnished to the Company and the Trustee under the Trust Agreement in writing, or (d) if to any other holder of a Note, at the most recent address of such holder as it appears on the register maintained by or on behalf of the Company pursuant to section 14.1 of the Note

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

Agreements, (e) if to any Bank Lender, at the most recent address of such lender as set forth in the Credit Agreement or (f) if to the holder of any Parity Debt, at the most recent address of such holder maintained by or on behalf of the Company pursuant to the Parity Debt Agreements. Any notice so addressed and (x) delivered by hand, shall be deemed to be given upon actual receipt thereof or the first Business Day (as defined in the Note Agreements and the Credit Agreement) thereafter if delivered other than on a Business Day, (y) delivered by express courier service, shall be deemed to be given one Business Day after being so deposited with the express courier service, (z) mailed, shall be deemed to be given three Business Days after being so mailed or, in the case of all notices to the Trustee under the Trust Agreement, upon the actual receipt thereof.

     29. No Credit for Payment of Taxes or Impositions. The Company shall not be entitled to any credit against the principal, premium, if any, or interest pay able on the Notes, the Bank Notes or the Parity Debt or any other sums which may become payable under the terms thereof by reason of the payment of any tax on the Mortgaged Property or any part thereof or by reason of the payment of any other Imposition.

     30. Security Agreement; Fixture Filing. To the extent that the Mortgaged Property includes personal property, or items of personal property which are or are to become fixtures under applicable law, this Mortgage shall also be construed as a security agreement under the Uniform Commercial Code for the State and shall constitute a financing statement filed as a fixture filing as those terms are defined in the Uniform Commercial Code and accordingly (i) the address of the secured party is 101 Barclay Street, New York, New York 10286;
(ii) the mailing address of the debtor is Suite 1700, IES Tower, 200 1st Street, S.E., P.O. Box 2067, Cedar Rapids, Iowa 52401-2067 ; (iii) the types of collateral that now or hereafter may become fixtures are described in the granting clauses hereof; and (iv) the taxpayer identification numbers of the debtors are 42-1453041 for the Company and 11-1723340 for NPC; and, if an Event of Default has occurred and is continuing, the Trustee under the Trust Agreement shall be entitled with respect to such personal property to all remedies available under the Uniform Commercial Code for the State and all other remedies available under applicable law.

     31. Future Advances. This Mortgage secures indebtedness of the Company under the Credit Agreement and the Facilities Obligations. The Credit Agreement contemplates the Company and the Bank Lenders entering into a series of advances, or advances, payments and readvances. The Parity Debt Agreements may also provide for a series of advances or advances, payments and readvances. This Mortgage secures not only the original indebtedness of the Company under the Credit Agreement and the Facilities Obligations, if any, but also the indebtedness of the Company created by future advances under the Facilities Obligations or the Parity Debt Agreements, whether such advances are obligatory or are to be made at the option of the Bank Lenders or Parity Lenders, as applicable, to the extent and with the same priority of lien as if such future advances had been made at the time this Mortgage was recorded, although there may have been no advances under the Credit Agreement and the Facilities Obligations or the Parity Debt Agreements made at the time of the execution, acknowledgment and recording of this Mortgage, and although there may be no indebtedness outstanding at the time any advance is made.

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

     32. Execution of Mortgage by NPC. NPC has executed this Mortgage solely for the purpose of granting the Trustee under the Trust Agreement a mortgage lien on and security interest in the portion of the Mortgaged Property held by NPC, if any, and as collateral security for the payment of the Obligations and for the compliance by the Company and NPC, as applicable, with all the obligations and terms hereof, the Trust Agreement, the Note Agreements, the Notes, the Credit Agreement, the Bank Notes, the Guarantee Agreements, the other Security Document, the Parity Debt and the Parity Debt Agreements. In the event of an Event of Default hereunder, the Trustee under the Trust Agreement shall be entitled to exercise all of its rights and remedies with respect to such portions of the Mortgaged Property as if such Mortgaged Property were owned or leased or held by the Company, as the case may be.

     33. Miscellaneous. This Mortgage may be changed, waived or amended only by an instrument in writing signed by the Company, NPC and the Trustee under the Trust Agreement and may be discharged, terminated or partially released only in accordance with section 27 hereof or in accordance with section 2(c) of the Trust Agreement, section 10.7 of the Note Agreements and section 6.07 of the Credit Agreement. The Trustee under the Trust Agreement shall have no obligation to take any action hereunder except as provided in the Trust Agreement. This Mortgage shall be binding upon the Company, NPC, and their successors and assigns, and all Persons claiming under or through the Company or NPC or any such successor or assign, and shall inure to the benefit of and be enforceable by the Trustee under the Trust Agreement and its successors and assigns. Upon
(i) the assignment by any Bank Lender of all or any portion of its rights and obligations under the Credit Agreement (including all or any portion of its Commitment (as defined in the Credit Agreement), the Facilities Obligations owing to it and the Bank Note or Bank Notes held by it) to any other Person,
(ii) the sale, transfer, exchange or other disposition of a Note by the corresponding Note Holder thereof to any other Person, or (iii) the assignment by any Parity Lender of all or any portion of its rights and obligations under such Parity Debt to any other Person, such other Person shall thereupon become vested with all the benefits in respect thereof granted to such transferor or assignor herein or otherwise. The headings in this Mortgage are for purposes of reference only and shall not limit or define the meaning hereof. This Mort-gage may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one and the same instrument. To facilitate filing and recording, there may be omitted from certain counterparts the parts of Exhibit A containing specific descriptions of certain portions of the Mortgaged Property which relate to land under the jurisdiction of offices or located in counties other than the office or county in which the particular counterpart is to be filed or recorded. All references in Exhibit A to recording information are to the official real property records of the county in which the affected land is located, unless otherwise specified in such Exhibit. The maturity of the Facilities Obligations for purposes of determining the statute of limitations for enforcement of this Mortgage with respect to the Facilities Obligations shall be as set forth in the Credit Agreement.

     34. Conflicts. In the event the terms and conditions of this Mortgage shall directly conflict with the terms and conditions of the Note Agreements or the Credit Agreement, the terms and conditions of the Note Agreements or the Credit Agreement, as the case may be, shall control and supersede the provisions of this Mortgage with respect to such direct conflicts.

     IN WITNESS WHEREOF, the Company and NPC caused this Mortgage to be executed by its officers thereunto duly authorized, as of the date set forth above.


                              NATIONAL PROPANE, L.P.,
                              a Delaware limited partnership

                              By: NATIONAL PROPANE CORPORATION,
                                    its general partner


                                  By:__________________________________
                                     Name:
                                     Title:

                              By: NATIONAL PROPANE SGP, INC.,
                                    its general partner


                                  By:__________________________________
                                     Name:
                                     Title:



                              NATIONAL PROPANE CORPORATION,
                                a Delaware corporation


                              By:__________________________________
                                 Name:
                                 Title:



                              [Add acknowledgments]

                                   EXHIBIT A


                               Description of Land

STATE OF ________________

COUNTY OF _______________


This document was prepared by the attorney described below in consultation with counsel in the state in which the Mortgaged Property is located and, when recorded, the recorded counterparts should be returned to:

Jacqueline I. Glassman, Esq.
Debevoise & Plimpton
875 Third Avenue
New York, New York  10022

                                                                     Exhibit G-2
================================================================================


                             NATIONAL PROPANE, L.P.

                                       and

                          NATIONAL PROPANE CORPORATION

                             _________ as Trustors,

                                       and

                                ________________,

                            as Deed of Trust Trustee,

                                       and

                              THE BANK OF NEW YORK,

                      as Trustee under the Trust Agreement,

                                 as Beneficiary.

                                   ----------

              DEED OF TRUST, SECURITY AGREEMENT AND FIXTURE FILING

                                   ----------

                            Dated as of June 26, 1996


================================================================================

                            TABLE OF CONTENTS

Section                                                             Page


1.    Definitions......................................................5

2.    Payment of Notes, Bank Notes and Parity Debt....................11

3.    Title to Property; Authority, etc...............................11

4.    Title Insurance; Application of Proceeds........................12

5.    Recordation.....................................................12

6.    Maintenance and Repairs; Inspection.............................13
      6.1.  Maintenance and Repairs...................................13
      6.2.  Inspection of Mortgaged Property..........................13

7.    Alterations and Additions.......................................14

8.    Removal and Disposal of Equipment...............................14

9.    No Claims Against Deed of Trust Trustee or Any Beneficiary......15

10.   [Intentionally Omitted.]........................................15

11.   Payment of Impositions..........................................15

12.   Compliance with Legal and Insurance Requirements, Instruments;
      Environmental Matters...........................................15

13.   Liens...........................................................17

14.   Permitted Contests..............................................17

15.   Insurance.......................................................17

      15.1. Risks to be Insured.......................................17
      15.2. Policy Provisions.........................................18
      15.3. Delivery of Policies; Insurance Certificates..............18
      15.4. Separate Insurance........................................19

16.   Destruction of Property.........................................19
      16.1. The Company to Give Notice................................19
      16.2. Restoration...............................................19
      16.3. Application of Net Insurance Proceeds.....................20

17.   Taking of Property..............................................20
      17.1. The Company to Give Notice; Assignment of Awards, etc.....20
      17.2. Restoration...............................................20
      17.3. Application of Net Awards, etc............................21

18.   Assignment of Rents and Leases..................................21

19.   Events of Default...............................................22

20.   Rights of Note Holders, Bank Lenders and Parity Lenders.........22
      20.1. Suits by Note Holders, Bank Lenders or Parity Lenders.....22
      20.2. Cost of Collection........................................23
      20.3. Notice of Claimed Default.................................23
      20.4. No Waiver.................................................23

21.   Remedies........................................................24
      21.1. General...................................................24
      21.2. Foreclosure by Power of Sale..............................25
      21.3. Deed of Trust Trustee and Trustee under the Trust
              Agreement Authorized to Execute Deeds...................25
      21.4. Purchase of Trust Estate by the Beneficiaries.............26
      21.5. Request for Notice........................................26
      21.6. Waiver of Appraisement, Valuation.........................26
      21.7. Sale a Bar Against the Company and NPC....................26
      21.8. Application of Proceeds of Sale...........................26
      21.9. Appointment of Receiver...................................27
      21.10.Possession, Management and Income.........................27
      21.11.Right of the Trustee under the Trust Agreement
              to Perform the Company's Covenants......................27
      21.12.Remedies Cumulative.......................................28

22.   Terms Subject to Applicable Law; Governing Law..................28

23.   No Waiver.......................................................29

24.   After Acquired Property.........................................29

25.   Further Assurances..............................................29

26.   Additional Security.............................................30

27.   Defeasance, Release and Reconveyance............................30

28.   Notices.........................................................30

29.   No Credit for Payment of Taxes or Impositions...................31

30.   Security Agreement; Fixture Filing..............................31

31.   Successor Deed of Trust Trustee.................................32

32.   Future Advances.................................................32

33.   Execution of Deed of Trust by NPC...............................33

34.   Miscellaneous...................................................33

35.   Conflicts.......................................................34

EXHIBIT A - Description of Land

          DEED OF TRUST, SECURITY AGREEMENT AND FIXTURE FILING, dated as of June 26, 1996, between NATIONAL PROPANE, L.P. (the "Company"), a Delaware limited partnership, and NATIONAL PROPANE CORPORATION ("NPC"), a Delaware corporation, each having its principal office and place of business at Suite 1700, IES Tower, 200 1st Street, P.O. Box 2067, Cedar Rapids, Iowa 52401-2067, as trustors, ________, a ________, having its principal office at __________________, as Deed of Trust Trustee, and THE BANK OF NEW YORK, a New York banking corporation, having its principal office at 101 Barclay Street, New York, New York 10286, as Trustee under the Trust Agreement (as such terms and certain other terms used herein are defined in section 1) and as a beneficiary hereunder.

          TO SECURE THE PAYMENT in accordance with the terms thereof of:

          (a) the principal of and premium, if any, and interest on the 8.54% First Mortgage Notes due June 30, 2010 to be issued by NPC in the aggregate principal amount of $125,000,000, which notes will be assumed by the Company and exchanged for the Company's 8.54% First Mortgage Notes due June 30, 2010 in the aggregate principal amount of $125,000,000, to be issued pursuant to the Note Agreements (such notes of the Company so issued originally, together with any notes issued in substitution therefor or replacement thereof in accordance with section 14 of the Note Agreements, being referred to herein collectively as the "Notes");

          (b) the principal of and premium, if any, and interest outstanding from time to time under the Credit Agreement, including, without limitation, loans to the Company in the initial aggregate principal amount of up to $55,000,000, in the form of (i) a facility for acquisitions in the aggregate principal amount of up to $40,000,000, and (ii) a facility for working capital in the aggregate principal amount of up to $15,000,000, for a total amount of loans under the Credit Agreement of up to $55,000,000;

          (c) the principal of and premium, if any, and interest on the Company's Parity Debt, if any, outstanding from time to time under the Parity Debt Agree ments, if any; and

          (d) all other indebtedness and obligations of the Company, NPC, SGP, the Public Partnership, Triarc or any Restricted Subsidiary under the Note Agreements (including, without limitation, the Note Obligations), the Notes, the Credit Agreement (including, without limitation, the Facilities Obligations), the Bank Notes, the Guarantee Agreements, the Trust Agreement, this Deed of Trust, the other Security Documents, the Parity Debt Agreements, if any, and the Parity Debt, if any, in each case whether now owing or hereafter existing; and

          (e) all of the expenses (including, without limitation, reasonable counsel fees and expenses) incurred by the Trustee under the Trust Agreement, the Note Holders, the Bank Lenders or the Parity Lenders in enforcing any of their rights or remedies hereunder;

and to secure the due performance of and compliance with all of the terms of and other obligations under the Note Agreements, the Notes, the Credit Agreement, the Bank Notes, the Guarantee Agreements, the Trust Agreement, this Deed of Trust, the other Security Documents, the Parity Debt Agreements, if any, and the Parity Debt, if any (the obligations described in the foregoing clauses (a), (b), (c), (d) and (e) above being hereinafter collectively referred to as the "Obligations"), the Company and NPC, each to the full extent of its interest, of whatever kind or nature, legal or equitable, and whether as nominee, trustee, beneficial owner or otherwise, and whether now owned or hereafter acquired, do each hereby grant, bargain, sell, warrant, alien, remise, release, convey, assign, transfer, mortgage, hypothecate, pledge, set over and confirm, WITH POWER OF SALE, to the Deed of Trust Trustee for the benefit and security of the Trustee under the Trust Agreement, the Note Holders, the Bank Lenders and the Parity Lenders, if any, and to its successors and assigns forever the following property (collectively, the "Mortgaged Property"):

               (a) the parcel or parcels of land described in Exhibit A attached hereto (each such parcel being individually referred to as the "Land") and all easements or rights-of-way benefitting the Land, including, without limitation, the easements identified on Exhibit A, if any;

               (b) all additional lands, estates and development rights hereafter acquired by the Company or NPC for use in connection with the Land and the development of the Land and all additional lands and estates therein which may, from time to time, by supplemental mortgage or otherwise, be expressly made subject to the lien hereof;

               (c) all right, title and interest of the Company or NPC whether now owned or hereafter acquired, in and to any sidewalks, streets, alleys and ways ad joining the Land and any strips and gores adjacent to or comprised in the Land and all oil, gas and other minerals and mineral substances (which term shall include all propane and all propane derivatives, all coal, lignite, hydrocarbon or other fossil materials or substances, fissionable materials or substances and all other minerals of any kind or character, whether gaseous, liquid or hard minerals, whether now or hereafter found to exist and whether associated with the surface or mineral estate) in, on or under the Land or produced, saved or severed from the Land;

               (d) all right, title and interest of the Company or NPC whether now owned or hereafter acquired, in and to the structures, buildings, plants, ware houses, shops, laboratories, storage tanks, propane tanks, platforms and other improvements and facilities of every kind and description and any replacements thereof, now or hereafter erected or to be erected upon the Land, all fixtures, fittings, appliances, apparatus, equipment, machinery, material and similar articles of personal property and replacements thereof, now or at any time here after affixed to, attached to, placed upon or used in any way in connection with the use, enjoyment, occupancy or operation of the Land or such improvements, structures or buildings, including, without limitation, partitions, furnaces, boilers, oil burners, radiators and piping, plumbing fixtures, refrigeration, air conditioning and sprinkler systems, gas and electric fixtures, furnishings, elevators, motors, dynamos, storage or tankage facilities, pumps, tanks, fittings, valves, engines, meters, telephone and telegraphic lines, electric power lines, poles, wires, and all other equipment and machinery, appliances, fittings and fixtures of every kind located in or used in the operation of the improvements, structures or buildings standing on such premises, together with any and all replacements thereof and additions thereto (collectively, the "Improvements");

               (e) all goods, inventory (including propane, whether in liquid or gaseous form), and all of the interest of the Company and NPC in present and future "goods", "equipment" and "fixtures" (as such terms are defined in the Uniform Commercial Code in effect in the State) and any personal property and fixtures which are leased, and all repairs, attachments, betterments, renewals, replacements, substitutions and accessions thereof and thereto, all general intangibles now owned or hereafter acquired by either the Company or NPC and relating to the design, development, operation, management and use of the Land or the Improvements, including, but not limited to, all contract rights, trademarks, trade names, customer lists, logos and other rights relating to the name and style under which the Land and the Improvements are operated;

               (f) all development rights, air rights, sewer rights, watercourses, water rights, privileges, servitudes, licenses, tenements, hereditaments and ap purtenances now or hereafter belonging or appertaining to any of the foregoing;

               (g) all leases, subleases and other agreements, now or hereafter entered into, with respect to the use, enjoyment or occupancy of the Land or the Improvements or any part thereof, if any (the "Leases") and all right, title and interest of the Company or NPC, their respective successors and assigns, therein and thereunder, including, without limitation, cash or securities deposited thereunder to secure the performance by the lessees of their obligations there under, and the right upon the happening of any Event of Default to receive and collect the rents thereunder;

               (h) all certificates, franchises, permits, licenses, contracts and agreements, now or hereafter entered into by the Company or NPC or their respective predecessors-in-interest, and all rights therein and thereto, respecting or pertaining to the use, occupation, construction or operation of the Land or Improvements or any part thereof, including, without limitation, the right upon the happening of any Event of Default to receive and collect any sums payable to the Company or NPC thereunder;

               (i) all insurance proceeds received by or on behalf of the Company or NPC in respect of any damage to or destruction of any of the foregoing and all awards received by or on behalf of the Company and NPC in respect of any taking, conveyance or sale of the Land or Improvements or interest therein as a result of or in lieu of any Taking, and all proceeds and products and all other payments in respect of any of the foregoing; and

               (j) all rents, income, revenues, issues and profits arising from or in connection with, and all proceeds of, any of the foregoing, to the extent received by or on behalf of the Company or NPC and the right, exercisable upon an Event of Default and during the continuance thereof, to make claim for, collect, receive and receipt for, any and all such rents, income, revenues, issues, profits and proceeds.

          AND without limiting any of the other provisions of this Deed of Trust, the Company and NPC do hereby expressly grant to the Trustee under the Trust Agreement pursuant to the terms of the Trust Agreement, as secured party, a security interest in all of those portions of the Mortgaged Property which are or may be subject to the Uniform Commercial Code provisions applicable to secured transactions to secure the payment and performance of each of the Obligations.

          TO HAVE AND TO HOLD the Mortgaged Property unto the Deed of Trust Trustee, its successors and assigns, forever.

          SUBJECT, HOWEVER, to such of the Permitted Encumbrances hereto as shall at the time be in effect and applicable to any of the foregoing.

          IN TRUST, NEVERTHELESS, WITH POWER OF SALE, upon the terms and trusts herein set forth, for the benefit and security of the Beneficiaries under the terms of the Trust Agreement without any preference, distinction or priority as to lien or otherwise of any Note or Parity Debt over any other Note or Parity Debt by reason of priority in time of the issue, sale or negotiation thereof, or by reason of the purpose of issue, or otherwise, except as herein otherwise expressly provided.

          AND the Company and NPC hereby bind themselves and their respective successors and assigns to warrant and forever defend the same to the Deed of Trust Trustee and the Beneficiaries, and their respective successors and assigns.

          IT IS HEREBY COVENANTED by the parties hereto that the Trust Estate is to be held and applied subject to the further terms set forth herein and in the Trust Agreement and the Company and NPC, for themselves and their respective successors and assigns, hereby covenant for the benefit of the Deed of Trust Trustee and the Beneficiaries as follows:

          35. Definitions. As used in this Deed of Trust the following terms have the following respective meanings:

          Affiliate: as defined in the Note Agreements and the Credit Agreement.

          Bank Lenders: The First National Bank of Boston, Bank of America NT & SA, BA Securities, Inc., any other financial institution listed on the signature page of the Credit Agreement as a lender thereunder, each assignee which becomes a lender pursuant to section 9.04(b) of the Credit Agreement and their respective successors and assigns.

          Bank Notes: the Notes (as defined in the Credit Agreement).

          Bankruptcy Code: the Revised Bankruptcy Act of 1978, as amended and any successor act thereto.

          Beneficiaries: the Trustee under the Trust Agreement, the Bank Lenders, the Note Holders, or the Parity Lenders.

          Board of Directors: the board of directors of each of NPC, SGP or any successor general partner or general partners of the Company.

          Business: as defined in the Note Agreements and the Credit Agreement.

          Certified Resolution: a copy of a resolution of the Board of Directors certified by the Secretary or an Assistant Secretary of NPC or SGP, as applicable, or any successor general partner of the Company, under its corporate seal, duly adopted and in full force and effect on the date of such certification.

          Company: National Propane, L.P., a Delaware limited partnership, and any successor or successors to its obligations hereunder.

          Credit Agreement: the Credit Agreement, dated as of June 26, 1996, among the Company, The First National Bank of Boston, as Administrative Agent and a lender, Bank of America NT&SA, as a lender, and BA Securities, Inc. as Syndication Agent, as amended, supplemented or modified from time to time in accordance with the terms thereof. The term Credit Agreement shall also include any extension, renewal, refunding, replacement or restatement of the Credit Agreement.

          Deed of Trust: this Deed of Trust, Security Agreement and Fixture Filing, as amended, modified or supplemented from time to time in accordance with the terms hereof.

          Deed of Trust Trustee: __________, a __________, or any successor trustee or co-trustee at the time acting as deed of trust trustee hereunder.

          Default: as defined in the Credit Agreement.

          Default Rate: the rate per annum equal to the rate of interest stated on the face of the Notes plus 2%.

          Destruction: any damage to or destruction of all or any part of the Mortgaged Property.

          Events of Default: as defined in section 19.

          Excess Proceeds: as defined in section 10.7(c)(iii) of the Note Agreements and section 6.07(c)(iii) of the Credit Agreement.

          Facilities Obligations: as defined in the Credit Agreement.

          Guarantee Agreements: the General Partners Guarantee Agreement and the Subsidiary Guarantee Agreement (as defined in the Note Agreements) and the General Partner's Guarantee Agreement and the Subsidiaries Guarantee Agreement (as defined in the Credit Agreement).

          Hazardous Substances: (a) any and all hazardous substances, hazardous materials or toxic substances as defined in the Clean Air Act, the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, the Resource Conservation and Recovery Act of 1976, as amended, and the Hazardous Materials Transportation Act and the regulations promulgated thereunder, (b) any sub stance or materials listed as hazardous or toxic in the United States Department of Transportation Table, by the Environmental Protection Agency or any successor agency or under any applicable Federal, state, local or foreign laws or regulations, (c) any asbestos, poly-chlorinated biphenyls, urea formaldehyde foam, explosives or radioactive waste, or (d) any other chemical, material or substance which is not classified as hazardous or toxic but exposure to which is prohibited, limited or regulated by any ap plicable Federal, state, local or foreign authority or other governmental authority having jurisdiction over the Mortgaged Property, including, without limitation, propane and any related petroleum products or by-products.

          Impositions: all taxes (including, without limitation, income, gross receipts, sales, use, excise, personal property (tangible and intangible) and stamp taxes), assessments (including, without limitation, all assessments for public improvements or benefits, whether or not commenced or completed prior to the date hereof), water, sewer or other rents, rates and charges, excises, levies, license fees, permit fees, inspection fees and other authorization fees and other charges, in each case whether general or special, ordinary or extraordinary, foreseen or unforeseen, of every character (including all interest and penalties thereon), which at any time may be assessed, levied, confirmed or imposed on or in respect of or be a lien upon (a) the Trust Estate or any part thereof or any rent therefrom or any estate, right or interest therein, or (b) any occupancy, use or possession of or activity conducted on the Mortgaged Property or any part thereof.

          Improvements: as defined in the granting clauses hereof.

          Indemnified Party or Indemnified Parties: as defined in the Note Agreements or the Credit Agreement

          Insurance Requirements: all terms of any insurance policy covering or applicable to the Mortgaged Property or any part thereof that is required to be carried hereunder or under the Trust Agreement, the Note Agreements, the Credit Agreement or any other Security Document, all requirements of the issuer of any such policy, and all orders, rules, regulations and other requirements of the National Board of Fire Under writers (or any other body exercising similar functions) applicable to or affecting the Mortgaged Property or any part thereof or any use or condition of the Mortgaged Prop erty or any part thereof.

          Land: as defined in the granting clauses hereof.

          Legal Requirements: all laws, statutes, codes, acts, ordinances, orders, judgments, decrees, injunctions, rules, regulations, permits, licenses, authorizations, directions and requirements (including, without limitation, those pertaining to health or environmental effects, such as the Clean Air Act, the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, the Resource Conservation and Recovery Act of 1976, as amended, and the Hazardous Materials Transportation Act and the regulations promulgated pursuant to such Acts) of all govern ments and subdivisions thereof, Federal, state, local and foreign, foreseen or unforeseen, ordinary or extraordinary, which now or at any time hereafter are applicable to the Mortgaged Property or any part thereof, or any use or condition of the Mortgaged Property or any part thereof.

          Mortgaged Property: as defined in the granting clauses hereof.

          Mortgage Recording Supplement: any instrument hereafter executed by the Company, NPC and, if necessary, the Deed of Trust Trustee and/or the Trustee under the Trust Agreement solely for the purpose of recording in any jurisdiction a more particular description of property of the Company or NPC located in such jurisdiction intended to be subject to this Deed of Trust, or to correct the recorded description of property of the Company or NPC located in such jurisdiction.

          NPC: National Propane Corporation, a Delaware corporation, a general partner of the Company.

          Net Awards: all awards and payments on account of a Taking of all or any part of the Mortgaged Property, less the actual costs, fees and expenses incurred in the collection thereof.

          Net Insurance Proceeds: all insurance proceeds on account of any Destruction of all or any part of the Mortgaged Property, less the actual costs, fees and expenses incurred in the collection thereof.

          Note Agreements: the separate Note Agreements, each dated as of June 26, 1996, among the Company, NPC, SGP and the Note Holders, as amended, modified or supplemented from time to time in accordance with the terms thereof. The term Note Agreements shall also include any extension, renewal, refunding, replacement or restatement of the Note Agreements.

          Note Holders: the original purchasers of the Notes as set forth in Sched ule A to the Note Agreements and any successors or assigns thereof.

          Note Obligations: (a) the Company's obligations in respect of the due and punctual payment of principal of, premium (including the Make Whole Amount as defined in the Note Agreements) and interest on the Notes, when and as due, whether at maturity, by acceleration, upon one or more dates for prepayment or otherwise, (b) all expenses, indemnities and expense reimbursement obligations of the Company or any Restricted Subsidiary under the Note Agreements, the Notes, the Guarantee Agreements, the Security Documents or the Trust Agreement, and (c) all other obligations, monetary or otherwise, of the Company, NPC, SGP, the Public Partnership or the Restricted Sub sidiaries under any of the Note Agreements, the Notes, the Guarantee Agreements, the Security Documents or the Trust Agreement to which it is a party, in each case, whether now owing or hereafter existing.

          Notes: as defined in the granting clauses hereof.

          Obligations: as defined in the granting clauses hereof.

          Officers' Certificate: as to any corporation, a certificate executed on its behalf by the Chairman of the Board of Directors (if an officer) or its President or one of the Vice Presidents and its Treasurer, or Controller, or one of its Assistant Treasurers or Assistant Controllers, and, as to any partnership, a certificate executed on behalf of such partnership by its general partner in a manner which would qualify such certificate as an Officers' Certificate of such general partner hereunder.

          Parity Debt: as defined in the Note Agreements and the Credit Agreements.

          Parity Debt Agreements: the agreements between the Company and each Parity Lender, providing for the incurrence of Parity Debt.

          Parity Lenders: the purchasers or lenders of the Parity Debt pursuant to the Parity Debt Agreements, and any successors or assigns thereof.

          Permitted Encumbrances: with respect to the Mortgaged Property: (a) liens for Impositions not yet due and payable or which are being contested as permitted by section 14, (b) liens imposed by law arising in the ordinary course of business (including, without limitation, mechanic's, materialman's, and other non-consensual statutory liens and other like liens) which are not due and payable or, if due and payable, which are being contested as permitted by, and in accordance with the pro visions of, section 14, (c) the easements, exceptions, encumbrances, restrictions, (including zoning restrictions), covenants or minor irregularities in title not, in any material respect, impairing the use of the Mortgaged Property for its intended purposes, but specifically excluding all liens securing or representing monetary obligations, and (d) all liens permitted pursuant to section 10.2 of the Note Agreements and section 6.02 of the Credit Agreement.

          Permitted Insurers: as defined in the Note Agreements and the Credit Agreement.

          Person: a corporation, a limited liability company, a joint venture, an association, a partnership, an organization, a business, an individual, a government or political subdivision thereof or a governmental agency.

          Potential Event of Default: as defined in the Note Agreements.

          Public Partnership: National Propane Partners, L.P., a Delaware limited partnership.

          Registration Statement: as defined in the Note Agreements and the Credit Agreement.

          Requisite Percentage: as defined in the Trust Agreement.

          Restoration: The restoration, replacement, or rebuilding of the Mortgaged Property as nearly as possible to its value, condition and character immediately prior to any Destruction, Taking or title insurance loss, as the case may be, with such alterations and additions as may be made at the Company's election pursuant to and subject to the conditions of section 7, together with any temporary repairs and property protection pending completion of the work.

          Restricted Subsidiaries: as defined in the Note Agreements and the Credit Agreement.

          Security Documents: (a) this Deed of Trust, (b) the separate deed of trust, security agreement and fixture filing documents, each dated the date hereof, from the

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

Company and NPC to the deed of trust trustee named therein for the benefit of the Trust ee under the Trust Agreement covering property of the Company or NPC located in Arizona, California, Colorado, and Missouri, (c) the separate mortgage, security agreement and fixture filing documents, each dated the date hereof, among the Company, NPC, and the Trustee under the Trust Agreement covering property of the Company or NPC located in Arkansas, Connecticut, Florida, Illinois, Iowa, Kansas, Maine, Massachusetts, Michigan, Minnesota, New Hampshire, New Mexico, New York, Rhode Island, Vermont and Wisconsin, (d) the pledge and security agreement, dated the date hereof, among the Company, NPC, the Restricted Subsidiaries named therein and the Trustee under the Trustee Agreement, (e) the pledge and security agreement, dated the date hereof, among the Public Partnership, NPC, and the Trustee under the Trust Agreement, and (f) any other agreement executed by the Company, NPC, any Restricted Subsidiary or the Public Partnership which purports to grant to the Trustee under the Trust Agreement a security interest in or a lien on property to secure any of the Obligations and which is stated therein to be a "Security Document", as each of the same may be amended, modified or supplemented from time to time in accordance with its terms.

          SGP: National Propane SGP, a Delaware corporation.

          State: The State of _________.

          Subsidiary: as defined in the Note Agreements and the Credit
Agreement.

          Taking: a taking of all or any part of the Mortgaged Property, or any interest therein or right accruing thereto, including, without limitation, any right of access thereto existing on the date of this Deed of Trust, as the result of or in lieu or in anticipation of the exercise of the right of condemnation or eminent domain.

          Triarc: Triarc Companies, Inc., a Delaware corporation, and its successors and assigns.

          Trust Agreement: the Intercreditor and Trust Agreement, dated as of June 26, 1996, among the Company, NPC, the Public Partnership, the Restricted Subsidiaries, the Note Holders, the Bank Lenders, The First National Bank of Boston, as Administrative Agent and the Trustee under the Trust Agreement, as amended, modified or supplemented from time to time in accordance with the terms thereof.

          Trust Estate: the Mortgaged Property at the time subject to this Deed of Trust and all other properties and moneys at the time subject to this Deed of Trust or held by the Trustee under the Trust Agreement.

          Trustee under the Trust Agreement: The Bank of New York, a New York Bank corporation, as Trustee under the Trust Agreement, or any successor trustee or co-trustee at the time acting as such thereunder.

          36. Payment of Notes, Bank Notes and Parity Debt. The Company will duly and punctually pay or cause to be paid (a) in accordance with the terms of the Note Agreements, the principal of and premium, if any, and interest on the Notes, (b) in accordance with the terms of the Credit Agreement, the indebtedness evidenced by the Bank Notes, (c) in accordance with the terms of any Parity Debt Agreements, the principal of and premium, if any, and interest on any Parity Debt, and (d) all other sums which may become payable under the terms of the Note Agreements (including, without limitation, the Note Obligations), the Notes, the Credit Agreement (including, without limitation, the Facilities Obligations), the Bank Notes, the Guarantee Agreements, the Trust Agreement, this Deed of Trust, the other Security Documents, the Parity Debt Agreements and the Parity Debt, and the Company will duly perform and comply with all of the terms of the Note Agreements, the Notes, the Credit Agreement, the Bank Notes, the Guarantee Agreements, the Trust Agreement, this Deed of Trust, the other Security Documents, the Parity Debt Agreements and the Parity Debt which are required to be performed or complied with by, or which are otherwise applicable to, the Company and NPC will duly perform and comply with all terms of the Note Agreements, the Guarantee Agreements, the Trust Agreement, this Deed of Trust and the other Security Documents which are required to be performed or complied with by, or which are otherwise applicable to, NPC.

          37. Title to Property; Authority, etc. The Company represents and warrants that it or NPC is the absolute owner of good, marketable and indefeasible fee simple absolute title to the Land and the Improvements and to all other property included in the Mortgaged Property, subject to no mortgage, lien, pledge, charge, security interest, encumbrance or other matter other than the Permitted Encumbrances. There is no defect in or challenge to the Company's or NPC's ownership of or rights or other interests in any of the Mortgaged Property which would, individually or in the aggregate, materially lessen the value of the Mortgaged Property for its current use or materially interfere with the ordinary conduct of the business of the Company on the Mortgaged Property. The lien of this Deed of Trust is valid and enforceable in accordance with its terms on the right, title and interest of the Company and NPC in and to the Mortgaged Property (except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium and similar laws of general application or principles of equity relating to or affecting the rights and remedies of creditors). The Company and NPC represent and warrant that they have all necessary power and authority to execute this Deed of Trust and to convey the Mortgaged Property as provided herein. The Company at its expense will warrant and defend to the Deed of Trust Trustee and to the Trustee under the Trust Agreement such title to the Mortgaged Property as described in this section 3 and the liens and security interests of the Deed of Trust Trustee thereon and therein against all claims and demands and will maintain and preserve such lien so long as any of the Note Obligations, the Facilities Obligations or Parity Debt is outstanding, subject only to the Permitted Encumbrances.

          38. Title Insurance; Application of Proceeds. Subject to section 27 hereof, the Company and NPC hereby irrevocably assign, transfer and set over to the Trustee under the Trust Agreement all of their respective right, title and interest in and to any insurance proceeds payable to the Company or NPC under any policies of title in surance which relate to the Trust Estate and which name or inure to the benefit of the Company and NPC. All proceeds received by the Trustee under the Trust Agreement for any loss under the title insurance policies with respect to the Trust Estate shall be held, and all proceeds payable to the Company or NPC under any such title insurance policy naming or inuring to the benefit of the Company or NPC shall be paid over to the Trustee under the Trust Agreement and shall be held and applied by the Trustee under the Trust Agreement as part of the Trust Estate for the benefit of the Note Holders, the Bank Lenders and the Parity Lenders, provided that the Trustee under the Trust Agreement may invest such proceeds in accordance with the provisions of section 4(h) of the Trust Agreement.

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

          39. Recordation. The Company at its expense will at all times cause this Deed of Trust and the other Security Documents and any instruments amendatory hereof or thereof or supplemental hereto or thereto (and appropriate financing statements), including, without limitation, any Mortgage Recording Supplement, to be recorded, registered and filed and to be kept recorded, registered and filed in such manner and in such places, and will pay all such recording, registration, filing or other taxes, fees and other charges, and will comply with all such statutes and regulations, as may be required by applicable law in order to establish, preserve and protect the lien of this Deed of Trust and the security interest created hereby as a valid and direct first priority deed of trust lien of record and a valid first priority perfected security interest in the Mortgaged Property (including, without limitation, any such property or interest included in the Trust Estate and acquired after the execution hereof) and any repairs, replacements, alterations and additions to the Mortgaged Property, and the rights of the Deed of Trust Trustee and the Beneficiaries hereunder. Promptly upon effecting any re-recording, re-registration or refiling in order to comply with this section, the Company at its expense will furnish to the Trustee under the Trust Agreement and each Note Holder, Bank Lender and Parity Lender an opinion of counsel reasonably satisfactory to each Note Holder, Bank Lender and Parity Lender specifying the action taken and stating that such action has been duly taken and that no other action is at the time required to be taken under this section. The Company, at its expense, will furnish to the Trustee under the Trust Agreement and each Note Holder, Bank Lender and Parity Lender at such times as the Trustee under the Trust Agreement may reasonably request in connection with the recordation of a Mortgage Recording Supplement, an opinion of counsel satisfactory to the Trustee under the Trust Agreement stating that in the opinion of such counsel such action has been taken in connection with the recording of the Mortgage Recording Supplement necessary to maintain the lien or security interest created hereby and reciting the details of such action or stating that in the opinion of such counsel no such action is necessary to maintain such lien or security interest, or, alternatively if this Mortgage secures Land listed on Schedule 4.15 of the Note Agreements, will furnish to the Trustee under the Trust Agreement an endorsement to the title insurance policy insuring the priority of the lien and security interest of this Mortgage, reasonably satisfactory to the Trustee under the Trust Agreement, which endorsement shall insure the continued priority of the lien and security interest created hereby as modified by the Mortgage Recording Supplement.

          40. Maintenance and Repairs; Inspection. 40.1 Maintenance and Repairs. Subject to the terms of Section 16 hereof with respect to any Restoration following a Destruction and subject to the terms of Section 17 hereof with respect to any Restoration following a Taking, the Company at its expense will maintain the Mortgaged Property in good repair, working order and condition and will promptly make all necessary or appropriate repairs, replacements, renewals, additions, betterments and improvements to the Mortgaged Property, whether interior or exterior, structural or nonstructural, ordinary or extraordinary, foreseen or unforeseen, so that at all times the value and utility of the Mortgaged Property shall be properly preserved and maintained.

          40.2. Inspection of Mortgaged Property. The Company and NPC shall permit any persons designated by the Trustee under the Trust Agreement, any Note Holder holding at least 5% of the principal amount of Notes (other than a Competitor (as defined in the Note Agreements) (or an Affiliate thereof) of the Company) then outstanding, Bank Lender or Parity Lender to visit and inspect the Mortgaged Property, at the expense of the Company during the occurrence and continuance of an Event of Default or a Potential Event of Default or a Default and otherwise at the expense of such

Note Holder, Bank Lender or Parity Lender, and the Company shall permit any persons designated by the Trustee under the Trust Agreement, any Note Holder, Bank Lender or Parity Lender to inspect its books of account, records, reports and other papers, to make copies or extracts therefrom, and to discuss the affairs, finances and accounts of the Company with the officers and employees of the general partner of the Company and representatives of any firm of independent public accountants employed by the Company (and by this provision the Company authorizes said accountants to discuss the finances and affairs of the Company with any such designated person), all at such reasonable times and as often as may be reasonably requested upon reasonable notice to the Company or NPC, as applicable.

          41. Alterations and Additions. Unless and until an Event of Default shall have occurred and be continuing, the Company at its expense may from time to time make alterations of and additions to the Mortgaged Property or any part thereof, provided that any such alteration or addition shall (a) not impair the usefulness of the Mortgaged Property for use in the Business or reduce in any material respect the fair market value thereof below its value immediately before such alteration or addition, (b) be effected with due diligence in a good and workmanlike manner and in compliance with all Legal Requirements and Insurance Requirements and (c) be promptly and fully paid for so that the Mortgaged Property shall at all times be free of liens for labor and materials supplied or claimed to have been supplied, other than any lien or right thereto under a contract claim pursuant to which payment is not yet due or which is being contested as permitted by, and in accordance with the provisions of, section 14. All repairs and alterations of and additions to the Mortgaged Property shall immediately become subject to the lien of this Deed of Trust without further action on the part of the Company, NPC, the Deed of Trust Trustee or the Trustee under the Trust Agreement.

          42. Removal and Disposal of Equipment. The Company will not and will not permit any other Person to abandon, scrap, salvage, remove, sell or otherwise dispose of any of the portions of the Mortgaged Property constituting machinery, fixtures or equipment, provided that the Company may, if no Event of Default at the time exists, (a) sell, lease, abandon or otherwise dispose of any of its assets as permitted by section 2(c) of the Trust Agreement, section 10.7 of the Note Agreements and section 6.07 of the Credit Agreement, or (b) remove and sell or otherwise dispose of, free of any right or claim of the Deed of Trust Trustee or the Trustee under the Trust Agreement, any portion of the Mortgaged Property constituting machinery, fixtures or equipment owned by the Company which has become worn out or obsolete and which has been replaced by other machinery, fixtures or equipment subject to the lien of this Deed of Trust having a utility and value at least equal to that, at the time of removal, of the machinery, fixtures or equipment so removed. Upon any such disposition pursuant to clause (a) (but only to the extent section 2(c) of the Trust Agreement, section 10.7(c) of the Note Agreements and section 6.07(c) of the Credit Agreement is applicable thereto and the Company is in compliance with the requirements thereof) or (b) above, the Trustee under the Trust Agreement shall promptly grant and deliver to the Company a release thereof from the lien and security interest granted pursuant to this Deed of Trust, provided that nothing contained herein shall limit the lien and security interest granted in the proceeds thereof.

          43. No Claims Against Deed of Trust Trustee or Any Beneficiary. Nothing contained in this Deed of Trust shall constitute any consent or request by the Deed of Trust Trustee or any Beneficiary, express or implied, for the performance of any labor or services or the furnishing of any materials or other property in respect of the

Mortgaged Property or any part thereof, nor as giving the Company or NPC any right, power or authority to contract for or permit the performance of any labor or services or the furnishing of any materials or other property in such fashion as would permit the making of any claim against the Deed of Trust Trustee or any Beneficiary in respect thereof or any claim that any lien based on the performance of such labor or services or the furnishing of any such materials or other property is prior to the lien or security interest of this Mortgage.

          44. [Intentionally Omitted.]

          45. Payment of Impositions. Subject to section 14 relating to permitted contests, the Company will pay all Impositions when the same become due and payable but in any event before any fine, penalty, interest or cost may be added for nonpayment, will deliver to the Trustee under the Trust Agreement, upon request, an Officers' Certificate certifying to the payment of all Impositions required to be paid by this section 11 and will, upon request, furnish to the Trustee under the Trust Agreement certified copies of official receipts or other satisfactory proof evidencing such payments.

          46. Compliance with Legal and Insurance Requirements, Instruments; Environmental Matters. (a) Subject to section 14 relating to permitted contests, the Company at its expense will promptly (i) comply in all material respects with all Legal Requirements and all Insurance Requirements, whether or not compliance therewith shall require structural changes in the Mortgaged Property or interfere with the use and enjoyment of the Mortgaged Property or any part thereof, (ii) procure, maintain and comply in all material respects with all permits, licenses and other authorizations required for any use of the Mortgaged Property or any part thereof then being made, including, without limitation, the location of propane storage tanks thereon and for the proper erection, installation, operation and maintenance of the Mortgaged Property or any part thereof, and (iii) comply in all material respects with any instruments of record at the time in force affecting the Mortgaged Property or any part thereof.

          (b) Environmental Matters. Subject to section 14 relating to permitted contests, the Company shall comply in all material respects with any and all Legal Requirements and Insurance Requirements with respect to the management, use, storage, transmission, presence, containment, remediation, clean-up or removal of Hazardous Substances on the Mortgaged Property, shall pay promptly when due the costs of containment, remediation, clean-up or removal of any Hazardous Substances or the threat of release of any Hazardous Substance on the Mortgaged Property required to be re moved pursuant to any Legal Requirements or Insurance Requirements and shall keep the Mortgaged Property free of any lien pursuant to such Legal Requirements. In the event the Company fails to do so, after notice to the Company and the failure of the Company to commence and pursue appropriate cure of such failure with reasonable diligence, the Trustee under the Trust Agreement, the Note Holders, the Bank Lenders or the Parity Lenders may, but shall not be obligated to, take such action as they deem reasonably necessary to bring the property into compliance with such Legal Requirements or Insurance Requirements. The Company shall give the Trustee under the Trust Agreement, the Note Holders, the Bank Lenders and the Parity Lenders, their agents, employees and contractors, access to the Mortgaged Property to enable the Trustee under the Trust Agreement, the Note Holders, the Bank Lenders and the Parity Lenders to comply with such Legal Requirements or Insurance Requirements. The Company shall not, and shall not permit any Person to, voluntarily release, discharge, or dispose of any Hazardous

          Substances on the Mortgaged Property except in material compliance with all Legal Requirements and Insurance Requirements and, if any Hazardous Substances shall be released, discharged or disposed of, whether voluntarily or involuntarily, in violation of any Legal Requirement or Insurance Requirement, the Company shall promptly con tain, remediate, clean-up or remove or cause to be contained, remediated, cleaned-up or removed from the Mortgaged Property such Hazardous Substances to the extent required to be removed by any Legal Requirement or Insurance Requirement. The Company shall not install nor permit to be installed in the Mortgaged Property asbestos or any substance containing asbestos, and, with respect to any such material currently present in the Mortgaged Property, shall promptly comply in all material respects with all applicable Legal Requirements and Insurance Requirements. If the Company fails to comply with any of the foregoing provisions, the Trustee under the Trust Agreement, the Note Holders, the Bank Lenders or the Parity Lenders, after notice to the Company and the failure of the Company to commence and pursue compliance with reasonable diligence, shall have the right (but not the obligation) to do whatever they deem reasonably necessary to cure any such default or to comply with such Legal Requirements or In surance Requirements. The Company shall give the Trustee under the Trust Agreement, the Note Holders, the Bank Lenders and the Parity Lenders and their agents, employees and contractors access to the Mortgaged Property to enable the Trustee under the Trust Agreement, the Note Holders, the Bank Lenders and the Parity Lenders to take such action as they deem reasonably necessary to cure any such default or to comply with such Legal Requirements or Insurance Requirements. The Trustee under the Trust Agreement shall have the right (but shall not be obligated to), at the expense of the Company during the existence of a Potential Event of Default, a Default or an Event of Default, to conduct an environmental audit of the Mortgaged Property at such times as shall be deemed reasonable by the Requisite Percentage based upon the nature of the Company's business or the results of any prior environmental audit, and the Company and NPC shall cooperate in the conduct of such environmental audit.

          47. Liens. The Company will not directly or indirectly create or permit or suffer to be created or to remain, and will discharge, or promptly cause to be discharged, any mortgage, lien, pledge, adverse interest in property, charge, security interest or other encumbrance in or on the Trust Estate or any part thereof, or the interest of the Company, NPC, SGP, the Deed of Trust Trustee or the Beneficiaries therein, other than this Deed of Trust, the other Security Documents and the liens permitted pursuant to section 10.2 of the Note Agreements and section 6.02 of the Credit Agreement and any other Permitted Encumbrances.

          48. Permitted Contests. The Company at its expense may contest, by appropriate legal actions conducted in good faith and with due diligence, the amount or validity or application, in whole or in part, of any Imposition or lien therefor or any Legal Requirement or any lien for labor or materials supplied or claimed to have been supplied or the application of any instrument of record referred to in section 12, provided that (a) neither the Trust Estate nor any part thereof or interest therein shall be subject to reasonable danger of sale, loss or forfeiture, (b) in the case of a Legal Requirement, neither the Deed of Trust Trustee nor any Beneficiary would be in reasonable danger of any criminal liability or subject to reasonable danger of incurring any civil liability or penalty for failure to comply therewith, nor will the Company and NPC be in reasonable danger of any criminal liability or in reasonable danger of incurring any material civil liability or penalty for failure to comply therewith, (c) the Company shall have furnished such security, if any, as may be required in the proceedings or reasonably requested by the

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

holders of the Requisite Percentage, and (d) such reserves or other appropriate provision, if any, as shall be required by generally accepted accounting principles shall have been made therefor. The Company shall give prompt written notice to the Trustee under the Trust Agreement of the commencement of any contest referred to in the pre ceding sentence.

          49. Insurance. 49.1. Risks to be Insured. The Company will at its expense at all times cause all of the Mortgaged Property which is either of a character required by law to be insured or usually insured by companies of established reputation engaged in the same or similar business and similarly situated (a) to be properly insured with Permitted Insurers against loss or damage from such hazards and risks (including liability to other persons and property and business interruption insurance) as are required by law to be insured or are usually insured by companies of established reputa tion engaged in the same or similar business and similarly situated, and (b) to the extent consistent with the practice of companies of established reputation engaged in the same or similar business and similarly situated (including, without limitation, companies in a similar financial condition), to be self-insured for all or any of such hazards and risks (in lieu of maintaining insurance policies with Permitted Insurers as required above, to the extent of such self-insurance) with respect to losses resulting from liabilities to third par ties for personal injury or property damage or damage to or destruction of its property, up to $1,000,000 of self-insurance per occurrence per policy but in any event not greater than $3,000,000 of self-insurance in the aggregate per occurrence for such risk under all applicable policies (including self-insurance for reasonable deductible amounts in respect of insurance policies), provided that, with respect to such self-insurance or deductibles, the Company reserves such amounts as may be required by generally accepted account ing principles.

          49.2. Policy Provisions. All insurance maintained pursuant to Section
15.1 shall: (a) name, except in the case of workers' compensation insurance, the Deed of Trust Trustee, the Trustee under the Trust Agreement, and the other Beneficiaries (for liability insurance) as additional insureds, as their respective interests may appear; (b) provide, except in the case of public liability insurance and workers' compensation insurance, that all insurance claims shall be adjusted with the Company, subject to the approval of the Trustee under the Trust Agreement, and shall be payable solely to the Trustee under the Trust Agreement, provided that any claim with respect to a Destruction involving insurance claims of less than $500,000 in the aggregate may be adjusted by and payable to the Company alone; (c) include effective waivers by the insurer of all claims for insurance premiums against the Deed of Trust Trustee, the Trustee under the Trust Agreement and each other Beneficiary; (d) provide, to the extent commercially available at a commercially reasonable cost, that any losses with respect to property insurance shall be payable notwithstanding (i) any act, failure to act or negligence of or violation of warranties, declarations or conditions contained in such policy by the insureds, including, without limitation, the Company, NPC, the Deed of Trust Trustee, the Trustee under the Trust Agreement or any other Beneficiary, (ii) the occupation or use of the Mortgaged Property for purposes more hazardous than permitted by the terms of the policy, (iii) any foreclosure or other proceedings or notice of sale relating to the Mortgaged Property, or (iv) any change in the title to or ownership of any of the Mortgaged Property (other than portions of the Mortgaged Property expressly released from the lien of this Deed of Trust); (e) provide, to the extent commercially available at a commercially reasonable cost, that no cancellation, termination or lapse in coverage thereof shall be effective until at least 10 days after receipt by the Trustee under the Trust Agreement of written notice thereof with respect to the failure to pay insurance premiums or 30 days after receipt by the Trustee under the Trust Agreement of written notice thereof for any other reason; and (f) be on such other terms as are consistent with the practice of companies of established reputation engaged in the same or similar business and similarly situated.

          49.3. Delivery of Policies; Insurance Certificates. The Company will deliver to the Trustee under the Trust Agreement, promptly upon request of such Trustee, certificates of all insurance policies (or, if requested by the Trustee under the Trust Agreement, copies of the insurance policies, together with an Officers' Certificate certifying such copies to be true and correct) with respect to the Mortgaged Property which the Company is required to maintain or cause to be maintained pursuant to this section 15, together with evidence as to the payment of all premiums then due thereon, provided that the Trustee under the Trust Agreement shall not be deemed by reason of its custody of such certificates or policies to have knowledge of the contents thereof. The Company has, simultaneously with the closing under the Note Agreements and Credit Agreement, delivered to the Trustee under the Trust Agreement and will deliver to the Trustee under the Trust Agreement promptly upon request of such Trustee, and in any event (a) on December 31 of each calendar year, commencing with December 31, 1996, and (b) upon each increase in the amount of self-insurance with respect to losses resulting from liabilities to third parties for personal injury or property damage or damage to or destruction of its property retained by the Company by $500,000 or more in the ag gregate, a report by a firm of independent insurance brokers or consultants chosen by the Company and satisfactory to the Trustee under the Trust Agreement (i) setting forth the insurance obtained pursuant to this section 15, including, without limitation, the amounts thereof, the names of the insurers and the property, hazards and risks covered thereby, and certifying that the same comply with the requirements of this section 15, that all premiums then due thereon have been paid and that the same are in full force and effect, (ii) setting forth all self-insurance maintained by the Company pursuant to this section 15 and (iii) certifying that in the opinion of such firm, such insurance or self-insurance complies with the requirements of this section 15 and is, as to amounts, coverage and provisions, adequate to protect the Company, the Deed of Trust Trustee, the Trustee under the Trust Agreement and each other Beneficiary against any and all insurable risks affecting the Mortgaged Property required to be insured hereunder, or setting forth any recommendations of such independent insurance brokers as to additional insurance, if any, reasonably required for the protection of the interest of the Deed of Trust Trustee, the Trustee under the Trust Agreement and each other Beneficiary in the light of avail able insurance coverage and practice in the propane distribution industry. The Trustee under the Trust Agreement shall be entitled to rely on such reports without further investigation of the facts and circumstances set forth therein.

          49.4. Separate Insurance. The Company will not take out separate insurance concurrent in form or contributing in the event of loss with that required to be maintained pursuant to this section 15.

          50. Destruction of Property. 50.1. The Company to Give Notice. In case of any Destruction of $100,000 or more, the Company will promptly give written notice thereof to the Deed of Trust Trustee and each Beneficiary, generally describing the nature and extent of such Destruction.

          50.2. Restoration. In case of any Destruction the Company shall either
(a) subject to section 10.20 of the Note Agreements and section 2.11(f) of the Credit Agreement, promptly commence and complete, at its expense, whether or not the

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

insurance proceeds, if any, on account of such Destruction shall be sufficient for the purpose, the Restoration; or (b) elect, by written notice to the Trustee under the Trust Agreement and each Note Holder, Bank Lender and Parity Lender given within 90 days after such Destruction, not to effect Restoration.

          50.3. Application of Net Insurance Proceeds. In the event of any Destruction involving insurance claims of $500,000 or more, the Company will cause all Net Insurance Proceeds (and, if the Company has elected to self-insure, the amount of any self-insurance) to be paid to the Trustee under the Trust Agreement for application by such Trustee in accordance with section 4 of the Trust Agreement. If at the time of any Destruction any policy or policies as required by section 15 are not in effect, the amount that would have been payable as Net Insurance Proceeds if such policy or policies had been in effect at such time without any self-insurance shall be deemed to be Net Insurance Proceeds.

          51. Taking of Property. 51.1. The Company to Give Notice; Assignment of Awards, etc. In case of a Taking, or the commencement of any proceedings or negotiations which will likely result in a Taking, the Company will promptly give written notice thereof to the Deed of Trust Trustee and each Beneficiary, generally describing the nature and extent of such Taking or the nature of such proceedings or negotiations and the nature and extent of the Taking which might result therefrom, as the case may be. Subject to section 27, the Company, NPC, and the Deed of Trust Trustee hereby irrevocably assign, transfer and set over to the Trustee under the Trust Agreement all rights of the Company, NPC and the Deed of Trust Trustee to any award or payment on account of any Taking. The Company and NPC will in good faith and with due diligence file and prosecute what would otherwise be the Company's or NPC's claim for any such award or payment and cause the same to be applied as set forth in section 17.3, and, in the event the Company or NPC fails so to act or is otherwise in default hereunder, the Company and NPC irrevocably authorize and empower the Trustee under the Trust Agreement to file and prosecute such claim. The Company will pay all costs, fees and expenses reasonably incurred by the Deed of Trust Trustee or the Trustee under the Trust Agreement in connection with any Taking and in seeking and obtaining any award or payment on account thereof.

          51.2. Restoration. In case of any Taking, the Company shall either (a) subject to section 10.20 of the Note Agreements and section 2.11(f) of the Credit Agreement, promptly commence and complete, at its expense, whether or not the awards or payments, if any, on account of such Taking shall be sufficient for the purpose, Restoration of the Mortgaged Property, except to the extent made impossible by any reduction in area caused by such Taking, provided that in case of a Taking for temporary use the Company shall not be required to effect Restoration until such Taking is terminated or (b) elect, by written notice to the Deed of Trust Trustee and each Beneficiary given within 90 days after such Taking, not to effect Restoration of the Mortgaged Property or the portion thereof.

          51.3. Application of Net Awards, etc. In the event of any Taking, the Company will cause all Net Awards to be paid to the Trustee under the Trust Agreement for application by such Trustee in accordance with section 4 of the Trust Agreement.

          52. Assignment of Rents and Leases. (a) The Company hereby assigns to the Trustee under the Trust Agreement all of its right, title and interest, if any,


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

as landlord under each Lease now existing or hereafter entered into, and all rents and other sums payable to the Company under each such Lease, together with the right to collect and receive the same, provided that, if and so long as no Event of Default shall have occurred and be continuing, the Company shall have the right to exercise its rights and perform its obligations as landlord under the Leases and to collect and receive such rents and other sums for its own uses and purposes. Upon the occurrence and during the continuance of an Event of Default, all such rents and other sums shall be collected and held by the Trustee under the Trust Agreement and shall be applied as provided in section 4 of the Trust Agreement and the Trustee under the Trust Agreement or its agent shall have the right to enter upon the Mortgaged Property for the purposes of such collection.

          (b) The assignment of rents, income and other benefits contained in the Granting Clause shall constitute an absolute and present assignment, subject, however, to the conditional permission given herein to the Company to collect and use such rents, income and other benefits. Such assignment shall be fully operative without any further action on the part of either party and the Trustee under the Trust Agreement shall be entitled, at its option, upon the occurrence and during the continuance of an Event of Default hereunder, to all rents, income and other benefits from the Mortgaged Property, whether or not it takes possession of the Mortgaged Property. The Company hereby further grants to the Trustee under the Trust Agreement the right, upon the occurrence and during the continuance of an Event of Default, at its option, to (i) enter upon and take possession of the Mortgaged Property for the purpose of collecting the said rents, income and other benefits, (ii) dispossess by the usual summary proceedings any tenant defaulting in the payment thereof to the Trustee under the Trust Agreement, (iii) let the Mortgaged Property or any part thereof, and
(iv) apply such rents, income and other benefits, after payment of all necessary charges and expenses, on account of the Obligations. Such assignment and grant shall continue in effect until the indebtedness and other sums secured hereby are paid, the execution of this Deed of Trust constituting and evidencing the irrevocable consent of the Company to the entry upon and taking pos session of the Mortgaged Property by the Trustee under the Trust Agreement pursuant to such grant, whether or not foreclosure has been instituted. Neither the exercise of any rights under this paragraph by the Trustee under the Trust Agreement nor the application of any such rents, income or other benefits to the indebtedness and other sums secured hereby, shall cure or waive any Event of Default, or notice of default hereunder or invalidate any act done pursuant hereto or to any such notice, but shall be cumulative with all other rights and remedies.

          53. Events of Default. It shall be an "Event of Default" under this Deed of Trust if one or more of the following events shall occur:

          (a) if an "Event of Default" as defined in the Note Agreements or in the Credit Agreement or in any Security Document shall occur; or

          (b) if a default shall occur under any Parity Debt Agreement and such default shall continue for more than the period of grace specified therein, shall not have been waived pursuant thereto and shall permit the holders of the Parity Debt to cause such Parity Debt to become due before its stated maturity or to permit the holders of the Parity Debt to cause the Company or any Subsidiary to repurchase or repay such Parity Debt.


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

          54. Rights of Note Holders, Bank Lenders and Parity Lenders. 54.1. Suits by Note Holders, Bank Lenders or Parity Lenders. No Note Holder, Bank Lender or Parity Lender shall have any right to institute any action, suit or proceeding at law or in equity or otherwise for the foreclosure of this Deed of Trust, for the appointment of a receiver, for the enforcement of any other remedy hereunder or for the execution of any other power or trust hereunder, unless

          (a) an Event of Default shall have occurred and be continuing,

          (b) such Note Holder, Bank Lender or Parity Lender previously shall have given to the Trustee under the Trust Agreement written notice of the occurrence of such Event of Default,

          (c) the Requisite Percentage shall have made written request to the Trustee under the Trust Agreement either to institute or cause the Deed of Trust Trustee to institute such action, suit or proceeding in its own name or in the name of the Deed of Trust Trustee, or to proceed to execute any other powers or trusts herein granted to the Trustee under the Trust Agreement or the Deed of Trust Trustee, and shall have afforded to the Trustee under the Trust Agreement reasonable opportunity to do so and shall have offered to the Trustee under the Trust Agreement reasonable security and indemnity against the costs, expenses and other charges to be incurred therein or thereby, and

          (d) the Requisite Percentage shall have determined that the Trustee under the Trust Agreement shall have refused or neglected to act on such request within a reasonable time;

and such notification, request, offer of security and indemnity and refusal or neglect are hereby declared to be conditions precedent to the enforcement by any such Note Holder, Bank Lender or Parity Lender of any action or cause of action for foreclosure or for the appointment of a receiver or for any other remedy hereunder or to the execution by any such Note Holder, Bank Lender or Parity Lender of any other powers or trusts of this Deed of Trust; it being understood and intended that no Note Holder, Bank Lender or Parity Lender shall have any right in any manner whatsoever hereunder or under the Notes, the Note Agreements, the Bank Notes, the Credit Agreement, the Guarantee Agreements, the Trust Agreement, the other Security Documents, the Parity Debt, if any, or the Parity Debt Agreements, if any, by its action or their action to affect, disturb or prejudice the lien of this Deed of Trust or to enforce any right hereunder, except in the manner herein provided, and that all proceedings hereunder, at law or in equity or other wise, shall be instituted, had and maintained in the manner herein provided and for the benefit of all the Note Holders, the Bank Lenders and Parity Lenders, provided that nothing contained in this Deed of Trust or in the Notes, the Note Agreements, the Bank Notes, the Credit Agreement, the Guarantee Agreements, the Trust Agreement, the other Security Documents, the Parity Debt, if any, or the Parity Debt Agreements, if any, shall affect or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and premium, if any, and interest on, and any amount due under the Note Obligations, the Facilities Obligations and the Parity Debt, at the time and place, from the source and in the manner expressed herein and in the Notes, the Note Agreements, the Bank Notes, the Credit Agreement, the Guarantee Agreements, the Parity Debt and the Parity Debt Agreements or affect or impair the right, which is also

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

absolute and unconditional, of any Note Holder, Bank Lender or Parity Lender to enforce by action at law the payment thereof.

          54.2. Cost of Collection. If the Company shall fail to pay any principal of or premium, if any, or interest on any Note Obligations or Facilities Obligations or any Parity Debt, the Company will pay (to the extent permitted under applicable law) to the holder thereof such further amount as shall be sufficient to cover the reasonable cost and expense of collection, including, without limitation, attorneys' fees and expenses.

          54.3. Notice of Claimed Default. If any Note Holder, Bank Lender or Parity Lender shall serve any notice or demand or take any other action in respect of a claimed default, the Company will forthwith give written notice thereof to the Deed of Trust Trustee and each Beneficiary describing the notice, demand or action and the nature of the claimed default.

          54.4. No Waiver. Neither failure nor delay on the part of the Deed of Trust Trustee or any Beneficiary to exercise any right, remedy, power or privilege provided for herein or in the Note Agreements, the Notes, the Bank Notes, the Credit Agreement, the Guarantee Agreements, the Trust Agreement, the other Security Documents, the Parity Debt or the Parity Debt Agreements or by statute or at law or in equity or otherwise shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, remedy, power or privilege preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege.

          55. Remedies. 55.1. General. If any Event of Default shall have occurred and be continuing, the Trustee under the Trust Agreement may or may cause the Deed of Trust Trustee to:

          (a) proceed at law or in equity or otherwise to foreclose the lien of this Deed of Trust as against all or any part of the Trust Estate and to have the same sold under the judgment or decree of a court of competent jurisdiction;

          (b) exercise any or all of the remedies available to a secured party under the Uniform Commercial Code of the State, including, but not limited to:

               (i) either personally or by means of a court appointed receiver, take possession of all or any of the Trust Estate constituting personal property and exclude therefrom the Company and NPC and all others claiming under the Company or NPC and thereafter hold, store, use, operate, manage, maintain and control, make repairs, replacements, altera tions, additions and improvements to and exercise all rights and powers of the Company or NPC in respect of such personal property or any part thereof; and in the event the Trustee under the Trust Agreement demands or attempts to take possession of such personal property in the exercise of its rights, the Company and NPC shall promptly turn over and deliver complete possession thereof to the Trustee under the Trust Agreement;

               (ii) without notice to or demand upon the Company or NPC make such payments and do such acts as the Trustee under the Trust Agreement may deem necessary to protect its security interest in such personal property, including, without limitation, paying, purchasing, contesting or

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

          compromising any encumbrance, charge or lien which is prior to or superior to the security interest granted hereunder and, in exercising any such powers or authority, to pay all expenses incurred in connection therewith;

               (iii) require the Company and NPC to assemble such personal property or any portion thereof, at a place designated by the Trustee under the Trust Agreement and reasonably convenient to such parties, and promptly to deliver such personal property to the Trustee under the Trust Agreement or an agent or representative designated by it; and the Trustee under the Trust Agreement and its agents and representatives shall have the right to enter upon any or all of the Company's or NPC's premises and property to exercise the rights hereunder of the Trustee under the Trust Agreement;

               (iv) sell, lease or otherwise dispose of such personal property at public sale, with or without having such personal property at the place of sale, and upon such terms and in such manner as the Trustee under the Trust Agreement may determine, provided that unless such personal property is perishable or threatens to decline speedily in value or is of a type cus tomarily sold on a recognized market, the Trustee under the Trust Agree ment shall give the Company and NPC at least ten days' prior written notice of the time and place of any public sale of such personal property or other intended disposition thereof; and

          (c) exercise any other remedy permitted to be exercised by the mortgagee or a secured party or both under the laws of the State.

          55.2. Foreclosure by Power of Sale. If an Event of Default shall have occurred and be continuing, the Trustee under the Trust Agreement may cause to be recorded, published and delivered to the Company and NPC such notice of default and election to sell as then required by applicable law. The Trustee under the Trust Agree ment shall, or shall cause the Deed of Trust Trustee to, without demand on the Company or NPC, after lapse of such time as may then be required by applicable law, sell the Trust Estate at the time and place of sale fixed by it in such notice of sale, either as a whole, or in separate lots or parcels or items as the Trustee under the Trust Agreement shall deem expedient, and in such order as it may determine, at public auction to the highest bidder for cash in lawful money of the United States payable at the time of sale. The Trustee under the Trust Agreement shall, or shall cause the Deed of Trust Trustee to, deliver to such purchaser or purchasers thereof a good and sufficient deed or deeds conveying the property so sold, but without any covenant or warranty, express or implied. The recitals in such deed of any matters or facts shall be conclusive proof of the truthfulness thereof. The Trustee under the Trust Agreement may postpone a sale of all or any portion of the Trust Estate by public announcement at such time and place of sale, and from time to time thereafter may postpone such sale by public announcement at the time fixed by the preceding postponement or subsequently noticed sale, and without further notice make such sale at the time fixed by the last postponement, or may, in its discretion, give a new notice of sale.

          55.3. Deed of Trust Trustee and Trustee under the Trust Agreement Authorized to Execute Deeds. The Company and NPC irrevocably appoint the Deed of Trust Trustee and the Trustee under the Trust Agreement the true and lawful attorneys of the Company and NPC in their names and stead and on their behalf, for the sole purpose of effectuating any sale, assignment, transfer or delivery for the enforcement of this Deed of Trust, whether pursuant to foreclosure or power of sale or otherwise, to execute and deliver all such deeds, bills of sale, assignments and other instruments as the Deed of Trust Trustee or the Trustee under the Trust Agreement may consider necessary or appropriate, with full power of substitution, the Company and NPC hereby ratifying and confirming all that such attorney or any substitute shall lawfully do by virtue hereof. Nevertheless, if so requested by the Deed of Trust Trustee or the Trustee under the Trust Agreement or any purchaser, the Company and NPC shall ratify and confirm any such sale, assignment, transfer or delivery by executing and delivering to the Deed of Trust Trustee or the Trustee or the Trustee under the Trust Agreement or such purchaser all deeds, bills of sale, assignments, releases and other proper instruments to effect such ratification and confirmation as may be designated in any such request.

          55.4. Purchase of Trust Estate by the Beneficiaries. Any Beneficiary may be a purchaser of the Trust Estate or of any part thereof or of any interest therein at any sale thereof, whether pursuant to foreclosure or power of sale or otherwise hereunder, and may apply upon the purchase price the indebtedness secured hereby owing to such purchaser, to the extent of such purchaser's distributive share of the purchase price. Any such purchaser shall, upon any such purchase, acquire good title to the properties so purchased, free of the lien of this Deed of Trust, and the Company hereby covenants to warrant and defend the title of such purchaser to the same extent set forth in section 3.

          55.5. Request for Notice. The Company and NPC hereby request that a copy of any notice of an Event of Default and any notice of sale be mailed to them at the address set forth in section 28.

          55.6. Waiver of Appraisement, Valuation. The Company and NPC hereby waive, to the full extent they may lawfully do so, the benefit of all appraisement, valuation, stay, extension and redemption laws now or hereafter in force and all rights of marshaling in the event of any sale of the Trust Estate or any part thereof or any interest therein.

          55.7. Sale a Bar Against the Company and NPC. Any sale of the Trust Estate or any part thereof or any interest therein, whether pursuant to foreclosure or power of sale or otherwise hereunder, shall forever be a perpetual bar against any right or equity of redemption or interest of the Company and NPC with respect to the Mortgaged Property.

          55.8. Application of Proceeds of Sale. The proceeds of any sale of the Trust Estate or any part thereof or any interest therein, whether pursuant to foreclosure or power of sale or otherwise, shall be turned over to the Trustee under the Trust Agreement and, together with any other moneys at the time held by the Trustee under the Trust Agreement as part of the Trust Estate, shall be applied in accordance with section 4 of the Trust Agreement.

          55.9. Appointment of Receiver. If an Event of Default shall have occurred and be continuing, either the Trustee under the Trust Agreement or, if directed by the Trustee under the Trust Agreement, the Deed of Trust Trustee shall, as a matter of right and without notice to the Company or NPC or anyone claiming under the Company or NPC, and without regard to the then value of the Trust Estate or the interest of the

Company or NPC therein, be entitled to apply to any court having jurisdiction to appoint a receiver or receivers of the Trust Estate, and the Company or NPC, to the extent permitted by law, hereby irrevocably consent to such appointment and waive notice of any application therefor. Any such receiver or receivers shall have all the usual powers and duties of receivers in like or similar cases and all the powers and duties of the Deed of Trust Trustee and the Trustee under the Trust Agreement in case of entry as provided in section 21.10 and shall continue as such and exercise all such powers until the date of confirmation of sale of the Trust Estate unless such receivership is sooner terminated.

          55.10.Possession, Management and Income. If an Event of Default shall have occurred and be continuing, the Trustee under the Trust Agreement or, if directed by the Trustee under the Trust Agreement, the Deed of Trust Trustee, without further notice, so far as permitted by law, may enter upon and take possession of the Trust Estate or any part thereof by force, summary proceedings, ejectment or otherwise and may remove the Company and NPC and all other Persons and any and all property therefrom, and may hold, operate and manage the same and receive all earnings, income, rents, issues and proceeds accruing with respect thereto or any part thereof. The Deed of Trust Trustee and the Trustee under the Trust Agreement shall be under no liability except for its gross negligence or willful misconduct for or by reason of any such taking of pos session, entry, removal or holding, operation or management, except that any amounts so received by the Deed of Trust Trustee shall be turned over to the Trustee under the Trust Agreement and shall be applied in accordance with section 4 of the Trust Agreement.

          55.11.Right of the Trustee under the Trust Agreement to Perform the Company's Covenants. If the Company shall fail to make any payment or the Company or NPC shall fail to perform any act required to be made or performed hereunder, the Trustee under the Trust Agreement, subject to ten days' prior written notice to the Company (except that no prior notice shall be required in the case of an emergency or where the failure to make such payment or perform such obligation could affect the prior ity of the lien of this Deed of Trust), without waiving or releasing any obligation or default, may (but shall be under no obligation to) at any time thereafter make such payment or perform such act for the account and at the expense of the Company, and may enter upon the Mortgaged Property or any part thereof for such purpose and take all such action thereon as, in such Trustee's opinion, may be necessary or appropriate therefor. All sums so paid by the Trustee under the Trust Agreement and all reasonable costs and expenses (including, without limitation, reasonable attorneys' fees and expenses) so in curred, together with interest thereon at the Default Rate from the date of payment or incurrence, shall constitute additional indebtedness secured by this Deed of Trust and shall be paid by the Company to the Trustee under the Trust Agreement on demand.

          55.12.Remedies Cumulative. The Trustee under the Trust Agreement shall be entitled to enforce payment and performance of any indebtedness or obligations secured hereby and to exercise all rights and powers under this Deed of Trust or under the Note Agreements, the Notes, the Credit Agreement, the Bank Notes, the Guarantee Agreements, the Trust Agreement, the other Security Documents, the Parity Debt, or the Parity Debt Agreements or other agreement or any laws now or hereafter in force, notwithstanding that some or all of such indebtedness and obligations secured hereby may now or hereafter be otherwise secured, whether by mortgage, deed of trust, pledge, lien, assignment or otherwise. Neither the acceptance of this Deed of Trust nor its enforcement, whether by court action or pursuant to the power of sale or other powers herein contained, shall prejudice or in any manner affect the right of the Trustee under the

Trust Agreement to realize upon or enforce any other security now or hereafter held by the Trustee under the Trust Agreement, it being agreed that the Trustee under the Trust Agreement shall be entitled to enforce this Deed of Trust and any other security now or hereafter held by the Trustee under the Trust Agreement in such order and manner as it may in its absolute discretion determine. Each right, power and remedy of the Trustee under the Trust Agreement provided for in this Deed of Trust or now or hereafter existing at law or in equity or by statute or otherwise shall be cumulative and concurrent and shall be in addition to every other right, power or remedy provided for in this Deed of Trust or now or hereafter existing at law or in equity or by statute or otherwise, and the exercise or beginning of the exercise by the Trustee under the Trust Agreement of any one or more of the rights, powers or remedies provided for in this Deed of Trust or now or hereafter existing at law or in equity or by statute or otherwise shall not preclude the simultaneous or later exercise by the Trustee under the Trust Agreement of any or all such other rights, powers or remedies.

          56. Terms Subject to Applicable Law; Governing Law. (a) All rights, powers and remedies provided herein may be exercised only to the extent that the exercise thereof does not violate any applicable law, and are intended to be limited to the extent necessary so that they will not render this Deed of Trust invalid, unenforceable or not entitled to be recorded, registered or filed under any applicable law. If any term of this Deed of Trust or any application thereof shall be held to be invalid, illegal or unenforceable, the validity of other terms of this Deed of Trust or any other application of such term shall in no way be affected thereby.

          (b) THIS DEED OF TRUST SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF NEW YORK; except that the laws of the State shall govern with respect to the perfection, creation, priority, validity or enforcement of the liens and security interests hereby created.

          57. No Waiver. No failure by the Deed of Trust Trustee, the Trustee under the Trust Agreement or any other Beneficiary to insist upon the strict performance of any term hereof or to exercise any right, power or remedy consequent upon a breach thereof, shall constitute a waiver of any such term or of any such breach. No waiver of any breach shall affect or alter this Deed of Trust, which shall continue in full force and effect, or the rights of the Deed of Trust Trustee or the Trustee under the Trust Agreement with respect to any other then existing or subsequent breach.

          58. After Acquired Property. All property of every kind whether real or personal, including, without limitation, additional land, acquired by the Company or NPC after the date hereof which by the terms of Section 6.22 of the Credit Agreement or Section 10.22 of the Note Agreement is required to be subjected to the lien of this Deed of Trust or which relates to the operation of or is used or procured for use in connection with the Mortgaged Property or the Business of the Company conducted at the Mortgaged Property shall, immediately upon the acquisition thereof by the Company or NPC, and without any further mortgage, assignment or conveyance, become subject to the lien of this Deed of Trust, provided that the Company and NPC (a) will, upon any such acquisition, forthwith execute and cause to be recorded, registered and filed, as provided in section 5, any amendment or modification hereof or supplement hereto, and any financing statements and any amendments or modifications thereof or supplements thereto, in such places as may be required by law in order to establish, perfect, preserve and protect the first priority lien of this Deed of Trust on the property so acquired and the rights of the Deed of Trust Trustee, the Trustee under the Trust Agreement and the other Beneficiaries hereunder and (b) will do, execute, acknowledge and deliver all and every such further acts, conveyances, mortgages, assignments and assurances as the Deed of Trust Trustee or the Trustee under the Trust Agreement shall reasonably require for ac complishing the purposes of this Deed of Trust, including, without limitation, subjecting such after-acquired property to the lien of this Deed of Trust.

          59. Further Assurances. The Company and NPC at their expense will execute, acknowledge and deliver all such instruments and take all such action as the Deed of Trust Trustee or the Trustee under the Trust Agreement or any other Beneficiary may reasonably request for the better assuring to the Deed of Trust Trustee and the Trustee under the Trust Agreement of the properties and rights now or hereafter subject to the lien hereof or assigned hereunder or intended so to be.

          60. Additional Security. Without notice to or consent of the Company or NPC and without impairment of the lien and rights created by this Deed of Trust, the Deed of Trust Trustee or the Trustee under the Trust Agreement may accept (but the Company and NPC shall not be obligated to furnish), from the Company or NPC or from any other Person or Persons, additional security for the Note Obligations, the Facilities Obligations or the Parity Debt at the time outstanding and any other obligations secured hereby. Neither the giving of this Deed of Trust nor the acceptance of any such additional security shall prevent the Deed of Trust Trustee or the Trustee under the Trust Agreement from resorting, first, to such additional security, and, second, to the security created by this Deed of Trust, without affecting the lien and rights of the Deed of Trust Trustee or the Trustee under the Trust Agreement under this Deed of Trust.

          61. Defeasance, Release and Reconveyance. If the Company shall irrevocably pay (a) the principal of and premium, if any, and interest on the Notes in accordance with the terms thereof, (b) the principal of and premium, if any, and interest on the Bank Notes in accordance with the terms thereof and all of the Commitments (as defined in the Credit Agreement) of the Bank Lenders shall have expired or terminated and all of the Letters of Credit (as defined in the Credit Agreement) have been canceled or expired, (c) the principal of and premium, if any, and interest on the Parity Debt, if any, in accordance with the terms thereof, and (d) all other sums payable by the Company pursuant to the Note Agreements (including, without limitation, the Note Obligations), the Notes, the Credit Agreement (including, without limitation, the Facilities Obligations), the Bank Notes, the Guarantee Agreements, the Trust Agreement, this Deed of Trust, the other Security Documents, the Parity Debt and the Parity Debt Agreements and shall comply with all the terms hereof and of the Note Agreements, the Notes, the Credit Agreement, the Bank Notes, the Guarantee Agreements, the Trust Agreement, the other Security Documents, the Parity Debt and the Parity Debt Agreements to the extent that a failure to so comply may result in any cost or liability to the Note Holders, the Bank Lenders or the Parity Lenders, then this Deed of Trust shall be null and void and of no further force and effect and the Mortgaged Property shall be released and reconveyed by the Trustee under the Trust Agreement and at the expense of the Company. Upon the indefeasible payment in full in cash of the Facilities Obligations and termination of the Credit Agreement, all references herein to the Credit Agreement, the Bank Lenders and the Bank Notes shall be deemed to be deleted and of no further force and effect. Upon the indefeasible payment in full in cash of the Note Obligations and termination of the

Note Agreements, all references herein to the Note Agreements, the Notes and the Note Holders shall be deemed to be deleted and of no further force and effect.

          62. Notices. All notices and other communications under this Deed of Trust shall be in writing and shall be delivered by hand, by express courier service or by registered or certified mail, return receipt requested, postage prepaid, addressed (a) if to the Company or NPC, at Suite 1700, IES Tower, 200 1st Street, S.E., P.O. Box 2067, Cedar Rapids, Iowa 52401-2067, Attention:
Senior Vice President and Chief Financial Officer with a copy to Paul, Weiss, Rifkind, Wharton & Garrison, at 1285 Avenue of the Americas, New York, New York 10019-6064, Attention: Paul D. Ginsberg, Esq. if such notice relates to the occurrence of an Event of Default, or at such other address, or to the attention of such other officer, as the Company shall have furnished to the Deed of Trust Trustee, the Trustee under the Trust Agreement and each other Beneficiary in writing, or (b) if to the Deed of Trust Trustee, at _______ or at such other address as the Deed of Trust Trustee shall have furnished to the Company, NPC, and the Trustee under the Trust Agreement in writing, or (c) if to the Trustee under the Trust Agreement, at 101 Barclay Street, New York, New York 10286 or at such other address, or to the attention of such other officer, as the Trustee under the Trust Agreement shall have furnished to the Deed of Trust Trustee, the Company or NPC and each other Beneficiary in writing, or (d) if to a Note Holder which is a party to a Note Agreement, at the address of such Note Holder listed in Schedule "A" of the Note Agreements or at such other address as such Note Holder shall have furnished to the Company and the Trustee under the Trust Agreement in writing, or (e) if to any other holder of a Note, at the most recent address of such holder as it appears on the register maintained by or on behalf of the Company pursuant to section 14.1 of the Note Agreements, (f) if to any Bank Lender, at the most recent address of such lender as set forth in the Credit Agreement or (g) if to the holder of any Parity Debt, at the most recent address of such holder maintained by or on behalf of the Company pursuant to the Parity Debt Agreements. Any notice so addressed and (x) delivered by hand, shall be deemed to be given upon actual receipt thereof or the first Business Day (as defined in the Note Agreements and the Credit Agreements) thereafter if delivered other than on a Business Day, (y) delivered by express courier service, shall be deemed to be given one Business Day after being so deposited with the express courier service, (z) mailed, shall be deemed to be given three Business Days after being so mailed or, in the case of all notices to the Trustee under the Trust Agreement, upon the actual receipt thereof.

          63. No Credit for Payment of Taxes or Impositions. The Company shall not be entitled to any credit against the principal, premium, if any, or interest pay able on the Notes, the Bank Notes or the Parity Debt or any other sums which may become payable under the terms thereof by reason of the payment of any tax on the Mortgaged Property or any part thereof or by reason of the payment of any other Imposition.

          64. Security Agreement; Fixture Filing. To the extent that the Mortgaged Property includes personal property, or items of personal property which are or are to become fixtures under applicable law, this Deed of Trust shall also be construed as a security agreement under the Uniform Commercial Code for the State and shall constitute a financing statement filed as a fixture filing as those terms are defined in the Uniform Commercial Code and accordingly
(i) the address of the secured party is 101 Barclay Street, New York, New York 10286; (ii) the mailing address of the debtor is Suite 1700, IES Tower, 200 1st Street, S.E., P.O. Box 2067, Cedar Rapids, Iowa 52401- 2067; (iii) the types of collateral that now or hereafter may become fixtures are described in the granting clauses hereof; and (iv) the taxpayer identification numbers of the debtors are 42-1453041 for the Company and 11-1723340 for NPC; and, if an Event of Default has occurred and is continuing, the Trustee under the Trust Agreement shall be entitled with respect to such personal property to all remedies available under the Uniform Commercial Code for the State and all other remedies available under applicable law.

          65. Successor Deed of Trust Trustee. The Deed of Trust Trustee may resign by the giving of notice of such resignation in writing to the Trustee under the Trust Agreement. If the Deed of Trust Trustee shall die, resign or become disqualified from acting in the execution of this trust or shall fail or refuse to execute the same when requested by the Trustee under the Trust Agreement so to do, or if, for any reason, with or without cause, the Trustee under the Trust Agreement or the holders of more than 662/3% in aggregate principal amount of the Notes, the Bank Notes and the Parity Debt at the time collectively outstanding shall prefer to appoint a substitute Deed of Trust Trustee to act instead of the forenamed Deed of Trust Trustee, the Trustee under the Trust Agreement or the holders of more than 662/3% in aggregate principal amount of the Notes, the Bank Notes and the Parity Debt at the time collectively outstanding, as the case may be, shall have full power to appoint a substitute Deed of Trust Trustee and, if preferred, several substitute Deed of Trust Trustees in succession who shall succeed to all the estate, rights, powers and duties of the forenamed Deed of Trust Trustee and such appointment shall be conclusively presumed to be executed with authority and shall be valid and sufficient without proof of any action by the Trustee under the Trust Agreement or the holders of more than 662/3% in aggregate principal amount of the Parity Debt at the time outstanding.

          66. Future Advances. This Deed of Trust secures indebtedness of the Company under the Credit Agreement and the Facilities Obligations. The Credit Agreement contemplates the Company and the Bank Lenders entering into a series of advances, or advances, payments and readvances. The Parity Debt Agreements may also provide for a series of advances or advances, payments and readvances. This Deed of Trust secures not only the original indebtedness of the Company under the Credit Agreement and the Facilities Obligations, if any, but also the indebtedness of the Company created by future advances under the Facilities Obligations or the Parity Debt Agreements, whether such advances are obligatory or are to be made at the option of the Bank Lenders or Parity Lenders, as applicable, to the extent and with the same priority of lien as if such future advances had been made at the time this Deed of Trust was recorded, although there may have been no advances under the Credit Agreement and the Facilities Obligations or the Parity Debt Agreements made at the time of the execution, acknowledgment and recording of this Deed of Trust, and although there may be no indebtedness outstanding at the time any advance is made.

          67. Execution of Deed of Trust by NPC. NPC has executed this Deed of Trust solely for the purpose of granting the Trustee under the Trust Agreement a mortgage lien on and security interest in the portion of the Mortgaged Property held by NPC, if any, and as collateral security for the payment of the Obligations and for the compliance by the Company and NPC, as applicable, with all the obligations and terms hereof, the Trust Agreement, the Note Agreements, the Notes, the Credit Agreement, the Bank Notes, the Guarantee Agreements, the other Security Document, the Parity Debt and the Parity Debt Agreements. In the event of an Event of Default hereunder, the Trustee under the Trust Agreement shall be entitled to exercise all of its rights and remedies with respect to such portions of the Mortgaged Property as if such Mortgaged Property were owned or leased or held by the Company, as the case may be.

          68. Miscellaneous. This Deed of Trust may be changed, waived or amended only by an instrument in writing signed by the Company, NPC, the Deed of Trust Trustee and the Trustee under the Trust Agreement and may be discharged, terminated or partially released only in accordance with section 27 hereof or in accordance with section 2(c) of the Trust Agreement, section 10.7 of the Note Agreements and section 6.07 of the Credit Agreement. The Trustee under the Trust Agreement shall have no obligation to take any action hereunder except as provided in the Trust Agreement. This Deed of Trust shall be binding upon the Company, NPC, and their successors and assigns, and all Persons claiming under or through the Company or NPC or any such successor or assign, and shall inure to the benefit of and be enforceable by the Deed of Trust Trustee, the Trustee under the Trust Agreement and their successors and assigns. Upon (i) the assignment by any Bank Lender of all or any portion of its rights and obligations under the Credit Agreement (including all or any portion of its Commitment (as defined in the Credit Agreement), the Facilities Obligations owing to it and the Bank Note or Bank Notes held by it) to any other Person,
(ii) the sale, transfer, exchange or other disposition of a Note by the corresponding Note Holder thereof to any other Person, or (iii) the assignment by any Parity Lender of all or any portion of its rights and obligations under such Parity Debt to any other Person, such other Person shall thereupon become vested with all the benefits in respect thereof granted to such transferor or assignor herein or otherwise. The headings in this Deed of Trust are for purposes of reference only and shall not limit or define the meaning hereof. This Deed of Trust may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one and the same instrument. To facilitate filing and recording, there may be omitted from certain counterparts the parts of Exhibit A containing specific descriptions of certain portions of the Mortgaged Property which relate to land under the jurisdiction of offices or located in counties other than the office or county in which the particular counterpart is to be filed or recorded. All references in Exhibit A to recording information are to the official real property records of the county in which the affected land is located, unless otherwise specified in such Exhibit. The maturity of the Facilities Obligations for purposes of determining the statute of limitations for enforcement of this Deed of Trust with respect to the Facilities Ob ligations shall be as set forth in the Credit Agreement.

          69. Conflicts. In the event the terms and conditions of this Mortgage shall directly conflict with the terms and conditions of the Note Agreements or the Credit Agreement, the terms and conditions of the Note Agreements or the Credit Agreement, as the case may be, shall control and supersede the provisions of this Mortgage with respect to such direct conflicts.

          IN WITNESS WHEREOF, the Company and NPC caused this Deed of Trust to be executed by its officers thereunto duly authorized, as of the date set forth above.


                              NATIONAL PROPANE, L.P.,
                              a Delaware limited partnership

                              By:  NATIONAL PROPANE CORPORATION,
                                   its general partner


                                 By:______________________________
                                     Name:
                                     Title:


                              By:  NATIONAL PROPANE SGP, INC.,
                                      its general partner


                                 By:______________________________
                                     Name:
                                     Title:



                              NATIONAL PROPANE CORPORATION,
                              a Delaware corporation


                                 By:______________________________
                                     Name:
                                     Title:



                          [Add acknowledgments]

                                    EXHIBIT A

                               Description of Land

                                                          Draft -- June 24, 1996
STATE OF ________________

COUNTY OF _______________

This document was prepared by the attorney described below in consultation with counsel in the state in which the Mortgaged Property is located and, when recorded, the recorded counterparts should be returned to:

Jacqueline I. Glassman, Esq.
Debevoise & Plimpton
875 Third Avenue
New York, New York  10022

                                    EXHIBIT H

                                    [FORM OF]

     ASSIGNMENT AND ACCEPTANCE dated as of ________________ made by ________________ (the "Assignor") to ________________ (the "Assignee") with reference to the Credit Agreement dated as of ____________ ___, 1996 (as amended or modified from time to time, the "Credit Agreement"), among National Propane, L.P., a Delaware limited partnership (the "Borrower"), the financial institutions party thereto as lenders (the "Lenders"), The First National Bank of Boston, as Administrative Agent and a Lender (the "Administrative Agent"), Bank of America NT & SA, as a Lender, and BA Securities, Inc., as Syndication Agent. Terms used herein and not otherwise defined herein shall have the meanings assigned to them in the Credit Agreement.

     For good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Assignor and the Assignee hereby agree as follows:

     1. Effective as of the effective date set forth on Schedule 1 (the "Effective Date"), the Assignor hereby sells and assigns, without recourse, to the Assignee, and the Assignee hereby purchases and assumes, without recourse or warranty except as set forth herein and in the provisions of the Credit Agreement incorporated herein, from the Assignor, the Assigned Interests. The "Assigned Interests" shall mean and consist of the respective rights and obligations of the Assignor in respect of a portion or all of the Facilities as of the Effective Date to the extent of the percentage[s] set forth on Schedule 1 (including the Commitments of the Assignor on the Effective Date and the Loans owing to the Assignor which are outstanding on the Effective Date), together with any amount of unpaid interest accrued on the assigned Loans to the Effective Date which amount is set forth on Schedule 1 and any amount of Fees accrued to the Effective Date for the account of the Assignor which amount is set forth on Schedule 1.

     2. Each of the Assignor and the Assignee hereby makes and agrees to be bound by all the applicable representations, warranties and agreements set forth in Section 9.04(c) of the Credit Agreement, a copy of which has been received by each such party. From and after the Effective Date, (a) the Assignee shall be a party to and be bound by the provisions of the Credit Agreement and, to the extent of the Assigned Interests, have the rights and obligations of a Lender thereunder and under the Loan Documents and (b) the Assignor shall, to the extent of the

Assigned Interests, relinquish its rights and be released from its obligations under the Credit Agreement but shall continue to be entitled to the benefits of Sections 2.15, 2.19 and 9.05 thereunder.

     3. (a) Fees and interest are payable by the Borrower in respect of the Assigned Interests as provided in the Credit Agreement. Such Fees and interest shall be payable to the Assignee only to the extent such Fees and interest, as applicable, constitute part of the Assigned Interests or accrue after the Effective Date.

     (b) Notwithstanding anything to the contrary contained in this Assignment and Acceptance, if and when the Assignor receives or collects any payment of Fees or interest which is payable to the Assignee pursuant to paragraph (a) above, the Assignor shall distribute such payment to the Assignee.

     (c) Notwithstanding anything to the contrary contained in this Assignment and Acceptance, if and when the Assignee receives or collects any payment of Fees or interest which is payable to the Assignor pursuant to paragraph (a) above, the Assignee shall distribute such payment to the Assignor.

     4. In consideration of the assignment by the Assignor to the Assignee of the Assigned Interests as set forth above, the Assignee agrees to pay the Assignor on or prior to the Effective Date the aggregate amount specified on, or calculated as provided on, Schedule 1 (the "Aggregate Assignment Payment").

     5. This Assignment and Acceptance shall become effective as provided in
Section 9.04(b) of the Credit Agreement.

     6. All amounts payable to the Assignor hereunder shall be paid in U.S.
Dollars by transfer of federal funds to the Assignor, ABA No. [     ],
Account No. [    ], Attention: [                ], Reference: [     ].

     7. This Assignment and Acceptance is being delivered to the Administrative Agent together with (a) the Notes evidencing the Loans included in the Assigned Interests, (b) if the Assignee is organized under the laws of a jurisdiction outside the United States, the forms specified in Section 2.19(b) of the Credit Agreement, duly completed and executed by such Assignee, (c) if the Assignee is not already a Lender or Affiliate thereof under the Credit Agreement, an Administrative Questionnaire duly completed by such Assignee and (d) a processing and recordation fee of $2,500.

     8. This Assignment and Acceptance shall be governed by and construed in accordance with the laws of the State of New York.

     IN WITNESS WHEREOF, the Assignor and the Assignee have caused this Assignment and Acceptance to be duly executed by their respective authorized officers as of the day and year first above written.

                                          [NAME OF ASSIGNOR]

                                          _________________, as Assignor


                                          By:

                                                Name:
                                                Title:


                                          [NAME OF ASSIGNEE]

                                          _________________, as Assignee


                                          By:
                                              Name:
                                              Title:

Accepted and agreed to
as of the Effective Date (if required):

THE FIRST NATIONAL BANK OF BOSTON,
as Administrative Agent



______________________________________________
Name:
Title:

NATIONAL PROPANE, L.P.,
as Borrower



______________________________________________
Name:
Title:

                     SCHEDULE 1 to ASSIGNMENT AND ACCEPTANCE

1. Date of Assignment: ________________

2. Legal Name of Assignor: __________________________

3. Legal Name of Assignee: __________________________

4. Assignee's Address and Telecopy Number for Notices:

5. Effective Date of Assignment and Acceptance:  ___________________

6. Assigned Interests:

   a.  Percentage of Tranche A Revolving Credit Commitment Assigned: ______%

   b.  Aggregate principal amount of Tranche A Revolving Loans assigned: $______

   [c. Percentage of Tranche B Revolving Credit Commitment Assigned: ______%]

   [d. Aggregate principal amount of Tranche B Revolving Loans assigned: $_____]

   e.  Aggregate amount of Tranche B Letter of Credit Exposure assigned: $______

   [f. Percentage of Tranche B Term Loan Commitment Assigned:  ______%]

   [g. Aggregate principal amount of the Tranche B Term Loan assigned:  $______]

   h.  Accrued and unpaid interest assigned (if any)

       i.    Interest on Tranche A Revolving Loans: $______________

       ii.   Interest on Tranche B Revolving Loans: $______________

       [iii. Interest on Tranche B Term Loans: $______________]

   i.  Accrued and unpaid Fees assigned (if any)

       i.    Tranche A Commitment Fees:  $______________

       ii.   Tranche B Commitment Fees:  $______________

       iii.  Tranche A Letter of Credit Fees:  $______________

       iv.   Tranche B Letter of Credit Fees:  $______________

7. Aggregate Assignment Payment:

   $______________ (may specify method of calculation in lieu of all or a portion of the amount payable)

                                    EXHIBIT J


                            CASH COLLATERAL AGREEMENT

      CASH COLLATERAL AGREEMENT dated as of __________ ___, 1996, between NATIONAL PROPANE, L.P., a Delaware limited partnership (the "Borrower"), THE FIRST NATIONAL BANK OF BOSTON (the "Administrative Agent"), and _______________, as Trustee (in such capacity, the "Trustee").

      Reference is made to the Credit Agreement dated as of _____________ ___, 1996 (as amended or modified from time to time, the "Credit Agreement"), among the Borrower, the financial institutions party thereto as lenders (the "Lenders"), The First National Bank of Boston, as Administrative Agent and a Lender, Bank of America NT & SA, and BA Securities, Inc., as Syndication Agent. The Lenders have respectively agreed to extend credit to the Borrower pursuant to, and subject to the terms and conditions specified in, the Credit Agreement. Pursuant to the Credit Agreement, the Borrower may be required or elect to reduce the Letter of Credit Exposure by depositing cash collateral with the Administrative Agent pursuant to the terms and conditions set forth herein. The obligations of the Lenders to make the Loans and issue Letters of Credit under the Credit Agreement are conditioned upon, among other things, the execution and delivery by the Borrower of this Cash Collateral Agreement in the form hereof.

      Accordingly, the Borrower, intending to be legally bound, hereby agrees with the Administrative Agent as follows:

      SECTION 1. Defined Terms. Terms used herein and not otherwise defined herein shall have the meanings assigned to them in the Credit Agreement. As used herein, the following terms shall have the following meanings:

      "Account" shall mean an account established at the office of the Administrative Agent, account no. _____________________, designated "The First National Bank of Boston - National Propane, L.P. Cash Collateral Agreement Account."

      "Agreement" shall mean this Cash Collateral Agreement, as the same may be amended, modified or otherwise supplemented from time to time.

      "Cash Collateral" shall mean all cash deposited from time to time in the Account and all interest or profits, if any, on investments of such deposits.

      "Collateral" shall have the meaning assigned to such term in Section 3(a).

      "Designated Letters of Credit" shall mean Letters of Credit of any Class identified in a notice to the Trustee pursuant to Section 2.21(k) of the Credit Agreement as being cash collateralized, in whole or in part, pursuant to this Agreement.

      "Junior Obligations" shall mean the Obligations, as such term is defined in the Trust Agreement.

      "Junior Secured Parties" shall mean the Note Holders, the Bank Lenders and the Parity Lenders, as such terms are defined in the Trust Agreement.

      "Senior Secured Obligations" shall mean the Borrower's obligations under
Section 2.21(g) of the Credit Agreement in respect of Designated Letters of Credit, including its obligations to reimburse the Issuing Bank for Letter of Credit Disbursements with respect to Designated Letters of Credit and to pay interest on any such unreimbursed Letter of Credit Disbursements.

      "Senior Secured Parties" shall mean (a) the Lenders and (b) the Administrative Agent and the Documentation Agent, in their capacities as Issuing Banks.

      SECTION 2. Rules of Interpretation. The rules of interpretation specified in Section 1.02 of the Credit Agreement shall be applicable to this Agreement.

      SECTION 3. Grant of Security Interest. (a) As security for the payment and performance of the Senior Secured Obligations, the Borrower hereby pledges, assigns and transfers to the Administrative Agent, for the benefit of the Senior Secured Parties, and hereby creates and grants to the Administrative Agent, for the benefit of the Senior Secured Parties, a first priority security interest in, the Account, the Cash Collateral now or hereafter acquired and all other proceeds thereof (collectively, the "Collateral").

      (b) As security for the payment and performance of the Junior Obligations, the Borrower hereby pledges, assigns and transfers to the Trustee, for the benefit of the Junior Secured Parties, and hereby creates and grants to the Trustee, for the benefit of the Junior Secured Parties, a second priority security interest in, the Collateral. Such security interest shall be subject to no prior lien except the security interest granted to the Administrative Agent, for the benefit of the Senior Secured Parties, pursuant to paragraph (a) above.

      SECTION 4. Maintenance of Cash Collateral Account. (a) Subject to Section 4(c), the Collateral shall be subject to the exclusive dominion and complete control of the Administrative Agent, which shall hold the Cash Collateral, administer the Account subject to the terms and conditions of this Agreement and have complete control over withdrawal of the Cash Collateral. The Borrower hereby irrevocably authorizes and empowers the Administrative Agent, its officers, employees and authorized agents to endorse and sign the name of the Borrower on all checks, drafts, money orders or other media of payment so delivered, and such endorsements or assignments shall for all purposes, be deemed to have been made by the Borrower prior to any endorsement or assignment thereof by the Administrative Agent. The Administrative Agent may use any convenient or customary means for the purpose of collecting such checks, drafts, money orders or other media of payment.

      (b) The Cash Collateral shall automatically be applied by the Administrative Agent to reimburse the Issuing Banks and the other Secured Parties for Letter of Credit Disbursements with respect to Designated Letters of Credit and all other Senior Secured Obligations due and payable by the Borrower.

      (c) Other than any interest earned on the investment of Cash Collateral in Cash Equivalents, which investments shall be made as directed by the Borrower (unless such investments shall be contrary to applicable law or regulation or a Default or Event of Default shall have occurred and be continuing, in which case the determination of whomever to make investments shall be made at the option and in the discretion of the Administrative Agent), deposits of the Cash Collateral shall not bear interest. Interest or profits, if any, on such investments shall accumulate in the Account.

      SECTION 5. Representation and Warranty. The Borrower represents and warrants to the Administrative Agent and the Trustee that the Borrower has the power and authority to execute, deliver and perform its obligations under this Agreement and this Agreement has been duly executed and delivered by the Borrower and constitutes the legal, valid and binding obligations of the Borrower enforceable against the Borrower in accordance with its terms.

      SECTION 6. Covenants. (a) The Borrower covenants and agrees with the Administrative Agent that it will not (i) sell, assign, transfer, exchange, or otherwise dispose of, or grant any option with respect to, the Collateral or
(ii) create, incur or permit to exist any Lien or option in favor of, or any claim of any Person with respect to, any of the Collateral, or any interest therein, except for the security interests created by this Agreement.

      (b) Contemporaneously herewith, and at such other times hereafter as may be required by the Administrative Agent, the Borrower shall execute and deliver to the Administrative Agent (in blank if required by the Administrative Agent) such assignments, pledges, notices, transfer instruments, withdrawal forms or other instruments relating to any of the Cash Collateral as may be required by the Administrative Agent.

      SECTION 7. Release of Cash Collateral. (a) If the Borrower is required to provide an amount of cash collateral hereunder pursuant to Section 2.11(i) or 2.11(j) of the Credit Agreement, such amount (to the extent not applied as provided in Section 4(b)) shall be returned to the Borrower upon demand; provided that, after giving effect to such return, (i) the sum of (A) the Tranche A Letter of Credit Exposure plus (B) the aggregate outstanding principal amount of Tranche A Revolving Loans would not exceed the aggregate amount of the Tranche A Revolving Credit Commitments (or the Borrowing Base, if less), (ii) the sum of (A) the Tranche B Letter of Credit Exposure plus (B) the aggregate outstanding principal amount of Tranche B Revolving Loans would not exceed the aggregate amount of the Tranche B Revolving Credit Commitments and (iii) no Default or Event of Default shall have occurred and be continuing. In the event that the conditions set forth in the foregoing clauses (i) and (ii) shall be satisfied but an Event of Default shall have occurred and be continuing at the time of any such proposed return of an amount of Collateral, such amount of Collateral shall be returned to the Trustee.

      (b) Upon (i) the indefeasible payment in full in cash of all of the Facilities Obligations, (ii) the termination of the Commitments, (iii) the cancellation or expiration of all Letters of Credit and the reimbursement in full of all amount drawn thereunder and (iv) the satisfaction by the Borrower of all terms and conditions of this Agreement, the Credit Agreement, the Notes and all other Loan Documents, the Administrative Agent shall transfer any remaining Collateral to the Trustee.

      (c) Except for transfers of funds made to the Trustee pursuant to the foregoing paragraphs of this Section 7 (and payments made by the Trustee pursuant to the Trust Agreement out of the funds so transferred), none of the Collateral shall be applied, directly or indirectly, to pay all or any portion of the Junior Secured Obligations.

      SECTION 8. Authority of Administrative Agent. The Borrower acknowledges that the rights and responsibilities of the Administrative Agent under this Agreement with respect to any action taken by the Administrative Agent or the exercise or non-exercise by the Administrative Agent of any option, right, request, judgment or other right or remedy provided for herein or resulting or arising out of this Agreement shall, as between the Administrative Agent and the Lenders, be governed by the Credit Agreement and by such other agreements with respect thereto as may exist from time to time among them, but, as between the Administrative Agent and the Borrower, the Administrative Agent shall be conclusively presumed to be acting as agent for the Lenders with full and valid authority so to act or refrain from acting, and the Borrower shall not be under any obligation, or entitlement, to make any inquiry respecting such authority.

      SECTION 9. Notices. All notices shall be given and shall become effective as provided in the Credit Agreement.

      SECTION 10. Severability. In the event any one or more of the provisions contained in this Agreement should be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein and therein shall not in any way be affected or impaired thereby. The parties shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

      SECTION 11. Waivers; Amendment. No failure or delay of the Administrative Agent in exercising any power or right hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the Administrative Agent hereunder and under the other Loan Documents are cumulative and are not exclusive of any rights or remedies which they would otherwise have. This Agreement and any provision hereof may not be waived, amended or modified, except pursuant to an agreement or agreements in writing entered into by the

Borrower, the Administrative Agent and the Trustee. Any such waiver or consent shall be effective only in the specific instance and for the purpose for which given. No notice or demand on the Borrower in any case shall entitle the Borrower to any other or further notice or demand in similar or other circumstances.

      SECTION 12. Section Headings. The section headings used in this Agreement are for convenience of reference only, are not part of this Agreement and are not to affect the construction of, or to be taken into consideration in interpreting this Agreement.

      SECTION 13. Successors and Assigns. This Agreement shall be binding upon the successors and assigns of the Borrower and shall inure to the benefit of the Administrative Agent and the Secured Parties, the Trustee and the Junior Secured Parties and their successors and assigns.

      SECTION 14. Applicable Law. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

      SECTION 15. Additional Agreements. Notwithstanding anything else to the contrary herein, the parties hereto agree that the sole right, title and interest of the Trustee and the Junior Secured Parties in and to this Agreement and the Collateral shall be to receive transfers in accordance with paragraphs
(a) and (b) of Section 7.

      IN WITNESS WHEREOF, the Borrower and the Administrative Agent have caused this Cash Collateral Agreement to be duly executed and delivered as of the date first above written.


                                    NATIONAL PROPANE, L.P.,
                                    as Borrower

                                    By:   National Propane Corporation,
                                          as General Partner

                                    By

                                    Title



                                    THE FIRST NATIONAL BANK OF BOSTON,
                                    as Administrative Agent


                                    By

                                    Title


                                    _______________________,
                                    as Trustee


                                    By

                                    Title

                                                                       EXHIBIT L

                                    [FORM OF]

                             SUPPLEMENTAL AGREEMENT


      SUPPLEMENTAL AGREEMENT dated as of _________________ _____, _____, between the Restricted Subsidiary listed on the signature page hereto (the "New Restricted Subsidiary"), and __________________________________________, as
Trustee (the "Trustee") under the Trust Agreement (as defined herein).

      Reference is made to (a) the Credit Agreement dated as of ____________ ___, 1996 (as amended, modified or supplemented from time to time, the "Credit Agreement"), among National Propane, L.P., a Delaware limited partnership (the "Borrower"), the financial institutions party thereto as lenders (the "Lenders"), The First National Bank of Boston, as Administrative Agent and a Lender, Bank of America NT & SA, as a Lender, and BA Securities, Inc., as Syndication Agent, (b) the $125,000,000 [ ]% First Mortgage Notes due June 15, 2010 (the "Mortgage Notes") issued to certain institutional investors (the "Purchasers") under the Note Agreement dated as of _____________ ___, 1996, among the Borrower, National Propane Corporation, National Propane SGP, Inc. and the Purchasers, as amended, modified or supplemented from time to time (the "Note Agreement"), (c) the Pledge and Security Agreement dated as of ____________ ___, 1996 among the Grantors named therein and the Trustee (as amended or modified from time to time, the "Borrower Security Agreement"), (d) the Guarantee Agreement dated as of _____________ ___, 1996 among the Guarantors named therein and the Trustee (as amended or modified from time to time, the "Subsidiaries' Guarantee Agreement"), and (e) the Trust Agreement dated as of _____________ ___, 1996 among the Borrower, the General Partners, the Public Partnership, the Restricted Subsidiaries named therein and the Trustee (as amended or modified from time to time, the "Trust Agreement"). Terms used herein and not otherwise defined herein shall have the meanings assigned to them in the Borrower Security Agreement and the Subsidiaries' Guarantee Agreement.

      The Credit Agreement and the Note Agreement require each Restricted Subsidiary that was not in existence or not a Restricted Subsidiary on the date thereof to enter into the Borrower Security Agreement (as a Grantor), the Subsidiaries' Guarantee Agreement (as a Guarantor) and the Trust Agreement.

      The Credit Agreement, the Note Agreement, the Borrower Security Agreement, the Subsidiaries' Guarantee Agreement and the Trust Agreement specify that additional Restricted Subsidiaries may become Grantors and Guarantors, as applicable, under the Borrower Security Agreement and the Subsidiaries' Guarantee Agreement by execution and delivery of an instrument in the form of this Agreement. The undersigned New Restricted Subsidiary is executing this Agreement in accordance with the requirements of the Credit Agreement and the Note Agreement in order to become a Grantor and a Guarantor under the Borrower Security Agreement and the Subsidiaries' Guarantee Agreement, respectively, to induce the Lenders to make additional Loans and to induce the Issuing Banks to issue Letters of Credit and as consideration for Loans previously made, Letters of Credit previously issued and Mortgage Notes previously purchased.

      Accordingly, the New Restricted Subsidiary and the Trustee agree as follows:

      SECTION 1. Borrower Security Agreement. In accordance with Section 7.07 of the Borrower Security Agreement, the New Restricted Subsidiary by its signature hereto shall become a Grantor under the Borrower Security Agreement with the same force and effect as if originally named therein as a Grantor and the New Restricted Subsidiary hereby (i) agrees to all the terms and provisions of the Borrower Security Agreement applicable to it as a Grantor thereunder, (ii) represents and warrants that the representations and warranties made by it as a Grantor thereunder are true and correct on and as of the date hereof with the same effect as though made on the date hereof and (iii) acknowledges receipt of a copy of and agrees to be bound by the terms of the Borrower Security Agreement. In furtherance of the foregoing, as security for the payment or performance, as the case may be, of the Secured Obligations (as defined in the Borrower Security Agreement) of the New Restricted Subsidiary as a Grantor, the New Restricted Subsidiary hereby grants to the Trustee, its successors and assigns, for the ratable benefit of the Secured Parties, a security interest in and hereby pledges all of such New Restricted Subsidiary's right, title and interest in, to and under the Collateral listed on Schedules 2, 3, 4, 6, 7, 8, 9, 10 and 11 attached hereto and all other Collateral referred to in the Borrower Security Agreement. Each reference to a "Grantor" in the Borrower Security Agreement shall be deemed to include the New Restricted Subsidiary, and each schedule attached to this Agreement shall be incorporated into and become part of and supplement the corresponding Schedules 2 through 11 to the Borrower Security Agreement.

      SECTION 2. Subsidiaries' Guarantee Agreement. In accordance with Section 12 of the Subsidiaries' Guarantee Agreement, the New Restricted Subsidiary by its signature hereto shall become a Guarantor under the Subsidiaries' Guarantee Agreement with the same force and effect as if originally named therein as a Guarantor and the New Restricted Subsidiary hereby (a) agrees to all the terms and provisions of the Subsidiaries' Guarantee Agreement applicable to it as a Guarantor thereunder, (b) represents and warrants that the representations and warranties made by it as a Guarantor thereunder are true and correct on and as of the date hereof with the same effect as though made on the date hereof and (c) acknowledges receipt of a copy of and agrees to be obligated and bound by the terms of the Subsidiaries' Guarantee Agreement. Each reference to a "Guarantor" in the Subsidiaries' Guarantee Agreement shall be deemed to include the New Restricted Subsidiary.

      SECTION 3. Trust Agreement. In accordance with Section ______ of the Trust Agreement, the New Restricted Subsidiary by its signature hereto shall become a party under the Trust Agreement and the New Restricted Subsidiary hereby (a) agrees to all the terms and provisions of the Trust Agreement applicable to it as a party thereunder and (b) acknowledges receipt of a copy of and agrees to be obligated and bound by the terms of the Trust Agreement.

      SECTION 4. Enforceability. The New Restricted Subsidiary hereby represents and warrants that this Agreement has been duly authorized, executed and delivered by the New Restricted Subsidiary and constitutes a legal, valid and binding obligation of the New Restricted Subsidiary enforceable against it in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforceability of creditors' rights generally and by equitable principles of general applicability (regardless of whether such enforceability is considered in a proceeding in equity or at law).

      SECTION 5. Effectiveness. This Agreement shall become effective upon the satisfaction of the following conditions:

            (a) the receipt by the Trustee, in form and substance satisfactory to the Trustee, of the following:

                  (i) duly executed counterparts of this Agreement;

                  (ii) a copy of the New Restricted Subsidiary's certificate of incorporation, certificate of partnership or other constitutive documents, including all amendments thereto, certified as of a recent date by the Secretary of State of the jurisdiction of its organization, and a certificate as to its good standing, as of a recent date, from such Secretary of State;

                  (iii) a certificate of the Secretary, Assistant Secretary or other authorized representative of the New Restricted Subsidiary certifying (A) that attached thereto is a true and complete copy of its by-laws or partnership agreement, as applicable, in effect on the date thereof and at all times since a date prior to the date of the resolutions described in clause (B) below, (B) that attached thereto is a true and complete copy of resolutions duly adopted by the Board of Directors of the New Restricted Subsidiary (or, in the case of a partnership, the managing general partner thereof) authorizing the execution, delivery and performance of this Agreement and the performance of the Borrower Security Agreement, the Subsidiaries' Guarantee Agreement and the Trust Agreement to which it will be a party and that such resolutions have not been modified, rescinded or amended and are in full force and effect, (C) that the certificate of incorporation, certificate of partnership or other constitutive documents of the New Restricted Subsidiary have not been amended since the date of the last amendment thereto shown on the certificate of good standing furnished pursuant to clause
            (ii) above and (D) as to the incumbency and specimen signature of each authorized representative executing any document delivered in connection herewith on behalf of such party;

                  (iv) a certificate of another authorized representative as to the incumbency and specimen signature of the person executing the certificate pursuant to clause (iii) above;

                  (v) upon the request of the Trustee or any Secured Party,
            certified copies of Requests for Information (form UCC-11), or equivalent reports from Prentice-Hall Financial Services or other independent search service satisfactory to the Trustee, listing (A) any judgment naming the New Restricted Subsidiary as judgment debtor in any of the jurisdictions where a UCC financing statement would be required by law to be filed in order to create a perfected security interest in or lien on any of the personal or real property of the New Restricted Subsidiary, (B) any tax lien that names the New Restricted Subsidiary as a delinquent taxpayer in any of the jurisdictions referred to in the preceding clause (A) and (C) any UCC financing statement that names the New Restricted Subsidiary as debtor or seller filed in any of the jurisdictions referred to in the preceding clause (A);

                  (vi) appropriate duly executed termination statements (Form
            UCC-3) signed by all persons disclosed on current financing statements as secured parties in the jurisdictions referred to in clause (v) above in form for filing under the UCC of such jurisdictions (except with respect to Liens permitted under Section
            6.02 of the Credit Agreement and Section 10.2 of the Note
            Agreement);

                  (vii) certificates representing all outstanding Capital Stock of any subsidiary of the New Restricted Subsidiary (other than immaterial subsidiaries acceptable to the Trustee and the Secured Parties), accompanied by stock powers endorsed in blank, and Intercompany Notes, if any, duly executed by the New Restricted Subsidiary, accompanied by assignments executed in blank;

                  (viii) an acknowledgement copy, or other evidence satisfactory to the Trustee and the Secured Parties, of the proper filing, registration or recordation of each document (including each UCC financing statement) required by law or reasonably requested by the Trustee to be filed, registered or recorded in order to create in favor of the Trustee for the benefit of the Secured Parties a valid, legal and perfected security interest in or Lien on the Collateral that is the subject of the Borrower Security Agreement in each jurisdiction in which the filing, registration or recordation thereof is so required or requested;

                  (ix) an opinion of counsel for the New Restricted Subsidiary, dated the date that this Agreement shall become effective, as to all matters relating to the New Restricted Subsidiary as the Trustee or any Secured Party may reasonably request; and

                  (x) all documents the Trustee and the Secured Parties may
            reasonably request relating to the existence of New Restricted Subsidiary and its corporate or partnership authority to execute, deliver and perform the Borrower Security Agreement, the Subsidiaries' Guarantee Agreement and the Trust Agreement, as applicable, and any other matters relevant hereto or thereto; and

            (b) No Default or Event of Default under the Credit Agreement and no Potential Event of Default or Event of Default under the Note Agreement shall have occurred and be continuing at the time of the execution and delivery hereof or would occur immediately after giving effect thereto.

      SECTION 6. Effect on Loan Documents. Except as expressly supplemented hereby, the Borrower Security Agreement, the Subsidiaries' Guarantee Agreement and the Trust Agreement shall continue in full force and effect.

      SECTION 7. GOVERNING LAW. THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK.

      SECTION 8. Savings Clause. To the fullest extent permitted under applicable law, in the event any one or more of the provisions contained in this Agreement should be held invalid, illegal or unenforceable in any respect with respect to the New Restricted Subsidiary, no party hereto shall be required to comply with such provision for so long as such provision is held to be invalid, illegal or unenforceable, and the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired. The parties shall endeavor in good-faith negotiations to replace any invalid, illegal or unenforceable provisions with valid provisions, the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

      SECTION 9. Notices. All communications to the New Restricted Subsidiary shall be given to it at the address or telecopy number set forth under its signature hereto.

      SECTION 10. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall constitute an original, but all of which, when taken together, shall constitute but one instrument.

      SECTION 11. Expenses. The New Restricted Subsidiary agrees to reimburse the Trustee and the Agents for its reasonable out-of-pocket expenses in connection with this Agreement, including the reasonable fees and expenses of counsel.

      IN WITNESS WHEREOF, the New Restricted Subsidiary and the Trustee have duly executed this Agreement as of the day and year first above written.


                                          [NEW RESTRICTED SUBSIDIARY],


                                          By:_________________________
                                          Name:
                                          Title:
                                          Address:
                                          Telecopy:


                                          [NAME OF TRUSTEE],


                                          By:________________________
                                          Name:
                                          Title:
                                          Address:
                                          Telecopy:

                               Schedule 1



             CHIEF EXECUTIVE OFFICE AND PRINCIPAL PLACE OF BUSINESS



          Name                Mailing Address        County      State
          ----                ---------------        ------      -----






           LOCATIONS OF RECORDS OF RECEIVABLES AND GENERAL INTANGIBLES



          Name                Mailing Address        County      State
          ----                ---------------        ------      -----

                                   Schedule 2



                               PLEDGED SECURITIES



Part I List of Pledged Interests:


                                               Ownership
     Grantor     Issuer                        Interests
     -------     ------                        ---------













Part II List of Pledged Debt:



      Grantor          Debt Issuer     Date of Issuance  Outstanding Balance
      -------          -----------     ----------------  -------------------

                                   Schedule 3


                      LOCATIONS OF EQUIPMENT AND INVENTORY




       Grantor         Mailing Address          County               State
       -------         ---------------          ------               -----

                                   Schedule 4


                        TRADE NAMES, DIVISION NAMES, ETC.



                Grantor                    Trade Names, Division Names, Etc.
                -------                    ---------------------------------

                                   Schedule 5


                         REQUIRED FILINGS AND RECORDINGS



      Grantor         UCC Filings & Locations         Other Filings
      -------         -----------------------         -------------

                                   Schedule 6


                         PATENTS AND PATENT APPLICATIONS


                   Serial No. or                                      Issue or
     Grantor        Patent No.       Inventor          County        Filing Date
     -------        ----------       --------          ------        -----------

                                   Schedule 7


                      TRADEMARKS AND TRADEMARK APPLICATIONS



                    Serial No. or                          Issue or
    Grantor        Registration No.        Country       Filing Date        Mark
    -------        ----------------        -------       -----------        ----

                                   Schedule 8


                      COPYRIGHTS AND COPYRIGHT APPLICATIONS



                    Serial No. or                          Issue or
    Grantor        Registration No.        Country       Filing Date        Mark
    -------        ----------------        -------       -----------        ----

                                   Schedule 9



                                    LICENSES



                Grantor                                Licenses
                -------                                --------

                                   Schedule 10



                     MOTOR VEHICLES AND OTHER ROLLING STOCK

                                                                       EXHIBIT M

                                    [FORM OF]

                               NOTICE OF BORROWING

                                                                          [Date]
The First National Bank of Boston
100 Federal Street
Mail Stop 01-08-02
Boston, MA  02110
Attn:____________________


      Re: The Credit Agreement, dated as of ______________ ___, 1996 (as amended or modified from time to time, the "Credit Agreement"), among National Propane, L.P. (the "Borrower"), the financial institutions party thereto as lenders, The First National Bank of Boston, as Administrative Agent and a Lender, Bank of America NT & SA a, as a Lender, and BA Securities, Inc., as Syndication Agent


      This Notice of Borrowing is delivered to you pursuant to Section 2.03 of the Credit Agreement, is irrevocable and constitutes the Borrower's request to borrow in the amounts and in the manner set forth below. The information relating to the proposed Borrowing is as follows:

      1. The Borrowing is to be a [Tranche A Revolving Loan/Tranche B Revolving Loan/Tranche B Term Loan].

      2.    The Borrowing is to be a [ABR/Eurodollar] Loan.

      4.    The date (which shall be a Business Day) of the
            proposed Borrowing is                   _____________, 19__.

      5.    The amount of the proposed Borrowing is       $____________.

      6. If the Borrowing is to be a Eurodollar Borrowing, the Interest Period with respect thereto is _________________.

      Terms used herein and not otherwise defined herein shall have the meanings assigned to them in the Credit Agreement. In the event of any conflict or inconsistency between the terms hereof and the terms in the Credit Agreement, the terms in the Credit Agreement shall be controlling.

      The undersigned hereby certifies that, as of the date hereof, the information herein is true and complete.


                                    Very truly yours,

                                    NATIONAL PROPANE, L.P., as Borrower

                                    by: National Propane Corporation,
                                          its general partner


                                    by:
                                    Name:
                                    Title:

                                                                       Exhibit O

            THIS NOTE HAS NOT BEEN REGISTERED UNDER THE
            SECURITIES ACT OF 1933, AS AMENDED, OR THE
            SECURITIES LAWS OF ANY STATE AND MAY NOT BE SOLD OR OTHERWISE DISPOSED OF EXCEPT PURSUANT TO AN EFFECTIVE REGIS TRATION STATEMENT UNDER SUCH ACT AND APPLICABLE STATE SECURITIES LAWS OR AN APPLICABLE EXEMPTION TO THE REGISTRATION REQUIREMENTS OF SUCH ACT OR SUCH LAWS.


                         TRIARC COMPANIES, INC.

                        13.5% SENIOR SECURED NOTE


$40,700,000                                                   New York, New York
                                                                    July 2, 1996


     FOR VALUE RECEIVED, the undersigned, Triarc Companies, Inc., a Delaware corporation (together with its successors and permitted assigns, the "Borrower"), hereby promises to pay to the order of National Propane, L.P. (together with its successors and permitted assigns, the "Lender"), at such place as the Lender shall from time to time designate to the Borrower in writing, the aggregate principal amount of FORTY MILLION SEVEN HUNDRED THOUSAND DOLLARS ($40,700,000), in such amounts and on such dates as determined according to Section 1 hereof, with daily interest on the outstanding principal amount hereof from the date hereof to (but excluding) the maturity of this Note (whether by acceleration or otherwise) at the rate set forth in Section 2 hereof, said interest being payable in semi-annual installments in arrears on the 30th day of June and December in each year and at maturity. The Borrower shall pay principal, interest and all other amounts due hereunder in immediately available funds. In the event that any payment due hereunder is required to be made on a day that is not a Business Day, such payment shall be made on the next Business Day. In case an Event of Default (as defined in Section 7.1) shall occur and be continuing, the entire principal amount of this Note may become or be declared to be due and payable in the manner and with the effect provided herein. Certain capitalized terms used herein are defined in Section 8.

Section A.  Principal.

     Beginning on June 30, 2003 and on each anniversary thereafter through and including June 30, 2010, the Borrower will prepay the principal amount of this
Note in eight equal installments of $5,087,500 with the final maturity date of this Note being June 30, 2010. Any optional prepayment of the principal of this Note permitted hereunder shall be applied to reduce the mandatory prepayments otherwise required by this Section 1 in the direct order such prepayments are due.

Section B.  Interest.

     The Borrower will pay interest on the outstanding principal amount hereof, until the principal amount hereof is paid in full, at a rate of 13.5% per annum. Interest on this Note will accrue from and including the most recent date on which interest has been paid (or, if no interest has been paid, from and including the date of issuance of this Note) to but excluding the date of payment. Interest will be computed on the basis of a 365-day year and the actual number of days elapsed. The Borrower shall pay interest on overdue principal and on overdue interest to the full extent permitted by law at a rate equal to 15.5% per annum.

Section C.  Collateral.

     1. Pledge and Grant of Security Interest.

          (a) Pledged Interests. To induce the Lender to accept this Note, and as security for the due and punctual payment and performance of all obligations of the Borrower now or hereafter existing under this Note, whether for principal, premium, interest, or any other amount payable under this Note (collectively, the "Obligations"), the Borrower hereby pledges, assigns, transfers and grants to the Lender a first priority continuing security interest in (i) all of the capital stock of the General Partner, now owned or hereafter acquired by the Borrower (the "Pledged Stock"), (ii) all Permitted Consideration (the "Pledged Permitted Consideration") received, receivable or otherwise distributed in exchange for the Pledged Stock in connection with any Permitted Third Party Sale (as defined below) and (iii) all dividends, distributions, liquidating dividends, stock dividends, stock or partnership rights, options, rights to subscribe, cash, instruments and other property and proceeds and principal, premium and interest payments received, receivable or otherwise distributable in respect of or exchanged for the Pledged Stock or Pledged Permitted Consideration (the items listed in clauses (i), (ii) and (iii) being referred to collectively as the "Pledged Interests").

          (b) Pledged Retained Assets. To induce the Lender to accept this Note, and as security for the due and punctual payment and performance of the Obligations, the Borrower hereby pledges, assigns, transfers and grants to the Lender a first priority continuing security interest in the Retained Assets owned by the

Borrower upon the occurrence of the General Partner Merger in an amount equal to the lesser of (A) all of the Retained Assets held by the General Partner immediately prior to the General Partner Merger or (B) Retained Assets having an aggregate Value equal to the then outstanding principal amount of this Note (such lesser amount being referred to as the "Pledged Retained Assets").

          (c) Delivery of Collateral.

               (i) In furtherance of the pledge, assignment, transfer and grant of the security interests provided for in Section 3.1(a) and (b), the Borrower herewith delivers to the Lender a certificate or certificates representing the Pledged Stock, together with an instrument of transfer duly executed in blank relating thereto. In addition, the Borrower hereby agrees to deliver to the Lender, upon receipt thereof, certificates representing any other securities from time to time included in the Pledged Interests and hereby agrees to deliver, upon the occurrence of the General Partner Merger, a certificate or certificates representing any of the Pledged Retained Assets, in each case together with instruments of transfer duly executed in blank relating thereto. All securities, rights, interests, cash or other assets pledged pursuant to this
Section 3.1 or otherwise required to be pledged pursuant to the terms of this Note are referred to herein collectively as the "Collateral."

               (ii) The Borrower shall cause to be opened and maintained with The Bank of New York a non-interest bearing bank account (the "Cash Account"), under the sole dominion and control of the Lender into which shall be deposited any Permitted Consideration received by the Borrower that is in the form of cash and, after the General Partner Merger, any consideration that is received by the Borrower in connection with the sale of Pledged Retained Assets that is in the form of cash, any cash that is designated as Pledged Retained Assets pursuant to the last sentence of Section 3.2(b)(ii) and any other cash designated as Collateral. Any such amounts received by the Borrower shall be promptly delivered by it to the Lender for deposit into such account, and until so deposited shall be held in trust for the Lender and not commingled with any other funds of the Borrower. Such cash when deposited shall continue to be security for the Obligations and shall not constitute payment thereof until applied as hereinafter provided. So long as no Event of Default shall have occurred and be continuing, the Borrower shall be entitled upon notice delivered to the Lender to direct that such cash be invested in Cash Equivalents as designated by the Borrower. If any amounts deposited in such account shall have been identified by the Borrower for release from the security interest created hereunder as provided in Section 3.3(c), the Lender shall forthwith return such amounts to the Borrower.

          (d) Filings; Other Actions. The Borrower will, from time to time and at its own expense, execute, deliver, file or record such financing statements pursuant to the UCC and such other statements, assignments, instruments, documents, agreements and other papers as necessary or as the Lender may reasonably request in order to create, preserve, perfect, confirm or validate the security interests in the Collateral.

     2. Voting Rights; Dividends; Transfers; etc.

          (a) Voting Rights; Dividends. So long as no Event of Default shall have occurred and be continuing, the Borrower shall be entitled to (i) exercise any and all voting and other consensual rights pertaining to the Collateral or any part thereof and (ii) receive, retain, dispose of, or otherwise use or deal with in its sole discretion any and all dividends, distributions and interest payments paid in respect of the Collateral.

          (b) Transfer or Pledge of Pledged Retained Assets.

               (i) So long as no Event of Default shall have occurred and be continuing, the Borrower shall be entitled to sell, assign, transfer, convey, grant a security interest in, hypothecate or pledge (collectively, "Transfer"), or permit the Transfer, in an arms'-length transaction with an independent, unrelated third party, of any of the Pledged Retained Assets if such Transfer satisfies the condition in Section 3.2(b)(ii). Prior to the General Partner Merger, this Section 3.2(b) shall also govern the Transfer of (A) all Retained Assets (other than that portion of the Retained Assets the aggregate Value of which, when taken together with the aggregate Value of all other Retained Assets, is greater than the principal amount of this Note outstanding from time to time) and (B) Retained Assets in which a first priority security interest has been granted under Section 6.6(a) or 9.2 (collectively, "Potential Pledged Retained Assets").

               (ii) No Transfer of Pledged Retained Assets or Potential Pledged Retained Assets shall be permitted unless (except as otherwise permitted by the proviso in Section 6.6(b)), immediately after giving effect to such transaction the General Partner continues to hold Pledged Retained Assets or Potential Pledged Retained Assets, as the case may be (excluding any Pledged Retained Assets or Potential Pledged Retained Assets hypothecated, pledged or in which a security interest has been granted to any Person other than the Lender) and/or Cash or Cash Equivalents that are designated by the General Partner as Pledged Retained Assets (or Potential Pledged Retained Assets), as provided in the last sentence of this Section 3.2(b) (ii), with a Value equal to not less than the outstanding principal amount of this Note at such time. For purposes of satisfying the foregoing condition, the General Partner may designate any of its cash or Cash Equivalents as Pledged Retained Assets (or Potential Pledged Retained Assets) and, thereafter, such assets shall be deemed to be Pledged Retained Assets (or Potential Pledged Retained Assets ) for all purposes of this Note, including, without limitation, Section 3.1(b).

               (iii) Upon the occurrence and the continuance of an Event of Default, the Borrower shall not Transfer or permit the Transfer of any of the Pledged Retained Assets or Potential Pledged Retained Assets.

          (c) Transfer of Pledged Interests. The Borrower shall not be entitled to Transfer all or any portion of the Pledged Interests, except in an arms'-length transaction with an independent, unrelated third party that satisfies the following conditions (each Transfer permitted hereunder being referred to as a "Permitted Third Party Sale"):

               (i) in any such Transfer (other than a sale, assignment, transfer or conveyance to any Person that assumes the Borrower's obligations under this Note as provided in Section 9.2 and pledges the Pledged Interests so acquired as security for the performance of the Obligations, in which case the condition contained in this clause (i) shall not be applicable), the consideration received by the Borrower shall be at least equal to the fair market value of the Pledged Interest that is Transferred, as determined by the Borrower in good faith, and shall be in the form of Permitted Consideration,

               (ii) the Borrower shall not effect any such Transfer if, after giving effect to such Transfer, the Borrower shall own Pledged Stock (excluding Pledged Stock that the Borrower has hypothecated, pledged or granted a security interest in to any Person other than the Lender) constituting less than a majority of the voting common stock and voting power of the General Partner then outstanding (other than in connection with a sale, assignment, transfer or conveyance of all of the Pledged Stock) unless the Borrower grants to the Lender a first priority security interest in cash or Cash Equivalents with an aggregate Value at least equal to the then outstanding principal amount of the Note, and

               (iii) no Event of Default shall have occurred and be continuing.

     In connection with any Permitted Third Party Sale, the Pledged Interests transferred shall be released from the security interest created hereunder. In addition, in connection with a Permitted Third Party Sale under clause (ii) above that results in the Pledged Stock constituting less than a majority of the voting common stock of the General Partner and in which the Borrower grants to the Lender a security interest in the substitute collateral identified in such clause, all shares of Pledged Stock shall be released from the security interest created hereunder.

          (d) Lender's Rights During Event of Default. If an Event of Default shall have occurred and be continuing and any amounts shall be due and payable (whether by maturity or otherwise) under any of the Obligations, all rights of the Borrower to (i) exercise the voting and other consensual rights which the Borrower would otherwise be entitled to exercise pursuant to Section 3.2(a);

(ii) Transfer or permit the Transfer of any Pledged Retained Assets as provided in Section 3.2(b) and (iii) receive and retain any and all dividends, distributions and interest paid in respect of the Pledged Interests as provided in Section 3.2(a), shall cease and all such rights shall, to the extent permitted by law, thereupon become vested in the Lender, and the Lender shall thereupon have the sole right to exercise such voting and other consensual rights as provided in Section 3.2(a), to Transfer or permit the Transfer of Pledged Retained Assets as provided in Section 3.4 and to receive and hold as Collateral such dividends, distributions and interest payments as provided in
Section 3.2(a); provided that, the Lender shall not be permitted to exercise such voting or other consensual rights with respect to any capital stock of the General Partner included in the Pledged Interests if, such exercise would result in the loss of the Lender's status as a pass-through entity for federal or state income tax purposes or cause the dissolution of the Lender, in which case the Lender shall have been deemed to have assigned such voting and other consensual rights to the Trustee unless the Borrower shall have delivered an opinion of counsel that the exercise of such rights by such Trustee would cause such a result, in which case no such deemed assignment shall occur. All such dividends, distributions and interest payments that are received by the Borrower contrary to the provisions of this Section 3.2(d) shall be received in trust for the benefit of the Lender, shall be segregated from other funds of the Borrower and shall forthwith be paid over to the Lender as Collateral in the same form as so received (with any necessary endorsements).

     3. Releases of Collateral.

          (a) If the Value of the Pledged Permitted Consideration received from any Permitted Third Party Sale that is required to be pledged by the Borrower pursuant to Section 3.1(a)(ii) (together with the Pledged Permitted Consideration received from all previous Permitted Third Party Sales that are so pledged) at any time of determination, exceeds the then outstanding principal amount of this Note (after giving effect to any repayment of this Note being made at the time of such determination), any Pledged Permitted Consideration in excess of such Value shall be released from the security interest granted hereunder and no longer shall constitute Pledged Permitted Consideration. The Value of such Pledged Permitted Consideration shall be determined at the time of each bona fide Permitted Third Party Sale and at the time of each repayment of any portion of the principal amount of this Note.

          (b) If the Value of the Pledged Retained Assets, if any, exceeds the outstanding principal amount of this Note (after giving effect to any repayment of this Note being made at the time of such determination) at any time of determination, any Pledged Retained Assets in excess of such Value shall be released from the security interest granted hereunder and no longer shall constitute Pledged Retained Assets. The Value of such Pledged Retained Assets shall be determined at the time of each bona fide sale of Pledged Retained Assets to a Person that is not an

Affiliate of the Borrower and upon each repayment of any portion of the principal amount of this Note.

          (c) In the event that any Collateral is required, pursuant to clause
(a) or clause (b) above, to be released from the security interest granted hereunder, the Borrower may select which of the Collateral shall be so released.

          (d) Upon the payment in full in cash of the Obligations, the security interest granted under this Note shall automatically terminate and cease to be of any force and effect, the Collateral shall be released from the security interest created under this Note and the Collateral and the Retained Assets shall no longer be subject to any restrictions imposed under this Note.

          (e) The Lender agrees that it shall execute and deliver such documents and instruments and take all such other action, as the Borrower may reasonably request (and at the expense of the Borrower), to evidence the termination of the security interest, and the release of the Collateral and the Retained Assets, as provided in this Section 3.3 or otherwise in this Note.

     4. Remedies Upon Default. Upon the occurrence and during the continuance of an Event of Default, the Lender shall have, in addition to any other rights given by law, including, without limitation, under the UCC, or the rights hereunder, all of the rights and remedies of a secured party with respect to the Collateral. In addition, if any Event of Default shall occur and be continuing, the Lender may apply against the Obligations then due and payable any amounts on deposit in the Cash Account and upon fifteen (15) days prior written notice to the Borrower (the "Sale Notice") sell all or any portion of the Collateral at any public or private sale at such price and on such terms as the Lender reasonably may determine, and the purchaser of the Collateral or portion thereof so sold shall thereafter hold the same absolutely, free from any claim, encumbrance or right of any kind whatsoever. The Sale Notice shall, in the case of a public sale, state the time and place fixed for such sale or in the case of a private sale, state the day after which such sale may be consummated. Neither the Lender nor the Partnership may be a purchaser of any of the Pledged Stock at such sale or otherwise acquire the Pledged Stock at any time when the General Partner holds the Unsubordinated General Partner Interest; provided that, the Lender may assign its rights hereunder to be a purchaser at such sale to any Person, other than a Subsidiary of the Partnership, and such assignee shall not be so restricted. The Borrower hereby agrees that, if so requested by the Lender in the Sale Notice, the Borrower shall use its best efforts to cause the General Partner to transfer the Unsubordinated General Partner Interest to a third party (which may be an Affiliate of the Borrower other than a subsidiary of the General Partner) no later than immediately prior to the consummation of the sale provided for in the Sale Notice. The Borrower hereby agrees that any transfer or sale of all or any portion of the Collateral conducted in conformity with reasonable commercial practices of banks, insurance companies, or other financial institutions disposing of property similar to the Collateral shall be deemed to be commercially reasonable.

     5. Further Assurances. The Borrower agrees that it will cooperate with the Lender and will execute and deliver, or cause to be executed and delivered, instruments of transfer, proxies and such other documents, and will take all such other action, as the Lender may reasonably request from time to time in order to carry out the provisions and the purposes hereof.

Section D.  Optional Prepayment.

     1. Prepayment by Borrower.

          (a) Except as otherwise provided herein, the Borrower shall not have any right to prepay or redeem this Note prior to June 30, 2001.

          (b) At any time on or after June 30, 2001 but prior to June 30, 2002, the Borrower shall have the right, at any time and from time to time, at its sole option and election, to prepay the outstanding principal amount of this Note, in whole or in part, at a redemption price equal to 103% of the principal amount prepaid together with accrued interest on the portion prepaid.

          (c) At any time on or after June 30, 2002 but prior to June 30, 2003, the Borrower shall have the right, at any time and from time to time, at its sole option and election, to prepay the outstanding principal amount of this Note, in whole or in part, at a redemption price equal to 101.5% of the principal amount prepaid, together with accrued interest on the portion prepaid.

          (d) At any time on or after June 30, 2003, the Borrower shall have the right, at any time and from time to time, at its sole option and election, to prepay the outstanding principal amount of this Note without premium or penalty, in whole or in part, together with accrued interest on the portion prepaid.

          (e) Notwithstanding anything to the contrary contained in this Section 4.1, the Borrower shall have the right, but not the obligation, to prepay the outstanding principal amount of this Note without premium or penalty,

               (i) in whole or in part, within 180 days after the consummation of an Acquisition (as defined in the Partnership Agreement), in an amount not to exceed the sum of (x) the total amount of any indebtedness (including refinancing indebtedness) incurred by the Lender or the Partnership in connection with such Acquisition that is repaid using the proceeds of the prepayment of this Note and (y) the total amount of other cash (not resulting from proceeds of the indebtedness referred to in clause
     (x)) paid by the Lender or the Partnership in connection with such Acquisition; or

               (ii) in whole, but not in part, within 180 days of any transaction (A) that results in either the General Partner no longer being an Affiliate of the Borrower or the General Partner no longer being an Affiliate of the Lender and (B) in which (x) the total consideration received by the General Partner for each Subordinated Unit (or Common Unit issued upon conversion of a Subordinated Unit) sold, transferred or assigned by the General Partner in such transaction, if any, is not less than an amount (the "Threshold Price") equal to the Initial Unit Price (as such Initial Unit Price may be adjusted for splits, distributions of capital surplus or other reclassifications of the Units) or (y) if such transaction does not involve the sale of Units by the General Partner but rather involves the merger or sale of stock of the General Partner, in which the total consideration received by the Borrower in such transaction implies a value, determined by the Borrower in good faith, for each Subordinated Unit (or Common Unit issued upon conversion of a Subordinated
     Unit) of not less than the Threshold Price.

          2. Notice. Notice of any optional prepayment by the Borrower of this Note pursuant to Section 4.1 shall be given to the Lender at least 10 days prior to the date fixed for such prepayment, which must be a Business Day.

Section E. Representations and Warranties. The Borrower represents and warrants to the Lender as of the date hereof that:

          1. Incorporation. The Borrower is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware and has all requisite corporate power and authority to execute and deliver this Note, to grant the security interest in the Collateral as provided herein and to perform its obligations hereunder.

          2. Authority. This Note has been duly authorized, executed and delivered by the Borrower and constitutes the valid and legally binding obligation of the Borrower, enforceable against the Borrower in accordance with its terms, except as such enforceability may be limited by (i) bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or similar laws now or hereafter in effect relating to creditors' rights and remedies generally and (ii) general equitable principles, whether asserted in an action at law or in equity, and that such enforceability may be subject to the discretion of the court before which any proceedings therefor may be brought.

          3. No Conflicts. The execution, delivery and performance by the Borrower of this Note, including, without limitation, the grant of the security interest in the Collateral as provided herein, do not (i) violate any provision of any law, rule or regulation, order, writ, judgment, decree, determination or award presently in effect having applicability to the Borrower, (ii) conflict with or result in a breach of or constitute a default under the Certificate of Incorporation or Bylaws of the

Borrower or any indenture or loan or credit agreement or any other agreement or instrument to which the Borrower is a party or (iii) except as contemplated by this Note, result in, or require the creation or imposition of, any lien or encumbrance upon or with respect to any of the properties now owned by the Borrower, except, in the case of (i), (ii) or (iii), where such violation, conflict, default or creation or imposition of any lien or encumbrance would not (individually or in the aggregate) have a material adverse effect on the business, assets or condition (financial or otherwise) of the Borrower and its subsidiaries, taken as a whole, or on the value of the Collateral.

          4. Title to Collateral. The Borrower owns beneficially and of record all of the Pledged Stock, free and clear of all liens and other encumbrances, except for those created hereunder. The General Partner owns the Retained Assets beneficially and of record free and clear of all liens and other encumbrances, except for those created hereunder, and the restrictions contained in the Partnership Agreement.

Section F.  Covenants.

          1. Notice of Defaults. The Borrower shall give notice in writing to the Lender promptly but in any event within five Business Days after becoming aware of the occurrence of any Event of Default under this Note or an event which with notice or lapse of time would become an Event of Default.

          2. Financial Reports. The Borrower shall prepare and furnish to the Lender (i) as soon as practicable, after the close of each fiscal year of the Borrower, but not later than ten (10) Business Days after the date such are filed with the Securities and Exchange Commission, an audited consolidated balance sheet of the Borrower, and the related consolidated statements of income, additional capital and cash flows (or similar statements) for such fiscal year and (ii) as soon as practicable after the close of each fiscal quarter of the Borrower, but not later than ten (10) Business Days after the date such are filed with the Securities and Exchange Commission, an unaudited consolidated balance sheet of the Borrower and the related consolidated statements of income, additional capital and cash flows (or similar statements) for such fiscal quarter.

          3. Compliance with Laws. The Borrower shall comply with all applicable laws or other governmental rules and regulations to which it is subject the violation of which would have a material adverse effect on the Borrower's ability to perform its obligations under this Note.

          4. Payment of Material Obligations. The Borrower shall, and shall cause the General Partner to, pay and discharge, as the same shall become due and payable, (i) all taxes, assessments and governmental charges levied or imposed upon the Borrower or the General Partner, as the case may be, or upon the income, profits or property of the Borrower or the General Partner, as the case may be, and (ii) all lawful claims for labor, materials and supplies which, if unpaid, might by law become a lien upon the property of the Borrower or the General Partner, as the case may be (including, without limitation, any of the Collateral); provided that the Borrower and the General Partner shall not be required to pay or discharge or cause to be paid or discharged any such tax, assessment, charge or claim the amount, applicability or validity of which is contested in good faith by appropriate proceedings diligently pursued and for which the Borrower has established adequate reserves as required by generally accepted accounting principles or the failure to pay which would not have a material adverse effect on the Borrower's ability to perform its obligations under this Note.

          5. Transfer of Interest in the General Partner. The Borrower shall use its best efforts to prevent:

               (i) SEPSCO from transferring any shares of capital stock of the General Partner to any Person other than (a) the Borrower, (b) a permitted assignee under Section 9.2 of this Note from the Borrower, (c) a wholly owned subsidiary of the Borrower, (d) any Person that pledges such shares to the Lender to secure the Borrower's obligations under this Note pursuant to an agreement that contains provisions substantially similar to those set forth in
Section 3 (other than Section 3.1(b)) of this Note or (e) in connection with any Permitted Third Party Sale that results in the Pledged Stock no longer constituting Collateral,

               (ii) the General Partner from issuing any shares of its capital stock to any Person other than (a) the Borrower, (b) a permitted assignee under
Section 9.2 of this Note from the Borrower or (c) any Person that pledges such shares to the Lender to secure the Borrower's obligation under this Note pursuant to an agreement that contains provisions substantially similar to those set forth in Section 3 (other than Section 3.1(b)) of this Note, or

               (iii) any shares of the capital stock of SEPSCO from being acquired by any Person, other than (a) the Borrower, (b) a wholly owned subsidiary of the Borrower that agrees to be bound by this Section 6.5, or (c) a permitted assignee under Section 9.2 of this Note from the Borrower, at any time that SEPSCO owns any shares of the capital stock of the General Partner. Notwithstanding anything to the contrary contained in this Note, but subject to
Section 3.1(b), the General Partner and the Borrower may effect the General Partner Merger.

          6. Actions by the General Partner. Prior to the General Partner Merger, the Borrower shall prevent the General Partner from (a) incurring any indebtedness for borrowed money, unless the General Partner grants to the Lender a first priority continuing security interest in Retained Assets and/or cash and Cash Equivalents and/or Marketable Securities having an aggregate Value equal to or greater than the then outstanding principal amount of this Note, in a manner substantially similar to the security interest to be granted by the Borrower pursuant to Section 3.1(b) of this Note or (b) Transferring any of the Pledged Retained Assets (or Potential Pledged Retained Assets) in any manner that does not comply with Section 3.2(b); provided, however, that the General Partner may without complying with this Section 6.6(b), (i) consummate the General Partner Merger and (ii) Transfer any Pledged Retained Assets (or Potential Retained Pledged Assets) in one or more transactions on an arms'-length basis with an independent, unrelated third party in which the aggregate net after tax proceeds (together with the net after tax proceeds from all similar previous transactions) does not exceed $5 million.

Section G.  Defaults and Remedies.

      1. Event of Default. An "Event of Default" shall occur if:

          (a) the Borrower defaults in the payment of principal or premium of this Note when the same becomes due and payable;

          (b) the Borrower defaults in the payment of interest on this Note when the same becomes due and payable and such default continues for a period of 5 Business Days;

          (c) the Borrower defaults (after notice and the expiration of any applicable grace period, if any) in the payment of principal or interest under any indebtedness of the Borrower (other than this Note) or any guarantee by the Borrower of any indebtedness of any Subsidiary of the Borrower (each a "Guarantee Obligation") or defaults in the observance or performance of any other agreement or condition relating to any indebtedness of the Borrower or Guarantee Obligation (the effect of which covenant default is to cause such indebtedness to become due prior to its stated maturity or such Guarantee Obligation to become payable), if the principal amount of such indebtedness or Guarantee Obligation, together with the principal amount of all other such indebtedness and Guarantee Obligations with respect to which a payment default (after notice and the expiration of any applicable grace period or extension of maturity date, if any) has occurred or the maturity of which has been so accelerated or become so payable, exceeds $20 million in the aggregate;

          (d) the Borrower fails to comply in any material respect with any of its agreements contained in this Note (other than those set forth in any other clause of this Section 7.1) and such failure is not cured within 30 days after notice thereof;

          (e) one or more final judgments of any competent tribunal(s) aggregating in excess of $5 million shall be rendered against the Borrower, which judgments are not rescinded, discharged, satisfied, vacated, annulled or stayed or bonded pending appeal within 90 days of their entry;

          (f) this Note (or any other agreement contemplated by Section 6.5 or 6.6 purporting to grant a security interest in property securing this Note) shall cease to create a valid security interest in any of the Collateral;

          (g) the General Partner issues any shares of its capital stock to any Person other than as permitted under Section 6.5(ii);

          (h) SEPSCO transfers any shares of the capital stock of the General Partner to any Person or any shares of SEPSCO's capital stock are acquired by any Person, in either case other than as permitted under Section 6.5(i) or
(iii), respectively;

          (i) the General Partner takes any action which the Borrower has agreed to use best efforts to prevent pursuant to Section 6.6;

          (j) the Borrower fails to comply in any material respect with Section 3.1(b) or the second sentence of Section 3.1(c)(i) or Section 3.1(c)(ii);

          (k) the Borrower:

               (i) commences a voluntary case, proceeding or other action under any existing or future law of any jurisdiction relating to bankruptcy, insolvency, reorganization or relief from debtors (collectively, "Bankruptcy Laws") seeking to have an order for relief entered with respect to it;

               (ii) consents to the entry of an order for relief against it in an involuntary case commenced under a Bankruptcy Law;

               (iii) consents to the appointment of a receiver, liquidator, assignee, custodian, trustee, sequestrator or other similar official (a "Custodian") of it or for all or substantially all of its property under a Bankruptcy Law; or

               (iv) makes a general assignment for the benefit of its creditors;

          (l) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law (which order or decree remains unstayed and in effect for 90 days) that:

               (i) is for relief against the Borrower in an involuntary case;

               (ii) appoints a Custodian of the Borrower or for all or substantially all of its property; or

               (iii) orders the winding up or liquidation of the Borrower.

     2. Acceleration. If an Event of Default occurs under clause (k) or (l) of
Section 7.1, then the principal of and the accrued interest on this Note shall become due and payable immediately without presentment, demand, protest or other notice of any kind, all of which are expressly waived by the Borrower. If any other Event of Default specified in Section 7.1 occurs and is continuing, the Lender, by written notice to the Borrower, may declare the principal of and accrued interest on this Note to be due and payable and upon such declaration such principal and interest shall be due and payable immediately without presentment, demand, protest or other notice of any kind, all of which are expressly waived by the Borrower.

     3. Other Remedies. If an Event of Default occurs and is continuing, the Lender may pursue any available remedy by proceeding at law or in equity to collect the payment of principal of or interest on this Note or to enforce the performance of any provision of this Note. Except as otherwise provided by law, a delay or omission by Lender in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. No remedy is exclusive of any other remedy. All available remedies are cumulative.

     4. Waiver of Defaults. The Lender may waive in writing a default and its consequences. When a default is waived, it is deemed cured, but no such waiver shall extend to any subsequent or other default or Event of Default or impair any consequent right. No right or remedy herein conferred upon or reserved to the Lender is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise.

Section H.  Definitions.

     For the purposes of this Note, the following terms shall have the meanings indicated:

     "Affiliate" shall mean, with respect to any Person, another Person that controls, is controlled by or is under common control with (either directly or indirectly), such Person (including with respect to the General Partner, without limitation, the Borrower, DWG Acquisition Group, L.P., Nelson Peltz, Peter W. May or any of their respective Affiliates). For purposes of this definition "control" of a Person means the ability to direct the management and policies of such Person whether through the ownership of voting securities or otherwise.

     "Business" shall mean the wholesale and retail sale, distribution and storage of propane gas and related petroleum derivative products, the leasing of propane storage tanks and the related retail sale of supplies and equipment, including home appliances, and such other businesses in which the Lender was engaged on the date hereof.

     "Business Day" shall mean any day other than a Saturday, Sunday or other day on which commercial banks in the State of New York or the State of Iowa are authorized or required by law to close.

     "Cash Equivalents" shall mean (i) obligations issued or unconditionally guaranteed by the United States of America or any agency thereof, or obligations issued by any agency or instrumentality thereof and backed by the full faith and credit of the United States of America, in each case maturing one year or less from the date of acquisition thereof; (ii) marketable direct obligations issued by any state of the United States of America or any political subdivision of any such state or any public instrumentality thereof maturing one year or less from the date of acquisition thereof and, at the time of acquisition, having the highest ratings obtainable from either Standard & Poor's Rating Group or Moody's Investors Service, Inc.; (iii) commercial paper maturing no more than 270 days from the date of creation thereof and, at the time of acquisition, having a rating of at least A-1 or the equivalent thereof from Standard & Poor's Rating Group or P-1 or the equivalent thereof from Moody's Investors Service, Inc.;
(iv) certificates of deposit or bankers' acceptances maturing one year or less from the date of acquisition thereof issued by any domestic commercial bank having combined capital and surplus of not less than $250,000,000, the commercial paper or other short term unsecured debt obligations of which are rated either A-2 or better (or comparably if the rating system is changed) by Standard & Poor's Rating Group or Prime-2 or better (or comparably if the rating system is changed) by Moody's Investors Service, Inc. or the long term debt obligations of which are rated either A- or better (or comparably if the rating system is changed) by Standard & Poor's Ratings Group or A-3 or better (or comparably if the rating system is changed) by Moody's Investors Service, Inc.; and (v) repurchase agreements and reverse repurchase agreements with any bank meeting the qualifications specified in clause (iv) above relating to securities of the types described in clauses (i), (ii), or (iv) above, in each case maturing one year or less from the date of acquisition thereof.

     "Closing Price" with respect to any security for any day means the last sale price for securities of the same class as such security on such day, regular way, or in case no such sale takes place on such day, the average of the closing bid and asked prices on such day, regular way, in either case reported in the principal consolidated transaction reporting system on the principal National Securities Exchange on which securities of the same class as such security are listed or admitted to trading or, if securities of the same class as such securities are not listed or not admitted to trading on any National Securities Exchange, the last quoted price for securities of the same class as such security on such day or, if not so quoted, the average of the high bid and low asked prices for securities of the same class as such security on such day in the over-the-counter market, as reported by the National Association of Securities Dealers, Inc. Automated Quotation System or such other system then in use, or, if on any such day securities of the same class as such security are not quoted by any such organization, the average of the closing bid and asked prices for securities of the same class as such security on such day as furnished by a professional market maker making a market in securities of the same class as such security selected by the Board of Directors of the Borrower or if on any such day no market maker is making a market in securities of the same class as such security, the fair value of such security on such day as determined in good faith by the Board of Directors of the Borrower.

     "Common Unit" shall have the meaning ascribed thereto in the Partnership Agreement and shall also include any security into which such Common Unit is converted or exchanged in connection with any merger, consolidation or recapitalization.

     "Current Trading Price" with respect to any security means the average of the daily Closing Prices for securities of the same class as such security for the 20 consecutive Trading Days immediately prior to such date.

     "General Partner" shall mean National Propane Corporation , a Delaware corporation, or after the General Partner Merger, the Borrower.

     "General Partner Merger" shall mean the consolidation or merger of the General Partner with and into the Borrower.

     "Initial Unit Price" shall have the meaning ascribed thereto in the Partnership Agreement.

     "Marketable Securities" shall mean any security issued by a Person primarily engaged in the Business that (i) can be immediately sold to the general public without the necessity of any federal, state or local government consent, approval or filing (other than any notice filings such as those required pursuant to Rule 144(h) under the Securities Act of 1933, as amended) and without violation of federal or state securities laws and (ii) is listed on a National Securities Exchange or a recognized foreign securities exchange, carried on an established quotation service for over-the-counter securities or for which market quotations are readily available in either a domestic or recognized foreign over-the-counter market.

     "National Securities Exchange" shall mean an exchange registered with the Securities and Exchange Commission under Section 6(a) of the Securities

Exchange Act of 1934, as amended, supplemented or restated from time to time, and any successor to such statute, or the Nasdaq Stock Market or any successor thereto.

     "Partnership" shall mean National Propane Partners, L.P., a Delaware limited partnership and its successors.

     "Partnership Agreement" shall mean the Amended and Restated Agreement of Limited Partnership of the Partnership, dated as of the date hereof, as amended from time to time.

     "Permitted Consideration" shall mean consideration received in connection with a sale of all or any portion of the Pledged Stock (or any Collateral permitted hereunder to be substituted therefor) consisting of any combination of cash, Cash Equivalents, Qualified Marketable Securities and Qualified Public Company Securities.

     "Person" shall mean an individual or a corporation, partnership, limited liability company, trust, incorporated or unincorporated organization, joint venture, joint stock company, governmental agency or other entity.

     "Public Company Securities" shall mean any equity or debt security issued by any Person primarily engaged in the Business required by Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended, to file periodic reports with the Securities and Exchange Commission that are of the same class (or are convertible, exchangeable or exercisable into securities of the same class) as any class of securities listed on a National Securities Exchange.

     "Qualified Marketable Securities" shall mean any Marketable Security received by the Borrower or the General Partner in connection with a Significant Transaction and that is issued by the acquiring Person, or such Person's direct or indirect parent, in connection with such transaction.

     "Qualified Public Company Securities" shall mean any Public Company Security received by the Borrower or the General Partner in connection with a Significant Transaction and that is issued by the acquiring Person, or such Person's direct or indirect parent, in connection with such transaction.

     "Qualified Transferee" shall mean any Person that has, at the time of determination (after giving effect to the transactions giving rise to the need to make such determination), a consolidated net worth (determined in accordance with generally accepted accounting principles) of not less than the greater of
(a) $43 million and (b) the consolidated net worth of the Borrower immediately prior to such transaction.

     "Retained Assets" shall mean any combination of (i) Common Units, (ii) Subordinated Units, (iii) Qualified Public Company Securities and Qualified Marketable Securities, (iv) cash and Cash Equivalents received upon the sale of any Retained Assets, and (v) and cash and Cash Equivalents designated by the General Partner as Pledged Retained Assets (or Potential Pledged Retained Assets) pursuant to Section 3.2(b).

     "SEPSCO" shall mean Southeastern Public Service Company, a Delaware corporation.

     "Significant Transaction" shall mean (i) the merger, consolidation or sale of all or substantially all of the assets of the Partnership or the Lender, (ii) the sale of all of the Pledged Stock or (iii) the merger, consolidation or sale of all or substantially all of the assets of the General Partner, in each case to a Person that, directly or indirectly, is primarily engaged in the Business.

     "Subsidiary" shall mean, with respect to any Person, a corporation or other entity of which more than 50% of the voting power of the voting equity securities or equity interest is owned, directly or indirectly, by such Person.

     "Subordinated Unit" shall have the meaning ascribed thereto in the Partnership Agreement and shall also include any security into which such Subordinated Unit is converted or exchanged in connection with any merger, consolidation or recapitalization.

     "Trading Day" means a day on which the principal National Securities Exchange on which securities of the same class as the referent security are listed or admitted to trading is open for the transaction of business or, if securities of the same class as the referent security are not listed or admitted to trading on any National Securities Exchange, a day on which banking institutions in New York City generally are open.

     "UCC" shall mean the Uniform Commercial Code or similar statute in effect from time to time in any applicable jurisdiction.

     "Unsubordinated General Partner Interest" shall have the meaning ascribed thereto in the Partnership Agreement.

     "Units" shall have the meaning ascribed thereto in the Partnership
Agreement.

     "Value" shall mean, with respect to the Pledged Retained Assets, the Potential Pledged Retained Assets or the Permitted Consideration as at the date of determination, the following: (i) with respect to a Common Unit, 50% of the Current Trading Price of a Common Unit, (ii) with respect to a Subordinated Unit, one-half of the value (as determined in good faith by the General Partner) of the consideration received by the General Partner in connection with the most recent sale, assignment or transfer (including, without limitation, the transaction which gives rise to the need to make such determination) by the General Partner to an unaffiliated third party of a Subordinated Unit, or if the General Partner has not so sold, assigned or transferred any Subordinated Units, the amount determined in clause (i) above, (iii) with respect to cash or Cash Equivalents, 100% of the face value thereof, (iv) with respect to any Marketable Security, 50% of the Current Trading Price therefor, and (v) with respect to any Public Company Security, 50% of the Current Trading Price therefor.

Section I.  Miscellaneous.

     1. Amendment. The terms of this Note may be amended only by the written agreement of the Lender and the Borrower.

     2. Successors and Assigns. This Note shall inure to the benefit of, and shall be binding upon, the successors and permitted assigns of the Borrower and the Lender. The obligations of the Borrower under this Note may not be assigned without the written consent of the Lender; provided, however, that the Borrower may, without the consent of the Lender, assign its obligations under this Note to, and this Note may be assumed by, any Qualified Transferee that directly or indirectly through any Person that is its direct or indirect wholly owned subsidiary or parent (i)(a) acquires the General Partner (whether by merger, consolidation, acquisition of all of the stock of the General Partner or otherwise) or all or substantially all of the assets of the General Partner and
(b) grants a first priority security interest in the stock of the General Partner so acquired, or, if no stock of the General Partner is so acquired, in the lesser of (A) all Retained Assets held by the General Partner immediately prior to such acquisition and (B) Retained Assets having an aggregate Value equal to or greater than the then outstanding principal amount of this Note or
(ii)(a) acquires the Partnership or the Lender (whether by merger, consolidation, acquisition of all of the Units or partnership interests or otherwise) or all or substan tially all of the assets of the Partnership or the Lender and (b) grants a first priority security interest in any combination of cash and Cash Equivalents or Marketable Securities and Public Company Securities issued by such acquiring Person (or by the direct or indirect parent or subsidiary of such Person that is that the most proximate issuer (in terms of corporate structure) of Marketable Securities or Public Company Securities) having an aggregate Value equal to or greater than the then outstanding principal amount of this Note. This Note may not be assigned by the Lender without the written consent of the Borrower.

     3. Consent to Assignment. The Borrower hereby:

               (i) irrevocably consents to the assignment by the Lender to The Bank of New York, in its capacity as Trustee (the "Trustee"), appointed under the Intercreditor and Trust Agreement, dated as of June 26, 1996 (the

"Trust Agreement"), among the Lender, the General Partner, National Propane SGP, Inc., the banks listed as parties thereto, the note holders listed as parties thereto and the other parties thereto, for the benefit of the Note Holders, Bank Lenders and Parity Lenders (each as defined in the Trust Agreement), pursuant to the Pledge and Security Agreement, dated as of June 26, 1996 (the "Security Agreement"), among the grantors named therein and the Trustee, as amended, modified or supplemented from time to time, of all of the Lender's right, title and interest in, to and under this Note, as collateral security for the Secured Obligations (as defined in the Security Agreement);

               (ii) irrevocably consents to any subsequent assignment by the Trustee on behalf of the holders of the Secured Obligations made in accordance with the terms of the Trust Agreement and the Security Agreement, upon and after receipt by the Borrower of written notice from the Trustee that it desires to and is permitted under the Trust Agreement and Security Agreement to exercise its rights and remedies as a secured party under the Trust Agreement and Security Agreement, including, without limitation, the acquisition of all of the Lender's existing and future rights under this Note in foreclosure or otherwise, or the assignment of this Note to any Person who is a transferee and any subsequent assignment by such transferee;

               (iii) agrees that the Trustee and the holders of the Secured Obligations shall not, prior to becoming a transferee, be subject to any liability or obligation hereunder; and

               (iv) acknowledges the right of the Trustee, following the occurrence of an Event of Default (as defined in the Trust Agreement), to exercise in accordance with the terms of the Security Agreement and the Trust Agreement its rights under the Security Agreement as a secured creditor and collateral assignee of this Note, to make all demands, give all notices, take all actions and exercise all rights of the Lender under this Note.

     4. GOVERNING LAW. THIS NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO INSTRUMENTS MADE AND TO BE PERFORMED ENTIRELY WITHIN SUCH STATE.


                              TRIARC COMPANIES, INC.


                              By:___________________
                                 Name:
                                 Title:

                                                                       Exhibit P

                             NATIONAL PROPANE, L.P.,
                        NATIONAL PROPANE PARTNERS, L.P.,
                          NATIONAL PROPANE CORPORATION,
                                       and
                  ALL OF THE QUALIFYING RESTRICTED SUBSIDIARIES
                                       OF
                             NATIONAL PROPANE, L.P.,

                                  as Obligors,


                              THE BANK OF NEW YORK,
                                   as Trustee,


                    THE NOTE PURCHASERS LISTED ON SCHEDULE I
                                ATTACHED HERETO,
                                as Note Holders,


                               THE BANKS LISTED ON

                          SCHEDULE II ATTACHED HERETO,
                                as Bank Lenders,


                                       and


                       THE FIRST NATIONAL BANK OF BOSTON,
                               in its capacity as
                              Administrative Agent.

                               ------------------

                        INTERCREDITOR AND TRUST AGREEMENT

                               ------------------


                           Dated as of June 26 , 1996

                                TABLE OF CONTENTS


Section                                                                     Page


1.    Note Agreements, Credit Agreement, Notes, Parity Debt, Definitions ..   1

2.    Security.............................................................   7

3.    Enforcement of Security by Trustee...................................  12

4.    Application of Moneys by Trustee.....................................  14

5.    Payments by Trustee, etc.............................................  24

6.    Certificates as to Issue of, Payments of Interest on, and
      Prepayments of Notes, Bank Notes and Parity Debt.....................  24

7.    Notices, etc., under Security Documents..............................  24

8.    Amendments, etc., of Security Documents..............................  25

9.    Concerning the Trustee...............................................  25

10.   Trustee's Compensation, Expenses, etc................................  29

11.   Resignation, Removal and Replacement of Trustee......................  29

12.   Successor Trustee by Merger, Consolidation, etc......................  30

13.   Eligibility of Trustee...............................................  30

14.   Appointment of Separate or Co-Trustee................................  31

15.   Obligations Absolute.................................................  32

16.   Further Assurances...................................................  33

17.   Termination..........................................................  33

18.   Notices, etc.........................................................  34

19.   Amendment of Certain Provisions of the Credit Agreement and the Note
      Agreement............................................................  35

20.   Miscellaneous........................................................  36

21.   Legends..............................................................  38

22.   Restricted Subsidiaries..............................................  39

23.   Obligations held by Affiliates.......................................  39


Schedule I    Note Holders
Schedule II   Bank Lenders

     INTERCREDITOR AND TRUST AGREEMENT, dated as of June 26, 1996, among National Propane, L.P., a Delaware limited partnership (the "Company"), National Propane Corporation, a Delaware corporation ("National Propane Corp."), National Propane Partners, L.P., a Delaware limited partnership (the "Public Partnership"), the Restricted Subsidiaries (as such term and certain other capitalized terms used herein are defined in Section 1(c) below) listed on the signature pages hereof and such other Restricted Subsidiaries as shall become parties hereto in accordance with Section 22 hereof, the Note Purchasers listed on Schedule I attached hereto (such Note Purchasers and their respective successors and assigns and holders from time to time of the Notes are hereinafter referred to as the "Note Holders"), the Banks listed on Schedule II attached hereto (such Banks, whether acting on their own behalf or on behalf of the other holders of Facilities Obligations, and their respective successors and assigns are hereinafter referred to as the "Bank Lenders"), The First National Bank of Boston, a national banking association, in its capacity as Administrative Agent under the Credit Agreement (the "Administrative Agent"), and The Bank of New York (the "Trustee"), a New York banking corporation and trust company, as Trustee for the benefit of the Note Holders, the Bank Lenders and the Parity Lenders.

     I. Note Agreements, Credit Agreement, Notes, Parity Debt, Definitions. A. This Agreement is made pursuant to (i) the separate Note Agreements, each dated as of June 26, 1996 (the "Note Agreements"), among the Company, National Propane Corp., National Propane SGP, Inc., a Delaware corporation ("National Propane SGP"), and the institutional investors set forth in Schedule I thereof, executed counterparts of which are being delivered to the Trustee herewith, providing for the issue and sale by the National Propane Corp. of its 8.54% First Mortgage Notes due June 30, 2010 in the aggregate principal amount of $125,000,000, which notes will be assumed by the Company and exchanged for the Company's 8.54% First Mortgage Notes due June 30, 2010 in the aggregate principal amount of $125,000,000 (such notes, including all notes and other securities issued in substitution therefor or replacement thereof under the Note

Agreements, being referred to herein collectively as the "Notes") and (ii) that certain Credit Agreement (the "Credit Agreement"), dated as of June 26, 1996, among the Company, the financial institutions named therein, and the Administrative Agent, an executed counterpart of which is being delivered to the Trustee herewith, pursuant to which the Bank Lenders will make loans to the Company in the initial aggregate principal amount of up to $55,000,000, in the form of (x) a facility for working capital in the aggregate principal amount of up to $15,000,000, and (y) a facility for acquisitions in the aggregate principal amount of up to $40,000,000.

     B. This Agreement is made for the purpose of setting forth the duties and powers of the Trustee with respect to the Security referred to in Section 2 hereof and the respective rights of the Note Holders, the Bank Lenders and the Parity Lenders with respect to such Security, and is made for the benefit of the Note Holders, the Bank Lenders and the Parity Lenders to secure (i) the payment of the principal of and premium, (including, without limitation, Make Whole Amount and Premium Amount) if any, and interest on the Notes, the Bank Loans, all amounts drawn under the Letters of Credit and the Parity Debt, (ii) the payment of all other obligations of the Company, National Propane Corp., the Public Partnership and the Restricted Subsidiaries (collectively, the "Obligors") under the Note Agreements (including, without limitation, the Note Obligations), the Notes, the Credit Agreement (including, without limitation, the Facilities Obligations), the Bank Notes, the Guarantee Agreements, the Parity Debt Agreements and the Security Documents, and (iii) the due performance of and compliance with all of the terms of and other obligations under the Note Agreements (including, without limitation, the Note Obligations), the Notes, the Credit Agreement (including, without limitation, the Facilities Obligations), the Bank Notes, the Guarantee Agreements, the Parity Debt Agreements, the Parity Debt, this Agreement and the Security Documents (collectively, the "Obligations").

     C. The following terms as used in this Agreement shall have the meanings set forth below:

     "Administrative Agent" has the meaning specified in the Introduction.

     "Agency Account Agreement" has the meaning specified in the Credit Agreement and the Note Agreements.

     "Bank Lenders" has the meaning specified in the Introduction.

     "Bank Loans" means the Loans (as defined in the Credit Agreement).

     "Bank Notes" means the Notes (as defined in the Credit Agreement).

     "Business Day" has the meaning specified in the Note Agreements and the Credit Agreement.

     "Cash Collateral Agreement" means the Cash Collateral Agreement, dated the date hereof, among the Company, the Administrative Agent and the Trustee in the form of Exhibit K attached to the Credit Agreement and Exhibit F to the Note Agreements.

     "Certificate" has the meaning specified in Section 1(b).

     "Collateral" has the meaning ascribed to such term in the Company Security Agreement or the Partners Security Agreement.

     "Commitments" has the meaning specified in the Credit Agreement.

     "Company" has the meaning specified in the Introduction.

     "Company Security Agreement" has the meaning specified in Section 2(a).

     "Credit Agreement" has the meaning specified in Section 1(a).

     "Default" has the meaning ascribed to such term in the Credit Agreement.

     "Depository Bank" means any of the "depository banks" identified in any Agency Account Agreement.

     "Destruction" has the meaning specified in the Mortgages.

     "Direction Notice" has the meaning specified in Section 3(b).

     "Event of Default" means an Event of Default as defined in the Note Agreements or the Credit Agreement.

     "Excess Proceeds" has the meaning specified in the Note Agreements and the Credit Agreement (it being understood that so long as the Credit Agreement and the Note Agreements are outstanding, in the event of any inconsistency in such definition in the Credit Agreement and the Note Agreements, the definition that is more onerous to the Company shall be controlling).

     "Facilities Obligations" has the meaning ascribed to such term in the Credit Agreement.

     "general partner of the Company" has the meaning specified in the Note Agreements.

     "Guarantee Agreements" has the meaning ascribed to such term in the Credit Agreement and the Note Agreements.

     "Interest Rate Agreements" means any interest rate swap, collar, cap, foreign currency exchange agreement or other arrangement requiring payments contingent upon interest or exchange rate entered into by the Company with any Bank Lender or Affiliate thereof with respect to the Facilities Obligations.

     "Interest Rate Unwind Obligation" means any "breakage" amount or other similar amount due as a result of an early termination of an Interest Rate Agreement upon the occurrence of a default or other special termination event thereunder or any "breakage" due under Section 2.15 of the Credit Agreement on Eurodollar Loans (as such term is defined in the Credit Agreement).

     "Letter of Credit Exposure" has the meaning ascribed to such term in the Credit Agreement, provided that Letter of Credit Exposure shall not include the portion of any undrawn Letters of Credit to the extent that the Letter of Credit expressly provides that the issuer of such Letter of Credit is not required to honor such Letter of Credit following the occurrence of an Event of Default.

     "Letters of Credit" has the meaning ascribed to such term in the Credit Agreement.

     "Make Whole Amount" has the meaning specified in the Note Agreements.

     "Mortgage Recording Supplement" has the meaning specified in the Mortgages.

     "Mortgages" has the meaning specified in Section 2(a).

     "National Propane Corp." has the meaning specified in the Introduction.

     "National Propane Entities" means the Company, National Propane Corp., the Public Partnership and the Restricted Subsidiaries.

     "National Propane SGP" has the meaning specified in Section 1(a).

     "Net Awards" has the meaning specified in the Mortgages.

     "Net Insurance Proceeds" has the meaning specified in the Mortgages.

     "Note Agreements" has the meaning specified in Section 1(a).

     "Note Holders" has the meaning specified in the Introduction.

     "Note Obligations" means (a) the Company's obligations in respect of the due and punctual payment of principal of, premium (including , without limitation, Make Whole Amount and Premium Amount) and interest on the Notes, when and as due, whether at maturity, by acceleration, upon one or more dates for prepayment or otherwise, (b) all expenses, indemnities and expense reimbursement obligations of the Company under the Note Agreements, the Notes, the Guarantee Agreements, the Security Documents or this Agreement and (c) all other obligations, monetary or otherwise, of any of the Obligors under any of the Note Agreements, the Notes, the Guarantee Agreements, the Security Documents or this Agreement to which it is a party, in each case, whether now owing or hereafter existing.

     "Notes" has the meaning specified in Section 1(a).

     "Objecting Party" has the meaning specified in Section 2(c).

     "Obligations" has the meaning specified in Section 1(b).

     "Obligors" has the meaning specified in Section 1(b).

     "Officers' Certificate" means a certificate executed on the Company's behalf by the Chairman of the Board of Directors (if an officer) or President or a Vice President and Treasurer, or Controller, or an Assistant Treasurer or Assistant Controller of the general partner of the Company. . "Parity Debt" means indebtedness of the Company or any Restricted Subsidiary (a) incurred in accordance with Sections 10.1(b), 10.1(f), 10.1(i) or 10.1(j) of the Note Agreements and, so long as the Credit Agreement is effective, Section 6.01(b) of the Credit Agreement and (b) secured by the Security Documents pursuant to
Section 10.2(i) or 10.2(m) of the Note Agreements and, so long as the Credit Agreement is effective, Section 6.02(h) of the Credit Agreement.

     "Parity Debt Agreements" means the agreements between the Company and each Parity Lender providing for the incurrence of Parity Debt (but only to the extent such agreement relates to Parity Debt).

     "Parity Lenders" means the purchasers or lenders of the Parity Debt pursuant to the Parity Debt Agreements and their respective successors and assigns.

     "Partners Security Agreement" has the meaning specified in Section 2(a).

     "Partnership Note" has the meaning specified in Section 2(a).

     "Potential Event of Default" has the meaning ascribed to such term in the Note Agreements.

     "Premium Amount" has the meaning specified in the Note Agreements.

     "Public Partnership" has the meaning specified in the Introduction.

     "Required Holders" shall have the meaning ascribed to such term in the Note Agreements.

     "Required Lenders" shall have the meaning ascribed to such term in the Credit Agreement.

     "Requisite Percentage" means all of the following voting as separate classes: (a) the holders of at least 66-2/3% in aggregate principal amount of the Notes, the Bank Notes, the Letter of Credit Exposure, the Interest Rate Unwind Obligations and Parity Debt collectively at the time outstanding; (b) the Required Holders; and (c) the Required Lenders. From time to time at the request of the Trustee, each Note Holder, Bank Lender and Parity Lender shall execute and deliver to the Trustee a certificate describing the principal amount of the Notes, the Bank Notes, the unused Commitments (for purposes of calculating the Required Lenders), the Letter of Credit Exposure, the Interest Rate Unwind Obligations and Parity Debt then outstanding held by such Note Holder, Bank Lender or Parity Lender as of such date. In addition, each Note Holder, Bank Lender and Parity Lender shall use its reasonable efforts to update any previously delivered certificate upon the occurrence of a material change in the information therein. The Trustee shall be entitled to rely on the last such certificate received by it as to the principal amount of the Notes, the Bank Notes, the unused Commitments, the Letter of Credit Exposure, the Interest Rate Unwind Obligations and Parity Debt then outstanding held by such Note Holder, Bank Lender or Parity Lender for purposes of determining the Requisite Percentage.

     "Restoration" has the meaning specified in the Mortgages.

     "Restricted Subsidiaries" has the meaning specified in the Note Agreements and the Credit Agreement other than National Sales and Service, Inc.

     "Security" has the meaning specified in Section 2(a).

     "Security Documents" has the meaning specified in Section 2(a).

     "Taking" has the meaning specified in the Mortgages.

     "Tranche A Revolving Credit Commitments" has the meaning ascribed to such term in the Credit Agreement but in no event exceeding $15,000,000.

     "Triarc" means Triarc Companies, Inc., a Delaware corporation, and its successors and assigns.

     "Trustee" has the meaning specified in the Introduction.

     "Trustee Account" has the meaning specified in Section 3(a).

     "Trust Officer" means any Vice President, any Assistant Vice President, the Secretary, any Assistant Secretary, the Cashier or any trust officer of the Trustee customarily performing corporate trust functions and also, with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of his knowledge or any familiarity with the particular subject. .

     "Undrawn Letter of Credit Allocation" has the meaning specified in Section 2(b).

     "Undrawn Letters of Credit" has the meaning specified in Section 2(b).

     "Voting Actions" has the meaning specified in Section 3(b).

The parties hereto further acknowledge and agree that, for purposes of this Agreement, the term "Credit Agreement" also shall mean and include any extension, renewal, replacement, restatement or refunding of the Credit Agreement and any amendment, modification or supplement thereof entered into in accordance with Section 19 hereof and the term "Note Agreements" also shall mean and include any extension, renewal, replacement, restatement or refunding of the Note Agreements and any amendment, modification or supplement thereof entered into in accordance with Section 19 hereof.

     II. Security. A. The Note Holders, Bank Lenders and Parity Lenders, if any, will be entitled to the benefits of certain security held or to be held by or for the benefit of the Trustee, such security to consist of the property held under this Agreement (including, without limitation, all funds held under Section 4) and the following instru ments and documents (each, along with any other instrument or agreement to which one or more Obligors is a party and which purports to grant to the Trustee a security interest in or a lien on property to secure the payment or performance of any of the Obligations, or which is stated therein to be a Security Document for purposes of this Agreement, being hereinafter referred to as a "Security Document", and collectively, the "Security Documents") and all rights of the Trustee under the Security Documents or in respect of such property and Security Documents (such property and any additional property subject to any of the Security Documents, together with all such rights, being referred to herein as the "Security"):

          1. the mortgage, security agreement and fixture filing documents and the deed of trust, security agreement and fixture filing documents, each among the Company, National Propane Corp. and the Trustee, creating, as security for the Obligations, a first lien on and security interest in the properties of the National Propane Entity described therein as subject to the lien and security interest thereof located in the states of Arkansas, Arizona, Colorado, Connecticut, Florida, Illinois, Iowa, Kansas, Maine, Massachusetts, Michigan, Minnesota, Missouri, New Hampshire, New Mexico, New York, Rhode Island, Vermont and Wisconsin; and all other mortgage, security agreement and fixture filing documents and deed of trust, security agreement and fixture filing documents, among any of the Company, National Propane Corp., any Restricted Subsidiary and the Trustee, creating, as security for the Obligations, a first lien on and security interest in the properties of the National Propane Entity described therein as subject to the lien and security interest thereof;

          2. the pledge and security agreement among the Company, National Propane Corp., the Restricted Subsidiaries referred to therein and the Trustee, creating, as security for the Obligations, a first priority security interest in the personal property described therein as subject to the security interest thereof;

          3. the pledge and security agreement among the Public Partnership, National Propane Corp. and the Trustee, creating, as security for the Obligations, a first priority security interest in the personal property described therein as subject to the security interest thereof;

          4. the Cash Collateral Agreement, creating, as security for the Obligations, a subordinate security interest in the collateral described therein, subject to the express conditions and limitations set forth therein; and

          5. the 13.5% Senior Secured Note of Triarc issued to the Company, which creates a security interest in certain property of Triarc in favor of the Company, which note and security interest has been assigned by the Company to the Trustee as security for the Obligations;

(the mortgage, security agreement and fixture filing documents referred to in clause (i) above are referred to herein collectively as the "Mortgages" and individually as a "Mortgage", the pledge and security agreement referred to in clause (ii) above is referred to herein as the "Company Security Agreement", the pledge and security agreement referred to in clause (iii) above is referred to herein as the "Partners Security Agreement" and the note referred to in clause
(v) is referred to herein as the "Partnership Note"). All references herein to any Security Document shall mean such Security Document as at the time supplemented or amended in accordance with the terms thereof and hereof. The Company will deliver or cause to be delivered to the Trustee, promptly upon the execution and delivery thereof, executed counterparts of all Security Documents and all amendments and supplements thereto. The Trustee shall keep all Security Documents at the time held by it at the principal corporate trust office of the Trustee in New York, New York, and shall permit any Note Holder, Bank Lender or Parity Lender to inspect the same during normal business hours upon reasonable request.

     B. 1. Each Note Holder, Bank Lender and Parity Lender acknowledges and agrees that if any amount (subject to subparagraph (ii) below) to be distributed in accordance with the terms of Section 4 of this Agreement has been allocated (the amount of such allocation being hereinafter referred to as the "Undrawn Letter of Credit Allocation") to the Bank Lenders on account of undrawn (in whole or in part) Letters of Credit (the "Undrawn Letters of Credit"), such allocated amounts shall be held by the Trustee as cash security for the benefit of the Note Holders, Bank Lenders and Parity Lenders for application in accordance with the terms of this paragraph. If any amounts are held by the Trustee as cash security as contemplated by the immediately preceding sentence, then (x) upon receipt of written notice from the Administrative Agent of a draw under any Undrawn Letter of Credit which is not reimbursed by the Company when due in accordance with the terms of the Credit Agreement, the Trustee shall pay to the issuer of such Undrawn Letter of Credit a pro-rata portion of the Undrawn Letter of Credit Allocation as directed by the Administrative Agent, such pro-rata portion to be equal to the product of (1) the amount of such draw under the Undrawn Letter of Credit and (2) a fraction the numerator of which is the amount of the Undrawn Letter of Credit Allocation and the denominator of which is an amount equal to the original aggregate amount of the Undrawn Letters of Credit, and (y) upon the termination of each Undrawn Letter of Credit a pro-rata portion of the Undrawn Letter of Credit Allocation shall be distributed by the Trustee to the Note Holders, Bank Lenders and Parity Lenders in accordance with the applicable provisions of Section 4, such pro-rata share to be equal to the product of (1) the Undrawn Letter of Credit Allocation and (2) a fraction the numerator of which is the amount of the terminated Undrawn Letter of Credit and the denominator of which is the original aggregate amount of the Undrawn Letters of Credit. Each Undrawn Letter of Credit Allocation shall be treated separately for purposes of distributions hereunder. In determining any payments to be made hereunder, the Trustee may rely on a certificate from the Administrative Agent regarding the original aggregate amount of Letters of Credit, any draws on the Undrawn Letters of Credit and the amount of the Undrawn Letters of Credit outstanding from time to time.

     2. Each Note Holder, Bank Lender and Parity Lender acknowledges that as provided in Section 2.21(k) of the Credit Agreement, the Administrative Agent may hold pursuant to the Cash Collateral Agreement certain cash collateral deposited by the Company with the Administrative Agent on account of outstanding Letters of Credit;

provided that, to the extent required to perfect the second priority security interest granted to the Trustee pursuant to Section 3(b) of the Cash Collateral Agreement, the Administrative Agent shall also be and act as bailee (which for purposes hereof shall be treated as a co-trustee) of the Trustee for the benefit of the Junior Secured Parties (as defined in the Cash Collateral Agreement) with respect to the cash, instruments, securities and other items in the Account (as defined in the Cash Collateral Agreement) and the Administrative Agent hereby accepts such appointment. Each Note Holder, Bank Lender and Parity Lender further acknowledges that the Bank Lenders have a senior security interest in such cash collateral and the Trustee has a subordinate security interest in such cash collateral as provided in the Cash Collateral Agreement. If any amounts are held by the Administrative Agent as cash collateral as contemplated by this subparagraph (ii), such amounts shall be applied by the Administrative Agent in accordance with the Cash Collateral Agreement to the payment of any draw under a Letter of Credit which is not reimbursed by the Company when due. If the Administrative Agent is required to release any of such cash collateral to the Company pursuant to the terms of the Cash Collateral Agreement and an Event of Default has occurred and is continuing, then, in lieu of delivering such amounts to the Company, the Administrative Agent shall deliver such amounts to the Trustee to be held and applied in accordance with Section 4 of this Agreement.

     C. The Trustee shall (without any requirement of consent of or notice (except as provided in Section 2(c)(ii) below) to any Person, including without limitation any Bank Lender, Note Holder, Parity Lender or the Administrative Agent) promptly (x) execute and return to the Company any instruments or documents prepared by the Company to release from the liens and security interests created by the Security Documents any Security which is intended to be sold, transferred or otherwise conveyed by the Company and (y) return to the Company any such Security then in the Trustee's possession; provided that the following conditions have been complied with:

          1. The Trustee has received a certificate ("Certificate") from the general partner of the Company providing a detailed description of the Security to be released and certifying (A) that no Default, Potential Event of Default or Event of Default exists or will exist by reason of such release and sale, transfer or conveyances, (B) that such proposed release and sale, transfer or conveyance is permitted pursuant to Section 6.07 of the Credit Agreement and Section 10.7 of the Note Agreements, (C) the fair market value of the Collateral or Security to be released and the fair market value of the consideration to be received by the Company or the Restricted Subsidiary, as the case may be, for such sale, transfer or conveyance and (D) the aggregate fair market value at the time of release of the Security which has been released pursuant to this Section 2(c) during the period of 12 months immediately preceding the receipt of such Certificate by the Trustee.

          2. (A) If the fair market value of the Security to be released as evidenced by the Certificate exceeds $1,000,000 or if the total fair market value of the Security which has been released without notice to the Administrative Agent, the Note Holders and the Parity Lenders pursuant to this Section 2(c) during the period of 12 months next preceding the receipt of such Certificate by the Trustee (when aggregated with the fair market value of the Security to be released, as evidenced by the Certificate) exceeds $1,000,000, the Trustee shall, (x) except as provided in Section 2(c)(ii)(B) below, have mailed a copy of the Certificate to the Administrative Agent, the Note Holders and Parity Lenders, if any, together with a notice referencing this Section 2(c) of this Agreement pursuant to which the notice is being sent and stating that the Trustee will execute and return to the Company any instruments or documents prepared by the Company to release the Security described in the Certificate as requested by the Company and will return to the Company any such Security then in the Trustee's possession, unless the Trustee receives a written objection to such release from the Administrative Agent, any Note Holder or any Parity Lender to the effect that such proposed release, sale, transfer or conveyance does not comply with the terms of the Credit Agreement, the Note Agreements or any other Loan Document (as such term is defined in the Credit Agreement) within ten Business Days following the date of mailing of such notice and (y) not have received written objection to such release from the Administrative Agent, any Parity Lender or any Note Holder (each an "Objecting Party") within ten Business Days following the date of mailing of such notice; and

          (B) If the fair market value of the Security to be released, as evidenced by the Certificate, exceeds $3,750,000 or if the total fair market value of the Security which has been released during the period of 12 months next preceding the receipt of the notice specified in clause (ii) above (when aggregated with the fair market value of the Security to be released as evidenced by the Certificate) exceeds $3,750,000, the Trustee shall comply with the notice requirements under Section 2(c)(ii)(A)(x) and, in addition, shall obtain the prior written consent of each Bank Lender and each Note Holder which consent shall not be withheld if such proposed release, sale, transfer or conveyance complies with the terms of the Credit Agreement, the Note Agreements and the other Loan Documents before executing and returning to the Company any instruments or documents prepared by the Company to release the Security as requested by the Company.

          3. In each case under Section 2(c)(ii), the Trustee shall provide prompt written notice to the Administrative Agent, each Note Holder and each Parity Lender after the Trustee has released any Security.

          4. If the Trustee shall have received a written objection pursuant to clause (c)(ii)(A) above or shall not have received the consent of each Bank Lender and each Note Holder pursuant to clause (c)(ii)(B) above, the Trustee shall promptly notify the Company thereof.

     D. Notwithstanding the provisions of Section 2(c)(ii)(A)(y), if an Objecting Party shall withdraw in writing its objections to such release, then such objections shall be deemed not to have been sent by such Objecting Party or received by the Trustee.

     III. Enforcement of Security by Trustee. A. The Trustee, for the benefit of the Note Holders, the Bank Lenders and the Parity Lenders, shall from time to time take such action for the protection and enforcement of its rights under this Agreement, the Guarantee Agreements and the Security Documents as may be necessary or appropriate in the interests of all of the Note Holders, the Bank Lenders and the Parity Lenders, provided that:

          1. unless and until the Trustee is notified in writing that an Event of Default shall have occurred and be continuing, the Trustee shall not be obligated to take any action under this Agreement, the Guarantee Agreements or the Security Documents except for the performance of such duties as are specifically set forth herein or therein and except as may be requested from time to time in writing by the Requisite Percentage, and no implied covenants or obligations shall be read into this Agreement against the Trustee;

          2. the Trustee shall not be deemed to have knowledge of the existence of any condition or event which constitutes a Potential Event of Default, Default or an Event of Default and may act as if no such Potential Event of Default, Default or Event of Default exists, unless (A) notified in writing by any Note Holder, Bank Lender or Parity Lender or by the Company, which notice shall expressly indicate that the specified condition or event is a "Potential Event of Default," "Default" or "Event of Default," as the case may be, or (B) a Trust Officer has actual knowledge that a Potential Event of Default, Default or Event of Default has occurred and is continuing; and

          3. if and so long as an Event of Default shall have occurred and be continuing and the Trustee shall have been notified in writing thereof, the Trustee shall exercise such rights, powers and remedies (whether vested in it by this Agreement, the Guarantee Agreements or any Security Document or by law or in equity or by statute or otherwise) for the protection and enforcement of its rights under this Agreement, the Guarantee Agreements and the Security Documents as the Trustee (in the absence of written instructions from the Requisite Percentage) may determine to be in the best interests of all of the Note Holders, Bank Lenders and Parity Lenders, or as the Trustee may be directed in writing by the Requisite Percentage. In exercising any rights or remedies hereunder, the Trustee shall use the same degree of care and skill in such exercise as a prudent person would use under the circumstances in the conduct of his own affairs; and

          4. The Trustee will promptly and in any event within two Business Days of the earlier of (A) the date it receives written notice of the occurrence of an Event of Default or (B) the date any Trust Officer of the Trustee has actual knowledge of the occurrence of an Event of Default, provide notice to each Depository Bank to not permit the Company or any other Person or entity to withdraw funds from the account of the Company at such Depository Bank and to transfer no later than 2:00 p.m. (New York time) on each Business Day the funds held in such Depository Account as required by the Agency Account Agreement from such account by wire transfer (or other means acceptable to the Trustee) to an account at the Trustee specified in the Agency Account Agreement (the "Trustee Account"). The funds in such Trustee Account shall be released to the Company upon the Trustee's receipt of a written request from the Company, except, during any period in which an Event of Default has occurred and is continuing, the Trustee shall not release any funds in such Trustee Account to the Company or any other Person, except for (x) distributions pursuant to Section 4(g) of this Agreement pursuant to a Direction Notice and (y) distributions to the Company of the amount specified in a written request of the chief financial officer of the general partner of the Company (which request shall be made no more frequently than once every five Business Days) (1) specifying the amount of the requested distribution of funds to the Company and (2) certifying that (a) such amount is necessary for the normal operations (which shall not include the payment of any Obligations) of the Company,
     (b) such amount shall be used solely in connection with the normal operations (which shall not include the payment of any Obligations) of the Company and (c) there are insufficient funds in the accounts of the Company for the normal operations (which shall not include the payment of any Obligations) of its business.

          5. Upon the occurrence of a Partner Bankruptcy Event or an NPC Bankruptcy Event (as such terms are defined in the Security Documents) when an Event of Default shall not have occurred, the Trustee shall take such actions with respect to the Security that are permitted under the Security Documents as specified by the Requisite Percentage.

     B. Whenever any action is required or proposed to be taken hereunder by the Trustee at the direction, or subject to the approval or consent, of the Requisite Percentage, including, without limitation, the exercise of any of the rights or remedies of the Trustee under the Security Documents or the Guarantee Agreements or the approval of any amendments to this Agreement, the Guarantee Agreements or the Security Documents or the other matters set forth in Sections 8 or 20 hereof (the "Voting Actions"), the Trustee shall promptly notify each Note Holder, Bank Lender and Parity Lender then a party to this Agreement of such required or proposed action, shall collect instructions from the Note Holders, Bank Lenders and Parity Lenders regarding such required or proposed action and shall notify the Note Holders, the Bank Lenders and the Parity Lenders of the results thereof. If such Voting Action is approved by the Requisite Percentage, such Voting Action shall constitute a "Direction Notice". A Direction Notice may also be received by the Trustee directly from the Requisite Percentage.

     IV. Application of Moneys by Trustee. All moneys received by the Trustee in respect of the Security, including all moneys received by the Trustee under the Mortgages, the Guarantee Agreements, the Company Security Agreement, the Partners Security Agreement, the Partnership Note or any other Security Document, shall, promptly upon receipt, be applied as follows:

          A. (i) All Net Insurance Proceeds received by the Trustee on account of a Destruction, all payments in lieu of such Net Insurance Proceeds received by the Trustee pursuant to Section 16.3 of any Mortgage, all Net Awards received by the Trustee on account of a Taking, all proceeds received under title insurance policies and all proceeds received from the damage or destruction of the Collateral in each case which do not constitute Excess Proceeds in accordance with Section 10.7(c)(iii)(B) of the Note Agreements and Section 6.07(c)(iii)(B) of the Credit Agreement, shall, unless a Potential Event of Default, Default or Event of Default exists, be released to the Company upon the receipt by the Trustee of an Officers' Certificate certifying that such funds are not Excess Proceeds and that no Potential Event of Default, Default or Event of Default exists; and (ii) if a Potential Event of Default, Default or Event of Default exists, such Net Insurance Proceeds, payments in lieu of Net Insurance Proceeds, Net Awards, proceeds received under title insurance policies or proceeds received from damage or destruction of the Collateral shall be held by the Trustee as part of the Security and applied as follows: (x) if no Event of Default shall have occurred and be continuing and all Potential Events of Default and Defaults shall have been cured or waived, then such Net Insurance Proceeds, payments in lieu of Net Insurance Proceeds, Net Awards, proceeds received under title insurance policies or all proceeds received from the damage or destruction of the Collateral, shall be applied as provided in subparagraph (i) above; or (y) if an Event of Default shall have occurred and be continuing, then such Net Insurance Proceeds, payments in lieu of Net Insurance Proceeds, Net Awards, proceeds received under title insurance policies or proceeds received from damage or destruction of the Collateral shall be applied in accordance with the priorities set forth in subsection (g) below.

          B. All Net Insurance Proceeds received by the Trustee on account of any Destruction, all payments in lieu of such Net Insurance Proceeds received by the Trustee pursuant to Section 16.3 of any Mortgage, all Net Awards received on account of a Taking, all proceeds received under title insurance policies and all proceeds received from the damage or destruction of the Collateral in each case which constitute Excess Proceeds in accordance with Section 10.7(c)(iii)(B) of the Note Agreements or Section 6.07(c)(iii)(B) of the Credit Agreement, shall, unless a Potential Event of Default, Default or Event of Default exists (in which event subparagraph (iii) below shall apply), be applied as follows:

               1. if the Company or a Restricted Subsidiary, as the case may be, has elected to perform a Restoration, then, subject to the provisions of Section 10.7(c)(iii)(B) and Section 10.20 of the Note Agreements,
          Section 6.07(c)(iii)(B) of the Credit Agreement and the proviso to
          Section 2.11(f) of the Credit Agreement, such Net Insurance Proceeds, payments in lieu of Net Insurance Proceeds, Net Awards, proceeds received under title insurance policies or proceeds received from the damage or destruction of Collateral shall be paid over to the Company or as it may direct from time to time as Restoration progresses to pay the cost of Restoration, but only upon the written request of the Company, accompanied by an Officers' Certificate or other appropriate evidence satisfactory to the Trustee that the sum requested has been paid or is then due and payable and is a proper item of such cost, that there are no mechanics' or similar liens for labor or materials supplied in connection therewith and that no Potential Event of Default, Default or Event of Default exists; and upon the earlier to occur of the (A) completion of such Restoration, or (B) expiration of 270 days (or 360 days if the Company has executed a binding contract for such Restoration meeting the requirements of Section 10.7(c) of the Note Agreements and Section 6.07(c) of the Credit Agreement) from the date of the loss or Taking, the balance of such Net Insurance Proceeds, payments in lieu of Net Insurance Proceeds, Net Awards, proceeds received under title insurance policies or proceeds received from damage or destruction of Collateral, if any, shall, unless a Potential Event of Default, Default or Event of Default exists, be applied (1) in the case of clause (A) above, as provided in subsection
          (d) below, and (2) in the case of clause (B) above, to the prepayment of the Notes, the Bank Notes, the Letter of Credit Exposure (for purposes of this Section 4, the prepayment of Letter of Credit Exposure includes the payment of amounts to the Trustee to be held as cash collateral as provided in Section 2(b)(i)) and Parity Debt as provided in Section 4(d)(ii) below;

               2. if the Company or a Restricted Subsidiary, as the case may be, has elected not to perform or is not permitted to perform a Restoration, such Net Insurance Proceeds, payments in lieu of Net Insurance Proceeds, Net Awards, proceeds of title insurance policies or proceeds received from the damage or destruction of Collateral shall be applied as set forth in subsection (d) below; and

               3. if a Potential Event of Default, Default or Event of Default exists, such Net Insurance Proceeds, payments in lieu of Net Insurance Proceeds, Net

          Awards, proceeds received under title insurance policies or proceeds received from the damage or destruction of Collateral shall be held by the Trustee as part of the Security and applied as follows: (x) if no Event of Default shall have occurred and be continuing and all Potential Events of Default and Defaults shall have been cured or waived, then such Net Insurance Proceeds, payments in lieu of Net Insurance Proceeds, Net Awards, proceeds received under title insurance policies or proceeds received from the damage or destruction of Collateral shall be applied as provided in subparagraph (i) or (ii) above, as the case may be; or (y) if an Event of Default shall have occurred and be continuing, then such Net Insurance Proceeds, payments in lieu of Net Insurance Proceeds, Net Awards, proceeds received under title insurance policies or proceeds received from the damage or destruction of the Collateral shall be applied in accordance with the priorities set forth in subsection (g) below.

          C. All proceeds of business interruption insurance maintained by the Company or any Restricted Subsidiary, if any, received by the Trustee under circumstances when subsection (b) above shall not be applicable shall be applied as follows:

               1. such proceeds shall, unless a Potential Event of Default, Default or Event of Default exists, be paid over or assigned to the Company or as it may direct; and

               2. if a Potential Event of Default, Default or Event of Default exists, such proceeds shall be held by the Trustee as part of the Security and applied as follows: (x) if no Event of Default shall have occurred and be continuing and all Potential Events of Default and Defaults shall have been cured or waived, then such proceeds shall be paid over to the Company or as it may direct in writing; or (y) if an Event of Default shall have occurred and be continuing, then such proceeds shall be applied in accordance with the priorities set forth in subsection (g) below.

          D. Subject to the foregoing provisions of this Section 4, all Excess Proceeds received from the Company or any Restricted Subsidiary by the Trustee on account of the sale, lease, abandonment or other disposition of any of the Security in accordance with Section 10.7(c) of the Note Agreements and Section 6.07(c) of the Credit Agreement, and all amounts required by subsection (b) above to be applied in accordance with this subsection (d), shall be applied as follows:

               1. such Excess Proceeds shall, unless otherwise required by
          Section 10.7(c)(iii)(B)(y) of the Note Agreements and Section 6.07(c)(iii)(B)(II) of the Credit Agreement or unless a Potential Event of Default, Default or Event of Default exists, be paid over to the Company or as it may direct in writing from time to time for the acquisition of replacement assets or other productive assets in accordance with Section 10.7(c)(iii)(B)(x) of the Note Agreements and Section 6.07(c)(iii)(B)(I) of the Credit Agreement, but only upon (x) the written request of the Company, accompanied by an Officers' Certificate or other appropriate evidence satisfactory to the Trustee that the sum requested has been paid or is then due and payable and is a proper item of such cost and (y) receipt of (1) an Officers' Certificate certifying that the fair market value (as determined in good faith by the Board of Directors of the general partner of the Company) of such property or assets is at least equal to the amount of such portions of such Excess Proceeds and (2) an opinion of counsel reasonably satisfactory to the Requisite Percentage (as certified in writing to the Trustee) to the effect that all amendments to the Security Documents and all filings and recordations of or with respect to such amendments and related supplements have been made to cause such property or assets to be subject to the lien of the Security Documents and as to such other matters as the Required Holders or the Required Lenders might reasonably request;

               2. if such Excess Proceeds are required by Section 10.7(c)(iii)(B)(y) of the Note Agreements or Section 6.07(c)(iii)(B)(II) of the Credit Agreement to be used to prepay the Notes, the Bank Notes, the Letter of Credit Exposure and the Parity Debt in accordance with Section 9.4 of the Note Agreements and Section
          2.11 of the Credit Agreement, then, subject to the last paragraph of
          Section 6.07 of the Credit Agreement and to Section 6.07(c)(iii)(A)(y)(5) of the Credit Agreement and unless a Potential Event of Default, Default or Event of Default exists, such Excess Proceeds shall be paid to the Note Holders (to be applied as set forth in Section 9.4 of the Note Agreements), the Bank Lenders (to be applied as set forth in Section 2.11 of the Credit Agreement) and the Parity Lenders on account of the Notes, the Bank Notes, the Letter of Credit Exposure and the Parity Debt, such payments to be made pro-rata to the Note Holders, the Bank Lenders and the Parity Lenders entitled thereto, with each Note Holder, Bank Lender or Parity Lender receiving that fraction of the total of all such amounts paid to the Note Holders, Bank Lenders and Parity Lenders as the aggregate principal amount, premium (including, without limitation, Make Whole Amount and Premium Amount) and interest of each such holder's Notes, Bank Notes, Letter of Credit Exposure or Parity Debt bears to the sum of the aggregate principal amounts, premiums (including, without limitation, Make Whole Amount and Premium Amount) and interest of all Notes, Bank Notes, Letter of Credit Exposure and Parity Debt at the time outstanding, provided that for purposes of making such pro-rata calculation the amount of any unfunded Tranche A Revolving Credit Commitments under the Credit Agreement shall be deemed to be included in the outstanding principal amount of the Bank Notes so long as the inclusion of such unfunded Tranche A Revolving Credit Commitments will not result in the Bank

          Lenders receiving distributions on account of the Bank Notes in an amount greater than the actual outstanding amounts due under the Bank Notes;

               3. if any Excess Proceeds remain after the application of such Excess Proceeds pursuant to subparagraph (ii) above, and no Potential Event of Default, Default or Event of Default exists, the Trustee shall deliver such remaining Excess Proceeds to the Company; and

               4. if a Potential Event of Default, Default or Event of Default exists, such Excess Proceeds shall be held by the Trustee as part of the Security and applied as follows: (x) if no Event of Default shall have occurred and be continuing and all Potential Events of Default and Defaults shall have been cured or waived, then such Excess Proceeds shall be applied as provided in subparagraphs (i), (ii) and
          (iii) above; or (y) if an Event of Default shall have occurred and be continuing, then such Excess Proceeds shall be applied in accordance with the priorities set forth in subsection (g) below.

          E. The proceeds of any sale or any other moneys at the time held by the Trustee pursuant to Sections 21.1 and 21.2 of any Mortgage or Article VI of the Company Security Agreement, Article VI of the Partners Security Agreement or Section 3.4 of the Partnership Note shall be applied to pay:

          First: the fees, costs and expenses, including, without limitation, those of the Trustee (including, without limitation, attorneys' fees and expenses), of the sale and of any receiver of the Security or any part thereof appointed pursuant to Section 21.9 of the applicable Mortgage or Article VI of the Company Security Agreement, Article VI of the Partners Security Agreement or Section 3.4 of the Partnership Note, and all other amounts due the Trustee under Section 10 hereof;

          Second: all amounts of principal and interest at the time due and payable on the Notes, the Bank Notes, the Letter of Credit Exposure and the Parity Debt at the time outstanding (whether at stated maturity or as an installment or by prepayment, declaration or otherwise), including interest (to the extent permitted under applicable law) on any overdue principal or interest on the Notes, the Bank Notes, the Letter of Credit Exposure or the Parity Debt at the rate provided therefor in the Note Agreements, the Credit Agreement or the Parity Debt Agreements, as the case may be; and in case such monies shall be insufficient to pay in full the amounts so due and unpaid on all the Notes, the Bank Notes, the Letter of Credit Exposure and the Parity Debt, then first, all amounts of interest at the time due and payable on the Notes, the Bank Notes, the Letter of Credit Exposure and the Parity Debt, and second, all amounts of principal at the time due and payable on the Notes, the Bank Notes, the Letter of Credit Exposure and the Parity Debt; and all such payments shall be made pro-rata to the Note Holders, Bank Lenders and Parity Lenders entitled thereto, with each Note Holder, Bank Lender or Parity Lender receiving that fraction of the total of all such amounts paid to the Note Holders, Bank Lenders and Parity Lenders as the aggregate principal amount and interest of each such holder's Notes, Bank Notes, Letter of Credit Exposure or Parity Debt bears to the sum of the aggregate principal amounts and interest of all Notes, Bank Notes, Letter of Credit Exposure and Parity Debt at the time outstanding;

          Third: all amounts of premium (including, without limitation, Make Whole Amount and Premium Amount) due and payable on the Notes, the Bank Notes, the Letter of Credit Exposure and the Parity Debt at the time outstanding and all amounts due and payable on account of Interest Rate Unwind Obligations, including interest (to the extent permitted by applicable law) on any such amounts at the rate provided therefor in the Note Agreements, the Credit Agreement, the Interest Rate Agreements or the Parity Debt Agreements, as the case may be; and all such payments shall be made pro-rata to the Note Holders, Bank Lenders and Parity Lenders entitled thereto, with each Note Holder, Bank Lender or Parity Lender receiving that fraction of the total of all such amounts paid to the Note Holders, Bank Lenders and Parity Lenders as the aggregate premium (including, without limitation, Make Whole Amount and Premium Amount) and interest thereon of each such holder's Notes, Bank Notes, Letter of Credit Exposure, Interest Rate Unwind Obligations or Parity Debt bears to the sum of the aggregate premiums (including, without limitation, Make Whole Amount and Premium Amount) and interest thereon of all Notes, Bank Notes, Letter of Credit Exposure, Interest Rate Unwind Obligations and Parity Debt at the time outstanding;

          Fourth: any obligations secured by any Security Document and at the time due and owing, including, without limitation, any obligations owing under the Note Agreements, the Credit Agreement, the Interest Rate Agreements, the Guarantee Agreements, the Parity Debt Agreements or the Security Documents, other than the amounts referred to in subdivisions First through Third, inclusive, above; and in case such monies shall be insufficient to pay in full the amounts so due and unpaid, all such payments shall be made pro-rata to the Persons entitled thereto, each Person receiving that fraction of the total of all such amounts paid to all such Persons as the amount due to such Person bears to the sum of the amounts due to all such Persons; and

          Fifth: the balance, if any, to the Company or as it may direct in writing if all conditions to the termination of this Agreement specified in Section 17 shall have been fulfilled, but if any such condition shall not have been fulfilled, to be held by the Trustee and thereafter applied to any other payments required to be made in accordance with subdivisions First through Fourth, inclusive, above.

          F. Any amounts received by the Trustee by reason of any taking of possession, entry, removal or holding, operation or management of the Security or any part thereof pursuant to Section 21.10 of any Mortgage or
     Article VI of the Company Security Agreement, Article VI of the Partners Security Agreement or Section 3.4 of the Partnership Note or by reason of the collection of rents, issues or profits under Section 18 of any Mortgage or under Article VI of the Company Security Agreement, Article VI of the Partners Security Agreement or Section 3.4 of the Partnership Note shall be applied to pay:

          First: all fees, costs and expenses, including, without limitation, those of the Trustee (including, without limitation, attorneys' fees and expenses) of entering upon, taking possession of, holding, operating and managing the Security, or any part thereof, and any Impositions (as defined in the Mortgages) prior to the liens or security interests of the Mortgages, which the Trustee may consider it necessary or desirable to pay, and all amounts due to the Trustee under Section 10 hereof;

          Second: all amounts of principal and interest at the time due and payable on the Notes, the Bank Notes, the Letter of Credit Exposure and the Parity Debt at the time outstanding, including interest on any overdue principal or interest on the Notes, the Bank Notes, the Letter of Credit Exposure and the Parity Debt, all in accordance with the priorities set forth in subdivision Second of subsection (e) of this
          Section 4;

          Third: all amounts of premium (including, without limitation, Make Whole Amount and Premium Amount) due and payable on the Notes, the Bank Notes, the Letter of Credit Exposure and the Parity Debt at the time outstanding and all amounts due and payable on account of Interest Rate Unwind Obligations, including interest (to the extent permitted by applicable law) on any such amounts at the rate provided therefor in the Note Agreements, the Credit Agreement, the Interest Rate Agreements or the Parity Debt Agreements, as the case may be, all in accordance with the priorities set forth in subdivision Third of subsection (e) of this Section 4;

          Fourth: any obligations secured by any Security Document and at the time due and payable, including, without limitation, any obligations due and payable under the Note Agreements, the Credit Agreement, the Letter of Credit Exposure, the Interest Rate Agreements, the Guarantee Agreements, the Parity Debt Agreements or the Security Documents, other than the amounts referred to in subdivision First through Third, inclusive, above; and in case such monies shall be insufficient to pay in full the amounts so due and unpaid, all such payments shall be made pro-rata to the Persons entitled thereto, each Person receiving that fraction of the total of all such amounts paid to all such Persons as the amount due to such Person bears to the sum of the amounts due to all such Persons; and

          Fifth: the balance, if any, to the Company or as it may direct in writing if all conditions to the termination of this Agreement specified in Section 17 shall have been fulfilled, but if any such condition shall not have been fulfilled, to be held by the Trustee and thereafter applied to any other payments required to be made in accordance with subdivisions First through Fourth, inclusive, above.

          G. If an Event of Default shall have occurred and be continuing, the proceeds of any sale or collection or any other monies received by the Trustee under any Security Document (including all proceeds received by the Trustee under title insurance policies) or any Guarantee Agreement, as to which specific provision for the application of such monies has not heretofore been made in this Section 4, shall be applied to pay:

          First: all fees, costs and expenses, including, without limitation, those of the Trustee (including, without limitation, attorneys' fees and expenses) of the sale of the Security or any part thereof, and all amounts due to the Trustee under Section 10 hereof;

          Second: all amounts of principal and interest at the time due and payable on the Notes, the Bank Notes, the Letter of Credit Exposure and the Parity Debt at the time outstanding, including interest on overdue principal and interest on the Notes, the Bank Notes, the Letter of Credit Exposure and the Parity Debt, all in accordance with the priorities set forth in subdivision Second of subsection (e) of this Section 4;

          Third: all amounts of premium (including, without limitation, Make Whole Amount and Premium Amount) due and payable on the Notes, the Bank Notes, the Letter of Credit Exposure and the Parity Debt at the time outstanding and all amounts due and payable on account of Interest Rate Unwind Obligations, including interest (to the extent permitted by applicable law) on any such amounts at the rate provided therefor in the Note Agreements, the Credit Agreement, the Interest Rate Agreements or the Parity Debt Agreements, as the case may be, all in accordance with the priorities set forth in subdivision Third of subsection (e) of this Section 4;

          Fourth: any obligations secured by any Security Document and at the time due and payable, including, without limitation, any obligations owing under the Note Agreements, the Credit Agreement, the Interest Rate Agreements, the Guarantee Agreements, the Parity Debt Agreements or the Security Documents, other than the amounts referred to in subdivision First through Third, inclusive, above; and in case such monies shall be insufficient to pay in full the amounts so due and unpaid, all such payments shall be made pro-rata to the Persons entitled thereto, each Person receiving that fraction of the total of all such amounts paid to all such

          Persons as the amount due and payable to such Person bears to the sum of the amounts due and payable to all such Persons; and

          Fifth: the balance, if any, to the Company or as it may direct in writing if all conditions to the termination of this Agreement specified in Section 17 shall have been fulfilled, but if any such condition shall not have been fulfilled, to be held by the Trustee and thereafter applied to any other payments required to be made in accordance with subdivisions First through Fourth, inclusive, above.

          H. Pending application in accordance with subsections (a) through (g) of this Section 4, all monies received by the Trustee hereunder shall be invested at the written direction of the Company in accordance with the investment guidelines set forth in Exhibit A hereto, provided that during the existence of an Event of Default (and delivery to the Trustee of written notice thereof) investments under such guidelines and definition shall be limited to those set forth in clauses (1) through (4) of such Exhibit A, provided further that any such investment shall be permitted hereunder so long as the applicable investment satisfies such investment guidelines at the time of such investment or of any contractual commitment therefor.

          I. It is understood and agreed that the Company, National Propane Corp. and the Restricted Subsidiaries shall remain liable to the extent of any deficiency between the amount of the proceeds of the Security and amounts received under the Guarantee Agreements and the aggregate amount of the obligations secured thereby.

          J. Each of the Note Holders, Bank Lenders and Parity Lenders hereby
     (i) acknowledges the existence and validity of the Facilities Obligations, the Note Obligations and the Parity Debt and the obligations of the Company in respect thereof, and (ii) agrees to refrain from making or asserting any claim that any thereof or the instruments governing the terms thereof are invalid or unenforceable in accordance with its or their terms as a result of any claims under the fraudulent transfer, preference or similar avoidance provisions of applicable bankruptcy, insolvency or other laws affecting the rights of creditors generally. Each of the Trustee, the Note Holders, Bank Lenders and Parity Lenders hereby further agrees that the liens and security interest granted to the Trustee under the Security Documents shall be treated, as among the Note Holders, Bank Lenders and Parity Lenders, as having equal priority and shall at all times be shared by the Note Holders, Bank Lenders and Parity Lenders as provided herein regardless of any claim or defense (including, without limitation, any claims under the fraudulent transfer, preference or similar avoidance provisions of applicable bankruptcy, insolvency or other laws affecting the rights of creditors generally) or any additional rights (including any additional rights based on its providing purchase money financing to the Company) to which the Trustee or any Note Holder, Bank Lender or Parity Lender may be entitled or subject.

          K. If any Note Holder, Bank Lender or Parity Lender exercises any right of set off or similar right with respect to any assets (whether or not such assets constitute Security) of any Obligor for payment of any Obligations (as opposed, for example, to the use of such set off amounts for the payment of other obligations owing to any Note Holder, Bank Lender or Parity Lender from the providing of banking services to any Obligor which are not related to the Obligations) at any time that an Event of Default has occurred and is continuing, the amounts so set off shall constitute Security for purposes of this Agreement, and such Note Holder, Bank Lender or Parity Lender shall promptly cause such amounts to be delivered to or put in the custody, possession or control of the Trustee for disposition or distribution in accordance with Section 4(g) of this Agreement. Until such time as the provisions of the immediately preceding sentence have been complied with, such Note Holder, Bank Lender or Parity Lender shall be deemed to hold such Security in trust for the parties entitled thereto hereunder.

     V. Payments by Trustee, etc. All payments by the Trustee to be made to the Note Holders, the Bank Lenders and the Parity Lenders as provided hereunder shall be made as provided in Section 15 of the Note Agreements (to be applied as set forth in the applicable provisions of the Note Agreements), Section 2.18 of the Credit Agreement (to be applied as set forth in the applicable provisions of the Credit Agreement) and in the payment provisions of the Parity Debt Agreements.

     VI. Certificates as to Issue of, Payments of Interest on, and Prepayments of Notes, Bank Notes and Parity Debt. Upon the issue of any Note, Bank Note, Letter of Credit or Parity Debt pursuant to the Note Agreements, the Credit Agreement or the Parity Debt Agreements, respectively, or upon any substitution for any such Notes, Bank Notes, Letter of Credit or Parity Debt, the Company will deliver to the Trustee an Officers' Certificate of the Company specifying the date and principal amount of such Note, Bank Note, Letter of Credit or Parity Debt and the name, address and (except with respect to the issuance of Letters of Credit) taxpayer identification number of the registered holder thereof and stating that such Note, Bank Note, Letter of Credit or Parity Debt is being issued pursuant to the Note Agreements, the Credit Agreement or Parity Debt Agreements or in substitution for a previously issued Note, Bank Note, Letter of Credit or Parity Debt (in which case such certificate shall also identify such previously issued Note, Bank Note, Letter of Credit or Parity Debt by reference to the prior certificate covering the same) and that such Note, Bank Note, Letter of Credit or Parity Debt is entitled to the benefits of this Agreement and of the Security and is subject to the terms hereof. The Company will also deliver to the Trustee promptly upon request similar Officers' Certificates confirming such data as to all Note Obligations, Facilities Obligations and Parity Debt at the time outstanding and entitled to the benefits of this

Agreement and of the Security, and, in addition, setting forth, as of the date of such Officers' Certificate, (a) with respect to any interest payment, the name and address of each registered Note Holder, Bank Lender or Parity Lender, together with the principal amount of all Note Obligations, Facilities Obligations and Parity Debt held by each respective holder and (b) with respect to any prepayment, the prepayment date, the aggregate principal amount of the Notes, Bank Notes and Parity Debt prepaid on such date, the name of the registered Note Holder, Bank Lender or Parity Lender prepaid, the amount of each such Note, Bank Note and Parity Debt prepaid, the premium (including, without limitation, Make Whole Amount and Premium Amount), if any, applicable to such prepayment and the section of the Note Agreements, the Credit Agreement or Parity Debt Agreements pursuant to which such prepayment was made.

     VII. Notices, etc., under Security Documents. The Trustee shall deliver, at the expense of the Company, to each Note Holder, Bank Lender or Parity Lender promptly upon receipt thereof, duplicates or copies of all notices, requests and other instruments received by the Trustee under or pursuant to the Security Documents, the Guarantee Agreements or this Agreement, to the extent that the same are not required by such document or agreement to have been furnished pursuant thereto to such holder.

     VIII. Amendments, etc., of Security Documents. In any case where the agreement or consent of the Trustee is required to any amendment, modification, cancellation or termination of any of the Guarantee Agreements or the Security Documents, or in any case where the Trustee is required to give any consent, waiver or approval under any of the Security Documents or the Guarantee Agreements, the Trustee shall agree or consent to such amendment, modification, cancellation or termination, or give such consent, waiver or approval, with (but only with) the prior written consent of the Requisite Percentage, provided that the Trustee shall not agree to (i) any change in the definition of Requisite Percentage, (ii) any change in the manner in which the proceeds of any Security or of any Guarantee Agreement are distributed, (iii) release all or substantially all of the Security or release all or substantially all of the guarantors under the Guarantee Agreements, or (iv) any change in this Section without the prior written consent of all of the Note Holders, Bank Lenders and Parity Lenders, and provided further, that such prior written consent of the Requisite Percentage shall not be required with respect to a Mortgage Recording Supplement or in connection with any amendment or modification which, as evidenced by an opinion of counsel delivered to the Trustee, does not adversely affect any right or interest of any Note Holder, Bank Lender or Parity Lender.

     IX. Concerning the Trustee. A. The Trustee is hereby appointed as trustee for, and hereby accepts, the trusts of this Agreement for the benefit of the Note Holders, Bank Lenders or Parity Lenders from time to time, but only upon the terms herein set forth, including the following:

          1. notwithstanding anything herein contained to the contrary, the Trustee shall not be obligated to take any action hereunder which might in its reasonable judgment involve it in any expense or liability unless furnished with indemnity reasonably satisfactory to the Trustee;

          2. the Trustee shall be under no liability with respect to any action taken in accordance with a written request given as provided in Section 3 or Section 4 (in cluding on investments of funds), except that nothing contained herein shall relieve the Trustee from liability for its own negligence, willful misconduct or bad faith;

          3. the Trustee makes no representation and has no responsibility as to the validity or sufficiency of the Security Documents, the Guarantee Agreements or this Agreement or the sufficiency of the Security;

          4. in making any payment or in taking any other action hereunder in respect of any Obligation, the Trustee may rely upon the Officers' Certificate covering such Obligation delivered to it pursuant to Section 6 unless a Trust Officer shall have received actual knowledge of any transfer of such Obligation, and the Trustee shall be protected in making any payment in respect of any Obligation believed by the Trustee to be genuine;

          5. in the absence of bad faith or willful misconduct on its part, the Trustee may rely and shall be protected in acting upon any resolution, certificate, opinion, consent or other document reasonably believed by it to be genuine and to have been executed or presented by the proper party or parties;

          6. whenever in the administration of its duties hereunder or under the Guarantee Agreements or the Security Documents the Trustee deems it necessary for a matter to be proved or established prior to taking any action hereunder, the Trustee may request and the Company shall, if requested, promptly provide certification regarding such matter, upon which the Trustee shall be protected in relying, absent actual knowledge of a Trust Officer to the contrary;

          7. the Trustee may act through agents, attorneys or consultants and may rely on the advice and direction of such agents, attorneys or consultants duly appointed by the Trustee and shall not be responsible for the misconduct or negligence of any such agents or consultants appointed with due care hereunder;

          8. the Trustee shall not be liable for any error of judgment made in good faith unless it is proved that the Trustee was negligent in ascertaining the pertinent facts;

          9. the Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with the direction of the Requisite Percentage or greater percentage of holders of Obligations as may be required;

          10. money held in trust by the Trustee need not be segregated from other funds held by the Trustee except to the extent required by law or the terms of this Agreement;

          11. the Trustee shall not be liable for any action it takes or omits to take in good faith which it believes to be authorized or within its rights or powers, provided that such action or omission by the Trustee does not constitute willful misconduct, negligence or bad faith; and

          12. the Trustee may consult with counsel of its selection, and the advice or opinion of counsel with respect to legal matters relating to this Agreement, any Guarantee Agreement or any Security Document shall be full and complete authorization and protection from liability in respect to any action taken, omitted or suffered by it hereunder in good faith and in accordance with the advice or opinion of such counsel, provided that such action or omission by the Trustee does not constitute willful misconduct, negligence or bad faith.

     B. The Trustee shall not be responsible for any recital herein or in the Notes, the Bank Notes or the Parity Debt or for insuring the Security or for the validity or sufficiency of this Agreement, any Guarantee Agreement or any Security Document or of any supplements thereto or instruments of further assurance or for the sufficiency of the Security for the Obligations intended to be secured by any Security Document, or for the value of the Security or the title of the Company or any Restricted Subsidiary to the Security or the maintenance of the Security. Except as otherwise expressly provided herein, the Trustee shall not be bound to ascertain or inquire as to the performance or observance of any covenants, conditions or agreements on the part of the Company or any Restricted Subsidiary under the Note Agreements, the Credit Agreement or Parity Debt Agreements or any of the Guarantee Agreements or the Security Documents but the Trustee at the written direction of the Requisite Percentage may require of the Company full performance of any such covenants.

     C. The Trustee shall not be liable or responsible for any losses incurred or suffered by the Company or any other Obligor or by any secured party, or any decrease in the value of the Security, resulting from any investment made pursuant to Section 4 hereof or from any other sale or disposition of Security made in accordance with the terms hereof and the Security Documents. In no event shall the Trustee be personally liable for any taxes or any other governmental charges imposed upon or in respect of the Security or upon the income or other distributions thereon.

     D. The Trustee shall be entitled to rely exclusively upon, and shall have no duty or obligation to check, verify or otherwise assess the accuracy of, the information or calculations provided to the Trustee by (i) the Company in any Officers' Certificate delivered pursuant to Section 6, (ii) the Note Holders, Bank Lenders or Parity Lenders in a certificate as provided in the definition of Requisite Percentage, or (iii) the Administrative Agent as provided in Section 2(b)(i).

     E. Except as specified in Section 12, the Trustee shall have no responsibility for filing any Mortgage or other Security Document or any financing or continuation statement in any public office at any time or to otherwise perfect or maintain the perfection of any security interest or lien granted to it hereunder, under any Mortgage or under any other Security Document or to prepare and file any filing, report or registration statement under any federal or state securities or "blue sky" law or to record this Agreement.

     F. The Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Obligors, personally or by agent or attorney at the sole cost of the Obligors and shall incur no liability or additional liability of any kind by reason of such inquiry or investigation.

     G. The Trustee undertakes to perform such duties and only such duties as are specifically set forth in this Agreement, and no implied covenants or obligations shall be read into this Agreement against the Trustee.

     H. In the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Agreement; but in the case of any such certificates or opinions which by any provision hereof are specifically required to be furnished to the Trustee, the Trustee shall be under a duty to examine the same to determine whether or not they conform to the requirements of this Agreement (but need not confirm or investigate the accuracy of mathematical calculations or other facts stated therein).

     I. The Trustee shall not be liable for any error of judgment made in good faith by a Trust Officer, unless it shall be proved that the Trustee was negligent in ascertaining the pertinent facts.

     J. Each of the Company and National Propane Corp. agree to promptly deliver to the Trustee copies of any amendments, modifications or waivers to the Credit Agreement, the Note Agreements or any other Loan Document (as defined in the Credit Agreement) or Operative Agreement (as defined in the Note Agreements). The Trustee shall be entitled to conclusively presume that those documents are in the form delivered to the Trustee on the date of the closing of the transactions contemplated hereby until it has received written notice to the contrary by one of the parties hereto (and in the event of conflicting notices from more than one party hereto, as specified by the Requisite Percentage).

     X. Trustee's Compensation, Expenses, etc. The Company, from time to time upon request, will pay the Trustee compensation for its services hereunder (which compensation shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust) and will pay or reimburse the Trustee on a current basis for all its reasonable expenses and disbursements hereunder, including, without limitation, the reasonable fees and disbursements of its counsel and of its agents not regularly in its employ including independent consultants retained by the Trustee in good faith. Notwithstanding
Section 10 of the Mortgages or the provisions of any other Security Documents or the Guarantee Agreements, the Company hereby indemnifies the Trustee and agrees to hold it harmless against any loss, expense, liability or obligation arising out of or in connection with the acceptance and the performance of its duties hereunder and under the Security Documents and the Guarantee Agreements, including, without limitation, the costs and expenses of defending itself against any claim or liability in connection with the exercise or performance of any of its powers or duties hereunder, and the payment, failure to pay or delay in payment of any stamp or other taxes (including interest and penalties) in respect of the issue and sale of the Notes, the Bank Notes or Parity Debt, such indemnity and compensation to survive payment of the Obligations and any resignation, removal or replacement of the Trustee, provided that such indemnity shall not apply to actions or inactions by the Trustee that constitute negligence, wilful misconduct or bad faith.

     When the Trustee incurs expenses or renders services in connection with any bankruptcy proceeding involving any Obligor, the expenses (including the reasonable charges and expenses of its counsel) and the compensation for the services are intended to constitute expenses of administration under any applicable Federal or state bankruptcy, insolvency or other similar law.

     The provisions of this Section shall survive the termination of this Agreement or the resignation and removal of the Trustee.

     XI. Resignation, Removal and Replacement of Trustee. The Trustee or any successor Trustee may resign at any time by giving at least 30 days' prior written notice of resignation to the Company and each Note Holder, Bank Lender and Parity Lender, such resignation to be effective on the later of (a) the date specified in such notice and (b) the date on which a replacement trustee is appointed to act as Trustee hereunder. The Requisite Percentage may at any time remove the Trustee for or without cause by an instrument or instruments in writing delivered to the Trustee and the Company. In case the office of Trustee shall become vacant for any reason, the Requisite Percentage may appoint a successor Trustee (eligible as provided in Section 13) to fill such vacancy by an instrument or instruments in writing delivered to such successor Trustee, the retiring Trustee and the Company. Until a new Trustee shall be so appointed by the Requisite Percentage, the Company shall use reasonable efforts to appoint an interim Trustee (eligible as provided in Section 13) to fill such vacancy by an instrument or instruments in writing executed by order of its general partner and delivered to such interim Trustee, the retiring Trustee and each Note Holder, Bank Lender and Parity Lender at the time outstanding. Any interim Trustee so appointed by the Company shall immediately and without any further action be superseded by a successor Trustee appointed by the Requisite Percentage in the manner provided in this Section 11. If a successor or interim Trustee does not take office within 30 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Company or any Note Holder, Bank Lender or Parity Lender may petition any court of competent jurisdiction for the appointment of a successor Trustee. Upon the appointment of any successor or interim Trustee pursuant to this Section 11, such successor or interim Trustee shall immediately and without any further action succeed to all the rights and obligations of the retiring Trustee hereunder, under the Guarantee Agreements and under the Security Documents as if originally named herein and therein and the retiring Trustee, at the expense of the Company, shall duly assign, transfer and deliver to such successor or interim Trustee all the rights and moneys at the time held by the retiring Trustee under the Security Documents, the Guarantee Agreements and hereunder and shall execute and deliver such proper in struments as may be reasonably requested to evidence such assignment, transfer and de livery.

     XII. Successor Trustee by Merger, Consolidation, etc. Any corporation into which the Trustee may be merged or with which it may be consolidated, or any corporation resulting from any merger or consolidation to which the Trustee is a party, or any state or national bank or trust company in any manner succeeding to all or substantially all of the corporate trust business of the Trustee, if eligible as provided in Section 13, shall automatically succeed to all of the rights and obligations of the Trustee hereunder, under the Guarantee Agreements and under the Security Documents without further action on the part of any of the parties hereto. Such surviving or succeeding corporation (if other than the Trustee) shall (a) forthwith deliver to each Note Holder, Bank Lender and Parity Lender and the Company written notice of such succession to the rights and obligations of the Trustee hereunder, under the Guarantee Agreements and under the Security Documents and (b) execute, file and record all necessary filings, notices and documents in each location a filing, notice, or document was filed and recorded to perfect the lien and security interest granted to the Trustee pursuant to the

Security Documents (all within any temporal parameters required to continue the perfection (and priority thereof) of such liens and security interests) and take all such other actions necessary to maintain a perfected lien and security interest in the Security.

     XIII. Eligibility of Trustee. The Trustee shall always be a state or national bank or trust company in good standing, organized under the laws of the United States of America or one of the States thereof or the District of Columbia, having a capital, surplus and undivided profits (as shown by its latest annual report of condition) aggregating at least $250,000,000 and having unsecured long-term debt obligations which are rated either AA or better (or comparably if the rating system is changed) by Standard & Poor's Ratings Group or Aa2 or better (or comparably if the rating system is changed) by Moody's Investors Service, Inc. and shall not be a Note Holder, Bank Lender or Parity Lender or any affiliate thereof, if there be such a bank or trust company willing and able to accept such trust upon reasonable and customary terms. In case at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section 13, the Trustee shall resign immediately in the manner and with the effect specified in Section 11.

     XIV. Appointment of Separate or Co-Trustee. A. The Trustee may and, upon the request of the Requisite Percentage, shall by an instrument in writing delivered to the Company and to each Note Holder, Bank Lender and Parity Lender appoint a bank or trust company or an individual to act as separate trustee or co-trustee with respect to the Obligations in a jurisdiction where the Trustee is disqualified from acting or for any other purpose deemed by the Trustee or by such holders to be advantageous to their respective interests, such separate trustee or co-trustee to exercise only such rights and to have only such duties as shall be specified in the instrument of appointment and shall not be an affiliate of any Note Holder, Bank Lender or Parity Lender. The Company will pay the reasonable compensation and expenses of any such separate trustee or co-trustee and, if requested by the Trustee, such separate trustee or co-trustee or the Requisite Percentage, the Company will enter into an amendment to this Agreement, satisfactory in substance and form to the Trustee, such separate trustee or co-trustee and each such holder, confirming the rights and duties of such separate trustee or co-trustee.

     B. Every separate trustee and co-trustee shall, to the extent permitted by law, be appointed and act subject to the following provisions and conditions:

          1. all rights, powers, duties and obligations conferred or imposed upon the Trustee shall be conferred or imposed upon and exercised or performed by the Trustee and such separate trustee or co-trustee jointly (it being understood that such separate trustee or co-trustee shall not be authorized to act separately without the Trustee joining in such act), except to the extent that under any law of any jurisdiction in which any particular act or acts are to be performed the Trustee shall be incompetent or unqualified to perform such act or acts, in which event such

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

     rights, powers, duties and obligations (including the holding of title to the Security or any portion thereof in any such jurisdiction) shall be exercised and performed singly by such separate trustee or co-trustee, but solely at the direction of the Trustee;

          2. no trustee hereunder shall be personally liable by reason of any act or omission of any other trustee hereunder; and

          3. the Trustee may at any time accept the resignation of or remove any separate trustee or co-trustee.

     C. Any notice, request or other writing given to the Trustee shall be deemed to have been given to each of the then separate trustees and co-trustees, as effectively as if given to each of them. Every instrument appointing any separate trustee or co-trustee shall refer to this Agreement and the conditions of this Section 14. Each separate trustee and co-trustee, upon its acceptance of the trusts conferred, shall be vested with the estates or property specified in its instrument of appointment, either jointly with the Trustee or separately, as may be provided therein, subject to all the provisions of this Agreement, specifically including every provision of this Agreement relating to the conduct of, affecting the liability of, or affording protection to, the Trustee. Every such instrument shall be filed with the Trustee.

     D. Any separate trustee or co-trustee may at any time constitute the Trustee its agent or attorney-in-fact with full power and authority, to the extent not prohibited by law, to do any lawful act under or in respect of this Agreement on its behalf and in its name. If any separate trustee or co-trustee shall die, become incapable of acting, resign or be removed, all of its estates, properties, rights, remedies and trusts shall vest in and be exercised by the Trustee, to the extent permitted by law, without the appointment of a new or successor trustee.

     (e) Upon the request of the Requisite Percentage, the Trustee shall promptly remove any separate trustee or co-trustee.

     XV. Obligations Absolute. The obligations of the Obligors under this Agreement, the Guarantee Agreements and the Security Documents, to the fullest extent permitted by applicable law, shall be absolute and unconditional and shall remain in full force and effect without regard to, and shall not be released, suspended, discharged, terminated or otherwise affected by, any circumstance or occurrence whatsoever, including, without limitation: (a) any renewal, extension, amendment or modification of, or addition or supplement to, or deletion from, this Agreement, the Note Agreements, the Notes, the Credit Agreement, the Bank Notes, the Interest Rate Agreements, the Parity Debt, the Parity Debt Agreements, the Guarantee Agreements or the Security Documents, or any assignment or transfer of any thereof; (b) any waiver, consent, extension, indulgence or other action or inaction under or in respect of any such instrument or any exercise or non-exercise of any right, remedy, power or privilege under or in respect of any such instrument; (c) any furnishing of any additional security to the Trustee or any acceptance thereof or any release of any security or guaranty by the Trustee; (d) any limitation on any party's liability or obligations under any such instrument or any invalidity or unenforceability, in whole or in part, of any such instrument or any term thereof; or (e) any bankruptcy, insolvency, reorganization, composition, adjustment, dissolution, liquidation or other like proceeding relating to any Obligor or any action taken with respect to this Agreement by any trustee or receiver, or by any court, in any such proceeding; whether or not any Obligor shall have notice or knowledge of any of the foregoing.

     XVI. Further Assurances. A. The Obligors at their expense will execute, acknowledge and deliver all such agreements and instruments and take all such action as the Trustee or the Requisite Percentage from time to time may reasonably request in order further to effectuate the purposes of this Agreement and to carry out the terms hereof. Each of the Obligors represents and warrants that its office set forth in Section 18 is its principal place of business and the office at which its records with respect to this Agreement and the Security Documents are kept. In the event any of the Obligors proposes to change its name, the location of its principal place of business or the location of such office, such Obligor will, at least 90 days prior to any such proposed change, de liver to the Trustee written notice of such proposed change.

     B. Not more than 90 days nor less than 30 days prior to each date on which any Obligor proposes to take any action contemplated by the last sentence of
Section 16(a), the Company shall, at its own cost and expense, furnish to each Note Holder, each Bank Lender, each Parity Lender and the Trustee an opinion of counsel either (a) stating that, in the opinion of such counsel, such action has been taken with respect to the recording, filing, rerecording and refiling of this Agreement, any Mortgage or other Security Document, any supplements and any other requisite documents and with respect to the execution and filing of any financing statements and continuation statements as are necessary to perfect, maintain and protect the lien and security interest of the Trustee, on behalf of the Note Holders, Bank Lenders and Parity Lenders, with respect to the Security against all creditors of and purchasers from such Obligor, as the case may be, and reciting the details of such action, or (b) stating that, in the opinion of such counsel, no such action is necessary to maintain such perfected lien and security interest. Such opinion of counsel shall describe each recording, filing, rerecording and refiling of this Agreement, any Mortgage or other Security Document, any supplements and any other requisite statements and continuation statements that will, in the opinion of such counsel, be required to perfect, maintain and protect the lien and security interest of the Trustee, on behalf of the Note Holders, Bank Lenders and Parity Lenders, with respect to the Security against all creditors of and purchasers from such Obligor for a period, specified

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

in such opinion, continuing until a date not earlier than fifteen months from the date of such opinion.

     XVII. Termination. A. Upon receipt by the Trustee of evidence satisfactory to it of the indefeasible payment (or prepayment) in full in cash of the principal of and premium (including, without limitation, Make Whole Amount and Premium Amount), if any, and interest on all of the Notes, the Bank Notes, the Interest Rate Agreements and Parity Debt in accordance with the terms thereof and the indefeasible payment in full in cash of all other sums payable under the Note Agreements, the Notes, the Credit Agreement, the Bank Notes, the Interest Rate Agreements, the Parity Debt, the Parity Debt Agreements, the Guarantee Agreements, the Security Documents and this Agreement (including, without limitation, the reasonable compensation, expenses and disbursements of the Trustee), and the termination of all obligations on the part of the Bank Lenders to fund any Bank Loans, to issue any Letters of Credit or otherwise extend any credit, and the termination of all Letters of Credit issued under the Credit Agreement, this Agreement shall terminate and the Trustee, at the request and expense of the Company, will execute and deliver to the Company a proper instrument or instruments prepared by the Company acknowledging the satisfaction and termination of the Security Documents and of this Agreement, and will duly assign, transfer and deliver to the Company all of the rights and moneys at the time held by the Trustee under the Security Documents and hereunder. Notwithstanding the satisfaction and termination of this Agreement, the Guarantee Agreements or the Security Documents, the obligation of the Company to the Trustee under Section 10 of this Agreement and Section 10 of each of the Mortgages shall survive.

     B. Prior to satisfaction and discharge of this Agreement, the Trustee shall be entitled to receive an opinion of counsel stating that the conditions to satisfaction and discharge have been complied with under this Agreement.

     XVIII. Notices, etc. All notices and other communications under this Agreement shall be in writing and shall be delivered by hand, by express courier service or by registered or certified mail, return-receipt requested, postage prepaid, addressed (a) if to any Obligor, at Suite 1700, IES Tower, 200 1st Street, S.E., P.O. Box 2067, Cedar Rapids, Iowa 52401-2067, Attention: Senior Vice President-Chief Financial Officer, or at such other address, or to the attention of such other officer, as the Com pany, shall have furnished to the Trustee and each Note Holder, Bank Lender or Parity Lender in writing, or (b) if to the Trustee, at 101 Barclay Street, 12th Floor East, New York, NY 10286,
Attention: Corporate Trust Department, or to such other address as the Trustee shall have furnished to the Company and each Note Holder, Bank Lender or Parity Lender in writing, or (c) if to any Note Holder, at the address of such Note Holder specified in Schedule A of the Note Agreements or at such other address as such Note Holder shall have furnished to the Company and the Trustee in writing, or (d) if to any Bank Lender, at the address of such Bank Lender specified in the Credit Agreement or at such other address as such Bank Lender shall have furnished to the Company and the Trustee in writing, or (e) if to any Parity Lender, to such Parity Lender at the most recent address of such Parity Lender provided in the Parity Debt Agreements. Any notice so addressed and mailed shall be deemed to be given three Business Days (as defined in the Note Agreements and the Credit Agreement) after being so mailed, provided that any such notice to the Trustee shall be deemed to be given only upon receipt by the Trustee.

     XIX. Amendment of Certain Provisions of the Credit Agreement and the Note Agreement. A. The Bank Lenders and the Company agree that, after the date hereof, they shall not, without the prior written consent of the holders of more than 66-2/3% in aggregate principal amount of all Notes at the time outstanding, amend or revise the Credit Agreement in any manner which would:

          1. shorten the maturity of any scheduled principal payment date;

          2. adjust the method or formula by which the interest due on the Bank Notes or the participation fees on the Letters of Credit are determined so as to increase the effective interest rate;

          3. adjust the method of calculating any fee provided for in the Credit Agreement so as to increase the amount thereof (other than the adjustment of any administrative or other miscellaneous fees to the extent consistent with the prevailing fees for similar services);

          4. alter any of the covenants set forth in Section 6 of the Credit Agreement in a manner which would make it materially more difficult for the Company to comply with or remain in compliance with those covenants, or add any similar business or financial covenants to the Credit Agreement;

          5. place restrictions upon the Company making any payment or prepayment on the Notes;

          6. alter Section 7.01 of the Credit Agreement in a manner which would make it materially more likely that any of the events set forth therein will occur or which would add additional events thereto; or

          7. alter the definition of Required Lenders to increase the percentage set forth therein.

     B. The Company and the Note Holders agree that, after the date hereof, they shall not, without the prior written consent of the Required Lenders (as defined in the Credit Agreement) amend or revise the Note Agreements in any manner which would:

          1. shorten the maturity of any scheduled principal payment;

          2. increase the interest rate or premium due on the Notes or any fees as set forth in the Note Agreements (other than the adjustment of any administrative or other miscellaneous fees to the extent consistent with the prevailing fees for similar services);

          3. alter the calculation of the Make Whole Amount provided for in any Note Agreements in any manner that would have the effect of increasing the amount thereof;

          4. alter any of the covenants set forth in Section 10 of any Note Agreement in a manner which would make it materially more difficult for the Company to comply with or remain in compliance with those covenants or add any similar business or financial covenants to the Note Agreements;

          5. place restrictions upon the Company making any payment or prepayment on the Facilities Obligations;

          6. alter Section 11 of the Note Agreements in a manner which would make it materially more likely that any of the events set forth therein will occur or which would add additional events thereto; or

          7. alter the definition of Required Holders to increase the percentage set forth therein.

     C. The amendment or revision of the Note Agreements or the Credit Agreement to alter any of the definitions contained therein which are referred to in this Agreement or in the Guarantee Agreements or any Security Document shall not affect the meaning of such definition for purposes of such other documents unless such amendment or revision is approved pursuant to Section 20 as if it were an amendment to this Agreement.

     XX. Miscellaneous. This Agreement shall be binding upon and inure to the benefit of and be enforceable by the respective successors and assigns of the parties hereto, and, in addition, shall inure to the benefit of and be enforceable by any Note Holder, Bank Lender or Parity Lender. Any person or entity that becomes a Note Holder, Bank Lender or Parity Lender (including any party refunding the Note Agreements, the Credit Agreement or the Parity Debt Agreements) after the date hereof shall be bound by the terms hereof and, in order to be entitled to the benefits of any of the Security, shall agree in writing to be bound by the terms of this Agreement. The Company shall cause any party refunding any of the Note Agreements, the Credit Agreement or the Parity Debt Agreements to execute and deliver to each of the other parties hereto a counterpart of this

Agreement. This Agreement may be changed, waived, discharged or terminated (other than by operation of Section 17) only by an instrument in writing signed by the Obligors, by the Trustee and by the Requisite Percentage, provided that this Agreement shall not be changed, waived, discharged or terminated in such a manner that (i) the definition of Requisite Percentage is changed, (ii) the manner in which proceeds of any Security or of any Guarantee Agreements are distributed is changed, (iii) all or substantially all of the Security is released or all or substantially all of the guarantors under the Guarantee Agreements are released, or (iv) this Section is changed or modified in any respect, without the prior written consent of all of the Note Holders, Bank Lenders and Parity Lenders and further provided that the consent of the Trustee and the Obligors shall not be required for the amendment of any of the provisions hereof which relate solely to the arrangements between the Note Holders, the Bank Lenders and the Parity Lenders.

     THIS AGREEMENT HAS BEEN EXECUTED AND DELIVERED IN THE CITY OF NEW YORK, STATE OF NEW YORK, UNITED STATES OF AMERICA. THIS AGREEMENT AND (UNLESS OTHERWISE EXPRESSLY PROVIDED) ALL AMENDMENTS AND SUPPLEMENTS TO, AND ALL CONSENTS AND WAIVERS PURSUANT TO, THIS AGREEMENT SHALL IN ALL RESPECTS BE GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK, INCLUDING ALL MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE. EACH OF THE PARTIES HERETO IRREVOCABLY AND UNCONDITIONALLY WAIVES THE RIGHT TO TRIAL BY JURY IN ANY LEGAL OR EQUITABLE ACTION, SUIT OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT, THE INITIAL NOTES, THE NOTES OR ANY OTHER OPERATIVE AGREEMENT OR ANY TRANSACTION CONTEMPLATED HEREBY OR THEREBY OR THE SUBJECT MATTER OF ANY OF THE FOREGOING.

     Each Obligor, for itself and its successors and assigns, hereby, to the fullest extent permitted by applicable law, irrevocably (a) agrees that any legal or equitable action, suit or proceeding brought against it arising out of or relating to this Agreement, or any transaction contemplated hereby or the subject matter of any of the foregoing or for recognition or enforcement of any judgment rendered in any such action, suit or proceeding may be instituted in any state or federal court sitting in the Borough of Manhattan in the State of New York, (b) waives any objection which it may now or hereafter have to the laying of venue of any such action, suit or proceeding brought in any such court, and hereby further irrevocably and unconditionally waives and agrees not to plead or claim that any such action, suit or proceeding brought in any such court has been brought in an inconvenient forum, or any right to require the proceeding to be conducted in any other jurisdiction by reason of its present or future domicile, (c) irrevocably submits itself to the non-exclusive jurisdiction of any state or federal court of competent jurisdiction sitting in the Borough of Manhattan in the State of New York for purposes of any such action, suit or proceeding, and (d) irrevocably waives any immunity from jurisdiction to which it might otherwise be entitled in any such action, suit or proceeding which may be instituted in any state or federal court sitting in the Borough of Manhattan in the State of New York, and irrevocably waives any immunity from, or objection to, the maintaining of an action against it to enforce any judgment for money obtained in any such action, suit or proceeding and any immunity from execution. The headings in this Agreement are for the purpose of reference only and shall not limit or define the meaning hereof. This Agreement may be executed in several counterparts, each of which shall be an original, but all of which shall constitute one instrument. If any term of this Agreement or any application thereof shall be held to be invalid, illegal or unenforceable, the validity of other terms of this Agreement or any other application of such term shall in no way be affected thereby.

     XXI. Legends. A. The Company and the holders of the Notes hereby agree that
(i) the Note Agreements shall contain an appropriate provision therein to the effect that such agreement, and the Notes issued thereunder, are subject to the terms of this Agreement and (ii) each Note issued pursuant to the Note Agreements shall contain a legend substantially as follows (which shall be printed thereon in bold face):

     THIS NOTE IS SUBJECT TO THE TERMS AND CONDITIONS CONTAINED IN THE TRUST AGREEMENT (AS DEFINED IN THE NOTE AGREEMENTS), WHICH TRUST AGREEMENT, AMONG OTHER THINGS, ESTABLISHES CERTAIN RIGHTS WITH RESPECT TO THE SECURITY FOR THIS NOTE AND THE SHARING OF PROCEEDS THEREOF WITH CERTAIN OTHER SECURED CREDITORS. COPIES OF SUCH TRUST AGREEMENT WILL BE FURNISHED TO ANY HOLDER OF THIS NOTE UPON REQUEST TO THE COMPANY.

     B. The Company and the Bank Lenders hereby agree that (i) the Credit Agreement shall contain an appropriate provision therein to the effect that such agreement, and the Bank Notes issued thereunder, are subject to the terms of this Agreement and (ii) each Bank Note issued pursuant to the Credit Agreement shall contain a legend substantially as follows (which shall be printed thereon in bold face):

     THIS NOTE IS SUBJECT TO THE TERMS AND CONDITIONS CONTAINED IN THE TRUST AGREEMENT (AS DEFINED IN THE CREDIT AGREEMENT), WHICH TRUST AGREEMENT, AMONG OTHER THINGS, ESTABLISHES CERTAIN RIGHTS WITH RESPECT TO THE SECURITY FOR THIS NOTE AND THE SHARING OF PROCEEDS THEREOF WITH CERTAIN OTHER SECURED CREDITORS. COPIES OF SUCH TRUST AGREEMENT WILL BE FURNISHED TO ANY HOLDER OF THIS NOTE UPON REQUEST TO THE COMPANY.

     XXII. Restricted Subsidiaries. Upon execution and delivery by the Trustee and a Restricted Subsidiary of a Supplemental Agreement substantially in the form of Exhibit L to the Credit Agreement and Exhibit Q to the Note Agreements, such Restricted Subsidiary shall become a party hereunder with the same force and effect as if originally named as a party herein. The execution and delivery of any such instrument shall not require the consent of any other party hereunder. The rights and obligations of each party hereunder shall remain in full force and effect notwithstanding the addition of any new Restricted Subsidiary as a party to this Agreement.

     XXIII.Obligations held by Affiliates. For all purposes hereunder, other than rights to receive distributions pursuant to Section 4 hereof, all Obligations held by any Obligor, National Propane SPG, any Subsidiary thereof or any Restricted Affiliate shall be deemed canceled.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed and delivered by their respective representatives thereunto duly authorized as of the date first above written.

                              NATIONAL PROPANE, L.P.,
                              a Delaware limited partnership

                              By:  NATIONAL PROPANE CORPORATION,
                                   its general partner


                                   By___________________________
                                      Name:
                                      Title:


                              By:  NATIONAL PROPANE SGP, INC.,
                                   its general partner


                                   By___________________________
                                      Name:
                                      Title:


                              NATIONAL PROPANE PARTNERS, L.P.

                              By:  NATIONAL PROPANE CORPORATION,
                                   its general partner


                                   By___________________________
                                      Name:
                                      Title:

                              By:  NATIONAL PROPANE SGP, INC.,
                                   its general partner


                                   By___________________________
                                      Name:
                                      Title:

                              NATIONAL PROPANE CORPORATION


                              By___________________________
                                Name:
                                Title:

                              THE FIRST NATIONAL BANK OF BOSTON,
                                as Administrative Agent


                              By___________________________
                                Name:
                                Title:


                              NOTE HOLDERS


                              THE NORTHWESTERN MUTUAL LIFE
                                INSURANCE COMPANY


                              By___________________________
                                Name:
                                Title:


                              TEACHERS INSURANCE AND ANNUITY
                                ASSOCIATION OF AMERICA


                              By___________________________
                                Name:
                                Title:

                              CONNECTICUT GENERAL LIFE
                                INSURANCE COMPANY

                              By:  CIGNA INVESTMENTS, INC.


                              By___________________________
                                Name:
                                Title:


                              CONNECTICUT GENERAL LIFE INSURANCE
                               COMPANY, on behalf of its Separate Account


                              By:  CIGNA INVESTMENTS, INC.


                              By___________________________
                                Name:
                                Title:


                              LIFE INSURANCE COMPANY OF NORTH
                                AMERICA

                              By:  CIGNA INVESTMENTS, INC.


                              By___________________________
                                Name:
                                Title:

                              SECURITY LIFE OF DENVER INSURANCE
                                COMPANY

                              By:   ING Investment Management, Inc.


                              By___________________________
                                Its: Senior Vice President
                                     and Managing Director


                              MIDWESTERN UNITED LIFE INSURANCE
                                COMPANY

                              By:   ING Investment Management, Inc.


                              By___________________________
                                Its: Senior Vice President
                                     and Managing Director


                              PEERLESS INSURANCE COMPANY

                              By:   ING Investment Management, Inc.


                              By___________________________
                                Its: Senior Vice President
                                     and Managing Director

                              JEFFERSON-PILOT LIFE INSURANCE
                               COMPANY


                              By___________________________
                                Name:
                                Title:


                              GENERAL AMERICAN LIFE INSURANCE
                               COMPANY


                              By___________________________
                                Name:
                                Title:


                              KEYPORT LIFE INSURANCE COMPANY

                              By Stein Roe & Farnham Incorporated, as agent


                              By___________________________
                                Name:
                                Title: Senior Vice President

                              PACIFIC MUTUAL LIFE INSURANCE
                                COMPANY


                              By___________________________
                                 Name:
                                 Title:


                              By___________________________
                                 Name:
                                 Title:


                              PRINCIPAL MUTUAL LIFE
                                INSURANCE COMPANY


                              By___________________________
                                Name:
                                Title:


                              By___________________________
                                Name:
                                Title:

                              TMG LIFE INSURANCE COMPANY
                                by The Mutual Group (U.S.),
                                Inc., its agent


                              By___________________________
                                Name: Robert R. Lapointe
                                Title: Vice President


                              By___________________________
                                Name: Michael J. Carew
                                Title: Assistant Vice President


                              NORTHERN LIFE INSURANCE COMPANY


                              By___________________________
                                Name:
                                Title:


                              NORTHWESTERN NATIONAL LIFE
                                INSURANCE COMPANY


                              By___________________________
                                Name:
                                Title:

                              BANK LENDERS

                              BANK OF AMERICA NT & SA


                              By___________________________
                                Name:
                                Title:

                              THE FIRST NATIONAL BANK OF BOSTON


                              By___________________________
                                Name:
                                Title:


                              THE BANK OF NEW YORK, as Trustee


                              By___________________________
                                Name:
                                Title:

                                   Schedule I

                                  Note Holders


The Northwestern Mutual Life Insurance Company

Teachers Insurance and Annuity Association of America

Connecticut General Life Insurance Company

Connecticut General Life Insurance Company, on behalf of its Separate Account 66

Life Insurance Company of North America

Security Life of Denver Insurance Company

Midwestern United Life Insurance Company

Peerless Insurance Company

Jefferson-Pilot Life Insurance Company

General American Life Insurance Company

Keyport Life Insurance Company

Pacific Mutual Life Insurance Company

Principal Mutual Life Insurance Company

TMG Life Insurance Company

Northern Life Insurance Company

Northwestern National Life Insurance Company

                                   Schedule II

                                  Bank Lenders


The First National Bank of Boston

Bank of America National Trust And Savings Association

                              Investment Guidelines

     (1) marketable obligations issued or unconditionally guaranteed by the United States of America, or issued by any agency thereof and backed by the full faith and credit of the United States of America in each case maturing within one year from the date of acquisition thereof,

     (2) marketable direct obligations issued by any state of the United States of America or any political subdivision of any such state or any public instrumentality thereof maturing within one year from the date of acquisition thereof and having as at any date of determination the highest rating obtainable from either Standard & Poor's Ratings Group or Moody's Investors Service, Inc.,

     (3) commercial paper maturing no more than 270 days from the date of creation thereof and having as at any date of determination one of the two highest ratings obtainable from either Standard & Poor's Ratings Group or Moody's Investors Service, Inc.,

     (4) certificates of deposit maturing one year or less from the date of acquisition thereof issued by commercial banks incorporated under the laws of the United States of America or any state thereof or the District of Columbia or Canada, (A) the commercial paper or other short-term unsecured debt obligations of which are rated either A-2 or better (or comparably if the rating system is changed) by Standard & Poor's Ratings Group or Prime-2 or better (or comparably if the rating system is changed) by Moody's Investors Service, Inc. or (B) the long-term debt obligations of which are rated either AA- or better (or comparably if the rating system is changed) by Standard & Poor's Ratings Group or Aa3 or better (or comparably if the rating system is changed) by Moody's Investors Service, Inc. ("Permitted Banks"),

     (5) bankers' acceptances eligible for rediscount under requirements of The Board of Governors of the Federal Reserve System and accepted by Permitted Banks, and

     (6) obligations of the type described in clause (1), (2), (3) or (4) above purchased from a securities dealer designated as a "primary dealer" by the Federal Reserve Bank of New York or from a Permitted Bank as counterparty to a written repurchase agreement obligating such counterparty to repurchase such obligations not later than 14 days after the purchase thereof and which provides that the obligations which are the subject thereof are held for the benefit of the Company or a Restricted Subsidiary by a custodian which is a Permitted Bank.